As filed with the Securities and Exchange Commission on March 22, 2021
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THERAPEUTICS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-0800493 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
200 Berkeley Street, 18th Floor
Boston, MA 02116
(617) 778-2500

Matthew Hammond
200 Berkeley Street, 18th Floor
Boston, MA 02116
(617) 778-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Jocelyn M. Arel, Esq. Laurie A. Burlingame, Esq. Daniel J. Espinoza, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Tel: (617) 570-1000	Jay H. Knight, Esq. Susan V. Sidwell, Esq. Bass Berry & Sims, PLC 150 Third Avenue South Suite 2800 Nashville, Tennessee 37201 Tel: (615) 742-6200
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
New POINT Common Stock(1)	60,240,279	$655,414,235.52	$71,505.70
Total	60,240,279	$655,414,235.52	$71,505.70

(1)
Based on the maximum number of shares of Common Stock, $0.0001 par value per share, of New POINT (as defined below) issuable upon a business combination (the “Business Combination”) involving Therapeutics Acquisition Corp. (“RACA”) and POINT Biopharma Inc. (“POINT”). This number is based on 60,240,279, the maximum number of shares of New POINT Common Stock that are expected to be issued pursuant to the Business Combination to the equityholders of POINT, which includes 1,740,279, the maximum aggregate number of shares of New POINT Common Stock that may become issuable under options that are to be assumed by RACA upon consummation of the Business Combination. “New POINT” refers to RACA after giving effect to the consummation of the Business Combination.

(2)
Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock of RACA on the Nasdaq Capital Market on March 19, 2021 ($10.88 per share of Class A Common Stock). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(4)
Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in this preliminary proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED MARCH 22, 2021
PROXY STATEMENT FOR
SPECIAL MEETING OF THERAPEUTICS ACQUISITION CORP.
PROSPECTUS FOR
60,240,279 SHARES OF COMMON STOCK OF
THERAPEUTICS ACQUISITION CORP.

The board of directors of Therapeutics Acquisition Corp., a Delaware corporation, d/b/a Research Alliance Corp. I (“RACA”), has unanimously approved the transactions (collectively, the “Business Combination”) contemplated by that certain Business Combination Agreement, dated March 15, 2021 (as the same may be amended, supplemented or otherwise modified from time to time, the (“Business Combination Agreement”), by and among RACA, Bodhi Merger Sub, Inc., a Delaware corporation, and wholly-owned subsidiary of RACA (“Bodhi Merger Sub”), and Point Biopharma Inc., a Delaware corporation (“POINT”), a copy of which is attached to this proxy statement/prospectus as Annex A. As described in this proxy statement/prospectus, RACA’s stockholders are being asked to consider a vote upon the Business Combination, among other items. As used in this proxy statement/prospectus, “New POINT” refers to RACA after giving effect to the consummation of the Business Combination.
On the date of closing of the Business Combination, Bodhi Merger Sub will merge with and into POINT, with POINT as the surviving company in the Business Combination and, after giving effect to the Business Combination, POINT will be a wholly-owned subsidiary of RACA (the time that the Business Combination becomes effective being referred to as the “Effective Time”).
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time, (i) each share and vested equity award of POINT outstanding as of immediately prior to the Effective Time will be exchanged for shares of New POINT Common Stock or comparable vested equity awards that are exercisable for shares of New POINT Common Stock, based on an implied POINT vested equity value of $585,000,000 and (ii) all unvested equity awards of POINT will be exchanged for comparable unvested equity awards that are exercisable for shares of New POINT Common Stock determined based on the same exchange ratio at which the vested equity awards are exchanged for shares of New POINT Common Stock. The market value of the shares to be issued could vary significantly from the market value of the shares as of the date of this proxy statement/prospectus.
It is anticipated that, upon completion of the Business Combination, (i) the POINT stockholders, will own, collectively, approximately      % of the outstanding New POINT Common Stock, (ii) the stockholders participating in the concurrent private placement in public equity (the “PIPE”), will own, collectively,     % of the outstanding New POINT Common Stock and (iii) RACA’s initial stockholders will own approximately     % of the outstanding New POINT Common Stock, in each case, assuming that none of RACA’s outstanding public shares are redeemed in connection with the Business Combination, or approximately     %,     %, and     % respectively, assuming that all of RACA’s outstanding shares of Class A Common Stock are redeemed in connection with the Business Combination.
This proxy statement/prospectus covers up to 60,240,279 shares of New POINT Common Stock (including shares issuable upon exercise of the vested equity awards in connection with the Business Combination). The number of shares of New POINT Common Stock that this prospectus covers represents the maximum number of shares that may be issued to holders of shares and vested equity awards of POINT in connection with the Business Combination (as more fully described in this proxy statement/prospectus).
RACA’s Class A Common Stock is currently listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “RACA”. RACA will apply for listing, to be effective at the time of the Business Combination, of New POINT Common Stock on Nasdaq under the proposed symbol “PNT”. It is a condition of the consummation of the Business Combination that RACA receive confirmation from Nasdaq that New POINT has been conditionally approved for listing on Nasdaq, but there can be no assurance such listing condition will be met or that RACA will obtain such confirmation from Nasdaq. If such listing condition is not met or if such confirmation is not obtained, the Business Combination will not be consummated unless the Nasdaq condition set forth in the Business Combination Agreement is waived by the applicable parties.

The accompanying proxy statement/prospectus provides stockholders of RACA with detailed information about the Business Combination and other matters to be considered at the special meeting of RACA. We encourage you to read the entire accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in its entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 28 of the accompanying proxy statement/prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
The accompanying proxy statement/prospectus is dated                 , 2021, and
is first being mailed to RACA’s stockholders on or about                 , 2021.

THERAPEUTICS ACQUISITION CORP.
200 Berkeley Street, 18th Floor
Boston, MA 02116
Dear Therapeutics Acquisition Corp. stockholders:
You are cordially invited to attend the Special Meeting of stockholders (the “Special Meeting”) of Therapeutics Acquisitions Corp., d/b/a Research Alliance Corp. I, a Delaware corporation (“RACA”), being held virtually, or at such other time, on such other date and at such other place to which the meeting may be adjourned.
At the Special Meeting, RACA stockholders will be asked to consider and vote upon a proposal, which is referred to herein as the “Business Combination Proposal” to approve and adopt the Business Combination Agreement (and the transactions contemplated thereby), dated as of March 15, 2021, (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among RACA, Bodhi Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly-owned subsidiary of RACA, and POINT Biopharma Inc., a Delaware corporation (“POINT”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A.
On the date of the closing of the Business Combination (the “Closing Date”), Merger Sub will merge with and into POINT (the “Business Combination”), with POINT as the surviving company in the Business Combination and, after giving effect to such Business Combination, POINT shall be a wholly-owned subsidiary of RACA. In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time:
(i)
each share and vested equity award of POINT outstanding as of immediately prior to the Effective Time will be exchanged for shares of New POINT Common Stock or comparable vested equity awards that are exercisable for shares of New POINT Common Stock, based on an implied POINT vested equity value of $585,000,000;

(ii)
all unvested equity awards of POINT will be exchanged for comparable unvested equity awards that are exercisable for shares of New POINT Common Stock, determined based on the same exchange ratio at which the vested equity awards are exchanged for shares of New POINT Common Stock; and

(iii)
each share of Class A Common Stock and each share of Class B Common Stock that is issued and outstanding immediately prior to the Effective Time shall become one share of New POINT Common Stock.

In connection with the foregoing and concurrently with the execution of the Business Combination Agreement, RACA has entered into Subscription Agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and RACA has agreed to issue and sell to the PIPE Investors, an aggregate of 16,500,000 shares of Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $165,000,000 (the “PIPE Investment”). The shares of Class A Common Stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. RACA has granted the PIPE Investors certain registration rights in connection with the PIPE Investment. The PIPE Investment is contingent upon, among other things, the substantially concurrent closing of the Business Combination.
RACA stockholders are being asked to vote on the following matters (the “Proposals”):
1.
to (a) adopt and approve the Business Combination Agreement, pursuant to which Merger Sub will merge with and into POINT, with POINT surviving the merger as a wholly-owned subsidiary of RACA and (b) approve the Business Combination. In connection with the Business Combination, RACA will be renamed “POINT Biopharma Global Inc.,” and POINT will retain its name “POINT Biopharma Inc.” Subject to the terms and conditions set forth in the Business Combination Agreement, at the Effective Time:

(i)
each share and vested equity award of POINT outstanding as of immediately prior to the Effective Time will be exchanged for shares of New POINT Common Stock or comparable vested equity awards that are exercisable for shares of New POINT Common Stock, based on an implied POINT vested equity value of $585,000,000;

(ii)
all unvested equity awards of POINT will be exchanged for comparable unvested equity awards that are exercisable for shares of New POINT Common Stock, determined based on the same exchange ratio at which the vested equity awards are exchanged for shares of New POINT Common Stock; and

(iii)
each share of Class A Common Stock and each share of Class B Common Stock that is issued and outstanding immediately prior to the Effective Time shall become one share of New POINT Common Stock.

We refer to this Proposal as the “Business Combination Proposal’’. We refer to RACA following the closing of the Business Combination as New POINT. A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A;
2.
to approve, assuming the Business Combination Proposal is approved and adopted, a proposed amended and restated certificate of incorporation (the “Proposed Charter”), which will amend and restate RACA’s current second amended and restated certificate of incorporation (the “Current Charter”), and which Proposed Charter will be in effect when duly filed with the Secretary of the State of the State of Delaware in connection with the Closing (the “Charter Amendment Proposal”);

3.
to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission as seven separate sub-proposals (the “Advisory Charter Amendment Proposals”):

(a)
Advisory Charter Proposal A — to change the corporate name of New POINT to “POINT Biopharma Global Inc.”;

(b)
Advisory Charter Proposal B — to increase RACA’s capitalization so that it will have 430,000,000 authorized shares of common stock and 20,000,000 authorized shares of preferred stock;

(c)
Advisory Charter Proposal C — to provide that the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote generally in the election of directors;

(d)
Advisory Charter Proposal D — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote on such amendment;

(e)
Advisory Charter Proposal E — to make New POINT’s corporate existence perpetual as opposed to RACA’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering, and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies;

(f)
Advisory Charter Proposal F — to provide that New POINT will not be subject to Section 203 of the DGCL; and

(g)
Advisory Charter Proposal G — to remove the provisions setting the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder actions.

4.
to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635 (each, a “Nasdaq Listing Rule”), (a) the issuance of up to 60,240,279 newly issued shares of New POINT Common Stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus under the heading titled “Business Combination Proposal — Ownership of New POINT” and (b) the PIPE Investment (the “Nasdaq Stock Issuance Proposal”);

5.
to approve, assuming the Business Combination Proposal is approved and adopted, the appointment of nine directors who, upon consummation of the Business Combination, will become directors of New POINT (the “Director Election Proposal”);

6.
to approve, assuming the Business Combination Proposal is approved and adopted, the POINT Biopharma Global Inc. 2021 Equity Incentive Plan, a copy of which is appended to the accompanying proxy statement/prospectus as Annex D, which will become effective the day prior to the Closing (the “Equity Incentive Plan Proposal”); and

7.
to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, or the Equity Incentive Plan Proposal, or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived (the “Adjournment Proposal”).

RACA is providing the accompanying it proxy statement/prospectus and accompanying proxy card to RACA’s stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments of the Special Meeting. Information about the Special Meeting, the Business Combination and other related business to be considered by RACA’s stockholders at the Special Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Special Meeting, all of RACA’s stockholders are urged to read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in its entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 28 of the accompanying proxy statement/prospectus.
After careful consideration, the board of directors of RACA has unanimously approved the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, and unanimously recommends that stockholders vote “FOR” the adoption of the Business Combination Agreement and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other Proposals presented to RACA’s stockholders in the accompanying proxy statement/prospectus. When you consider the recommendation of these Proposals by the board of directors of RACA, you should keep in mind that RACA’s directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Business Combination Proposal — Interests of RACA’s Directors and Executive Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.
Pursuant to RACA’s current bylaws, a majority of the shares entitled to vote, represented at the Special Meeting or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Special Meeting.
The approval of the Business Combination Proposal, the Advisory Charter Amendment Proposals, the Nasdaq Stock Issuance Proposal, the Equity Incentive Plan Proposal, and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of RACA Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class.
The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of RACA Common Stock, voting together as a single class.
The approval of the Director Election Proposal requires a plurality vote of the RACA Common Stock present (which would include presence at a virtual meeting) or represented by proxy and entitled to vote at the Special Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of an abstention, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.
If the Business Combination Proposal is not approved, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Amendment Proposals, the Director Election

Proposal, and the Equity Incentive Plan Proposal will not be presented to the RACA stockholders for a vote. The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Equity Incentive Plan Proposal are preconditions to the Closing.
Your vote is very important.   Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO RACA’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.
On behalf of RACA’s board of directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.
Sincerely,
Peter Kolchinsky, Ph.D.
Chairman of the Board of Directors
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
The accompanying proxy statement/prospectus is dated                 , 2021 and is first being mailed to stockholders on or about                 , 2021.

THERAPEUTICS ACQUISITION CORP.
200 Berkeley Street, 18th Floor
Boston, MA 02116
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON           , 2021
TO THE STOCKHOLDERS OF THERAPEUTICS ACQUISITION CORP.: NOTICE IS HEREBY GIVEN that the Special Meeting will be held on      , 2021, at      Eastern time, via live webcast at the following address                  . You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. RACA recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts. Please note that you will not be able to attend the Special Meeting in person. You are cordially invited to attend the Special Meeting for the following purposes:
RACA stockholders are being asked to vote on the Proposals.
1.   to (a) adopt and approve the Business Combination Agreement, dated as of March 15, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), among RACA, Bodhi Merger Sub Inc., and POINT, pursuant to which Merger Sub will merge with and into POINT Biopharma Inc., a Delaware corporation (‘‘POINT’’), with POINT surviving the merger as a wholly-owned subsidiary of RACA (the ‘‘Business Combination’’) and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement. In connection with the Business Combination, RACA will be renamed “POINT Biopharma Global Inc.,” and POINT will retain its name “POINT Biopharma Inc.” Subject to the terms and conditions set forth in the Business Combination Agreement, at the Effective Time of the Business Combination:
(i)   each share and vested equity award of POINT outstanding as of immediately prior to the Effective Time will be exchanged for shares of New POINT Common Stock or comparable vested equity awards that are exercisable for shares of New POINT Common Stock, based on an implied POINT vested equity value of $585,000,000;
(ii)   all unvested equity awards of POINT will be exchanged for comparable unvested equity awards that are exercisable for shares of New POINT Common Stock, determined based on the same exchange ratio at which the vested equity awards are exchanged for shares of New POINT Common Stock; and
(iii)   each share of Class A Common Stock and each share of Class B Common Stock that is issued and outstanding immediately prior to the Effective Time shall become one share of New POINT Common Stock.
We refer to this Proposal as the Business Combination Proposal. We refer to RACA following the closing of the Business Combination as the New POINT. A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A;
2.   to approve, assuming the Business Combination Proposal is approved and adopted, the Proposed Charter, which will amend and restate RACA’s Current Charter, and which Proposed Charter will be in effect when duly filed with the Secretary of the State of Delaware in connection with the closing of the Business Combination;
3.   to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission as seven separate sub-proposals:
(a)   Advisory Charter Proposal A — to change the corporate name of New POINT to “POINT Biopharma Global Inc.”;
(b)   Advisory Charter Proposal B — to increase RACA’s capitalization so that it will have 430,000,000 authorized shares of common stock and 20,000,000 authorized shares of preferred stock;

(c)   Advisory Charter Proposal C — to provide that the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote generally in the election of directors;
(d)   Advisory Charter Proposal D — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote on such amendment;
(e)   Advisory Charter Proposal E — to make New POINT’s corporate existence perpetual as opposed to RACA’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering, and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies;
(f)   Advisory Charter Proposal F — to provide that New POINT will not be subject to Section 203 of the DGCL; and
(g)   Advisory Charter Proposal G — to remove the provisions setting the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder actions.
4.   to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635 (each, a “Nasdaq Listing Rule”), (a) the issuance of up to 60,240,279 newly issued shares of New POINT Common Stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus under the heading titled “Business Combination Proposal — Ownership of New POINT” and (b) the issuance and sale of 16,500,000 newly issued shares of Class A Common Stock in connection with a private placement concurrent with the Business Combination (the “PIPE Investment”) (the “Nasdaq Stock Issuance Proposal”);
5.   to approve, assuming the Business Combination Proposal is approved and adopted, the appointment of nine directors who, upon consummation of the Business Combination, will become directors of New POINT (the “Director Election Proposal”);
6.   to approve, assuming the Business Combination Proposal is approved and adopted, the POINT Biopharma Global Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”), a copy of which is appended to the accompanying proxy statement/prospectus as Annex D, which will become effective the day prior to the Closing (the “Equity Incentive Plan Proposal”); and
7.   to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, or the Equity Incentive Plan Proposal, or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived (the “Adjournment Proposal”).
Only holders of record of RACA Common Stock at the close of business on           , 2021 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of RACA stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the principal executive offices of RACA for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.
Pursuant to the Current Charter, RACA is providing its Public Stockholders with the opportunity to redeem, upon the Closing, the shares of Class A Common Stock issued in the Initial Public Offering (and such shares, the “Public Shares”) then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account that holds the proceeds (including interest but less franchise and income taxes payable) of the Initial Public Offering. For illustrative purposes, based on funds in the Trust Account of approximately $     on the Record Date, the estimated per share redemption price would have been approximately $      . Public Stockholders may elect to redeem Public Shares even if they vote for the Business Combination Proposal. A Public Stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to 20% or more of the shares of Class A Common Stock issued in the Initial Public Offering. RACA’s Sponsor and RACA’s other initial stockholders have agreed to waive their redemption rights with respect to any shares of RACA Common Stock they may hold in connection with the Closing, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. The Sponsor and RACA’s other initial stockholders have agreed to vote any shares of RACA Common Stock owned by them in favor of the Business Combination Proposal, which represent approximately     % of the voting power of RACA as of the Record Date.
Pursuant to RACA’s current bylaws, a majority of the shares entitled to vote, represented at the Special Meeting or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Special Meeting.
The approval of the Business Combination Proposal, of the Advisory Charter Amendment Proposals, the Nasdaq Stock Issuance Proposal, the Equity Incentive Plan Proposal, and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of RACA Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class.
The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of RACA Common Stock, voting together as a single class.
The approval of the Director Election Proposal requires a plurality vote of the RACA Common Stock present (which would include presence at a virtual meeting) or represented by proxy and entitled to vote at the Special Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of an abstention, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.
If the Business Combination Proposal is not approved, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Amendment Proposals, the Director Election Proposal, and the Equity Incentive Plan Proposal will not be presented to the RACA stockholders for a vote. The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Director Election Proposal and the Equity Incentive Plan Proposal are preconditions to the Closing.
As of the Record Date, there was approximately $     in the Trust Account. Each redemption of Public Shares by the Public Stockholders will decrease the amount in the Trust Account. RACA will not redeem Public Shares in an amount that would cause it to have net tangible assets of less than $5,000,001.
Your attention is directed to the proxy statement/prospectus accompanying this notice (including the Annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call us at (617) 778-2500.
           , 2021
By Order of the Board of Directors

Peter Kolchinsky
Chief Executive Officer and Chairman of the Board of Directors

i

ADDITIONAL INFORMATION
This document, which forms part of a Registration Statement on Form S-4 filed with the SEC by RACA (File No. 333-      ) (the “Registration Statement”), constitutes a prospectus of RACA under Section 5 of the Securities Act, with respect to the shares of New POINT Common Stock to be issued to POINT Equityholders if the Business Combination described below is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act with respect to the Special Meeting, at which RACA stockholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters.
You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to RACA stockholders nor the issuance of New POINT Common Stock in connection with the Business Combination will create any implication to the contrary.
Information contained in this proxy statement/prospectus regarding RACA has been provided by RACA and information contained in this proxy statement/prospectus regarding POINT has been provided by POINT.
This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
RACA files reports, proxy statements/prospectuses and other information with the SEC as required by the Exchange Act. You can read RACA’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact us by telephone or in writing:
THERAPEUTICS ACQUISITION CORP.
200 Berkeley Street, 18th Floor
Boston, MA 02116
Attn: Chief Financial Officer
Tel: (617) 778-2500
You may also obtain these documents by requesting them in writing or by telephone from our proxy solicitor at:
Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: RACA.info@investor.morrowsodali.com
If you are a stockholder of RACA and would like to request documents, please do so by           , 2021 to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

ii

MARKET AND INDUSTRY DATA
Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and RACA’s and POINT’s own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this proxy statement/prospectus, we have not independently verified the market and industry data contained in this proxy statement/prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source.
TRADEMARKS
This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

iii

SELECTED DEFINITIONS
Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:
“2020 EIP” means the POINT Biopharma Inc. 2020 Equity Incentive Plan.
“Board” means the RACA’s board of directors, unless the context otherwise requires.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of March 15, 2021, by and among RACA, Merger Sub and POINT, as amended from time to time.
“Class A Common Stock” means the Class A common stock of RACA.
“Class B Common Stock” means the Class B common stock of RACA, which is convertible into shares of Class A common stock on a one-for-one basis.
“Closing” means the closing of the Business Combination.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Concurrent Private Placement” means the private placement of Class A Common Stock of RACA, which was consummated simultaneously with the Initial Public Offering.
“Continental” means Continental Stock Transfer & Trust Company, transfer agent for RACA.
“Current Bylaws” means RACA’s Bylaws, as the same may be amended or restated from time to time.
“Current Charter” means RACA’s second amended and restated certificate of incorporation, as the same may be amended or restated from time to time
“DGCL” means the Delaware General Corporation Law, as amended.
“Dollars” or “$” means U.S. dollars, except where otherwise noted.
“Effective Time” means the effective time of the Business Combination.
“Equity Incentive Plan” means the POINT Biopharma Global Inc. 2021 Equity Incentive Plan, approved by the Board of RACA, effective as of the date immediately preceding, and contingent on the consummation of, the Business Combination.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Founder Shares” mean the shares of Class B Common Stock initially purchased by the Sponsor in the Concurrent Private Placement, and the shares of Class A Common Stock issuable upon conversion thereof.
“Governing Documents” mean the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Initial Public Offering” means the initial public offering of RACA, which closed on July 10, 2020.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.
“Merger Sub” means Bodhi Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of RACA.

“Nasdaq Stock Market” means The Nasdaq Capital Market.
“New POINT” refers to RACA following the consummation of the Business Combination.
“New POINT Common Stock” means the common stock, par value $0.0001 per share, of New POINT.
“New POINT Preferred Stock” means the preferred stock, par value $0.0001 per share, of New POINT.
“PIPE Investment” means the private placement of an aggregate of 16,500,000  shares of Class A Common Stock to the PIPE Investors pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, for a purchase price of $10.00 per share, resulting in an aggregate amount of $165 million to RACA, pursuant to Subscription Agreements with the PIPE Investors.
“PIPE Investors” means those investors participating in the PIPE Investment.
“POINT” means POINT Biopharma Inc., a Delaware corporation.
“POINT Board’’ means the board of directors of POINT.
“POINT Common Stock” or “POINT Stock” means the common stock, par value $0.0001 per share, of POINT.
“POINT Equityholders” means the holders of POINT Common Stock or POINT options.
“POINT options” means options to purchase POINT Common Stock, whether vested or unvested.
“Proposals” means the proposals to be voted on by RACA’s stockholders at the Special Meeting.
“Public Stockholders” means holders of Class A Common Stock issued in the Initial Public Offering.
“RACA” means Therapeutics Acquisition Corp., d/b/a Research Alliance Corp. I, a Delaware corporation.
“RACA Common Stock” means the Class A Common Stock and Class B Common Stock of RACA.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“Securities Act” means the Securities Act of 1933, as amended.
“Special Meeting” means the special meeting of stockholders of RACA, scheduled to be held on           , 2021.
“Sponsor” means Therapeutics Acquisition Holdings LLC, a Delaware limited liability company.
“Trust Account” means the trust account maintained by Continental, acting as trustee, established for the benefit of holders of Class A Common Stock in connection with the Initial Public Offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement/prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Business Combination. The information included in this proxy statement/prospectus in relation to POINT has been provided by POINT and its management, and forward-looking statements include statements relating to its and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:
•
our ability to complete the Business Combination with POINT or, if we do not consummate such Business Combination, any other initial business combination;

•
satisfaction or waiver of the conditions to the Business Combination including, among others: (i) the approval by our stockholders of the Proposals necessary to consummate the Business Combination being obtained; (ii) the applicable waiting period under the HSR Act relating to the Business Combination Agreement having expired or been terminated; and (iii) RACA having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) after giving effect to the transactions contemplated by the Business Combination Agreement and the PIPE Investment;

•
the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against RACA and POINT following the announcement of the Business Combination Agreement and the transactions contemplated therein, that could give rise to the termination of the Business Combination Agreement;

•
the projected financial information, growth rate and market opportunity of New POINT;

•
the ability to obtain and/or maintain the listing of New POINT Common Stock on the Nasdaq Stock Market, and the potential liquidity and trading of such securities;

•
the risk that the proposed Business Combination disrupts current plans and operations of POINT as a result of the announcement and consummation of the proposed Business Combination;

•
the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of New POINT to grow and manage growth profitably and retain its key employees;

•
costs related to the proposed Business Combination;

•
changes in applicable laws or regulations;

•
our ability to raise financing in the future, if and when needed;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the Business Combination;

•
the success, cost and timing of POINT’s product development activities and clinical trials, POINT’s plans for clinical development of its other product candidates, the initiation and completion of any other clinical trials and related preparatory work, and the expected timing of the availability of results of the clinical trials;

•
POINT’s ability to recruit and enroll suitable patients in its clinical trials;

•
the potential attributes and benefits of POINT’s product candidates;

•
POINT’s ability to obtain and maintain regulatory approval for POINT’s product candidates, and any related restrictions, limitations or warnings in the label of an approved product candidate;

•
POINT’s ability to obtain funding for its operations, including funding necessary to complete further development, approval and, if approved, commercialization of POINT’s product candidates;

•
the period over which POINT anticipates its existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements;

•
the potential for POINT’s business development efforts to maximize the potential value of its portfolio;

•
POINT’s ability to identify, in-license or acquire additional product candidates;

•
POINT’s ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that POINT is pursuing for POINT’s product candidates;

•
POINT’s expectations regarding its ability to obtain and maintain intellectual property protection for POINT’s product candidates and the duration of such protection;

•
POINT’s ability to contract with and rely on third parties to assist in conducting its clinical trials and manufacture POINT’s product candidates;

•
the size and growth potential of the markets for POINT’s product candidates, and its ability to serve those markets, either alone or in partnership with others;

•
the rate and degree of market acceptance of POINT’s product candidates, if approved;

•
the pricing and reimbursement of POINT’s product candidates, if approved;

•
regulatory developments in the United States and foreign countries;

•
the impact of laws and regulations;

•
POINT’s ability to attract and retain key scientific, medical, commercial or management personnel;

•
POINT’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•
POINT’s financial performance;

•
the effect of COVID-19 on the foregoing, including our ability to consummate the Business Combination due to the uncertainty resulting from the recent COVID-19 pandemic; and

•
other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this proxy statement/prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us and/or POINT. There can be no assurance that future developments affecting us and/or POINT will be those that we and/or the POINT have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control or the control of POINT) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Neither we nor POINT undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Before any stockholder grants its proxy or instructs how its vote should be cast or vote on the proposals to be put to the Special Meeting, such stockholder should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect us.

QUESTIONS AND ANSWERS FOR STOCKHOLDERS OF RACA
The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to RACA’s stockholders. We urge stockholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in its entirety to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on           , 2021 at                 .
Q.
Why am I receiving this proxy statement/prospectus?

A.
RACA stockholders are being asked to consider and vote upon a Proposal to approve and adopt the Business Combination Agreement, and other Proposals described in this proxy statement/prospectus. RACA has entered into the Business Combination Agreement as a result of which Merger Sub, a wholly-owned subsidiary of RACA, shall merge with and into POINT with POINT surviving such merger, and as a result of which POINT will become a wholly-owned subsidiary of RACA. We refer to this merger as the “Business Combination.” RACA urges its stockholders to read the Business Combination Agreement in its entirety, which is attached to this proxy statement/prospectus as Annex A.

YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND ITS ANNEXES AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE MEETING.
Q:
Why is RACA proposing the Business Combination?

A:
RACA was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses.

Based on its due diligence investigations of POINT and the industries in which it operates, including the financial and other information provided by POINT in the course of RACA’s due diligence investigations, the Board believes that the Business Combination with POINT is in the best interests of RACA and its stockholders.
See “Business Combination Proposal — the Board’s Reasons for the Business Combination” for a discussion of the factors considered by the Board in making its decision.
Q:
What matters will be considered at the Special Meeting?

A:
The following is a list of the Proposals upon which RACA stockholders will be asked to vote at the Special Meeting:

1.
The Business Combination Proposal — to adopt and approve the Business Combination Agreement and approve the Business Combination.

2.
The Charter Amendment Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the Proposed Charter, which will amend and restate the Current Charter, and which Proposed Charter will be in effect when duly filed with the Secretary of State of the State of Delaware in connection with the Closing.

3.
The Advisory Charter Amendment Proposals — to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as seven separate sub-proposals:

(a)
Advisory Charter Proposal A — to change the corporate name of New POINT to “POINT Biopharma Global Inc.”;

(b)
Advisory Charter Proposal B — to increase RACA’s capitalization so that it will have 430,000,000 authorized shares of common stock and 20,000,000 authorized shares of preferred stock;

(c)
Advisory Charter Proposal C — to provide that the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote generally in the election of directors;

(d)
Advisory Charter Proposal D — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote on such amendment;

(e)
Advisory Charter Proposal E — to make New POINT’s corporate existence perpetual as opposed to RACA’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering, and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies;

(f)
Advisory Charter Proposal F — to provide that New POINT will not be subject to Section 203 of the DGCL; and

(g)
Advisory Charter Proposal G — to remove the provisions setting the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder actions.

4.
The Nasdaq Stock Issuance Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635 , (a) the issuance of up to 60,240,279 newly issued shares of New POINT Common Stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus under the heading titled “Business Combination Proposal — Ownership of New POINT” and (b) the issuance and sale of 16,500,000 newly issued shares of Class A Common Stock in connection with the PIPE Investment.

5.
The Director Election Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the appointment of nine directors who, upon consummation of the Business Combination, will become directors of New POINT.

6.
The Equity Incentive Plan Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the Equity Incentive Plan, a copy of which is appended to this proxy statement/prospectus as Annex D, which will become effective as of the date immediately preceding the date of the Closing.

7.
The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, or the Equity Incentive Plan Proposal, or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived.

Q:
When and where will the Special Meeting take place?

A:
The RACA Special Meeting will be held on      , 2021, via live webcast, at the following address:                  , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals.

Q:
Is my vote important?

A:
Yes. The Business Combination cannot be completed unless the Business Combination Agreement is adopted by the RACA stockholders holding a majority of the votes cast on such proposal and the other condition precedent Proposals to the Business Combination achieve the necessary vote outlined below. Only RACA stockholders as of the close of business on the Record Date are entitled to vote at the Special Meeting. The Board unanimously recommends that such RACA stockholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Charter Amendment Proposal, “FOR” the approval, on an advisory basis, of each of the Advisory Charter Amendment Proposals, “FOR” the approval of the Nasdaq Stock Issuance Proposal, “FOR” the approval of the Director Election Proposal, “FOR” the approval of the Equity Incentive Plan Proposal, and “FOR” the approval of the Adjournment Proposal, if presented.
Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. RACA believes the Proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your bank, broker or other nominee to vote your shares in accordance with directions you provide.

Q:
What vote is required to approve the Proposals presented at the Special Meeting?

A:
The approval of the Business Combination Proposal, the Advisory Charter Amendment Proposals, the Nasdaq Stock Issuance Proposal, the Equity Incentive Plan Proposal, and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of RACA Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class.

The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of RACA Common Stock, voting together as a single class. Accordingly, a RACA’s stockholder’s failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.
The approval of the Director Election Proposal requires a plurality vote of the RACA Common Stock present (which would include presence at a virtual meeting) or represented by proxy and entitled to vote at the Special Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of an abstention, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.
A RACA stockholder’s failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the Special Meeting will not be counted towards the number of shares of RACA Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Business Combination Proposal, the Advisory Charter Amendment Proposals, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, the Equity Incentive Plan Proposal, or the Adjournment Proposal.
Q:
Are the Proposals conditioned on one another?

A:
Unless the Business Combination Proposal is approved, the Charter Amendment Proposal, the Advisory Charter Amendment Proposals, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, and the Equity Incentive Plan Proposal will not be presented to the stockholders of RACA at the Special Meeting. The approval of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, and the Equity Incentive Plan Proposal are preconditions to the Closing. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then we will not consummate the Business Combination. If RACA does not consummate the Business Combination and fails to complete an initial business combination by July 10, 2022, RACA will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its Public Stockholders.
Q:
What conditions must be satisfied to complete the Business Combination?

A:
There are a number of closing conditions in the Business Combination Agreement, including the approval by the stockholders of RACA of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, and the Equity Incentive Plan Proposal. The Charter Amendment Proposal, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, and the Equity Incentive Plan Proposal (collectively, the “Condition Precedent Proposals”) are subject to and conditioned on the approval of the Business Combination Proposal. The Business Combination Proposal is subject to and conditioned on the approval of the Condition Precedent Proposals. For a summary of the conditions that must be satisfied or waived prior to the Closing of the Business Combination, see the section titled “Business Combination Proposal — The Business Combination Agreement.”

Q:
What will happen in the Business Combination?

A:
At the closing of the Business Combination, Merger Sub will merge with and into POINT, with POINT surviving such merger as the surviving entity. Upon the Closing, POINT will become a wholly-owned subsidiary of RACA. In connection with the Business Combination, the cash held in the Trust Account after giving effect to any redemption of shares by the Public Stockholders and the proceeds from the PIPE Investment will be used to pay (i) RACA stockholders who properly exercise their redemption rights, (ii) the underwriters their deferred underwriting commissions from the Initial Public Offering, (iii) certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by RACA or POINT in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Business Combination Agreement, (iv) unpaid franchise and income taxes of RACA, and (v) for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions.

Q:
What equity stake will current stockholders of RACA and POINT Equityholders hold in New POINT after the Closing?

A:
It is anticipated that, upon completion of the Business Combination and based on ownership as of the Record Date, the Public Stockholders (other than the PIPE Investors) will retain an ownership interest of approximately     % in New POINT, the PIPE Investors will own approximately     % of New POINT (such that Public Stockholders, including PIPE Investment investors, will own approximately     % in New POINT) and the approximately     % in New POINT. The ownership percentage with respect to New POINT following the Business Combination does not take into account (i) the redemption of any shares by the Public Stockholders, or (ii) the issuance of any shares upon the Closing under the Equity Incentive Plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by RACA’s existing stockholders in New POINT will be different.

See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Q.
Did the Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.
The Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. The Board believes that based upon the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to its stockholders. The Board also determined, without seeking a valuation from a financial advisor, that POINT’s fair market value was at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account). Accordingly, investors will be relying on the judgment of the Board as described above in valuing POINT’s business and assuming the risk that the Board may not have properly valued such business. For further information, see the section entitled “Business Combination Proposal—Satisfaction of 80% Test.”
Q:
Why is RACA providing stockholders with the opportunity to vote on the Business Combination?

A:
Under the Current Charter, RACA must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of RACA’s initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, RACA has elected to provide its stockholders with the opportunity to have their Public Shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, RACA is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its Public Stockholders to effectuate redemptions of their Public Shares in connection with the Closing.

Q:
Are there any arrangements to help ensure that New POINT will have sufficient funds, together with the proceeds in its Trust Account, to fund the Business Combination?

A:
Yes. On March 15, 2021, RACA entered into Subscription Agreements with the investors named therein providing for the issuance by RACA of 16,500,000 shares of Class A Common Stock through the PIPE Investment (subject to certain conditions, including that all conditions precedent to the Closing will have been satisfied or waived (other than those conditions that are to be satisfied at the Closing), for gross proceeds to RACA of $165,000,000.

To the extent not utilized to consummate the Business Combination, the proceeds from the Trust Account will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions. RACA will agree that it (or its successor) will file with the SEC a registration statement registering the resale of the shares purchased in the PIPE Investment and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of New POINT.
Q:
How many votes do I have at the Special Meeting?

A:
RACA stockholders are entitled to one vote at the Special Meeting for each share of RACA Common Stock held as of the Record Date. As of the close of business on the Record Date, there were outstanding shares of RACA Common Stock.

Q:
May RACA, the Sponsor or RACA’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:
In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of RACA’s Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of RACA shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:
What constitutes a quorum at the Special Meeting?

A:
Holders of a majority in voting power of RACA Common Stock issued and outstanding and entitled to vote at the Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the Special Meeting. As of the Record Date,                 shares of RACA Common Stock would be required to achieve a quorum.

Q:
How will the Sponsor, directors and officers vote?

A:
The Sponsor and RACA’s other initial stockholders have agreed to vote its Shares (as well as any Public Shares purchased during or after the Initial Public Offering) in favor of the Business Combination. As of the Record Date, the Sponsor owns approximately            % of the issued and outstanding shares of RACA Common Stock, including all of the Founders Shares, and will be able to vote all such shares at the Special Meeting. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if the Sponsor agreed to vote their Founders Shares in accordance with the majority of the votes cast by Public Stockholders.

Q:
What interests do RACA’s current officers and directors have in the Business Combination?

A:
The Sponsor, members of the Board and its executive officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interest. These interests include, among other things:

•
Unless RACA consummates an initial business combination by July 10, 2022, RACA will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay RACA’s taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of RACA’s remaining stockholders and the Board, liquidate and dissolve, subject in each case to RACA’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•
There will be no liquidating distributions from the Trust Account with respect to the Founders Shares if RACA fails to complete a business combination within the required period. Our Sponsor purchased the Founders Shares prior to the Initial Public Offering for an aggregate purchase price of $25,000, and transferred 30,000 Founders Shares to each of Daniel S. Grau, David C. Lubner and Michael P. Gray (collectively, “Messrs. Grau, Gray and Lubner”), each of whom is a director of RACA.

•
Concurrently with the closing of the Initial Public Offering, our Sponsor purchased 471,400 Private Placement Shares, at a price of $10.00 per share in a private placement for an aggregate purchase price of $4.7 million. The Private Placement Shares are identical to the shares of Class A Common Stock sold in the Initial Public Offering. If RACA does not consummate a business combination transaction by July 10, 2022, then the proceeds from the sale of the Private Placement Shares will be part of the liquidating distribution to the Public Stockholders and the shares held by the Sponsor will be worthless.

•
The Sponsor and RACA’s officers and directors will lose their entire investment in RACA if RACA does not complete a business combination by July 10, 2022. Certain of them may continue to serve as officers and/or directors of RACA after the Closing. As such, in the future they may receive any cash fees, stock options or stock awards that the Board determines to pay to its directors and/or officers.

•
The Sponsor, officers and directors collectively (including entities controlled by officers and directors) have made an aggregate average investment per share of $            (including the Founders Shares and Private Placement Shares) as of the consummation of the Initial Public Offering. As a result of the significantly lower investment per share of our Sponsor, officers and directors as compared with the investment per share of our Public Stockholders, a transaction which results in an increase in the value of the investment of our Sponsor, officers and directors may result in a decrease in the value of the investment of our Public Stockholders.

•
RACA’s initial stockholders and officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founders Shares and Private Placement Shares if RACA fails to complete a business combination by July 10, 2022.

•
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to RACA if and to the extent any claims by a vendor for services rendered or products sold to RACA, or a prospective target business with which RACA has entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under RACA’s indemnity of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act.

•
Following the Closing, the Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to RACA and remain outstanding. As of the date of this proxy statement/prospectus, the Sponsor has not made any advances to us for working capital expenses. If RACA does not complete an initial business combination within the required period, RACA may use a portion of its working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans.

•
Following the Closing, RACA will continue to indemnify RACA’s existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

•
Upon the Closing, subject to the terms and conditions of the Business Combination Agreement, the Sponsor, RACA’s officers and directors and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by RACA from time to time, made by the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination.

These interests may influence RACA’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.
Q:
What happens if I sell my shares of RACA Common Stock before the Special Meeting?

A:
The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of RACA Common Stock after the Record Date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon Closing. If you transfer your shares of RACA Common Stock prior to the Record Date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:
What happens if I vote against the Business Combination Proposal?

A:
Pursuant to the Current Charter, if the Business Combination Proposal is not approved and RACA does not otherwise consummate an alternative business combination by July 10, 2022, RACA will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the Public Stockholders.

Q:
Do I have redemption rights?

A:
Pursuant to the Current Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Current Charter. As of Record Date, based on funds in the Trust Account of approximately $           , this would have amounted to approximately $            per share. If a holder exercises its redemption rights, then such holder will be exchanging its Public Shares for cash. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to RACA’s transfer agent prior to the Special Meeting. See the section titled “Special Meeting of RACA — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. You may exercise your redemption rights whether you vote your Public Shares “FOR” or “AGAINST” the Business Combination Proposal or any other proposal described by this proxy statement/prospectus. As a result, the Business Combination Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of the Nasdaq Stock Market.

Q:
How do I exercise my redemption rights?

A:
In order to exercise your redemption rights, you must prior to            , 2021 (two (2) business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that RACA redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com
In the written request to redeem your Public Share for cash to Continental Stock Transfer & Trust Company, please provide a “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Class A Common Stock. Notwithstanding the foregoing, a holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to an aggregate of 20% or more of the shares of Class A Common Stock issued in the Initial Public Offering, which is referred to as the “20% threshold” in this proxy statement/prospectus. Accordingly, all Public Shares in excess of the 20% threshold beneficially owned by a Public Stockholder or group will not be redeemed for cash.
Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is RACA’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, RACA does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with RACA’s consent, until the closing of the Business Combination. If you deliver your shares for redemption to RACA’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that RACA’s transfer agent return the shares (physically or electronically). You may make such request by contacting RACA’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
The U.S. federal income tax consequences of RACA stockholders who exercise their redemption rights to receive cash in exchange for their Public Shares depend on the stockholder’s particular facts and circumstances. Such stockholder generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the Public Shares redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The redemption, however, may be treated as a distribution to a redeeming stockholder for U.S. federal income tax purposes if the redemption does not effect a sufficient reduction (as determined under applicable federal income tax law) in the redeeming stockholder’s percentage ownership in us (whether such ownership is direct or through the application of certain attribution and constructive ownership rules). Any amounts treated as such a distribution will constitute a dividend to the extent not in excess of our current and accumulated earnings and profits as measured for U.S. federal income tax purposes. Any amounts treated as a distribution and that are in excess of our current and accumulated earnings and profits will reduce the redeeming stockholder’s basis in his or her redeemed Public Shares, and any remaining amount will be treated as gain realized on the sale or other disposition of Public Shares. These tax consequences are described in more detail in the section titled “U.S. Federal Income Tax Considerations — Certain Material U.S. Federal Income Tax Considerations of the Redemption.” We urge you to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

Q:
Do I have dissenter rights if I object to the proposed Business Combination?

A:
No. RACA stockholders are not entitled to exercise dissenters’ rights under Delaware law in connection with the Business Combination. Dissenters’ rights are unavailable under Delaware law in connection with the Business Combination to holders of Class A Common Stock because it is currently listed on a national securities exchange and such holders are not required to receive any consideration (other than continuing to hold their shares of Class A Common Stock, which will become an equal number of shares of Common Stock of New POINT after giving effect to the Business Combination). Holders of Class A Common Stock may vote against the Business Combination Proposal or redeem their Public Shares if they are not in favor of the adoption of the Business Combination Agreement or the Business Combination. Dissenters’ rights are unavailable under Delaware law in connection with the Business Combination to holders of Class B Common Stock because they have agreed to vote in favor of the Business Combination.

Q:
What happens to the funds held in the Trust Account upon Closing?

A:
If the Business Combination is consummated, the funds held in the Trust Account will be released to pay:

•
RACA stockholders who properly exercise their redemption rights;

•
the underwriters their deferred underwriting commissions;

•
certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by RACA or POINT in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Business Combination Agreement;

•
unpaid franchise and income taxes of RACA; and

•
for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions.

Q:
What happens if the Business Combination is not consummated?

A:
There are certain circumstances under which the Business Combination Agreement may be terminated. See the section titled “Business Combination Proposal — The Business Combination Agreement — Termination” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Business Combination Agreement or otherwise, RACA is unable to complete the Business Combination or another initial business combination transaction by July 10, 2022, the Current Charter provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to RACA to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of RACA’s remaining stockholders and the Board, dissolve and liquidate, subject in each case to RACA’s obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law.
RACA expects that the amount of any distribution its Public Stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to RACA’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of Founders Shares have waived any right to any liquidating distribution with respect to those shares.
Q:
When is the Business Combination expected to be completed?

A:
The Closing is expected to take place (a) the second business day following the satisfaction or waiver of the conditions described below under the section titled “Business Combination Proposal — The Business Combination Agreement — Conditions to Closing of the Business Combination”; or (b) such other date as agreed to by RACA and POINT in writing, in each case, subject to the satisfaction or waiver of the closing conditions. The Business Combination Agreement may be terminated by either RACA or POINT if the Closing has not occurred by September 15, 2021, subject to certain exceptions.

For a description of the conditions to the completion of the Business Combination, see the section titled “Business Combination Proposal — The Business Combination Agreement — Conditions to Closing of the Business Combination.”
Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
How do I vote?

A.
If you were a holder of record of RACA Common Stock on           , 2021, the Record Date, you may vote with respect to the applicable Proposals online at the Special Meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you choose to participate in the Special Meeting, you can vote your shares electronically during the Special Meeting via live webcast by visiting                  . You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. RACA recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts.

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting online. However, since you are not the stockholder of record, you may not vote your shares online at the Special Meeting unless you first request and obtain a valid legal proxy from your broker or other agent. You must then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental Stock Transfer & Trust Company (“CST”) at proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the Special Meeting. Beneficial owners who wish to attend the special meeting online should contact CST no later than           to obtain this information.
Q:
What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:
At the Special Meeting, RACA will count a properly executed proxy card marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. The failure to vote, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposal. The failure to vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on any of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Advisory Charter Amendment Proposals, the Director Election Proposal, the Equity Incentive Plan Proposal, and the Adjournment Proposal.

Q:
What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by RACA without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q.
How can I attend the Special Meeting?

A:
You may attend the Special Meeting and vote your shares online during the Special Meeting via live webcast by visiting                  . As a registered stockholder, you received a proxy card from CST, which contains instructions on how to attend the Special Meeting online, including the URL address, along with your 12-digit meeting control number. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. If you do not have your 12-digit meeting control number, contact CST at 917-262-2373 or e-mail CST at proxy@continentalstock.com. Please note that you will not be able to physically attend the Special Meeting in person, but may attend the Special Meeting online by following the instructions below.

You can pre-register to attend the Special Meeting online starting,      , 2021. Enter the URL address into your browser, and enter your 12-digit meeting control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. Prior to or at the start of the Special Meeting you will need to re-log in using your 12-digit meeting control number and will also be prompted to enter your 12-digit meeting control number if you vote online during the Special Meeting. RACA recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts.
If your shares are held in “street name,” you may attend the Special Meeting. You will need to contact CST at the number or email address above, to receive a 12-digit meeting control number and gain access to the Special Meeting or otherwise contact your broker, bank, or other nominee as soon as possible, to do so. Please allow up to 72 hours prior to the Special Meeting for processing your 12-digit meeting control number.
If you do not have Internet capabilities, you can listen only to the Special Meeting by dialing       (outside of the U.S. and Canada), when prompted enter the pin #           . This is listen only, you will not be able to vote or enter questions during the Special Meeting.

Q:
If I am not going to attend the Special Meeting, should I return my proxy card instead?

A:
Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

In order to exercise your redemption rights, you must properly demand redemption and deliver your shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. See “— How do I exercise my redemption rights” above.
Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. If you are a stockholder of record of RACA Common Stock as of the close of business on the Record Date, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

•
submit a new proxy card bearing a later date;

•
give written notice of your revocation to RACA’s corporate secretary, which notice must be received by RACA’s corporate secretary prior to the vote at the Special Meeting; or

•
vote electronically at the Special Meeting by visiting                   and entering the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the Special Meeting will not alone serve to revoke your proxy.

If your shares are held in “street name” by your broker, bank or another nominee as of the close of business on the Record Date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
RACA will pay the cost of soliciting proxies for the Special Meeting. RACA has engaged Morrow Sodali, a proxy solicitator to assist in the solicitation of proxies for the Special Meeting. RACA has agreed to pay                 . RACA will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of RACA Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the RACA Common Stock and in obtaining voting instructions from those owners. RACA’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Are there any risks that I should consider as a RACA stockholder in deciding how to vote or whether to exercise my redemption rights?

A:
Yes. You should read and carefully consider the risk factors set forth in the section titled “Risk Factors” in this proxy statement/prospectus.

Q:
Who can help answer my questions?

A:
If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, please call us at 617-778-2500.

You may also contact our proxy solicitor at:
Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: RACA.info@investor.morrowsodali.com
To obtain timely delivery, RACA stockholders must request the materials no later than five (5) business days prior to the Special Meeting.
You may also obtain additional information about RACA from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”
If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to RACA’s transfer agent prior to the Special Meeting in accordance with the procedures detailed under the question “— How do I exercise my redemption rights” If you have questions regarding the certification of your position or delivery of your stock, please contact:
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the Proposals to be submitted for a vote at the Special Meeting, including the Business Combination, you should read this proxy statement/prospectus, including the Annexes and other documents referred to herein, carefully and in its entirety. The Business Combination Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection with the Business Combination. The Business Combination Agreement is also described in detail in this proxy statement/prospectus in the section entitled “Business Combination Proposal — The Business Combination Agreement.”
The Parties to the Business Combination
RACA
Unless otherwise indicated or the context otherwise requires, references in this subsection to “we,” “us,” “our” and other similar terms refer to RACA and its subsidiaries prior to the Business Combination and to New POINT and its consolidated subsidiaries after giving effect to the Business Combination.
We are a blank check company incorporated on April 15, 2020 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, or our initial business combination. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination.
Our Sponsor is an affiliate of RA Capital, a leading life sciences focused investment firm. We believe the experience of our team and broad network of strategic relationships with healthcare companies will allow us to source, identify and execute an attractive transaction for our stockholders.
RA Capital invests across the capital structure and throughout a company’s growth cycle, which provides access to a broad universe of management teams and companies seeking flexible capital solutions. RA Capital was one of the first public-oriented investors participating in pre-initial public offering financing rounds, now commonly referred to as “crossovers.” RA Capital has been one of the most active participants in crossover financings since this model for pre-initial public offering financing became prominent in 2012.
Our principal executive offices are located at 200 Berkeley Street, 18th Floor, Boston, MA 02116.
POINT
Unless otherwise indicated or the context otherwise requires, references in this subsection to “we,” “us,” “our” and other similar terms refer to POINT and its subsidiaries prior to the Business Combination and to New POINT and its consolidated subsidiaries after giving effect to the Business Combination.
We are a late-stage clinical precision oncology company focused on the development and commercialization of next-generation radiopharmaceuticals for the treatment of cancer. Our goal is to make radiopharmaceuticals a treatment option for all cancer patients. We are advancing two Phase 3 assets in prostate and neuroendocrine cancers as well as an early-stage portfolio of next-generation product candidates. Our pipeline of product candidates is well supported by our management team’s extensive experience in the manufacturing and clinical development of radiopharmaceuticals. Core to our strategy is a focus on supply chain and manufacturing to overcome the historical limitations in the development and commercialization of radiopharmaceuticals, and to accelerate the availability and adoption of these treatments. We are focused on advancing our pipeline to help ensure that radiopharmaceuticals become a core pillar of cancer treatment across multiple indications. With recent innovations in the production and purification medical isotopes, radiopharmaceuticals are progressing faster than ever before, and we believe we are well-positioned to be a leader in this rapidly advancing field. For our late-stage programs we are lutetium-177-based radiopharmaceuticals. For our earlier-stage programs, we plan to evaluate the utility of both lutetium-177 and actinium-225, as well as other radioisotopes that may be considered for use in radiopharmaceuticals. We currently hold worldwide or expansive multi-jurisdictional development and commercialization rights to each of our product candidates.
Our late-stage pipeline includes PNT2002 and PNT2003 for the treatment of prostate cancer and neuroendocrine tumors, respectively. PNT2002 is a prostate-specific membrane antigen, or PSMA, targeted radioligand currently in a Phase 3 trial for the treatment of metastatic castration-resistant prostate cancer, or mCRPC, in patients who have progressed following treatment with androgen receptor-axis-targeted, or ARAT, therapy. PNT2002 combines a PSMA-specific ligand, PSMA-I&T, with the beta-emitting radioisotope lutetium-177. We are leveraging positive clinical data from a prospective clinical trial of PSMA-I&T in 56 mCRPC patients. In the trial, PSMA I&T demonstrated a median radiographic progression-free survival of 13.7 months and median overall survival that was not reached at 28 months, along with no clinically significant adverse events during the early monitoring period or at the 28-month follow-up point. We have initiated patient recruitment for our potential registrational Phase 3 trial and expect top-line results from this trial in mid-2023.
PNT2003 is a somatostatin-targeted radioligand in development for the treatment of neuroendocrine tumors. PNT2003 combines a somatostatin-specific radioligand with lutetium-177. Interim data from an ongoing Phase 3 clinical trial in Canada has been positive; progression-free survival rate at twelve months of 89.3% exceeded pre-specified success thresholds of greater than 60%. We plan to review this interim data with the U.S. Food and Drug Administration, or FDA, in the third quarter of 2021 and expect to report full results from this trial by the end of 2021.
We are also advancing two early-stage programs, PNT2001 and PNT2004, as well as a tumor microenvironment targeting technology platform that could be applied across a variety of radioligands. PNT2001, our next-generation PSMA-targeting product candidate, will be evaluated in preclinical studies to assess its potential for the treatment of non-metastatic castration sensitive prostate cancer, or nmCSPC. PNT-2004, a fibroblast activation protein-α, or FAP-α, targeted radioligand, will be evaluated for the treatment of solid tumors by targeting a key characteristic of almost all cancers, the presence of FAP-α in the tumor microenvironment. Our tumor microenvironment targeting technology is a prodrug platform which enables radioligands to be activated by FAP-α in the tumor microenvironment, potentially expanding the therapeutic window of radiopharmaceutical product candidates. PNT2001, PNT2004 and the programs contemplated under the tumor microenvironment targeting prodrug platform are in preclinical development and will be evaluated for potential use with both lutetium-177 and actinium-225.
We are leveraging our expertise in radiopharmaceutical manufacturing to develop processes that enable us to efficiently manufacture our radiopharmaceutical product candidates at scale. Manufacturing and supply chain are key success factors in the radiopharmaceutical industry. Both the raw ingredients and finished radiopharmaceutical products cannot be stored for long periods of time due to decay of the radioactive isotope. As a result, radiopharmaceuticals are manufactured on-demand, with a just-in-time supply chain. To lead in this category, we are building our own manufacturing facility in Indianapolis, Indiana that will incorporate radioisotope and radioligand production. We plan to provide clinical supply from our facility in the fourth quarter of 2021 and expect that this facility will provide adequate production capacity to meet future commercial demands for our products, if approved.
Critical to our success has been the assembly of an accomplished management team with proven track records in the pharmaceutical and radiopharmaceutical industry. Our management team has extensive capabilities in the clinical development and manufacturing of radiopharmaceuticals, along with expertise in commercial product launches, marketing, physician and stakeholder engagement. Collectively, our team possesses a strong record of success, as demonstrated by 44 accepted INDs, CTA and international trial approvals, 12 drug approvals, and eight GMP radiopharmaceutical facilities. Our management team brings direct radiopharmaceutical experience from Progenics, Zevecor (owned by Curium), Radiomedix and the Centre for Probe Development and Commercialization (CPDC), as well as broader pharmaceutical companies, including Sanofi-Genzyme and GlaxoSmithKline.
Merger Sub
Merger Sub is a Delaware corporation and wholly-owned subsidiary of RACA formed for the purpose of effecting the Business Combination. Merger Sub owns no material assets and does not operate any business.

Merger Sub’s principal executive office is located at RACA’s principal executive offices at 200 Berkeley Street, 18th Floor, Boston, MA 02116.
Proposals to be Presented to the Stockholders of RACA at the Special Meeting
The following is a summary of the Proposals to be presented to our stockholders at the Special Meeting. Each of the Proposals below, except the Adjournment Proposal, is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. The transactions contemplated by the Business Combination Agreement will be consummated only if the Business Combination Proposal and the Condition Precedent Proposals are approved at the Special Meeting.
As discussed in this proxy statement/prospectus, RACA is asking its stockholders to approve the Business Combination Agreement, pursuant to which, among other things, on the date of Closing, Merger Sub will merge with and into POINT, with POINT as the surviving company in the Business Combination and, after giving effect to such Business Combination, POINT shall be a wholly-owned subsidiary of RACA. In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time: (i) each share and vested equity award of POINT outstanding as of immediately prior to the Effective Time will be exchanged for shares of New POINT Common Stock or comparable vested equity awards that are exercisable for shares of New POINT Common Stock based on an implied POINT vested equity value of $585,000,000; (ii) all unvested equity awards of POINT will be exchanged for comparable unvested equity awards that are exercisable for shares of New POINT Common Stock, determined based on the same exchange ratio at which the vested equity awards are exchanged for shares of New POINT Common Stock; and (iii) each share of Class A Common Stock and each share of Class B Common Stock that is issued and outstanding immediately prior to the Effective Time shall become one share of New POINT Common Stock.
The Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:
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POINT is well positioned to become a leader in precision radiopharmaceutical therapies to patients with cancer.   POINT has multiple late-stage lutetium-177 (Lu-177) based assets in development in castrate-resistant prostate cancer and neuroendocrine tumors which are complemented by an early-stage pipeline and platform technology. POINT is establishing relationships with key isotope suppliers and is building in-house manufacturing capability.

•
POINT’s platform has the potential to drive a broad and novel product platform across therapeutic areas.   Radiation therapy is a de-risked modality across many cancers. By combining tumor-selective ligands with radioactive payloads, POINT is capable of delivering radiation therapy to patients in a pan-tumor approach that relies on receptor expression profiles that are specific to the disease, much like small molecule kinase and antibody targeted precision therapeutics.

•
POINT targets many unmet medical needs, potentially representing a large market opportunity. POINT’s potential therapeutic applications include cancer and solid tumors. This provides POINT a potentially large, diversified market opportunity for its products once approved. As a result, the potential for future commercial success may not be dependent on a single product candidate or commercial market.

•
POINT has a potentially strong proprietary product pipeline.   POINT’s two lead assets, PNT2002 in castrate-resistant prostate cancer and PNT2003 in neuroendocrine tumors, have proven objective clinical response data that support pursuing a development path that enables registration in large markets. POINT’s most advanced preclinical program PNT2004 is a Lu-177 radioligand directed against Fibroblast activation protein-α (FAP-α), which is known to be overexpressed in more than a dozen tumor types. PNT2001 is a next-generation prostate specific membrane antigen directed radioligand intended to better localize radioactive exposure to the tumor, enabling earlier use in treatment paradigm. Lastly, POINT’s tumor microenvironment prodrug technology may enable radioligand prodrug activation within the tumor, widening therapeutic index of POINT’s assets, which could be key to unlocking the use of more potent isotopes like the alpha emitter actinium.

•
POINT has encouraging clinical data.   PNT2002, which is PSMA I&T paired with lutetium-177, has been shown in a prospective investigator sponsored study in 56 patients with advanced prostate cancer to achieve a PSA response rate of 59%, median radiographic progression free survival (“rPFS”) of more than 13 months, and median overall survival of greater than 28 months. This data is competitive with other 177Lu-PSMA products in clinical development and compares favorably to standard of care second-line androgen receptor-axis targeted therapies which have recently been reported to achieve a median rPFS of 3.5-4.1 months. PNT2003, a 177Lu-octreotate, has been shown in a prospective multicenter study in 167 patients with neuroendocrine tumors to achieve an objective response rate (ORR) of 20% in an interim data review. In the target indication of non-gastroenteropancreatic tumors, PNT2003 has achieved an ORR of 24% and a median PFS of 25 months. This compares favorably to approved agents like everolimus, which achieved a 5% ORR and 11-month median PFS in a phase 3 study.

•
POINT has an experienced management team with deep expertise in radiotherapeutics and oncology.   POINT’s CEO Dr. Joe McCann has deep expertise in oncology radiotherapeutics and previously served as the CEO and COO of the Centre for Probe Development and Commercialization where he oversaw the development and production of clinical grade radio imaging and radiotherapeutic agents. Dr. McCann has assembled a team of experts in radiotherapeutic development, manufacturing, and clinical oncology.

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Financial Condition.   The Board also considered factors such as POINT’s business model, outlook, financial plan, and debt structure, as well as valuations and trading of comparable publicly traded companies.

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Stockholder Liquidity.   The obligation in the Business Combination Agreement to have RACA Common Stock issued as merger consideration listed on Nasdaq, a major U.S. stock exchange, which the Board believes has the potential to offer RACA Stockholders greater liquidity.

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Lock-Up.   The Sponsor and certain current equity holders, officers and directors of POINT have agreed to be subject to a six-month lockup in respect of their New POINT Common Stock, in each case subject to certain customary exceptions, which will provide important stability to the leadership and governance of New POINT.

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Other Alternatives.   The Board believes, after a thorough review of other business combination opportunities reasonably available to RACA, that the Business Combination represents the best initial business combination for RACA and the most attractive opportunity for RACA’s management to accelerate its business plan, based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s belief that such process has not presented a better alternative.

•
Negotiated Transaction.   The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between RACA and POINT.

The Board identified and considered the following factors and risks as weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:
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Benefits May Not Be Achieved.   The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•
Liquidation of RACA.   The risks and costs to RACA if the Business Combination is not completed, including the risk of diverting management focus and resources from other initial business combination opportunities, which could result in RACA being unable to effect a business combination by July 10, 2022 and force RACA to liquidate.

•
Exclusivity.   The fact that the Business Combination Agreement includes an exclusivity provision that prohibits RACA from soliciting or engaging in discussions regarding other business combination proposals, which restricts RACA’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations.

•
COVID-19.   Uncertainties regarding the potential impacts and disruptions of the COVID-19 virus, including with respect to productivity, POINT’s business and delays of clinical programs and timelines.

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Stockholder Vote.   The risk that RACA’s stockholders may fail to provide the votes necessary to effect the Business Combination.

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Redemption Risk.   The potential that a significant number of RACA stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to the Current Charter, which would potentially make the Business Combination more difficult or impossible to complete, and/or reduce the amount of cash available to New POINT following the Closing.

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Post-Business Combination Corporate Governance; Terms of the Registration Rights Agreement.   The Board considered the corporate governance provisions of the Business Combination Agreement, the material provisions of the Proposed Charter and the Amended and Restated Registration Rights Agreement and Stockholder Rights Agreement.

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Closing conditions.   The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within RACA’s control, including approval by RACA stockholders and approval by Nasdaq of the initial listing application in connection with the Business Combination.

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RACA Stockholders Receiving a Minority Position in POINT.   The risk that RACA stockholders will hold a minority position in New POINT following the Closing.

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Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

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Fees and expenses.   The fees and expenses associated with completing the Business Combination.

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Other risks.   Various other risks associated with the Business Combination, the business of RACA and the business of POINT described under the section entitled “Risk Factors.”

After consideration of the factors described above and additional items discussed in the section entitled “Business Combination Proposal — the Board’s Reasons for the Business Combination,” the Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for its Initial Public Offering, including that the business of POINT had a fair market value of at least 80% of the balance of the funds in the Trust Account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the Trust Account) at the time of execution of the Business Combination Agreement. For more information about the transactions contemplated by the Business Combination Agreement, see “Business Combination Proposal.”
Consideration to POINT Equityholders in the Business Combination
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time, (i) each share and vested equity award of POINT outstanding as of immediately prior to the Effective Time will be exchanged for shares of New POINT Common Stock or comparable vested awards that are exercisable for shares of New POINT Common Stock, based on an implied POINT vested value of $585,000,000 and (ii) all unvested equity awards of POINT will be exchanged for comparable unvested equity awards that are exercisable for shares of New POINT Common Stock determined based on the same exchange ratio at which the vested equity awards are exchanged for shares of New POINT Common Stock.
For further details, see “Business Combination Proposal — The Business Combination Agreement.”
Conditions to Closing of the Business Combination
The consummation of the Business Combination is conditioned upon, among other things, (i) the approval by our stockholders of the Business Combination Agreement and the Condition Precedent Proposals being obtained; (ii) the applicable waiting period under the HSR Act relating to the Business Combination Agreement having expired or been terminated; (iii) RACA having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) after giving effect to the transactions contemplated by the Business Combination Agreement and the PIPE Investment; and

(iv) the approval by Nasdaq of our initial listing application in connection with the Business Combination. Therefore, unless these conditions are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could terminate and the Business Combination may not be consummated.
The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules (the “Disclosure Schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about RACA, Sponsor, POINT or any other matter.
RACA stockholders will be asked to vote on the following Proposals at the Special Meeting:
1.
The Business Combination Proposal — to adopt and approve the Business Combination Agreement and approve the Business Combination.

2.
The Charter Amendment Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the Proposed Charter, which will amend and restate the Current Charter, and which Proposed Charter will be in effect when duly filed with the Secretary of State of the State of Delaware in connection with the Closing.

3.
The Advisory Charter Amendment Proposals— to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as seven separate sub-proposals:

(a)
Advisory Charter Proposal A — to change the corporate name of New POINT to “POINT Biopharma Global Inc.”;

(b)
Advisory Charter Proposal B — to increase RACA’s capitalization so that it will have 430,000,000 authorized shares of common stock and 20,000,000 authorized shares of preferred stock;

(c)
Advisory Charter Proposal C — to provide that the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote generally in the election of directors;

(d)
Advisory Charter Proposal D — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote on such amendment;

(e)
Advisory Charter Proposal E — to make New POINT’s corporate existence perpetual as opposed to RACA’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering, and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies;

(f)
Advisory Charter Proposal F — to provide that New POINT will not be subject to Section 203 of the DGCL; and

(g)
Advisory Charter Proposal G — to remove the provisions setting the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder actions.

4.
The Nasdaq Stock Issuance Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, (a) the issuance of up to 60,240,279 newly issued shares of New POINT Common Stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus under the heading titled “Business Combination Proposal — Ownership of New POINT” and (b) the issuance and sale of 16,500,000 newly issued shares of Class A Common Stock in connection with the PIPE Investment.

5.
The Director Election Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the appointment of nine directors who, upon consummation of the Business Combination, will become directors of New POINT.

6.
The Equity Incentive Plan Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the POINT Biopharma Global Inc. 2021 Equity Incentive Plan, a copy of which is appended to this proxy statement/prospectus as Annex D, which will become effective as of the date immediately preceding the date of the Closing.

7.
The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Advisory Charter Amendment Proposals, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, or the Equity Incentive Plan Proposal, or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived.

Emerging Growth Company
RACA is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. RACA has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, RACA, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of RACA’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of RACA’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.
Risk Factors
In evaluating the Proposals to be presented at the RACA Special Meeting, a stockholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors”, which include, but are not limited to, the following:
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Risks related to POINT’s financial condition and capital requirements, including, among others, that:

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POINT has incurred significant losses since inception, and POINT expects to incur losses over the next several years and may not be able to achieve or sustain revenues or profitability in the future.

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Even if POINT consummates the Business Combination, POINT will require substantial additional financing, which may not be available on acceptable terms, or at all.

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POINT has not generated any revenue to date and may never be profitable.

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POINT has a limited operating history.

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Risks related to the development of POINT’s product candidates, including, among others, that:

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POINT’s approach to the discovery and development of product candidates based on its proprietary radioligand targeted therapies represents a novel approach to radiation therapy.

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POINT is very early in its development efforts and POINT may not achieve research, development and commercialization goals in the time frames that it publicly estimates.

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POINT may be unable to obtain regulatory approval for its product candidates under applicable regulatory requirements.

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Clinical development involves a lengthy and expensive process with uncertain outcomes. POINT may encounter difficulties enrolling patients in its clinical trials.

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COVID-19 may materially and adversely affect POINT’s business and financial results.

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POINT currently has a minimal marketing and sales organization and has no experience in marketing products.

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Risks related to POINT’s manufacturing operations, including, among others, that:

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POINT’s product candidates are radioligands and the manufacture of its product candidates is complex.

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Delays in completing and receiving regulatory approvals for POINT’s manufacturing facilities, could delay its development plans or commercialization efforts.

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Any failure to perform proper quality control and quality assurance would have a material adverse effect on POINT’s business and financial results.

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Risks related to POINT’s reliance on third parties, including, among others, that:

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While POINT is constructing its own manufacturing facility, it currently relies, and will likely continue to rely, on third parties to manufacture its lead product candidates for its ongoing clinical trial and its preclinical studies, as well as any preclinical studies or clinical trials of its future product candidates that it may conduct.

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POINT may be unable to obtain a sufficient supply of radioisotopes to support clinical development or at commercial scale.

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POINT relies on third parties to conduct its clinical trials of PNT2002 and PNT2003 and plans to rely on third parties to conduct future clinical trials.

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Risks related to government regulation, including, among others, that:

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The FDA regulatory approval process is lengthy and time-consuming, and POINT may experience significant delays in the clinical development and regulatory approval of its product candidates.

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Even if POINT receives regulatory approval of its product candidates, POINT will be subject to ongoing regulatory obligations and continued regulatory review.

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The insurance coverage and reimbursement status of newly-approved products is uncertain.

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POINT’s relationships with healthcare providers and physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations.

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Healthcare legislative reform measures and constraints on national budget social security systems may have a material adverse effect on POINT’s business and results of operations.

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Risks related to POINT’s intellectual property, including, among others, that:

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If POINT is unable to obtain and maintain patent protection for any products it develops and for its technology, or if the scope of the patent protection obtained is not sufficiently broad, its competitors could develop and commercialize products and technology similar or identical to POINT’s.

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If POINT’s efforts to protect the proprietary nature of the intellectual property related to its technologies are not adequate, it may not be able to compete effectively in its market.

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If POINT fails to comply with its obligations under its patent licenses with third parties, POINT could lose license rights that are important to its business.

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POINT may not be able to protect its intellectual property and proprietary rights throughout the world.

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Issued patents covering POINT product candidates or technologies could be found invalid or unenforceable if challenged in court.

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If POINT is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed.

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Intellectual property litigation could cause POINT to spend substantial resources and distract POINT’s personnel form their normal responsibilities.

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Intellectual property rights and regulatory exclusivity rights do not necessarily address all potential threats.

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Risks related to employee matters and managing growth, including, among others, that:

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POINT is highly dependent on its key personnel, and if it is not successful in attracting and retaining highly qualified personnel, it may not be able to successfully implement its business strategy.

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POINT will need to grow the size of its organization, and it may experience difficulties in managing this growth.

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Risks relating to ownership of New POINT’s Common Stock following the Business Combination, including, among others, that:

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New POINT does not know whether an active, liquid and orderly trading market will develop for its common shares or what the market price of its common shares will be and, as a result, it may be difficult for you to sell your common shares.

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The price of New POINT’s common shares may be volatile, and you could lose all or part of your investment.

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Future sales and issuances of New POINT’s common shares or rights to purchase common shares, including pursuant to the Equity Incentive Plan, could result in additional dilution of the percentage ownership of New POINT’s shareholders and could cause New POINT’s share price to fall.

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New POINT does not intend to pay dividends on its common shares, so any returns will be limited to the value of New POINT’s common shares.

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Risks related to RACA and the Business Combination, including, among others, that:

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RACA’s Sponsor, directors and officers have interests in the Business Combination which may be different from or in addition to (and which may conflict with) the interests of its stockholders.

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RACA has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement.

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Following the Closing, New POINT’s only significant asset will be ownership of 100% of POINT and such ownership may not be sufficient to pay dividends or make distributions or loans to enable it to pay any dividends on its Common Stock.

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The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

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Risks Related to the Redemption, including, among others, that:

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If RACA’s stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of Class A Common Stock for a pro rata portion of the funds held in the Trust Account.

The ability to execute RACA’s strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their shares in connection with the Business Combination.

RISK FACTORS
The following risk factors will apply to our business and operations following the completion of the Business Combination. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, prospects, financial condition and operating results of POINT and our business, prospects, financial condition and operating results following the completion of the Business Combination. You should carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” before deciding how to vote your shares of RACA Common Stock. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with our financial statements and the financial statements of POINT and the notes to the financial statements included herein.
Risks Relating to POINT’s Business and Industry
Risks Related to POINT’s Financial Condition and Capital Requirements
POINT has incurred significant losses since inception, and POINT expects to incur losses over the next several years and may not be able to achieve or sustain revenues or profitability in the future.
Investment in drug product development is a highly speculative undertaking and entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval and become commercially viable. POINT is still in the early stages of development of its product candidates and its lead product candidates are still in clinical trials. POINT has no products licensed for commercial sale and has not generated any revenue to date, and POINT continues to incur significant research and development and other expenses related to its ongoing operations. To date, POINT has financed its operations primarily through private placements of its common shares.
POINT has incurred significant net losses in each period since its inception in September 2019. For the years ended December 31, 2019 and 2020, POINT reported net losses of $9,224 and $13,373,003, respectively. As of December 31, 2020, POINT had an accumulated deficit of $13.4 million. POINT expects to continue to incur significant losses for the foreseeable future, and POINT expects these losses to increase substantially if and as POINT:
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continues its research and development efforts and submits new drug applications (NDAs), for POINT’s lead product candidates and submits investigational new drug applications (INDs), for its other product candidates;

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conducts preclinical studies and clinical trials for POINT’s current and future product candidates;

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seeks to identify additional product candidates;

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acquires or in-licenses other product candidates and technologies;

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construct our manufacturing facility and obtain required regulatory approvals of the facility;

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adds operational, financial and management information systems and personnel, including personnel to support the development of POINT’s product candidates and help it comply with its obligations as a public company;

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hires and retains additional personnel, such as clinical, quality control, scientific, commercial and administrative personnel;

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seeks marketing approvals for any product candidates that successfully complete clinical trials;

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establishes a sales, marketing and distribution infrastructure and scale-up manufacturing capabilities, whether alone or with third parties, to commercialize product candidates for which POINT may obtain regulatory approval, if any;

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expand, maintain and protect POINT’s intellectual property portfolio;

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continues to experience delays or interruptions from the impact of COVID-19;

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competes with technological and market developments; and

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operates as a public company.

Because of the numerous risks and uncertainties associated with drug product development, POINT is unable to accurately predict the timing or amount of increased expenses it will incur or when, if ever, it will be able to achieve profitability. Even if POINT succeeds in commercializing one or more of its product candidates, POINT will continue to incur substantial research and development, manufacturing and other expenditures to develop, seek regulatory approval for, and market additional product candidates. POINT may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect POINT’s business. The size of POINT’s future net losses will depend, in part, on the rate of future growth of its expenses and its ability to generate revenue. POINT’s prior losses and expected future losses have had and will continue to have an adverse effect on POINT’s shareholders’ equity and working capital.
Even if POINT consummates the Business Combination, POINT will require substantial additional financing, which may not be available on acceptable terms, or at all. A failure to obtain this necessary capital when needed could force POINT to delay, limit, reduce or terminate its product development or commercialization efforts.
As of December 31, 2020, POINT had cash and cash equivalents totaling $10.6 million and an accumulated deficit of $13.4 million. POINT’s operations have consumed substantial amounts of cash since inception. POINT expects to continue to spend substantial amounts to continue the clinical development of its PSMA targeted radioligand (PNT2002), somatostatin targeted radioligand (PNT2003) and future clinical trials for its other product candidates and to continue to identify new product candidates.
POINT will require significant additional amounts of cash in order to launch and commercialize its current and future product candidates to the extent that such launch and commercialization are not the responsibility of a future collaborator that POINT may contract with in the future. In addition, other unanticipated costs may arise in the course of POINT’s development efforts. Because the design and outcome of POINT’s planned and anticipated clinical trials is highly uncertain, POINT cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of any product candidate POINT develops.
POINT’s future capital requirements depend on many factors, including:
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the scope, progress, results and costs of researching and developing PNT2002, PNT2003 and its other product candidates;

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the timing of, and the costs involved in, obtaining marketing approvals for its current and future product candidates;

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the number of future product candidates and potential additional indications that it may pursue and their development requirements;

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the timing of and costs involved in, completing the construction of our manufacturing facility and obtaining all the regulatory approvals of such facility;

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the cost of manufacturing its product candidates for clinical trials in preparation for regulatory approval and in preparation for commercialization;

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the cost and availability of lutetium 177 and actinium 225 or any other medical isotope it may incorporate into its product candidates;

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the cost and availability of ytterbium 176 or any other raw material necessary to manufacture medical isotopes internally;

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if approved, the costs of commercialization activities for any approved product candidate to the extent such costs are not the responsibility of any future collaborators, including the costs and timing of establishing product sales, marketing, distribution and manufacturing capabilities;

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subject to receipt of regulatory approval and revenue, if any, received from commercial sales for any approved indications for any of its product candidates;

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the extent to which it in-licenses or acquires rights to other products, product candidates or technologies;

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its headcount growth and associated costs as it expands its research and development capabilities and establishes a commercial infrastructure;

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the continued impact of delays or interruptions from COVID-19;

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the costs of preparing, filing and prosecuting patent applications and maintaining and protecting its intellectual property rights, including enforcing and defending intellectual property related claims; and

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the costs of operating as a public company.

POINT cannot be certain that additional funding will be available on acceptable terms, or at all. If POINT is unable to raise additional capital in sufficient amounts or on terms acceptable to it, POINT may have to significantly delay, scale back or discontinue the development or commercialization of its product candidates or other research and development initiatives. Any of its current or future license agreements may also be terminated if it is unable to meet the payment or other obligations under the agreements.
We currently anticipate that, based on our existing research and development programs and expectations related to the build out of our manufacturing facility, the net proceeds from the Business Combination and PIPE Investment, together with our available resources and existing cash and cash equivalents, will enable us to fund our operating expenses and capital expenditure requirements into 2024. POINT’s estimate may prove to be wrong, and POINT could use its available capital resources sooner than currently expected. Further, changing circumstances, some of which may be beyond our control, could cause POINT to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.
POINT has not generated any revenue to date and may never be profitable.
POINT’s ability to become profitable depends upon its ability to generate revenue. To date, POINT has not generated any revenue. POINT does not expect to generate significant product revenue unless or until it successfully completes clinical development and obtains regulatory approval of, and then successfully commercializes, at least one of its product candidates. Only PNT2002 and PNT2003 are in Phase 3 clinical trials. POINT’s other product candidates are in the preclinical stages of clinical development and will require additional preclinical studies and clinical development. All of POINT’s product candidates will require substantial regulatory review and approval, substantial investment, access to sufficient commercial manufacturing capacity and significant marketing efforts before POINT can generate any revenue from product sales. The PNT2003 Phase 3 clinical trial has completed enrollment. The PNT2002 clinical trial has initiated enrollment. POINT faces significant development risk as its product candidates advance further through clinical development. POINT’s ability to generate revenue depends on a number of factors, including, but not limited to:
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timely completion of its preclinical studies and its current and future clinical trials, which may be significantly slower or more costly than POINT currently anticipates and will depend substantially upon the performance of third-party contractors;

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its ability to complete IND-enabling studies and successfully submit INDs or comparable applications to allow it to initiate clinical trials for its current or any future product candidates;

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whether it is required by the United States Food and Drug Administration (FDA) or similar foreign regulatory authorities to conduct additional clinical trials or other studies beyond those planned to support the approval and commercialization of its product candidates or any future product candidates;

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its ability to demonstrate to the satisfaction of the FDA or similar foreign regulatory authorities the safety, effectiveness and acceptable risk-to-benefit profile of its product candidates or any future product candidates;

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the prevalence, duration and severity of potential side effects or other safety issues experienced with its product candidates or future product candidates, if any;

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the timely receipt of necessary marketing approvals from the FDA or similar foreign regulatory authorities;

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the willingness of physicians, operators of clinics and patients to utilize or adopt any of its product candidates or future product candidates as potential cancer treatments;

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its ability and the ability of third parties with whom it contracts to manufacture adequate clinical and commercial supplies of its product candidates or any future product candidates, remain in good standing with regulatory authorities and develop, validate and maintain commercially viable manufacturing processes that are compliant with current good manufacturing practices (cGMP);

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its ability to navigate existing market exclusivities of competitors or avoid patent infringement claims;

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its ability to successfully develop a commercial strategy and thereafter commercialize its product candidates or any future product candidates in the United States and internationally, if licensed for marketing, reimbursement, sale and distribution in such countries and territories, whether alone or in collaboration with others; and

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its ability to establish and enforce intellectual property rights in and to its product candidates or any future product candidates.

Many of the factors listed above are beyond POINT’s control, and could cause it to experience significant delays or prevent it from obtaining regulatory approvals or commercialize its product candidates. Even if POINT is able to commercialize its product candidates, it may not achieve profitability soon after generating product sales, if ever. If POINT is unable to generate sufficient revenue through the sale of its product candidates or any future product candidates, POINT may be unable to continue operations without continued funding.
POINT’s limited operating history may make it difficult for you to evaluate the success of its business to date and to assess its future viability.
POINT is a clinical-stage precision oncology company with a limited operating history. POINT was founded to advance the development and commercialization of radioligand therapies for the treatment of cancer in September 2019, and its operations to date have been limited to organizing and staffing, business planning, raising capital, conducting discovery and research activities, filing patent applications, identifying potential product candidates, initiating and conducting its clinical trials, undertaking preclinical studies, in-licensing product candidates for development, establishing arrangements with third parties for the manufacture of POINT’s product candidates and component materials, and beginning the construction of its own manufacturing facility in Indianapolis, Indiana. POINT has only advanced two product candidates to clinical development. POINT has not yet demonstrated its ability to successfully obtain marketing approvals, manufacture a commercial-scale product or arrange for a third party to do so on its behalf, or conduct sales, marketing and distribution activities necessary for successful product commercialization. Consequently, any predictions you make about POINT’s future success or viability may not be as accurate as they could be if POINT had a longer operating history.
In addition, as a young business, POINT may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. POINT will need to transition at some POINT from a company with a research and development focus to a company capable of supporting commercial activities. POINT may not be successful in such a transition.
POINT may be exposed to financial risk related to the fluctuation of foreign exchange rates and the degrees of volatility of those rates.
POINT may be adversely affected by foreign currency fluctuations. POINT’s reporting currency is the United States dollar. The functional currency of POINT’s subsidiary in Canada and its two subsidiaries in the United States are also the United States dollar. To date, POINT has been primarily funded through issuances of equity that have been denominated in United States dollars. The majority of the Company’s expenditures incurred are in U.S. dollars. Certain expenditures in connection with the production of our clinical trial products are paid in Canadian dollars and therefore, POINT is subject to foreign currency fluctuations that may, from time to time, impact its financial positions and results of operations. However, a significant portion of POINT’s expenditures are paid in Canadian dollars, and POINT is, therefore, subject to foreign currency fluctuations that may, from time to time, impact its financial position and results of operations.
Risks Related to the Development of POINT’s Product Candidates
POINT’s approach to the discovery and development of product candidates based on its proprietary radioligand targeted therapies represents a novel approach to radiation therapy, which creates significant and potentially unpredictable challenges for it.
POINT’s future success depends on the successful development of its product candidates, which are designed to treat cancers using targeted radioligand therapies, representing a novel approach to radiopharmaceutical therapy. Lutetium-177 oncology therapy is relatively new, and only one lutetium-177 therapy has been approved in the United States or the European Union and only a limited number of clinical trials of products based on lutetium-177 therapies have commenced. There are currently no approved therapies which use actinium-225. Global supply of actinium-225 is also currently limited and may not be capable of expanding sufficiently to enable commercial volume manufacturing of actinium-225 therapies. As such, it is difficult to accurately predict the developmental challenges POINT may incur for its product candidates as they proceed through product discovery or identification, preclinical studies and clinical trials. In addition, there may be long-term effects from treatment, including late radiation toxicity, with any of POINT’s future product candidates that it cannot predict at this time. It is difficult for POINT to predict the time and cost of the development of its product candidates, and it cannot predict whether the application of its technology, or any similar or competitive technologies, will result in the identification, development, and regulatory approval of any products. There can be no assurance that any development problems POINT experiences in the future related to its technology or any of its research programs will not cause significant delays or unanticipated costs, or that such development problems can be solved at all. Any of these factors may prevent POINT from completing its preclinical studies and clinical trials that it may initiate or commercializing any product candidates it may develop on a timely or profitable basis, if at all. In addition, the success of POINT’s targeted radioligand therapies, including its lead product candidates, will depend on several factors, including the following:
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sourcing clinical and, if successfully approved for commercial sale, commercial supplies for the materials used to manufacture its product candidates;

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establishing manufacturing capabilities to produce adequate amounts of its product candidates;

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utilizing imaging analogues or other companion diagnostics to visualize tumor uptake in advance of administering its product candidates, which may increase the risk of adverse side effects;

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educating medical personnel regarding the potential side effect profile of its product candidates;

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facilitating patient access to the limited number of facilities able to administer its product candidates, if licensed;

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using medicines to manage adverse side effects of its product candidates that may not adequately control the side effects or that may have detrimental impacts on the efficacy of the treatment; and

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establishing sales and marketing capabilities upon obtaining any regulatory approval to gain market acceptance of POINT’s novel therapies.

POINT is very early in its development efforts. If POINT is unable to advance its product candidates through clinical development, obtain regulatory approval and ultimately commercialize its product candidates, or if it experiences significant delays in doing so, POINT’s business will be materially harmed.
POINT is very early in its development efforts. PNT2003, POINT’s most advanced product candidate, is still in clinical development, and it and PNT2002 are POINT’s only product candidates to have advanced beyond preclinical studies. POINT’s ability to generate any product revenues will depend heavily on the successful development and eventual commercialization of one or more of its product candidates. The success of POINT’s product candidates will depend on several factors, including the following:
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successful initiation and completion of preclinical studies;

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successful initiation of clinical trials;

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successful patient enrollment in, and completion, of clinical trials;

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receipt and related terms of marketing approvals from applicable regulatory authorities;

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obtaining and maintaining patent and trade secret protection and regulatory exclusivity for its product candidates;

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making and maintaining arrangements with third-party manufacturers, or establishing manufacturing capabilities, for both clinical and commercial supplies of its product candidates;

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establishing sales, marketing and distribution capabilities and successfully launching commercial sales of its products, if and when approved, whether alone or in collaboration with others;

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acceptance of its products, if and when approved, by patients, the medical community and third-party payors;

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effectively competing with other cancer therapies;

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avoidance of any delays or interruptions in its preclinical studies, clinical trials and supply chain due to the COVID-19 pandemic;

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obtaining and maintaining third-party coverage and adequate reimbursement; and

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maintaining a continued acceptable safety profile of its products following regulatory approval.

If POINT does not achieve one or more of these factors in a timely manner or at all, it could experience significant delays or be unable to successfully commercialize its product candidates, which would materially harm its business.
POINT business is highly dependent on its lead product candidates, PNT2002 and PNT2003, and it must complete preclinical studies and clinical testing before it can seek regulatory approval and begin commercialization of its other product candidates. If POINT is unable to obtain regulatory approval for, and successfully commercialize, PNT2002 or PNT2003, its business may be materially harmed and such failure may affect the viability of its other product candidates.
There is no guarantee that any of POINT’s product candidates will proceed in preclinical or clinical development or achieve regulatory approval. The process for obtaining marketing approval for any product candidate is very long and risky and there will be significant challenges for POINT to address in order to obtain marketing approval as planned or, if at all.
There is no guarantee that the results obtained in current and planned preclinical studies, POINT’s Phase 3 clinical trial of PNT2002, its Phase 3 clinical trial of PNT2003 or future clinical trials will be sufficient to obtain regulatory approval. In addition, because PNT2002 and PNT2003 are POINT’s most advanced product candidates, and because its other product candidates and future product candidates are based or will be based on similar radioligand developments, if POINT’s lead product candidates encounter safety or efficacy problems, developmental delays, regulatory issues, or other problems, POINT’s development plans and business related to its other current or future product candidates could be significantly harmed. A failure of POINT’s lead product candidates may affect the ability to obtain regulatory approval to continue or conduct clinical programs for its other or future product candidates. Further, competitors who are developing products for similar treatments may experience problems with their products that could identify problems that would potentially harm POINT’s business.

Clinical development involves a lengthy and expensive process with uncertain outcomes, and results of earlier studies and trials may not be predictive of future clinical trial results. If POINT’s preclinical studies and clinical trials are not sufficient to support regulatory approval of any of its product candidates, it may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development of such product candidate.
POINT cannot be certain that its preclinical study and clinical trial results will be sufficient to support regulatory approval of its product candidates. Clinical testing is expensive and can take many years to complete, and its outcomes are inherently uncertain. Human clinical trials are expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. POINT’s clinical trials may not be conducted as planned or completed on schedule, if at all, and failure can occur at any time during the preclinical study or clinical trial process. Despite promising preclinical or clinical results, any product candidate can unexpectedly fail at any stage of preclinical or clinical development. The historical failure rate for product candidates in POINT’s industry is high.
POINT may experience delays in obtaining the FDA’s authorization to initiate clinical trials. Additionally, POINT cannot be certain that preclinical studies or clinical trials for its product candidates will begin on time, not require redesign, enroll an adequate number of subjects on time, or be completed on schedule, if at all. Clinical trials can be delayed or terminated for a variety of reasons, including delays or failures related to:
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the availability of financial resources to commence and complete the planned trials;

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limited number of, and competition for, suitable sites to conduct POINT’s clinical trials;

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the FDA or similar foreign regulatory authorities disagreeing as to the design or implementation of POINT’s clinical trials or imposing a clinical hold on a clinical trial;

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delays in obtaining regulatory approval or authorization to commence a clinical trial, including delays or issues relating to POINT’s use of imaging analogues or any future companion diagnostics it may develop;

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reaching agreement on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

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obtaining and maintaining institutional review board (IRB) or ethics committee approval at each clinical trial site;

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termination of POINT’s clinical trials by an IRB at one or more clinical trial sites;

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recruiting an adequate number of suitable patients to participate in a clinical trial;

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having subjects complete a clinical trial or return for post-treatment follow-up;

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clinical trial sites deviating from clinical trial protocol or dropping out of a clinical trial;

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having third-party contractors fail to complete their obligations in a timely manner or failing to comply with applicable regulatory requirements;

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addressing subject safety concerns that arise during the course of a clinical trial;

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access or travel to clinical sites as a result of COVID-19;

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adding a sufficient number of clinical trial sites;

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access to raw materials, such as radioisotopes;

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obtaining sufficient product supply of POINT’s product candidates for use in preclinical studies or clinical trials from third-party suppliers; or

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lack of efficacy evidenced during clinical trials, which risk may be heightened given the advanced state of disease and lack of response to prior therapies of patients in certain clinical trials.

If POINT is required to conduct additional clinical trials or other testing of its product candidates beyond those that it currently contemplates, for example, should FDA require additional clinical data to evaluate the potential for late radiation toxicity, if it is unable to successfully complete clinical trials of its product candidates or other testing, if the results of these trials or tests are not positive or are not as positive as POINT expects or if there are safety concerns, POINT’s business and results of operations may be adversely affected and it may incur significant additional costs.
If POINT experiences delays in the completion, or termination, of any preclinical study or clinical trial of its product candidates, the commercial prospects of its product candidates may be harmed, and its ability to generate revenues from any of these product candidates will be delayed or not realized at all. In addition, any delays in completing POINT’s preclinical studies or clinical trials may increase its costs, slow down the development of its product candidates and approval process and jeopardize its ability to commence product sales and generate revenues. Any of these occurrences may significantly harm POINT’s business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of POINT’s product candidates. If one or more of POINT’s product candidates generally prove to be ineffective, unsafe or commercially unviable, POINT’s entire pipeline and targeted radioligand therapies would have little, if any, value, which would have a material and adverse effect on POINT’s business, financial condition, results of operations and prospects.
POINT may not achieve research, development and commercialization goals in the time frames that it publicly estimates, which could have an adverse impact on POINT’s business and could cause its stock price to decline.
POINT sets goals, and make public statements regarding its expectations, regarding the timing of certain accomplishments, developments and milestones under its research and development programs. The actual timing of these events can vary significantly due to a number of factors, including, without limitation, the amount of time, effort and resources committed to POINT’s programs by it and any collaborators, COVID-19 related delays and the uncertainties inherent in the regulatory approval process. As a result, there can be no assurance that POINT or any collaborators will make regulatory submissions or receive regulatory approvals as planned or that POINT or any collaborators will be able to adhere to POINT’s current schedule for the achievement of key milestones under any of its programs. If POINT or any collaborators fail to achieve one or more of the milestones described above as planned, POINT’s business could be materially adversely affected and the price of its common stock could decline.
The commercial success of POINT’s products and product candidates will depend upon public perception of radiopharmaceuticals and the degree of their market acceptance by physicians, patients, healthcare payors and others in the medical community.
Adverse events in clinical trials of POINT’s product candidates or in clinical trials of others developing similar products and the resulting negative publicity, as well as any other adverse events in the field of radiopharmaceuticals that may occur in the future, could result in a decrease in demand for POINT’s products or any product candidates that it may develop. If public perception is influenced by claims that radiopharmaceuticals or specific therapies within radiopharmaceuticals are unsafe or less safe than available alternatives, POINT’s products or product candidates may not be accepted by the general public or the medical community.
In particular, the future commercial success of POINT’s products and product candidates, as applicable, depends and will depend upon, among other things, these products and product candidates gaining and maintaining acceptance by physicians, patients, third-party payors and other members of the medical community as efficacious and cost-effective alternatives to competing products and treatments. If any of POINT’s products or product candidates do not achieve and maintain an adequate level of acceptance, POINT may not generate material sales of that product or product candidate or be able to successfully commercialize it. The degree of market acceptance of POINT’s products and product candidates will depend on a number of factors, including:
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our ability to provide acceptable evidence of safety and efficacy;

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the prevalence and severity of any side effects and any contraindications, drug interactions or other limitations included in the product labeling of any product candidates that may receive regulatory approval;

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publicity concerning its products and product candidates or competing products and treatments;

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availability, relative cost and relative efficacy of alternative and competing treatments;

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the ability to offer its products for sale at competitive prices;

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the relative convenience and ease of administration of its products and product candidates;

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the willingness of the target patient population to try new products and product candidates and of physicians to prescribe these products and product candidates;

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the strength of marketing and distribution support; and

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the sufficiency of coverage or reimbursement by third parties.

If POINT’s products, if approved, do not become widely accepted by potential customers, physicians, patients, third-party payors and other members of the medical community, such a lack of acceptance could have a material adverse effect on POINT’s business, financial condition and results of operations.
POINT may be unable to obtain regulatory approval for its product candidates under applicable regulatory requirements. The denial or delay of any such approval would delay commercialization of POINT’s product candidates and adversely impact its potential to generate revenue, its business and its results of operations.
The research, testing, manufacturing, labeling, licensure, sale, marketing and distribution of drug products are subject to extensive regulation by the FDA and similar regulatory authorities in the United States and other countries, and such regulations differ from country to country. POINT is not permitted to market its product candidates in the United States or in any foreign countries until they receive the requisite marketing approval from the applicable regulatory authorities of such jurisdictions.
The FDA and similar foreign regulatory authorities can delay, limit or deny marketing authorization of POINT’s product candidates for many reasons, including:
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its inability to demonstrate to the satisfaction of the FDA or similar foreign regulatory authority that any of its product candidates are safe and effective;

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the FDA’s or the applicable foreign regulatory agency’s disagreement with its trial protocols, trial designs or the interpretation of data from preclinical studies or clinical trial;

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its inability to demonstrate that the clinical and other benefits of any of its product candidates outweigh any safety or other perceived risks;

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the FDA’s or the applicable foreign regulatory agency’s requirement for additional preclinical studies or clinical trial;

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the results of clinical trials may not meet the level of statistical significance required by the FDA or similar foreign regulatory authorities for marketing approval, or that regulatory agencies may require it to include a larger number of patients than POINT anticipated;

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the FDA’s or the applicable foreign regulatory agency’s failure to approve the manufacturing processes or facilities of third-party manufacturers upon which it relies;

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the quality of its product candidates or other materials necessary to conduct preclinical studies or clinical trials of its product candidates, including any potential companion diagnostics, may be insufficient or inadequate;

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the potential for approval policies or regulations of the FDA or similar foreign regulatory authorities to significantly change in a manner rendering its clinical data insufficient for marketing approval; or

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the data collected from clinical trials of its product candidates may not be sufficient to the satisfaction of the FDA or comparable foreign regulatory authorities to support the submission of a NDA or other comparable submission in foreign jurisdictions or to obtain approval of its product candidates in the United States or elsewhere.

Any of these factors, many of which are beyond POINT’s control, may result in POINT failing to obtain regulatory approval to market any of its product candidates, which would significantly harm its business, results of operations and prospects. Of the large number of drug products in development, only a small percentage successfully complete the FDA or similar regulatory approval processes and are commercialized. Even if POINT eventually completes clinical testing and receives marketing authorization from the FDA or similar foreign regulatory authorities for any of its product candidates, the FDA or similar foreign regulatory agency may grant approval contingent on the performance of costly additional clinical trials which may be required after approval. The FDA or similar foreign regulatory agency also may approve POINT’s product candidates for a more limited indication or a narrower patient population than POINT originally requested, and the FDA similar other foreign regulatory agency, may not approve its product candidates with the labeling that it believes is necessary or desirable for the successful commercialization of such product candidates.
In addition, even if the trials are successfully completed, preclinical and clinical data are often susceptible to varying interpretations and analyses, and POINT cannot guarantee that the FDA or similar foreign regulatory authorities will interpret the results as POINT does, and more preclinical studies and clinical trials could be required before POINT submits its product candidates for approval. To the extent that the results of the clinical trials are not satisfactory to the FDA or similar foreign regulatory authorities for support of a marketing application, approval of POINT’s product candidates may be significantly delayed, or it may be required to expend significant additional resources, which may not be available to it, to conduct additional clinical trials in support of potential approval of its product candidates.
Any delay in obtaining, or inability to obtain, applicable regulatory approval would delay or prevent commercialization of POINT’s product candidates and would materially adversely impact its business and prospects.
POINT’s preclinical studies and clinical trial may fail to adequately demonstrate the safety or effectiveness of any of POINT’s product candidates, which would prevent or delay development, regulatory approval and commercialization.
Before obtaining regulatory approvals for the commercial sale of POINT’s product candidates, including its lead product candidates, POINT must demonstrate through lengthy, complex and expensive preclinical studies and clinical trials that its product candidates are both safe and effective for use in each target indication. Preclinical studies and clinical trials are expensive and can take many years to complete, and their outcomes are inherently uncertain. Failure can occur at any time during the preclinical study and clinical trial processes, and, because POINT’s product candidates are in an early stage of development, there is a high risk of failure and POINT may never succeed in developing marketable products.
Any preclinical studies or clinical trials that POINT may conduct may not demonstrate the safety or effectiveness necessary to obtain regulatory approval to market its product candidates. If the results of POINT’s ongoing or future preclinical studies and clinical trials are inconclusive, if POINT does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with POINT’s product candidates, POINT may be prevented or delayed in obtaining marketing approval for such product candidates. In some instances, there can be significant variability in results between different preclinical studies and clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants.
In addition, for POINT’s Phase 3 clinical trial of PNT2002, its Phase 3 clinical trial of PNT2003 and any future clinical trials that may be completed for other product candidates, POINT cannot guarantee that the FDA will interpret the results as POINT does, and more trials could be required before it submits its product candidates for approval. To the extent that the results of the trials are not satisfactory to the FDA to support a marketing application, approval of POINT’s product candidates may be significantly delayed or prevented entirely, or it may be required to expend significant additional resources, which may not be available to it, to conduct additional trials in support of potential approval of its product candidates.
The results of preclinical studies and early-stage clinical trials may not be predictive of future results. Initial success in POINT’s ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later-stage trials.
The results of preclinical studies may not be predictive of the results of clinical trials, and the results of any early-stage clinical trials POINT commences may not be predictive of the results of the later-stage clinical trials. In addition, initial success in clinical trials may not be indicative of results obtained when such trials are completed. There can be no assurance that any of POINT’s current or future clinical trials will ultimately be successful or support further clinical development of any of its product candidates. There is a high failure rate for drugs proceeding through clinical trials.
A number of companies in the pharmaceutical industry have suffered significant setbacks in clinical development even after achieving promising results in earlier studies, and any such setbacks in POINT’s clinical development could have a material adverse effect on its business and operating results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses and many companies that believed their product candidates performed satisfactorily in preclinical studies or clinical trials nonetheless failed to obtain FDA approval or approval from foreign regulatory authorities.
Interim, “top-line” and preliminary data from POINT’s clinical trials that it announces or publishes from time to time may change as more patient data becomes available and are subject to audit and verification procedures that could result in material changes in the final data.
From time to time, POINT may publish interim, “top-line” or preliminary data from its clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a full analysis of all data related to the particular trial. POINT also makes assumptions, estimations, calculations and conclusions as part of its analyses of data, and it may not have received or had the opportunity to fully and carefully evaluate all data. For example, POINT’s ongoing trials of PNT2002 and PNT2003 are open-label trials and it may decide to disclose interim, “top-line,” or preliminary safety data at certain points in their development. Such data from clinical trials that POINT may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Interim, “top-line” or preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data POINT previously published. As a result, interim, “top-line,” and preliminary data should be viewed with caution until the final data are available. Adverse differences between interim, “top-line” or preliminary data and final data could significantly harm POINT’s reputation and business prospects.
In addition, the information POINT chooses to publicly disclose regarding a particular study or clinical trial is distilled from a large body of raw data and you or others may not agree with what POINT determines is the material or otherwise appropriate information to include in its disclosures, and any information POINT determines not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular drug, product candidate or its business. If the interim, “top-line,” or preliminary data that POINT reports differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, POINT’s ability to obtain approval for and commercialize its product candidates, its business, prospects, financial condition and results of operations may be harmed.
POINT has never commercialized a product candidate and may experience delays or unexpected difficulties in obtaining regulatory approval for its current and future product candidates.
POINT has never obtained regulatory approval for, or commercialized, a drug. It is possible that the FDA may refuse to accept any or all of POINT’s planned NDAs for substantive review or may conclude after review of POINT’s data that its application is insufficient to obtain regulatory approval for any product candidates. If the FDA does not approve any of POINT’s planned NDAs, it may require that POINT conduct additional costly clinical trials, preclinical studies or manufacturing validation studies before it will reconsider POINT’s applications. Depending on the extent of these or any other FDA- required studies, approval of any NDA or other application that POINT submits may be significantly delayed, possibly for several years, or may require POINT to expend more resources than it has available. Any failure or delay in obtaining regulatory approvals would prevent POINT from commercializing its product candidates, generating revenues and achieving and sustaining profitability. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA to approve any NDA or other application that POINT submits. If any of these outcomes occur, POINT may be forced to abandon the development of its product candidates, which would materially adversely affect its business and could potentially cause it to cease operations. POINT faces similar risks for its applications in foreign jurisdictions.

POINT’s product candidates may cause adverse events, undesirable side effects or have other properties that could halt their preclinical or clinical development, prevent, delay, or cause the withdrawal of their regulatory approval, limit their commercial potential, or result in significant negative consequences, including death of patients. If any of POINT’s product candidates receive marketing approval and POINT, or others, later discover that the drug is less effective than previously believed or causes undesirable side effects that were not previously identified, POINT’s ability, or that of any potential future collaborators, to market the drug could be compromised.
As with most drug products, use of POINT’s product candidates could be associated with undesirable side effects or adverse events which can vary in severity from minor reactions to death and in frequency from infrequent to prevalent. Undesirable side effects or unacceptable toxicities caused by POINT’s product candidates could cause it or regulatory authorities to interrupt, delay, or halt clinical trials.
Treatment-related undesirable side effects or adverse events could also affect patient recruitment or the ability of enrolled subjects to complete the trial, or could result in potential product liability claims. In addition, these side effects may not be appropriately or timely recognized or managed by the treating medical staff, particularly outside of the research institutions that collaborate with POINT. POINT expects to have to educate and train medical personnel using its product candidates to understand their side effect profiles, both for its Phase 3 clinical trial for PNT2003 and PNT2002, and for any future clinical trials and upon any commercialization of any product candidates. Inadequate training in recognizing or managing the potential side effects of POINT’s product candidates could result in adverse events to patients, including death. Additionally, there could be later discovery of longer-term undesirable side effects associated with our product candidates, including the potential discovery of late radiation toxicity. Any of these occurrences may materially and adversely harm POINT’s business, financial condition, results of operations and prospects.
Clinical trials of POINT’s product candidates must be conducted in carefully defined subsets of patients who have agreed to enter into clinical trials. Consequently, it is possible that POINT’s clinical trials, or those of any potential future collaborator, may indicate an apparent positive effect of a product candidate that is greater than the actual positive effect, if any, or alternatively fail to identify undesirable side effects. If one or more of POINT’s product candidates receives marketing approval and POINT, or others, discover that the drug is less effective than previously believed or causes undesirable side effects that were not previously identified, including during any long-term follow-up observation period recommended or required for patients who receive treatment using POINT’s products, a number of potentially significant negative consequences could result, including:
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regulatory authorities may withdraw approvals of such product, seize the product, or seek an injunction against its manufacture or distribution;

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POINT, or any future collaborators, may be required to recall the product, change the way such product is administered to patients or conduct additional clinical trials;

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additional restrictions may be imposed on the marketing of, or the manufacturing processes for, the particular product;

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regulatory authorities may require additional warnings on the label, such as a “black box” warning or a contraindication, or impose distribution or use restrictions;

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POINT, or any future collaborators, may be required to create a Risk Evaluation and Mitigation Strategy (REMS), which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers, and/or other elements to assure safe use;

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POINT, or any future collaborators, may be subject to fines, injunctions or the imposition of civil or criminal penalties;

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POINT, or any future collaborators, could be sued and held liable for harm caused to patients;

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the drug may become less competitive; and

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POINT’s reputation may suffer.

Any of the foregoing could prevent POINT from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm POINT’s business, results of operations, and prospects, and could adversely impact its financial condition, results of operations or the market price of its common shares.
COVID-19 may materially and adversely affect POINT’s business and financial results.
POINT’s business could be adversely affected by health epidemics in regions where it has clinical trial sites or other business operations, and could cause significant disruption in the operations of third-party manufacturers and CROs upon whom POINT relies. In March 2020, the World Health Organization declared the outbreak of the novel strain of coronavirus that causes the disease known as COVID-19 a pandemic. In an attempt to contain the spread and impact of the COVID-19 pandemic, travel bans and restrictions, quarantines, shelter-in-place orders and other limitations on business activity have been implemented globally. Specifically, the United States government-imposed travel restrictions on travel between the United States, Europe and certain other countries, and other countries have imposed travel restrictions against those traveling to or from the United States and other countries. POINT has a principal executive office in Toronto, Ontario and is constructing a manufacturing facility in Indianapolis, Indiana.
In response to public health directives and orders and to help minimize the risk of the virus to POINT’s employees, POINT has taken precautionary measures, including implementing work-from-home policies for certain employees. The effects of the public health directives and orders and POINT’s work-from-home policies may negatively impact productivity, disrupt its business and delay its clinical programs and timelines (including its clinical development timelines for PNT2002 and PNT2003) and any future clinical trials, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on POINT’s ability to conduct its business in the ordinary course. These and similar, and perhaps more severe, disruptions in POINT’s operations could negatively impact its business, financial condition and results of operations, including its ability to obtain financing.
Quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19, the identification of emerging variants or other infectious diseases could impact personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which would disrupt POINT’s supply chain.
In addition, POINT’s clinical trials of PNT2002 and PNT2003, and any future clinical trials, have been and may be further affected by the COVID-19 pandemic, including:
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delays or difficulties in enrolling patients in the clinical trial, including patient inability to comply with clinical trial protocols if quarantines impede patient movement or interrupt healthcare services;

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delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

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diversion or prioritization of healthcare resources away from the conduct of clinical trials and towards the COVID-19 pandemic, including the diversion of hospitals serving as its clinical trial sites and hospital staff supporting the conduct of its clinical trials, who, as healthcare providers, may have heightened exposure to COVID-19 and adversely impact its clinical trial operations;

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interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal, state or provincial governments, employers and others;

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limitations in employee resources that would otherwise be focused on the conduct of its clinical trials, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people;

For POINT’s clinical trials that it may conduct at sites outside the United States, particularly in countries that are experiencing heightened impact from COVID-19 and its emerging variants, in addition to the risks listed above, it has also experienced, and may also in the future experience, the following adverse impacts:
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delays in receiving approval from local regulatory authorities to initiate its planned clinical trials;

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delays in clinical sites receiving the supplies and materials needed to conduct its clinical trials;

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interruption in global shipping that may affect the transport of clinical trial materials, such as investigational drug products and comparator drugs used in its clinical trials;

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changes in local regulations as part of a response to the COVID-19 outbreak, which may require it to change the ways in which its clinical trials are conducted, which may result in unexpected costs, or to discontinue the clinical trials altogether;

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delays in necessary interactions with local regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees; and

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the refusal of the FDA to accept data from clinical trials in these affected geographies.

POINT has completed enrollment of its ongoing Phase 3 clinical trial of PNT2003. For PNT2002, POINT may not be able to enroll additional patient cohorts on its planned timelines due to disruptions at its clinical trial sites. The global COVID-19 pandemic and emergence of variants continues to rapidly evolve. The extent to which the COVID-19 pandemic may impact POINT’s business and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, the effectiveness of actions taken in the United States and other countries to contain and treat the disease, and the efficacy and the ability to widely distribute vaccines.
The market opportunities for POINT’s product candidates may be smaller than POINT anticipated or may be limited to those patients who are ineligible for or have failed prior treatments. If POINT encounters difficulties enrolling patients in its clinical trials, its clinical development activities could be delayed or otherwise adversely affected.
POINT’s current and future target patient populations are based on its beliefs and estimates regarding the incidence or prevalence of certain types of cancers that may be addressable by its product candidates, which is derived from a variety of sources, including scientific literature and surveys of clinics. POINT’s projections may prove to be incorrect and the number of potential patients may turn out to be lower than expected. Even if POINT obtains significant market share for its product candidates, because the potential target populations could be small, POINT may never achieve profitability without obtaining regulatory approval for additional indications, including use of its product candidates for front-line and second-line therapy.
POINT expects to initially seek approval of some of its product candidates as second- or third-line therapies for patients who have failed other approved treatments. Subsequently, for those product candidates that prove to be sufficiently beneficial, if any, POINT would expect to seek approval as a second-line therapy and potentially as a front-line therapy, but there is no guarantee that its product candidates, even if approved for third-line therapy, would be approved for second-line or front-line therapy. In addition, POINT may have to conduct additional clinical trials prior to gaining approval for second-line or front-line therapy.
POINT may encounter difficulties enrolling patients in its clinical trials, and its clinical development activities could thereby be delayed or otherwise adversely affected.
The timely completion of clinical trials in accordance with their protocols depends, among other things, on POINT’s ability to enroll a sufficient number of patients who remain in the trial until its conclusion. POINT may experience difficulties in patient enrollment in its clinical trials for a variety of reasons, including:
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the size and nature of the patient population;

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the patient eligibility criteria defined in the protocol;

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the size of the trial population required for analysis of the trial’s primary endpoints;

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the proximity of patients to trial sites;

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the design of the trial;

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its ability to recruit clinical trial investigators with the appropriate competencies and experience;

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competing clinical trials for similar therapies or other new therapeutics not involving its product candidates and or related technologies;

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clinicians’ and patients’ perceptions as to the potential advantages and side effects of the type of targeted radioligand therapy of the product candidate being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications it is investigating;

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its ability to obtain and maintain patient consents; and

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the risk that patients enrolled in clinical trials will not complete a clinical trial.

In addition, POINT’s clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as POINT’s product candidates, and this competition will reduce the number and types of patients available to it, because some patients who might have opted to enroll in POINT’s trials may instead opt to enroll in a trial being conducted by one of its competitors. POINT may conduct some of its clinical trials at the same clinical trial sites that some of its competitors use, which will reduce the number of patients who are available for its clinical trials at such clinical trial sites. Moreover, because POINT’s product candidates represent a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to only use conventional therapies, such as chemotherapy and external beam radiation, rather than enroll patients in any future clinical trial.
Even if POINT is able to enroll a sufficient number of patients in its clinical trials, delays in patient enrollment may result in increased costs or may affect the timing or outcome of the planned clinical trials, which could prevent completion of these trials and adversely affect POINT’s ability to advance the development of its product candidates.
POINT currently has a minimal marketing and sales organization and has no experience in marketing products. If POINT is unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell its product candidates, if approved for commercial sale, it may not be able to generate product revenue.
POINT currently has a very minimal sales, marketing or distribution capabilities and has no experience in marketing products. POINT intends to further develop its in-house marketing organization and sales force, which will require significant capital expenditures, management resources and time. POINT will have to compete with other pharmaceutical companies to recruit, hire, train and retain marketing and sales personnel.
If POINT is unable or decides not to establish internal sales, marketing and distribution capabilities, it will pursue collaborative arrangements regarding the sales and marketing of its products, if licensed. However, there can be no assurance that POINT will be able to establish or maintain such collaborative arrangements, or if it is able to do so, that they will have effective sales forces. Any revenue POINT receives will depend upon the efforts of such third parties, which may not be successful. POINT may have little or no control over the marketing and sales efforts of such third parties and its revenue from product sales may be lower than if it had commercialized its product candidates itself. POINT also faces competition in its search for third parties to assist it with the sales and marketing efforts of its product candidates.
There can be no assurance that POINT will be able to develop in-house sales and distribution capabilities or establish or maintain relationships with third-party collaborators to commercialize any product in the United States or overseas for which it is able to obtain regulatory approval.
If POINT evolves from a company primarily involved in clinical development to a company also involved in commercialization, it may encounter difficulties in managing its growth and expanding its operations successfully.
If POINT is able to advance its product candidates through clinical trials, it will need to expand its development, regulatory, manufacturing, marketing and sales capabilities or contract with third parties to provide these capabilities for it. If POINT’s operations expand, it expects that it may need to manage additional relationships with such third parties, as well as additional collaborators and suppliers.

Maintaining these relationships and managing POINT’s future growth will impose significant added responsibilities on members of its management and other personnel. POINT must be able to: manage its development efforts effectively; manage its clinical trials effectively; hire, train and integrate additional management, development, administrative and sales and marketing personnel; improve its managerial, development, operational and finance systems; and expand its facilities, all of which may impose a strain on its administrative and operational infrastructure. POINT may also begin to expand its capabilities or enter into contractual relationships during the later stage clinical trial or regulatory approval process, and then have to reduce its capabilities or terminate those relationships if the trials or approval processes are terminated.
POINT may expend its resources to pursue a particular product candidate and forgo the opportunity to capitalize on product candidates or indications that may ultimately be more profitable or for which there is a greater likelihood of success.
POINT has limited financial and personnel resources and is placing significant focus on the development of its lead product candidates, and as such, it may forgo or delay pursuit of opportunities with other future product candidates that later prove to have greater commercial potential. POINT’s resource allocation decisions may cause it to fail to capitalize on viable commercial products or profitable market opportunities. POINT’s spending on current and future research and development programs and other future product candidates for specific indications may not yield any commercially viable future product candidates. If POINT does not accurately evaluate the commercial potential or target market for a particular future product candidate, it may relinquish valuable rights to those future product candidates through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for POINT to retain sole development and commercialization rights to such future product candidates.
POINT currently conducts and may in the future conduct clinical trials for its product candidates outside the United States, and the FDA and similar foreign regulatory authorities may not accept data from such trials.
POINT is currently conducting clinical trials in Canada and may in the future choose to conduct additional clinical trials outside the United States, including in Australia, Europe or other foreign jurisdictions. The acceptance of trial data from clinical trials conducted outside the United States by the FDA may be subject to certain conditions. In cases where data from clinical trials conducted outside the United States are intended to serve as the sole basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the United States population and United States medical practice; (ii) the trials were performed by clinical investigators of recognized competence and (iii) the data may be considered valid without the need for an on-site inspection by the FDA or, if the FDA considers such an inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory bodies have similar approval requirements. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA or any similar foreign regulatory authority will accept data from trials conducted outside of the United States or the applicable jurisdiction. If the FDA or any similar foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of POINT’s business plan, and which may result in its product candidates not receiving approval or clearance for commercialization in the applicable jurisdiction.
If POINT’s competitors develop and market products that are more effective, safer or less expensive than its product candidates, its commercial opportunities will be negatively impacted.
The pharmaceutical industry is highly competitive, and POINT faces significant competition from many companies that are researching and marketing products designed to address various types of cancer and other indications it treats or may treat in the future. POINT is currently developing cancer therapeutics that will compete with other drugs and therapies that currently exist or are being developed. Also, certain of POINT’s product candidates may be clinically developed not as an initial first line therapy but as a therapy for patients whose tumors have developed resistance to first line chemotherapy, which limits its potential addressable market. Products POINT may develop in the future are also likely to face competition from other drugs and therapies.

Many of POINT competitors have significantly greater financial, manufacturing, marketing and drug development resources than POINT does. Large pharmaceutical companies, in particular, have extensive experience in clinical testing and in obtaining regulatory approvals for drugs. Additional mergers and acquisitions in the pharmaceutical industry may result in even more resources being concentrated by POINT’s competition. Competition may increase further as a result of advances in the commercial applicability of technologies currently being developed and a greater availability of capital investment in those fields. These companies may also have significantly greater research and marketing capabilities than POINT does. In addition, many universities and private and public research institutes are active in cancer research, the results of which may result in direct competition with POINT’s product candidates.
In certain instances, the drugs which will compete with POINT’s product candidates are widely available or established, existing standards of care. To compete effectively with these drugs, POINT’s product candidates will need to demonstrate advantages that lead to improved clinical safety or efficacy compared to these competitive products. POINT cannot assure you that it will be able to achieve competitive advantages versus alternative drugs or therapies. If POINT’s competitors’ market products are more effective, safer or less expensive than POINT’s product candidates or reach the market sooner than POINT’s product candidates, POINT may not achieve commercial success.
POINT believes that its ability to successfully compete will depend on, among other things:
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its ability to design and successfully execute appropriate clinical trials;

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its ability to recruit and enroll patients for its clinical trials;

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the results of its clinical trials and the efficacy and safety of its product candidates;

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the speed at which it develops its product candidates;

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achieving and maintaining compliance with regulatory requirements applicable to its business;

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the timing and scope of regulatory approvals, including labeling;

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adequate levels of reimbursement under private and governmental health insurance plans, including Medicare;

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its ability to protect intellectual property rights related to its product candidates;

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its ability to commercialize and market any of its product candidates that may receive regulatory approval;

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its ability to have any partners manufacture and sell commercial quantities of any approved product candidates to the market;

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acceptance of its product candidates by physicians, other healthcare providers and patients; and

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the cost of treatment in relation to alternative therapies.

In addition, the pharmaceutical industry is characterized by rapid technological change. POINT’s future success will depend in large part on its ability to maintain a competitive position with respect to these technologies. POINT’s competitors may render POINT’s technologies obsolete by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages in POINT’s drug discovery process that it believes it derives from its research approach and proprietary technologies. Also, because POINT’s research approach integrates many technologies, it may be difficult for POINT to stay abreast of the rapid changes in each technology. If POINT fails to stay at the forefront of technological change, it may be unable to compete effectively.
Risks Related to POINT’s Manufacturing Operations
POINT’s product candidates are radioligands and the manufacture of its product candidates is complex. POINT is currently constructing a manufacturing facility with the intent to manufacture most, if not all, of any approved drugs itself.
POINT’s product candidates are radioligands and the process of manufacturing them is complex, highly regulated and subject to multiple risks. The facility being constructed by POINT to manufacture its product candidates and future approved drugs has not been completed and will be subject to applicable laws, regulations, and GMP. These regulations govern manufacturing processes and procedures, including record keeping and the implementation and operation of quality management systems to control and assure the quality of investigational products and products approved for sale.
POINT currently is building a manufacturing facility in Indianapolis, Indiana and may build additional manufacturing facilities in other markets to expand its manufacturing capacity. These facilities may encounter unanticipated delays and expenses due to a number of factors, including regulatory requirements. If construction, regulatory evaluation, and/or approval of POINT’s new facility is delayed, POINT may not be able to manufacture sufficient quantities of its drug candidates, if approved, which could limit POINT’s development and commercialization activities and its opportunities for growth. Cost overruns associated with constructing or maintaining POINT’s facilities could require POINT to raise additional funds from other sources.
To produce POINT’s drug candidates in the quantities that it believes will be required to meet anticipated market demand, if approved, POINT will need to increase or “scale up” the production process by a significant factor over expected initial levels of production. A significant part of the scaling up process will include seeking for ways to increase the automation and semi-automation of POINT’s production process, which will require additional research and development, investment, potential new regulatory approvals, and cooperation with third-parties, some of which may not be successful. If POINT is unable or delayed in scaling up, or if the cost of doing so is not economically feasible for POINT, POINT may not be able to produce its approved drug candidates in a sufficient quantity to meet future demand.
Delays in completing and receiving regulatory approvals for POINT’s manufacturing facilities, could delay its development plans or commercialization efforts.
POINT’s manufacturing facilities will be subject to ongoing, periodic inspection by various regulatory authorities, including the Nuclear Regulatory Commission (NRC), as well as the FDA, Health Canada and other comparable regulatory agencies to ensure compliance with cGMP. POINT’s failure to follow and document its adherence to such cGMP or other regulatory requirements may lead to significant delays in the availability of products for clinical or, in the future, commercial use, and may result in the termination of or a hold on a clinical trial, or may delay or prevent filing or approval of marketing applications for POINT’s drug candidates or the commercialization of its drugs, if approved. POINT also may encounter manufacturing problems with the following:
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achieving adequate or clinical-grade materials that meet FDA, EMA, NMPA, Health Canada, TGA or other comparable regulatory agency standards or specifications with consistent and acceptable production yield and costs;

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shortages of qualified personnel, raw materials or key contractors; and

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ongoing compliance with GMP and other requirements of the FDA, EMA, NMPA, TGA or other comparable regulatory agencies.

Failure to comply with applicable regulations could also result in sanctions being imposed on POINT, including fines, injunctions, civil penalties, a requirement to suspend or put on hold one or more of POINT’s clinical trials, failure of regulatory authorities to grant marketing approval of POINT’s drug candidates, delays, suspension or withdrawal of approvals, supply disruptions, license revocation, seizures, or recalls of POINT’s drug candidates, operating restrictions and civil or criminal prosecutions, any of which could harm POINT’s business.
Damage to, destruction of or interruption of production at POINT’s manufacturing facilities would negatively affect its business and prospects.
If POINT’s manufacturing facilities or the equipment in them is damaged or destroyed, POINT may not be able to quickly or inexpensively replace its manufacturing capacity or replace it at all. In the event of a temporary or protracted loss of the facilities or equipment, POINT might not be able to transfer manufacturing to a third party. Even if POINT could transfer manufacturing to a third party, the shift would likely be expensive and time-consuming, particularly since the new facility would need to comply with the necessary regulatory requirements and POINT would need regulatory agency approval before selling any of POINT’s future approved drugs manufactured at that new facility. Such an event could delay POINT’s clinical trials or reduce POINT’s product sales if and when POINT is able to commercialize one or more of its drug candidates. Any interruption in manufacturing operations at POINT’s manufacturing facilities could result in its inability to satisfy the demands of its clinical trials or commercialization. Any disruption that impedes POINT’s ability to manufacture its drugs in a timely manner could materially harm its business, financial condition and operating results.
Any failure to perform proper quality control and quality assurance would have a material adverse effect on POINT’s business and financial results.
The manufacturing of POINT’s drug candidates and future approved drugs is subject to applicable laws, regulations, and cGMP. These regulations govern manufacturing processes and procedures, including record keeping and the implementation and operation of quality management systems to control and assure the quality of investigational products and products approved for sale. POINT and/or its third party manufacturers apply stringent quality controls at each stage of its production process to comply with these requirements. POINT and/or its third party manufacturers perform extensive tests throughout the manufacturing processes to ensure the safety and effectiveness of its drug candidates. POINT and/or its third party manufacturers may, however, detect instances in which an unreleased product was produced without adherence to its manufacturing procedures or the raw material used in the production process was not collected to store in accordance with the cGMP or other regulations, resulting in a determination that the implicated products should be destroyed. In addition, if POINT and/or its third party manufacturers fail to comply with relevant quality control requirements under laws and cGMP, POINT could experience a disruption in the supply of POINT’s products, which could delay or preventfurther sales of such products, which could have a material adverse effect on POINT’s business and financial results. In addition, quality issues may arise during scale-up activities. If POINT and/or its third party manufacturers are unable to successfully ensure consistent and high quality of its products during large-volume production, the sales of its products may not be able to be promoted, which could have a material adverse effect on its business and financial results. In addition, quality issues may arise during scale-up activities. If POINT is unable to successfully ensure consistent and high quality of its products during large-volume production, the sales of its products may not be able to be promoted, which could have a material adverse effect on its business and financial results.
Risks Related to POINT’s Reliance on Third Parties
While POINT is constructing its own manufacturing facility, it currently relies, and will likely continue to rely, on third parties to manufacture its lead product candidates for its ongoing clinical trial and its preclinical studies, as well as any preclinical studies or clinical trials of its future product candidates that it may conduct.
Although POINT is constructing its own manufacturing facility, it still relies, and is likely to continue to rely on third parties to manufacture its product candidates. If POINT’s third-party suppliers fail to comply with relevant quality control requirements under laws and cGMP or contaminations are discovered in POINT’s product candidates or in the manufacturing facilities in which its product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination. Any such event could cause a disruption in the supply of POINT’s products, which could delay or prevent further sales of such products, which could have a material adverse effect on POINT’s business and financial results.
POINT’s third-party suppliers’ failure to achieve and maintain high manufacturing standards, in accordance with applicable regulatory requirements, or the incidence of manufacturing errors, could result in patient injury or death, product shortages, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm POINT’s business. Contract manufacturers often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel.
If any contract manufacturer with whom we contract fails to perform its obligations, we may be forced to manufacture the materials ourselves sooner than we expect and we may not have the capabilities or resources to do so, and may need to enter into an agreement with a different contract manufacturer, which we may not be able to do on reasonable terms, if at all. In either scenario, our clinical trials supply could be delayed significantly as we establish alternative supply sources. In some cases, the technical skills required to manufacture our products or product candidates may be unique or proprietary to the original contract manufacturer and we may have difficulty, or there may be contractual restrictions prohibiting us from, transferring such skills to a back-up or alternate supplier, or we may be unable to transfer such skills at all. In addition, if we are required to change contract manufacturers for any reason, we will be required to verify that the new contract manufacturers maintains facilities and procedures that comply with quality standards and with all applicable regulations. We will also need to verify, such as through a manufacturing comparability study, that any new manufacturing process will produce our product candidate according to the specifications previously submitted to the FDA or another regulatory authority. The delays associated with the verification of a new contract manufacturer or transition to our own manufacturing earlier than expected could negatively affect our ability to develop product candidates or commercialize our products in a timely manner or within budget. Furthermore, a contract manufacturer may possess technology related to the manufacture of our product candidate that such contract manufacturer owns independently. This would increase our reliance on such contract manufacturer or require us to obtain a license from such contract manufacturer in order to have another contractor manufacture our product candidates. In addition, changes in manufacturers often involve changes in manufacturing procedures and processes, which could require that we conduct bridging studies between our prior clinical supply used in our clinical trials and that of any new manufacturer. We may be unsuccessful in demonstrating the comparability of clinical supplies which could require the conduct of additional clinical trials.
POINT may be unable to obtain a sufficient supply of radioisotopes to support clinical development or at commercial scale.
POINT is substantially dependent on third-party entities for the supply of its raw materials and for manufacturing. Lu177 is a key component of POINT’s radioligands. Our current suppliers of Lu177 are located in Germany and Israel and we may encounter issues with importing Lu177 into the United States, including on account of any shipping interruptions or delays due to the COVID-19 pandemic. To date, POINT has obtained the Lu177 for the clinical trials of PNT2002 and PNT2003 from Isotopia Molecular Imaging LTD and ITG Isotope Technologies Garching GmbH. The raw material for its targeted radioligand therapies is shipped to the Centre for Probe Development and Commercialization located in southern Ontario, Canada, which manufactures the product candidates until POINT’s Indianapolis, IN facility is fully operational.
Currently, POINT believes there is sufficient supply of the needed radioisotopes to advance its ongoing PNT2002 and PNT2003 clinical trials, support additional trials it may undertake and for commercialization of its product candidates. POINT continually evaluates manufacturers and suppliers of its radioisotopes and intends to have redundant suppliers prior to the commercial launch of PNT2002 and PNT2003, if approved. POINT is also developing its own technology to produce Lu177 in-house which would require POINT to source additional raw materials such as ytterbium-176, which could also be supply constrained.
POINT’s ability to conduct clinical trials to advance its product candidates is dependent on its ability to obtain the radioisotope Lu177 and other isotopes it may choose to utilize in the future. Currently, POINT is dependent on third-party manufacturers and suppliers for its isotopes. These suppliers may not perform their contracted services or may breach or terminate their agreements with POINT. POINT’s suppliers are subject to regulations and standards that are overseen by regulatory and government agencies and POINT has no control over its suppliers’ compliance to these standards. Failure to comply with regulations and standards may result in their inability to supply isotopes could result in delays in POINT’s clinical trials, which could have a negative impact on its business. POINT aims to manufacture substantial amounts of Lu177 in-house. However, POINT’s inability to build out and establish its own manufacturing facilities would require it to continue to rely on third-party suppliers as it currently does.
POINT relies on third parties to conduct its clinical trials of PNT2002 and PNT2003 and plans to rely on third parties to conduct future clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, POINT may not be able to obtain regulatory approval of or commercialize its product candidates.
POINT depends and will continue to depend on independent investigators and collaborators, such as medical institutions, CROs, contract manufacturing organizations (“CMOs”) and strategic partners to conduct and supply product candidates for its preclinical studies and clinical trials, including its current Phase 3 clinical trial of PNT2003 and future clinical trials of PNT2002. POINT expects to negotiate budgets and contracts with CROs, trial sites and CMOs, which may result in delays to its development timelines and increased costs. POINT will rely heavily on these third parties over the course of its clinical trials, and POINT controls only certain aspects of their activities. As a result, POINT will have less direct control over the conduct, timing and completion of these clinical trials and the management of data developed through clinical trials than would be the case if POINT were relying entirely upon its own staff. Nevertheless, POINT is responsible for ensuring that each of its studies is conducted in accordance with applicable protocol, legal and regulatory requirements and scientific standards, and its reliance on third parties does not relieve it of its regulatory responsibilities. POINT and these third parties are required to comply with good clinical practices (GCPs), which are regulations and guidelines enforced by the FDA and similar foreign regulatory authorities for product candidates in clinical development. Regulatory authorities enforce these GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If POINT or any of these third parties fail to comply with applicable GCP regulations, the clinical data generated in POINT’s clinical trials may be deemed unreliable and the FDA or similar foreign regulatory authorities may require POINT to perform additional clinical trials before approving its marketing applications. POINT cannot assure you that, upon inspection, such regulatory authorities will determine that any of its clinical trials comply with the GCP regulations. In addition, POINT’s clinical trials must be conducted with drug products produced under cGMP regulations, and will require a large number of test patients. POINT’s failure or any failure by these third parties to comply with these regulations or to recruit a sufficient number of patients may require POINT to repeat clinical trials, which would delay the regulatory approval process. Moreover, POINT’s business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.
Any third parties conducting POINT’s clinical trials are not and will not be POINT’s employees and, except for remedies available to POINT under its agreements with such third parties, POINT cannot control whether or not they devote sufficient time and resources to POINT’s ongoing, clinical and preclinical product candidates. These third parties may also have relationships with other commercial entities, including POINT’s competitors, for whom they may also be conducting clinical trials or other drug development activities, which could affect their performance on POINT’s behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to POINT’s clinical protocols or regulatory requirements or for other reasons, POINT’s clinical trials may be extended, delayed or terminated and POINT may not be able to complete development of, obtain regulatory approval of or successfully commercialize its product candidates. As a result, POINT’s financial results and the commercial prospects for its product candidates would be harmed, its costs could increase and its ability to generate revenue could be delayed.
Switching or adding third parties to conduct POINT’s clinical trials involves substantial cost and requires extensive management time and focus and may ultimately be unsuccessful. In addition, there is a natural transition period when a new third party commences work. As a result, delays occur, which can materially impact POINT’s ability to meet its desired clinical development timelines.
POINT depends in part on CanProbe and other third-party sponsors to advance clinical development of PNT2003.
CanProbe is currently sponsoring the clinical trials involving PNT2003. The advancement of PNT2003 depends in part on the continued sponsorship by CanProbe, as POINT’s resources and capital would not be sufficient to conduct these trials on its own. CanProbe is not obligated to continue sponsorship of any clinical trials involving POINT’s product candidates and could stop their support at any time. If this or other third-party sponsors ceased their support for POINT’s product candidates, its ability to advance clinical development of product candidates could be limited and POINT may not be able to pursue the number of different indications for its product candidates that are currently being pursued.
Even if CanProbe continues to sponsor clinical trials of POINT’s product candidates, POINT’s reliance on their support subjects it to numerous risks. For example, POINT has limited control over the design, execution or timing of the clinical trials and limited visibility into the day-to-day activities, including with respect to how the sponsor is providing and administering POINT product candidates. If a clinical trial sponsored by a third party has a failure due to poor design of the trial, errors in the way the clinical trial is executed or for any other reason, or if the sponsor fails to comply with applicable regulatory requirements or if there are errors in the reported data, it could represent a major set-back for the development and approval of POINT’s product candidates, even if POINT was not directly involved in the trial and even if the clinical trial failure was not related to the underlying safety or efficacy of the product candidate. In addition, these third-party sponsors could decide to de-prioritize clinical development of POINT’s product candidates in relation to other projects, which could adversely affect the timing of further clinical development. POINT is also subject to various confidentiality obligations with respect to the clinical trials sponsored by third party sponsors, which could prevent POINT from disclosing current information about the progress or results from these trials until the applicable sponsor publicly discloses such information or permits POINT to do so. This may make it more difficult to evaluate POINT’s business and prospects at any given POINT in time and could also impair its ability to raise capital on its desired timelines.
POINT may form or seek collaborations or strategic alliances or enter into additional licensing arrangements in the future, and it may not realize the benefits of such collaborations, alliances or licensing arrangements.
POINT may form or seek strategic alliances, create joint ventures or collaborations, or enter into additional licensing arrangements with third parties that it believes will complement or augment its development and commercialization efforts with respect to its product candidates and any future product candidates that it may develop. Any of these relationships may require POINT to incur non-recurring and other charges, increase its near and long-term expenditures, issue securities that dilute its existing shareholders or disrupt its management and business.
In addition, POINT faces significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. POINT may not be successful in its efforts to establish a strategic partnership or other alternative arrangements for its product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view POINT’s product candidates as having the requisite potential to demonstrate safety and effectiveness and obtain marketing approval.
Further, collaborations involving POINT’s product candidates are subject to numerous risks, which may include the following:
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collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration;

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collaborators may not pursue development and commercialization of POINT’s product candidates or may elect not to continue or renew development or commercialization of POINT’s product candidates based on clinical trial results, changes in their strategic focus due to the acquisition of competitive products, availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;

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collaborators may delay clinical trials, provide insufficient funding for a clinical trial, stop a clinical trial, abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

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collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with POINT’s product candidates;

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a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to their marketing and distribution;

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collaborators may not properly maintain or defend POINT’s intellectual property rights or may use POINT’s intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate POINT’s intellectual property or proprietary information or expose POINT to potential liability;

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disputes may arise between POINT and a collaborator that cause the delay or termination of the research, development or commercialization of POINT’s product candidates, or that result in costly litigation or arbitration that diverts management attention and resources;

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collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates; and

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collaborators may own or co-own intellectual property covering POINT’s products that results from POINT collaborating with them, and in such cases, POINT would not have the exclusive right to commercialize such intellectual property.

As a result, if POINT enters into collaboration agreements and strategic partnerships or license its product candidates, it may not be able to realize the benefit of such transactions if POINT is unable to successfully integrate them with its existing operations and company culture, which could delay its timelines or otherwise adversely affect its business. POINT also cannot be certain that, following a strategic transaction or license, it will achieve the revenue or specific net income that justifies such transaction. Any delays in entering into new collaborations or strategic partnership agreements related to its product candidates could delay the development and commercialization of its product candidates in certain geographies for certain indications, which would harm its business, prospects, financial condition and results of operations.
If POINT or third parties, such as CROs or CMOs, use hazardous materials in a manner that causes injury or violates applicable law, POINT may be liable for damages.
POINT’s research and development activities may involve the controlled use of potentially hazardous substances, including chemical materials, by POINT or third parties, such as CROs and CMOs. The use of radiopharmaceutical treatments involves the inherent risk of exposure from radiation, which can alter or harm healthy cells in the body. POINT and such third parties are subject to federal, state, provincial and local laws and regulations in the United States, Canada and other foreign jurisdictions governing the use, manufacture, storage, handling, and disposal of medical and hazardous materials. Although POINT believes that its and such third-parties’ procedures for using, handling, storing and disposing of these materials comply with legally prescribed standards, POINT cannot completely eliminate the risk of contamination or injury resulting from medical or hazardous materials. As a result of any such contamination or injury, POINT may incur liability or local, city, state, provincial or federal authorities may curtail the use of these materials and interrupt POINT’s business operations. In the event of an accident, POINT could be held liable for damages or penalized with fines, and the liability could exceed POINT’s resources. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair POINT’s research, development and production efforts, which could harm its business, prospects, financial condition, or results of operations. POINT will maintain insurance coverage for injuries resulting from the hazardous materials it uses; however, future claims may exceed the amount of its coverage. Also, POINT does not currently have insurance coverage for pollution cleanup and removal. Currently the costs of complying with such federal, state, provincial, local and foreign environmental regulations are not significant, and consist primarily of waste disposal expenses. However, they could become expensive, and current or future environmental laws or regulations may impair POINT’s research, development, production and commercialization efforts.
Risks Related to Government Regulation
The FDA regulatory approval process is lengthy and time-consuming, and POINT may experience significant delays in the clinical development and regulatory approval of its product candidates.
POINT has not previously submitted a NDA to the FDA or similar marketing applications to similar foreign regulatory authorities. A NDA must include extensive preclinical and clinical data and supporting information to establish the product candidate’s safety and effectiveness for each desired indication. The NDA must also include significant information regarding the manufacturing controls for the product.
Securing regulatory approval also requires the submission of information about the radioligand manufacturing process and inspection of manufacturing facilities by the relevant regulatory authority. The FDA or similar foreign regulatory authorities may fail to approve POINT’s manufacturing processes or facilities, whether run by POINT or its CMOs. In addition, if POINT makes manufacturing changes to its product candidates in the future, POINT may need to conduct additional preclinical studies and/or clinical trials to bridge its modified product candidates to earlier versions.

Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may ultimately lead to the denial of regulatory approval of POINT’s product candidates.
POINT may seek orphan drug designation for product candidates it develops, and POINT may be unsuccessful or may be unable to maintain the benefits associated with orphan drug designation, including the potential for market exclusivity.
As part of POINT’s business strategy, it has sought orphan drug designation for PNT2003 and may seek orphan drug designation for other product candidates it develops, and it may be unsuccessful. Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs for relatively small patient populations as orphan drugs.
Generally, if a drug with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the drug is entitled to a period of marketing exclusivity, which precludes the European Medicines Agency (EMA) or the FDA from approving another marketing application for the same drug and for the same indication during the period of exclusivity, except in limited circumstances.
Even if POINT obtains orphan drug exclusivity for a product candidate, such exclusivity may not effectively protect the product candidate from competition because different therapies can be approved for the same condition and the same therapies can be approved for different conditions but used off-label. Even after an orphan drug is approved, the FDA can subsequently approve the same drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. Moreover, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process. While POINT has sought orphan drug designation for PNT2003 and may seek orphan drug designation for other applicable indications for its current and any future product candidates, POINT may never receive such designations. Even if POINT does receive such designation, there is no guarantee that it will enjoy the benefits of that designation.
A breakthrough therapy designation by the FDA, even if granted for any of POINT’s product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that POINT’s product candidates will receive marketing approval.
POINT may seek breakthrough therapy designation for some or all of its future product candidates. A breakthrough therapy is defined as a drug that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For product candidates that have been designated as breakthrough therapies, sponsors may obtain more frequent interaction with and communication with the FDA to help to identify the most efficient path for clinical development. Therapies designated as breakthrough therapies by the FDA may also be eligible for other expedited approval programs, including accelerated approval.
Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if POINT believes one of its product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a breakthrough therapy designation for a product candidate may not result in a faster development process, review or approval and does not assure ultimate approval by the FDA. In addition, even if one or more of POINT’s product candidates qualify as a breakthrough therapy, the FDA may later decide that the product candidate no longer meets the conditions for qualification. As such, even though POINT could seek breakthrough therapy designation for PNT2002 and/or PNT2003 and some or all of its future product candidates for the treatment of certain cancers, there can be no assurance that POINT will receive breakthrough therapy designation or that even if POINT does receive it, that such designation will have a material impact on POINT’s development program.
A fast-track designation by the FDA, even if granted for PNT2002, PNT2003 or any other future product candidates, may not lead to a faster development or regulatory review or approval process and does not increase the likelihood that POINT’s product candidates will receive marketing approval.
If a drug is intended for the treatment of a serious or life-threatening condition and the product demonstrates the potential to address unmet medical needs for this condition, the Sponsor may apply for FDA fast track designation for a particular indication. POINT may seek fast track designation for certain of its current or future product candidates, but there is no assurance that the FDA will grant this status to any of POINT’s proposed product candidates. If granted, fast track designation makes a product eligible for more frequent interactions with FDA to discuss the development plan and clinical trial design, as well as rolling review of the application, which means that the company can submit completed sections of its marketing application for review prior to completion of the entire submission. Marketing applications of product candidates with fast-track designation may qualify for priority review under the policies and procedures offered by the FDA, but the fast-track designation does not assure any such qualification or ultimate marketing approval by the FDA. The FDA has broad discretion whether or not to grant fast track designation, so even if POINT believes a particular product candidate is eligible for this designation, there can be no assurance that the FDA would decide to grant it. Even if POINT does receive fast track designation, POINT may not experience a faster development process, review or approval compared to conventional FDA procedures, and receiving a fast-track designation does not provide any assurance of ultimate FDA approval. In addition, the FDA may withdraw fast track designation if it believes that the designation is no longer supported by data from POINT’s clinical development program. In addition, the FDA may withdraw any fast-track designation at any time.
Accelerated approval by the FDA, even if granted for PNT2002, PNT2003 or any other future product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that POINT’s product candidates will receive marketing approval.
POINT may seek accelerated approval of PNT2002 and PNT2003 and for future product candidates. A product may be eligible for accelerated approval if it treats a serious or life-threatening condition and generally provides a meaningful advantage over available therapies. In addition, it must demonstrate an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality (IMM) that is reasonably likely to predict an effect on IMM or other clinical benefit. As a condition of approval, the FDA may require that a Sponsor of a drug receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product. Even if POINT does receive accelerated approval, it may not experience a faster development or regulatory review or approval process, and receiving accelerated approval does not provide assurance of ultimate FDA approval.
If POINT is unable to successfully develop, validate and obtain regulatory approval for companion diagnostic tests for its product candidates that require or would commercially benefit from such tests, or experiences significant delays in doing so, it may not realize the full commercial potential of these product candidates.
In connection with the clinical development of POINT’s product candidates for certain indications, POINT may work with collaborators to develop or obtain access to in vitro or in vivo companion diagnostic tests to identify patient subsets within a disease category who may derive selective and meaningful benefit from POINT’s product candidates. Such companion diagnostics would be used during POINT’s clinical trials as well as in connection with the commercialization of its product candidates. To be successful, POINT or its collaborators will need to address a number of scientific, technical, regulatory and logistical challenges. The FDA and similar foreign regulatory authorities regulate in vitro companion diagnostics as medical devices and, under that regulatory framework, will likely require the conduct of clinical trials to demonstrate the safety and effectiveness of any diagnostics POINT may develop, which POINT expects will require separate regulatory clearance or approval prior to commercialization.

POINT may rely on third parties for the design, development and manufacture of companion diagnostic tests for its therapeutic product candidates that may require such tests. If POINT enters into such collaborative agreements, it will be dependent on the sustained cooperation and effort of its future collaborators in developing and obtaining approval for these companion diagnostics. It may be necessary to resolve issues, such as selectivity/specificity, analytical validation, reproducibility or clinical validation of companion diagnostics, during the development and regulatory approval processes. Moreover, even if data from preclinical studies and early clinical trials appear to support development of a companion diagnostic for a product candidate, data generated in later clinical trials may fail to support the analytical and clinical validation of the companion diagnostic. POINT and its future collaborators may encounter difficulties in developing, obtaining regulatory approval for, manufacturing and commercializing companion diagnostics similar to those POINT faces with respect to its therapeutic candidates themselves, including issues with achieving regulatory clearance or approval, production of sufficient quantities at commercial scale and with appropriate quality standards, and in gaining market acceptance. If POINT is unable to successfully develop companion diagnostics for these therapeutic product candidates, or experiences delays in doing so, the development of these therapeutic product candidates may be adversely affected, these therapeutic product candidates may not obtain marketing approval, and POINT may not realize the full commercial potential of any of these therapeutics that obtain marketing approval. As a result, POINT’s business, results of operations and financial condition could be materially harmed. In addition, a diagnostic company with whom POINT contracts may decide to discontinue selling or manufacturing the companion diagnostic test that POINT anticipates using in connection with development and commercialization of its product candidates or POINT’s relationship with such diagnostic company may otherwise terminate. POINT may not be able to enter into arrangements with another diagnostic company to obtain supplies of an alternative diagnostic test for use in connection with the development and commercialization of POINT’s product candidates or do so on commercially reasonable terms, which could adversely affect and/or delay the development or commercialization of its therapeutic candidates.
Obtaining and maintaining regulatory approval of POINT’s product candidates in one jurisdiction does not mean that it will be successful in obtaining regulatory approval of its product candidates in other jurisdictions.
Obtaining and maintaining regulatory approval of POINT’s product candidates in one jurisdiction does not guarantee that it will be able to obtain or maintain regulatory approval in any other jurisdiction, while a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants marketing approval of a product candidate, similar foreign regulatory authorities must also approve the manufacturing, marketing and promotion of the product candidate in those countries. Approval and licensure procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials, as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that POINT intends to charge for its products is also subject to approval.
POINT may also submit marketing applications in other countries. Regulatory authorities in jurisdictions outside of the United States have requirements for approval of product candidates with which POINT must comply prior to marketing in those jurisdictions. Obtaining similar foreign regulatory approvals and compliance with similar foreign regulatory requirements could result in significant delays, difficulties and costs for POINT and could delay or prevent the introduction of its products in certain countries. If POINT fails to comply with the regulatory requirements in international markets and/or receive applicable marketing approvals, POINT’s target market will be reduced and its ability to realize the full market potential of its product candidates will be harmed.
Even if POINT receives regulatory approval of its product candidates, POINT will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and POINT may be subject to penalties if it fails to comply with regulatory requirements or experiences unanticipated problems with its product candidates.
Following potential approval of any of POINT’s current or future product candidates, the FDA or similar foreign regulatory authorities may impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly and time-consuming post-approval studies, post-market surveillance or clinical trials to monitor the safety and efficacy of the product. The FDA may also require a risk evaluation and mitigation strategy (REMS) in order to license POINT’s product candidates, which could entail requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or similar foreign regulatory authority approves POINT’s product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for POINT’s product candidates will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMPs and GCPs, for any clinical trials that POINT conducts post-approval. Later discovery of previously unknown problems with POINT’s product candidates, including adverse events of unanticipated severity or frequency, or with POINT’s third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:
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restrictions on the marketing or manufacturing of POINT’s product candidates, withdrawal of the product from the market or voluntary or mandatory product recalls;

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revisions to the labeling, including limitation on approved uses or the addition of additional warnings, contraindications or other safety information, including boxed warnings;

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imposition of a REMS which may include distribution or use restrictions;

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requirements to conduct additional post-market clinical trials to assess the safety of the product;

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fines, warning or untitled letters or holds on clinical trials;

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refusal by the FDA to approve pending applications or supplements to approved applications filed by POINT or suspension or revocation of license approvals;

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product seizure or detention, or refusal to permit the import or export of POINT’s product candidates; and

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injunctions or the imposition of civil or criminal penalties.

The FDA’s and similar regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of POINT’s product candidates. POINT cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. For example, certain policies of the Biden administration may impact POINT’s business and industry. Namely, the Biden administration is expected to take several executive actions that could increase FDA enforcement actions. It is difficult to predict how these executive actions will be implemented, and the extent to which they will impact the FDA’s exercise of its regulatory authority. If POINT is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if POINT is not able to maintain regulatory compliance, POINT may lose any marketing approval that it may have obtained and it may not achieve or sustain profitability.
Disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new or modified products and services from being developed, approved or commercialized in a timely manner, which could negatively impact POINT’s business.
The ability of the FDA to review and approve new products can be affected by a variety of factors, including, but not limited to, government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, statutory, regulatory, and policy changes and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result of the factors identified. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved or cleared by necessary government agencies, which would adversely affect POINT’s business. For example, over the last several years, the United States government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA employees and stop critical activities.
Separately, in response to the global pandemic of COVID-19, on March 10, 2020, the FDA announced its intention to postpone inspections of manufacturing facilities and products, and regulatory authorities outside the United States may have adopted similar restrictions or other policy measures in response to the COVID-19 pandemic. The FDA has since resumed some prioritized domestic inspections based on a rating system. Additionally, as of June 23, 2020, the FDA noted it is continuing to ensure timely reviews of applications for medical products during the COVID-19 pandemic in line with its user fee performance goals. On July 16, 2020, FDA noted that it is continuing to expedite oncology product development with its staff teleworking full-time. However, FDA may not be able to continue its current pace and approval timelines could be extended, including where a pre-approval inspection or an inspection of clinical sites is required and due to the COVID-19 pandemic and travel restrictions FDA is unable to complete such required inspections during the review period. In 2020, several companies announced receipt of complete response letters due to the FDA’s inability to complete required inspections for their applications.
If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process regulatory submissions, which could have a material adverse effect on POINT’s business. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process POINT’s regulatory submissions, which could have a material adverse effect on POINT’s business.
The insurance coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for any of our product candidates, if approved, could limit our ability to market those products and decrease our ability to generate revenue.
In the United States and markets in other countries, patients generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors are critical to new product acceptance. Our ability to successfully commercialize our product candidates will depend, in part, on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations/entities. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. The availability of coverage and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford treatments. Sales of these or other product candidates that we may identify will depend substantially, both domestically and abroad, on the extent to which the costs of our product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. If coverage and adequate reimbursement are not available, or are available only at limited levels, we may not be able to successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a sufficient return on our investment.
There is also significant uncertainty related to the insurance coverage and reimbursement of newly approved products and coverage may be more limited than the purposes for which the medicine is approved by the FDA or comparable foreign regulatory authorities. In the United States, the principal decisions about reimbursement for new medicines are typically made by the Centers for Medicare & Medicaid Services, or CMS, an agency within the U.S. Department of Health and Human Services. CMS decides whether, and to what extent, a new medicine will be covered and reimbursed under Medicare and, generally, private payors tend to follow CMS to a substantial degree.

Factors payors consider in determining reimbursement are based on whether the product is: (i) a covered benefit under its health plan; (ii) safe, effective and medically necessary; (iii) appropriate for the specific patient; (iv) cost-effective; and (v) neither experimental nor investigational.
Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. We cannot be sure that reimbursement will be available for any product candidate that we commercialize and, if reimbursement is available, the level of reimbursement. In addition, many pharmaceutical manufacturers must calculate and report certain price reporting metrics to the government, such as average sales price, or ASP, and best price. Penalties may apply in some cases when such metrics are not submitted accurately and timely. Further, these prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs.
In addition, in certain foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its Member States to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. To obtain reimbursement or pricing approval, certain countries with the European Union may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. A Member State may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our product candidates. Historically, products launched in the European Union do not follow the same price structures as in the U.S. and, generally, prices in the European Union tend to be significantly lower.
POINT’s relationships with healthcare providers and physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose POINT to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.
POINT is subject to applicable fraud and abuse and other healthcare laws and regulations, including, without limitation, the United States federal Anti-Kickback Statute and the United States federal False Claims Act (FCA), which may constrain the business or financial arrangements and relationships through which POINT sells, markets and distributes its products. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry (e.g., healthcare providers, physicians and third-party payors), are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. POINT also may be subject to patient information, privacy and security regulation by the U.S. federal government, states and foreign jurisdictions in which it conducts its business. The applicable federal, state and foreign healthcare laws and regulations laws that may affect its ability to operate are described in more detail in the section titled “Information About POINT — Government Regulation — U.S. Healthcare Laws and Regulation” including, but are not limited to:
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the federal Anti-Kickback Statute;

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federal government price reporting laws, which require us to calculate and report complex pricing metrics in an accurate and timely manner to government programs;

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federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

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The United States federal civil and criminal false claims laws and civil monetary penalty laws, including the FCA;

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The federal Health Insurance Portability and Accountability Act of 1996 (HIPAA);

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH), and their implementing regulations, and as amended again by the Final HIPAA Omnibus Rule, published in January 2013; and

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The federal Physician Payment Sunshine Act, created under the ACA, and its implementing regulations.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulatory guidance. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies, healthcare providers and other third parties, including charitable foundations, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Responding to investigations can be time-and resource-consuming and can divert management’s attention from the business. Any such investigation or settlement could increase POINT’s costs or otherwise have an adverse effect on its business.
If POINT’s marketing or other arrangements were determined to violate anti-kickback or related laws, including the FCA or an all-payor law, then POINT could be subject to penalties, including administrative, civil and criminal penalties, damages, fines, disgorgement, the exclusion from participation in federal and state healthcare programs, individual imprisonment, reputational harm, and the curtailment or restructuring of its operations, as well as additional reporting obligations and oversight if it becomes subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws. Any action for violation of these laws, even if successfully defended, could cause POINT to incur significant legal expenses and divert management’s attention from the operation of the business. Prohibitions or restrictions on sales or withdrawal of future marketed products could materially affect business in an adverse way. Efforts to ensure that POINT’s business arrangements will comply with applicable healthcare laws may involve substantial costs.
Similar state, local, and foreign fraud and abuse laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services. Such laws are generally broad and are enforced by various state agencies. Also, many states have similar fraud and abuse statutes or regulations that may be broader in scope and may apply regardless of payor, in addition to items and services reimbursed under Medicaid and other state programs. Some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant federal government compliance guidance, and require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures.
State and federal authorities have aggressively targeted pharmaceutical companies for alleged violations of these anti-fraud statutes, based on improper research or consulting contracts with doctors, certain marketing arrangements with pharmacies and other healthcare providers that rely on volume-based pricing, off-label marketing schemes, and other improper promotional practices. Companies targeted in such prosecutions have paid substantial fines, have been ordered to implement extensive corrective action plans, and have in many cases become subject to consent decrees severely restricting the manner in which they conduct their business, among other consequences. Additionally, federal and state regulators have brought criminal actions against individual employees responsible for alleged violations. If POINT becomes the target of such an investigation or prosecution based on its contractual relationships with providers or institutions, or its marketing and promotional practices, POINT could face similar sanctions, which would materially harm its business.
Also, the Foreign Corrupt Practices Act and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to non-United States officials for the purpose of obtaining or retaining business. POINT’s internal control policies and procedures may not protect POINT from reckless or negligent acts committed by its employees, future distributors, partners, collaborators or agents. Violations of these laws, or allegations of such violations, could result in fines, penalties or prosecution and have a negative impact on POINT’s business, results of operations and reputation.

Healthcare legislative reform measures and constraints on national budget social security systems may have a material adverse effect on our business and results of operations
In recent years, the U.S. Congress and certain state legislatures have considered and passed a large number of laws intended to result in significant changes to the healthcare industry, including proposals targeted at reducing the price of pharmaceutical products and limiting coverage and reimbursement for drugs and other medical products. For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the Affordable Care Act), affects how health care services are covered, delivered and reimbursed through expanded health insurance coverage, reduced growth in Medicare program spending, and the establishment and expansion of value-based purchasing programs. The law also imposes price transparency requirements and establishes the Patient-Centered Outcomes Research Institute, which focuses on comparative clinical effectiveness research. In addition, the Affordable Care Act contains several provisions relevant to pharmaceutical manufacturers and that may impact to our potential product candidates, including expansion of the 340B program, expansion of manufacturers’ rebate liability under the MDRP, and measures intended to reduce Medicare Part D enrollees’ out-of-pocket liability.
Although the Affordable Care Act remains subject to legislative and regulatory changes and court challenges, President Biden has indicated that his administration intends to protect and strengthen the Affordable Care Act and Medicaid programs. These proposals could lead to increased coverage levels and utilization of services. However, the impact and timing of additional reform initiatives is unclear.
In recent years, there has been heightened governmental scrutiny over the manner in which pharmaceutical manufacturers set prices for their products. This has resulted in proposed and enacted federal and state legislation designed to increase transparency in product pricing, review the relationship between pricing and manufacturer patient programs and reform government reimbursement methodologies for pharmaceutical products. For example, in 2019, CMS began allowing Medicare Advantage plans the option of applying step therapy, a type of prior authorization, to manage physician-administered and other Medicare Part B medications as part of broader care coordination activities, with the goal of introducing competition and negotiation into the market of those drugs. In 2020, HHS, the Department of Labor and the Department of the Treasury issued a Transparency in Coverage final rule that for plan years beginning on or after January 1, 2022, requires health plans to disclose on a public website the negotiated rates and historical net pricing for prescription drugs and to provide consumers with personalized cost-sharing information. Also in 2020, HHS and the FDA issued a final rule to allow FDA-authorized programs to import certain prescription drugs from Canada, although the rule excludes several types of prescription drugs such as radioactive drugs and biologics and imaging drugs. In 2020, CMS issued a final rule to implement a Most Favored Nation (“MFN”) model for determining Medicare prices for Part B drugs and biologicals. This MFN model would test paying comparable amounts to the lowest price paid by similarly economically situated countries. The MFN model was intended to take effect January 1, 2021, but was delayed by court order and CMS recently stated that the model will not be implemented without further rulemaking. In addition, HHS OIG issued a final rule in 2020 that amends the discount safe harbor of the federal Anti-Kickback Statute to exclude rebates from drug manufacturers to Medicare Part D plan sponsors, adds a safe harbor to protect POINT-of-sale reductions from a drug manufacturer to a Part D or Medicaid managed care organization, and adds a safe harbor to protect certain drug manufacturer payments to pharmacy benefit managers. However, removal of the safe harbor protection for rebates under Part D has been delayed by court order until January 1, 2023, and HHS OIG delayed the effective date of the new safe harbors from January 29, 2021 to March 22, 2021. The Biden administration and certain members of Congress have indicated their intent to pursue drug pricing reforms. Proposals include allowing Medicare to negotiate with drug manufacturers for lower prices, allowing additional importation of prescription drugs from other countries, modifying the design of the Medicare Part D program and limiting drug price increases to no more than the inflation rate. Some states also have passed legislation and issued regulations designed to lower prescription drug costs. These and other initiatives at the federal and state levels, if enacted and implemented, may directly or indirectly affect pricing of our products.
Additionally, in 2018, the Trickett Wendler, Frank Mongiello, Jordan McLinn, and Matthew Bellina Right to Try Act of 2017, or the Right to Try Act, was signed into law. The law provides a federal framework for eligible patients to access certain investigational drugs that are the subject of an active investigational new drug application submitted to the FDA, but that have not been approved or licensed by the FDA for any use. The Right to Try Act allows patients to seek treatment without participating in a clinical trial and without obtaining FDA permission under the FDA Program (i.e., compassionate use). Manufacturers are not obligated under the Right to Try Act to make products available to eligible patients.
POINT’s employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.
POINT is exposed to the risk that its employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or disclosure of unauthorized activities to POINT that violates applicable regulations, including those laws requiring the reporting of true, complete and accurate information to regulatory agencies, manufacturing standards and United States federal and state healthcare laws and regulations. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. POINT could face liability under the Anti-Kickback Statute and similar United States state laws. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, referrals, customer incentive programs and other business arrangements. Misconduct by these parties could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical trials, which could result in significant regulatory sanctions and serious harm to POINT’s reputation. Further, should violations include promotion of unapproved (off-label) uses of one or more of POINT’s products, POINT could face significant regulatory sanctions for unlawful promotion, as well as substantial penalties under the FCA and similar state laws. Similar concerns could exist in jurisdictions outside of the United States as well. Prior to the consummation of the Business Combination, POINT intends to adopt a code of conduct applicable to all of its employees, but it is not always possible to identify and deter misconduct by employees and other third parties. The precautions POINT takes to detect and prevent misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting POINT from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against POINT, and POINT is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, additional reporting requirements and oversight if POINT becomes subject to a corporate integrity agreement or similar agreement to resolve allegations of noncompliance with these laws, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of POINT’s operations, any of which could adversely affect POINT’s ability to operate its business, financial condition and results of operations.
If POINT’s security measures are breached or unauthorized access to protected health information or other personally identifiable information is otherwise obtained or if POINT fails to comply with applicable privacy and security laws and regulations, its reputation may be harmed, and it may incur significant expenses and liabilities.
Unauthorized access to, or security breaches of, POINT’s systems and databases could result in unauthorized access to data and information and loss, compromise or corruption of such data and information. Present and future CROs, contractors and consultants also could experience breaches of security leading to the exposure of confidential and sensitive information. Cyber incidents have been increasing in sophistication and frequency and can include third parties gaining access to employee or customer data using stolen or inferred credentials, computer malware, viruses, spamming, phishing attacks, ransomware, card skimming code, and other deliberate attacks and attempts to gain unauthorized access. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our network security or our website change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. Breaches may also be caused by user error and failure to follow security policies and procedures. It is possible that unauthorized access to customer data may be obtained through inadequate use of security controls by customers, suppliers or other vendors. While we are not currently aware of any impact that the SolarWinds supply chain attack had on our business, this is a recent event, and the scope of the attack is yet unknown. Therefore, there is residual risk that we may experience a security breach arising from the SolarWinds supply chain attack.
Health plans, healthcare clearinghouses and most healthcare providers, including research institutions from which POINT obtains patient health information, are subject to privacy and security regulations promulgated under HIPAA. Entities that handle protected health information on behalf of covered entities, known as business associates, are required to comply with certain provisions of the security and privacy regulations. POINT is not currently classified as a covered entity or business associate under HIPAA and thus is not directly subject to its requirements or penalties. However, even if there is no direct liability under HIPAA, any person may be prosecuted under HIPAA’s criminal provisions. Consequently, depending on the facts and circumstances, POINT could face substantial criminal penalties if it knowingly receives protected health information from a HIPAA-covered healthcare provider, research institution or other party that has not satisfied HIPAA’s requirements for disclosure of individually identifiable health information.
In addition, other health privacy laws, data breach notification laws, consumer protection laws and genetic testing laws may apply directly to POINT’s operations and/or those of POINT’s collaborators and may impose restrictions on POINT’s collection, use and dissemination of individuals’ health information, POINT may maintain sensitive personally identifiable information, including health information, that it receives throughout the clinical trial process, in the course of its research collaborations, and directly from individuals (or their healthcare providers) who enroll in POINT’s patient assistance programs. As such, POINT may be subject to state laws requiring notification of affected individuals and state regulators in the event of a breach of personal information, which may apply to a broader class of information than the health information protected by HIPAA.
Patients about whom POINT or its collaborators obtain health information, as well as the providers who share this information with POINT, may have statutory or contractual rights that limit POINT’s ability to use and disclose the information. POINT may be required to expend significant capital and other resources to ensure ongoing compliance with applicable privacy and data security laws. Claims that POINT has violated individuals’ privacy rights or breached its contractual obligations, even if POINT is not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm POINT’s business.
In the event of a security breach, POINT could suffer loss of business, severe reputational damage adversely affecting investor or patient confidence, regulatory investigations and orders, litigation, indemnity obligations, damages for contract breach, penalties for violation of applicable laws or regulations, significant costs for remediation and other liabilities. For example, the loss of preclinical study or clinical trial data from completed or future preclinical studies or clinical trials could result in delays in POINT’s regulatory approval efforts and significantly increase POINT’s costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, POINT’s data or applications, or inappropriate disclosure of confidential or proprietary information, POINT could incur liability and the further development and commercialization of POINT’s product candidates could be delayed.
POINT has incurred and expects to incur significant expenses to prevent security breaches and to comply with applicable privacy and security laws, including costs related to deploying additional personnel and protection technologies, training employees, and engaging third-party solution providers and consultants. Although POINT expends significant resources to create security protections that shield POINT’s customer data against potential theft and security breaches, such measures cannot provide absolute security. Moreover, as POINT outsources more of its information systems to vendors and relies more on cloud-based information systems, the related security risks will increase, and POINT will need to expend additional resources to protect its technology and information systems and may be adversely affected by security breaches experienced by our vendors. POINT maintains a limited amount of cyber liability insurance, POINT cannot be certain that its coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to POINT on economically reasonable terms, or at all.

Risks Related to POINT’s Intellectual Property
If POINT is unable to obtain and maintain patent protection for any products it develops and for its technology, or if the scope of the patent protection obtained is not sufficiently broad, its competitors could develop and commercialize products and technology similar or identical to POINT’s, and POINT’s ability to commercialize any product candidates it may develop, and its technology may be adversely affected.
POINT’s success depends, in large part, on its ability to seek, obtain, maintain, enforce and defend patent rights in the United States and other countries with respect to its product candidates. POINT and its licensors have sought and intend to continue to seek to protect POINT’s proprietary position by filing patent applications in the United States and one or more countries outside the United States related to POINT’s product candidates and technologies that are important to POINT’s business. However, the risks associated with patent rights generally apply to patent rights that POINT owns, has licensed now or licenses in the future.
The patent prosecution process is expensive, time-consuming and complex, and POINT and its licensors may not be able to file, prosecute, maintain, enforce, defend or license all necessary or desirable patents and patent applications at a reasonable cost or in a timely manner.
Changes in either the patent laws or their interpretation in the United States and other countries may diminish POINT’s ability to protect its inventions, obtain, maintain and enforce its intellectual property rights, and more generally, could affect the value of POINT’s intellectual property rights or narrow the scope of POINT’s owned or licensed patents. POINT cannot predict with certainty whether patent applications POINT and its licensors are currently pursuing will issue as patents or whether the claims of any issued patents will provide sufficient competitive advantage.
It is also possible that POINT will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Although POINT enters into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of POINT’s research and development output, such as POINT’s employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing POINT’s ability to seek patent protection.
POINT is a party to a number of intellectual property license agreements which are important to our business, and POINT may enter into one or more additional license agreements and other intellectual property agreements in the future. POINT’s existing license agreements impose, and POINT expects that future license agreements will impose, various diligence, development and commercialization timelines, milestone payments, royalties and other obligations. If POINT fails to comply with obligations under these agreements, the licensor may have the right to terminate the license.
The patent position of pharmaceutical and biotechnology companies generally is highly uncertain, involves complex legal and factual questions and has, in recent years, been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of POINT’s patent rights are highly uncertain. POINT’s current and future owned and licensed patent rights may not result in patents being issued which protect our technology or product candidates, effectively prevent others from commercializing competitive technologies and products or otherwise provide any competitive advantage. In fact, patent applications may not issue as patents at all. Even assuming patents issue from patent applications in which POINT has rights, changes in either the patent laws or interpretation of the patent laws in the United States and other jurisdictions may diminish the value of POINT’s patents or narrow the scope of patent protection.
Other parties have developed products and technologies that may be related or competitive to those of POINT and such parties may have filed or may file patent applications, or may have received or may receive patents, claiming inventions that may overlap or conflict with those claimed in our patent applications or issued patents. POINT may not be aware of all third-party intellectual property rights potentially relating to POINT’s current or future product candidates or technologies. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and in other jurisdictions are typically not published until 18 months after filing, or, in some cases, not at all. Therefore, POINT cannot know with certainty whether certain of POINT’s owned or licensed patent applications are the first filed for patent protection of the disclosed inventions. As a result, the issuance, scope, validity, enforceability and commercial value of POINT’s patent rights cannot be predicted with any certainty.
Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications POINT owns or licenses do issue as patents, they may not issue in a form that will provide meaningful protection, prevent competitors or other third parties from competing with POINT or otherwise provide competitive advantage. Any patents that POINT owns or licenses now or in the futures may be challenged, narrowed, circumvented, or invalidated by third parties. Consequently, POINT does not know whether any of its product candidates and technology will be protectable or remain protected by valid and enforceable patents. Competitors or other third parties may be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, POINT’s intellectual property may not provide sufficient rights to exclude others from commercializing products similar or identical to ours.
The degree of patent protection required to successfully compete in the marketplace may be unavailable or severely limited in some cases and may not adequately protect POINT’s rights or permit POINT to gain or keep any competitive advantage. POINT cannot provide any assurances that any of the patents or patent applications included in our patent rights include or will include, claims with a scope sufficient to protect POINT product candidates and technologies or otherwise provide any competitive advantage. In addition, the laws of foreign countries may not protect our proprietary rights to the same extent as the laws of the United States. Furthermore, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally twenty years after it is filed. Certain extensions may be available; however, the life of a patent, and the protection it affords, is limited. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, POINT’s patent rights may not provide adequate and continuing patent protection sufficient to exclude others from commercializing products similar or identical to a POINT product candidate.
Even if POINT has patent protection that is expected to maintain some competitive advantage, third parties, including competitors, may challenge the validity, enforceability or scope thereof, which may result in POINT owned or licensed patents being narrowed, invalidated or held unenforceable. In litigation, a competitor could claim that one or more POINT patents are not valid or enforceable for a number of reasons. If a court agrees, POINT would lose our rights to those challenged patents.
Even if issued, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our licensed patents may be challenged in the courts or patent offices in the United States and abroad. For example, POINT may be subject to a third party submission of prior art to the USPTO challenging the validity of one or more claims of our licensed patents. Such submissions may also be made prior to a patent’s issuance, precluding the granting of a patent based on one of the pending patent applications included in POINT patent rights. POINT or a POINT licensor may become involved in opposition, derivation, revocation, reexamination, post-grant and inter partes review, or interference proceedings challenging one or more patents included in the POINT patent rights. For example, competitors may claim that they have filed one or more patent applications before the filing date of the patents or patent applications included in POINT’s patent rights. A competitor may also assert that POINT is infringing their patents and that POINT therefore cannot practice its technology. Competitors may also contest patents or patent applications included in POINT’s patent rights by showing that the claimed subject matter was not patent-eligible, was not novel, was obvious or that the patent claims failed any other requirement for patentability or enforceability. In addition, POINT may in the future be subject to claims by its or its licensors’ current or former employees or consultants asserting an ownership right in the patents or patent applications included in the POINT patent rights as an inventor or co-inventor, as a result of the work they performed.
An adverse determination in any such submission or proceeding may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit POINT’s ability to stop others from using or commercializing similar technology and therapeutics, without payment to POINT, or could limit the duration of the patent protection covering POINT’s technology and product candidates. Such challenges may also result in POINT’s inability to manufacture or commercialize its product candidates without infringing third party patent rights, and POINT may be required to obtain a license from third parties, which may not be available on commercially reasonable terms or at all, or POINT may need to cease the development, manufacture and commercialization of one or more of our product candidates. In addition, if the breadth or strength of protection provided by the patents and patent applications included in POINT’s patent rights is threatened, it could dissuade companies from collaborating with POINT to license, develop or commercialize current or future product candidates. Any of the foregoing would result in a material adverse effect on POINT’s business, financial condition, results of operations or prospects. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to POINT.
Even if they are unchallenged, the patents and pending patent applications included in POINT’s patent rights may not provide POINT with any meaningful protection or prevent competitors from designing around POINT’s patent claims to circumvent POINT’s patent rights by developing similar or alternative technologies or therapeutics in a non-infringing manner. If the patent protection provided by the patents and patent applications POINT owns or licenses is not sufficiently broad to impede such competition, POINT’s ability to successfully commercialize its product candidates and technologies could be negatively affected, which would have a material adverse effect on POINT’s business, financial conditions, results of operations and prospects.
If POINT fails to comply with its obligations under its patent licenses with third parties, POINT could lose license rights that are important to its business.
POINT is a party to various license agreements, pursuant to which POINT in-licenses patent and patent applications for use in one or more of its product candidates. These existing licenses impose various diligence, milestone payment, royalty, insurance and other obligations on POINT. If POINT fails to comply with these obligations, the licensors may have the right to terminate the licenses, in which event POINT would not be able to develop or market the products covered by such licensed intellectual property.
POINT relies on certain of its licensors to file and prosecute patent applications and maintain patents and otherwise protect the intellectual property POINT licenses from them and may continue to do so in the future. POINT has limited control over these activities or any other intellectual property that may be related to its in-licensed intellectual property.
For example, POINT cannot be certain that such activities by these licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. POINT has limited control over the manner in which its licensors initiate an infringement proceeding against a third-party infringer of the intellectual property rights, or defend certain of the intellectual property that is licensed to POINT.
It is possible that any licensors’ infringement proceeding or defense activities may be less vigorous than had POINT conducted them itself.
Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmentpatent agencies, and POINT’s patent protection could be reduced or eliminated for non-compliance with these requirements.
Periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and/or applications will be due to be paid to the USPTO and various government patent agencies outside of the United States over the lifetime of POINT’s owned and licensed patents and/or applications. POINT relies on its outside counsel or its licensing partners to pay these fees due to non-U.S. patent agencies. The USPTO and various non-U.S. government patent agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. POINT employs reputable law firms and other professionals to help comply and POINT is also dependent on its licensors to take the necessary action to comply with these requirements with respect to our licensed intellectual property. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market and this circumstance could have a material adverse effect on our business.
POINT may not be able to protect its intellectual property and proprietary rights throughout the world.
Filing, prosecuting, maintaining, enforcing and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and POINT’s intellectual property rights in some countries outside the United States could be less extensive than those in the United States. The laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States even in jurisdictions where POINT does pursue patent protection. Consequently, POINT and its licensors may not be able to prevent third parties from practicing POINT inventions in all countries outside the United States, even in jurisdictions where POINT pursues patent protection, or from selling or importing products made using POINT inventions in and into the United States or other jurisdictions. Competitors may use POINT technologies in jurisdictions where POINT has not pursued and obtained patent protection to develop their own products and may export otherwise infringing products to territories where POINT has patent protection, but where enforcement is not as strong as it is in the United States. These products may compete with POINT product candidates and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property rights, particularly those relating to biotechnology products, which could make it difficult to stop the infringement of POINT patents, if pursued and obtained, or marketing of competing products in violation of POINT intellectual property and proprietary rights generally. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could (i) result in substantial costs and divert efforts and attention from other aspects of POINT’s business, (ii) put POINT patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and (iii) provoke third parties to assert claims against POINT. POINT may not prevail in any lawsuits that POINT initiates and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, POINT’s efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that POINT develops or licenses.
Issued patents covering POINT product candidates or technologies could be found invalid or unenforceable if challenged in court.
If POINT or one of its licensing partners initiates legal proceedings against a third party to enforce a patent covering a product candidate, assuming such patents have or do issue, the defendant could counterclaim that the patent covering our product candidate is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description, non-enablement or failure to claim patent eligible subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld information material to patentability from the USPTO, or made a misleading statement, during prosecution. Third parties also may raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post grant review, inter partes review, interference proceedings, derivation proceedings and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in the revocation or cancellation of or amendment to our patents in such a way that they no longer cover a POINT product candidate. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, POINT cannot be certain that there is no invalidating prior art, of which the patent examiner, POINT or a licensing partner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, POINT could lose at least part, and perhaps all, of the patent protection on a product candidate. Such a loss of patent protection could have a material adverse impact on POINT’s business, financial condition, results of operations and prospects.
If POINT is unable to protect the confidentiality of our trade secrets, its business and competitive position would be harmed.
In addition to the protection afforded by patents, POINT relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that POINT elects not to patent, processes for which patents are difficult to enforce and any other elements of the discovery and development processes of product candidates and technologies that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect and some courts inside and outside the United States are less willing or unwilling to protect trade secrets. POINT seeks to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants, scientific advisors and contractors. However, POINT may not be able to prevent the unauthorized disclosure or use of our technical know-how or other trade secrets by the parties to these agreements, despite the existence generally of confidentiality agreements and other contractual restrictions. Monitoring unauthorized uses and disclosures is difficult and POINT cannot not know whether steps taken to protect its proprietary technologies will be effective. If any POINT employees, collaborators, CROs, contract manufacturers, consultants, advisors and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements, POINT may not have adequate remedies for any such breach or violation. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. As a result, POINT could lose our trade secrets. POINT cannot guarantee that it has entered into such agreements with each party that may have or have had access to its trade secrets or proprietary technology and processes. POINT also seeks to preserve the integrity and confidentiality of its data and trade secrets by maintaining physical security of its premises and physical and electronic security of its information technology systems. While POINT has confidence in these individuals, organizations and systems, agreements and security measures, they may still be breached, and POINT may not have adequate remedies for any breach.
In addition, POINT trade secrets may otherwise become known or be independently discovered by competitors. If any of POINT trade secrets were to be lawfully obtained or independently developed by a competitor, POINT would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with POINT. If POINT trade secrets are not adequately protected so as to protect against competitors’ products and technologies, POINT’s competitive position could be adversely affected.
Third parties may initiate legal proceedings alleging that POINT is infringing, misappropriating or otherwise violating theirintellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of POINT’s business.
POINT’s commercial success depends upon its ability to develop, manufacture, market and sell current and future product candidates without infringing, misappropriating or otherwise violating the proprietary rights and intellectual property of third parties. The pharmaceutical industry is characterized by extensive and complex litigation regarding patents and other intellectual property rights. POINT or our licensors may in the future become party to, or be threatened with, adversarial proceedings or litigation regarding intellectual property rights with respect to a POINT product candidate, including interference proceedings, post grant review and inter partes review before the USPTO. Competitors or other third parties may assert infringement claims against POINT, alleging that POINT therapeutics, manufacturing methods, formulations or administration methods are covered by their patents.
POINT cannot be certain or guarantee that a court would hold that a POINT product candidate does not infringe an existing patent or a patent that may be granted in the future. Furthermore, because patent applications can take many years to issue, may be confidential for 18 months or more after filing and can be revised before issuance, there may be applications now pending which may later result in issued patents that may be infringed by the manufacture, use, sale or importation of a POINT product candidate and POINT may or may not be aware of such patents.

It is also possible that POINT has failed to identify relevant third-party patents or applications. It can be difficult for industry participants, including POINT, to identify all third-party patent rights that may be relevant to POINT product candidates and technologies because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. In addition, POINT may be unaware of one or more issued patents that would be infringed by the manufacture, sale or use of a current or future product candidate, or POINT may incorrectly conclude that a third-party patent is invalid, unenforceable or not infringed by our activities. Additionally, pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover our technologies.
Third parties may assert infringement claims against POINT based on existing patents or patents that may be granted in the future, regardless of their merit. Even if it is believed such claims are without merit, there is no assurance that POINT would be successful in defending such claims. A court of competent jurisdiction could hold that these third-party patents are valid, enforceable and infringed, which could materially and adversely affect POINT’s ability to commercialize a product candidate covered by the asserted third-party patents. In order to successfully challenge the validity of any such U.S. patent in federal court, POINT would need to overcome a presumption of validity. As this burden is a high one requiring presentation of clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. Similarly, there is no assurance that a court of competent jurisdiction would find that a POINT product candidate did not infringe a third party patent.
Patent and other types of intellectual property litigation can involve complex factual and legal questions, and their outcome is uncertain. If POINT is found, or POINT believes there is a risk to be found, to infringe, misappropriate or otherwise violate a third party’s intellectual property rights, and POINT is unsuccessful in demonstrating that such intellectual property rights are invalid or unenforceable, POINT could be required or may choose to obtain a license from such third party to continue developing, manufacturing and marketing a product candidate. However, POINT may not be able to obtain any required license on commercially reasonable terms or at all. Even if POINT were able to obtain a license, it could be non-exclusive, thereby giving competitors and other third parties access to the same technologies licensed to POINT, and it could require POINT to make substantial licensing and royalty payments. POINT could be forced, including by court order, to cease developing, manufacturing and commercializing a product candidate. In addition, POINT could be found liable for monetary damages, including treble damages and attorneys’ fees, if POINT is found to have willfully infringed a patent or other intellectual property right. A finding of infringement, misappropriation or other violation of intellectual property rights could prevent POINT from manufacturing and commercializing one or more product candidate or force POINT to cease some or all of its business operations, which could materially harm POINT’s business, financial condition, results of operations and prospects. Claims that POINT has misappropriated the confidential information or trade secrets of third parties could have a similar material adverse impact on POINT’s business, financial condition, results of operations and prospects.
Intellectual property litigation could cause POINT to spend substantial resources and distract POINT’s personnel from their normal responsibilities.
Litigation or other legal proceedings relating to intellectual property claims, with or without merit, is unpredictable and generally expensive and time-consuming. Competitors may infringe POINT patents or the patents of POINT’s licensing partners, or POINT may be required to defend against claims of infringement. To counter infringement or unauthorized use claims or to defend against claims of infringement can be expensive and time consuming. Even if resolved in POINT’s favor, litigation or other legal proceedings relating to intellectual property claims may cause POINT to incur significant expenses and could distract technical and management personnel from their normal responsibilities. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of POINT’s confidential information could be compromised by disclosure during this type of litigation.
POINT may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some competitors may be able to sustain the costs of such litigation or proceedings more effectively than POINT can because of their greater financial resources and more mature and developed intellectual property portfolios. Accordingly, POINT may not be able to prevent third parties from infringing or misappropriating or successfully challenging POINT intellectual property rights.
POINT may be subject to claims asserting that its employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what POINT regards as its own intellectual property.
Certain of POINT’s employees, consultants or advisors are currently, or were previously, employed at universities or other biotechnology or pharmaceutical companies, including POINT’s competitors or potential competitors, as well as POINT’s academic partners. Although POINT tries to ensure that its employees, consultants and advisors do not use the proprietary information or know-how of others in their work for POINT, POINT may be subject to claims that these individuals or POINT have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If POINT fails in defending any such claims, in addition to paying monetary damages, POINT may lose valuable intellectual property rights or personnel. An inability to incorporate such technologies or features would have a material adverse effect on POINT’s business and may prevent POINT from successfully commercializing its product candidates. Moreover, any such litigation or the threat thereof may adversely affect POINT’s ability to hire employees or contract with independent contractors. A loss of key personnel or their work product could hamper or prevent POINT’s ability to commercialize a product candidate, which could have an adverse effect on POINT’s business, results of operations and financial condition. Even if POINT is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.
In addition, while it is POINT’s policy to require employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to POINT, POINT may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that POINT regards at its own. Moreover, even when POINT does obtain agreements assigning intellectual property to POINT, the assignment agreements may be breached, and POINT may be forced to bring claims against third parties, or defend claims that they may bring against POINT, to determine the ownership of what POINT regards as its intellectual property. Moreover, individuals executing agreements with POINT may have preexisting or competing obligations to a third party, such as an academic institution, and thus an agreement with POINT may be ineffective in perfecting ownership of inventions developed by that individual. Disputes about the ownership of intellectual property that POINT may own may have a material adverse effect on POINT’s business, financial condition, results of operations and prospects.
If patent term extension for is not obtained for POINT product candidates, POINT’s business may be materially harmed.
Depending upon the timing, duration and specifics of any FDA marketing approval of POINT product candidates, one or more U.S. patents that POINT owns or licenses may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent extension term of up to five years as compensation for patent term lost during the FDA regulatory review process based on the first regulatory approval for a particular drug or biologic. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it or a method for manufacturing it may be extended. However, POINT may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than requested. In addition, to the extent POINT wishes to pursue patent term extension based on a patent in-licensed from a third party, POINT would need the cooperation of that third party. If POINT is unable to obtain patent term extension or the term of any such extension is less than requested, competitors may be able to enter the market sooner, and POINT’s business, financial condition, results of operations and prospects could be materially harmed.

Intellectual property rights and regulatory exclusivity rights do not necessarily address all potential threats.
The degree of future protection afforded by POINT intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect POINT’s business or permit POINT to maintain its competitive advantage. For example:
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POINT, or its current or future license partners or collaborators, might not have been the first to make the inventions covered by the issued patent or pending patent applications that POINT owns or licenses;

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POINT, or its current and future license partners or collaborators, might not have been the first to file patent applications covering certain inventions;

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others may independently develop similar or alternative technologies or duplicate any of POINT technologies without infringing POINT’s owned or licensed intellectual property rights;

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others may circumvent POINT regulatory exclusivities, such as by pursuing approval of a competitive product candidate via the traditional approval pathway based on their own clinical data, rather than relying on the abbreviated pathway provided for generic applicants;

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it is possible that POINT’s pending patent applications will not lead to issued patents;

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issued patents that POINT holds rights to now or in the future may be held invalid or unenforceable, including as a result of legal challenges by competitors;

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POINT competitors might conduct research and development activities in countries where POINT does not have patent rights and then use the information learned from such activities to develop competitive products for sale in major commercial markets;

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the patents or other intellectual property rights of others may have an adverse effect on POINT’s business; and

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POINT may choose not to file a patent for certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, they could have a material adverse effect on POINT’s business, financial condition, results of operations and prospects.
Risks Related to Employee Matters and Managing Growth
POINT is highly dependent on its key personnel, and if it is not successful in attracting and retaining highly qualified personnel, it may not be able to successfully implement its business strategy.
POINT’s ability to compete in the highly competitive pharmaceutical industry depends upon its ability to attract and retain highly qualified managerial, scientific and medical personnel. POINT is highly dependent on its management, scientific and medical personnel, including Dr. Joe McCann, PhD, POINT’s Chief Executive Officer. The loss of the services of any of POINT’s executive officers, other key employees and other scientific and medical advisors, and an inability to find suitable replacements could result in delays in product development and harm POINT’s business.
POINT has its corporate headquarters in Toronto, Ontario and is building its manufacturing facility in Indianapolis, Indiana. These regions are headquarters to many other pharmaceutical companies and many academic and research institutions. Competition for skilled personnel in POINT’s market is intense and may limit its ability to hire and retain highly qualified personnel on acceptable terms or at all. Changes to United States, Canadian, or similar foreign immigration and work authorization laws and regulations, including those that restrain the flow of scientific and professional talent, can be significantly affected by political forces and levels of economic activity. POINT’s business may be materially adversely affected if legislative or administrative changes to United States, Canadian, or similar foreign immigration or visa laws and regulations impair POINT’s hiring processes and goals or projects involving personnel who are not United States or Canadian citizens.
To encourage valuable employees to remain at POINT, in addition to salary and cash incentives, POINT has provided stock options that vest over time. The value to employees of stock options that vest over time may be significantly affected by movements in POINT’s share price that are beyond its control, and may at any time be insufficient to counteract more lucrative offers from other companies. Despite POINT’s efforts to retain valuable employees, members of POINT’s management, scientific and development teams may terminate their employment with POINT on short notice. Although POINT has employment agreements with its key employees, some of these employment agreements provide for at-will employment, which means that some of POINT’s employees could leave its employment at any time, with or without notice. POINT’s success also depends on its ability to continue to attract, retain and motivate highly skilled junior, mid-level and senior managers as well as junior, mid-level and senior scientific and medical personnel.
POINT will need to grow the size of its organization, and it may experience difficulties in managing this growth.
As of February 27, 2021, POINT had 25 full-time employees and three contractors. As POINT’s development and commercialization plans and strategies develop, and as POINT transitions into operating as a public company, POINT expects to need additional managerial, operational, sales, marketing, financial and other personnel, as well as additional facilities to expand its operations. Future growth would impose significant added responsibilities on members of management, including:
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identifying, recruiting, integrating, maintaining and motivating additional employees;

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managing POINT’s internal development efforts effectively, including the clinical and FDA review process for its product candidates, while complying with POINT’s contractual obligations to contractors and other third parties; and

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improving POINT’s operational, financial and management controls, reporting systems and procedures.

POINT’s future financial performance and its ability to commercialize its product candidates will depend, in part, on its ability to effectively manage any future growth, and its management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.
POINT currently relies, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services. There can be no assurance that the services of independent organizations, advisors and consultants will continue to be available to POINT on a timely basis when needed, or that it can find qualified replacements. In addition, if POINT is unable to effectively manage its outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, POINT’s clinical trials may be extended, delayed or terminated, and it may not be able to obtain regulatory approval of its product candidates or otherwise advance its business. There can be no assurance that POINT will be able to manage its existing consultants or find other competent outside contractors and consultants on economically reasonable terms, or at all. If POINT is not able to effectively expand its organization by hiring new employees and expanding its groups of consultants and contractors, or POINT is not able to effectively build out new facilities to accommodate this expansion, POINT may not be able to successfully implement the tasks necessary to further develop and commercialize its product candidates and, accordingly, may not achieve its research, development and commercialization goals.
If product liability lawsuits are brought against POINT, it may incur substantial liabilities and may be required to limit commercialization of its product candidates.
POINT faces an inherent risk of product liability as a result of the planned clinical testing of its product candidates and will face an even greater risk if POINT commercializes any products. For example, POINT may be sued if its product candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If POINT cannot successfully defend itself against product liability claims, POINT may incur substantial liabilities or be required to limit commercialization of its product candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:
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decreased demand for POINT’s product candidates or products that it may develop;

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injury to POINT’s reputation;

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withdrawal of clinical trial participants;

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initiation of investigations by regulators;

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costs to defend the related litigation;

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a diversion of management’s time and POINT’s resources;

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substantial monetary awards to trial participants or patients;

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product recalls, withdrawals or labeling, marketing or promotional restrictions;

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loss of revenue;

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exhaustion of any available insurance and POINT’s capital resources; and

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the inability to commercialize any product candidate.

Failure to obtain or retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products POINT develops, alone or with corporate collaborators. Although POINT has clinical trial insurance, its insurance policies also have various exclusions, and it may be subject to a product liability claim for which it has no coverage. POINT may have to pay any amounts awarded by a court or negotiated in a settlement that exceed its coverage limitations or that are not covered by its insurance, and it may not have, or be able to obtain, sufficient capital to pay such amounts. Even if POINT’s agreements with any future corporate collaborators entitle POINT to indemnification against losses, such indemnification may not be available or adequate should any claim arise.
Unstable market and economic conditions may have serious adverse consequences on POINT’s business, financial condition and share price.
As widely reported, global credit and financial markets have experienced extreme volatility and disruptions in the past several years and especially in 2020 due to the impacts of the COVID-19 pandemic, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. POINT’s general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on POINT’s growth strategy, financial performance and share price and could require POINT to delay or abandon clinical development plans.
Risks Relating to Ownership of New POINT’s Common Stock Following the Business Combination
New POINT does not know whether an active, liquid and orderly trading market will develop for its common shares or what the market price of its common shares will be and, as a result, it may be difficult for you to sell your common shares.
Prior to the Business Combination, there was no public trading market for POINT’s common shares. Although, upon the successful consummation of the Business Combination, New POINT’s Common Stock will be listed on The Nasdaq Global Market, an active trading market for its shares may never develop or be sustained following the Business Combination. You may not be able to sell your shares quickly or at the market price if trading in New POINT’s Common Stock is not active. Further, an inactive market may also impair New POINT’s ability to raise capital by selling New POINT’s Common Stock and may impair

New POINT’s ability to enter into strategic partnerships or acquire companies or products by using New POINT’s Common Stock as consideration.
The price of New POINT Common Stock may be volatile, and you could lose all or part of your investment.
The trading price of New POINT Common Stock following the Business Combination is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond New POINT’s control, including limited trading volume. These factors include:
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the results of New POINT’s ongoing, planned or any future preclinical studies, clinical trials or clinical development programs;

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the commencement, enrollment or results of clinical trials of New POINT’s product candidates or any future clinical trials New POINT may conduct, or changes in the development status of New POINT’s product candidates;

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adverse results or delays in preclinical studies and clinical trials;

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New POINT’s decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

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any delay in New POINT’s regulatory filings or any adverse regulatory decisions, including failure to receive regulatory approval of New POINT’s product candidates;

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changes in laws or regulations applicable to New POINT’s products, including but not limited to clinical trial requirements for approvals;

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adverse developments concerning New POINT’s manufacturers or its manufacturing plans;

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New POINT’s inability to obtain adequate product supply for any licensed product or inability to do so at acceptable prices;

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New POINT’s inability to establish collaborations, if needed;

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New POINT’s failure to commercialize its product candidates;

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departures of key scientific or management personnel;

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unanticipated serious safety concerns related to the use of New POINT’s product candidates;

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introduction of new products or services offered by New POINT or its competitors;

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announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by New POINT or its competitors;

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New POINT’s ability to effectively manage its growth;

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the size and growth of New POINT’s initial cancer target markets;

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New POINT’s ability to successfully treat additional types of cancers or at different stages;

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actual or anticipated variations in quarterly operating results;

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New POINT’s cash position;

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New POINT’s failure to meet the estimates and projections of the investment community or that New POINT may otherwise provide to the public;

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publication of research reports about New POINT or its industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

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changes in the market valuations of similar companies;

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overall performance of the equity markets;

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sales of New POINT Common Stock by New POINT or its shareholders in the future;

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trading volume of New POINT Common Stock;

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changes in accounting practices;

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ineffectiveness of New POINT’s internal controls;

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disputes or other developments relating to proprietary rights, including patents, litigation matters and New POINT’s ability to obtain patent protection for its technologies;

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significant lawsuits, including patent or shareholder litigation;

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general political and economic conditions; and

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other events or factors, many of which are beyond New POINT’s control.

In addition, the stock market in general, and The Nasdaq Stock Market and pharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of New POINT Common Stock, regardless of New POINT’s actual operating performance. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would harm New POINT’s business, financial condition and results of operations.
Future sales and issuances of New POINT Common Stock or rights to purchase New POINT Common Stock, including pursuant to the Equity Incentive Plan and future exercise of registration rights, could result in additional dilution of the percentage ownership of New POINT’s shareholders and could cause New POINT’s share price to fall.
New POINT expects that significant additional capital will be needed in the future to continue its planned operations, including conducting clinical trials, expanded research and development activities, and costs associated with operating as a public company. To raise capital, New POINT may sell common shares, convertible securities or other equity securities in one or more transactions at prices and in a manner New POINT determines from time to time. If New POINT sells common shares, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to New POINT’s existing shareholders, and new investors could gain rights, preferences, and privileges senior to the holders of New POINT’s common shares, including common shares sold in this offering.
Pursuant to the Equity Incentive Plan, which will become effective the day prior to the Closing, New POINT is authorized to grant equity awards to its employees, directors and consultants.
Initially, the aggregate number of New POINT Common Stock that may be issued pursuant to share awards under the Equity Incentive Plan will be equal to ten percent (10%) of the issued and outstanding New POINT Shares, inclusive of rollover options and exercised shares, as of immediately following the Effective Time. This shall be cumulatively increased annually on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to four percent (4%) of New POINT shares outstanding on the last day of the immediately preceding fiscal year or a lesser number of shares determined by New POINT’s board of directors. Unless New POINT’s board of directors elects not to increase the number of shares available for future grants each year, New POINT’s shareholders may experience additional dilution, which could cause New POINT’s share price to fall.
Pursuant to the Amended and Restated Registration and Stockholder Rights Agreement to be entered into in connection with the Business Combination, certain stockholders of RACA and POINT can each demand that New POINT register their registrable securities under certain circumstances and will each also have piggyback registration rights for these securities. In addition, following the Closing, New POINT is required to file and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of New POINT. The registration of these securities will permit the public sale of such securities, subject to certain contractual restrictions imposed by the Amended and Restated Registration and Stockholder Rights Agreement and the Business Combination Agreement. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of New POINT Entity’s securities.

New POINT does not intend to pay dividends on its Common Stock, so any returns will be limited to the value of New POINT Common Stock.
New POINT currently anticipates that it will retain future earnings for the development, operation and expansion of its business and does not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, New POINT may enter into agreements that prohibit it from paying cash dividends without prior written consent from New POINT’s contracting parties, or which other terms prohibiting or limiting the amount of dividends that may be declared or paid on New POINT Common Stock. Any return to shareholders will therefore be limited to the appreciation of their New POINT Common Stock, which may never occur.
New POINT is an emerging growth company, and it cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make New POINT Common Stock less attractive to investors.
New POINT is an emerging growth company, as defined in the Jumpstart Our Business Startups Act (JOBS Act). For as long as New POINT continues to be an emerging growth company, New POINT may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus and New POINT’s periodic reports and proxy statements, exemptions from the requirements of holding nonbinding advisory votes on executive compensation and shareholder approval of any golden parachute payments not previously approved, and an exemption from compliance with the requirement of the Public Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements. New POINT could be an emerging growth company for up to five years following the year in which RACA completed its initial public offering, although circumstances could cause New POINT to lose that status earlier. New POINT will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the completion of RACA’s initial public offering, (b) in which New POINT has total annual gross revenue of at least $1.07 billion or (c) in which New POINT is deemed to be a large accelerated filer, which requires the market value of New POINT Common Stock that are held by non-affiliates to exceed $700 million as of the prior June 30th, and (2) the date on which New POINT has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. New POINT has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date New POINT (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, New POINT will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies and New POINT’s financial statements may not be comparable to other public companies that comply with new or revised accounting pronouncements as of public company effective dates. New POINT may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.
Further, even after New POINT no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow New POINT to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in New POINT’s periodic reports and proxy statements.
New POINT cannot predict if investors will find its common stock less attractive because New POINT may rely on these exemptions. If some investors find New POINT Common Stock less attractive as a result, there may be a less active trading market for New POINT Common Stock and New POINT’s share price may be more volatile.
New POINT will incur significant increased costs as a result of operating as a public company, and New POINT’s management will be required to devote substantial time to new compliance initiatives.
As a public company, New POINT will incur significant legal, accounting, insurance and other expenses that it did not incur as a private company. New POINT will be subject to the reporting requirements of the Exchange Act which will require, among other things, that New POINT file with the SEC annual, quarterly and current reports with respect to its business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC, and The Nasdaq Global Market to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas, such as “say-on-pay” and proxy access. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years following the year in which RACA completed its initial public offering. New POINT intends to take advantage of this new legislation but cannot guarantee that it will not be required to implement these requirements sooner than budgeted or planned and thereby incur unexpected expenses. Shareholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which New POINT operates its business in ways New POINT cannot currently anticipate.
New POINT expects the rules and regulations applicable to public companies to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of New POINT’s management and personnel from other business concerns, they could have a material adverse effect on New POINT’s business, financial condition, and results of operations. The increased costs will decrease New POINT’s net income or increase its net loss and may require New POINT to reduce costs in other areas of its business or increase the prices of its products or services. For example, New POINT expects these rules and regulations to make it more difficult and more expensive for New POINT to obtain director and officer liability insurance and New POINT may be required to incur substantial costs to maintain the same or similar coverage. New POINT cannot predict or estimate the amount or timing of additional costs New POINT may incur to respond to these requirements. The impact of these requirements could also make it more difficult for New POINT to attract and retain qualified persons to serve on its board of directors, its board committees, or as executive officers.
Pursuant to Section 404 of the Sarbanes-Oxley Act (Section 404), New POINT will be required to furnish a report by its management on its internal control over financial reporting. However, while New POINT remains an emerging growth company, it will not be required to include an attestation report on internal control over financial reporting issued by its independent registered public accounting firm. To achieve compliance with Section 404, New POINT will be engaged in a process to document and evaluate its internal control over financial reporting, which is both costly and challenging. In this regard, New POINT will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing whether such controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite New POINT’s efforts, there is a risk that New POINT will not be able to conclude, within the prescribed timeframe or at all, that its internal control over financial reporting is effective as required by Section 404. In addition, investors’ perceptions that New POINT’s internal controls are inadequate or that it is unable to produce accurate financial statements on a timely basis may harm the market price of its shares.
New POINT’s Proposed Charter and the Amended By-laws to be in effect following the consummation of the Business Combination and certain Delaware laws contain provisions that may have the effect of delaying, preventing or making undesirable an acquisition of all or a significant portion of New POINT’s shares or assets or preventing a change in control.
Certain provisions of New POINT’s Proposed Charter and Proposed Bylaws to be in effect following the consummation of the Business Combination and certain Delaware laws, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for New POINT Common Stock. For instance, New POINT’s amended by-laws to be effective upon the consummation of the Business Combination contain provisions that establish certain advance notice procedures for nomination of candidates for election as directors at shareholders’ meetings.
Because New POINT has significant operations in Canada, it may be difficult to serve legal process or enforce judgments against New POINT.
While New POINT is incorporated in Delaware and has operations in Indianapolis, Indiana, it also maintains significant operations in Canada. In addition, while many of New POINT’s directors and officers reside in the United States, several of them reside outside of the United States. Accordingly, service of process upon New POINT may be difficult to obtain within the United States. Furthermore, because certain of New POINT’s assets are located outside the United States, any judgment obtained in the United States against New POINT, including one predicated on the civil liability provisions of the United States federal securities laws, may not be collectible within the United States. Therefore, it may not be possible to enforce those actions against New POINT.
Furthermore, it may not be possible to subject foreign persons or entities to the jurisdiction of the courts in the United States. Similarly, to the extent that New POINT’s assets are located in Canada, investors may have difficulty collecting from it any judgments obtained in the United States courts and predicated on the civil liability provisions of United States securities provisions.
If New POINT fails to establish and maintain proper and effective internal control over financial reporting, its operating results and its ability to operate its business could be harmed.
Ensuring that New POINT has adequate internal financial and accounting controls and procedures in place so that it can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. New POINT’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. In connection with the Business Combination, New POINT intends to begin the process of documenting, reviewing and improving its internal controls and procedures for compliance with Section 404 of the Sarbanes-Oxley Act and applicable United States laws, which will require annual management assessment of the effectiveness of its internal control over financial reporting. New POINT has begun recruiting additional finance and accounting personnel with certain skill sets that it will need as a public company.
Implementing any appropriate changes to New POINT’s internal controls may distract its officers and employees, entail substantial costs to modify its existing processes, and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of its internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase its operating costs and harm its business. In New POINT’s efforts to maintain proper and effective internal control over financial reporting, it may discover significant deficiencies or material weaknesses in its internal control over financial reporting, which it may not successfully remediate on a timely basis or at all. Any failure to remediate any significant deficiencies or material weaknesses identified by New POINT or to implement required new or improved controls, or difficulties encountered in their implementation, could cause New POINT to fail to meet its reporting obligations or result in material misstatements in its financial statements. If New POINT identifies one or more material weaknesses in its internal control over financial reporting in the future, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of New POINT’s financial statements, which may harm the market price of New POINT Common Stock.
Risks Related to RACA and the Business Combination
Unless the context otherwise requires, references in this subsection “— Risks Related to RACA and the Business Combination” to “we”, “us” and “our” generally refer to RACA in the present tense or New POINT from and after the Business Combination.
RACA’s Sponsor, directors and officers have interests in the Business Combination which may be different from or in addition to (and which may conflict with) the interests of its stockholders.
RACA’s Sponsor, officers and directors and their respective affiliates and associates have interests in and arising from the Business Combination that are different from, or in addition to, (and which may conflict with) the interests of the Public Stockholders, which could result in a real or perceived conflict of interest. These interests include, among other things, the interests listed below:
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If we are unable to complete our initial business combination by July 10, 2022, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to RACA to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of RACA’s remaining stockholders and the Board, dissolve and liquidate, subject in each case to RACA’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

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There will be no liquidating distributions from the Trust Account with respect to the Founder Shares if we fail to complete a business combination within the required period. Our Sponsor purchased the Founder Shares prior to the Initial Public Offering for an aggregate purchase price of $25,000, and transferred 25,000 Founders Shares to each of Messrs. Grau, Gray and Lubner.

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Simultaneously with the closing of the Initial Public Offering, RACA consummated a private sale of 471,400 shares of Class A Common Stock (the “Private Placement” or “Private Placement Shares”) at a price of $10.00 per Private Placement Share to our Sponsor, generating gross proceeds of approximately $4.7 million. If we do not consummate a business combination transaction by July 10, 2022, then the proceeds from the sale of the Private Placement Shares will be part of the liquidating distribution to the Public Stockholders and the shares held by the Sponsor will be worthless.

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Our Sponsor, officers and directors will lose their entire investment in us if we do not complete a business combination by July 10, 2022. Certain of them may continue to serve as officers and/or directors of RACA after the Closing. As such, in the future they may receive any cash fees, stock options or stock awards that the Board determines to pay to its directors and/or officers.

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Our Sponsor, officers and directors collectively (including entities controlled by officers and directors) have made an aggregate average investment per share of $            including the Founders Shares and Private Placement Shares) as of the consummation of the Initial Public Offering. As a result of the significantly lower investment per share of our Sponsor, officers and directors as compared with the investment per share of our Public Stockholders, a transaction which results in an increase in the value of the investment of our Sponsor, officers and directors may result in a decrease in the value of the investment of our Public Stockholders.

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Our initial stockholders and our officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founders Shares and Private Placement Shares if RACA fails to complete a business combination by July 10, 2022.

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In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act.

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Following the Closing, our Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to RACA and remain outstanding. As of the date of this proxy statement/prospectus, our Sponsor has not made any advances to us for working capital expenses. If we do not complete an initial business combination within the required period, we may use a portion of our working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans.

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Following the Closing, we will continue to indemnify our existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

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Upon the Closing, subject to the terms and conditions of the Business Combination Agreement, our Sponsor, our officers and directors and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by RACA from time to time, made by our Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination.

See “Business Combination Proposal — Interests of RACA’s Directors and Executive Officers in the Business Combination” for additional information on interests of RACA’s directors and executive officers.
These financial interests of the Sponsor as well as RACA’s directors and officers may have influenced their motivation in identifying and selecting POINT as a business combination target, and their decision to approve the Business Combination. In considering the recommendations of the Board to vote for the Proposals, its stockholders should consider these interests.
Activities taken by RACA’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Business Combination Proposal and the other Proposals and may affect the market price of the RACA’s securities.
RACA’s Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the Closing, although they are under no obligation to do so. None of RACA’s Sponsor, directors, officers, advisors or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of RACA’s Sponsor, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such Public Shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by RACA’s Sponsor, directors, officers, advisors or their affiliates, or the price such parties may pay, subject to compliance with applicable law and Nasdaq rules.
If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such Proposals would be approved. If the market does not view the Business Combination positively, purchases of Public Shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of RACA’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of RACA’s securities. In addition, if such purchases are made, the public “float” of Class A Common Stock and the number of beneficial holders of Class A Common Stock may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of Class A Common Stock on a national securities exchange.
Other than as expressly stated herein, there are no current commitments, plans or intentions to engage in any such transactions and no terms or conditions for any such transaction have been formulated. None of the funds in the Trust Account will be used to purchase shares in such transactions.
RACA did not obtain an opinion from an independent investment banking or accounting firm, and consequently, there can be no assurance from an independent source that the price RACA is paying for is fair to RACA from a financial POINT of view.
RACA is not required to obtain an opinion from an independent investment banking or accounting firm that the price RACA is paying in connection with the Business Combination is fair to RACA from a financial POINT of view. The Board did not obtain a third-party valuation or fairness opinion in connection with its initial determination to approve and recommend the Business Combination. Accordingly, investors will be relying solely on the judgment of the Board in valuing POINT’s business, and assuming the risk that the Board may not have properly valued the Business Combination.

The Sponsor and our other initial stockholders have agreed to vote in favor of the Business Combination, regardless of how the Public Stockholders vote.
Unlike some other blank check companies in which the initial stockholders agree to vote their Founders Shares in accordance with the majority of the votes cast by the Public Stockholders in connection with an initial business combination, the holders of the Founders Shares have agreed, among other things, to vote their shares in favor of the Business Combination. As of the Record Date, the Sponsor and other initial stockholders own approximately    % of our outstanding shares prior to the Business Combination. As a result, RACA would need only         , or approximately    %, of the         shares of RACA Common Stock to be voted in favor of the Business Combination in order to have the Business Combination approved. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if the Sponsor and our other initial stockholders agreed to vote their Founders Shares in accordance with the majority of the votes cast by the Public Stockholders.
Following the Closing, New POINT’s only significant asset will be ownership of 100% of POINT and such ownership may not be sufficient to pay dividends or make distributions or loans to enable it to pay any dividends on its Common Stock.
Following the Closing, New POINT will have no direct operations and no significant assets other than the ownership of 100% of POINT. New POINT will depend on POINT for distributions, loans and other payments to generate the funds necessary to meet New POINT’s financial obligations, including expenses related to operating as a publicly traded company, and to pay any dividends with respect to its Common Stock. In addition, there are legal and contractual restrictions in agreements governing current and future indebtedness of POINT under its loan and security agreement with CIBC Bank USA. The earnings from, or other available assets of, POINT, may not be sufficient to pay dividends or make distributions or loans to enable New POINT to pay any dividends on its Common Stock.
Subsequent to the Closing, RACA may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
Although RACA has conducted due diligence on POINT, RACA cannot assure you that this diligence revealed all material issues that may be present in POINT’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of RACA’s and POINT’s control will not later arise. As a result, RACA may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if RACA’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with RACA’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on RACA’s liquidity, the fact that RACA reports charges of this nature could contribute to negative market perceptions about New POINT’s or RACA’s securities. In addition, charges of this nature may cause RACA to be unable to obtain future financing on favorable terms or at all. Accordingly, any RACA stockholder who chooses to remain a stockholder of New POINT following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by RACA’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation relating to the Business Combination contained an actionable material misstatement or material omission.
Our actual financial position and results of operations may differ materially from the unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what RACA’s actual financial position or results of operations would have been.
The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what RACA’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

If third parties bring claims against RACA or if RACA files a bankruptcy petition or an involuntary bankruptcy petition is filed against RACA that is not dismissed, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.00 (which was the offering price in our initial public offering).
RACA’s placing of funds in trust may not protect those funds from third party claims against RACA. Although RACA will seek to have all vendors and service providers (except for our independent registered public accounting firm) RACA engages and prospective target businesses RACA negotiates with execute agreements with RACA waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with RACA, they may seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of the Public Stockholders.
Additionally, if RACA is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against RACA’s which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in RACA’s bankruptcy estate and subject to the claims of third parties with priority over the claims of RACA’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, RACA may not be able to return to the Public Stockholders at least $10.00 (which was the offering price in our initial public offering). As a result, if any such claims were successfully made against the Trust Account, the funds available for RACA’s initial business combination, including the Business Combination, and redemptions could be reduced to less than $10.00 per Public Share.
RACA’s stockholders may be held liable for claims by third parties against RACA to the extent of distributions received by them.
The Current Charter provides that RACA will continue in existence only until July 10, 2022. If RACA has not completed a business combination by such date, RACA will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to RACA to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of RACA’s remaining stockholders and the Board, dissolve and liquidate, subject in each case to RACA’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
If RACA is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against RACA which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by RACA’s stockholders. Furthermore, because RACA intends to distribute the proceeds held in the Public Shares to the Public Stockholders promptly after expiration of the time RACA has to complete an initial business combination, this may be viewed or interpreted as giving preference to the Public Stockholders over any potential creditors with respect to access to or distributions from RACA’s assets. Furthermore, the Board may be viewed as having breached their fiduciary duties to RACA’s creditors and/or may have acted in bad faith, and thereby exposing itself and RACA to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. RACA cannot assure you that claims will not be brought against it for these reasons.
RACA’s ability to successfully effect the Business Combination and to be successful thereafter will be totally dependent upon the efforts of its key personnel, including POINT’s key personnel, all of whom are expected to join New POINT following the Business Combination. While RACA intends to closely scrutinize any individuals it engages after the Business Combination, it cannot assure you that its assessment of these individuals will prove to be correct.
RACA’s ability to successfully effect the Business Combination is dependent upon the efforts of RACA’s key personnel and the key personnel of POINT. Although RACA expects all of such key personnel of POINT to remain with POINT following the Business Combination, it is possible that New POINT will lose some key personnel, the loss of which could negatively impact the operations and profitability of New POINT. While RACA intends to closely scrutinize any individuals it engages after the Business Combination, it cannot assure you that its assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause RACA to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect its operations. Additionally, RACA cannot assure you that New POINT will be successful in integrating and retaining such key personnel, or in identifying and recruiting additional key individuals New POINT determines may be necessary following the Business Combination.
There can be no assurance that New POINT will be able to comply with the continued listing standards of the Nasdaq.
New POINT Common Stock is expected to be listed on Nasdaq following the Business Combination. New POINT’s continued eligibility for listing may depend on the number of shares of Class A Common Stock that are redeemed. If, after the Business Combination, the Nasdaq delists New POINT’s securities from trading on its exchange for failure to meet the listing standards, New POINT and its stockholders could face significant material adverse consequences including:
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a limited availability of market quotations for New POINT’s securities;

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a determination that New POINT Common Stock is a “penny stock” which will require brokers trading in its New POINT Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for New POINT Common Stock;

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a limited amount of analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our Public Stockholders.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case less taxes payable, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our Public Stockholders may be reduced below $10.00 per Public Share.
If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of New POINT’s securities may decline.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of New POINT’s securities prior to the Closing may decline. The market values of New POINT’s securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which RACA’s stockholders vote on the Business Combination. Because the number of shares to be issued pursuant to the Business Combination Agreement is fixed and will not be adjusted to reflect any changes in the market price of Class A Common Stock, the market value of New POINT stock issued in the Business Combination may be higher or lower than the value of these shares on an earlier date.

The Public Stockholders will experience immediate dilution as a consequence of, among other transactions, the issuance of New POINT Common Stock as consideration in the Business Combination and the PIPE Investment. Having a minority share position may reduce the influence that RACA’s current stockholders have on the management of New POINT.
It is anticipated that, upon the Closing and based on ownership as of the Record Date, the Public Stockholders (other than the PIPE Investors) will retain an ownership interest of approximately     % in New POINT, the PIPE Investors will own approximately     % of New POINT (such that Public Stockholders, including PIPE Investors, will own approximately     % of New POINT), Sponsor and RACA’s other initial stockholders will own approximately     % in New POINT and the POINT Equityholders will own approximately     % of New POINT.
The ownership percentage with respect to New POINT following the Business Combination does not take into account the redemption of any shares by the Public Stockholders. If the actual facts are different than these assumptions, the percentage ownership retained by RACA’s existing stockholders in New POINT will be different.
The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.
The completion of the Business Combination is subject to a number of conditions. The completion of the Business Combination is not assured and is subject to risks, including the risk that approval of the Business Combination by RACA stockholders is not obtained, or that other Closing conditions are not satisfied. If RACA does not complete the Business Combination, it could be subject to several risks, including:
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the parties may be liable for damages to one another under the terms and conditions of the Business Combination Agreement;

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negative reactions from the financial markets, including declines in the price of Class A Common Stock due to the fact that current prices may reflect a market assumption that the Business Combination will be completed; and

•
the attention of RACA’s management will have been diverted to the Business Combination rather than the pursuit of other opportunities in respect of an initial business combination.

For more information about the Closing conditions to the Business Combination, see the section titled “Business Combination Proposal — The Business Combination Agreement — Conditions to Closing of the Business Combination.”
RACA or POINT may waive one or more of the Closing conditions without re-soliciting stockholder approval.
Certain conditions to RACA’s or POINT’s obligations to complete the Business Combination may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by agreement of RACA and POINT. In the event of a waiver of a condition, the Board will evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and re-solicitation of proxies is necessary. In the event that the Board determines any such waiver is not significant enough to require re-solicitation of its stockholders, it will have the discretion to complete the Business Combination without seeking further stockholder approval.
For more information about the closing conditions to the Business Combination, see the section titled “Business Combination Proposal — The Business CombinationAgreement — Conditions to Closing of the Business Combination.”
The Proposed Bylaws will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between New POINT and its stockholders, which could limit New POINT’s stockholders’ ability to obtain a favorable judicial forum for disputes with New POINT or its directors, officers, or employees.
The Proposed Bylaws will provide that the Court of Chancery of the State of Delaware is the exclusive forum for:
•
any derivative action or proceeding brought on its behalf;

•
any action asserting a breach of fiduciary duty;

•
any action asserting a claim against New POINT arising under the Delaware General Corporation Law, the Proposed Charter, or the Proposed Bylaws;

•
any action to interpret, apply, enforce or determine the validity of the Proposed Charter or the Proposed Bylaws; and

•
any action asserting a claim against New POINT that is governed by the internal-affairs doctrine.

This exclusive-forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or the Securities Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Proposed Bylaws provides that the federal district courts of the District of Delaware will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New POINT or its directors, officers, or other employees, which may discourage lawsuits against New POINT and its directors, officers, and other employees. If a court were to find either exclusive-forum provision in the Proposed Bylaws to be inapplicable or unenforceable in an action, it may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm New POINT’s business.
If the Business Combination does not qualify as a reorganization under Section 368(a) of the Code, POINT Equityholders may incur a substantially greater U.S. federal income tax liability as a result of the Business Combination.
RACA and POINT intend for the Business Combination to be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. However, neither RACA nor POINT has requested, or intends to request, an opinion of tax counsel or a ruling from the Internal Revenue Service, or IRS, with respect to the tax consequences of the Business Combination and there can be no assurance that the companies’ position would be sustained by a court if challenged by the IRS. Accordingly, if the IRS or a court determines that the Business Combination does not qualify as a reorganization under Section 368(a) of the Code and is therefore fully taxable for U.S. federal income tax purposes, POINT Equityholders generally would recognize taxable gain or loss on their receipt of New POINT Common Stock in connection with the Business Combination. For a more complete discussion of U.S. federal income tax consequences of the Business Combination, see the section titled “U.S. Federal Income Tax Considerations — Certain Material U.S. Federal Income Tax Considerations of the Business Combination to POINT Equityholders.”
Risks Related to the Redemption
Unless the context otherwise requires, references in this subsection “— Risks Related to the Redemption” to “we”, “us” and “our” generally refer to RACA in the present tense or New POINT from and after the Business Combination.
If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of 20.0% or more of Class A Common Stock issued in the Initial Public Offering, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares of 20.0% or more of Class A Common Stock issued in the Initial Public Offering.
A Public Stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, of 20% or more of the shares of Class A Common Stock issued in the Initial Public Offering. RACA refers to such shares in excess of an aggregation of 20% or more of the shares issued in the Initial Public Offering as “Unredeemable Shares.” In order to determine whether a stockholder is acting in concert or as a group with another stockholder, RACA will require each Public Stockholder seeking to exercise redemption rights to certify to RACA whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to RACA at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which RACA makes the above-referenced determination. Your inability to redeem any Unredeemable Shares will reduce your influence over RACA’s ability to consummate the Business Combination and you could suffer a material loss on your investment in RACA if you sell Unredeemable Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Unredeemable Shares if RACA consummates the Business Combination. As a result, in order to dispose of such shares, you would be required to sell your stock in open market transactions, potentially at a loss. Notwithstanding the foregoing, stockholders may challenge RACA’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.
There is no guarantee that a stockholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.
RACA can give no assurance as to the price at which a stockholder may be able to sell its Public Shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including this Business Combination, may cause an increase in RACA’s share price, and may result in a lower value realized now for a stockholder redeeming their shares than a stockholder of RACA might realize in the future. Similarly, if a stockholder does not redeem their shares, the stockholder will bear the risk of ownership of the Public Shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
If RACA’s stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of Class A Common Stock for a pro rata portion of the funds held in the Trust Account.
Holders of Public Shares are required to submit a request in writing and deliver their stock (either physically or electronically) to RACA’s transfer agent at least two (2) business days prior to the Special Meeting in order to exercise their rights to redeem their shares for a pro rata portion of the Trust Account. Stockholders electing to redeem their shares will receive their pro rata portion of the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s franchise and income taxes, calculated as of two (2) business days prior to the anticipated Closing. See the section titled “Special Meeting of RACA — Redemption Rights” for additional information on how to exercise your redemption rights.
RACA’s stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.
The Public Stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things as fully described in the section titled “Special Meeting of RACA — Redemption Rights,” tender their certificates to RACA’s transfer agent or deliver their shares to the transfer agent electronically through the Depository Trust Company, or DTC, at least two (2) business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and RACA’s tra nsfer agent will need to act to facilitate this request. It is RACA’s understanding that stockholders should generally allot at least two (2) weeks to obtain physical certificates from the transfer agent. However, because RACA does not have any control over this process or over the brokers or DTC, it may take significantly longer than two (2) weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

SPECIAL MEETING OF RACA
General
RACA is furnishing this proxy statement/prospectus to RACA’s stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting of RACA to be held on           , 2021, and at any adjournment thereof. This proxy statement/prospectus is first being furnished to RACA’s stockholders on or about                 , 2021 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement/prospectus provides RACA’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.
Date, Time and Place
The Special Meeting will be held virtually on           , 2021, at           , Eastern Time, at [•]. RACA stockholders may attend, vote and examine the list of RACA stockholders entitled to vote at the Special Meeting by visiting           and entering the control number found on their proxy card, voting instruction form or notice they previously received. In light of public health concerns regarding the coronavirus (COVID-19), the Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically.
Purpose of the RACA Special Meeting
At the Special Meeting, RACA is asking stockholders to consider and vote upon the following Proposals:
1.
The Business Combination Proposal — To adopt and approve the Business Combination Agreement and approve the Business Combination.

2.
The Charter Amendment Proposal — To approve, assuming the Business Combination Proposal is approved and adopted, the Proposed Charter, which will amend and restate the Current Charter, and which Proposed Charter will be in effect when duly filed with the Secretary of State of the State of Delaware in connection with the Closing.

3.
The Advisory Charter Amendment Proposals — To approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as seven separate sub-proposals:

(a)
Advisory Charter Proposal A — to change the corporate name of New POINT to “POINT Biopharma Global Inc.”;

(b)
Advisory Charter Proposal B — to increase RACA’s capitalization so that it will have 430,000,000 authorized shares of common stock and 20,000,000 authorized shares of preferred stock;

(c)
Advisory Charter Proposal C — to provide that the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote generally in the election of directors;

(d)
Advisory Charter Proposal D — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote on such amendment;

(e)
Advisory Charter Proposal E — to make New POINT’s corporate existence perpetual as opposed to RACA’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering, and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies;

(f)
Advisory Charter Proposal F — to provide that New POINT will not be subject to Section 203 of the DGCL; and

(g)
Advisory Charter Proposal G — to remove the provisions setting the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder actions.

4.
The Nasdaq Stock Issuance Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635 (a) the issuance of up to 60,240,279 newly issued shares of New POINT Common Stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus under the heading titled “Business Combination Proposal — Ownership of New POINT” and (b) the issuance and sale of 16,500,000 newly issued shares of Class A Common Stock in connection with the PIPE Investment.

5.
The Director Election Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the appointment of nine directors who, upon consummation of the Business Combination, will become directors of New POINT.

6.
The Equity Incentive Plan Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the Equity Incentive Plan, a copy of which is appended to this proxy statement/prospectus as Annex D, which will become effective as of the date immediately preceding the date of the Closing.

7.
The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Advisory Charter Amendment Proposals, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, or the Equity Incentive Plan Proposal, or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived.

Recommendation of the Board
The Board believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting of RACA are in the best interest of RACA and its stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” each of the Advisory Charter Amendment Proposals, “FOR” the Nasdaq Stock Issuance Proposal, “FOR” the Director Election Proposal, “FOR” the Equity Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.
The existence of financial and personal interests of one or more of RACA’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of RACA and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. In addition, RACA’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Business Combination Proposal — Interests of RACA’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
Record Date; Who is Entitled to Vote
Stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned RACA Common Stock at the close of business on                 , 2021, the Record Date. Stockholders will have one vote for each share of RACA Common Stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were shares of RACA Common Stock entitled to vote at the Special Meeting, of which were owned by the Sponsor or an affiliate thereof.
Quorum
A quorum of RACA stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the voting power of all outstanding shares of RACA Common Stock entitled to vote at the meeting are represented in person (which would include presence at a virtual meeting) or by proxy. As of the Record Date, there were       shares of Class A Common Stock and       shares of Class B Common Stock outstanding; therefore, a total of shares of RACA Common Stock must be represented at the Special Meeting in order to constitute a quorum. Abstentions and withheld votes will count as present for the purposes of establishing a quorum, but will not count as votes cast at the Special Meeting for any of the Proposals. Because the Proposals are “non-discretionary” items, your broker will not be able to vote uninstructed shares for any of the Proposals. As a result, if you do not provide voting instructions, a broker “non-vote” will be deemed to have occurred for each of the Proposals. Broker “non-votes” will not be counted as present for purposes of determining whether a quorum is present. The Sponsor holds approximately    % of the outstanding RACA Common Stock.
Abstentions and Broker Non-Votes
Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to RACA but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal. If a stockholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the Business Combination Proposal or any of the other Condition Precedent Proposals.
Each share of RACA Common Stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your shares of RACA Common Stock at the Special Meeting:
•
You Can Vote By Signing and Returning the Enclosed Proxy Card.   If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Advisory Charter Amendment Proposals, “FOR” the Equity Incentive Plan Proposal, “FOR” the Nasdaq Stock Issuance Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•
You Can Virtually Attend the Special Meeting and Vote Through the Internet.   You will be able to attend the Special Meeting online and vote during the meeting by visiting                   and entering the control number included on your proxy card or on the instructions that accompanied your proxy materials, as applicable.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote online and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way RACA can be sure that the broker, bank or nominee has not already voted your shares.
Revoking Your Proxy
If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:
•
submit a new proxy card bearing a later date;

•
give written notice of your revocation to RACA’s corporate secretary, which notice must be received by RACA’s corporate secretary prior to the vote at the Special Meeting; or

•
vote electronically at the Special Meeting by visiting                   and entering the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the Special Meeting will not alone serve to revoke your proxy.

If your shares are held in “street name” by your broker, bank or another nominee as of the close of business on the Record Date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.
Who Can Answer Your Questions About Voting Your Shares
If you are a stockholder and have any questions about how to vote or direct a vote in respect of your RACA Common Stock, you may call Morrow Sodali LLC (“Morrow Sodali”), RACA’s proxy solicitor, at (800) 662-5200 (Individuals) or (203) 658-9400 (banks and brokers) or email: RACA.info@investor.morrowsodali.com.
No Additional Matters May Be Presented at the Special Meeting
The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Charter Amendment Proposal, the Equity Incentive Plan Proposal, the Advisory Charter Amendment Proposals, the Nasdaq Stock Issuance Proposal, the Director Election Proposal and the Adjournment Proposal. Under the Current Bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Special Meeting.
Redemption Rights
Pursuant to the Current Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of the Initial Public Offering (including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s franchise and income taxes). For illustrative purposes, based on funds in the Trust Account of approximately $                  on the Record Date, the estimated per share redemption price would have been approximately $      .
In order to exercise your redemption rights, you must:
•
prior to 5:00 PM Eastern time on           , 2021 (two (2) business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, RACA’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30thFloor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com; and
•
deliver your Public Shares either physically or electronically through the Depository Trust Company to RACA’s transfer agent at least two (2) business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is RACA’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, RACA does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your Public Shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with RACA’s consent, until the closing of the Business Combination. If you delivered your shares for redemption to RACA’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that RACA’s transfer agent return the shares (physically or electronically). You may make such request by contacting RACA’s transfer agent at the phone number or address listed above.
Prior to exercising redemption rights, stockholders should verify the market price of Class A Common Stock as they may receive higher proceeds from the sale of their Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in RACA Common Stock when you wish to sell your shares.
If you exercise your redemption rights, your shares of Class A Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of New POINT, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.
If the Business Combination is not approved or completed for any reason, then Public Stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case RACA will promptly return any Public Shares previously delivered by the public holders.
Appraisal Rights
None of RACA’s stockholders, have appraisal rights in connection with the Business Combination under Delaware law.
Proxy Solicitation Costs
RACA is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone or in person. RACA and its directors, officers and employees may also solicit proxies in person. RACA will file with the SEC all scripts and other electronic communications as proxy soliciting materials. RACA will bear the cost of the solicitation.
RACA has engaged Morrow Sodali to assist in the solicitation of proxies. RACA will pay that firm a fee of $           , plus disbursements for such services.
RACA will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. RACA will reimburse them for their reasonable expenses.
Potential Purchases of Shares
In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of RACA’s Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of RACA shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

BUSINESS COMBINATION PROPOSAL
Overview
We are asking our stockholders to adopt and approve the Business Combination Agreement, certain related agreements and the transactions contemplated thereby (including the Business Combination). RACA stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus, and the transactions contemplated thereby. Please see “— The Business Combination Agreement” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.
Because we are holding a stockholder vote on the Business Combination, we may consummate the Business Combination only if it is approved by the affirmative vote of a majority of the issued and outstanding RACA Common Stock voting together as a single class as of the record date fixed for our meeting.
The Business Combination Agreement
This subsection of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.
The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules (the “Disclosure Schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about RACA, Sponsor, POINT or any other matter.
On March 15, 2021, RACA, Merger Sub and POINT entered into the Business Combination Agreement, which provides for, among other things, that the parties to the Business Combination Agreement will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware, pursuant to which Merger Sub will merge with and into POINT, with POINT as the surviving company in the merger and, after giving effect to such merger, POINT shall be a wholly-owned subsidiary of RACA. In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time, (i) each share and vested equity award of POINT outstanding as of immediately prior to the Effective Time will be exchanged for shares of New POINT Common Stock or comparable vested equity awards that are exercisable for shares of New POINT Common Stock, based on an implied POINT vested equity value of $585,000,000; (ii) all unvested equity awards of POINT will be exchanged for comparable unvested equity awards that are exercisable for shares of New POINT Common Stock, determined based on the same exchange ratio at which the vested equity awards are exchanged for shares of New POINT

Common Stock; and (iii) each share of Class A Common Stock and each share of Class B Common Stock that is issued and outstanding immediately prior to the Effective Time shall become one share of New POINT Common Stock.
In connection with the foregoing and substantially concurrent with the execution of the Business Combination Agreement, RACA entered into Subscription Agreements with each of the PIPE Investors, pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and RACA has agreed to issue and sell to the PIPE Investors, an aggregate of 16,500,000 shares of Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $16,500,000. The shares of Class A Common Stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. RACA has granted the PIPE Investors certain registration rights in connection with the PIPE Investment. The PIPE Investment is contingent upon, among other things, the substantially concurrent closing of the Business Combination.
In connection with the Business Combination, certain related agreements have been, or will be entered into on or prior to the closing of the Business Combination, including the Subscription Agreements, the POINT Shareholder Transaction Support Agreements, the Sponsor Letter Agreement and the Amended and Restated Registration and Stockholder Rights Agreement (each as defined in the accompanying proxy statement/prospectus). See the section below entitled “— Related Agreements” for more information.
Aggregate New POINT Proceeds
The aggregate cash proceeds available for release to New POINT from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to any redemptions by the Public Stockholders exercise redemption rights with respect to their shares of Class A Common Stock) and the aggregate cash proceeds actually received by New POINT in respect of the PIPE Investment, in each case, will be used for general corporate purposes after the Business Combination.
Closing and Effective Time of the Business Combination
The Closing of the transactions contemplated by the Business Combination Agreement is required to take place electronically by exchange of the closing deliverables as promptly as reasonably practicable, but in no event later than the third (3rd) business day, following the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions described below under the section entitled “— Conditions to Closing of the Business Combination,” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other place, date and/or time as RACA and POINT may agree in writing.
Conditions to Closing of the Business Combination
Conditions to Each Party’s Obligations
The respective obligations of each party to the Business Combination Agreement to consummate the transactions contemplated by the Business Combination are subject to the satisfaction or, if permitted by applicable law, waiver by the party whose benefit such condition exists of the following conditions:
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the applicable waiting period under the HSR Act relating to the Business Combination having been expired or been terminated;

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no order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by Business Combination Agreement being in effect;

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this Registration Statement/proxy statement becoming effective in accordance with the provisions of the Securities Act, no stop order being issued by the SEC and remaining in effect with respect to this Registration Statement/proxy statement, and no proceeding seeking such a stop order being threatened or initiated by the SEC and remaining pending;

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the Required RACA Stockholder Approval (as defined in the Business Combination Agreement) by the affirmative vote of the holders of the requisite number of shares of Class A Common Stock being obtained in accordance with RACA’s Governing Documents and applicable law;

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RACA’s initial listing application with Nasdaq in connection with the transactions contemplated by the Business Combination Agreement being approved and, immediately following the Effective Time, RACA satisfying any applicable initial and continuing listing requirements of Nasdaq, and RACA not having received any notice of non-compliance in connection therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the shares of New POINT Common Stock (including the shares of New POINT Common Stock to be issued in connection with the Business Combination), being approved for listing on Nasdaq;

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after giving effect to the transactions contemplated by the Business Combination Agreement (including the PIPE Investment), RACA having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time of the Business Combination; and

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the board of directors of New POINT (the “New POINT Board”) consisting of the number of directors, and comprising the individuals, determined as specified in the Business Combination Agreement;

Other Conditions to the Obligations of the RACA and Merger Sub
The obligations of the RACA and Merger Sub (collectively, the “RACA Parties”) to consummate the transactions contemplated by the Business Combination Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by RACA (on behalf of itself and the other RACA Parties) of the following further conditions:
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the representations and warranties of POINT regarding organization and qualification of POINT and its subsidiaries, certain representations and warranties regarding the capitalization, and amounts payable upon a change in control, of POINT and the representations and warranties of POINT regarding the authority of POINT to, among other things, consummate the transactions contemplated by the Business Combination Agreement and brokers fees being true and correct (without giving effect to any limitation of “materiality” or “POINT Material Adverse Effect” or any similar limitation set forth in the Business Combination Agreement) in all material respects as of the Closing Date as if made at and as of such date (or, if given as of an earlier date, as of such earlier date);

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certain other representations and warranties regarding the capitalization of POINT being true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date (or, if given as of an earlier date, as of such earlier date);

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the other representations and warranties of POINT being true and correct (without giving effect to any limitation as to “materiality” or “POINT Material Adverse Effect” or any similar limitation set forth in the Business Combination Agreement) in all respects as of the Closing Date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a POINT Material Adverse Effect;

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POINT having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Business Combination Agreement at or prior to the Closing;

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since the date of the Business Combination Agreement, no POINT Material Adverse Effect has occurred that is continuing;

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RACA must have received the Amended and Restated Registration and Stockholder Rights Agreement duly executed by the POINT stockholders set forth therein; and

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RACA must have received a certificate executed by an authorized officer of POINT confirming that the conditions set forth in the first five bullet points in this section have been satisfied.

Other Conditions to the Obligations of POINT
The obligations of POINT to consummate the transactions contemplated by the Business Combination Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by POINT of the following further conditions:
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the representations and warranties regarding organization and qualification of the RACA Parties, the authority of RACA to execute and deliver the Business Combination Agreement, and each of the ancillary documents thereto to which it is or will be a party and to consummate the transactions contemplated thereby, certain representations and warranties regarding the capitalization of the RACA Parties, certain representations and warranties regarding the tax treatment of the transaction and brokers fees being true and correct, in all material respects as of the Closing Date, as though made on and as of the Closing Date (or, if given as of an earlier date, as of such earlier date);

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certain other representations and warranties regarding the capitalization of RACA being true and correct in all respects, (except for de minimis inaccuracies) as of the Closing Date (or, if given as of an earlier date, as of such earlier date);

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the other representations and warranties of the RACA Parties being true and correct (without giving effect to any limitation of “materiality” or “RACA Material Adverse Effect” (as defined in the Business Combination Agreement) or any similar limitation set forth in the Business Combination Agreement) in all respects as of the Closing Date, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause an RACA Material Adverse Effect;

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the RACA Parties having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under the Business Combination Agreement at or prior to the Closing;

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POINT must have received the Amended and Restated Registration and Stockholder Rights Agreement duly executed by RACA and the Sponsor; and

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POINT must have received a certificate executed by an authorized officer of RACA confirming that the conditions set forth in the first four bullet points of this section have been satisfied.

Representations and Warranties
In the Business Combination Agreement, POINT makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Business Combination Agreement) relating to, among other things:
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its corporate organization, qualification to do business in each jurisdiction in which its properties are owned or leased by it or where the operation of its business as currently conducted makes such qualification necessary, good standing and corporate power required to own and operate its properties and assets and to carry out the business as presently conducted;

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its capital structure, including with respect to (i) the duly authorized and validly issued and outstanding equity securities of POINT; (ii) the number and class or series of all equity securities of POINT; (iii) all indebtedness of POINT; and (iv) additional matters with respect to its options;

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its having requisite corporate authority to enter into the Business Combination Agreement and to complete the Business Combination;

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POINT’s financial statements for the periods ended December 31, 2019, December 31, 2020 fairly present, in all material respects, the financial position of POINT as of the dates thereof and the results of operations of POINT for the periods reflected therein, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis and were audited in accordance with the requirements of the Public Company Accounting Oversight Board;

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(i) its maintenance of financial books and records that accurately and completely reflect the revenues, expenses, assets and liabilities of POINT in all material respects, and (ii) its proper internal controls over accounting which are designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorizations; and (B) transactions are recorded as necessary to permit preparation of proper and accurate financial statements in conformity with GAAP and to maintain asset accountability;
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(i) POINT has all material necessary permits and licenses to conduct its business as currently conducted, (ii) all such permits are in full force and effect, and (iii) no written notice of revocation, cancellation or termination of any Material Permit has been received by POINT;

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that each of its material contracts (i) is a valid and binding agreement, (ii) in full force and effect and (iii) there are no known material breaches of such materials contracts;

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there is no material pending litigation against POINT;

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it is in compliance with all applicable laws, including, without limitation, those relating to foreign corrupt practices, lending activities and any law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment;

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matters related to its employees as well as its compliance with applicable laws related to employment matters, proper tax withholding and employee benefit plans, including with respect to ERISA and tax matters relating thereto;

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POINT’s ownership or appropriate licenses to use intellectual property used in its business, including with respect to the absence of rights of third parties to any of its intellectual property rights, and any infringement by a third party of POINT’s intellectual property rights;

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its maintenance of proper insurance policies;

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various matters related to taxes, including that (i) POINT has duly and timely filed all material tax returns, which are true and complete in all material respects; (ii) no statute of limitations in respect of the assessment or collection of any taxes of POINT has been waived or extended, other than any such waiver or extension that is no longer in effect or that was an extension of time to file a tax return obtained in the ordinary course of business; (iii) POINT has timely withheld and paid over to the applicable taxing authority all material amounts required to be withheld or paid by POINT in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party; (iv) there is no lien (other than certain permitted liens specified in the Business Combination Agreement) for material taxes upon any of the assets of POINT; (v) in the past five years, no claim has ever been made by a taxing authority in a jurisdiction where POINT does not file tax returns, asserting that POINT is or may be subject to tax in such jurisdiction; (vi) POINT has no permanent establishment or other place of business other than in the country in which it is organized, and POINT is a tax resident solely in its country of incorporation; (vii) POINT is not a party to any tax sharing, allocation, indemnification or similar contract; and (viii) POINT has not taken any action, and is not aware of any fact or circumstances, that would reasonably be expected to prevent the Business Combination from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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except as disclosed by POINT, no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of POINT and its affiliates will be entitled to any fee or commissions from POINT upon consummation of the Business Combination;

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it has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of POINT reflected in the financial statements;

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it has (i) implemented written policies relating to the processing of personal data and (ii) complied in all material respects with all applicable privacy laws; and

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other customary representations and warranties.

In the Business Combination Agreement, RACA makes certain representations and warranties relating to, among other things:
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its proper corporate organization and similar corporate matters;

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authorization, execution, delivery and enforceability of the Business Combination Agreement and other transaction documents;

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except as disclosed by RACA, no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of RACA and its affiliates will be entitled to any fee or commissions from POINT upon consummation of the Business Combination;

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its capital structure, including with respect to (i) the duly authorized and validly issued and outstanding equity securities of RACA; (ii) the number and class or series of all equity securities of RACA; and (iii) additional matters with respect to its options;

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there is no pending material litigation against RACA;

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it is in compliance with all applicable laws, including, without limitation, those relating to privacy laws, lending laws, foreign corrupt practices, and any law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment;

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it has (i) established internal controls over financial reporting sufficient to provide reasonable assurance regarding the reliability of RACA’s financial reporting and the preparation of RACA’s financial statements for external purposes in accordance with GAAP and (ii) established and maintained disclosure controls and procedures designed to ensure that material information relating to RACA is made known to RACA’s principal executive officer and principal financial officer; and

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other customary representations and warranties.

Material Adverse Effect
Under the Business Combination Agreement, certain representations and warranties of POINT and RACA are qualified in whole or in part by materiality thresholds. In addition, certain representations and warranties of POINT and RACA are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.
Pursuant to the Business Combination Agreement, a “POINT Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of POINT and its subsidiaries, taken as a whole, or (b) the ability of POINT to consummate the Business Combination in accordance with the terms of the Business Combination Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a POINT Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of the Business Combination Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which the Company operates, (vi) the execution or public announcement of the Business Combination Agreement or the pendency or consummation of the transactions contemplated by the Business Combination Agreement, including the impact thereof on the relationships, contractual or otherwise, of POINT or any of its subsidiaries with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) of the Business Combination Agreement to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by the Business Combination Agreement or the condition set forth in Section 6.2(a) of the Business

Combination Agreement to the extent it relates to such representations and warranties), (vii) any failure by POINT or any of its subsidiaries to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a POINT Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on POINT or any of its subsidiaries, taken as a whole, relative to other participants operating in the industries or markets in which POINT or any of its subsidiaries operate.
Under the Business Combination Agreement, certain representations and warranties of the RACA Parties are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Business Combination Agreement, an “RACA Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the RACA Parties, taken as a whole, or (b) the ability of the RACA Parties to consummate the Business Combination in accordance with the terms of the Business Combination Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a RACA Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of the Business Combination Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any RACA Party operates, (vi) the execution or public announcement of the Business Combination Agreement or the pendency or consummation of the transactions contemplated by the Business Combination Agreement, including the impact thereof on the relationships, contractual or otherwise, of the RACA Parties with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) of the Business Combination Agreement to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by the Business Combination Agreement or the condition set forth in Section 6.3(a) of the Business Combination Agreement to the extent it relates to such representations and warranties), (vii) any failure by the RACA Parties to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether an RACA Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the RACA Parties, taken as a whole, relative to other “SPACs” operating in the industries in which the RACA Parties operates.

Covenants of POINT
POINT made certain covenants under the Business Combination Agreement, including, among others, the following:
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Subject to certain exceptions or as consented to in writing by RACA (such consent not to be unreasonably withheld, conditioned or delayed), prior to the Closing, POINT will and will cause its subsidiaries to, operate the business of POINT and its subsidiaries in the ordinary course in all material respects and use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of POINT and its subsidiaries.

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Subject to certain exceptions, prior to the Closing, POINT will and will cause its subsidiaries to, not do any of the following without RACA’s consent (such consent not to be unreasonably withheld, conditioned or delayed except in the case of the first, second, fifth, twelfth, fourteenth, fifteenth or sixteenth sub-bullets below):

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declare, set aside, make or pay any dividends or distribution or payment in respect of, or repurchase any outstanding, any equity securities of POINT or any subsidiary;

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merge, consolidate, combine or amalgamate with any person or purchase or otherwise acquire any business entity or organization;

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adopt any amendments, supplements, restatements or modifications to any POINT governing documents, the POINT Shareholders agreement or the POINT registration rights agreement;

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dispose or subject to a lien any equity interests of POINT or its subsidiaries or issue any options or other rights obligating POINT or any of its subsidiaries to issue any equity interests;

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incur, create or assume any indebtedness other than ordinary course trade payables;

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make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any person, subject to certain exceptions;

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adopt or materially amend any material benefit plan or increase the compensation or benefits payable to any current or former director, manager, officer, employee, individual, independent contractor or service provider earning annual compensation in excess of a certain threshold or take any action to accelerate any payment or benefit payable to any such person, pay any special bonus or special remuneration to any director, officer or employee of POINT or its subsidiaries, terminate or furlough the employment of any director, officer, management-level or key employee of POINT or its subsidiaries, or enter into a settlement agreement with any current or former director, officer, or employee of POINT or its subsidiaries;

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waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider;

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make, change or revoke any material tax election other than any such extension or waiver obtained in the ordinary course of business;

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enter into any settlements in excess of a certain threshold or that impose any material non-monetary obligations on POINT or any of its subsidiaries;

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authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction;

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make any material changes to the methods of accounting of POINT or any of its subsidiaries, other changes that are made in accordance with Public Company Accounting Oversight Board standard;

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enter into any contract providing for the payment of any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement;

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make any change of control payment that is not disclosed to RACA on the POINT disclosure schedules; and

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amend, modify or terminate any material affiliate contracts or material contracts providing for any “change of control” payment.

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POINT shall terminate certain affiliate contracts as set forth on the POINT disclosure schedules effective as of the Closing.

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As promptly as reasonably practicable (and in any event within two business days) following the time at which the Registration Statement of which this proxy statement/prospectus forms a part, is declared effective under the Securities Act, POINT is required to obtain and deliver to RACA a true and correct copy of a written consent of the POINT Equityholders approving and adopting the Business Combination Agreement, the ancillary documents and the transactions contemplated thereby (including the Business Combination), duly executed by the POINT Equityholders required to approve and adopt such matters (the “POINT Shareholder Written Consent”), and through its board of directors, will recommend to the POINT Shareholders, the approval and adoption of the Business Combination Agreement, and the transactions contemplated thereby (including the Business Combination).

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At or prior to the Closing, POINT will purchase a “tail” policy providing liability insurance coverage for POINT directors and officers with respect to matters occurring on or prior to the Effective Time.

Subject to certain exceptions, prior to the Closing or termination of the Business Combination Agreement in accordance with its terms, POINT shall not, and shall cause its subsidiaries and its and their respective representatives not to: (i) solicit, initiate, encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer with respect to a POINT Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a POINT Acquisition Proposal; (iii) enter into any contract or other arrangement or understanding regarding a POINT Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any equity securities of POINT or its subsidiaries (or any affiliate or successor of POINT or its subsidiaries); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.
Covenants of RACA
RACA made certain covenants under the Business Combination Agreement, including, among others, the following:
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Subject to certain exceptions (including the ability of any RACA Party to use funds held by RACA outside the Trust Account to pay any RACA expenses or liabilities to distribute or pay over any funds held by RACA outside the Trust Account to the Sponsor or any of its affiliates, in each case, prior to the Closing) or as consented to in writing by POINT, prior to the Closing, RACA will, and will cause its subsidiaries to, not do any of the following:

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adopt any amendments, supplements, restatements or modifications to the RACA trust agreement or the governing documents of RACA or any of its subsidiaries;

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declare, set aside, make or pay any dividends or distribution or payment in respect of, or repurchase any outstanding, any equity securities of RACA or any subsidiary;

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split, combine or reclassify any of its capital stock or other equity securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

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incur, create or assume any indebtedness or other liability;

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make any loans or advances to, or capital contributions in, any other person, other than to, or in, RACA or any of its subsidiaries;

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issue any equity securities of RACA or any of its subsidiaries or grant any additional options, warrants or stock appreciation rights with respect to equity securities of the foregoing of RACA or any of its subsidiaries;

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enter into, renew, modify or revise any RACA related party transaction;

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engage in any activities or business, other than activities or business (i) in connection with or incident or related to such person’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, the Business Combination Agreement, any ancillary document thereto, the performance of covenants or agreements thereunder or the consummation of the transactions contemplated thereby or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;

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make, change or revoke any material tax election other than any such extension or waiver obtained in the ordinary course of business;

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change its methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

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authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution; and

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enter into any contract providing for the payment of any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement.

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As promptly as reasonably practicable following the effectiveness of this registration statement of which this proxy statement/prospectus forms a part, RACA will duly give notice of and use its reasonable best efforts to duly convene and hold a meeting of its stockholders for the purpose of obtaining the RACA Stockholder Approval, among other things.

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Subject to certain exceptions, RACA shall use its reasonable best efforts to cause: (i) RACA’s initial listing application with Nasdaq to have been approved; (ii) RACA to satisfy all applicable initial and continuing listing requirements of Nasdaq; and (iii) the New POINT Common Stock issuable in accordance with the Business Combination Agreement, including the Business Combination, to be approved for listing on Nasdaq.

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Prior to the effectiveness of the of the Registration Statement of which this proxy statement/prospectus forms a part, the Board will approve and adopt the Equity Incentive Plan, with any changes or modifications thereto as POINT and RACA may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either POINT or RACA, as applicable), and RACA will reserve for a grant thereunder an initial number of shares of New POINT Common Stock equal to ten percent (10%) of the total issued and outstanding shares of New POINT Common Stock as of immediately following the Effective Time, including the shares of New POINT Common Stock issuable upon the exercise or conversion of the options to purchase shares of POINT common stock and any other POINT equity awards that are issued and outstanding as of immediately prior to the Effective Time for grant thereunder. Solely for the purpose of determining the initial number of New POINT Common Stock to be so reserved for issuance, the rollover options corresponding to unvested POINT options will be deemed to have been granted pursuant to the Equity Incentive Plan and shall reduce the initial number of New POINT Common Stock reserved for grant thereunder.

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Prior to the effectiveness of the Registration Statement of which this proxy statement/prospectus forms a part, the RACA Board will approve the assumption by RACA of the Equity Incentive Plan, which shall reflect that no further grants will be made thereunder on or after the Effective Time and such other changes as POINT and RACA may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either party), in the manner prescribed under applicable laws, effective as of one day prior to the date on which Closing occurs, reserving for grant thereunder the number of New POINT Common Stock that will be subject to the rollover options, as will be set forth on the Allocation Schedule.

Subject to certain exceptions, prior to the Closing or termination of the Business Combination Agreement in accordance with its terms, the RACA Parties shall not and each of them shall cause its representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to an RACA Acquisition Proposal; (ii) furnish or disclose any non-public information to any person in connection with, or that could reasonably be expected to lead to, a RACA Acquisition Proposal; (iii) enter into any contract or other arrangement or understanding regarding a RACA Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of any RACA Party (or any affiliate or successor of such RACA Party); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.
Mutual Covenants of the Parties
The parties made certain covenants under the Business Combination Agreement, including, among others, the following:
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using reasonable best efforts to consummate the transactions contemplated by the Business Combination Agreement;

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notify the other party in writing promptly after learning of any stockholder demands or other stockholder proceedings relating to the Business Combination Agreement, any ancillary document or any matters relating thereto and reasonably cooperate with one another in connection therewith;

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keeping certain information confidential in accordance with the existing non-disclosure agreements;

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making relevant public announcements; and

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cooperate in connection with certain tax matters and filings.

In addition, RACA and POINT agreed that RACA and POINT will prepare and mutually agree upon and RACA will file with the SEC, this Registration Statement/proxy statement on Form S-4 relating to the Business Combination.
Board of Directors
Following the Closing, it is expected that the current management of POINT will become the management of New POINT, and the New POINT Board will consist of nine (9) directors, which will be divided into three classes (Class I, II and III) with each class consisting of three directors.
Survival of Representations, Warranties and Covenants
The representations, warranties, agreements and covenants in the Business Combination Agreement terminate at the Effective Time, except for the covenants and agreements relevant to the Closing, agreements or covenants which by their terms contemplate performance after the Effective Time, and the representations and warranties of POINT and the RACA Parties regarding investigation and exclusivity of representations and warranties.
Termination
The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, the following:
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by the mutual written consent of RACA and POINT;

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by RACA, subject to certain exceptions, if any of the representations or warranties made by POINT are not true and correct or if POINT fails to perform any of its covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of RACA, as described in the section entitled “— Conditions to Closing of the Business Combination” above could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof, and (ii) September 15, 2021 (the “Termination Date”);

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by POINT, subject to certain exceptions, if any of the representations or warranties made by the RACA Parties are not true and correct or if any RACA Party fails to perform any of its covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that the condition to the obligations of POINT, as described in the section entitled “— Conditions to Closing of the Business Combination” above could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof, and (ii) the Termination Date;

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by either RACA or POINT, if the transactions contemplated by the Business Combination Agreement are not consummated on or prior to the Termination Date, unless the breach of any covenants or obligations under the Business Combination Agreement by the party seeking to terminate proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement; and

•
by either RACA or POINT,

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if any governmental entity shall have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement and such order or other action shall have become final and nonappealable;

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if the RACA Stockholder meeting has been held (including any adjournment thereof), has concluded, RACA’s stockholders have duly voted and the Required RACA Stockholder Approval was not obtained; and

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by RACA, if POINT does not deliver, or cause to be delivered to RACA, the POINT Shareholder Written Consent or the POINT Shareholder Transaction Support Agreements when required under the Business Combination Agreement.

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of a Willful Breach (as defined in the Business Combination Agreement) of any covenant or agreement under the Business Combination Agreement or Fraud (as defined in the Business Combination Agreement).
Expenses
The fees and expenses incurred in connection with the Business Combination Agreement and the ancillary documents thereto, and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such fees or expenses; provided that, (i) if the Business Combination Agreement is terminated in accordance with its terms, POINT shall pay, or cause to be paid, all unpaid POINT expenses and RACA shall pay, or cause to be paid, all unpaid RACA expenses and (ii) if the Closing occurs, then New POINT shall pay, or cause to be paid, all unpaid POINT Expenses and all unpaid RACA expenses.
Governing Law
The Business Combination Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
Amendments
The Business Combination Agreement may be amended or modified only by a written agreement executed and delivered by (i) RACA and POINT prior to the Closing and (ii) New POINT and the Sponsor after the Closing. Subject to the foregoing, the Business Combination Agreement may be amended before or after the adoption of the Business Combination Agreement by the stockholders of POINT or Merger Sub, provided that after any such stockholder approval, no amendment shall be made to the Business Combination Agreement that by law requires further approval or authorization by the stockholders of POINT or Merger Sub without such further approval or authorization.
Ownership of New POINT
As of the date of the Record Date, there are      shares of RACA Common Stock issued and outstanding, which includes an aggregate of      shares of Class A Common Stock and      shares of Class B Common Stock.
The following table illustrates varying ownership levels in New POINT Common Stock immediately following the consummation of the Business Combination based on the varying levels of redemptions by the Public Stockholders and the following additional assumptions: (i)      shares of New POINT Common Stock are issued to the holders of shares of common stock of POINT at Closing; (ii) 16,500,000 shares of Class A Common Stock are issued in the PIPE Investment:
Share Ownership in New POINT(1)
No redemptions	Maximum redemptions(2)
Percentage of Outstanding Shares	Percentage of Outstanding Shares
%	%
%	%
%	%
%	%
%	%
%	%

Related Agreements
This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. The form of Subscription Agreement, the Amended and Restated Registration and Stockholder Rights Agreement, the form of POINT Stockholder Transaction Support Agreement and the form of Sponsor Letter Agreement are respectively attached hereto as Exhibit A, Exhibit B and Exhibit C to the Business Combination Agreement, and as Exhibit 10.4 to the Registration Statement of which this proxy statement/prospectus forms a part. You are urged to read such agreements in their entirety prior to voting on the proposals presented at the Special Meeting.
PIPE Investment
Concurrently with the execution of the Business Combination Agreement, RACA has entered into the Subscription Agreements with each of the PIPE Investors, pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and RACA has agreed to issue and sell to the PIPE Investors, an aggregate of 16,500,000 shares of Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $165,000,000. Affiliates of RA Capital will fund $40,000,000 in the PIPE Investment. The shares of Class A Common Stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. RACA has granted the PIPE Investors certain registration rights in connection with the PIPE Investment. The PIPE Investment is contingent upon, among other things, the closing of the Business Combination.
Amended and Restated Registration and Stockholder Rights Agreement
The Business Combination contemplates that, at the Closing, New POINT, the Sponsor, certain affiliates of the Sponsor and certain POINT stockholders will enter into an Amended and Restated

Registration and Stockholder Rights Agreement, pursuant to which New POINT will agree to register for resale certain shares of New POINT Common Stock and other equity securities of New POINT that are held by the parties thereto from time to time.
The Amended and Restated Registration and Stockholder Rights Agreement amends and restates the registration rights agreement that was entered into by RACA, the Sponsor and the other parties thereto in connection with RACA’s initial public offering.
Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, the Sponsor, certain affiliates of the Sponsor and POINT entered into the Sponsor Letter Agreement, pursuant to which the such affiliates of the Sponsor have agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination), (ii) waive any adjustment to the conversion ratio set forth in the governing documents of RACA or any other anti-dilution or similar protection with respect to the shares of Class B Common Stock (whether resulting from the transactions contemplated by the Subscription Agreements (as defined below) or otherwise), (iii) be bound by certain other covenants and agreements related to the Business Combination and (iv) be bound by certain transfer restrictions with respect to his, her or its shares in RACA prior to the closing of the Business Combination, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.
Background to the Business Combination
RACA is a blank check company formed under the laws of the State of Delaware on April 15, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Business Combination with POINT is a result of a thorough search for a potential transaction using the extensive network and investing and operating experience of RACA’s management team and the Board. The terms of the Business Combination Agreement and the related ancillary documents are the result of extensive arm’s-length negotiations between RACA and POINT and their respective representatives and advisors.
The following is a brief discussion of the background of these negotiations, the Business Combination Agreement and related documents and transactions.
On July 10, 2020, RACA consummated the Initial Public Offering of 13,570,000 shares of Class A Common Stock at $10.00 per share, generating gross proceeds of $135.7 million, and incurring offering costs of approximately $8.1 million, inclusive of approximately $4.8 million in deferred underwriting commissions.
Simultaneously with the closing of the Initial Public Offering, RACA consummated a private sale of the Private Placement Shares at a price of $10.00 per Private Placement Share to our Sponsor, generating gross proceeds of approximately $4.7 million.
Prior to the consummation of the Initial Public Offering, neither RACA, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with RACA.
From the date of the Initial Public Offering through execution of the Business Combination Agreement on March 15, 2021, RACA’s management team considered a number of potential target companies with the objective of consummating a business combination. Representatives of RACA contacted and were contacted by a number of individuals and entities who offered to present ideas for business combination opportunities, including companies within the biotechnology and healthcare sectors. RACA’s management team compiled a list of high priority potential targets and updated and supplemented such list from time to time. RACA considered businesses that it believed had attractive long-term growth potential, were well positioned within their industry and would benefit from the substantial intellectual capital, operational experience and network of RACA’s management team. This pipeline was periodically discussed with the Board.

In the process that led to identifying POINT as an attractive investment opportunity, RACA’s management team evaluated over 50 potential business combination targets, contacted representatives of over 28 such potential combination targets to discuss the potential for a business combination transaction, and entered into non-disclosure agreements with two such potential business combination targets.
Representatives of RACA engaged in extensive due diligence and multiple detailed discussions directly with the senior executives and/or stockholders of several potential business combination targets as part of its overall business combination evaluation process.
RACA’s management team periodically reviewed in depth potential business combination targets (including the suitability of a business combination with POINT) with the Board, including at meetings of the Board held on October 28, 2020, February 8, 2021, and March 1, 2021. Such discussions with the Board covered the results of due diligence investigations, discussions with senior executives and/or stockholders of the potential business combination targets, and the terms of any non-binding letters of interest to be delivered to such potential business combination targets.
RACA’s management worked to identify potential business combination targets that (a) possess fundamental scientific data that indicate a drug candidate or platform is likely to generate a meaningful therapeutic treatment for patients suffering from devastating conditions; (b) have a well-defined path to generate further clinical data that will bring one or more drug candidates closer to FDA approval and be appreciated by the public markets and potential acquirers; (c) are led by competent management teams and have strong corporate governance and reporting policies in place; (d) would be funded for at least one year past a key value inflection point after consummating a business combination with us; and (e) provide the potential for exceptional returns for RACA’s stockholders. RACA’s management team did not pursue a potential transaction with the other potential acquisition targets for a variety of factors, including the ability to reach a valuation that was acceptable to both sides and mutual decisions to pursue potential alternative transactions. RACA and its advisors determined that the other alternative business combination targets were less suitable than POINT when taking into account the criteria above, including the quality and quantity of scientific data, quality and experience of their management teams, strategies, business prospects, transaction structures, valuations and likelihood of execution.
RACA decided to pursue a business combination with POINT because it determined that POINT represented a compelling opportunity based upon POINT’s (a) leadership in precision radiopharmaceutical therapies to patients with cancer, (b) novel products across cancer types, (c) rapid advancement of a proprietary product pipeline through clinical development, (d) targeting of high unmet medical needs, representing a large market opportunity, (e) clinical differentiation, encouraging clinical data and rapid path to approval, (f) intellectual property portfolio and (g) experienced management team with expertise in radiotherapeutic development, manufacturing, and clinical oncology. For additional details about the Board’s reasons for approving the Business Combination, see the section of this proxy statement/prospectus entitled “Business Combination — the Board’s Reasons for the Business Combination.”
Timeline of the Business Combination
On November 5, 2020, representatives of Perella Weinberg Partners LP (“Perella Weinberg”), POINT’s financial advisor, contacted representatives of RA Capital to discuss a potential private placement financing by POINT or other strategic transactions.
On November 17, 2020, representatives of RA Capital participated in a videoconference with members of the POINT Board and POINT’s management team to provide a formal introduction and to listen to POINT’s business overview presentation.
On November 18, 2020, POINT provided representatives of RA Capital with data room access to enable representatives of RA capital to perform additional due diligence and to better understand the prospects of the POINT business.
On December 4 and December 22, 2020, representatives of RA Capital conducted additional videoconferences with members of the POINT Board and POINT’s management team to receive and discuss an extensive presentation by the POINT management team and members of the POINT Board and to discuss additional aspects of the business.

On December 28, 2020, RACA Chief Financial Officer and director, Matthew Hammond, and a representative of RA Capital met with members of the POINT management team and POINT Board via videoconference to discuss a potential business combination.
Between January 5, 2021 and January 13, 2021, members of the RACA management team and members of the POINT management team, with the assistance of Perella Weinberg, exchanged e-mails, calls, and conducted videoconferences regarding preliminary due diligence matters and preliminary valuation discussions.
On January 14, 2021, Jake Simson, a Partner at RA Capital Management, sent a proposed term sheet to POINT’s Chief Executive Officer Dr. McCann and Executive Chairman, Allan Silber, which proposed, among other things, a binding unilateral exclusivity period of 90 days in favor of RACA, an equity valuation of POINT of $565 million, which included unvested equity awards and an equity reserve, a PIPE Investment of $137.5 million, $40 million of which would be funded by an affiliate of our Sponsor, post-closing Board composition with two directors to be named by RACA, and mutual closing condition that the amount of cash available to the combined company from RACA’s “trust account” (after giving effect to redemptions by RACA public shareholders) and the PIPE Investment be a minimum amount to be agreed by the parties.
On January 21, 2021, a representative of Perella Weinberg sent a revised term sheet to Matthew Hammond, Mr. Simson, and Tess Cameron, which proposed, among other things, a binding mutual exclusivity period of 45 days, a valuation of POINT vested equity of $603 million, a PIPE Investment of $137.5 million, $40 million of which would be funded by an affiliate of our Sponsor, post-closing Board composition with one director to be named by RACA and one independent director to be mutual agreed by the parties, a closing condition for the benefit of POINT only that the amount of cash available to the combined company from RACA’s “trust account” (after giving effect to redemptions by RACA public shareholders) and the PIPE Investment be at least $250 million.
Between January 22, 2021 and January 31, 2021, members of the RACA management team and members of the POINT management team exchanged e-mails and calls regarding various due diligence matters including items related to products, product candidates, patent ownership, patent enforceability and trademarks.
On January 26, 2021, Mr. Simson sent a revised term sheet to representatives of POINT’s financial advisor, Perella Weinberg, which proposed, among other things, a valuation of POINT vested equity of $520.1 million, a PIPE Investment of $137.5 million, $40 million of which would be funded by an affiliate of our Sponsor, and a mutual closing condition that the an amount of cash available to the combined company from RACA’s “trust account” (after giving effect to redemptions by RACA public shareholders) and the PIPE Investment be at least $250 million.
On February 2, 2021, Mr. Simson and representatives of Perella Weinberg conducted a videoconference where Mr. Simson verbally communicated an increased proposed valuation for the POINT vested equity value of $570 million and the desire to conduct further due diligence.
Between February 5, 2021 and February 9, 2021, members of the Board met with the RACA management team telephonically and via videoconference to discuss the potential business combination with POINT. Following these discussions, the Board authorized RACA management to propose a valuation of POINT’s vested equity at $585 million on a pre-transaction vested equity value basis in a potential business combination, propose a PIPE Investment of $137.5 million, $40 million of which would be funded by an affiliates of our Sponsor, and propose no minimum cash closing condition. The RACA management team discussed the non-binding letter of intent with the Board and received verbal approval to execute the non-binding letter of intent, which approval was subsequently confirmed in writing by all RACA directors.
On February 8, 2021, the POINT Board met via videoconference to discuss the potential business combination with RACA and the non-binding letter of intent with Perella Weinberg and its outside legal counsel, Bass, Berry & Sims PLC (“Bass Berry”).
On February 9, 2021, RACA submitted a non-binding letter of intent to POINT to enter into an all-stock business combination. The letter of intent valued POINT’s vested equity at $585 million, proposed a

PIPE Investment of $137.5 million, $40 million of which would be funded by an affiliate of our Sponsor, proposed no minimum cash condition, and proposed consideration consisting of only newly issued shares of RACA Common Stock.
On February 9, 2021, RACA and Jefferies LLC (“Jefferies”) agreed that Jefferies would act as RACA’s financial advisor in connection with the Business Combination and as its placement agent for the PIPE Investment. Jefferies was selected by the Board due to its status as an internationally recognized investment banking firm with substantial experience in prior successful SPAC business combinations and in the healthcare industry.
On February 9, 2021, POINT and RACA executed the non-binding letter of intent. The executed letter of intent contemplated an all-stock merger, a final pre-money valuation for POINT’s vested equity of $585 million and that a $137.5 million PIPE Investment, $40 million of which would be funded by an affiliate of our Sponsor, would be committed pursuant to agreements with PIPE investors concurrently with the signing of the definitive agreements providing for the Business Combination and did not include a condition that RACA have a minimum amount in cash at closing. The executed non-binding letter of intent provided that the transaction consideration would be paid by issuance of shares of RACA Common Stock and would not be reflective of any purchase price adjustments. The letter of intent also contemplated, among other terms, that (a) the board of directors of the post-combination company would be classified into three classes of directors, with the initial board to consist of a majority appointed by POINT, one director to be appointed by RACA and one director who would be an independent member to be mutually agreed by the parties; (b) the Sponsor would waive any applicable anti-dilution rights triggered in connection with any equity financing; (c) all shares of RACA Common Stock issued to current and former stockholders of POINT and those under an outstanding or new equity incentive plan would be subject to a six-month lock-up period subject to early release under certain circumstances; (d) any existing POINT management long-term incentive or equity plan would be rolled over and that a RACA management equity incentive plan would be implemented; (e) the Business Combination Agreement would provide for the payment of POINT’s and RACA’s transaction expenses by New POINT in the event the transaction is completed; (f) the parties’ respective representations, warranties and pre-closing covenants would not survive the Closing and the Business Combination Agreement would not contain indemnification provisions; and (g) there would be certain conditions to each party’s obligations to close the mergers. The letter of intent also included a mutual exclusivity provision ending on March 26, 2021 (automatically extending to April 10, 2021 if RACA and POINT were continuing to negotiate in good faith on March 26, 2021).
On February 10, 2021, RACA and POINT signed a mutual confidential disclosure agreement. Over the course of the following three weeks, officers and directors of RACA had multiple conversations and email exchanges with representatives of POINT to discuss the letter of intent, including the valuation and certain other considerations with respect to a potential business combination transaction involving RACA and POINT. Such considerations included, among other things, process considerations applicable to transactions with special purpose acquisition companies (for example, with respect to required approvals, typical due diligence process and investor outreach), potential transaction structures, public company readiness and related considerations, financing options and deal certainty in light of the Public Stockholders having redemption rights in respect of its public shares with respect to a business combination transaction.
During this time, representatives of RACA also had multiple exchanges with representatives of POINT to discuss valuation, governance matters with respect to the combined company (including regarding appropriate board leadership), the PIPE Investment and the lack of condition that RACA have a minimum amount in cash at Closing after taking into account any redemptions by RACA stockholders.
On February 16, 2021, RACA’s management team held a kick-off call with representatives of RACA, Jefferies, POINT, Perella Weinberg and Bass Berry to discuss the transaction process, including the plan to finalize due diligence and execute definitive documents providing for the Business Combination.
On February 18, 2021, RACA, Jefferies, POINT, Perella Weinberg and Bass Berry held a videoconference to discuss the investor presentation for use in connection with the PIPE Investment. Drafts of the investor presentation continued to be refined until the presentation was posted to the data room for potential investors in the PIPE Investment on February 25, 2021.

On February 22, 2021, RACA’s legal advisor, Goodwin Proctor LLP (“Goodwin”), delivered to White & Case LLP (“White & Case”), legal counsel to Jefferies, an initial draft of the form PIPE Subscription Agreement. The form PIPE Subscription Agreement provided for, among other things, (a) subscription by the investor for, and an agreement by the investor to purchase from RACA, a to-be-determined number of shares of RACA Class A Common Stock at $10.00 per share, (b) certain closing conditions, (c) certain representations and warranties made by each of RACA and the investor and (d) registration rights for the investor, subject to certain restrictions. Each of Goodwin, Bass Berry and White & Case continued to negotiate the terms of the form PIPE Subscription Agreement over the course of the following three weeks, including with respect to, among other things, the closing mechanics, the representations and warranties of each of RACA and the investor and certain covenants.
During the week of February 22, 2021, Goodwin delivered to White & Case Goodwin’s and Bass Berry’s comments on the wall crossing script. The form was substantially agreed by all parties that week.
On February 25, 2021, representatives of Jefferies began to conduct the wall crossing in connection with the PIPE Investment, and conducted meetings with potential investors in the PIPE Investment over the following weeks leading up to the signing of the Business Combination Agreement. From February 26, 2021 through the execution of the Business Combination Agreement, POINT’s management team, including Dr. McCann, Mr. Silber, Chief Financial Officer, Bill Demers, Chief Medical Officer, Neil Fleshner, Executive Vice President Clinical Development, Jessica Jensen, and Vice President Corporate Strategy, Ari Shomair, along with representatives of RACA and Jefferies held various discussions with potential investors regarding their interest in participating in the PIPE Investment in connection with the potential business combination. Each potential investor agreed to maintain the confidentiality of the information received in these discussions pursuant to customary non-disclosure agreements. During the meetings, Dr. McCann reviewed with potential investors certain information regarding POINT and New POINT.
On February 25, 2021, Goodwin delivered an initial draft of the Business Combination Agreement to Bass Berry.
On February 26, 2021, the electronic data room for PIPE investors was opened for access.
On February 28, 2021, Goodwin delivered initial drafts of the Stockholder Support Agreement and Sponsor Support Agreement to Bass Berry. The initial draft of the Stockholder Support Agreement contemplated, among other things and subject to certain conditions, that the stockholders of POINT party to the Stockholder Support Agreement would agree to (a) vote in favor of the adoption of the Business Combination Agreement and the transactions contemplated thereby by delivery of a written consent and (b) not transfer any shares of POINT Common Stock prior to the Effective Time. The initial draft of the Sponsor Support Agreement contemplated, among other things and subject to certain conditions, that the Sponsor and each of RACA’s officers and directors that held stock in RACA would agree to (i) waive certain anti-dilution rights set forth in RACA’s certificate of incorporation, (ii) not transfer any RACA Common Stock prior to the Effective Time, and (iii) vote in favor of the adoption of the Business Combination Agreement and the transactions contemplated thereby at a meeting of RACA’s stockholders.
Over the course of the term sheet exclusivity period and leading up to the signing of the Business Combination Agreement, representatives of RACA and POINT had multiple conversations on a broad list of topics related to the terms of the Business Combination and diligence matters in connection with the transaction.
On March 1, 2021, RACA held a videoconference meeting with POINT, Perella Weinberg, Jefferies, Goodwin and Bass Berry to discuss preliminary transaction considerations, business and legal due diligence, marketing of the PIPE Investment, the required transaction documentation and the anticipated transaction timeline. During such calls, Goodwin initiated and conducted IP diligence on POINT. Additionally, RACA and POINT discussed New POINT Board composition and agreed that RACA’s current director, David Lubner, would remain on the New POINT Board.
On March 3, 2021, Goodwin and Stikeman Elliot LLP (“Stikeman”), RACA’s outside Canadian legal counsel, were granted access to an electronic data room for purposes of reviewing legal due diligence information regarding POINT. From March 3, 2021, through the date the Business Combination Agreement was signed, various representatives of each of RACA, Goodwin and Stikeman conducted due diligence of

POINT through document review, written requests and responses among the parties, and numerous telephonic conferences with representatives of POINT, covering various areas, including, but not limited to, commercial operations, intellectual property, legal compliance (including healthcare and other regulatory compliance considerations), general corporate law matters, information technology and data security, litigation and employment matters.
During the following two weeks, representatives of Goodwin and Stikeman, on behalf of RACA, and representatives of Bass Berry, and POINT management, as applicable, on behalf of POINT, had additional conversations and e-mail exchanges regarding follow-up questions and requests regarding matters arising over the course of Goodwin’s review of POINT’s written responses to their initial and supplemental due diligence requests and of the other due diligence materials provided in the data room or via e-mail.
On March 5, 2021, Bass Berry delivered a revised draft of the Business Combination Agreement to Goodwin reflecting the matters discussed between Bass Berry and Goodwin and other proposed changes.
On March 10, 2021, Goodwin delivered a further revised draft of the Business Combination Agreement to Bass Berry.
On March 11, 2021, Bass Berry delivered a further revised draft of the Business Combination Agreement to Goodwin.
Over the next several days, RACA and POINT and their respective counsel finalized the Business Combination Agreement exchanging drafts prior to the execution of the Business Combination Agreement on March 15, 2021. In addition, it was agreed to increase the amount of the PIPE Investment to $165 million. The various drafts exchanged reflected the parties’ negotiations on, among other things, the scope of the representations and warranties, interim operating covenants, litigation control, a potential release of RACA’s sponsor, the ability of RACA’s Board to change its recommendation to its stockholders, and other matters.
On March 13, 2021, RACA and Jefferies entered into an engagement letter, which memorialized the terms under which Jefferies had agreed as its financial advisor in connection with the Business Combination and as its placement agent for the PIPE Investment.
Throughout the course of the transaction, members of the Board were in frequent contact with key POINT team members, including, without limitation, Dr. McCann and Mr. Demers. Additionally, the RACA management team and the POINT management team held meetings telephonically or by videoconference on March 1, March 3, March 4, March 5, March 8, March 9, March 11, March 12, and March 15, 2021 to discuss the status of the PIPE Investment, negotiations on a definitive transaction agreement and delivery of audited financial statements.
From March 5, 2021 through March 13, 2021, after a draft form of PIPE Subscription Agreement had been provided to the prospective PIPE investors, the terms of the form of PIPE Subscription Agreement, including with respect to certain conditions to closing and the registration rights set forth in the form, among other terms and conditions, were further negotiated between the representatives of Goodwin, Bass Berry, and White & Case, on behalf of their respective clients, and on behalf of the PIPE investors by their respective advisors.
The Board met via videoconference on March 12, 2021 to further consider and discuss the proposed transaction with POINT, which was attended by representatives of each of RACA’s management team and Goodwin. Representatives of Goodwin discussed certain summary due diligence matters regarding POINT.
The Board met via videoconference on March 14, 2021 to further consider and discuss the proposed transaction with POINT, which was attended by representatives of each of RACA’s management team and Goodwin. Representatives of Goodwin discussed with the Board their fiduciary duties under applicable law and reviewed the provisions of the proposed Business Combination Agreement and other agreements and documents to be approved by the Board in connection with the proposed Business Combination. Following these discussions, the Board thoroughly reviewed and discussed the Business Combination and the terms and conditions of the Business Combination Agreement with the assistance of Goodwin and the Board unanimously approved the Business Combination Agreement and related agreements and the transactions contemplated thereby and recommended the approval and adoption of the Business Combination Agreement by RACA’s stockholders. The POINT Board also approved the Business Combination Agreement and related agreements and the transactions contemplated thereby on March 14, 2021.
On March 15, 2021 prior to the open of the U.S. stock markets, RACA and POINT executed the Business Combination Agreement and related agreements, and RACA and the PIPE Investors entered into the Subscription Agreements for an aggregate amount of gross proceeds of $165 million from the sale of 16,500,000 shares of the Class A Common Stock in the PIPE Investment.
Also before the U.S. market opened on March 15, 2021, a press release was issued announcing the execution of the Business Combination Agreement and Subscription Agreements, and RACA filed a current report on Form 8-K with the SEC announcing the execution of the Business Combination Agreement. During the morning of March 15, 2021, representatives of RACA and POINT held a joint investor conference call to discuss the Business Combination.
The Board’s Reasons for the Business Combination
The Board, in evaluating the Business Combination, consulted with its legal counsel, financial and other advisors. In reaching its resolution (i) that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are fair to and in the best interests of RACA and its stockholders, (ii) to approve the Business Combination Agreement and the transactions contemplated thereby and declare their advisability and (iii) to recommend that the RACA stockholders approve and adopt the Business Combination Agreement and the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below.
In unanimously approving the Business Combination, the Board determined not to obtain a fairness opinion. The officers and directors of RACA have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with the experience and sector expertise of its financial advisor, Jefferies LLC, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, RACA’s officers and directors and RACA’s advisors have substantial experience with mergers and acquisitions.
In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Board’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this proxy statement/prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”
The Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:
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POINT is well-positioned to become a leader in precision radiopharmaceutical therapies for patients with cancer.   POINT has multiple late-stage lutetium-177-based assets in development in castrate-resistant prostate and neuroendocrine tumors which are complemented by an early-stage pipeline and platform technology. POINT is establishing relationships with key isotope suppliers and is building in-house manufacturing capability.

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POINT’s platform has the potential to drive a broad and novel product platform across therapeutic areas.   Radiation therapy is a de-risked modality across many cancers. By combining tumor-selective ligands with radioactive payloads, POINT is capable of delivering radiation therapy to patients in a pan-tumor approach that relies not on tumor histology but on receptor expression profiles, much like small molecule kinase and antibody targeted precision therapeutics.

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POINT targets high unmet medical needs, potentially representing a large market opportunity.   POINT’s potential therapeutic applications include cancer and solid tumors. This provides POINT a potentially large, diversified market for its products. As a result, the potential for future commercial success may not be dependent on a single product candidate or commercial market.
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POINT has a potentially strong proprietary product pipeline.   POINT’s two lead assets, PNT2002 in castrate-resistant prostate cancer and PNT2003 in neuroendocrine tumors, have proven objective clinical response data that support strong rationale to pursue development path to enable registration in large markets. POINT’s most advanced preclinical program PNT2004 is a Lu-177 radioligand directed against Fibroblast activation protein-α (FAP-α), which is known to be overexpressed in more than a dozen tumor types. PNT2001 is a next-gen prostate specific membrane antigen directed radioligand intended to better localize radioactive exposure to the tumor, enabling earlier use in the treatment paradigm. Lastly, POINT’s tumor microenvironment prodrug technology may enable radioligand prodrug activation within the tumor, widening therapeutic index of POINT’s assets, which could be key to unlocking the use of more potent isotopes like the alpha emitter actinium-225.

•
POINT has encouraging clinical data.   PNT2002, which is PSMA I&T paired with lutetium-177, has been shown in a prospective investigator sponsored study in 56 patients with advanced prostate cancer to achieve a PSA response rate of 59%, median radiographic progression free survival (rPFS) of more than 13 months, and median overall survival of >28 months. This data is competitive with other 177Lu-PSMA products in clinical development and compares favorably to standard of care second-line androgen receptor-axis targeted therapies which have recently been reported to achieve a median rPFS of 3.5-4.1 months. PNT2003, a 177Lu-octreotate, has been shown in a prospective multicenter study in 167 patients with neuroendocrine tumors to achieve an objective response rate (ORR) of 20%. In the target indication of non-gastroenteropancreatic tumors, PNT2003 has achieved an ORR of 24% and a median PFS of 25 months. This compares favorably to approved agents like everolimus, which achieved 5% ORR and 11-month median PFS in a Phase 3 clinical trial.

•
POINT’s experienced management team with deep expertise in radiotherapeutics and oncology.   POINT’s CEO Dr. Joe McCann has deep expertise in oncology radiotherapeutics and previously served as the CEO and COO of the Centre for Probe Development and Commercialization where he oversaw the operation of producing clinical grade radio imaging and radiotherapeutic agents. Dr. McCann has assembled a team of experts in the radiotherapeutic development, manufacturing, and clinical oncology space.

•
Financial Condition.   The Board also considered factors such as POINT’s business model, outlook, financial plan, and debt structure, as well as valuations and trading of comparable publicly traded companies.

•
Stockholder Liquidity.   The obligation in the Business Combination Agreement to have RACA Common Stock issued as merger consideration listed on Nasdaq, a major U.S. stock exchange, which the Board believes has the potential to offer RACA Stockholders greater liquidity.

•
Lock-Up.   The Sponsor and certain current equityholders, officers and directors of POINT have agreed to be subject to a six-month lockup in respect of their New POINT Common Stock, in each case subject to certain customary exceptions, which will provide important stability to the leadership and governance of New POINT.

•
Other Alternatives.   The Board believes, after a thorough review of other business combination opportunities reasonably available to RACA, that the Business Combination represents the best initial business combination for RACA and the most attractive opportunity for RACA’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s belief that such process has not presented a better alternative.

•
Negotiated Transaction.   The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between RACA and POINT.

The Board also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:
•
Benefits May Not Be Achieved.   The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•
Liquidation of RACA.   The risks and costs to RACA if the Business Combination is not completed, including the risk of diverting management focus and resources from other initial business combination opportunities, which could result in RACA being unable to effect a business combination by July 10, 2022 and force RACA to liquidate.

•
Exclusivity.   The fact that the Business Combination Agreement includes an exclusivity provision that prohibits RACA from soliciting or engaging in discussions regarding other business combination proposals, which restricts RACA’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations.

•
COVID-19.   Uncertainties regarding the potential impacts and disruptions of the COVID-19 virus, including with respect to productivity, POINT’s business and delays of clinical programs and timelines.

•
Stockholder Vote.   The risk that RACA’s stockholders may fail to provide the votes necessary to effect the Business Combination.

•
Redemption Risk.   The potential that a significant number of RACA Stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to the existing Charter, which would potentially make the Business Combination more difficult or impossible to complete, and/or reduce the amount of cash available to New POINT following the Closing.

•
Post-Business Combination Corporate Governance; Terms of the Registration Rights Agreement.   The Board considered the corporate governance provisions of the Business Combination Agreement, the Registration Rights Agreement and the material provisions of the Charter Amendment Proposals. In particular, they considered the nomination rights that certain stockholders would have in New POINT, and that these rights are not generally available to Public Stockholders, including stockholders that may hold a large number of shares.

•
Closing conditions.   The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within RACA’s control, including approval by RACA stockholders and approval by Nasdaq of the initial listing application in connection with the Business Combination.

•
RACA Stockholders Receiving a Minority Position in POINT.   The risk that RACA Stockholders will hold a minority position in POINT.

•
Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•
Fees and expenses.   The fees and expenses associated with completing the Business Combination.

•
Other risks.   Various other risks associated with the Business Combination, the business of RACA and the business of POINT described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the Board also considered that certain of the officers and directors of RACA may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of RACA’s stockholders, including the matters described under the section entitled “Risk Factors” above and “— Interests of RACA’s Directors and Executive Officers in the Business Combination” below. However, the Board concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for the Initial Public Offering and would be included in this proxy statement/prospectus, (ii) these disparate interests would exist with respect to a business combination with any target company and (iii) the Business Combination was structured so that the Business Combination may be completed even if Public Stockholders redeem a substantial portion of the Public Shares.
The Board concluded that the potential benefits that it expected RACA and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Business Combination Agreement and the Business Combination, were advisable, fair to, and in the best interests of, RACA and its stockholders.

Summary of RACA Financial Analysis
The following is a summary of the material financial analyses prepared by RACA and reviewed by the Board in connection with the valuation of POINT. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by RACA. RACA may have deemed various assumptions more or less probable than other assumptions.
None of POINT, RACA, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of POINT do not purport to be appraisals or reflect the prices at which shares of New POINT Common Stock may actually be valued or trade in the open market after the consummation of the Business Combination. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. The following quantitative information, to the extent that it is based on market data, is not necessarily indicative of current market conditions.
Precedent Transaction Comparables
In connection with the valuation of POINT, RACA reviewed certain financial information of certain publicly traded companies selected based on the experience and the professional judgment of RACA’s directors and officers. In connection with its analysis, RACA reviewed certain financial information of POINT, such as its current balance sheet, expected cash needs, financing history and equity capitalization.
RACA considered certain financial and operating data of Endocyte, Inc. and Advanced Accelerator Applications S.A., each formerly publicly-traded companies that were developing and/or commercializing radioligand therapies at the time they were acquired (the “Precedent Transaction Comparables”).
None of the Precedent Transaction Comparables has characteristics identical to POINT. The Precedent Transaction Comparables were selected because at the time they were acquired they were developing and/or commercializing radiotherapeutics in comparable target indications to PNT2002 and PNT2003. RACA made qualitative judgments, based on the experience and professional judgment of its directors and officers, concerning differences between the operational, business and/or financial characteristics of POINT and the Precedent Transaction Comparables.
RACA reviewed the transaction value of each of the Precedent Transaction Comparables, which RACA management deemed relevant based on its professional judgment and expertise.
Precedent Transaction Comparables
Company	Stage of Lead Comparable Program at the Time of Announcement	Transaction Enterprise Value
Endocyte, Inc. (announced Oct 18, 2018)	Phase III	$ 1.8 billion
Advanced Accelerator Applications S.A. (announced Oct 30, 2017)	Commercial (EU); registration (US)	$ 3.7 billion
RACA conducted a comparative analysis between POINT and the Precedent Transaction Comparables and determined that an implied enterprise value for POINT of $639 million was at a discount to each of the market capitalizations of the Precedent Transaction Comparables.
Other Considerations
In addition, RACA’s management team considered the financing that would be required in connection with the Business Combination and determined that the PIPE Investment was sized such that, the net proceeds from the Business Combination and PIPE Investment, together with POINT’s available resources and existing cash and cash equivalents would be expected to fund POINT’s operating expenses and capital expenditure requirements into 2024.

Satisfaction of 80% Test
The Board concluded that POINT has a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the execution of the Business Combination Agreement.
Interests of RACA’s Directors and Executive Officers in the Business Combination
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•
the corporation could financially undertake the opportunity;

•
the opportunity is within the corporation’s line of business; and

•
it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity, including private funds under the management of RA Capital and their respective portfolio companies, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. In addition, existing and future funds managed by RA Capital and their respective portfolio companies may compete with us for business combination opportunities and, if such opportunities are pursued by such entities, we may be precluded from pursuing such opportunities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and may only decide to present it to us if such entity rejects the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors are subject. Our Current Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:
Individual	Entity	Entity’s Business	Affiliation
Peter Kolchinsky	RA Capital Management, L.P.	Investment Manager	Managing Partner
	Wave Life Sciences Ltd.	Therapeutics	Director
	Sojournix, Inc.	Therapeutics	Director
	Forma Therapeutics, Inc. Research Alliance Corp. II	Therapeutics Special Purpose Acquisition Company	Director Chief Executive Officer and Chairman
	Freenome Holdings Inc.	Diagnostic	Director
	Icosavax, Inc.	Biotechnology	Director
Matthew Hammond	RA Capital Management, L.P.	Investment Manager	Investment Principal
	Cerebral Therapeutics, Inc. Kira Pharmaceuticals, Inc. DTx Pharma, Inc. Research Alliance Corp. II	Therapeutics Therapeutics Therapeutics Special Purpose Acquisition Company	Director Director Director Chief Investment Officer and Director

Individual	Entity	Entity’s Business	Affiliation
Daniel S. Grau	Sojournix	Biopharmaceutical	CEO, President, and Director
	TetraGenetics	Biopharmaceutical	Director
David C. Lubner	Arcellx, Inc.	Biopharmaceutical	Director
	Cervance Inc.	Biopharmaceutical	Director
	Ichnos Sciences, Inc.	Biopharmaceutical	Director
	Dyne Therapeutics, Inc.	Biopharmaceutical	Director
	Gemini Theraputics, Inc.	Biopharmaceutical	Chairman of the Board of Directors
	Vor Biopharma, Inc.	Bipharmaceutical	Director
Michael P. Gray	Imara, Inc.	Biopharmaceutical	Chief Financial Officer and Chief Operating Officer
Potential investors should also be aware of the following other potential conflicts of interest:
•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•
Our Sponsor and Messrs. Grau, Gray and Lubner agreed to waive their redemption rights with respect to any founder shares, private placement shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our Sponsor and Messrs. Grau, Gray and Lubner agreed to waive their redemption rights with respect to any founder shares or private placement shares held by them if we fail to consummate our initial business combination within 24 months after the closing of the Initial Public Offering. However, if our Sponsor or Messrs. Grau, Gray and Lubner acquire public shares in or after our Initial Public Offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of our Initial Public Offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement shares held in the trust account will be used to fund the redemption of our public shares. With certain limited exceptions, the founder shares and private placement shares are not be transferable, assignable by our Sponsor or certain of our directors that hold founder shares or private placement shares (or any other permitted assigns, if any) until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our shares of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Since our Sponsor and officers and directors may directly or indirectly own common stock following Our Initial Public Offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete our initial business combination.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•
Our Sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our Sponsor or an affiliate of our Sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into private placement shares at a price of $10.00 per share at the option of the lender.

The conflicts described above may not be resolved in our favor.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our Sponsor, officers or directors or completing the business combination through a joint venture or other form of shared ownership with our Sponsor, officers or directors. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our Sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Our office space and administrative and support services will be provided to us free of charge by RA Capital.
In the event that we submit our initial business combination to our Public Stockholders for a vote, our Sponsor agreed to vote any founder shares and private placement shares held by it and any public shares purchased during or after the offering in favor of our initial business combination and Messrs. Grau, Gray and Lubner have also agreed to vote any founders shares and private placement shares held by them and any public shares purchased during or after the offering in favor of our initial business combination.
Expected Accounting Treatment of the Business Combination
The Business Combination will be accounted for as a reverse recapitalization in conformity with accounting principles generally accepted in the United States of America, or GAAP. Under this method of accounting, RACA has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on existing POINT stockholders comprising a relative majority of the voting power of New POINT, POINT’s operations prior to the acquisition comprising the only ongoing operations of New POINT, and POINT’s senior management comprising a majority of the senior management of New POINT. Accordingly, for accounting purposes, the financial statements of New POINT will represent a continuation of the financial statements of POINT with the Business Combination being treated as the equivalent of POINT issuing stock for the net assets of RACA, accompanied by a recapitalization. The net assets of RACA will be stated at historical costs, with no goodwill or other intangible assets recorded.
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On March 22, 2021, RACA and POINT filed their respective HSR Act Notification and Report Forms with the Antitrust Division and the FTC. Consequently, the required waiting period is scheduled to expire at 11:59 p.m. on April 21, 2021, unless earlier terminated or if the FTC or the Antitrust Division extends that period by issuing a request to the parties for additional information.
At any time before or after consummation of the Business Combination, notwithstanding expiration or termination of the waiting period under the HSR Act, the applicable competition authorities in the United States or any other applicable jurisdiction could take such action under applicable antitrust laws as such authority deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination, conditionally approving the Business Combination upon divestiture of New POINT’s assets, subjecting the completion of the Business Combination to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. RACA cannot assure that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, RACA cannot assure as to its result. Under the Business Combination Agreement, RACA and POINT are not obligated to agree to sell, license or dispose of any assets or businesses, or terminate or amend any existing relationships or enter into new relationships or contracts in order to obtain approval of the Business Combination by the FTC, the Antitrust Division or otherwise.

Neither RACA nor POINT is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Vote Required for Approval
The approval of the Business Combination Proposal requires the affirmative vote of the holders of a majority of the shares of RACA Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE RACA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.
The existence of financial and personal interests of one or more of RACA’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of RACA and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. In addition, RACA’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section above entitled “— Interests of RACA’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

CHARTER AMENDMENT PROPOSAL
The Charter Amendment Proposal, if approved, will approve the following amendments to the Current Charter to:
•
change the name of the new public entity to “POINT Biopharma Global Inc.” as opposed to “Therapeutics Acquisition Corp.”;

•
increase RACA’s capitalization so that it will have 430,000,000 authorized shares of a single class of common stock and 20,000,000 authorized shares of preferred stock, as opposed to RACA having 100,000,000 authorized shares of Class A Common Stock, 10,000,000 authorized shares of Class B common stock and 1,000,000 authorized shares of preferred stock;

•
require that the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote generally in the election of directors;

•
require that the affirmative vote of the holders of not less than two thirds of the outstanding shares of capital stock entitled to vote thereon and the holders of not less than two thirds of the outstanding shares of each class entitled to vote thereon as a class be required to amend, alter, change or repeal certain provisions of the Proposed Charter governing the election of the board of directors;

•
delete the various provisions applicable only to special purpose acquisition companies;

•
provide that New POINT will not be governed by Section 203 of the DGCL; and

•
remove the provision setting the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder actions;

In the judgment of the Board, the Charter Amendment Proposal is desirable for the following reasons:
•
the name of the new public entity is desirable to reflect the Business Combination with POINT and the combined business going forward;

•
the greater number of authorized of shares of capital stock is desirable for RACA to have sufficient shares to issue to the holders of POINT common stock in the Business Combination and have enough additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits and of equity grants currently outstanding or made under the Equity Incentive Plan (assuming it is approved at the Special Meeting);

•
the single class of common stock is desirable because all shares of Class B Common Stock will be exchanged for Class A Common Stock upon consummation of the Business Combination, and because it will allow RACA to have a streamlined capital structure;

•
it is desirable to increase the voting threshold required to remove a director from the New POINT Board and amend certain provisions of the Proposed Charter, and to remove the provision allowing stockholder action by written consent, in order to help facilitate corporate governance stability by requiring broad stockholder consensus to effect corporate governance changes, protect minority stockholder interests and enable the New POINT Board to preserve and maximize value for all stockholders in the context of an opportunistic and unsolicited takeover attempt;

•
it is desirable to delete the provisions that relate to the operation of RACA as a blank check company prior to the consummation of its initial business combination because they would not be applicable after the Business Combination (such as the obligation to dissolve and liquidate if a business combination is not consummated within a certain period of time);

•
it is desirable to include a provision that New POINT opts out of Section 203 of the DGCL because it allows New POINT to establish its own rules governing business combinations with interested parties; and

•
it is desirable to remove the provision that sets the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder actions because the Board believes that it is better for this provision to be included in RACA’s bylaws.

Notwithstanding the foregoing, certain of the Proposed Charter amendments may make it more difficult or discourage an attempt to obtain control of RACA and thereby protect continuity of or entrench RACA’s management, which may adversely affect the market price of RACA’s securities. If, in the due exercise of its fiduciary obligations, for example, the Board were to determine that a takeover proposal was not in the best interests of RACA, authorized but unissued preferred stock could be issued by the Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable RACA to have the flexibility to authorize the issuance of shares in the future for financing its business, acquiring other businesses, forming strategic partnerships and alliances and stock dividends and stock splits. RACA currently has no such plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.
Under the Business Combination Agreement, the approval of the Charter Amendment Proposal is a condition to the adoption of the Business Combination Proposal and vice versa. Accordingly, if the Business Combination Proposal is not approved, the Charter Amendment Proposal will not be presented at the Special Meeting.
A copy of the Proposed Charter, as will be in effect assuming approval of the Charter Amendment proposal and upon consummation of the Business Combination and filing with the Delaware Secretary of State, is attached to this proxy statement/prospectus as Annex C.
Approval Requirement
The approval of the Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the shares of RACA Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT RACA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.
The existence of financial and personal interests of one or more of RACA’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of RACA and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. In addition, RACA’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Business Combination Proposal — Interests of RACA’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

THE ADVISORY CHARTER AMENDMENT PROPOSALS
In connection with the Business Combination, RACA is asking its stockholders to vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions contained in the Proposed Charter. This separate vote is not otherwise required by Delaware law separate and apart from the Charter Amendment Proposal but, pursuant to SEC guidance, RACA is required to submit these provisions to its stockholders separately for approval, allowing stockholders the opportunity to present their separate views on important governance provisions. However, the stockholder votes regarding these proposals are advisory votes, and are not binding on RACA or the Board (separate and apart from the approval of the Charter Amendment Proposal). In the judgment of the Board, these provisions are necessary to adequately address the needs of New POINT. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Amendment Proposals (separate and apart from approval of the Charter Amendment Proposal).
RACA stockholders will be asked to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as seven separate sub-proposals (the “Advisory Charter Amendment Proposals”):
(a)
Advisory Charter Proposal A — to change the corporate name of New POINT to “POINT Biopharma Global Inc.”;

(b)
Advisory Charter Proposal B — to increase RACA’s capitalization so that it will have 430,000,000 authorized shares of common stock and 20,000,000 authorized shares of preferred stock;

(c)
Advisory Charter Proposal C — to provide that the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote generally in the election of directors;

(d)
Advisory Charter Proposal D — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2/3% of New POINT’s then-outstanding shares of capital stock entitled to vote on such amendment;

(e)
Advisory Charter Proposal E — to make New POINT’s corporate existence perpetual as opposed to RACA’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering, and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies;

(f)
Advisory Charter Proposal F — to provide that New POINT will not be subject to Section 203 of the DGCL; and

(g)
Advisory Charter Proposal G — to remove the provisions setting the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder actions.

Reasons for the Advisory Charter Amendments
In the judgment of the Board, the Charter Amendment Proposal is desirable for the following reasons:
•
the name of POINT Biopharma Global Inc. is desirable to reflect the Business Combination with POINT and the combined business going forward;

•
the greater number of authorized of shares of capital stock is desirable for New POINT to have sufficient shares to issue to the holders of POINT Common Stock in the Business Combination and have enough additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits and of equity grants currently outstanding or made under the Equity Incentive Plan (assuming it is approved at the Special Meeting);

•
the single class of common stock is desirable because all shares of Class B Common Stock will be exchanged for Class A Common Stock upon consummation of the Business Combination, and because it will allow New POINT to have a streamlined capital structure;

•
it is desirable to increase the voting threshold required to remove a director from the New POINT Board and amend certain provisions of the Proposed Charter, and to remove the provision allowing stockholder action by written consent, in order to help facilitate corporate governance stability by requiring broad stockholder consensus to effect corporate governance changes, protect minority stockholder interests and enable the New POINT Board to preserve and maximize value for all stockholders in the context of an opportunistic and unsolicited takeover attempt;

•
it is desirable to delete the provisions that relate to the operation of RACA as a blank check company prior to the consummation of its initial business combination because they would not be applicable after the Business Combination (such as the obligation to dissolve and liquidate if a business combination is not consummated within a certain period of time);

•
it is desirable to include a provision that New POINT opts out of Section 203 of the DGCL because it allows New POINT to establish its own rules governing business combinations with interested parties;

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it is desirable to remove the provision that sets the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder actions because the Board believes that it is better for this provision to be included in New POINT’s bylaws.

Notwithstanding the foregoing, certain of the Proposed Charter amendments may make it more difficult or discourage an attempt to obtain control of New POINT and thereby protect continuity of or entrench New POINT’s management, which may adversely affect the market price of New POINT’s securities. If, in the due exercise of its fiduciary obligations, for example, the Board were to determine that a takeover proposal was not in the best interests of New POINT, authorized but unissued preferred stock could be issued by the Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable New POINT to have the flexibility to authorize the issuance of shares in the future for financing its business, acquiring other businesses, forming strategic partnerships and alliances and stock dividends and stock splits. New POINT currently has no such plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.
Approval Requirement
The approval of each of the Advisory Charter Amendment Proposals requires the affirmative vote of the holders of a majority of the shares of RACA Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT RACA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE ADVISORY CHARTER AMENDMENT PROPOSALS.
The existence of financial and personal interests of one or more of RACA’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of RACA and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. In addition, RACA’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Busines Combination Proposal — Interests of RACA’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

NASDAQ STOCK ISSUANCE PROPOSAL
For purposes of complying with Rule 5635(a), (b) and (d) of the Nasdaq Listing Rules, RACA’s stockholders are being asked to approve the issuance of up to 60,240,279 shares of New POINT Common Stock in connection with the Business Combination and the issuance of an aggregate of 16,500,000 shares of Class A Common Stock to the PIPE Investors pursuant to the Subscription Agreements.
Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for such securities); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Collectively, the consideration to be paid in connection with the Business Combination Agreement (the “Business Combination Consideration”) and the shares being issued to the PIPE Investors will exceed 20% or more of the outstanding RACA Common Stock and 20% or more of the voting power, in each case outstanding before the issuance of such shares in connection with the Business Combination and the PIPE Investment.
Under Nasdaq Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Under Nasdaq Rule 5635(b), the issuance of the Business Combination Consideration and/or the shares in the PIPE Investment will result in a “change of control” of RACA.
Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance. Because shares of New POINT Common Stock will be issued in exchange for all of the equity interests of POINT, the deemed issuance price of the shares of New POINT common stock may be less than the lower of (i) the closing price immediately preceding the signing of the Business Combination Agreement or (ii) the average closing price of the Class A Common Stock for the five trading days immediately preceding the signing of the Business Combination Agreement. If the Business Combination Proposal is approved, the issuance of the shares of New POINT Common Stock will exceed 20% of the shares of RACA Common Stock currently outstanding. Because the issuance price may be deemed to be below the lower of (i) the closing price immediately preceding the signing of the Business Combination Agreement or (ii) the average closing price of the Class A Common Stock for the five trading days immediately preceding the signing of the Business Combination Agreement, the Nasdaq Listing Rules may require that RACA obtain stockholder approval of the issuance of the shares of New POINT Common Stock in connection with the consummation of the Transactions.
In addition, because the shares of Class A Common Stock issuable to the PIPE Investors (1) will be issued at a price that is less than the lower of (i) the closing price immediately preceding the signing of the Business Combination Agreement or (ii) the average closing price of the Class A Common Stock for the five trading days immediately preceding the signing of the Business Combination Agreement, and (2) will constitute more than 20% of the outstanding shares of RACA Common Stock and more than 20% of outstanding voting power of RACA Common Stock prior to such issuance, RACA is required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rule 5635(d).
As a result of the foregoing, RACA is required to obtain stockholder approval pursuant to Nasdaq Listing Rule 5635. For a summary of the Subscription Agreements, please see the section entitled “Business

Combination Proposal — Related Agreements — PIPE Investment.” RACA stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information regarding the Subscription Agreements. You are urged to read carefully the form of Subscription Agreement in its entirety before voting on this proposal.
The approval of the Nasdaq Stock Issuance Proposal will require the affirmative vote of the holders of a majority of the outstanding RACA Common Stock present (which would include presence at a virtual meeting) or represented by proxy and entitled to vote at the meeting.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT RACA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ STOCK ISSUANCE PROPOSAL.
The existence of financial and personal interests of one or more of RACA’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of RACA and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. In addition, RACA’s directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Business Combination Proposal — Interests of RACA’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

DIRECTOR ELECTION PROPOSAL
Election of Directors
At the Special Meeting, it is proposed that nine directors will be elected to be the directors of New POINT upon consummation of the Business Combination. New POINT’s board of directors will be reclassified following the Closing. The term of office of the Class I directors will expire at the first annual meeting of stockholders following the initial reclassification of the board of directors and Class I directors will be elected for a full term of three years. At the second annual meeting of stockholders following such initial reclassification, the term of office of the Class II directors will expire and Class II directors will be elected for a full term of three years. At the third annual meeting of stockholders following such initial reclassification, the term of office of the Class III directors will expire and Class III directors will be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Subject to any limitations imposed by applicable law and subject to the special rights of the holders of any series of preferred stock to elect directors, any vacancy occurring in New POINT for any reason, and any newly created directorship resulting from any increase in the authorized number of directors, will, unless (a) New POINT’s board of directors determines by resolution that any such vacancies or newly created directorships will be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.
It is proposed that the Company’s board of directors consist of the following directors:
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Class I directors: Peggy Gilmour, Howard Glase and Jonathan Ross Goodman;

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Class II directors: Dr. Neil Fleshner, David C. Lubner and          ;

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Class III directors: Gerald Hogue, Dr. Joe McCann, Ph.D. and Allan C. Silber.

Information regarding each nominee is set forth in the section entitled “Management of New POINT Following the Business Combination.”
Under Delaware law, the election of directors requires a plurality vote of the common stock present in person (which would include presence at a virtual meeting) or represented by proxy and entitled to vote at the Special Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of an abstention, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.
Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the Board will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the Board, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.
If the Business Combination Proposal is not approved, the Director Election Proposal will not be presented at the meeting.
Following consummation of the Business Combination, the election of directors of New POINT will be governed by New POINT’s certificate of incorporation and bylaws and the laws of the State of Delaware.
Board of Directors’ Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT RACA STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT/PROSPECTUS.

EQUITY INCENTIVE PLAN PROPOSAL
Overview
The following is a summary description of the Equity Incentive Plan as proposed to be adopted by RACA in connection with the Business Combination. This summary is not a complete statement of the Equity Incentive Plan and is qualified in its entirety by reference to the complete text of the Equity Incentive Plan, a copy of which is attached hereto as Annex D. RACA stockholders should refer to the Equity Incentive Plan for more complete and detailed information about the terms and conditions of the Equity Incentive Plan. In the event of a conflict between the information in this description and the terms of the Equity Incentive Plan, the Equity Incentive Plan shall control. Unless the context otherwise requires, references in this summary description to “we”, “us” and “our” generally refer to RACA in the present tense or New POINT from and after the Business Combination.
The purpose of the Equity Incentive Plan is to provide a means whereby New POINT can align the long-term financial interests of its employees, consultants, and directors with the financial interests of its stockholders. In addition, New POINT Board believes that the ability to grant options and other equity-based awards will help New POINT attract, retain, and motivate employees, consultants, and directors and encourages them to devote their best efforts to New POINT’s business and financial success.
Approval of the Equity Incentive Plan by RACA stockholders is required, among other things, in order to: (i) comply with Nasdaq Listing Rules requiring stockholder approval of equity compensation plans and (ii) allow the grant of incentive stock options to participants in the Equity Incentive Plan.
If this Equity Incentive Plan Proposal is approved by RACA stockholders, the Equity Incentive Plan will become effective as of the date immediately preceding the date of the Closing. While New POINT will assume outstanding equity awards under the 2020 EIP following the Closing, no further grants will be made under the 2020 EIP. Approval of the Equity Incentive Plan by RACA stockholders will allow New POINT to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by New POINT Board or compensation committee following the closing of the Business Combination. The Equity Incentive Plan will also allow New POINT to utilize a broad array of equity incentives and performance-based cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders following the closing of the Business Combination.
New POINT’s employee equity compensation program, as implemented under the Equity Incentive Plan, will allow New POINT to remain competitive with comparable companies in its industry by giving it the resources to attract and retain talented individuals to achieve its business objectives and build stockholder value. Approval of the Equity Incentive Plan will provide New POINT with the flexibility it needs to use equity compensation and other incentive awards to attract, retain and motivate talented employees, directors and consultants who are important to New POINT’s long-term growth and success.
Summary of Material Features of the Equity Incentive Plan
The material features of the Equity Incentive Plan include:
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Initially, the maximum number of shares of Common Stock that may be issued under the Equity Incentive Plan is 7,438,527 shares and the maximum aggregate number of shares that may be issued pursuant to incentive stock options is 7,438,527 shares;

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The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;

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The value of all awards awarded under the Equity Incentive Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $750,000 or $1,000,000 for the year in which a non-employee director is first appointed or elected to New POINT Board;

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Certain amendments to the Equity Incentive Plan are subject to approval by our stockholders; and

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The term of the Equity Incentive Plan will expire on the tenth anniversary of the effective date of the Equity Incentive Plan.

Information Regarding Equity Incentive Program
It is critical to New POINT’s long-term success that the interests of its employees, directors and consultants are tied to its success as “owners” of the business. Approval of the Equity Incentive Plan will allow New POINT to grant stock options and other equity awards at levels it determines to be appropriate in order to attract new employees and directors, retain existing employees and directors and to provide incentives for such persons to exert maximum efforts for New POINT’s success and ultimately increase stockholder value.
If RACA’s request to approve the Equity Incentive Plan is approved by RACA stockholders, New POINT will initially have 7,438,527 shares, subject to adjustment for specified changes in New POINT’s capitalization, available for grant under the Equity Incentive Plan as of the effective time of the closing of the Business Combination. In addition, as further described below under section titled “— Description of the Equity Incentive Plan — Share Limit”, the Equity Incentive Plan will have an “evergreen” feature.
Description of the Equity Incentive Plan
The Equity Incentive Plan was adopted by the Board on           , 2021 and will become effective, subject to stockholder approval, on the date immediately preceding the Closing. The Equity Incentive Plan will replace the 2020 EIP as POINT’s board of directors has determined not to make additional awards under the Equity Incentive Plan following the consummation of the Business Combination. The Equity Incentive Plan allows us to make equity-based incentive awards to our officers, employees, directors and consultants. The Board anticipates that providing such persons with a direct stake in New POINT will assure a closer alignment of the interests of such individuals with those of New POINT and its stockholders, thereby stimulating their efforts on New POINT’s behalf and strengthening their desire to remain with New POINT.
Share Limit.   We have initially reserved 7,438,527 shares of common stock for the issuance of awards under our Equity Incentive Plan. The Equity Incentive Plan provides that the number of shares reserved and available for issuance under the Equity Incentive Plan will automatically increase each January 1, beginning on January 1, 2022, by 4.0% of the outstanding number of shares of common stock on the immediately preceding December 31, or such lesser amount as determined by the Board. This limit is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The maximum aggregate number of shares which may be issued under the Equity Incentive Plan pursuant to incentive stock options is 7,438,527 shares.
The shares we issue under our Equity Incentive Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, or are otherwise terminated (other than by exercise) under our Equity Incentive Plan or the 2020 EIP will be added back to the shares of common stock available for issuance under our Equity Incentive Plan. Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares of Stock authorized for grant to any grantee in any calendar year. Based upon a price per share of $10.00, the maximum aggregate market value of the Common Stock that could potentially be issued under the Equity Incentive Plan as of the Closing is $74,385,270.
Limit on Compensation to Non-Employee Directors.   The grant date fair value of all awards made under our Equity Incentive Plan and all other cash compensation paid by us to any non-employee director in any calendar year shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the calendar year in which the applicable non-employee director is initially appointed to the Board.
Administration.   Our Equity Incentive Plan will be administered by our compensation committee. Our compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, to determine the specific terms and conditions of each award, and accelerate at any time the exercisability or vesting of all or any portion of any award or waive any applicable forfeiture condition, subject to the provisions of our Equity Incentive Plan. The administrator may delegate to a committee consisting of one or more officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.
Persons eligible to participate in our Equity Incentive Plan will be those full or part-time officers, employees, non-employee directors, and consultants of New POINT and its affiliates as selected from time to time by our compensation committee in its discretion (subject to certain limitations described in the Equity Incentive Plan). As of the date of this proxy statement/prospectus, following the Closing, approximately 33 individuals will be eligible to participate in the Equity Incentive Plan, which includes approximately 9 officers, 17 employees who are not officers, 6 non-employee directors, and 1 consultant.
Stock Options.   Our Equity Incentive Plan permits the granting of both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year. Options granted under the Equity Incentive Plan will be non-qualified options if they are designated as such, if they do not qualify as incentive stock options or if they exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of New POINT and its subsidiaries. Non-qualified options may be granted to any persons eligible for awards under the Equity Incentive Plan. The exercise price of each option will be determined by the administrator but may not be less than 100% of the fair market value of the common stock on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by our administrator and may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.
Except as provided otherwise in an award certificate, upon exercise of options, the option exercise price may be paid in cash, by certified or bank check or other instrument acceptable to the administrator or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price, to the extent permitted by the administrator.
Stock Appreciation Rights.   Our compensation committee may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to cash or shares of common stock equal to the value of the appreciation in our stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of our common stock on the date of grant. The term of each stock appreciation right will be fixed by our compensation committee and may not exceed ten years from the date of grant. Our compensation committee will determine at what time or times each stock appreciation right may be exercised.
Restricted Shares, Unrestricted Shares, and Restricted Stock Units.   Our compensation committee may award restricted shares of common stock and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. Our compensation committee may also grant shares of common stock that are free from any restrictions under our Equity Incentive Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights.   The administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock, provided, however, that dividend equivalent rights may not be granted as a component of a stock option or stock appreciation right.

Cash Awards.   Our compensation committee may grant cash bonuses under our Equity Incentive Plan to participants, subject to the achievement of certain performance goals.
Plan Awards Non-Transferable.   Equity Incentive Plan awards generally may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered, with limited exceptions in the case of by will or the laws of descent and distribution and/or, in the case of non-qualified stock options, as may be provided by the administrator in its discretion for transfers to family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners. Awards may not be transferred to a third party for consideration.
Sale Event.   Our Equity Incentive Plan provides that upon the effectiveness of a “sale event,” as defined in the Equity Incentive Plan, an acquirer or successor entity may assume, continue or substitute outstanding awards under the Equity Incentive Plan. To the extent that awards granted under the Equity Incentive Plan are not assumed or continued or substituted by the successor entity, upon the effective time of the sale event, the Equity Incentive Plan and all outstanding awards under the Equity Incentive Plan shall terminate. In such case, except as may be otherwise provided in the relevant award agreement, all options and stock appreciation rights with time-based vesting, conditions or restrictions that are not exercisable immediately prior to the effective time of the sale event will become fully exercisable as of the effective time of the sale event, all other awards with time-based vesting conditions or restrictions will become fully vested and nonforfeitable as of the effective time of the sale event and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in the discretion of the administrator or as specified in the relevant award certificate. In the event of such termination, individuals holding options and stock appreciation rights will, for each such award, either (a) receive a payment in cash or in kind in an amount equal to the per share cash consideration payable to stockholders in the sale event less the applicable exercise price (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share consideration payable in such sale event, such option or stock appreciation right shall be cancelled for no consideration) or (b) be permitted to exercise such options and stock appreciation rights (to the extent exercisable) within a specified period of time prior to the sale event, in the discretion of the administrator. The administrator shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share consideration payable in such sale event multiplied by the number of vested shares under such award.
Adjustments for Stock Dividends, Stock Splits, Etc.   The Equity Incentive Plan requires our compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the Equity Incentive Plan, to certain limits in the plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding.   Participants in the Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that New POINT is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. New POINT and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. New POINT’s obligation to deliver evidence of book entry (or stock certificates) to any participant is subject to and conditioned on tax withholding obligations being satisfied by the participant.
Subject to Clawback.   Each participant’s rights, payments, and benefits pursuant to any award under the Equity Incentive Plan will be subject to New POINT’s clawback policy, as in effect from time to time.
Amendment of the Equity Incentive Plan.   Our Board may amend or discontinue our Equity Incentive Plan and our compensation committee may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to our Equity Incentive Plan require the approval of our stockholders.
Term of the Equity Incentive Plan.   No awards may be granted under our Equity Incentive Plan after the date that is ten years from the effective date of our Equity Incentive Plan and no grants of incentive stock options may be made hereunder after the tenth anniversary of the Equity Incentive Plan is approved by the Board. No awards under our Equity Incentive Plan have been made prior to the date hereof.

Form S-8
Following the consummation of the Business Combination, when permitted by SEC rules, we intend to file with the SEC a Registration Statement on Form S-8 covering the common stock issuable under the Equity Incentive Plan.
U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Equity Incentive Plan, which will not become effective until the date immediately preceding the date of the Closing. No awards will be issued under the Equity Incentive Plan prior to the date of Closing. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Equity Incentive Plan. The Equity Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. New POINT’s ability to realize the benefit of any tax deductions described below depends on New POINT’s generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of New POINT’s tax reporting obligations.
 Incentive Stock Options.   No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) New POINT will not be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Options.   No income is generally realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards.   New POINT generally will be entitled to a tax deduction in connection with other awards under the Equity Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for deferred settlement.
Parachute Payments.   The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to New POINT, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Section 162(m) of the Code.   Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Equity Incentive Plan, whether alone or combined with other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.
Section 409A of the Code.   Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The Equity Incentive Plan and awards granted under the Equity Incentive Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.
New Plan Benefits
No awards have been previously granted under the Equity Incentive Plan and no awards have been granted under the Equity Incentive Plan subject to stockholder approval of the Equity Incentive Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement/prospectus because participation and the types of awards that may be granted under the Equity Incentive Plan are subject to the discretion of the administrator. Consequently, no new plan benefits table is included in this proxy statement/prospectus.
Vote Required
The approval of the Equity Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class, assuming that a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the Equity Incentive Plan Proposal. Broker non-votes will have no effect with respect to the approval of this proposal.
Approval of the Equity Incentive Plan Proposal, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, and the Charter Amendment Proposal are conditioned on the approval of the Business Combination Proposal at the Special Meeting.
Board of Directors’ Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT RACA STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL.
The existence of financial and personal interests of one or more of RACA’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of RACA and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. In addition, RACA’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Business Combination Proposal — Interests of RACA’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

ADJOURNMENT PROPOSAL
The Adjournment Proposal allows the Board to submit a proposal to approve, the adjournment of the Special Meeting to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to RACA stockholders or, if as of the time for which the Special Meeting is scheduled, there are insufficient shares of RACA Common Stock (either in person or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting, (ii) in order to solicit additional proxies from RACA stockholders in favor of one or more of the proposals at the Special Meeting or (iii) the Board determines that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived. In addition, RACA’s directors and officers have interests in the Business Combination that may conflict with your interest as a stockholder. See “Business Combination Proposal — Interests of RACA’s Directors and Executive Officers in the Business Combination.”
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by RACA’s stockholders, the Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other proposal.
Vote Required for Approval
The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of RACA Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class. Broker non-votes and abstentions will have no effect with respect to the approval of this proposal.
The Adjournment Proposal is not conditioned on any other proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT RACA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.
The existence of financial and personal interests of one or more of RACA’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of RACA and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. In addition, RACA’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Business Combination Proposal — Interests of RACA’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
Certain Material U.S. Federal Income Tax Considerations of the Redemption
The following discussion is a summary of certain material U.S. federal income tax considerations for holders of our common stock that elect to have their common stock redeemed pursuant to the Current Charter, which is referred to as the “Redemption.” This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and do not intend to seek, a ruling from the IRS as to any U.S. federal income tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules, including financial institutions, insurance companies, mutual funds, pension plans, S corporations, partnerships or other entities classified as partnerships or pass-through entities for U.S. federal income tax purposes and investors in such entities, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, trusts and estates, tax-exempt organizations (including private foundations), investors that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, certain former U.S. citizens or long-term residents, investors that directly, indirectly, or constructively own 5 percent or more (by vote or value) of our common stock, “specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax, governments or agencies or instrumentalities thereof, persons who received their shares of our common stock pursuant to an exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation, and certain Non-U.S. Holders (as defined below, and except as otherwise discussed below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary addresses only the federal income tax laws of the United States, and does not discuss any state, local, or non-U.S. tax considerations, any non-income tax considerations (such as gift or estate taxes), the consequences of special tax accounting rules under Section 451(b) of the Code, the alternative minimum tax or the Medicare tax on net investment income. In addition, this summary is limited to investors that hold our common stock as “capital assets” under the Code (generally, property held for investment).
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of a Redemption.
WE URGE HOLDERS OF OUR COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES THEREOF.
U.S. Federal Income Tax Considerations to U.S. Holders
This section is addressed to U.S. Holders of our Common Stock that elect to have their Common Stock redeemed pursuant to the Redemption. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons (within the meaning of the Code) with the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Redemption of Common Stock
In the event that a U.S. Holder’s Common Stock is redeemed pursuant to the Redemption, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the Redemption qualifies as a sale of the Common Stock under Section 302 of the Code. Whether the Redemption qualifies for sale treatment will depend largely on the total number of shares of our stock held or treated as held by the U.S. Holder both before and after the Redemption (including any stock constructively owned by the U.S. Holder as a result of owning warrants and stock ownership attributed to such U.S. Holder under applicable attribution rules) relative to all of our shares both before and after the Redemption. The Redemption generally will be treated as a sale of the Common Stock (rather than as a distribution) if the Redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only shares of our Common Stock actually owned by the U.S. Holder, but also shares of our Common Stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which generally would include Common Stock that could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a U.S. Holder directly or constructively acquires pursuant to the Business Combination or the PIPE Investment generally should be included in determining the U.S. federal income tax treatment of the Redemption.
In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the Redemption must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the Redemption (taking into account both redemptions by other holders of Common Stock and the Common Stock to be issued pursuant to the Business Combination or the PIPE Investment). There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members, and the U.S. Holder does not constructively own any other shares of our Common Stock (including any shares constructively owned by the holder as a result of owning warrants). The Redemption will be not essentially equivalent to a dividend if a U.S. Holder’s Redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the Redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests are satisfied, then the Redemption will be treated as a distribution and the tax effects will be as described below under “— U.S. Federal Income Tax Considerations to U.S. Holders — Taxation of Distributions.” U.S. Holders of our Common Stock considering exercising their redemption rights should consult their own tax advisors as to whether the Redemption will be treated as a sale or as a distribution under the Code.
Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock
If the Redemption qualifies as a sale of Common Stock, generally, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the sum of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Common Stock described in this proxy statement/prospectus may suspend the running of the applicable holding period for this purpose. A U.S. Holder’s adjusted tax basis in its Common Stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. Long-term capital gain recognized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.
U.S. Holders who hold different blocks of Common Stock (shares of Common Stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.
Taxation of Distributions
If the Redemption does not qualify as a sale of Common Stock, the U.S. Holder will be treated as receiving a distribution. In general, any distributions to U.S. Holders generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “— U.S. Federal Income Tax Considerations to U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be taxable at a reduced rate. It is unclear whether the redemption rights with respect to the Common Stock described in this proxy statement/prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
U.S. Federal Income Tax Considerations to Non-U.S. Holders
This section is addressed to Non-U.S. Holders of our Common Stock that elect to have their Common Stock redeemed pursuant to the Redemption. For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Common Stock (other than a partnership) that is not a U.S. Holder. The characterization for U.S. federal income tax purposes of the Redemption generally will correspond to the U.S. federal income tax characterization of the Redemption as described under “— U.S. Federal Income Tax Considerations to U.S. Holders.”
Non-U.S. Holders of our Common Stock considering exercising their redemption rights should consult their own tax advisors as to whether the Redemption will be treated as a sale or as a distribution under the Code.
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
If the redemption qualifies as a sale of Common Stock, subject to the discussions of FATCA (as defined below) and backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale of its Common Stock, unless:
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the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), in which case, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the Redemption, and a corporate

Non-U.S. Holder may be subject to an additional branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);
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the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the individual’s net capital gain (including any gain realized in connection with the Redemption) for the year (which gain may be offset by certain U.S.-source capital losses), even though the Non-U.S. Holder is not considered a resident of the United States; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock, in which case, gain recognized by such holder in connection with the Redemption will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such Redemption. There can be no assurance that our Common Stock is or has been treated as regularly traded on an established securities market for this purpose. We believe that we are not, and have not been at any time since our formation, a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Taxation of Distributions
If the Redemption does not qualify as a sale of Common Stock, the Non-U.S. Holder will be treated as receiving a distribution. In general, any distributions we make to a Non-U.S. Holder of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E).
Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock redeemed and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “— U.S. Federal Income Tax Considerations to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.” If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the distribution will be subject to withholding at the same 30% rate discussed in the last paragraph unless a Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E).
Because (i) it may not be certain at the time a Non-U.S. Holder is redeemed whether such Non-U.S. Holder’s Redemption will be treated as a sale of shares or a distribution constituting a dividend, (ii) such determination will depend in part on a Non-U.S. Holder’s particular circumstances, and (iii) we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we or the applicable withholding agent generally will withhold tax on the entire amount of any distribution at the 30% rate (subject to reduction by an applicable income tax treaty). However, if we or an applicable withholding agent withhold excess amounts from the amount payable to a Non-U.S. Holder, such Non-U.S. Holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.
Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal withholding tax, provided that such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments resulting from the Redemption. U.S. Holders will have to provide their taxpayer identification number and comply with certain certification requirements to avoid backup withholding. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder may be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that an appropriate claim for refund is timely filed with the IRS and the required information is timely furnished to the IRS.
FATCA
Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose a 30% withholding tax with respect to certain payments on our Common Stock, in each case if paid to a foreign financial institution or a non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into, and complies with, an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The withholding tax may apply to payments made to Non-U.S. Holders pursuant to the Redemption if the Redemption does not qualify as a sale of Common Stock described above. Thirty percent (30%) withholding under FATCA was scheduled to apply to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of such withholding tax.
Certain Material U.S. Federal Income Tax Considerations of the Business Combination to POINT Equityholders
The following discussion is a summary of certain material U.S. federal income tax considerations of the Business Combination for U.S. POINT Holders (as defined below) and Non-U.S. POINT Holders (as defined below, and together, the “POINT Holders”) who exchange their POINT Stock for the Business Combination Consideration in the Business Combination. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and do not intend to seek, a ruling from the IRS as to any U.S. federal income tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below.
This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules, including financial institutions, insurance companies, mutual funds, pension plans, S corporations, partnerships or other entities classified as partnerships or pass-through entities for U.S. federal income tax purposes or investors in such entities, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, trusts and estates, tax-exempt organizations (including private foundations), investors that hold POINT Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes, U.S. POINT Holders (as defined below) that have a functional currency other than the U.S. dollar, certain former U.S. citizens or long-term residents, investors that directly, indirectly or constructively own 5 percent or more (by vote or value) of the POINT Stock, “specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax, governments or agencies or instrumentalities thereof, persons who received their POINT Stock pursuant to an exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation, and certain Non-U.S. POINT Holders (as defined below, and except as otherwise discussed below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary addresses only the federal income tax laws of the United States, and does not discuss any state, local, or non-U.S. tax considerations, any non-income tax considerations (such as gift or estate taxes), the consequences of special tax accounting rules under Section 451(b) of the Code, the alternative minimum tax or the Medicare tax on net investment income. In addition, this summary is limited to POINT Holders that hold POINT Stock as “capital assets” under the Code (generally, property held for investment).
For purposes of this discussion, a “U.S. POINT Holder” is a beneficial owner of POINT Stock who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons (within the meaning of the Code) with the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. POINT Holder” is a beneficial owner of POINT Stock (other than a partnership) that is not a U.S. POINT Holder.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds POINT Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding POINT Stock, you are urged to consult your tax advisor regarding the tax consequences of the Business Combination.
WE URGE POINT HOLDERS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE BUSINESS COMBINATION.

Tax Consequences if the Business Combination Qualifies as a Reorganization
Subject to the qualifications and assumptions described in this proxy statement/prospectus, RACA and POINT intend for the Business Combination to be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Nevertheless, the parties’ intentions and this proxy statement/prospectus are not binding on the IRS, and the IRS or a U.S. court could disagree with one or more of the positions discussed in this proxy statement/prospectus. Indeed, the IRS has announced that it will not issue favorable reorganization rulings with respect to escrow stock arrangements unless such arrangements comply with certain requirements. Neither RACA nor POINT has requested an opinion from U.S. tax counsel or a ruling from the IRS regarding the U.S. federal income tax consequences arising from and relating to the Business Combination. For a discussion of the U.S. federal income tax consequences if the Business Combination fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, see “— Tax Consequences if the Business Combination Fails to Qualify as a Reorganization” below. The remainder of this discussion “— Tax Consequences if the Business Combination Qualifies as a Reorganization” summarizes certain material U.S. federal income tax consequences of the Business Combination to POINT Holders assuming that the Business Combination qualifies as a reorganization within the meaning of Section 368(a) of the Code. In addition, the discussion below assumes that the Escrow Shares in the Escrow Fund will be treated as having been received by the POINT Holders at the time of the Business Combination.
Exchange for RACA Common Stock
Provided that the Business Combination qualifies as a reorganization within the meaning of Section 368(a) of the Code, in general, the following U.S. federal income tax consequences would result to POINT Holders who exchange shares of POINT Stock for RACA Common Stock:
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POINT Holders will not recognize gain or loss on the exchange of POINT Stock for shares of RACA Common Stock in the Business Combination.

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The aggregate tax basis in shares of New POINT Common Stock received in the Business Combination will be equal to the aggregate tax basis of the POINT Stock exchanged in the Business Combination.

•
The holding period of New POINT Common Stock received in the Business Combination by a POINT Holder will include the holding period of the POINT Stock that it surrendered in exchange therefor.

Tax Consequences if the Business Combination Fails to Qualify as a Reorganization
If the Business Combination fails to qualify as a reorganization under Section 368(a) of the Code, the Business Combination will be a fully taxable transaction to each POINT Holder. In such case, each U.S. POINT Holder will recognize gain or loss measured by the difference between the fair market value of the Business Combination Consideration received in the Business Combination and the U.S. POINT Holder’s tax basis in the shares of POINT Stock surrendered in the Business Combination. The aggregate tax basis in the RACA Common Stock received pursuant to the Business Combination will be equal to the fair market value of such RACA Common Stock as of date received. The holding period of such RACA Common Stock will begin on the date immediately following the date received. Gain or loss recognized will generally be capital gain or loss and will be a long-term capital gain or loss if the U.S. POINT Holder will have held the POINT Stock for more than one year at the Effective Time. Long-term capital gains of U.S. POINT Holders that are non-corporate taxpayers are currently taxed at preferential U.S. federal income tax rates. Short-term capital gains are taxed at ordinary income tax rates. The deductibility of capital losses is generally subject to limitations. Gain or loss must be calculated separately for each block of POINT Stock acquired at the same time in a single transaction. U.S. POINT Holders are urged to consult with their tax advisors regarding the manner in which gain or loss should be calculated among different blocks of POINT Stock surrendered in the Business Combination.
The tax consequences to a Non-U.S. POINT Holder if the Business Combination is treated as a taxable transaction generally will be the same as described above under the section titled “— Certain Material U.S. Federal Income Tax Considerations of the Redemption — U.S. Federal Income Tax Considerations

to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” as if the Non-U.S. POINT Holder exchanging its POINT Stock for RACA Common Stock were a Non-U.S. Holder (as defined therein) selling its Common Stock for property. The Business Combination Agreement obligates POINT to deliver a certificate to RACA on or prior to the Closing Date that as of the date of the certificate, POINT is not a United States real property holding corporation.
Information Reporting and Backup Withholding
A U.S. POINT Holder may be subject to information reporting and backup withholding unless the U.S. POINT Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. POINT Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Each U.S. POINT Holder should properly complete and sign, and deliver, an IRS Form W-9 in order to provide the information and certification necessary to avoid backup withholding, or otherwise establish an applicable exemption in a manner acceptable to the paying agent. U.S. POINT Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
A Non-U.S. POINT Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Any amounts withheld will be allowed as a credit against a POINT Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. POINT Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
A POINT Holder that receives RACA Common Stock as a result of the Business Combination should retain records pertaining to the Business Combination, including records relating to the number of shares and the tax basis of such holder’s POINT Stock. Each POINT Holder that is required to file a U.S. federal income tax return and that is a “significant holder” that receives RACA Common Stock in the Business Combination will be required to file a statement with such U.S. federal income tax return in accordance with Treasury regulations Section 1.368-3 setting forth such holder’s tax basis in the POINT Stock surrendered, the fair market value of the RACA Common Stock received in the Business Combination, and certain other information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
Point Biopharma Inc. was incorporated under the General Corporation Law of the State of Delaware on September 18, 2019 under the name of Point Theranostics Inc. before amending its name to Point Biopharma Inc. on November 22, 2019. The Company is a clinical-stage global pharmaceutical company focused on the development and commercialization of radioligand therapies for the treatment of cancer.
Therapeutics Acquisition Corp. d/b/a Research Alliance Corp. I is a special purpose acquisition corporation incorporated on April 15, 2020 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
The following unaudited pro forma condensed combined balance sheet of POINT and RACA as of December 31, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 present the combination of the financial information of POINT and RACA after giving effect to the business combination agreement dated March 15, 2021, private placement and related adjustments described in the accompanying notes referred to in this section as the “Business Combination”.
While the Business Combination has not closed, the unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives pro forma effect to the Business Combination as if it had occurred on December 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 give effect to the Business Combination as if it had occurred on January 1, 2020.
The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements and the notes thereto of POINT and the audited historical financial statements and the notes thereto of RACA, and their respective Management’s Discussion and Analysis of financial condition and results of operations included elsewhere in this proxy statement/prospectus.
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect the merged entities financial condition or what the results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may also not be useful in predicting the future financial condition and results of operations of the merged entities. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement/prospectus and are subject to change as additional information becomes available and analyses are performed.
Description of the Business Combination
On March 15, 2021, RACA entered into an agreement with POINT in order to affect the Business Combination. The companies will take the following steps:
•
On the date of closing of the Business Combination, Bodhi Merger Sub will merge with and into POINT, with POINT as the surviving company in the Business Combination and, after giving effect to the Business Combination, POINT will be a wholly-owned subsidiary of RACA. In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time of the merger, (i) each share and vested equity award of POINT outstanding as of immediately prior to the Effective Time will be exchanged for shares of New Point Common Stock or comparable vested equity awards that are exercisable for shares of New POINT Common Stock, based on an implied POINT vested equity value of $585,000,000 (which is equal to an exchange ratio of approximately 3.59-for-1) and (ii) all unvested equity awards of Point will be exchanged for comparable unvested equity awards that are exercisable for shares of New POINT Common Stock, determined based on the same exchange ratio.

•
As per RACA’s Certificate of Incorporation, all issued and outstanding RACA Class B Shares will be exchanged for RACA Class A Shares on a one-for-one basis immediately upon the consummation of the merger.

•
All RACA Class A Shares will be exchanged for on a one-for-one basis for common stock in New POINT (as defined below).

•
In connection with the foregoing and concurrently with the execution of the Business Combination Agreement, RACA entered into Subscription Agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and RACA has agreed to issue and sell to the PIPE Investors, an aggregate of 16,500,000 shares of Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $165,000,000 (the “PIPE Investment”). The PIPE Investment will close concurrent with the closing of the Business Combination.

•
In connection with the Business Combination, RACA will be renamed “POINT BioPharma Global Inc.” (“New POINT Biopharma”). The directors and officers of POINT Biopharma immediately prior to the close of the Business Combination will become the directors and officers of New POINT.

Accounting for the Share Exchange
The merger will be accounted for as a “reverse recapitalization” in accordance with U.S. generally accepted accounting principles (“US GAAP”). Under this method of accounting, POINT will be treated as the accounting acquirer (legal acquiree), while RACA will be the accounting acquiree (legal acquirer) for financial reporting purposes. This determination is primarily based on the fact that subsequent to the merger, POINT’s shareholders are expected to have a majority of the voting power of New POINT, POINT’s shareholders will appoint a majority of the governing body of New POINT, and POINT’s senior management will comprise all of the senior management of New POINT. Accordingly, for accounting purposes, the merger will be treated as the equivalent of POINT issuing shares for the net assets of RACA, accompanied by a recapitalization. The net assets of RACA will be stated at historical costs. No goodwill or other intangible assets will be recorded.
Basis of Pro Forma Presentation
The historical financial information has been adjusted to give pro forma effect to events that are related and directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements are based on currently available information and certain assumptions that both RACA and POINT Biopharma believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Reliance should not be placed on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined, or the future results that the combined company will experience. RACA and POINT have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
All dollar amounts, or unless otherwise specified, are expressed in US dollars (“US” or “$”) which is the presentation currency of both POINT and RACA.
The unaudited pro forma condensed combined financial information has been prepared using two alternative levels of redemption of RACA Class A Shares into cash:
•
Scenario 1 — No redemption:   This presentation applies the assumption that no RACA public stockholders exercise redemption rights with respect to their RACA Class A shares upon consummation of the Business Combination; and

•
Scenario 2 — Maximum redemptions of RACA Class A shares:   This presentation applies the assumption that RACA public stockholders exercise their redemption rights with respect to a maximum of 13,570,000 RACA Class A shares upon consummation of the merger at a redemption price of approximately $9.66 per share. This leads to a total maximum redemption value of $131,086,200. The estimated per share redemption value of $9.66 was calculated by dividing the amount of $135,706,395 in the RACA trust account as of December 31, 2020 by the total RACA Class A shares outstanding of 14,041,400.

As a result of the Business Combination, if none of the RACA Class A shares are redeemed, the former shareholders of POINT, RACA and private placement investors will own approximately     %,     % and     %, respectively, of New POINT.
As a result of the Business Combination, if the maximum number of the RACA Class A shares are redeemed, the former shareholders of POINT, RACA and private placement investors will own approximately     %,     % and     %, respectively, of New POINT.
For a detailed understanding of the pro forma adjustments and the total basic and diluted shares outstanding as a result of the Business Combination, see Notes 2 and 4 to these unaudited pro forma condensed combined financial statements. The pro forma adjustments have been prepared excluding the impact of post balance sheet events that are not the result of the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
As at December 31, 2020
(in US dollars)
	Therapeutics Acquisition Corp.	POINT Biopharma Inc.	Pro Forma Adjustments (Assuming no redemptions)	Note 2	Pro Forma Condensed Combined (Assuming no redemptions)	Additional Pro Forma Adjustments (Assuming maximum redemptions)	Note 2	Pro Forma Condensed Combined (Assuming maximum redemptions)
ASSETS
Current assets
Cash	1,094,556	—	135,706,395	a)	279,403,700	(131,086,200)	f)	148,317,500
			(4,749,500)	b)
			(28,194,500)	c)
			165,000,000	j)
			10,546,749	l)
Cash and cash equivalents	—	10,546,749	(10,546,749)	l)	—	—		—
Prepaid expenses	106,316	—	1,850,346	l)	1,956,662	—		1,956,662
Prepaid expenses and other current assets	—	1,850,346	(1,850,346)	l)	—	—		—
Total current assets	1,200,872	12,397,095	267,762,395		281,360,362	(131,086,200)		150,274,162
Marketable securities held in trust account	135,706,395	—	(135,706,395)	a)	—	—		—
Property in development	—	9,797,400	—		9,797,400	—		9,797,400
TOTAL ASSETS	136,907,267	22,194,495	132,056,000		291,157,762	(131,086,200)		160,071,562
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities	—	—	—		—	—		—
Accounts payable	5,109	3,596,634	—		3,601,743	—		3,601,743
Accrued expenses	112,579	1,479,041	—		1,591,620	—		1,591,620
Income taxes payable	—	87,882	—		87,882	—		87,882
Total current liabilities	117,688	5,163,557	—		5,281,245	—		5,281,245
Deferred underwriting commissions payable	4,749,500	—	(4,749,500)	b)	—	—		—
Mortgage payable, net of debt discount	—	3,550,660	—		3,550,660	—		3,550,660
TOTAL LIABILITIES	4,867,188	8,714,217	(4,749,500)		8,831,905	—		8,831,905
Class A Common stock subject to possible redemption, 12,704,007, shares at $10.00 per share	127,040,070	—	(127,040,070)	e)	—	—		—
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 100,000,000 shares authorized, 1,337,393 shares issued and outstanding (excluding 12,704,007 shares subject to possible redemption) at December 31, 2020	134	—	339	d)	—	—		—
			1,270	e)
			1,650	j)
			(3,394)	k)
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,392,500 shares issued and outstanding at December 31, 2020	339	—	(339)	d)	—	—		—
New POINT common stock, $0.0001 par value	—	—	5,465	g)	8,858	(1,357)	f)	7,501
			3,394	k)
Common shares, par value $0.001 per share, 50,000,000 and 1,000 authorized, 15,233,884 and nil issued and outstanding as at December 31, 2020 and 2019, respectively	—	15,234	(15,234)	g)	—	—		—
Additional paid-in-capital	5,311,049	26,847,271	(27,917,000)	c)	296,989,826	(131,084,843)	f)	165,904,983
			127,038,800	e)
			(311,513)	g)
			15,234	g)
			(5,465)	g)
			164,998,350	j)
			1,013,100	i)
Accumulated deficit	(311,513)	(13,382,227)	(277,500)	c)	(14,672,827)	—		(14,672,827)
			311,513	g)
			(1,013,100)	i)
TOTAL STOCKHOLDERS’ EQUITY	5,000,009	13,480,278	263,845,570		282,325,857	(131,086,200)		151,239,657
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	136,907,267	22,194,495	132,056,000		291,157,762	(131,086,200)		160,071,562

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF LOSS
For the period ended December 31, 2020
(in US dollars)
	Therapeutics Acquisition Corp. for the period from April 15, 2020 (Inception) through December 31, 2020	POINT Biopharma Inc. for the year ended December 31, 2020	Pro Forma Adjustments (Assuming no redemptions)	Note 2	Pro Forma Condensed Combined (Assuming no redemptions)	Additional Pro Forma Adjustments (Assuming maximum redemptions)	Note 2	Pro Forma Condensed Combined (Assuming maximum redemptions)
Operating expenses
Research and development	—	9,142,156	—		9,142,156	—		9,142,156
Formation and operating costs	317,908	—	—		317,908	—		317,908
General and administrative	—	3,972,649	—		3,972,649	—		3,972,649
Loss from operations	317,908	13,114,805	—		13,432,713	—		13,432,713
Other income (expenses)
Interest earned on marketable securities held in trust account	6,395	—	(6,395)	m)	—	—		—
Finance costs	—	(5,354)	—		(5,354)	—		(5,354)
Foreign currency loss	—	(164,962)	—		(164,962)	—		(164,962)
Net loss before income taxes	311,513	13,285,121	6,395		13,603,029	—		13,603,029
Provision for income taxes	—	(87,882)	—		(87,882)	—		(87,882)
Net loss	311,513	13,373,003	6,395		13,690,911	—		13,690,911
Basic and diluted net loss per Class A shares, per POINT, common share and per New POINT common share	$—	$1.24			$0.19			$0.23
Weighted average shares outstanding of Class A redeemable common stock and common shares	13,570,000	10,783,895			72,463,090			58,893,090
Basic and diluted net loss per Class B shares	$0.09
Weighted average shares outstanding of Class B non-redeemable common stock	3,708,573

1. Accounting policies
Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
The unaudited pro forma condensed combined financial statements include all adjustments necessary for the fair presentation of the unaudited pro forma condensed combined financial statements in accordance with the recognition and measurement principles of US GAAP as issued by the Financial Accounting Standards Board (“FASB”).
2. Pro forma adjustments and assumptions related to the Business Combination
The unaudited pro forma condensed combined financial statements include the following pro forma adjustments:
Pro Forma Condensed Combined Statement of Financial Position
a) Cash released from trust
Adjustment to transfer $135,706,395 of marketable securities held by RACA in trust and converted into cash resources upon close of the Business Combination.
b) Deferred underwriter commission
Adjustment relates to the payment of deferred underwriting commission of $4,749,500 related to the July 10, 2020 initial public offering of RACA shares that will be incurred upon closing of the Business Combination. This amount has been recognized as a decrease in cash and deferred underwriting commissions liability.
c) Transaction costs
Adjustment to decrease cash by $28,194,500 and additional paid-in capital for the estimated direct and incremental transaction costs of $27,917,000 expected to be incurred to complete the Business Combination. Adjustment includes $277,500 of transaction costs that are not direct or incremental to the Business Combination. The direct and incremental transaction costs were comprised of investment banker, legal, audit, tax, accounting and listing fees.
d) Automatic conversion of RACA Class B shares into Class A common shares
Adjustment of $339 relates to the conversion of 3,392,500 RACA Class B shares with a par value of $0.0001 into Class A common shares with a par value of $0.0001 on a one-to-one basis.
e) Reclassification of RACA Class A common shares subject to possible redemption — assuming no redemption
Assuming no redemption, this adjustment relates to the reclassification of 12,704,007 RACA Class A common shares subject to redemption, with a par value of $0.0001 into $1,270 Class A common stock, resulting in increase in RACA Class A common stock not subject to redemption of $1,270 and an increase of additional paid-in capital of $127,038,800.
f) Reclassification of RACA Class A common shares subject to possible redemption — assuming a maximum number of Class A redemptions
To record the maximum number of RACA Class A redemptions, all 13,570,000 of RACA Class A Shares subject to redemption are redeemed at a redemption price of $9.66. The adjustment is to reduce cash by $131,086,200, additional paid in capital by $131,084,843, and New POINT Biopharma common stock by $1,357 for the par value of the shares.
The total number of shares subject to redemption of 13,570,000 was determined by deducting the total number of shares of 471,400 issued as part of the private placement on July 10, 2020, from the total number of Class A common shares outstanding of 14,041,400. The total redemption value of $131,086,200 was obtained by multiplying the total Class A common shares subject to redemption of 13,570,000 by the redemption price of $9.66. The adjustment of $1,357 to New POINT common stock for the par value of the common shares was determined by multiplying the par value of $0.0001 by the maximum number of shares redeemable of 13,570,000.
g) Reverse recapitalization
The merger will be accounted for as a “reverse recapitalization” in accordance with US GAAP. Under this method of accounting POINT will be treated as the accounting acquirer (legal acquiree) while RACA will be the accounting acquiree (legal acquirer) for financial reporting purposes. This determination is primarily based on the fact that subsequent to the merger, the existing shareholder of POINT are expected to have the majority of the voting power of the combined company, POINT will be able to appoint a majority of the governing body of the combined company, and POINT’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the merger will be treated as a reverse recapitalization with POINT issuing shares for the net assets of RACA, accompanied by a recapitalization. The net assets of RACA will be stated at historical costs. No goodwill or other intangible assets will be recorded. The pro forma adjustment of the reverse recapitalization is as follows:
•
An adjustment to eliminate RACA’s accumulated deficit of $311,513 and eliminate POINT Biopharma’s common stock balance of $15,234.

•
Using an exchange ratio of approximately 3.59-for-1 the total number of New POINT common stock issued to POINT shareholders is 54,647,736. Based on a par value of $0.0001, the adjustment to New POINT common stock balance is $5,465.

h) Conversion of POINT options and warrants into New POINT options and warrants
As the intent is for POINT option holders to be kept whole before and after the transaction, with no significant changes to the relevant terms and conditions, no pro forma adjustment was made for the exchange of options. No pro forma adjustment was required for the conversion of POINT warrants to New POINT warrants. On January 28, 2021, all outstanding warrants of POINT to purchase Common Stock of POINT were exercised resulting in the issuance of 800,000 common shares of POINT for cash proceeds of $20,000,000. On March 8, 2021, a non-employee consultant of POINT exercised 18,000 stock options resulting in cash proceeds of $450,000.
i) Accelerated vesting of POINT options due to the Proposed Transaction
The Business Combination resulted in 75,000 options, granted subsequent to December 31, 2020, experiencing accelerated vesting. The adjustment is an increase to additional paid-in capital and accumulated deficit for the value of the options of $1,013,100. This is based on a Black-Scholes-Merton value of $13.51 per share. See below for the inputs used in the Black-Scholes model:
Stock price	$25
Exercise price	$25
Time to maturity	5 years
Annual risk-free interest rate	0.66%
Annualized volatility	65%
j) Private placement
Reflects an adjustment related to the subscription of RACA Class A shares. On March 15, 2021, the PIPE Investors entered into the PIPE Investment to purchase 16,500,000 shares of RACA Class A shares at a price of $10.00 per share. This is recognized as an increase of $165,000,000 to cash, $1,650 to RACA Class A common shares using $0.001 par value per share, and $164,998,350 to additional paid-in capital.
k) Conversion of RACA Class A shares into New POINT Biopharma common stock
Reflects an adjustment related to the conversion of all RACA Class A common stock, with a par value of $0.0001 into New POINT common stock, with a par value of $0.0001. This resulted in a decrease to RACA Class A common stock and an increase to New POINT common stock for the par value.
l) Reclassification of financial statement line items
Adjustment related to the reclassification of financial statement line items on the pro forma condensed combined statement of financial position to ensure presentation alignment with the RACA financial statements.
Pro Forma Condensed Combined Statement of Loss
m) Elimination of interest earned on marketable securities held in trust
Reflects the elimination of $6,395 of interest income earned on the trust account as it is not expected to have a continuing impact on the operating results of the entity.
3. Continuity of common stock, additional paid-in capital, options, and warrants
Below is a summary of the share capital, warrants, and options immediately after the Business Combination.
Continuity of common stock and additional paid-in capital
	Assuming no RACA Class A Share redemptions
	Number of Shares				Par Value				Additional Paid-in Capital
	RACA Class A	RACA Class B	POINT Biopharma	New POINT Biopharma common shares	RACA Class A	RACA Class B	POINT Biopharma	New POINT Biopharma common shares
RACA balance, December 31, 2020	1,337,393	3,392,500	—	—	134	339	—	—	5,311,049
Class A Common stock subject to possible redemption, 12,704,007, shares at $10.00 per share	12,704,007	—	—	—	1,270	—	—	—	127,038,800
Class A common stock redeemed	—	—	—	—	—	—	—	—	—
Automatic conversion of RACA Class B shares into Class A common shares	3,392,500	(3,392,500)	—	—	339	(339)	—	—	—
Private placement of RACA shares	16,500,000	—	—	—	1,650	—	—	—	164,998,350
Elimination of RACA accumulated deficit	—	—	—	—	—	—	—	—	(311,513)
Conversion of RACA Class A shares to New POINT common shares at a conversion ratio of 1:1	(33,933,900)	—	—	33,933,900	(3,393)	—	—	3,393	—
	—	—	—	33,933,900	—	—	—	3,393	297,036,686
POINT balance, December 31, 2020	—	—	15,233,884	—	—	—	15,234	—	26,847,271
Conversion of POINT common shares into New POINT common shares at a conversion ratio of 3.59:1	—	—	(15,233,884)	54,647,736	—	—	(15,234)	5,465	9,769
Accelerated vesting of POINT options due to the Business Combination	—	—	—	—	—	—	—	—	1,013,100
Transaction costs	—	—	—	—	—	—	—	—	(27,917,000)
Ending balance, December 31, 2020	—	—	—	88,581,636	—	—	—	8,858	296,989,826

	Assuming maximum number of RACA Class A Share redemptions
	Number of Shares				Par Value				Additional Paid-in Capital
	RACA Class A	RACA Class B	POINT	New POINT common shares	RACA Class A	RACA Class B	POINT	New POINT common shares
RACA balance, December 31, 2020	1,337,393	3,392,500	—	—	134	339	—	—	5,311,049
Class A Common stock subject to possible redemption, 12,704,007, shares at $10.00 per share	12,704,007	—	—	—	1,270	—	—	—	127,038,800
Class A common stock redeemed	(13,570,000)	—	—	—	(1,357)	—	—	—	(131,084,843)
Automatic conversion of RACA Class B shares into Class A common shares	3,392,500	(3,392,500)	—	—	339	(339)	—	—	—
Private placement of RACA shares	16,500,000	—	—	—	1,650	—	—	—	164,998,350
Elimination of RACA accumulated deficit	—	—	—	—	—	—	—	—	(311,513)
Conversion of RACA Class A shares to New POINT common shares at a conversion ratio of 1:1	(20,363,900)	—	—	20,363,900	(2,036)	—	—	2,036	—
	—	—	—	20,363,900	—	—	—	2,036	165,951,843
POINT balance, December 31, 2020	—	—	15,233,884	—	—	—	15,234	—	26,847,271
Conversion of POINT common shares into New POINT common shares at a conversion ratio of 3.59:1	—	—	(15,233,884)	54,647,736	—	—	(15,234)	5,465	9,769
Accelerated vesting of POINT options due to the Business Combination	—	—	—	—	—	—	—	—	1,013,100
Transaction costs	—	—	—	—	—	—	—	—	(27,917,000)
Ending balance, December 31, 2020	—	—	—	75,011,636	—	—	—	7,501	165,904,983
Continuity of options outstanding
	POINT Options	New POINT Options
RACA balance, December 31, 2020	—	—
POINT options outstanding, December 31, 2020	659,006	—
Accelerated vesting of POINT options	75,000	—
	734,006	—
Conversion of POINT options into New POINT options at a conversion ratio of 3.59:1	(734,006)	2,633,062
Ending balance, December 31, 2020	—	2,633,062
Continuity of warrants outstanding
	POINT Warrants	New POINT Biopharma Warrants
RACA balance, December 31, 2020	—	—
Point warrants outstanding, December 31, 2020	800,000	—
	800,000	—
Conversion of POINT warrants into New POINT warrants at a conversion ratio of 3.59:1	(800,000)	2,869,799
Ending balance, December 31, 2020	—	2,869,799
4. Pro forma loss per share
For purposes of the pro forma, the pro forma loss per share figures have been calculated using the pro forma weighted average number of shares which would have been outstanding for the year ended December 31, 2020, assuming the completion of the Business Combination on January 1, 2020.
Basic and diluted net loss per share is calculated by dividing the net loss for the period by the pro forma weighted average number of common shares that would have been outstanding during the period using the treasury stock method. The weighted average number of common shares was determined by taking the historical weighted average number of common shares outstanding of each of RACA and POINT and adjusting for PIPE Investment, the redemption of the RACA Class A shares, as applicable, and New POINT common shares issued under the Business Combination:
Loss per share table
	For the year ended December 31, 2020 (Assuming no redemptions)	For the year ended December 31, 2020 (Assuming maximum redemptions)
Pro forma net loss	$13,690,911	$13,690,911
Basic and diluted weighted average number of common shares outstanding	72,463,090	58,893,090
Loss per share – basic and diluted	$0.19	$0.23
Weighted average number of shares table
	Number of New POINT common shares (Assuming no redemptions)	Number of New POINT common shares (Assuming maximum redemptions)
RACA weighted average number of Class A redeemable common stock, as of December 31, 2020	13,570,000	13,570,000
RACA weighted average number of Class B redeemable common stock and founders shares not subject to redemption after being automatically converted on 1:1 basis for RACA Class A common stock, as of December 31, 2020	3,708,573	3,708,573
Redemption of RACA Class A common shares, subject to redemption	—	(13,570,000)
Private placement of RACA shares	16,500,000	16,500,000
	33,778,573	20,208,573
Conversion of RACA shares into New POINT common shares at a conversion ratio of 1:1	33,778,573	20,208,573
Conversion of POINT common shares into New POINT common shares at a conversion ratio of 3.59:1	38,684,517	38,684,517
Total weighted average number of New POINT Biopharma common shares outstanding	72,463,090	58,893,090
The pro forma tables above exclude the New POINT common shares reserved for the future issuance of the same in connection with vested POINT options and warrants. The following table summarizes the total New POINT common shares issuable to POINT shareholders, vested option holders and warrant holders in connection with the Business Combination:
New POINT Biopharma common shares
New POINT common shares issued for POINT common shares issued and outstanding as at December 31, 2020	54,647,736
New POINT common shares issued for POINT options and warrants exercised subsequent to December 31, 2020	2,934,369
Additional New POINT common shares reserved for the future issuance of the same in connection with POINT vested options	917,895
Business Combination consideration	58,500,000
New POINT common shares reserved for the future issuance of the same in connection with POINT unvested options	1,740,279
Total New POINT common shares potentially issuable to POINT	60,240,279

INFORMATION ABOUT RACA
Introduction
We are a blank check company incorporated on April 15, 2020 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, which we refer to throughout this proxy statement/prospectus as our initial business combination.
On July 10, 2020, we consummated the Initial Public Offering of 13,570,000 shares of Class A Common Stock at $10.00 per share, generating gross proceeds of $135.7 million.
Simultaneously with the closing of the Initial Public Offering, we consummated a private sale of the Private Placement Shares at a price of $10.00 per Private Placement Share to our Sponsor, generating gross proceeds of approximately $4.7 million.
A total of $135.7 million, comprised of the net proceeds from the initial public offering and the sale of the private placement shares, were placed in the Trust Account established for the benefit of the Company’s Public Stockholders and the underwriters of the initial public offering, with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from the Initial Public Offering will not be released from the trust account until the earliest to occur of: (a) the completion of our initial Business Combination, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our Current Charter (i) to modify the substance or timing of its obligation to redeem 100% of our public shares if we do not complete our initial Business Combination within 24 months from the closing of the Initial Public Offering or (ii) with respect to any other provisions relating to stockholders’ rights pre-initial Business Combination activity and (c) the redemption of all our public shares if we have not completed our initial Business Combination within 24 months from the closing of the initial public offering, subject to applicable law.
Initial Business Combination
Nasdaq listing rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriters fees and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. The Board determined that this test was met in connection with the proposed Business Combination.
Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:
•
subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•
cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with New POINT will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.
We cannot assure you that any of our key personnel will remain in senior management or advisory positions with New POINT. The determination as to whether any of our key personnel will remain with New POINT will be made at the time of our initial business combination.
Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Permitted Purchases of Our Securities
If we seek stockholder approval of our initial business combination, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.
In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.
The purpose of any such purchases of shares could be to (i) vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our shares may result in the completion of our initial business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our shares of Class A Common Stock may be reduced and the number of beneficial holders of our shares of Class A Common Stock may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our Class A Common Stock on a national securities exchange.
Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our Sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the case of shares of Class A Common Stock) following our mailing of proxy materials in connection with our initial business combination. To the extent that our Sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the stockholder meeting related to our initial business combination. Our Sponsor, executive officers, directors, advisors or any of their affiliates will select which stockholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Our Sponsor, officers, directors and/or their affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
Redemption Rights for Stockholders upon Completion of Our Initial Business Combination
We will provide our Public Stockholders with the opportunity to redeem all or a portion of their shares of Class A Common Stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. Our Sponsor and our directors and executive officers have also agreed (A) that they will not propose any amendment to our second amended and restated certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of the initial public offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our Public Stockholders with the opportunity to redeem their shares and (B) to waive their redemption rights with respect to their founder shares, any private placement shares and any public shares they may acquire during or after the initial public offering in connection with the completion of our initial business combination. However, if our Sponsor or members of our management team acquire public shares after the initial public offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of the initial public offering.
Limitations on Redemptions
Our second amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules).
Manner of Conducting Redemptions
We will provide our stockholders with the opportunity to redeem all or a portion of their shares of Class A Common Stock upon the completion of our initial business combination in connection with a stockholder meeting called to approve the business combination. The decision as to whether we will seek stockholder approval of a proposed business combination will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our second amended and restated certificate of incorporation would require stockholder approval. We currently intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement.
If we held a stockholder vote to approve our initial business combination, we will, pursuant to our second amended and restated certificate of incorporation:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•
file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our stockholders with the redemption rights described above upon completion of the initial business combination.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of Class A Common Stock voted, on an as converted basis, are voted in favor of the business combination. In such case, our Sponsor and our directors and executive officers have agreed to vote the founder shares and private placement shares and any public shares purchased by them after the initial public offering in favor of our initial business combination. As a result, as of the Record Date in addition to the founder shares and private placement shares, we would need         , or    %, of the         Public Shares sold in the Initial Public Offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). Each stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our Sponsor and our directors and executive officers have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of a business combination.
Limitation on Redemption upon Completion of Our Initial Business Combination
Notwithstanding the foregoing, our Current Charter provides that a stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to any Public Shares in excess of 15%. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a Public Stockholder holding more than an aggregate of 15% of the shares sold in the Initial Public Offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our Sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in the Initial Public Offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.
However, we would not be restricting our stockholders’ ability to vote all of their shares for or against our initial business combination.
Tendering Share Certificates in Connection with Redemption Rights
Public Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/ Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy solicitation that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a stockholder would have from the time we send out our proxy materials up to two days prior to the vote on the business combination to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for stockholders to use electronic delivery of their Public Shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for them to deliver their certificate to verify ownership.
As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, they could sell their shares in the open market before actually delivering their shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the vote on the proposal to approve the business combination, unless otherwise agreed to by us. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of the Initial Public Offering.
Competition
If we succeed in effecting a business combination with POINT, there will be, in all likelihood, significant competition from their competitors. We cannot assure you that, subsequent to the Business Combination, we will have the resources or ability to compete effectively.
Employees
We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.
Properties
We currently maintain our executive offices at 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116. RA Capital is providing us use of such office space and administrative and support services free of charge. We consider our current office space adequate for our current operations.

Legal Proceedings
There is no material litigation currently pending against us, any of our officers or directors in their capacity as such or against any of our property.

RACA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, all references in this section to the “Company,” “RACA,” “we,” “us” or “our” refer to RACA prior to the consummation of the Business Combination. The following discussion and analysis of RACA’s financial condition and results of operations should be read in conjunction with RACA’s consolidated financial statements and notes to those statements included in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this proxy statement/prospectus.
Overview
We are a blank check company incorporated on April 15, 2020 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. We intend to effectuate our initial Business Combination using cash from the proceeds of our Initial Public Offering and the sale of the Private Placement Shares, our shares, debt or a combination of cash, equity, and debt.
Results of Operations
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities, those necessary to prepare for our Initial Public Offering and identifying a target company for our initial Business Combination. We do not expect to generate any operating revenues until after completion of our initial Business Combination. We generate non-operating income in the form of interest income on cash and cash equivalents held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective Business Combination candidates.
For the period from April 15, 2020 (inception) through December 31, 2020, we had a net loss of $312,000, which consists of formation and operating costs of $318,000, offset by interest income on marketable securities held in the Trust Account of $6,000.
Liquidity and Capital Resources
Until the consummation of the Initial Public Offering, our only source of liquidity was an initial purchase of Class B Common Stock by our sponsor and loans from our Sponsor.
Our liquidity needs have been satisfied prior to the completion of our Initial Public Offering through receipt of a $25,000 capital contribution from our Sponsor in exchange for the issuance of the Founder Shares to our Sponsor and a commitment from our Sponsor to loan us up to $300,000 to cover our expenses in connection with our Initial Public Offering. Upon the closing of the Initial Public Offering, the Company repaid all amounts borrowed from the Sponsor.
The net proceeds from (i) the sale of the shares of Class A Common Stock in our Initial Public Offering, after deducting offering expenses of $0.6 million, underwriting commissions of $2.7 million (excluding deferred underwriting commissions of $4.8 million), and (ii) the sale of the Private Placement Shares for a purchase price of $4.7 million generated net proceeds of $137.1 million. $135.7 million was placed within the Trust Account, which includes the deferred underwriting commissions described above. The proceeds held in the Trust Account are invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.
As of December 31, 2020 we had cash and cash equivalents of $1.1 million outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial Business Combination.
We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business prior to our initial Business Combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial Business Combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial Business Combination, we would repay such loaned amounts. In the event that our initial Business Combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1.5 million of such loans may be convertible into private placement shares at a price of $10.00 per share at the option of the lender. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial Business Combination, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Commitments and Contingencies
Registration Rights
Holders of the Founder Shares will be entitled to registration rights with respect to the Founder Shares and Private Placement Shares (in the case of the Founder Shares, only after conversion of such shares into shares of Class A Common Stock) pursuant to a registration and stockholder rights agreement entered into in connection with the consummation of the Initial Public Offering. Holders of the Founder Shares and Private Placement Shares are entitled to certain demand and “piggyback” registration and stockholder rights. However, the registration and stockholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. We will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
We granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 1,770,000 additional shares of Class A Common Stock to cover over-allotments, if any, at $10.00 per share, less underwriting discounts and commissions. The underwriters exercised this option in full on July 10, 2020.
The underwriters were entitled to an underwriting discount of $0.20 per share, or approximately $2.7 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.35 per share, or approximately $4.8 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on our financial position, results of our operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Contractual Obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than the underwriters are entitled to a deferred fee of $4.8 million in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:
Common Stock Subject to Possible Redemption
We account for our common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, the common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of our balance sheets.
Net Loss Per Common Share
We apply the two-class method in calculating earnings per share. Net income (loss) per common share, basic and diluted for Class A redeemable Common Stock is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes, by the weighted average number of shares of Class A redeemable Common Stock outstanding for the periods. Net loss per common share, basic and diluted for Class B non-redeemable Common Stock is calculated by dividing net loss less income attributable to Class A redeemable Common Stock, by the weighted average number of shares of Class B non-redeemable Common Stock outstanding for the periods presented.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.
JOBS Act
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

INFORMATION ABOUT POINT
POINT’s Business
Overview
We are a late-stage clinical precision oncology company focused on the development and commercialization of next-generation radiopharmaceuticals for the treatment of cancer. Our goal is to make radiopharmaceuticals a treatment option for all cancer patients. We are advancing two Phase 3 assets in prostate and neuroendocrine cancers as well as an early-stage portfolio of next-generation product candidates. Our pipeline of product candidates is well supported by our management team’s extensive experience in the manufacturing and clinical development of radiopharmaceuticals. Core to our strategy is a focus on supply chain and manufacturing to overcome the historical limitations in the development and commercialization of radiopharmaceuticals, and to accelerate the availability and adoption of these treatments. We are focused on advancing our pipeline to help ensure that radiopharmaceuticals become a core pillar of cancer treatment across multiple indications. With recent innovations in the production and purification medical isotopes, radiopharmaceuticals are progressing faster than ever before, and we believe we are well-positioned to be a leader in this rapidly advancing field. For our late-stage programs we are lutetium-177-based radiopharmaceuticals. For our earlier-stage programs, we plan to evaluate the utility of both lutetium-177 and actinium-225, as well as other radioisotopes that may be considered for use in radiopharmaceuticals. We currently hold worldwide or expansive multi-jurisdictional development and commercialization rights to each of our product candidates.
Our late-stage pipeline includes PNT2002 and PNT2003 for the treatment of prostate cancer and neuroendocrine tumors, respectively. PNT2002 is a prostate-specific membrane antigen, or PSMA, targeted radioligand currently in a Phase 3 trial for the treatment of metastatic castration-resistant prostate cancer, or mCRPC, in patients who have progressed following treatment with androgen receptor-axis-targeted, or ARAT, therapy. PNT2002 combines a PSMA-specific ligand, PSMA-I&T, with the beta-emitting radioisotope lutetium-177. We are leveraging positive clinical data from a prospective clinical trial of PSMA-I&T in 56 mCRPC patients. In the trial, PSMA I&T demonstrated a median radiographic progression-free survival of 13.7 months and median overall survival that was not reached at 28 months, along with no clinically significant adverse events during the early monitoring period or at the 28-month follow-up point. We have initiated patient recruitment for our potential registrational Phase 3 trial and expect top-line results from this trial in mid-2023.
PNT2003 is a somatostatin-targeted radioligand in development for the treatment of neuroendocrine tumors. PNT2003 combines a somatostatin-specific radioligand with lutetium-177. Interim data from an ongoing Phase 3 clinical trial in Canada has been positive; progression-free survival rate at twelve months of 89.3% exceeded pre-specified success thresholds of greater than 60%. We plan to review this interim data with the U.S. Food and Drug Administration, or FDA, in the third quarter of 2021 and expect to report full results from this trial by the end of 2021.
We are also advancing two early-stage programs, PNT2001 and PNT2004, as well as a tumor microenvironment targeting technology platform that could be applied across a variety of radioligands. PNT2001, our next-generation PSMA-targeting product candidate, will be evaluated in preclinical studies to assess its potential for the treatment of non-metastatic castration sensitive prostate cancer, or nmCSPC. PNT-2004, a fibroblast activation protein-α, or FAP-α, targeted radioligand, will be evaluated for the treatment of solid tumors by targeting a key characteristic of almost all cancers, the presence of FAP-α in the tumor microenvironment. Our tumor microenvironment targeting technology is a prodrug platform which enables radioligands to be activated by FAP-α in the tumor microenvironment, potentially expanding the therapeutic window of radiopharmaceutical product candidates. PNT2001, PNT2004 and the programs contemplated under the tumor microenvironment targeting prodrug platform are in preclinical development and will be evaluated for potential use with both lutetium-177 and actinium-225.
We are leveraging our expertise in radiopharmaceutical manufacturing to develop processes that enable us to efficiently manufacture our radiopharmaceutical product candidates at scale. Manufacturing and supply chain are key success factors in the radiopharmaceutical industry. Both the raw ingredients and finished radiopharmaceutical products cannot be stored for long periods of time due to decay of the radioactive isotope. As a result, radiopharmaceuticals are manufactured on-demand, with a just-in-time supply chain. To lead in this category, we are building our own manufacturing facility in Indianapolis, Indiana that will incorporate radioisotope and radioligand production. We plan to provide clinical supply from our facility in the fourth quarter of 2021 and expect that this facility will provide adequate production capacity to meet future commercial demands for our products, if approved.
Critical to our success has been the assembly of an accomplished management team with proven track records in the pharmaceutical and radiopharmaceutical industry. Our management team has extensive capabilities in the clinical development and manufacturing of radiopharmaceuticals, along with expertise in commercial product launches, marketing, physician and stakeholder engagement. Collectively, our team possesses a strong record of success, as demonstrated by 44 accepted INDs, CTA and international trial approvals, 12 drug approvals, and eight GMP radiopharmaceutical facilities. Our management team brings direct radiopharmaceutical experience from Progenics, Zevecor (owned by Curium), Radiomedix and the Centre for Probe Development and Commercialization (CPDC), as well as broader pharmaceutical companies, including Sanofi-Genzyme and GlaxoSmithKline.
Our Pipeline
We are advancing a broad pipeline of radiopharmaceutical treatments based on peptides and small molecules combined with beta- and alpha-emitting radioisotopes for the treatment of various cancers. Our current pipeline is summarized in the diagram below:

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Anticipated milestones

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mCRPC = metastatic castration resistant prostate cancer, PSMA = Prostate Specific Membrane Antigen,

SSTR = somatostatin receptors, FAP-α = Fibroblast Activation Protein-α
PNT2002 is a PSMA-targeted radioligand in development for the treatment of patients with metastatic castration-resistant prostate cancer who have progressed following treatment with ARAT therapy. PNT2002 combines a PSMA-specific ligand with the beta-emitting radioisotope lutetium-177. Radiopharmaceuticals combining a PSMA-targeting ligand with lutetium-177 have been used extensively as investigational agents for the treatment of mCRPC. Developed by Dr. Hans-Jürgen Wester at the Technische Universität München, PNT2002 is the same molecule as PSMA-I&T, which has been used in academic clinical settings. We leveraged the data presented in an academic paper analyzing PSMA-I&T as evidence of safety and efficacy for the basis of our Phase 3 clinical trial. The data in the paper demonstrated encouraging results; in 56 mCRPC patients, PSMA-I&T demonstrated a median radiographic progression-free survival of 13.7 months and median overall survival was not reached at 28 months (i.e. >50% of patients were still alive after 28 months). No clinically significant adverse events were reported during the early monitoring period or at the 28-month follow-up time point.

Following discussions with the FDA, we filed an investigation new drug application, or IND, in December 2020. We have initiated patient recruitment for our Phase 3 trial and our first patient dosed is expected in the second quarter of 2021. The study will commence with a 25-patient safety and dosimetry lead-in and proceed to a randomization treatment phase in approximately 415 patients who will be randomized in a 2:1 ratio of PNT2002 versus enzalutamide or abiraterone. The primary endpoint of the trial is radiographic progression-free survival, or rPFS. Secondary endpoints include objective response rate and overall survival. We expect data from the 25-patient safety and dosimetry lead-in phase of the trial by the end of 2021 and expect to report top-line data from this trial in mid-2023.
PNT2003 is a somatostatin-targeted radioligand in development for the treatment of patients with somatostatin receptor-positive neuroendocrine tumors. PNT-2003 combines a somatostatin-specific ligand with the beta-emitting radioisotope lutetium-177. PNT2003 uses the same somatostatin-specific ligand as Novartis’ Lutathera®, with a different radioisotope variation: PNT2003 uses no-carrier added lutetium-177, which does not contain any long-lived radioactive impurities which can complicate administration through increased nuclear safety procedures. PNT2003 is currently the subject of an ongoing open-label, single-arm Phase 3 study designed to evaluate the safety and efficacy of PNT2003 across patients with neuroendocrine tumors, or NETs, who have positive somatostatin receptor expression identified by gallium-68 dotatate PET. Encouraging interim data shows progression-free survival at 12 months of 83.6% and 90.9% for non-gastroenteropancreatic neuroendocrine (non-GEP-NET) patients and gastroenteropancreatic neuroendocrine (GEP-NET) patients, respectively. The median progression-free survival was 24.8 months and 33.3 months for non-GEP-NET and GEP-NET patients, respectively. PNT2003 was found to be well-tolerated with manageable acute and delayed toxicity. We are encouraged by the results of our interim data and have a meeting planned with the FDA in the third quarter of 2021 to discuss the opportunity of pursuing a non-GEP-NET indication for PNT2003, a patient population which is currently omitted from the Lutathera® label and may represent more than 40% of all NETs patients. We expect to report full data from this trial by the end of 2021.
PNT2001 is a family of next-generation PSMA radioligands that we are developing to be used earlier in the treatment paradigm for prostate cancer. Our PNT2001 compounds include a linker technology that promotes increased tumor accumulation, potentially enabling lower doses of radioisotope to be used to induce a similar level of tumor killing while reducing the risk of off target toxicity. The intent of the PNT2001 program is to select a single compound from the family with the best characteristics for radiopharmaceutical application and advance the selected compound into clinical development in nmCSPC. We expect the selected compound will be paired with either an alpha- or beta-emitting radioisotope and will be positioned for use in earlier-stage prostate cancer treatment. We expect to begin IND-enabling studies for this program in 2022.
PNT2004 is a FAP-α targeted radioligand in preclinical development for the treatment of solid tumors by targeting a key characteristic of almost all cancers, the presence of FAP-α in the tumor microenvironment. Most targeted radioligand therapies are designed to target a specific type of cancers by targeting a receptor that is present on tumor cells of a specific type of tissue, such as prostate, but absent in all other healthy tissues. As FAP-α is highly expressed on a wide range of solid tumors, a FAP-α specific radioligand offers the potential for a tumor agnostic opportunity that could enable the precise treatment of a variety of solid tumors independent of tissue origin. We are continuing preclinical studies and assessing lead compounds with lutetium-177 and actinium-225 for therapy and Ga-68 for imaging, and expect to initiate clinical development for this program in 2022.
Our tumor microenvironment targeting technology is a prodrug platform which enables radioligands to be activated by fibroblast activation protein-α in the tumor microenvironment, potentially improving targeting precision and expanding the therapeutic window of our product candidate. The goal of our tumor microenvironment targeting technology is to enable the creation of tumor-activated radioligand therapies that have higher therapeutic indexes compared to their non-tumor-activated counterparts. In addition, our tumor microenvironment targeting technology could decrease the risks associated with off-target delivery of radiopharmaceuticals by limiting their ability to actively bind with receptors on healthy cells. We are currently evaluating development plans to advance our tumor microenvironment prodrug platform.

Our Strategy
Our goal is to make radiopharmaceuticals a treatment option for all cancer patients. The key elements of our strategy are to:
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Advance our two Phase 3 product candidates PNT2002 and PNT2003 toward potential regulatory approval.   We have initiated a Phase 3 trial evaluating PNT2002 for the treatment of patients with PSMA-avid mCRPC who have progressed following treatment with ARAT therapy. The trial is expected to enroll approximately 415 patients and will have a 25-patient safety and dosimetry lead-in phase prior to proceeding to a randomization treatment phase in 390 patients. We expect results from the safety and dosimetry lead-in phase of the trial by the end of 2021 and expect to report top-line results from this trial in mid-2023. We believe that these data, if positive, will form the basis for submissions for regulatory approval of PNT2002. We are also evaluating PNT2003 for the treatment of patients with somatostatin receptor-positive neuroendocrine tumors. We recently received positive interim data from an ongoing Phase 3 clinical trial in Canada and expect full results from this trial by the end of 2021. In addition, we plan to meet with the FDA in the third quarter of 2021 to discuss potential development and regulatory pathways for PNT2003 in non-GEP NETs in the United States.

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Advance our earlier stage pipeline of innovative radiopharmaceutical product candidates.   In addition to our two late-stage product candidates, we are advancing two preclinical programs and a tumor microenvironment-targeting prodrug technology that we believe have the potential to be the next generation of radiopharmaceutical treatments. For example, we believe PNT2001, our next-generation PSMA-targeting product candidate, has the potential to be a more potent treatment for prostate cancer, for which we will assess its use earlier in the treatment paradigm. PNT2004, a fibroblast activation protein-α targeted radioligand, will be evaluated for the treatment of solid tumors by targeting a key characteristic of almost all cancers, the presence of fibroblast activation protein in the tumor microenvironment. Our tumor microenvironment targeting technology is not a specific drug but a prodrug platform which could enable fibroblast activation protein-α activated radioligands, which would expand the therapeutic window of our product candidates. PNT2001, PNT2004 and the programs contemplated under the tumor microenvironment targeting prodrug platform are in preclinical development and will be evaluated for potential use with both lutetium and actinium.

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Continue to strengthen and scale our internal manufacturing and logistics capabilities.   Core to our strategy is our focus on manufacturing and supply chain to address the historical bottlenecks in the development and commercialization of radiopharmaceuticals. To date, various supply and manufacturing issues have impacted commercial adoption for radiopharmaceuticals. We have extensive experience in the manufacturing and logistics of radiopharmaceuticals and are focused on making radiopharmaceuticals available to all cancer patients. We believe developing our internal manufacturing capacity is important to enable further process improvements, maintain quality control, limit our reliance on contract manufacturers and protect our trade secrets and other intellectual property. To this end, we are building our own manufacturing facility in Indianapolis, Indiana that will incorporate radioisotope and radioligand production and ultimately allow us to manufacture our radiopharmaceutical treatments that incorporate lutetium, actinium and potentially other radioisotopes. We expect that our facility will begin to provide our clinical supply in the fourth quarter of 2021 and will provide adequate production capacity to meet future commercial demands for our products, if approved. We believe that owning our own manufacturing facility will provide us with a significant competitive advantage and help overcome the historical supply and manufacturing issues that have impacted commercial adoption of radiopharmaceuticals.

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Build commercial capabilities and partner to maximize the value of our product candidates.   We have retained or acquired all worldwide commercial rights, or in some cases expansive multi-jurisdiction rights to our product candidates and intend to pursue clinical development programs with the goal of obtaining regulatory approval in the United States and internationally. We intend to directly commercialize our product candidates in key markets through our own focused sales force. We may enter into strategic collaborations or other partnerships to accelerate our development timelines and maximize the worldwide commercial potential of any approved product candidates.

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Expand our pipeline through research collaborations, business development and internally designed programs.   Our management team has significant experience in the development and manufacturing of radiopharmaceuticals. Their proven track records and longstanding relationships in radiopharmaceuticals and the life sciences industry more broadly provide us with access to ideas and assets from around the world. In addition, their experiences and deep understanding of radiopharmaceuticals also enable us to translate novel concepts into internally designed therapeutic candidates. We are actively evaluating external collaboration and in-licensing opportunities as well as internal development opportunities to continue to expand our pipeline.

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Continue to expand our intellectual property portfolio to further protect our platform, manufacturing capabilities and product candidates.   We believe we are one of the leading companies in the development of radiopharmaceuticals, and we continue to build our intellectual property portfolio to protect our technological innovations, leadership position and novel approaches in this field. The intellectual property protection surrounding our programs consists of patents, trade secrets and know-how, and we plan to expand this portfolio as we continue to advance our product candidates, expand our pipeline and platform technologies, and build out our manufacturing capabilities.

Background of Radiopharmaceuticals and Medical Isotopes
Radiation is one of the most widely used treatments for cancer, with approximately 50% of all cancer patients receiving radiation therapy during their course of treatment. A major limitation of some forms of radiation treatments, such as external beam therapy, is that radiation is not able to be delivered with enough precision to prevent collateral damage to healthy tissue. Radiopharmaceuticals have been developed to overcome these limitations by precisely delivering the tumor-killing power of radiation directly to tumor cells while sparing healthy tissue, while also expanding potential therapeutic benefit to a broader array of cancer type and stages, including for patients who have metastatic disease.
To create radiopharmaceuticals, radiation emitting medical isotopes are typically attached to targeting molecules via a linker and administered via intravenous injection. Once administered, the radiopharmaceuticals selectively target tumor antigens that are unique to, or preferentially expressed on, cancer cells throughout the body.
The key success factor in developing radiopharmaceuticals is identifying targets that are present on cancer cells or tumor microenvironment but are not present in healthy tissue. Targeting molecules, which can be a small molecule, peptide, or antibody, are designed to bind only to these cancer-specific targets, allowing the agent to deliver radiation only to cancer cells with minimal toxic effects to healthy tissue. Currently available targeted radiopharmaceuticals have demonstrated the ability to simultaneously bind to and kill multiple tumors.
Isotopes are atoms of the same element that have a different number of neutrons, but the same number of electrons and protons. Every isotope has its own unique chemical and physical properties which determine the best application for use in radiopharmaceuticals. These properties include half-life, or the time over which half of the radioactive element has transformed to another element, the type of radiation emitted, such as alpha particles or beta particles, the energy of the emitted radiation, and the decay chain, which is the process by which the isotope turns into other radioisotopes before becoming a stable isotope. Another important consideration in making radiopharmaceuticals is the accessibility and availability of the desired isotope.
One of the key differences between radioisotopes is the method in which energy is released during decay from the unstable radioactive form to a stable, non-radioactive isotope. Some radioisotopes decay by releasing beta particles, which are very small electrons that can travel relatively far distances. Others decay by releasing alpha particles, which are much larger and heavier, and are higher in energy compared to beta particles, but travel much shorter distances. Both alpha and beta particles have been shown to cause damage to the DNA of tumor cells, resulting in tumor cell death, however there are distinct differences to each type of decay.
Beta-emitters may be better suited to the tumor environment, which is often non-uniform, as beta particles can travel to more distant tumor cells that may not be in direct contact with the radioisotope. Alpha-emitting radioisotopes can deposit two to three times more energy to tumor cells compared to beta-emitters. With the option of several different alpha- and beta-emitting isotopes for radiopharmaceutical development and the emergence of additional promising radioisotopes, each with its own unique properties, we believe that alpha-emitting and beta-emitting radioisotopes will continue to be at the forefront of radiopharmaceutical treatment.
The most widely used beta-emitting radioisotope in targeted treatments is lutetium-177. The first clinical studies using lutetium-177 for the treatment of neuroendocrine tumors began in 2000. Since then, lutetium-177 has attracted increasing attention and has demonstrated significant potential for radiopharmaceutical therapy to improve outcomes for patients with otherwise untreatable cancers. Likewise, over the past 5 years, lutetium-177 has become a key therapeutic isotope for the evaluation of new treatments for prostate cancer. Today, lutetium-177 is being evaluated for the treatment of an expanding number of diseases, including lung cancer, breast cancer and lymphoma. The potential of lutetium-177 targeted radioligand therapy is recognized globally with over 60 clinical trials currently evaluating lutetium-177 for the treatment of a wide range of diseases. The 6.6-day half-life of lutetium-177 is sufficiently short for use with a variety of radiopharmaceuticals, including small molecules, peptides, and antibodies, and long enough to minimize decay loss during preparation of the radiopharmaceutical, and ship to distant sites from the production facility. The average penetration of beta particles emitted by lutetium-177 is equivalent to about 30 cell diameters, making this isotope ideal for delivering radiation to small tumors, including metastases. The type and energy of lutetium-177 emissions also facilitate relatively straightforward handling procedures of this radioisotope at the production and patient administration sites, relative to other isotopes that require greater shielding and infrastructure due to higher energies. In support of the increasing clinical and upcoming commercial demand, the FDA and EMA have approved lutetium-177 drug ingredient master files to enable efficient final drug production. As a result, lutetium-177 is available in sufficiently large quantities and quality for late-stage clinical and commercial manufacturing of radiopharmaceuticals. Other beta particle emitters currently under investigation as part of clinical studies include iodine-131, rhenium-188, and copper-67.
Actinium-225 is an alpha-emitting radioisotope that is increasingly being explored for use in radiopharmaceuticals due to its ~10 day half-life and alpha-emitting functionality. There are an increasing number of clinical trials evaluating actinium-225 for various cancers, including prostate cancer, neuroendocrine tumors, multiple myeloma and leukemia. The choice to use actinium-225 for therapy is based on the unique properties of the isotope, including the emission of 4 alpha particles per decay, resulting in very high energy transfer, and therefore very high toxicity, to tumor cells compared to beta particles, a short travel distance of the emitted alpha particles spanning 2-5 cell diameters, and a 9.9-day half-life, which limits the long-term toxic effects of radiation but still has a sufficiently long half-life for practical production, shipment, and patient administration. Actinium-225 may impart greater cell toxicity to tumors and may be better suited to small metastases and single-cell cancers like leukemia and lymphoma compared to beta particle emitters. To address the growing demand for actinium-225, new production methods have been developed and supply has expanded both at the U.S. Department of Energy and beyond to ensure that there is sufficient supply of actinium-225 for late-stage clinical trials and the development of new radiopharmaceuticals for targeted alpha therapy.

The method of production used to produce a radioisotope can have impact on its chemical purity, enabling a molecularly identical ligand to be differentiated by the production method of the isotope linked to it. For example, lutetium-177 can be produced in two ways: the direct route, by irradiating enriched Lu-176 targets, or through the indirect route, by irradiating enriched Yb-176 targets. If the direct route is used, the resulting lutetium-177 (known as “carrier added” lutetium-177) can contain up to 0.01% metastable lutetium-177m, a radionuclide with a half-life of 5+ months, which when administered to patients requires dedicated waste streams and can limit its usage in community infusion centers. On the other hand, if the indirect route is used, the resulting lutetium-177 (known as “non carrier added” lutetium-177) does not contain any lutetium-177m whatsoever, reducing the overhead of administration.
Two of the earliest antibody targeted radiopharmaceuticals, Bexxar and Zevalin, are beta-emitting therapies for the treatment of CD20 positive lymphomas. Despite receiving approval from the FDA, Bexxar and Zevalin proved difficult to handle commercially, as they both required specialized lead-lined rooms for administration, which limited the number of sites that could deliver the treatment, and therefore curbed market acceptance of the therapies. Clinical uptake of Bexxar and Zevalin was also hampered by burdensome supply chain issues, including the need for some on-site production and handling, and reimbursement challenges due to the logistics of medical oncologists having to manage the patients while nuclear medicine physicians administered the therapies. These challenges limited the commercial success of these first-generation radiopharmaceuticals.
Since then, several very successful radiopharmaceuticals have been approved. The first and only approved alpha-emitting therapy is Xofigo® (Bayer), a salt of radium that naturally localizes to regions where cancer cells are infiltrating bone. Xofigo® was approved in 2013 for the treatment of bone metastases associated with prostate cancer. Unlike some of the first-generation targeted radiopharmaceutical therapies, Xofigo® utilizes centralized manufacturing, can be administered in typical oncology suites and has overcome reimbursement challenges. Xofigo® has been widely adopted and used in over 1,100 sites in the United States alone and having achieved sales of close to $500 million in 2017. Another next-generation targeted radiopharmaceutical therapy that has been recently approved is Lutathera® (Novartis), a beta-emitting therapy. Lutathera® was the first FDA-approved radiopharmaceutical to use lutetium-177. Annual worldwide sales of Lutathera® reached $445 million in 2020, just two years after its initial FDA approval for only a subset of neuroendocrine cancers.
Our Programs
PNT2002 — PSMA Targeted Radioligand
Background on Prostate Cancer and PSMA targeting
The incidence of prostate cancer is increasing as the U.S. population ages into older at-risk groups. The American Cancer Society estimates that there will be approximately 248,000 new prostate cancer cases and over 34,000 deaths due to prostate cancer in the United States in 2021. Prostate cancer is the most common cancer diagnosed in men, and with a significant mortality rate is the second leading cause of cancer death in men in the United States. In Europe, across the EU-27 countries, the European Cancer Information System estimated that there were approximately 335,000 new prostate cancer cases and over 69,000 deaths as a result of prostate cancer in 2020. Prostate cancer is the most common cancer in men and is the third leading cause of cancer death in men in the EU-27 countries.
PSMA is a unique membrane bound glycoprotein that is overexpressed in prostate cancer but has low expression in normal healthy tissue. Furthermore, PSMA is highly expressed in all forms of prostate cancer including primary and poorly differentiated, metastatic and castrate-resistant disease. This unique expression of PSMA provides the opportunity to design treatments that can be precisely targeted to safely enable the delivery of highly potent drug payloads, while sparing normal healthy tissue. In addition, companion imaging agents are approved which can be used to identify patients whose disease over-expresses PSMA. In December 2020 the FDA approved the first drug for positron emission tomography (PET) imaging of PSMA positive lesions in men with prostate cancer, gallium 68 PSMA-11. Two other NDA submissions for PSMA PET imaging have been announced by Telix Pharmaceuticals for gallium 68 PSMA-11 and Lantheus

Medical Imaging for PyLTM (18F-DCFPyL). We believe the approval of PSMA PET agents will facilitate the identification of patients who are likely to benefit from PSMA-targeted treatments, including PNT2002.
Although the five-year survival rate of local and regional prostate cancer is nearly 100%, more aggressive forms of the disease, representing 22% of patients at the time of initial diagnosis, have a substantially poorer prognosis, with a five-year survival rate of only 30%. While these more aggressive forms of prostate cancer can initially be treated, nearly all of these patients experience a recurrence in tumor growth that results in the subsequent development of mCRPC. mCRPC is the most advanced form of the disease and there are approximately 43,000 new incidences of mCRPC in the United States each year. Men with mCRPC have a poor prognosis with a predicted survival rate of only 14.6 months from the initial time of progression. mCRPC represents nearly all prostate cancer-specific deaths.
ARAT therapies such as abiraterone, enzalutamide, darolutamidemtide, or apalutamide are now standard of care for both nmCRPC and mCRPC following progression and failure on initial hormone therapy. Peak global annual sales of Johnson & Johnson’s Zytiga® were $3.5 billion in 2018. Astellas reported global annual sales of Xtandi® for year ended March 2020 exceeding $400 billion Yen (approx. $3.5 billion USD). In mCRPC, median rPFS for first line use of abiraterone was 16.5 months, with ~20% having progressed by month 6. Median time that patients received enzalutamide was 16.6 months with 16% having progressed by month 6. For most patients, progression is inevitable and as a result there is a large unmet need upon failure of ARAT therapy. In spite of progression while on ARAT, a majority of patients are offered an ARAT switch to avoid the increasingly toxic profile of chemotherapy. Two recent studies have shown that, when patients are switched to a second-line ARAT therapy, rPFS is only approximately 4 months. As a result, there continues to be a significant need for novel treatment options with the potential to modify or ultimately cure the disease.
Our Solution: PNT2002
PNT2002, also referred to as 177Lu-PNT2002, combines a PSMA-specific ligand with the beta-emitting radioisotope lutetium-177. PNT2002’s ligand is referred to as “PSMA-I&T” in academic literature and has been used for many years in research and compassionate use settings. PSMA-I&T was developed by Dr. Hans-Jürgen Wester at the Technische Universität München. We created the PNT2002 program by leveraging the data collected in an academic study on PSMA-I&T (Baum RP, et al. 177Lu-labeled prostate-specific membrane antigen radioligand therapy of metastatic castration-resistant prostate cancer: safety and efficacy), in combination with our intellectual property pertaining to the formation of the radiopharmaceutical active pharmaceutical ingredient (API), the manufacturing process and the formulation of the finished product (patents are currently in the provisional state, with one accepted for USPTO Track One patent examination).
Current standard of care for men with castration-resistant prostate cancer who have failed ADT and ARAT is chemotherapy. The side effects of chemotherapy are significant including neuropathies, nausea, diarrhea, decreased mental capacity and increased risk of infections. PNT2002 has the potential to offer an alternative with significantly fewer side effects compared to chemotherapy, providing patients with a higher quality of life.
A prospective clinical study by Baum, et al. focused on the safety and efficacy of 177Lu-PSMA I&T in patients with progressive mCRPC and increasing levels of PSA. Fifty-six patients were administered a dose of 3.6 to 8.7 gigabecquerel, or GBq, per cycle for one to six cycles, and monitored for morphologic response, response in PSA levels, and overall change in clinical symptoms. Analysis with contrast-enhanced CT determined that 20%, 52%, and 28% of patients had partial remission, stable disease, and progressive disease, respectively. The PSA levels decreased in 80.4% of patients, with the median PSA level reduced from 43.2 ng/mL to 23.8 ng/mL pre- and post-therapy. Progression-free survival, or PFS, was a median of 13.7 months and the median overall survival, or OS, was not reached after a 28-month follow-up period.
Patients were monitored for side effects for two to four days after each treatment, and vital signs were recorded during administration of the therapy. No clinically significant adverse events were reported during the early monitoring period (i.e. during therapy and for up to 4 days thereafter) or at the 28-month follow-up time point. Leukocytopenia (grades 1 or 2) occurred only in patients who had received prior long-term chemotherapy. Events of mild, reversible dry mouth, which resolved within three months, occurred in two patients after the third and fourth cycles. No evidence of nephrotoxicity was observed and no clinically significant changes in pre- to post-dosing lab parameters were identified.
We held regulatory discussions with the FDA in 2020, leveraging the data in the Baum research paper to have an end of Phase 2 meeting. The FDA provided feedback on protocol design, dosing dosimetry, control arm, imaging agents and statistical approach regarding our clinical development plans for PNT2002. Leveraging feedback from the FDA, we filed an IND, with the FDA in December 2020 to evaluate the clinical development of PNT2002. The IND was accepted in December 2020. Regulatory discussions were also held with Health Canada in December 2020. Following these discussions, we submitted a clinical trial application for the study. We received a ‘No Objection Letter’, or authorization to proceed, from Health Canada in January 2021.
We recently initiated patient recruitment for our Phase 3 multi-center, open-label, randomized trial evaluating the efficacy and safety of 177Lu-PNT2002 in patients with mCRPC who have progressed on ARAT therapy. We refer to this trial as our SPLASH trial (Study Evaluating Metastatic Castrate Resistant Prostate Cancer Using 177Lu-PNT2002 PSMA Therapy After Second Line Hormonal Treatment). All patients will undergo PSMA biomarker imaging as part of screening to confirm PSMA expression eligibility, as evaluated by central review. The study will commence with a 25-patient safety and dosimetry lead-in and proceed to a randomization treatment phase in approximately 390 patients who will be randomized in a 2:1 ratio to: 177Lu-PNT2002 (Arm A) versus enzalutamide (160 mg orally qd) or abiraterone (1000 mg orally qd with: 5 mg bid prednisone or 0.5 mg qd dexamethasone) (Arm B). We anticipate Arm B to result in a median PFS of approximately 4 months based on results in previous clinical studies (3.7 months, De Bono et al. N Engl J Med 2020; 382:2091-2102, 4.1 months: Sweeney et al. AACR 2020). All patients who progress in Arm B will have the opportunity to crossover and receive treatment.
Patients in Arm A will receive a 6.8 GBq dose of 177Lu-PNT2002 for 4 cycles, 8 weeks apart, for a maximum cumulative dose of 27.2 GBq. Patients in Arm B may be eligible to crossover to 177Lu PNT2002 every 8 weeks for 4 cycles after radiographic progression per central review. All patients will be followed in long-term follow-up for at least 5 years from the first therapeutic dose, death, or loss to follow. The primary endpoint of the trial is radiographic progression-free survival (rPFS). Secondary endpoints include objective response rate (ORR) and overall survival. We expect data from the 25-patient safety and dosimetry lead-in phase of the trial by the end of 2021 and expect to report top-line data from this trial in mid-2023.
PNT2001 — Next-generation PSMA Targeted Radioligand
Background
There are approximately 170,000 newly diagnosed non-metastatic castrate sensitive prostate cancer, or nmCSPC, patients each year in the United States. Of these patients, more than 25%, or nearly 50,000, patients are diagnosed with high risk nmCSPC and eventually progress and require lifelong androgen deprivation therapy. There is an unmet need for new treatments that delay the need for lifelong androgen deprivation therapy in prostate cancer. These men often live 15 years or more on androgen deprivation therapy and suffer with erectile dysfunction, loss of bone density and bone fractures, loss of muscle mass and physical strength, weight gain, mood swings and fatigue. There is an unmet need in this patient population to delay the need for lifelong androgen deprivation therapy in prostate cancer.
PSMA is expressed in approximately 87% of prostate cancer tumors and is present at all stages of the disease. PSMA expression significantly increases in locally advanced, lymph node metastases, and distant metastases as compared to primary tumors. Given the expression of PSMA throughout all stages of the disease there is potential that PSMA targeting radioligands could help to delay the need for ADT. Radiopharmaceutical development programs that are in late-stage development, including PNT2002, may not be suitable for the treatment of nmCSPC due to off target accumulation in kidney which creates the potential for delayed renal toxicity that could manifest given these men live for 15 years or more; therefore, there is an opportunity for next-generation PSMA radioligands with less off target accumulation to fill this gap.

Our Solution: PNT2001
PNT2001 is a next-generation PSMA radioligand drug candidate licensed from Scintomics GmbH that have a different distribution profile compared to PSMA-617 and PNT2002 and therefore have the potential to be used earlier in disease progression. PNT2001 has unique linker technology that enables increased tumor accumulation, potentially enabling lower doses of radioisotope to reduce off target toxicity while allowing for the same level of tumor kill. The intent of the PNT2001 program is to advance the lead drug candidate into clinical development in the nmCSPC space. In preclinical studies, the PNT2001 compounds have demonstrated increased tumor accumulation compared to PSMA-I&T and have greater cell internalization. We expect the selected compound will be paired with either an alpha or beta emitter and will be positioned for use in earlier-stage cancer treatment. We expect to begin IND-enabling studies for this program in 2022.
1)
Increased activity accumulation in tumor xenografts, treated with PNT2001 compounds has been demonstrated in LNCaP-tumor bearing CB-17 SCIO mice compared to PSMA-I&Tcompared to PSMA-I&T indicating the potential for greater delivery of radioisotope to the tumor with a lower overall dosage, decreasing overall toxicity of the treatment

2)
Increased cell internalization compared to PSMA-I&T

PNT2003
Background on Neuroendocrine Tumors and Somastatin Targeting
Neuroendocrine tumors, or NETs are rare, heterogenous tumors that originate in neuroendocrine cells, and frequently arise in the gastroenteropancreatic and respiratory systems. NETs are the second most common neoplasm of the diffuse endocrine system. Because of their low incidence and prevalence among the population, NETs are considered an orphan disease. However, there has been a trend towards rising incidence in recent years, especially for NETs located in the lungs, small intestine and rectum.
According to an analysis performed using SEER research data, there was a prevalence of 187,000 NETs in the United States in 2016. The American Society of Clinical Oncology estimates that 50% of the NETs originate in the GI tract and pancreas, 30% in the lung and the remainder in various sites including the adrenal glands, thyroid and pituitary among others.,

GEP-NETs are a rare type of tumor that can form in the pancreas or in other parts of the gastrointestinal tract, including the stomach, small intestine, colon, rectum and appendix. GEP-NETs, sometimes called carcinoid tumors or islet cell tumors, usually form in cells that secrete hormones and can either be benign or malignant. Non-GEP-NETs, includes neuroendocrine tumors of the lung, thyroid, adrenal, ovary, kidney, pituitary, and unknown origin. The five- and ten-year overall survival for GEP-NETs is ~22-~56% and ~7-~28% respectively, while patients with metastatic disease have significantly worse ten-year overall survival across all NET subtypes than those with local disease. The five- and ten year overall survival for lung NETs which makes up the majority of non-GEP-NETs is 33.7% and 17.3%, respectively, while for NETs of unknown origin (second largest non-GEP NET grouping) five and ten year overall survival is 38% and 22%, respectively.
NETs are characterized by overexpression of somatostatin receptors, which are protein receptors that sense molecules outside of the cell and activate cellular responses to somatostatin. Somatostatin is an important regulator of the endocrine system, and the overexpression of these receptors in NETs, particularly the SSTR2 receptor, creates a target for radioligand therapy to bind to and provide treatment.
NETs are difficult to diagnose because patients often remain asymptomatic in the early stages of the cancer, and symptoms that are exhibited are not unique to NETs. According to some reports, over 50% of NET patients have metastases at diagnosis, upon which NETs cannot be effectively treated with surgery alone and there is a need for alternative therapeutics to provide additional treatment.
NETs are characteristically insensitive to chemotherapeutic agents due to their slow proliferation. In generally small studies (n = 20-85 GEP-NET patients), combination chemotherapy using various anti-proliferative agents (e.g. fluorouracil, streptozotocin, doxorubicin, dacarbazine, interferon-alpha (IFN-α)) has yielded typical response rates of less than 40%, duration of response (“DoR”) as low as 3 – 8 months and median overall survival (OS) of 10 – 40 months.
There is a limited number of therapeutic approaches targeting somatostatin in NETs. Novartis’ Sandostatin, which generated $1.4 billion in 2020 sales, is a somatostatin analogue that controls clinical syndromes associated with NETs but does not treat the metastatic NETs themselves. Ipsen S.A.’s Somatuline, which generated €1.1 billion in 2020 sales, was approved in December 2014 for the treatment of adult with differentiated, locally advanced or metastatic GEP-NETs. Novartis’ Lutathera® is another radioligand therapy using lutetium Lu 177 dotatate that was approved in January 2018 for the treatment of somatostatin receptor positive gastreoenteropancreatic neuroendocrine tumors in adults. Lutathera® received an orphan drug designation from the FDA and is the first available FDA-approved Peptide Receptor Radionuclide Therapy. Novartis reported sales of $445 million for Lutathera® in 2020. While these therapies have brought treatment options to patients with GEP-NETs, the scope of the approved indications creates a significant need for a novel approach to treatments for non-GEP-NET patients.
The options for non-GEP-NET patients are more limited. Afinitor (everolimus) is approved for lung NETs. If a lung NET is detected early enough it will be treated first with a Somatostatin Analogue (SSA) and then a combination of SSA and Afinitor upon progression. However, Afinitor has a challenging side effect profile with 42% of NETs patients in the pivotal trial experiencing serious adverse events, including death. Following treatment with and SSA and Afinitor, there is no clear treatment paradigm for lung NETs, leaving patients and physicians choosing between clinical trials or chemotherapy. With lung NET cancers accounting for nearly 30% of all NETs, this represents a large unmet need for patients.
Our Solution: PNT2003
PNT2003, also known as lutetium-177 Octreotate (177Lu-DOTATATE), is a somatostatin-targeted radioligand therapy in development for the treatment of patients with somatostatin receptor-positive neuroendocrine tumors, both GEP-NETs and non-GEP-NETs. PNT2003 is the subject of an ongoing Phase 3 multi-center trial in Canada that is designed to evaluate its safety and efficacy across patients with NETs who have positive somatostatin receptor expression identified by gallium-68 dotatate PET.
We licensed worldwide rights to the clinical data and the intellectual property for the radiopharmaceutical compound from CanProbe, a joint venture between CPDC (Centre for Probe Development and

Commercialization) and UHN (University Health Network) in December 2020 and the ongoing Phase 3 multi-center trial in Canada is sponsored by CanProbe. We plan to meet with the FDA in the third quarter of 2021 to discuss a registration pathway for the treatment of patients with non-GEP-NETs. We expect to report full data from this trial by the end of 2021. CanProbe’s intellectual property for PNT2003 covers methods of preparing, pharmaceutical compositions and methods of treatment of various indications including neuroendocrine tumors.
Although PNT2003 uses the same molecular entity as Novartis’ Lutathera®, PNT2003 uses a different type of lutetium, called non-carrier added lutetium-177. By using no-carrier added lutetium-177, PNT2003 will not contain any metastable lutetium-177m, an impurity introduced into Lutathera’s via the production method of its lutetium, carrier-added lutetium-177. The introduction of the lutetium-177m impurity in Lutathera® is problematic for hospitals and clinics as lutetium-177m is a radionuclide with a half-life of 5+ months, which can necessitate the need for dedicated waste streams and other burdensome overhead for physicians and clinics. We believe our use of no-carrier added lutetium-177 will therefore provide a competitive advantage. PNT2003 is further differentiated from Lutathera® in the indication it is targeting (non-GEP-NETs), where there are limited treatment options and an indication that is not included in Lutathera’s current label.
We plan to leverage the clinical data to seek marketing authorization in non-GEP-NETs, a market that we expect to be comparable to the GEP-NET market currently addressed with Lutathera®. We then plan to pursue label expansion for PNT2003 to include GEP-NETs once Lutathera’s market exclusivity expires in 2025.
Clinical Development and Next Steps
PNT2003 is currently the subject of an ongoing open-label, single-arm Phase 3 study designed to evaluate the safety and efficacy of PNT2003 across patients with NETs who have positive somatostatin receptor expression identified by gallium Ga-68 dotatate PET. The Phase 3 study includes 167 patients across GEP-NETs as well as neuroendocrine tumors of other tissue origins including lung, thyroid, adrenal, ovary, kidney, pituitary, and unknown origin, collectively referred to as non-GEP-NETs. The breakdown of patients is 33 non-GEP-NET patients and 134 GEP-NET patients.
	GEP-NETs N=134	Non-GEP-NETs N=33
PFS @ 12 months*	90.9%	83.6%
mPFS	33.3 mo	24.8 mo
ORR per RECIST 1.1	19%	24%

*
Kaplan Meier estimate for primary endpoint trending to exceed pre-specified success thresholds (> 60%)

As of January 2021, the trial was fully enrolled. Encouraging interim data demonstrates progression-free survival at 12 months is trending towards 83.6% and 90.9% for non-GEP-NET and GEP-NET patients, respectively. The median progression-free survival was 24.8 months and 33.3 months for non GET-NET and GEP-NET patients, respectively. PNT2003 was found to be well-tolerated with manageable acute and delayed toxicity. The most commonly observed treatment-emergent adverse events related to PNT2003 included fatigue (25%), nausea (23%), decreased platelets (23%), alopecia (16%) and decreases in white blood cell counts (14%). Additionally, the overall response rate per RECIST 1.1 by Investigator assessment was 19% and 24% for non-GEP-NET and GEP-NETs patients, respectively.
We are encouraged by the results of our interim data and have a meeting planned with the FDA in the third quarter of 2021 to discuss next steps. We expect to report full data from this trial by the end of 2021.
PNT2004
Background on Fibroblast Activation Protein-α and Fibroblast Activation Protein-α Inhibitors
An exciting development in cancer research has been the discovery that the tumor microenvironment exhibits unique characteristics from healthy tissue. Several tumors, including breast, colon, prostate and pancreatic, develop a dense fibrous scar tissue around the tumor, and cancer-associated fibroblasts (CAFs) can contribute up to 90% of the tumor mass. The CAFs of malignant tumors express FAP-α, a type II membrane-bound glycoprotein with peptidase activity. FAP-α is unique in that it is expressed in over 90% of epithelial cancers, but generally are not present on healthy cells. Given that FAP-α is present in the majority of cancers and that FAP-α positive CAFs are involved in tumor advancement and supporting an immunosuppressive tumor microenvironment, it is believed that targeting this protein is a potential strategy to attack malignant tumors.
Initial dosimetry studies of 68Ga-FAP-α inhibitors (“FAPI”) PET/CT suggested that these tracers are suitable for diagnostic cancer solutions and radioligand therapies. It was determined that even lesions that were already unequivocally identified radiologically could be characterized in additional detail through FAPIs. A retrospective analysis reviewing the development of quinoline-based FAPIs, conducted by Kratochwil and published in the Journal of Nuclear Medicine in 2019, illustrated that the technology has promising clinical applications. The study concluded that several cancers, including lung, breast, esophagus, pancreatic, head-neck, and colorectal cancer, presented high uptake on FAPI. The overexpression of FAP-α, in cancers which have limited treatment options and low five-year survival rates present a significant market opportunity in an area of unmet need.
Our Solution: PNT2004
Most targeted radioligand therapies are designed to target a limited number of cancers by targeting a receptor that is present on tumor cells of a specific type of tissue, such as prostate, but absent in all other healthy tissues. As FAP-α is highly expressed on a wide range of solid tumors, a FAP-α specific radioligand offers the potential for a tissue agnostic opportunity that could enable the precise treatment of a variety of solid tumors independent of tissue origin. PNT2004 is a radioligand that targets FAP-α invented by Dr. William Bachovchin at Tufts University. We licensed worldwide rights to PNT2004 from Bach Biosciences LLC (“Bach Biosciences”) in April 2020.
In preclinical studies using Fox Chase SCID mice with HEK-mFAP, our lead PNT2004 compound labeled with lutetium-177 was shown to have a significant amount of the injected dose accumulate in the xenograft (~33% of the injected dose) versus healthy tissue within 4 hours of injection. After 24 hours the amounts of lutetium-177 in healthy tissue were less than 2%, with close to 15% remaining in the xenograft. lutetium-177 labeled compound remained in the xenograft for 7 days. In survival studies, with tumors of approximately 200 mm3 before dosing with the lutetium-177 labeled compounds (15 MBq, 30 MBq and 60 MBq) or controls, anti-tumor activity was found in all dosed cohorts and not in the control cohorts, with the response being dose-dependent. Prolonged survival was found in all dose cohorts versus the controls, with the high dose cohort surviving to the end of the study.
We are continuing preclinical studies assessing lead compounds with lutetium-177 and actinium-225 for therapy and Ga-68 for imaging. We have identified a variety of solid tumor indications to pursue including: non-small cell lung cancer, esophageal cancer, gastric cancer, pancreatic cancer, glioblastoma, colorectal cancer, uterine cancer, ovarian cancer, breast cancer, and head and neck cancer. We plan to initiate clinical development in 2022, and we may seek both orphan designations and/or fast-track status from the FDA for an indication with high mortality rates, significant unmet need and in some cases, smaller patient populations.

Tumor Microenvironment Targeting Prodrug Technology Platform
Unlike the rest of our pipeline, our tumor microenvironment targeting technology is not a radiopharmaceutical. It is a prodrug technology platform which can be applied to a wide variety of radioligands to refine their targeting precision. The goal of our tumor microenvironment targeting technology is to enable the creation of tumor activated radioligand therapies, which have higher therapeutic indexes then their non-tumor activated counterparts.
Background
One of the most commonly raised concerns about radiation therapy is that off-target delivery of radiation can damage otherwise healthy tissue. For example, with PSMA-targeted therapies, kidney and salivary gland uptake are of concern. These concerns are amplified when patient life expectancy is long, as the effects of radiation toxicity can take long periods of time to manifest. The risk of damaging healthy tissue may also increase as new higher energy radioisotopes like actinium-225 are used, increasing the importance of off-target damage mitigation strategies.
Our solution: Tumor Microenvironment Targeting Technology
We began investigating technologies which could be used to increase the therapeutic index of radiopharmaceuticals due to our interest in the future of radioligand therapies that will be used earlier in the treatment setting with a wider variety of radioisotopes. These investigations lead to the work of Dr. William Bachovchin of Tufts University / Bach Biosciences, which had previously invented a prodrug technology to increase the therapeutic index of chemotherapy drugs like doxorubicin. Dr. Bachovchin’s technology had been licensed to a UK-based life sciences firm named Avacta Life Sciences, who subsequently branded the technology as pre | CISION™. We have secured a sub-licensing agreement with Bach Biosciences and Avacta that provides us the right to apply the technology to radiopharmaceuticals globally.
Our tumor microenvironment targeting technology could decrease the risks associated with off-target delivery of radiopharmaceuticals by limiting their ability to bind with receptors on healthy cells. The way our tumor microenvironment targeting technology achieves this is by using the presence of fibroblast-activation proteins, which is expressed in over 90% of epithelial cancers but not expressed in healthy cells, as a switch that activates the radioligand. The following image visually explains how our tumor microenvironment targeting technology works:
Our tumor microenvironment targeting technology is first conjugated with the radioligand, which effectively blocks the radioligand from bonding with receptors. The presence of FAP-α in the tumor microenvironment then cleaves our tumor microenvironment targeting technology off the radioligand. Once our tumor microenvironment targeting technology is removed, the radioligand can once again bind to cancer cell receptors. If the radioligand does not encounter a cancer cell, our tumor microenvironment targeting technology remains conjugated to it and is eliminated from the body without accumulating in off-target tissues expressing the receptor.

Preclinical Data and Next Steps
We are currently evaluating development plans to advance our tumor microenvironment targeting technology prodrug platform, and plan to assess its application to PMSA targeting ligands. Avacta Life Sciences has recently received approval from the Medicines and Healthcare Products Regulatory Agency (MHRA) for its Clinical Trial Authorisation (CTA) in the UK for a Phase 1 study of its lead pre | CISIONTM prodrug, AVA6000 pro-doxorubicin, and we eagerly await the clinical data from their program as well as it may help us inform our own development plans.
Our Radioligand Platform: Manufacturing and Supply
Manufacturing radiopharmaceuticals is complex, as the half-life of the radioisotopes necessitates radiopharmaceuticals to be made “just in time” for patient administration. This is a significant difference from traditional pharmaceuticals, which are usually shelf stable for months, and therefore an intimidating barrier to entry facing non-radiopharmaceutical focused companies. While there are contract radiopharmaceutical manufacturers in operation, it is unlikely their production capacities would be sufficient to meet the potential market demand for our late-stage programs, if approved. Our management team’s proven accomplishments in radiopharmaceuticals (collectively, our team have either setup or operated a total of eight GMP radiopharmaceutical facilities) makes us confident that owning and operating our own manufacturing facility will give us a sustainable competitive advantage in the industry.
We are currently building an 80,000 square foot radiopharmaceutical manufacturing facility in Indianapolis, Indiana, which we expect to be operational by the end of 2021. The location of the facility, near several high-volume transport hubs, such as FedEx’s hub for radioactive shipments, will enable our facility to service North America, Europe, as well as many international destinations. The specifications of the building were designed to meet the future needs of our company, and give us a unique competitive position in the industry. These design decisions include:
1)
Scale:   When complete, the size of the facility will make it one of the largest radiopharmaceutical production facilities in the world. However, the entire facility does not need to be in use at the same time; the facility has been designed in a modular fashion which enables additional production lines to be enabled only when needed. The large scale of our facility will also enable us to implement a level of robotic automation not commonly found in the radiopharmaceutical industry, enabling us, overtime, to lower costs of production while simultaneously increase the throughput of production.

2)
Isotope agnostic:   Although our late-stage programs all use the lutetium-177 radioisotope, our facility will be designed and licensed to support a wide variety of radioisotopes, include betas, gammas and alphas such as actinium-225. For actinium-225 supply specifically, we have already executed an agreement with TerraPower, a nuclear reactor company co-founded by Bill Gates, for the supply of actinium-225 for our early-stage programs.

3)
Internal Isotope production:   In addition to manufacturing the finished radiopharmaceutical product, our facility is also being designed to support manufacturing of radioisotopes in-house, for example processing ytterbium-176 into no-carrier added lutetium-177. For lutetium-177 production specifically, we have already executed a supply agreement for ytterbium-176. The ability to produce our own no-carrier added lutetium-177 is expected to both lower the cost of goods sold of our drugs, and further increase the resilience of our supply chain. We do not intend to manufacture 100% of our own lutetium-177 though; even with internal isotope production capabilities, we have still taken additional steps to ensure uninterrupted supply of lutetium-177, by putting supply agreements in-place with multiple vendors including ITM Medical Isotopes and Isotopia.

Until our facility becomes operational, we expect to continue to rely on third parties for the manufacture of our product candidates for preclinical and clinical testing. We also rely, and expect to continue to rely, on third parties to package, label, store and distribute our investigational product candidates. We currently have an agreement with CPDC (Centre for Probe Development and Commercialization), a

radiopharmaceutical contract manufacturer located in Ontario, Canada, to supply PNT2002 for our ongoing Phase 3 clinical trial.
Our facility’s Nuclear Regulatory Commission license has been completed and is currently under NRC review, and licensing is expected in the second quarter of 2021. We plan to provide clinical supply from our facility in the fourth quarter of 2021 and expect that this facility will provide adequate production capacity to meet future commercial demands for our products, if approved.
Commercialization
We intend to retain significant development and commercial rights to our investigational products and, if marketing approval is obtained, to commercialize our investigational products on our own, or potentially with a partner, in the U.S. and other regions. We intend to build the necessary infrastructure and sales, marketing and commercial product distribution capabilities for the U.S., and potentially other regions, following further advancement of our investigational products. Clinical data, the size of the addressable patient population and the size of the commercial infrastructure and manufacturing needs and economics related to the foregoing may all influence or alter our commercialization plans.
Competition
The biotechnology and pharmaceutical industries are characterized by the rapid advancement of novel technologies, intense competition, and a strong emphasis on intellectual property. While we believe that our technology and scientific expertise and manufacturing capabilities provide us with competitive advantages, we face potential competition from a number of different sources, including large pharmaceutical companies, specialty pharmaceutical and biotechnology companies, academic institutions, government agencies and public and private research organizations.
Radiopharmaceuticals are being explored in a number of different settings, including both commercial and academic clinical trials. Results from these trials combined with recent product approvals have garnered continued interest in the space by both large pharmaceutical companies and specialized biotechnology companies, which are developing both early-stage and later-stage radiopharmaceutical candidates.
Given the nature of our product candidates, we consider our most direct competitors to be other companies focusing on beta-based radiopharmaceuticals, both in development and already approved. There are multiple companies, including Progenics Pharmaceuticals, Novartis AG, Bayer and Q BioMed Inc., with approved beta-based radiopharmaceutical products using isotopes such as Iodine-131, lutetium-177, Strontium-89 and Yttrium-90. Novartis’ Lutathera® is a prominent beta-based radiopharmaceutical that was recently approved, and other beta-based radiopharmaceuticals are in various stages of clinical development by companies including Novartis AG, Ipsen S.A., Clovis Oncology and Y-mAbs Therapeutics, Inc.
There are also several companies developing targeted alpha radiopharmaceuticals for the treatment of cancer, including Bayer AG, or Bayer, Novartis AG, or Novartis, Actinium Pharmaceuticals, Inc., RadioMedix, Inc, Orano Med, Fusion Pharmaceuticals, Inc., RayzeBio, Inc., and Telix Pharmaceuticals Limited. These companies use various alpha-emitting isotopes such as Radium-223, 225Ac and Thorium-227. Most alpha-based radiopharmaceuticals are in clinical development, with Bayer’s Xofigo® being the only approved alpha particle-based therapy. Xofigo® was approved in 2013 for the treatment of bone metastases in patients with castration-resistant prostate cancer.
For our product candidates PNT2002 and PNT2001, we are aware of several competing therapies targeting metastatic prostate cancer. Our closest competitor is Novartis’ PSMA-617, which is currently in Phase 3 trials and uses lutetium-177 for the treatment of metastatic castration-resistant prostate cancer. We are aware of the following companies with prostate cancer preclinical and development programs: Janssen, CTT, Novartis, BlueEarth, Telix and Lantheus. In addition, we expect to face indirect competition from established treatments of prostate cancer, including Jevtana® (Sanofi), Zytiga® (Johnson & Johnson), Xtandi® (Astellas Pharma and Pfizer), Erleada® (Johnson & Johnson), Lynparza® (AstraZeneca) and Xofigo® (Bayer). While we believe PNT2002 and PNT2001 have significant competitive advantages compared to established treatments for prostate cancer, we may still face competition from these more established treatments.

For our product candidate PNT2003, we are aware of several competing therapies targeting neuroendocrine tumors. Novartis’ Lutathera®, which was approved in 2018, uses lutetium-177 for the treatment of patients with somatostatin receptor-positive gastroenteropancreatic neuroendocrine cancers. We are aware of the following companies with neuroendocrine tumor, radioligand preclinical and development programs: ITM, Ipsen and Radiomedix. We also face potential competition from other treatments targeting neuroendocrine tumors such as Sandostatin® and Afinitor® (Novartis), Somatuline® (Ipsen) and Sutent® (Pfizer). While we believe PNT2003 has significant advantages compared to conventional approaches to neuroendocrine tumors, we may still face competition from these more established treatments.
For our product candidate PNT2004, competitive threats include those candidates that are in development or currently approved for whatever indications which our product may be developed. Given the preclinical stage of PNT2004, the specific indications that our product may target is still under consideration, and specific competitors will become identified as our program develops. There are other early-stage programs targeting fibroblast activation protein-α (FAP-α), including Clovis Oncology and Sofie, which may directly compete with our candidate. However, given the early development stage of these products, it is unclear whether they will be in direct competition with PNT2004.
Our tumor microenvironment targeting prodrug platform is sufficiently early stage that it is difficult to identify direct competitors. While there are some companies such as Fusion Pharmaceuticals with early-stage technologies which hope to enhance the safety of Actinium-based radiopharmaceuticals, the goals of our tumor microenvironment targeting prodrug platform extend beyond actinium-225-focused programs to increase the therapeutic of radiopharmaceuticals regardless of isotope used.
Many of the companies that we are competing against have significantly greater financial resources and expertise in research and development, manufacturing, and marketing approved products than we do. Furthermore, the merger and acquisition or other strategic transactions involving these companies may result in resources being concentrated among a small number of our competitors. If our competition develops a product that is safer or more effective than ours or brings a product to market faster than we can, we could see a negative impact on our commercial success. The key competitive factors affecting the success of our product candidates, if approved, are their efficacy, safety, convenience for doctors and patients, price, competitive branded and generic products, and reimbursement from government and other third-party payors.
Intellectual Property
Our intellectual property is critical to our business and our success depends, in large part, on our ability to maintain and develop a robust intellectual property portfolio for our technology and product candidates, as well as on our ability to defend and enforce our intellectual property rights. We generally seek to protect our product candidates and technology by seeking patent protection that would enhance clinical development and commercial success. We intend to continue relying upon patent protection, exclusivity pursuant to the Hatch-Waxman Act, trade secrets, know-how, continuing technological innovations and licensing opportunities.
As of December 31, 2020, our patent portfolio included nine pending U.S. patent applications and 15 pending non-US patent applications. Our portfolio includes both in-licensed and internally developed intellectual property to protect our programs. Estimated expiry dates for our patent portfolio range from 2038 to 2041, which do not include potential patent term adjustment or eligible patent term extension in various jurisdictions.
PNT2002
We have three provisional patent applications pending and a Track 1 application undergoing review in the United States. The pending patent applications cover the synthesis of PNT2002 to provide high purity and extended shelf life. The patent applications disclose pharmaceutical compositions, methods of treatment and the process for production and formulation of PNT2002 to achieve such high purities and stability for up to five days. The patents from this family are expected to expire in July 2041, excluding any available patent term extensions, if applicable.

PNT2003
We obtained an exclusive license from CanProbe, CPDC and UHN, with two patent provisional applications pending in the United States. The pending applications cover the radiopharmaceutical PNT2003 compound, methods of preparing the compound, pharmaceutical compositions and methods of treatment of various indications including neuroendocrine tumors using PNT2003. The patents from this family are expected to expire in August 2041, excluding any available patent term extensions, if applicable.
PNT2001
We obtained an exclusive license from Scintomics GmbH, with sixteen patent applications pending in various jurisdictions including the United States, Europe, South America, Australia and Chile. The patents cover new amide-based compounds which bind or inhibit PSMA and carry at least one moiety which is amenable to radiolabeling. Compounds are disclosed for use in pharmaceutical or diagnostic compositions for diagnosing and/or treating cancer. The compounds may also be used for imaging and performing endoradiotherapy in diseases involving PSMA. The patents in this family will expire in December 2038, excluding any available patent term extensions, where applicable.
PNT2004
We obtained an exclusive sublicense from Bach Biosciences, with a provisional patent application pending in the United States. The pending application discloses small-molecule radiopharmaceutical and imaging agents based on a FAP-specific inhibitor. The pending patent application covers composition of matter, pharmaceutical compositions, methods for diagnosing, imaging or reducing tissue overexpressing FAP-α in an animal. The patents from this family are expected to expire in March 2041, excluding any available patent term extensions, if applicable.
Tumor Microenvironment Targeting Technology Platform
We obtained an exclusive sublicense from Bach Biosciences, LLC, with a provisional patent application pending in the United States. The pending application covers FAP-activated radiotheranostics that enable the selective delivery of radiodiagnostics and radiotherapeutics selectively to the tumor microenvironment. This includes radiotherapeutics designed to target other molecules or receptors in the tumor microenvironment, such as PSMA. The pending patent application also discloses FAP-activated theranostic prodrugs, compositions comprising them, and a method of treating a disorder characterized by fibroblast activation protein (FAP) upregulation. The patents from this family are expected to expire in December 2041, excluding any available patent term extensions, if applicable.
License Agreements
License Agreement with Canadian Molecular Probe Consortium (“CanProbe”) for PNT2003
In December 2020 we entered into a license agreement with CanProbe (“CanProbe Agreement”). Under the CanProbe Agreement, we were granted an exclusive, sublicensable, worldwide license under CanProbe’s patent rights to use, develop, manufacture and commercialize any products arising from the patent.
Under the CanProbe Agreement, we paid an upfront fee of approximately $393,000 ($500,000 CAD) for the execution of the agreement and a further payment of approximately $196,000 ($250,000 CAD), which will be credited against the first milestone payment. We are obligated to pay milestone payments to CanProbe upon the achievement of receiving development, regulatory and market approval for specified territories. We are also obligated to pay a royalty related to the annual net sales. We are responsible for all costs and expenses incurred related to the development, manufacture, regulatory approval and commercialization of all licensed products.
We have the right to terminate the CanProbe Agreement, subject to a prior notice of 90 days. CanProbe may also terminate the agreement for specified territories under certain conditions. If we or CanProbe fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement.

License Agreement with Scintomics GmbH for PNT2001
In November 2019, we entered into a license agreement with Scintomics GmbH (“SCI Agreement”). Under the SCI Agreement, we were granted an exclusive sublicensable license and worldwide rights outside of Asia and the Middle East to the development, production and sale of any product that may arise from the licensed technology.
Under the SCI Agreement, we are obligated to pay milestone payments upon the achievement of specified development and regulatory milestones as well as royalty payments related to the annual net sales.
We have the right to terminate the SCI Agreement, subject to five months prior notice. If we or Scintomics fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement.
License Agreement with BACH for PNT2004
In April 2020, we entered into a sublicense and collaboration agreement with Bach Biosciences Ltd. (“Bach”) to develop and commercialize radiopharmaceuticals (“BACH Agreement”). Under the BACH Agreement, we were granted an exclusive, sublicensable, worldwide license under BACH’s patent rights to use, develop, manufacture and commercialize any products arising from the licensed technology. We have the right to grant sublicenses of our rights. Under the BACH Agreement, we are responsible for the costs of all preclinical and clinical development activities during the preclinical and clinical development phase of the collaboration. We have an option of exercising the commercialization option, which allows it to commercialize any products arising from the research. For the exclusive commercialization option, we paid an upfront fee of $600,000 which gets credited against the option exercise fee. If the option is exercised, we are obligated to make milestone payments to BACH upon the achievement of specified development and regulatory milestones and the achievement of specified sales milestones. We are also obligated to pay a royalty related to the annual net sales by us and any of our affiliates and sub-licensees based on our global sales We are responsible for all costs and expenses incurred related to the development, manufacture, regulatory approval and commercialization of all licensed products.
We have the right to terminate the BACH Agreement, subject to a prior written notice of 90 days to BACH. If we or BACH fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement. The BACH Agreement expires upon the cessation of commercialization of the last licensed product by us.
Concurrently in April 2020, we entered into a research agreement with BACH for a period of 5 years where BACH is contracted to perform research on our behalf, with respect to the BACH Agreement. Under the research agreement we will make payments to BACH in accordance with an agreed upon payment schedule, upon which any sums payable will be credited against the option exercise fee under the sublicense agreement.
Second License Agreement with BACH for Tumor Microenvironment Targeting Technology
In December 2020, we entered into a sublicense and collaboration agreement with Bach to develop and commercialize a synthetic compounds that leverage a proprietary technology platform (“Second BACH Agreement”). Under the Second Bach Agreement, the Company was granted an exclusive, sublicensable, worldwide license under Bach’s patent rights to use, develop, manufacture and commercialize any products arising from the patent related to the synthetic compounds. We are responsible for the costs of all preclinical and clinical development activities during the preclinical and clinical development phase of the collaboration.
For the exclusive commercialization option, we paid an upfront fee of $200,000 in January 2021. We are further obligated to make milestone payments to BACH upon the achievement of specified development and regulatory milestones and the achievement of specified sales milestones. We are also obligated to pay a royalty related to the annual net sales by us and any of our affiliates and sublicensees based on our global sales. For subsequent products, the Company is further obligated to make a milestone payment to BACH of for major market regulatory approval and the achievement of specified sales milestones. The Company is also obligated to pay a royalty, which is reduced by the royalty payments made to AVACTA (defined below), related to the annual net sales.

We have the right to terminate the Second BACH Agreement subject to a prior written notice of 90 days to BACH. If we or BACH fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement. The Second BACH Agreement expires upon the cessation of commercialization of the last licensed product by us.
On January 22, 2021, we entered into a research agreement with BACH for a period of 3 years where BACH is contracted to perform research on our behalf, with respect to the Second BACH Agreement.
License agreement with Avacta Lifesciences Limited (“AVACTA”) for Tumor Microenvironment Targeting Technology
In December 2020, we entered into an agreement with AVACTA (“AVACTA Agreement”). Under the AVACTA Agreement, we became a sublicensee of AVACTA’s license for using the intellectual property of developing and marketing radiopharmaceutical agents. Under this agreement, we obtained an exclusive use of AVACTA’s patent rights to use, develop, manufacture and commercialize any FAP-activated PSMA targeted radiopharmaceutical and a non-exclusive use of AVACTA’s patent rights for other FAP-activated radiopharmaceuticals arising from the licensed technology.
We will pay during 2021 an upfront payment of $1.0 million for the initial license fee, with payments due upon preclinical milestones. We are further obligated to make milestone payments to AVACTA upon the achievement of specified development milestones for our first product and for any license products upon reaching the specified development milestone. In addition, we are obligated to pay a milestone payment for each product for the regulatory milestone of being approved in specified territories. We are also obligated to pay a royalty related to the annual net sales by us, our affiliates or our sublicensees for each licensed product or license process and on a specified product arising out of the patents. We are responsible for all costs and expenses incurred related to the development, manufacture, regulatory approval and commercialization of all licensed products.
We have the right to terminate the AVACTA Agreement, subject to a prior notice of 90 days to AVACTA. If we or AVACTA fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement. The AVACTA Agreement will expire on a Licensed Product-by-Licensed Product or Licensed Process-by-Licensed Process and country-by-country basis, upon the expiration of the Royalty Term in such country.
Government Regulation
Government authorities in the United States at the federal, state and local level extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of drug products, such as those POINT is developing and any other product candidates we may develop. POINT, along with third-party contractors, are required to comply with the various preclinical, clinical, and commercial approval requirements of the governing regulatory agencies of the countries in which POINT wishes to conduct studies or seek approval or licensure of PNT2001, PNT2002, PNT2003, PNT2004, our tumor microenvironment targeting technology or any future drug candidate. Generally, before a new drug can be marketed, considerable data demonstrating its quality, safety and effectiveness must be obtained, organized into a format specific for each regulatory authority, submitted for review and approved by the regulatory authority.
FDA Drug Development and Approval Process
In the United States, the Food and Drug Administration (the “FDA”) regulates drugs under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations. Drugs also are subject to other federal, state and local statutes and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state and local statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with applicable United States requirements at any time during the product development process, approval process or post-market may subject an applicant to administrative or judicial sanctions. These sanctions could include, among other actions, the FDA’s refusal to approve pending applications, withdrawal of an approval, a clinical hold, untitled or warning letters, product recalls or market withdrawals, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement and civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.
Our product candidates and any future drug product candidates we may develop must be approved by the FDA through a new drug application (“NDA”), the vehicle through which drug sponsors formally propose that the FDA approve a new drug for sale and marketing in the United States. There are other preliminary steps that must be conducted prior to the submission of an NDA. The FDA review and approval process for drugs generally involves the following:
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completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with good laboratory practices (“GLP”) requirements;

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submission to the FDA of an investigational new drug (“IND”) application, which must become effective before human clinical trials may begin and must be updated annually or when significant changes are made;

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approval by an Institutional Review Board (“IRB”) or independent ethics committee at each clinical trial site before each trial may be initiated;

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performance of adequate and well-controlled human clinical trials in accordance with applicable IND regulations, good clinical practice (“GCP”) requirements and other clinical trial-related regulations to establish the safety and effectiveness of the investigational drug for each proposed indication;

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preparation and submission of the NDA to the FDA after completion of all pivotal clinical trials that includes substantial evidence of safety and effectiveness from results of nonclinical and clinical trials, and satisfactory completion of an FDA Advisory Committee review, if applicable;

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a determination by the FDA within 60 days of its receipt of the NDA to accept the filing for review;

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satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities where the drug will be produced to assess compliance with current good manufacturing practices (“cGMP”) requirements;

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potential FDA audit of the clinical trial sites that generated the data in support of the NDA; and

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FDA review and approval of the NDA, including consideration of the views of any FDA Advisory Committee, prior to any commercial marketing or sale of the drug for the intended indications in the United States.

The preclinical and clinical testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our product candidates will be granted on a timely basis, or at all.
Preclinical Studies, Development and IND Submission
Preclinical studies include laboratory evaluation of product chemistry and formulation, as well as in vitro and animal studies to assess the potential for adverse events and in some cases to establish a rationale for therapeutic use. The conduct of preclinical studies is subject to federal regulations and requirements, including GLP regulations for safety/toxicology studies.
An IND sponsor must submit the results of its preclinical studies, together with manufacturing information, analytical data, any available clinical data or literature and plans for clinical trials, among other things, to the FDA as part of the IND. An IND is a request for authorization from the FDA to administer an investigational product to humans, and must become effective before human clinical trials may begin. Some long-term preclinical testing may continue after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time, the FDA raises concerns or questions related to one or more proposed clinical trials and places the trial on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence.

Clinical Trials
Clinical trials involve the administration of the investigational drug to human subjects under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control, in accordance with GCP and regulations governing the protection of human research subjects, including the requirement that all research subjects provide voluntary informed consent for their participation in any clinical trial.
Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria and the parameters to be used to monitor subject safety and assess efficacy. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Further, each clinical trial must be reviewed and approved by an IRB for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative, and must monitor the clinical trial until completed. The IRB is responsible for ensuring that human subject’s rights and privacy are maintained. Regulatory authorities, the IRB, or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable risk or that the trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board (“DSMB”), which provides authorization for whether or not a study may move forward at designated check points based on access to certain data from the study. The DSMB may halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trial results to public registries.
A sponsor who wishes to conduct a clinical trial outside of the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. If a foreign clinical trial is not conducted under an IND, the sponsor may submit data from the clinical trial to the FDA in support of an IND. The FDA will accept a well-designed and well-conducted foreign clinical trial not conducted under an IND if the study was conducted in accordance with GCP requirements, and the FDA is able to validate the data through an onsite inspection if deemed necessary.
Clinical trials generally are conducted in three sequential phases, known as Phase 1, Phase 2 and Phase 3, and may overlap or be combined.
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Phase 1 clinical trials generally involve a small number of healthy volunteers or disease-affected patients who are initially exposed to a single dose and then multiple doses of the product candidate. The primary purpose of these clinical trials is to assess the metabolism, pharmacologic action, side effect tolerability and safety of the product candidate.

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Phase 2 clinical trials involve studies in disease-affected patients to determine the dose required to produce the desired benefits. At the same time, safety and further pharmacokinetic and pharmacodynamic information is collected, possible adverse effects and safety risks are identified and a preliminary evaluation of efficacy is conducted. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger, confirmatory Phase 3 clinical trials.

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Phase 3 clinical trials generally involve a large number of patients at multiple sites and are designed to provide the statistically significant data necessary to demonstrate the effectiveness of the product for its intended use, its safety in use and to establish the overall benefit/risk relationship of the product and provide an adequate basis for product labeling.

Post-approval trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In some cases, the FDA may require Phase 4 clinical trials as a condition for approval of the NDA.
Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA and written IND safety reports must be submitted to the FDA and the investigators for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human subjects and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure.
Phase 1, Phase 2 and Phase 3 clinical trials may not be completed successfully within any specified period, if at all. The FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients.
Concurrent with clinical trials, companies usually complete additional animal studies and must develop additional information about the chemistry and physical characteristics of the drug as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product and, among other things, companies must develop methods for testing the identity, strength, quality and purity of the final product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidates do not undergo unacceptable deterioration over their shelf life.
NDA Submission, Review and Approval Process
Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of nonclinical studies and clinical trials are submitted to the FDA as part of the NDA requesting approval to market the product for one or more indications. The NDA must include all relevant data available from pertinent preclinical and clinical studies, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing and controls, and proposed labeling, among other things. The submission of an NDA requires payment of a substantial application user fee to the FDA (unless a waiver or exemption applies).
Once an NDA has been submitted, the FDA’s goal is to review standard applications within ten months after it accepts the application for filing (a 60-day process), or, if the application qualifies for priority review, six months after the FDA accepts the application for filing. In both standard and priority reviews, the review process can be significantly extended by FDA requests for additional information or clarification.
The FDA reviews an NDA to determine, among other things, whether a drug is safe and effective and that the facility in which it is manufactured, processed, packed, or held meets standards designed to assure the product’s continued safety and effectiveness. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCPs. If the FDA determines that the application, manufacturing processes, or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the NDA does not satisfy the regulatory criteria for approval.
After the FDA evaluates the NDA and conducts inspections of manufacturing facilities where the investigational product and/or its drug substance will be produced, the FDA may issue an approval letter or a complete response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A complete response letter will describe all of the deficiencies that the FDA has identified in the NDA, except that, where the FDA determines that the data supporting the application are inadequate to support approval, the FDA may issue the complete response letter without first conducting required inspections, testing submitted product lots, and/or reviewing proposed labeling. In issuing the complete response letter, the FDA may recommend actions that the applicant might undertake to resolve any findings and place the NDA in condition for approval, including requests for additional information or clarification. The FDA may delay or refuse approval of an NDA if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or effectiveness of a product.

If regulatory approval of a product is granted, such approval will be granted for particular indications and may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the NDA with a Risk Evaluation and Mitigation Strategy (“REMS”), to ensure the benefits of the product outweigh its risks. REMS is a safety strategy to manage a known or potential serious risk associated with a product and to enable patients to have continued access to such medicines by managing their safe use, and could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace. The FDA may require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization, and may limit further marketing of the product based on the results of these post-marketing studies.
Expedited Development and Review Programs
The FDA offers a number of expedited development and review programs for qualifying product candidates. The fast track program is intended to expedite or facilitate the process for reviewing new drugs that meet certain criteria. Specifically, new drugs are eligible for fast track designation if they are intended to treat a serious or life-threatening condition and preclinical or clinical data demonstrate the potential to address unmet medical needs for the condition. Fast track designation applies to both the product and the specific indication for which it is being studied. For products containing new molecular entities, priority review designation means the FDA’s goal is to take action on the marketing application within six months of the 60-day filing date (compared with ten months under standard review). The FDA may also review sections of the NDA for a fast track product on a rolling basis before the complete application is submitted, if the sponsor and FDA agree on a schedule for the submission of the application sections, and the sponsor pays any required user fees upon submission of the first section of the NDA. The review clock does not begin until the final section of the NDA is submitted.
Additionally, a drug may be eligible for designation as a “breakthrough therapy” if the product is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over currently approved therapies on one or more clinically significant endpoints. The benefits of breakthrough therapy designation include the same benefits as fast track designation, as well as more intensive FDA interaction and guidance beginning as early as Phase 1 and an organizational commitment to expedite the development and review of the product, including involvement of senior managers.
Additionally, products studied for their safety and effectiveness in treating serious or life-threatening diseases or conditions may receive accelerated approval upon a determination that the product has an effect on a surrogate endPOINT that is reasonably likely to predict clinical benefit, or on a clinical endPOINT that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of accelerated approval, the FDA will generally require the sponsor to perform adequate and well-controlled post-marketing clinical studies to verify and describe the anticipated effect on irreversible morbidity or mortality or other clinical benefit. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product.
Fast track designation, priority review, and breakthrough therapy designation do not change the standards for approval but may expedite the development or approval process. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.
Orphan Drug Designation
Under the Orphan Drug Act, the FDA may grant orphan designation to a drug intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making the product available in the United States for this type of disease or condition will be recovered from sales of the product.
Orphan designation must be requested before submitting a NDA. After the FDA grants orphan designation, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. The orphan drug designation in and of itself does not convey any advantage in, or automatically shorten the duration of, the regulatory review or approval process. However, a drug granted orphan status allows the sponsor to receive tax credits and a user fee waiver.
If a product that has orphan designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan exclusivity, which means that the FDA may not approve any other applications, including a full NDA, to market the same product for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity. Orphan exclusivity does not prevent FDA from approving a different drug for the same disease or condition, or the same drug for a different disease or condition. A designated orphan product may not receive orphan exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. In addition, exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.
Pediatric Information
Under the Pediatric Research Equity Act, or PREA, a NDA or supplement to a NDA must contain data to assess the safety and efficacy of the biologic for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may grant deferrals for submission of pediatric data or full or partial waivers. The Food and Drug Administration Safety and Innovation Act amended the FDCA to require that a sponsor who is planning to submit a marketing application for a drug that includes a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration submit an initial Pediatric Study Plan, or PSP, within 60 days of an end-of-Phase 2 meeting or, if there is no such meeting, as early as practicable before the initiation of the Phase 3 or Phase 2/3 study. The initial PSP must include an outline of the pediatric study or studies that the sponsor plans to conduct, including study objectives and design, age groups, relevant endpoints and statistical approach, or a justification for not including such detailed information, and any request for a deferral of pediatric assessments or a full or partial waiver of the requirement to provide data from pediatric studies along with supporting information. The FDA and the sponsor must reach an agreement on the PSP. A sponsor can submit amendments to an agreed-upon initial PSP at any time if changes to the pediatric plan need to be considered based on data collected from preclinical studies, early phase clinical trials as well as other clinical development programs.
Post-Approval Requirements
Following approval of a new product, the manufacturer and the approved product are subject to continuing regulation by the FDA, including, among other things, monitoring and record-keeping activities, reporting of adverse experiences, product sampling and distribution, complying with promotion and advertising requirements, which include restrictions on promoting products for unapproved uses or patient populations (known as “off-label use”) and limitations on industry-sponsored scientific and educational activities. Although physicians may prescribe legally available products for off-label uses, manufacturers may not market or promote such uses. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use. Further, most modifications to the drug, including changes in indications, labeling or manufacturing processes or facilities, are subject to FDA review and approval. There also are continuing user fee requirements, under which FDA assesses an annual program fee for each product identified in an approved NDA.
The FDA may also place other conditions on approvals including the requirement for REMS to assure the safe use of the product. If the FDA concludes REMS is needed, the sponsor of the NDA must submit a proposed REMS. The FDA will not approve the NDA without an approved REMS, if required. REMS could include medication guides, physician communication plans or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription or dispensing of products. Product approvals may be withdrawn for non-compliance with regulatory standards or if problems occur following initial marketing.
FDA regulations require that products be manufactured in specific facilities and in accordance with cGMP regulations. Until our manufacturing facility in Indianapolis, Indiana is operational, we will rely on third parties for the production of clinical of our products in accordance with cGMP regulations. These manufacturers must comply with cGMP regulations that require, among other things, quality control and quality assurance, the maintenance of records and documentation and the obligation to investigate and correct any deviations from cGMP. Manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP requirements and other laws. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain cGMP compliance. The discovery of violations, including failure to conform to cGMP regulations, could result in enforcement actions, and the discovery of post-approval problems with a product may result in restrictions on a product, manufacturer or holder of an approved NDA, including recall. We intend on producing clinical supply of our products candidate and products, if approved, in accordance with cGMP regulations from our facility in Indianapolis, Indiana. As a manufacturer we must comply with cGMP regulations that require, among other things, quality control and quality assurance, the maintenance of records and documentation and the obligation to investigate and correct any deviations from cGMP. Manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies, and we will be subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP requirements and other laws. Accordingly, we must continue to expend time, money and effort in the area of production and quality control to maintain cGMP compliance. The discovery of violations, including failure to conform to cGMP regulations, could result in enforcement actions, and the discovery of post-approval problems with a product may result in restrictions on a product, manufacturer or holder of an approved NDA, including recall.
The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical studies to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:
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restrictions on the marketing or manufacturing of a product, mandated modification of promotional materials or the issuance of corrective information, issuance by FDA or other regulatory authorities of safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product, or complete withdrawal of the product from the market or product recalls;

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fines, warning or untitled letters or holds on post-approval clinical studies;

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refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of existing product approvals;

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product seizure or detention, or refusal of the FDA to permit the import or export of products; or

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injunctions or the imposition of civil or criminal penalties.

U.S. Healthcare Laws and Regulation
The pharmaceutical industry is subject to extensive and complex federal and state laws and regulations, including those related to healthcare fraud and abuse, privacy and security of health information and other personal data, transparency of financial relationships, registration of manufacturers and distributors, and marketing. These laws and regulations are broadly applicable, may vary across jurisdictions, and are administered by several different government agencies, including the FDA, the U.S. Department of Health and Human Services (“HHS”), the Centers for Medicare & Medicaid Services (“CMS”), and the U.S. Department of Justice (“DOJ”). Further, these laws and regulations are subject to change, enforcement practices may evolve, and it is difficult to predict the impact of new laws and regulations. Noncompliance with applicable laws and regulations may result in the imposition of civil and criminal penalties that could adversely affect our operations and financial condition.
Fraud and Abuse
The federal Anti-Kickback Statute prohibits providers and others from directly or indirectly soliciting, receiving, offering or paying any remuneration with the intent of generating referrals or orders for items or services covered by a federal healthcare program. Courts have interpreted this statute broadly and have held that there is a violation of the Anti-kickback Statute if just one purpose of the remuneration is to generate referrals, even if there are other lawful purposes. Furthermore, knowledge of the law or the intent to violate the law is not required. Violations of the Anti-kickback Statute may be punished by criminal fines, imprisonment, substantial civil monetary penalties, damages of up to three times the total amount of the remuneration and/or exclusion from participation in federal health care programs, including Medicare and Medicaid. In addition, submission of a claim for services or items generated in violation of the Anti-kickback Statute may be subject to additional penalties under the federal False Claims Act (“FCA”) as a false or fraudulent claim.
Federal civil and criminal false claims laws, including the civil FCA, govern the submission of claims for reimbursement and prohibit individuals and entities from making false claims or statements. The FCA may be enforced by the federal government directly or by a private individual, acting as a “whistleblower,” on behalf of the federal government. There are many potential bases for liability under the FCA, including knowingly, which is defined broadly, submitting a false claim for reimbursement to the federal government or submitting claims for services or items generated in violation of the Anti-Kickback Statute. Parties can be held liable under the FCA even when they do not directly submit claims to government payors if they are deemed to cause the submission of false or fraudulent claims. If a defendant is determined to have violated the FCA, they may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties for each separate false claim and potential exclusion from participation in federal healthcare programs. Additionally, individuals or entities may be subject to criminal penalties under the criminal FCA.
Criminal and civil penalties may be imposed under other statutes that prohibit various forms of fraud and abuse. For example, the federal Civil Monetary Penalties Law (“CMP Law”), which requires a lower burden of proof than some other fraud and abuse laws, provides for penalties for a variety of healthcare fraud violations. These include, but are not limited to, the offering or transfer of remuneration to a federal healthcare program beneficiary knowing that such action is likely to influence the beneficiary’s selection of a particular provider of items or services payable by federal healthcare programs, unless an exception applies. The CMP Law authorizes the HHS Office of Inspector General (“OIG”) to seek civil monetary penalties and exclusion from federal healthcare programs.
In addition, many states have similar fraud and abuse laws, such as state anti-kickback and false claims laws, which may impose additional liability for the types of acts prohibited by federal law. Some state laws apply to healthcare items or services that are reimbursed by non-governmental third-party payors, including private insurers.
Privacy and Security
Privacy and security regulations issued pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), restrict the use and disclosure of individually identifiable health information (“protected health information”), provide for individual privacy-related rights, require safeguards for protected health information and require notification of breaches of unsecure protected health information. Entities subject to HIPAA include health plans, healthcare clearinghouses, and most healthcare providers. Entities that handle protected health information on behalf of covered entities (known as business associates)

are required to comply with certain provisions of the security and privacy regulations. Violations of HIPAA may result in substantial civil and/or criminal fines and penalties. HHS enforces the regulations and performs compliance audits. In addition, state attorneys general are authorized to bring civil actions seeking either injunction or damages in response to violations that threaten the privacy of state residents.
There are several other laws and legislative and regulatory initiatives at the federal and state levels addressing privacy and security of personal information. These laws vary, and noncompliance may result in penalties or other disincentives. For example, the California Consumer Privacy Act of 2018 (the “CCPA”) affords consumers expanded privacy protections effective January 1, 2020. The California Privacy Rights Act takes effect January 1, 2022, and significantly modifies the CCPA. These laws give California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. In addition to civil penalties for violations, the laws provide for a private right of action for data breaches. Although information collected, used or disclosed in research, including clinical trials, and information governed by HIPAA are currently exempt from the CCPA, our other personal information collection practices may be subject to the CCPA. Foreign laws, including for example the European Union’s General Data Protection Regulation (“GDPR”), also govern the privacy and security of health information in some circumstances, and may differ significantly from HIPAA.
The costs associated with developing and maintaining systems to comply with data privacy and security laws, defending against privacy and security related claims or enforcement actions and paying any assessed fines can be substantial.
Sunshine Laws
The federal government and certain state governments have enacted laws, sometimes referred to as “sunshine laws” that aim to increase transparency in financial relationships between manufacturers of drugs, devices, biologicals, or medical supplies and healthcare professionals and teaching hospitals. These laws generally require manufacturers to disclose payments and other transfers of value provided to healthcare physicians (defined to include doctors, dentists, optometrists, podiatrists, and chiropractors) and teaching hospitals and to disclose ownership and investment interests held by healthcare professionals and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners. Under the federal Physician Payments Sunshine Act, CMS collects data submitted by manufacturers of drugs, devices, biologics and medical supplies covered by federal healthcare programs and publishes the data on its public Open Payments website. In addition, some states have sunshine laws that are broader than the federal law by requiring the reporting of a larger set of payments or activities and including additional types of healthcare professionals or entities. Failure to comply with sunshine laws may result in sanctions, including civil monetary penalties.
Pharmaceutical Industry Compliance
Manufacturers and distributors of drug products are subject to state laws requiring registration with the state, which may extend to manufacturers and distributors that ship products into a state even if they do not have a place of business within the state. The federal government and some state governments also require manufacturers and distributors to maintain records regarding the history of products in the chain of distribution. Federal law requires manufacturers to provide product tracing information to subsequent supply chain partners. The federal Drug Supply Chain Security Act (“DSCSA”) governs the system of tracing certain prescription drugs as they are distributed in the U.S., with the goal of protecting consumers from drugs that may be counterfeit, contaminated, stolen, or adulterated. This law requires manufacturers to, prior to or at the time of each transfer of ownership of a drug, provide the next owner with transaction history and other information. In the event of a recall or an inquiry regarding a potentially illegitimate product, manufacturers must be able to provide information regarding the transaction history and other information about the products. Violations of the DSCSA may result in fines or imprisonment. Many states have similar laws and enforce recordkeeping and licensure requirements.
Some state laws require pharmaceutical companies to comply with the HHS OIG Compliance Program Guidance for Pharmaceutical Manufacturers, which is guidance designed to help companies prevent fraud and abuse within federal healthcare programs, and other relevant government-issued compliance guidance. Several states require pharmaceutical and biotechnology companies to publicly disclose sales information, marketing expenditures, drug pricing, clinical trials and other activities. Several states require pharmaceutical and biotechnology companies to establish marketing compliance programs, require registration of sales representatives, prohibit manufacturers from acquiring certain physician prescribing data for use in sales and marketing activities and prohibit certain other sales and marketing practices. In addition, various federal and state consumer protection and unfair competition laws may also apply. Violation of laws governing the pharmaceutical industry may result in penalties such as criminal fines, imprisonment, civil fines, exclusion from participation in federal healthcare programs and additional reporting obligations and oversight.
Federal price reporting laws require many pharmaceutical manufacturers to calculate and report certain pricing metrics, such as average sales price (“ASP”) and best price, which may be used in the calculation of reimbursement and discounts on approved products. Penalties may apply if these metrics are not submitted timely and accurately.
Reimbursement and Pricing
Payment for healthcare items and services in the U.S. comes primarily from third-party payors, including government healthcare programs, such as Medicare and Medicaid, and commercial payors. Coverage and reimbursement for pharmaceutical products can differ significantly between payors.
Sales of pharmaceutical products are materially affected by the extent to which third-party payors provide coverage and establish adequate reimbursement levels for the product. A decision by a third-party payor to not cover a product may impact utilization. At the same time, one payor’s determination to provide coverage for a product does not mean that other payors will also provide coverage for the product. Securing coverage and reimbursement for a product (often two separate processes) may involve conducting expensive pharmacoeconomic studies to demonstrate medical necessity and cost-effectiveness of a product, in addition to the studies required to obtain FDA or comparable regulatory approvals. Drugs administered under the supervision of a physician often have high price points, which may make obtaining adequate reimbursement from payors particularly difficult.
The containment of healthcare costs has become a priority of both commercial payors and government healthcare programs. Third-party payors are increasingly challenging prices, examining medical necessity and reviewing cost-effectiveness of medical products and services as they seek to control costs. For example, payors may limit coverage to specific products on an approved list, known as a formulary, which might not include all of the approved products for a particular indication, or they may require substitution of generic products. Adoption of, or enhancement of existing, price controls and other cost-containment measures may limit revenue. Drug prices may also be reduced by discounts or rebates required by payors and future relaxation of laws that presently restrict imports of drugs from other countries.
The marketability of any drug candidate for which we receive regulatory approval for commercial sale may be negatively impacted if commercial payors and government healthcare programs do not provide adequate coverage and reimbursement. There is no guarantee that coverage or adequate reimbursement will be available for any of our products, even if the product is FDA-approved. If adequate coverage and reimbursement is not available, we may not be able to realize an appropriate return on our investment in product development.
Government Reimbursement
We expect that reimbursement from Medicare and Medicaid will eventually be a significant part of our revenues. The Medicare and Medicaid programs are highly regulated and subject to frequent and substantial changes resulting from legislation, regulations and administrative and judicial interpretations of existing law. Drug manufacturers must offer discounted pricing or rebates on purchases of pharmaceutical products under various government healthcare programs and may also be required to report specific prices to government agencies under these programs.
Medicare is a federal health insurance program for persons age 65 and over, some disabled persons, and persons with end-stage renal disease. Medicare Part B generally covers medically necessary outpatient care, including physician services and a limited number of outpatient prescription drugs under limited conditions. Medicare Part B typically covers drugs that are not self-administered by a patient, including injectable and infused drugs and oral cancer drugs. Drugs that are not covered under Medicare Part B may be covered under Part D, an optional prescription drug benefit for Medicare beneficiaries that is administered by private companies.
Medicaid is a medical assistance program for eligible needy persons that is funded jointly by federal and state governments. Medicaid programs are operated by state agencies under plans approved by the federal government. Reimbursement methodologies, eligibility requirements and covered services vary from state to state. Although pharmacy coverage is an optional benefit under federal law, all states currently provide coverage for outpatient prescription drugs. Pharmaceutical manufacturers participating in Medicaid are required to participate in the 340B Drug Pricing Program, which requires them to sell outpatient drugs at discounted prices to certain safety net providers that serve vulnerable or underserved populations. Manufacturers participating in Medicaid are also required to participate in the Medicaid Drug Rebate Program (“MDRP”), a program intended to help offset the federal and state costs of outpatient prescription drugs. Under this program, manufacturers agree to rebate a specified portion of the Medicaid payment for the drug to the states, and states share the rebates with the federal government based on their federal medical assistance percentage (“FMAP”), which is the share of Medicaid spending in each state paid for by the federal government. When a manufacturer enters into an MDRP rebate agreement with HHS, Medicaid agrees to cover nearly all FDA-approved drugs from that manufacturer, effectively creating an open formulary. An MDRP rebate agreement is also required in order for payment to be made available under Medicare Part B for a manufacturer’s covered outpatient drugs.
Drug Pricing Policies and Reforms
In recent years, the U.S. Congress and certain state legislatures have considered and passed a large number of laws intended to result in significant changes to the healthcare industry, including proposals targeted at reducing the price of pharmaceutical products and limiting coverage and reimbursement for drugs and other medical products. For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the Affordable Care Act), affects how health care services are covered, delivered and reimbursed through expanded health insurance coverage, reduced growth in Medicare program spending, and the establishment and expansion of value-based purchasing programs. The law also imposes price transparency requirements and establishes the Patient-Centered Outcomes Research Institute, which focuses on comparative clinical effectiveness research. In addition, the Affordable Care Act contains several provisions relevant to pharmaceutical manufacturers and that may impact to our potential product candidates, including expansion of the 340B program, expansion of manufacturers’ rebate liability under the MDRP, and measures intended to reduce Medicare Part D enrollees’ out-of-pocket liability.
Although the Affordable Care Act remains subject to legislative and regulatory changes and court challenges, President Biden has indicated that his administration intends to protect and strengthen the Affordable Care Act and Medicaid programs. Further, the presidential administration and members of Congress have proposed measures that would expand government-sponsored coverage, such as single-payor proposals (commonly referred to as “Medicare for All”) and changes to Medicare age requirements. These proposals could lead to increased coverage levels and utilization of services. However, the impact and timing of additional reform initiatives is unclear.
In recent years, there has been heightened governmental scrutiny over the manner in which pharmaceutical manufacturers set prices for their products. This has resulted in proposed and enacted federal and state legislation designed to increase transparency in product pricing, review the relationship between pricing and manufacturer patient programs and reform government reimbursement methodologies for pharmaceutical products. For example, in 2019, CMS began allowing Medicare Advantage plans the option of applying step therapy, a type of prior authorization, to manage physician-administered and other Medicare Part B medications as part of broader care coordination activities, with the goal of introducing competition and negotiation into the market of those drugs. In 2020, HHS, the Department of Labor and the Department of the Treasury issued a Transparency in Coverage final rule that for plan years beginning on or after January 1, 2022, requires health plans to disclose on a public website the negotiated rates and historical net pricing for prescription drugs and to provide consumers with personalized cost-sharing information. Also in 2020, HHS and the FDA issued a final rule to allow FDA-authorized programs to import certain prescription drugs from Canada, although the rule excludes several types of prescription drugs such as radioactive drugs and biologics and imaging drugs. In 2020, CMS issued a final rule to implement an MFN model for determining Medicare prices for Part B drugs and biologicals. This MFN model would test paying comparable amounts to the lowest price paid by similarly economically situated countries. The MFN model was intended to take effect January 1, 2021, but was delayed by court order and CMS recently stated that the model will not be implemented without further rulemaking. In addition, HHS OIG issued a final rule in 2020 that amends the discount safe harbor of the federal Anti-Kickback Statute to exclude rebates from drug manufacturers to Medicare Part D plan sponsors, adds a safe harbor to protect POINT-of-sale reductions from a drug manufacturer to a Part D or Medicaid managed care organization, and adds a safe harbor to protect certain drug manufacturer payments to pharmacy benefit managers. However, removal of the safe harbor protection for rebates under Part D has been delayed by court order until January 1, 2023, and HHS OIG delayed the effective date of the new safe harbors from January 29, 2021 to March 22, 2021. The Biden administration and certain members of Congress have indicated their intent to pursue drug pricing reforms. Proposals include allowing Medicare to negotiate with drug manufacturers for lower prices, allowing additional importation of prescription drugs from other countries, modifying the design of the Medicare Part D program and limiting drug price increases to no more than the inflation rate. Some states also have passed legislation and issued regulations designed to lower prescription drug costs. These and other initiatives at the federal and state levels, if enacted and implemented, may directly or indirectly affect pricing of our products.
Additionally, in 2018, the Trickett Wendler, Frank Mongiello, Jordan McLinn, and Matthew Bellina Right to Try Act of 2017, or the Right to Try Act, was signed into law. The law provides a federal framework for eligible patients to access certain investigational drugs that are the subject of an active investigational new drug application submitted to the FDA, but that have not been approved or licensed by the FDA for any use. The Right to Try Act allows patients to seek treatment without participating in a clinical trial and without obtaining FDA permission under the FDA Expanded Access Program (i.e., compassionate use). Manufacturers are not obligated under the Right to Try Act to make products available to eligible patients.
Canadian Drug Development and Approval Process
In accordance with the Food and Drugs Act and associated Regulations, manufacturers of prescription drug products must receive authorization from Health Canada before prescription drug products may be marketed and sold. There is no assurance that Health Canada will issue an authorization for a product.
In order to obtain authorization, a manufacturer must file a regulatory submission with evidence of safety, efficacy and quality of the proposed drug product. While Health Canada’s review of the evidence and a manufacturer’s response to Health Canada’s inquiries can take as long as several years from the date that the manufacturer files its regulatory submission, it can often be completed within 1 year.
The typical regulatory process for prescription drug approval from pre-market to post-market in Canada, involves:
•
pre-clinical studies, using for example, laboratory studies involving cell or tissue samples, or tests conducted on animals, to collect preliminary safety and efficacy data;

•
clinical trials on human subjects, which require authorization by Health Canada to collect further safety and efficacy data;

•
a drug submission with Health Canada, including review by Health Canada;

•
a market authorization decision by Health Canada and issuance of a notice of compliance (NOC); and

•
public access to the drug product, subject to post-marketing surveillance, inspection and investigation by Health Canada.

Employees
As of February 28, 2021, we had 25 employees. We also utilize the services of several consultants. We believe our relationship with our employees and consultants is good.

Facilities
Our principal executive offices are located in Toronto, Canada. We also maintain an additional location in the United States in Indianapolis, Indiana, including an office space occupying 13,500 square feet and a manufacturing facility occupying 67,200 square feet. We believe our existing facilities are sufficient for ongoing needs, and that, if we require additional space, we will be able to obtain suitable additional or alternative facilities on commercially reasonable terms.
Legal Proceedings
We are not currently a party to any material legal proceedings. From time to time, we may become involved in other litigation or legal proceedings relating to claims arising from the ordinary course of business.

POINT’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of POINT’s financial condition and results of operations together with POINT’s audited consolidated financial statements (the “2020 Financial Statements”) and notes thereto included elsewhere in this proxy statement/prospectus. Certain of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus, including information with respect to plans and strategy for POINT’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” POINT’sactual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from POINT’s forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
Unless otherwise indicated or the context otherwise requires, references in this POINT’sManagement’s Discussion and Analysis of Financial Condition and Results of Operations section to “POINT Biopharma Inc.,” “we,” “us,” “our” and other similar terms refer to POINT and its subsidiaries prior to the Business Combination (as defined below) and not to New POINTand its consolidated subsidiaries after giving effect to the Business Combination.
Overview
Introduction
We are a clinical-stage precision oncology company focused on the development and commercialization of Radioligand therapies, molecular imaging agents and theranostics for the treatment and diagnosis of cancer. We seek to transform the lives of patients through the development of new radioligand therapies to lead the fight against cancer.
We are focused on developing targeted radioligand products for the treatment of in-tumor tissues, with the goal of radiopharmaceuticals gaining market adoption and become a core pillar of cancer treatment. We are advancing our broad and diverse pipeline with two clinical trials, one of which has completed enrolment and one which is currently enrolling. Critical to our success has been the ability to assemble an accomplished management team with proven track records in the pharmaceutical and radiopharmaceutical industry. We are led by a senior management team with extensive capabilities in the development and manufacturing of radiopharmaceuticals as well as business development and portfolio management.
We were incorporated on September 18, 2019 (“Inception”) as POINT Theranostics Inc. under the General Corporation Law of the State of Delaware and subsequently amended our name to POINT Biopharma Inc. on November 22, 2019.
Business Environment
The pharmaceutical industry is extremely competitive. We are subject to risks and uncertainties common to any early-stage biopharmaceutical company. These risks include, but are not limited to, the introduction of new products, therapies, standards of care or technological innovations, our ability to obtain and maintain adequate protection for our licensed technology, data or other intellectual property and proprietary rights and compliance with extensive government regulation and oversight. See the section entitled “Risk Factors” for more information. We are also dependent upon the services of key personnel, including our Chief Executive Officer, executive team, and other highly skilled employees. Demand for experienced personnel in the pharmaceutical and biotechnology industries is high and competition for talent is intense.
We face potential competition from many different sources, including pharmaceutical and biotechnology companies, academic institutions, and governmental agencies, as well as public and private research institutions. Many of our competitors are working to develop or have commercialized products similar to those we are developing and have considerable experience in undertaking clinical trials and in obtaining regulatory approval to market pharmaceutical products. Our competitors may also have significantly greater financial resources, established presence in the markets in which we hope to compete, expertise in research and development, manufacturing, preclinical and clinical testing, obtaining regulatory approvals and reimbursement and marketing approved products. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties also compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites, and registering patients for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.
Risks & Liquidity
Drug research and development is very expensive and involves a high degree of risk. Only a small number of research and development programs result in the commercialization of a product. We will not generate revenue from product sales unless and until we successfully complete clinical development, are able to obtain regulatory approval for and successfully commercialize the product candidates we are currently developing or may develop. We currently do not have any product candidates approved for commercial sale.
Our product candidates, currently under development or that we may develop, will require significant additional research and development efforts, including extensive clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance and reporting capabilities. There can be no assurance that our research and development activities will be successfully completed, that adequate protection for our licensed or developed technology will be obtained and maintained, that products developed will obtain necessary regulatory approval or that any approved products will be commercially viable.
If we obtain regulatory approval for one or more of our product candidates, we expect to incur significant expenses related to developing our commercialization capabilities to support product sales, marketing, and distribution activities, either alone or in collaboration with others. Further, following the completion of the Business Combination, as discussed further below, we expect to incur additional costs associated with operating as a public company. As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy.
We have incurred significant net losses since our Inception and have relied on the ability to fund operations through equity financings. We expect to continue to incur significant operating and net losses, as well as negative cash flows from operations, for the foreseeable future as we continue to complete clinical trials for our products and prepare for potential future regulatory approvals and commercialization of our products, if approved. We have not generated any revenue to date and do not expect to generate product revenue unless and until we successfully complete development and obtain regulatory approval for at least one of our product candidates. Our current cash and cash equivalents balance will not be sufficient to complete all necessary development activities and commercially launch our products. We anticipate that our current cash and cash equivalents balance will not be sufficient to sustain operations within one year after the date that our 2020 Financial Statements and notes were issued, which raises substantial doubt about our ability to continue as a going concern.
On March 15, 2021, we entered into a business combination agreement with RACA and Merger Sub. We believe that the net proceeds from the Business Combination and PIPE Investment, together with our available resources and existing cash and cash equivalents, alleviate the substantial doubt as to our ability to continue as a going concern and enable us to fund our operating expenses and capital expenditure requirements into 2024.
On January 28, 2021, warrants for the purchase of common shares were exercised resulting in net proceeds of $20,000,000. We intend to use the net proceeds from that transaction for general corporate purposes, funding of development programs, milestone payments pursuant to our license agreements, general and administrative expenses, licensing of additional product candidates and working capital.
On March 8, 2021, we received cash proceeds of $450,000 for a non-employee consultant's exercise of 18,000 stock options..

As losses continue to be incurred, we are subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, successful discovery and development of our product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, protection of proprietary technology, compliance with governmental regulations, the impact of the COVID-19 coronavirus (“COVID-19”), the ability to secure additional capital to fund operations and commercial success of our product candidates. Product candidates currently under development will require extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel, and infrastructure and extensive compliance-reporting capabilities. Even if our drug development efforts are successful, it is uncertain when, if ever, we will realize significant revenue from product sales.
We anticipate that our expenses will increase significantly in connection with our ongoing activities, as we:
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advance our clinical-stage product candidates: 177Lu-PNT2003 and 177Lu-PNT2002 through clinical development

•
advance our preclinical stage product candidates: 177Lu-PNT2004, 177Lu-PNT2001, along with candidates developed with our PNT2005 drug development platform into clinical development;

•
seek to identify, acquire, and develop additional product candidates, including through business development efforts to invest in or in-license other technologies or product candidates;

•
hire additional clinical, quality control, medical, scientific, and other technical personnel to support our clinical operations;

•
expand our operational, financial and management systems, and increase personnel to support our operations;

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meet the requirements, and demands of being a public company;

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maintain, expand, and protect our intellectual property portfolio;

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make milestone, royalty or other payments due under various in-license or collaboration agreements;

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seek regulatory approvals for any product candidates that successfully complete clinical trials; and

•
undertake any pre-commercialization activities to establish sales, marketing, and distribution capabilities for any product candidates for which we may receive regulatory approval in regions where we choose to commercialize our products on our own or jointly with third parties.

COVID-19 Pandemic
The COVID-19 pandemic, which was declared by the World Health Organization as a pandemic in March 2020 and has since spread worldwide, has caused many governments to implement measures to slow the spread of the outbreak through quarantines, travel restrictions, heightened border security and other measures. The impact of this pandemic has been, and will likely continue to be, extensive in many aspects of society, which has resulted, and will likely continue to result, in significant disruptions to the global economy as well as businesses and capital markets around the world. The future progression of the pandemic and its effects on our business and operations are uncertain.
In response to public health directives and orders and to help minimize the risk of the virus to employees, we have taken precautionary measures, including implementing work-from-home policies for certain employees and pursuing remote oversight measures for our vendors and clinical trial sits. The impact of COVID-19 may negatively impact productivity, disrupt our business, and delay our preclinical research and clinical trial activities and our development program timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. Specifically, we may not be able to conduct in-person audits of our vendors, we may not be able to conduct in-person site visits and patient visits may be out of window or missed. Other impacts to our business may include temporary closures of our suppliers and sites and disruptions or restrictions on our employees’ ability to travel. Any prolonged material disruption to our employees or suppliers could adversely impact our preclinical research and clinical trial activities, financial condition and results of operations, including our ability to obtain financing.
We are monitoring the potential impact of the COVID-19 pandemic on our business and 2020 Financial Statements. To date, we have not experienced material business disruptions or incurred impairment losses in the carrying values of our assets as a result of the COVID-19 pandemic and we are not aware of any specific related event or circumstance that would require us to revise our estimates reflected in these 2020 Financial Statements.
Business Combination
On March 15, 2021, RACA and Merger Sub, a wholly-owned subsidiary of RACA, entered into the Business Combination Agreement with POINT, pursuant to which Merger Sub will merge with and into POINT, with POINT surviving as a wholly-owned subsidiary of RACA. After giving effect to the Business Combination, RACA will own, directly or indirectly, all of the issued and outstanding equity interests of POINT and its subsidiaries and the POINT equity holders will hold a portion of the New POINT Common Stock.
Components of Operating Results
Revenues
We have not generated any revenues since our Inception and do not expect to generate any revenues from the sale of products in the near future, if at all. If our development efforts for our current product candidates or additional product candidates that we may develop in the future are successful and can be commercialized, we may generate revenue in the future from product sales. Additionally, we may enter into collaboration and license agreements from time to time that provide for certain payments due to us. Accordingly, we may generate revenue from payments from such collaboration or license agreements in the future.
Research and Development
We support our drug discovery and development efforts through the commitment of significant resources to our preclinical and clinical development activities. Research and development expenses consist of costs incurred in performing research and development activities, including costs for salaries and bonuses, employee benefits, subcontractors, facility-related expenses, share-based compensation, third-party license fees, laboratory supplies, and external costs of outside vendors engaged to conduct discovery, preclinical and clinical development activities and clinical trials as well as to manufacture clinical trial materials, and other costs. We recognize external research and development costs based on an evaluation of the services performed to date of specific tasks using information provided to us by our service providers.
Non-refundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such prepaid expenses are recognized as an expense when the goods have been delivered or the related services have been performed, or when it is no longer expected that the goods will be delivered, or the services rendered.
Upfront payments under license agreements are expensed as research and development expense upon receipt of the license. Milestone payments under license agreements are accrued, with a corresponding expense being recognized, in the period in which the milestone is determined to be probable of achievement and the related amount is reasonably estimable.
We may be entitled to investment tax credits in connection with our research and development costs. These investment tax credits are non-refundable tax credits and are accounted for in accordance with our accounting policies.
We expect that our research and development expenses will substantially increase in connection with our planned preclinical and clinical development activities, both in the near-term and beyond as we continue to invest in activities to develop our product candidates and preclinical programs and as certain product candidates advance into later stages of development. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size, scope, and duration of later-stage clinical trials. Furthermore, the process of conducting the necessary clinical trials to obtain regulatory approval is costly and time-consuming, and the successful development of our product candidates is highly uncertain. As a result, we cannot accurately estimate or know the nature, timing and costs that will be necessary to complete the preclinical and clinical development for any of our product candidates or when and to what extent we may generate revenue from the commercialization and sale of any of our product candidates or achieve profitability.
The duration, costs and timing of clinical trials and development of our product candidates will depend on a variety of factors that include, but are not limited to:
•
per patient trial costs;

•
the number of patients that participate in the trials;

•
the number of sites included in the trials;

•
the countries in which the trials are conducted;

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the length of time required to enroll eligible patients;

•
the number of doses that patients receive;

•
the drop-out or discontinuation rates of patients;

•
potential additional safety monitoring or other studies requested by regulatory agencies;

•
the duration of patient follow-up; and

•
the efficacy and safety profile of our product candidates.

Changes in any of these assumptions could significantly impact the cost and timing associated with the development of our product candidates. Additionally, future competition and commercial and regulatory factors beyond our control may also impact our clinical development programs and plans.
General and Administrative
We expense general and administrative costs as incurred. General and administrative expenses consist primarily of salaries, benefits, and share-based compensation. General and administrative expenses also include legal fees incurred relating to corporate and patent matters, professional fees incurred for accounting, auditing, tax and administrative consulting services, insurance costs, and facilities expenses.
We estimate and accrue for services provided by third parties related to the above expenses by monitoring the status of services provided and receiving estimates from our service providers. We reassess and adjust our accruals as actual costs become known or as additional information becomes available.
We expect our general and administrative expenses will increase over the next several years as we increase our headcount to support the continued development of our product candidates. We also anticipate that we will incur increased accounting, audit, legal, regulatory, compliance and director and officer insurance costs as well as investor, public relations and other expenses associated with being a public company.
Income Taxes
We account for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the 2020 Financial Statements or our tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. We assess the likelihood that our deferred tax assets will be recovered from future taxable income and, to the extent we believe, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.
We account for uncertainty in income taxes recognized in the 2020 Financial Statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more likely than not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the 2020 Financial Statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.
Results of Operations
We were incorporated on September 18, 2019. Accordingly, the results of operations for the period from Inception to December 31, 2019, reflect only approximately three and a half months of operation, during which our activities were limited. For that reason, there is limited comparability of our results of operations for the period from Inception to December 31, 2019, with those for the full year ended December 31, 2020.
The following table summarizes our results of operations for the period from Inception to December 31, 2019, and for the year ended December 31, 2020:
(In U.S. dollars)	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019	Change*
Operating expenses:
Research and development	9,142,156	290	9,141,866
General and administrative	3,972,649	8,739	3,963,910
Total operating expenses	13,114,805	9,029	13,105,776
Loss from operations	(13,114,805)	(9,029)	(13,105,776)
Other expenses:
Finance costs	(5,354)	—	(5,354)
Foreign currency loss	(164,962)	(195)	(164,767)
Total other expenses	(170,316)	(195)	(170,121)
Loss before provision for income taxes	(13,285,121)	(9,224)	(13,275,897)
Provision for income taxes	(87,882)	—	(87,882)
Net loss	(13,373,003)	(9,224)	(13,363,779)

*
Percentage change not meaningful

Research and Development
The following table summarizes the components of research and development expense for the period from Inception to December 31, 2019, and for the year ended December 31, 2020:

(In U.S. dollars)	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019	Change*
Research and development expenses:
Salaries and benefits	1,331,706	—	1,331,706
Sponsored research & product licenses	4,181,093	—	4,181,093
Clinical trial	1,405,508	—	1,405,508
Contract manufacturing	1,889,898	—	1,889,898
Regulatory consulting	333,950	290	333,660
Total	9,142,156	290	9,141,866

*
Percentage change not meaningful

For the year ended December 31, 2020 as compared to the period from Inception to December 31, 2019, the increase in research and development expense was primarily due to costs associated with our licensing agreements and related sponsored research in connection with our products both pre-clinical and clinical, costs incurred in clinical trials, including manufacturing and development of product candidates and personnel costs and regulatory consulting fees that are required to further advance the development of our product candidates as we advance our pipeline and grow the organization.
General and administrative
The following table summarizes the components of general and administrative expenses for the period from Inception to December 31, 2019, and for the year ended December 31, 2020:
(In U.S. dollars)	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019	Change*
General and administrative expenses:
Salaries and benefits	2,570,296	—	2,570,296
Consulting and accounting	450,110	—	450,110
Legal expenses	519,816	—	519,816
Insurance	92,643	—	92,643
Office expenses	118,628	6,930	111,697
Advertising	43,767	1,809	41,958
Other expenses	177,390	—	177,390
Total	3,972,649	8,739	3,963,910

*
Percentage change not meaningful

For the year ended December 31, 2020, as compared to the period from Inception to December 31, 2019, the increase in general and administrative expenses was primarily due to costs associated its non-research and development focused personnel, legal fees relating to corporate and patent matters, professional fees incurred for accounting, auditing, tax as well as administrative consulting services, insurance costs, and other facilities expenses.
Other Expenses
For the year ended December 31, 2020, other expenses consist primarily of foreign exchange losses associated with our foreign currency transactions most notably in relation to our contract manufacturing relationship, and accretion expense related to the amortization of capitalized transaction costs in connection with our mortgage payable. For the period from Inception to December 31, 2019, other expenses consisted of a foreign currency loss.
Income Tax Expense
For the year ended December 31, 2020, income tax expense consisted of taxes owing in Canada in relation to taxable income generated through management and research and development services performed by the Canadian subsidiary of the Company. There was no income tax expense for the period from Inception to December 31, 2019.
Liquidity and Capital Resources
Sources of Liquidity and Capital
We have incurred significant net losses since Inception and have relied on the ability to fund operations through equity financings. Operating losses and negative cash flows from operations and investing activities are expected to continue for the foreseeable future. As losses continue to be incurred, we are subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, successful discovery and development of its product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, protection of proprietary technology, compliance with governmental regulations, the impact of COVID-19, the ability to secure additional capital to fund operations and commercial success of its product candidates. Product candidates currently under development will require extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel, and infrastructure and extensive compliance-reporting capabilities. Even if our drug development efforts are successful, it is uncertain when, if ever, we will realize significant revenue from product sales.
Cash and cash equivalents totaled $10,546,749 as of December 31, 2020. Net losses totaled $9,224 and $13,373,003 for the period ended December 31, 2019 and year ended December 31, 2020, respectively.
On July 10, 2020, we obtained a mortgage loan in the amount of $3,562,500 for the purpose of purchasing a facility located in Indianapolis, Indiana (see Note 5 to the 2020 Financial Statements included elsewhere in this proxy statement/prospectus). The loan is collateralized by a first charge over the property. As part of the financing, we incurred $17,194 of costs and fees from the lender that are capitalized and recorded as finance costs over the life of the mortgage. The mortgage bears interest at 2.85% plus a minimum rate of 1-month LIBOR, subject to a LIBOR floor of 0.25%. The loan requires quarterly interest payments, commencing October 1, 2020, with the principal amount due at maturity on January 10, 2022. The mortgage requires the Guarantor of the mortgage to comply with a financial covenant. The Guarantor is required to have minimum liquidity of $2,000,000 tested quarterly beginning September 30, 2020. As at December 31, 2020, the Guarantor was in compliance with this covenant.
For the year ended December 31, 2020, we recorded $54,605 in interest costs which have been capitalized within property, in development, and $5,354 of accretion expense recorded within finance costs related to the amortization of capitalized financing costs and fees.
As of December 31, 2020, we did not have any lease or other contractual obligations. We currently have a facility lease that is a month-to-month arrangement.
On January 28, 2021, 800,000 warrants for the purchase of common shares were exercised resulting in net proceeds of $20,000,000. We intend to use the net proceeds from the transaction for general corporate purpose, funding of development programs, payment of milestones pursuant to our license agreements, general and administrative expenses, licensing of additional product candidates and to support our working capital needs.
On March 8, 2021, 18,000 stock options were exercised resulting in cash proceeds of $450,000.

Future Funding Requirements
Our primary use of cash is to fund operating expenses, primarily related to our research and development activities. Cash used to fund operating expenses is impacted by the timing of when we pay these expenses, as reflected in the change in our outstanding accounts payable, accrued expenses and prepaid expenses.
We expect to continue to incur significant and increasing expenses and operating losses for the foreseeable future. We will require additional capital to meet operational needs and capital requirements for clinical trials, other research and development expenditures, and business development activities. Because of the numerous risks and uncertainties associated with the development and commercialization of our product candidates, we are unable to estimate the amounts of increased capital outlays and operating expenditures associated with our current and anticipated clinical trials and preclinical studies.
Our future funding requirements will depend on many factors, including, but not limited to:
•
the scope, progress, results and costs of researching and developing our current product candidates, as well as other additional product candidates we may develop and pursue in the future;

•
the timing of, and the costs involved in, obtaining marketing approvals for our product candidates and any other additional product candidates we may develop and pursue in the future;

•
the number of future product candidates that we may pursue and their development requirements;

•
subject to receipt of regulatory approval, the costs of commercialization activities for our product candidates, to the extent such costs are not the responsibility of any future collaborators, including the costs and timing of establishing product sales, marketing, distribution, and manufacturing capabilities;

•
subject to receipt of regulatory approval, revenue, if any, received from commercial sales of our product candidates or any other additional product candidates we may develop and pursue in the future;

•
the achievement of milestones that trigger payments under our various license agreements;

•
the extent to which we in-license or acquire rights to other products, product candidates or technologies;

•
our ability to establish collaboration arrangements for the development of our product candidates on favorable terms, if at all;

•
our headcount growth and associated costs as we expand our research and development and establish a commercial infrastructure;

•
the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights, including enforcing and defending intellectual property related claims; and

•
the costs of operating as a public company.

Going Concern
We assess and determines our ability to continue as a going concern in accordance with the provisions of ASC Topic 205-40, Presentation of Financial Statements — Going Concern.
As of December 31, 2020, our cash and cash equivalents totaled $10,546,749 and our accumulated deficit was $13,382,227. For the fiscal year and period ended December 31, 2020 and 2019, we incurred net losses of $13,373,003 and $9,224, respectively. As of December 31, 2020, we had aggregate gross interest-bearing indebtedness of $3,562,500, which is due at maturity on January 10, 2022. We also had $5,163,557 of other non-interest-bearing accounts payable, accrued liabilities and income taxes payable due within one year. On January 28, 2021, all outstanding warrants to purchase common shares of POINT were exercised resulting in the issuance of 800,000 common shares for cash proceeds of $20,000,000. Also, on March 8, 2021, 18,000 stock options were exercised resulting in the issuance of 18,000 common shares for cash proceeds of $450,000. See Note 18 to the 2020 Financial Statements included elsewhere in this proxy statement/prospectus. We expect to continue to incur significant operating and net losses, as well as negative cash flows from operations, for the foreseeable future as we continue to complete clinical trials for our products and prepare for potential future regulatory approvals and commercialization of our products, if approved. We have not generated any revenue to date and do not expect to generate product revenue unless and until we successfully complete development and obtain regulatory approval for at least one of our product candidates. Our current cash and cash equivalents balance will not be sufficient to complete all necessary development activities and commercially launch our products. We anticipate that our current cash and cash equivalents balance will not be sufficient to sustain operations within one year after the date that our 2020 Financial Statements were issued, which raises substantial doubt about our ability to continue as a going concern.
To continue as a going concern, we will need, among other things, to raise additional capital resources. On March 15, 2021, we entered into the Business Combination Agreement with RACA and Merger Sub. The completion of the Business Combination would provide sufficient additional cash and equivalents to alleviate the substantial doubt as to our ability to continue as a going concern. We currently anticipate that, based on our existing research and development programs and expectations related to the build out of our manufacturing facility, the net proceeds from the Business Combination and PIPE Investment, together with our available resources and existing cash and cash equivalents will enable us to fund our operating expenses and capital expenditure requirements into 2024. Management can provide no assurances that the Business Combination will be completed.
The 2020 Financial Statements have been prepared on the basis that we will continue as a going concern, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of us to continue as a going concern.
For additional information on risks associated with our substantial capital requirements, please read the section entitled “Risk Factors” included elsewhere in this proxy statement/prospectus.
Working Capital
Working capital is defined as current assets less current liabilities.
The following table summarizes our total working capital and current assets and liabilities as of December 31, 2019 and 2020:
(In U.S. dollars)	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019	Change*
Current assets	12,397,095	1,176	12,395,919
Current liabilities	5,163,557	10,400	5,153,157
Total working capital	7,233,538	(9,224)	7,242,762

*
Percentage change not meaningful

The increase in working capital at December 31, 2020, primarily reflects the net proceeds attributable to our equity financing transactions during the year of approximately $25.1 million, partially offset by operating expenses, including research and development costs, as well as capital expenditures in connection with the development of our manufacturing and development facility in Indiana.
Cash Flows
The following table summarizes our sources and uses of cash for the period from Inception to December 31, 2019, and for the year ended December 31, 2020:
(In U.S. dollars)	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019	Change*
Net cash flows used in operating activities	(8,308,210)	—	(8,308,210)
Net cash flows used in investing activities	(9,797,400)	—	(9,797,400)
Net cash flows provided by financing activities	28,652,359	—	28,652,359
Net increase (decrease) in cash and cash equivalents	10,546,749	—	10,546,749

*
Percentage change not meaningful

Cash flows used in operating activities
Net cash flows used in operating activities represent the cash receipts and disbursements related to all of our activities other than investing and financing activities. We expect cash provided by financing activities will continue to be our primary source of funds to finance operating needs and capital expenditures for the foreseeable future.
For the year ended December 31, 2020, cash used in operating activities primarily reflected our net loss of $13,373,003, adjusted by non-cash share-based compensation expense totaling $1,760,806 and a net change of $3,216,105 in operating assets and liabilities. The non-cash charge consisted entirely of a share-based compensation expense. The change in our net operating assets and liabilities was primarily due to an increase in accounts payable and accrued expenses and other current liabilities, partially offset by an increase in prepaid expenses and other current assets as we grow our operations and further the development of our pipeline.
Cash flows used in Investing Activities
For the year ended December 31, 20120, cash used in investing activities reflected $9,797,400 in capital expenditures for purchases in connection with the development of our Indiana facility.
Cash flows provided by Financing Activities
For the year ended December 31, 2020, net cash provided by financing activities totaled $28,652,359, which consisted of proceeds from our equity financing transactions partially offset by costs and fees in relation to those transactions as well as the proceeds from our mortgage that we entered into to purchase our Indiana facility.
Contractual Obligations and Other Commitments
The Company in the normal course of business enters into various services and supply agreements in connection with its clinical trials to ensure the supply of certain product and product lines during the Company’s clinical phase. These agreements often have minimum purchase commitments and generally terminate upon the termination of the clinical trial. For additional information, see Note 11 to the 2020 Financial Statements included elsewhere in this proxy statement/prospectus. For additional information related to our license agreements, see Note 12 to the 2020 Financial Statements included elsewhere in this proxy statement/prospectus.
Off-balance sheet arrangements
We do not have any off-balance sheet arrangements or holdings in any variable interest entities.
Quantitative and Qualitative Disclosures About Market Risk
The primary objectives of our investment activities are to ensure liquidity and to preserve capital. We are exposed to market risks in the ordinary course of our business, primarily interest rate risk and foreign exchange risk.
Our mortgage payable is priced at 1-month LIBOR (subject to a floor of 0.25%) plus a spread of 2.85% and is exposed to fluctuations in that floating rate. As at December 31, 2020, the 1-month LIBOR was below the floor of 0.25% at 0.1488%.
We are exposed to foreign currency risk in relation to its expenses incurred from certain Canadian supplier agreements as well as salaries and wages in respect of our Canadian employees. We also incurred limited expenses denominated in Euro.

We currently have not engaged in any hedging activities and we do not believe that inflation, interest rate changes or exchange rate fluctuations had a significant impact on our results of operations for any periods presented herein. We will continue to monitor our market risks and responses to those risks.
Critical Accounting Policies and Estimates
This management’s discussion and analysis of our financial condition and results of operations is based on our 2020 Financial Statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).
The preparation of the 2020 Financial Statements in conformity with U.S. GAAP requires us to make estimates, judgments and assumptions that may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of 2020 Financial Statements and the reported amounts of expenses during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are outlined in Note 2 to the 2020 Financial Statements included elsewhere in this proxy statement/prospectus.
Fair Value Measurements
Certain of our assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
Level 1
Quoted prices in active markets for identical assets or liabilities.

Level 2
Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3
Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies, and similar techniques.

Share-Based Compensation
We determine the fair value of each award issued under our 2020 EIP on the date of grant. Compensation expense for service-based stock option awards is recognized on a straight-line basis for the entire award over the requisite service period, with the amount of compensation expense recognized at any date at least equaling the portion of the grant-date fair value of the award that is vested at that date.
We elected to account prospectively for forfeitures as they occur rather than apply an estimated forfeiture rate to share-based compensation expense. We classify share-based compensation expense in our 2020 Financial Statements in the same manner in which the award recipient’s salary and related costs are classified or in which the award recipient’s service payments are classified, as applicable.
We estimate the fair value of the stock option awards on the date of grant using the Black-Scholes-Merton option pricing model which includes certain judgments and estimates including the expected life of the stock options as well the risk-free rate, dividend yield, and volatility, each estimated over the expected life of the stock options. As there was no public market for our common shares, we determined the volatility for stock options granted based on an analysis of reported data for a peer group of companies. We will continue to apply this method until a sufficient amount of historical information regarding the volatility of our own share price becomes available. As we do not have a history of stock option exercises, the expected life of the stock options has been determined as the period to expiry of the stock option. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The expected dividend yield is assumed to be zero as we have never paid dividends and do not have current plans to pay any dividends on our common shares.
Recently adopted accounting standards and recent accounting pronouncements
For a discussion of new accounting standard updates adopted by the Company as well as recent accounting pronouncements for accounting standard updates not yet effective and their respective impact and expected impact on our 2020 Financial Statements or disclosures, please see Note 2 to the 2020 Financial Statements included elsewhere in this proxy statement/prospectus.

EXECUTIVE COMPENSATION
Executive Compensation — RACA
In June 2020, our Sponsor transferred 30,000 Founder Shares to each of Messrs. Grau, Gray and Lubner. On July 8, 2020, we effected a 1:1.18 stock split of our Class B Common Stock, resulting in each of Messrs. Grau, Gray and Lubner holding 35,400 shares of Class B Common Stock.
None of our executive officers or directors have received any cash compensation for services rendered to us. Our Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial Business Combination will be made from funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial Business Combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our Sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial Business Combination.
After the completion of our initial Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from New POINT. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with a proposed Business Combination. We have not established any limit on the amount of such fees that may be paid by New POINT to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed Business Combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
Executive Compensation — POINT
Unless the context otherwise requires, any reference in this section of this proxy statement/prospectus to “POINT,” “we,” “us” or “our” refers to POINT and its consolidated subsidiaries prior to the consummation of the Business Combination.
We have the option and have elected to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Exchange Act, which require compensation disclosure for our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer, whom we refer to as our “named executive officers”. POINT’s named executive officers in fiscal 2020 were as follows:
•
Dr. Joe McCann, Ph.D., Chief Executive Officer;

•
Bill Demers, Chief Financial Officer; and

•
Jessica Jensen, Executive Vice President Clinical Development.

Executive Compensation Overview
Compensation Philosophy
POINT’s executive compensation program has been designed to reinforce a strong link between pay and performance in order to: (i) attract leading talent; (ii) retain and motivate top performers; (iii) promote and a pay-for-performance culture with an emphasis on variable compensation, specifically annual incentives; and (iv) position POINT’s compensation at the median of a target comparator group for good performance and above median for superior performance, with exceptions based on individual contribution and relevant scientific expertise as well as the importance of each individual’s role at various points in time.
Market Positioning
POINT engaged Radford Life Science (AON) to provide a compensation review and benchmarking data for its senior leadership team. During this review, the following considerations were included: company growth, business strategy, and peer group to be used for benchmarking. There are no relationships between Radford Life Science and any of the officers or directors of POINT.
The use of comparative market data is just one of the factors used in setting compensation for POINT’s named executive officers. Compensation could be higher or lower than suggested by the comparator data as result of personal performance, skills, specific role or experience in this business. During fiscal 2020 Radford Life Sciences was paid $4,500 for its compensation review and benchmarking services.
POINT believes it has assembled an accomplished management team with proven track records in the pharmaceutical industry to lead the company. POINT’s key management personnel have an average of over 25 years of experience, each in POINT’s target industries including radiopharmaceutical, clinical development, oncology and manufacturing.
Compensation Elements
The compensation for POINT’s named executive officers primarily consists of the following:
Compensation Element	Purpose
Base Salary	To provide stable and competitive income.
Annual Incentives	To motivate and reward short-term behaviors, actions and results that drive long-term value creation.
Long-Term Incentives	To encourage executives to maximize long-term shareholder value (provided in the form of options)
To accomplish both its short-term and long-term objectives, the compensation program emphasizes pay-for-performance, with two variable components. These variable components include annual and long-term incentives which are used to align each component of incentive compensation with POINT’s short and long-term business objectives.

2020 Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by and paid to POINT’s named executive officers for services rendered to POINT in all capacities in 2020.
Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)	Total ($)
Dr. Joe McCann, Ph.D., Chief Executive Officer	2020	217,510	—	—	64,197	—	281,707
Bill Demers, Chief Financial Officer	2020	61,734	—	624,750	16,529	—	703,013
Jessica Jensen, Executive Vice President Clinical Development	2020	121,874	60,000(3)	379,050	81,250	1,756(6)	643,930

(1)
Except for Ms. Jensen, compensation amounts were paid in Canadian dollars and have been converted to U.S. dollars for purposes of the table using an exchange rate of 1.00 U.S. dollar to 0.79 Canadian dollars, which was the average Bank of Canada foreign exchange rate on January 1, 2021.

(2)
Dr. McCann earned a base salary of $275,000 (Canadian dollars) from January 6, 2020 to November 9, 2020, which was increased to $325,000 (Canadian dollars) on November 10, 2020 to reflect a market adjustment for similar roles in the industry. Mr. Demers earned a base salary of $225,000 (Canadian dollars), which was prorated to reflect his partial year of employment from August 2020. Ms. Jensen earned a base salary of $325,000, which was prorated to reflect her partial year of employment from July 2020.

(3)
The amount reported reflects a signing bonus paid to Ms. Jensen at her time of hire. All other cash bonuses, which were based upon the achievement of performance goals under POINT’s annual performance-based cash bonus program, are disclosed under the “Non-Equity Incentive Compensation” column.

(4)
The amounts reported represent the aggregate grant-date fair value of options granted in 2020, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 10 to POINT’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus for a discussion of the assumptions underlying the stock option valuation. Mr. Demers was granted an option to purchase 50,000 shares of common stock in connection with his 2020 employment agreement, of which 25% will vest annually with the first 25% vesting on August 17, 2021. Similarly, Ms. Jensen was granted an option to purchase 35,000 shares of common stock in connection with her 2020 employment agreement, which fully vested on September 17, 2020.

(5)
The amounts reported reflect the annual performance-based cash bonus amounts awarded to POINT’s named executive officers for their service in 2020. See “— 2020 Annual Performance-Based Cash Bonuses” below.

(6)
The amount reported for Ms. Jensen consists of 401(k) matching contributions.

Narrative Disclosure to the Summary Compensation Table
2020 Base Salaries
The base salary component of compensation reflects the level of responsibility within POINT and is compared to similar positions in comparable companies in the biotechnology/pharmaceutical industry. The employment agreement with each named executive officer, described below, establishes a base salary. As of December 31, 2020, the base salaries for Dr. McCann, Mr. Demers and Ms. Jensen were $325,000 (Canadian dollars), $225,000 (Canadian dollars) and $325,000 (U.S. dollars), respectively. Both Mr. Demers’ and Ms. Jensen’s salaries were prorated to reflect their partial year of employment from August 2020 and July 2020, respectively.

2020 Annual Performance-Based Cash Bonuses
POINT’s annual performance-based cash bonuses are intended to motivate and reward senior management for strong corporate and individual performance. Recommendations are presented to the Board of Directors by the Chief Executive Officer, and bonuses are paid within the second quarter following the fiscal year end. Target eligibility is 25% of base pay for vice presidents and executive officers. The various weights are determined by level of responsibility and overall impact to the short- and long-term success of POINT. Under the current plan, bonus eligibility is based on both business and individual objectives.
The following table outlines the performance measures and weighting for each named executive officer for the year ended December 31, 2020.
	Dr. Joe McCann Ph.D., CEO	Bill Demers, CFO	Jessica Jensen, EVP Clinical Development
Short Term Success	30%	30%	30%
Long Term Success	20%	20%	20%
Personal Success	50%	50%	50%
Under the 2020 annual performance-based cash plan, eligibility is based on the financial achievement of POINT and individual objectives. A performance rating is assigned based on those individual objectives and a multiplier with a payout under the plan of 1.00 times the target amount. Payments to the named executive officers is based on the achievement of specific corporate objectives and personal performance measures. Corporate objectives considered for these purposes are based on both short- and long-term objectives that include financing, completion of FDA and Health Canada meetings and purchase of facilities. Personal performance measures include personal and overall contributions to the business including hiring key staff, completion of preclinical studies and ensuring GMP compliance. The amounts earned under POINT’s annual performance-based cash bonus program with respect to the fiscal year ended December 31, 2020 are reported under the “Non-Equity Incentive Compensation” column in the 2020 Summary Compensation Table above.
Long-Term Incentive Compensation
POINT motivates its executives through aligning their long-term interests with POINT’s success through making option awards which reward increasing the value of POINT. In March 2020, the POINT Board approved the 2020 EIP. The 2020 EIP provides for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock units, performance awards and other share-based awards to POINT’s employees, directors and consultants. Executive officers may receive equity grants valued at up to 20% of their base pay. The vesting schedule for any option outstanding under the 2020 EIP was determined by the POINT Board, provided that the option will vest over a certain period of time or upon the occurrence of certain goals. Stock options generally vest over a four-year period with 25% vesting after the 1st anniversary of the vesting start date and the remainder vesting in equal annual installments. Stock options generally expire six (6) years from the date of the grant. Unless otherwise determined by the POINT Board or in the case of death, disability, or ceasing to be an Eligible Person (as defined in the 2020 EIP), all options outstanding under the plan shall expire on the date so fixed by the POINT Board at the time the particular option is granted, provided that such date will be no later than the tenth anniversary of the date the option was awarded pursuant to the 2020 EIP. In connection with the Business Combination, outstanding awards under the 2020 EIP will be substituted with substantially equivalent grants under the 2020 EIP as adopted by New POINT.
During the fiscal year ended December 31, 2020, POINT granted the option to purchase (i) 50,000 shares of common stock to Mr. Demers at a strike price of $25.00 per share, with the first 25% vesting on August 17, 2021 and the remaining vesting ratably over the remaining three years; and (ii) 35,000 shares of common stock to Ms. Jensen, at a strike price of $25.00 per share, which fully vested on September 17, 2020. These awards are described in more detail in the “Outstanding Equity Awards at 2020 Fiscal Year-End” table below.

Employment Agreements
POINT has entered into employment agreements with each of its named executive officers.
The material terms of these agreements with Dr. McCann, Mr. Demers and Ms. Jensen are described below.
Dr. Joe McCann, Ph.D. Effective January 6, 2020, POINT entered into an employment agreement with Dr. McCann for the position of Chief Executive Officer, which provides for a base salary of $275,000 (Canadian dollars) per year (subject to periodic adjustment as determined by the Board), an annual incentive bonus of up to 25% of his base salary based upon POINT’s Board’s determination that established performance objectives have been met by both POINT and Dr. McCann, eligibility to participate in POINT’s benefits plans generally available to other POINT executives and eligibility to receive an annual performance-based allocation of stock options equivalent in shares to 20% of his salary, subject to the approval of POINT’s Board. Dr. McCann’s base salary was adjusted on November 10, 2020 to reflect a market adjustment for similar roles in the industry and is now $325,000 Canadian dollars. Dr. McCann is entitled to certain severance benefits upon a termination of his employment by POINT without “cause” (as defined in the employment agreement) equal to the greater of either (i) three (3) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. Additionally, Dr. McCann is entitled to certain benefits upon a termination of his employment by POINT without “cause” within 30 days prior to or 12 months after a “change of control” (as defined in the employment agreement), equal to the greater of either (i) six (6) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. In addition, any unvested stock options granted to Dr. McCann will vest and be exercisable upon a change in control. In connection with the Business Combination, in March 2021, POINT and Dr. McCann entered into an amendment to his employment agreement related to his non-compete obligations during its term and for six months thereafter and non-solicit obligations for 18 months thereafter.
Bill Demers Effective August 17, 2020, POINT entered into an employment agreement with Mr. Demers for the position of Chief Financial Officer, which provides for a base salary of $225,000 (Canadian dollars) per year (subject to periodic adjustment as determined by the Board), an annual incentive bonus of up to 25% of his base salary based upon the Board’s determination that established performance objectives have been met by both POINT and Mr. Demers, eligibility to participate in POINT’s benefits plans generally available to other POINT executives and eligibility to receive an annual performance-based allocation of stock options equivalent in shares to 20% of his salary, subject to the approval of the Board. Pursuant to his employment agreement, Mr. Demers was granted an option to purchase 50,000 shares of common stock with the first 25% vesting on August 17, 2021. Mr. Demers is entitled to certain severance benefits upon a termination of his employment by POINT without “cause” (as defined in the employment agreement) equal to the greater of either (i) three (3) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. Additionally, Mr. Demers is entitled to certain benefits upon a termination of his employment by POINT without “cause” within 30 days prior to or within 12 months after a “change of control” (as defined in the employment agreement), equal to the greater of either (i) six (6) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. In addition, any unvested stock options granted to Mr. Demers will vest and be exercisable upon a change in control. In connection with the Business

Combination, in March 2021, POINT and Mr. Demers entered into an amendment to his employment agreement related to his non-compete obligations during its term and for six months thereafter and non-solicit obligations for 18 months thereafter.
Jessica Jensen Effective August 17, 2020, POINT entered into an employment agreement with Ms. Jensen for the position of Executive Vice President Clinical Development, which provides for a base salary of $325,000 per year (subject to periodic adjustment as determined by the Board), an annual incentive bonus of up to 25% of her base salary based upon the Board’s determination that established performance objectives have been met by both POINT and Ms. Jensen, eligibility to participate in POINT’s benefits plans generally available to other POINT executives, and eligibility to receive additional grants of stock options equivalent in shares to 20% of her salary, subject to the approval of the Board. For the 2020 calendar year only, and subject to the achievement of established performance objectives, Ms. Jensen was entitled to receive additional grants of stock options equivalent in shares to 25% of her 2020 base salary and was eligible to receive her annual bonus, if earned, as if she were employed as of January 1, 2020. Pursuant to her employment agreement, Ms. Jensen received a signing bonus of $60,000, which was paid on December 31, 2020, and was granted an option to purchase 35,000 shares of common stock which fully vested on September 17, 2020. Ms. Jensen is entitled to certain severance benefits upon a termination of her employment by POINT without “cause” (as defined in the employment agreement) or her resignation with “good reason” (as defined in the employment agreement), subject to her execution and delivery of a release of claims in favor of POINT in the form satisfactory to POINT, in the form of (i) a lump sum cash payment equal to 25% of her then current base pay plus 25% of the prior year’s annual bonus, if any; and (ii) so long as Ms. Jensen has been employed by POINT for three (3) consecutive years, an additional lump sum cash payment equal to one-twelfth (1/12th) of her then current salary multiplied by the number of full years of employment. Additionally, Ms. Jensen is entitled to certain benefits upon a termination of her employment by POINT without “cause” (as defined in the employment agreement) within 30 days prior to or within 12 months after a “change of control” (as defined in the employment agreement), subject to her execution and delivery of a release of claims in favor of POINT in the form satisfactory to POINT, in the form of (i) a lump sum cash payment equal to 50% of her then current salary plus 50% of the prior year’s annual bonus, if any and (ii) so long as Ms. Jensen has been employed by POINT for three (3) consecutive years, an additional lump sum cash payment equal to one-twelfth (1/12th) of her then current salary multiplied by the number of full years of employment. In addition, any unvested stock options granted to Ms. Jensen will vest and be exercisable upon a change in control. Ms. Jensen’s employment agreement also contains non-compete obligations within the United States during its term and for six months thereafter and non-solicit obligations for 18 months thereafter.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each of POINT’s named executive officers as of December 31, 2020. The table reflects both vested and unvested option awards. The options were granted pursuant to the 2020 EIP and are subject to time-based vesting.
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date
Dr. Joe McCann, Ph.D.	—	—	—	—
Bill Demers	—	50,000(3)	25.00	8/16/26
Jessica Jensen	35,000(1)	—	25.00	7/19/26

(1)
As of September 17, 2020, Ms. Jensen’s option to purchase 35,000 shares at a per share exercise price of $25.00 were fully vested and exercisable.

(2)
The vesting of the option awards granted to each of the named executive officers accelerates upon the consummation of a change in control.

(3)
Amount reflects the aggregate number of shares subject to Mr. Demers’ option award that were unvested and unexercisable as of December 31, 2020. On August 17, 2020, Mr. Demers was granted an option to purchase 50,000 shares of common stock. The first 25% of the option shares shall vest and become exercisable on August 17, 2021, conditioned upon Mr. Demers’ continued employment with POINT at such time. The remaining 75% of the option shares shall vest in three equal annual installments thereafter, conditioned upon Mr. Demers’ continued employment with POINT through such time.

2020 Equity Incentive Plan
In March 2020, POINT’s Board approved the 2020 EIP. The 2020 EIP provides for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other share-based awards to our employees, directors and consultants. Under the 2020 EIP, POINT has reserved for issuance an aggregate of 1,610,432 shares of its common stock.
The 2020 EIP is administered by the POINT Board. The administrator has full power to, among other things, select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to accelerate the time at which a stock award may be exercised or vest, to amend the 2020 EIP and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 EIP. Persons eligible to participate in the 2020 EIP are POINT’s key employees, directors and consultants. The administrator’s determinations are conclusive and binding on all parties. The POINT Board may amend, suspend or terminate the 2020 EIP at any time, subject to stockholder approval where such approval is required by applicable law. The POINT Board may also amend, modify or terminate any outstanding award, provided that no amendment to an award may adversely affect a participant’s rights without his or her consent.
In connection with the Business Combination, the 2020 EIP will be assumed by New POINT and each outstanding option to acquire POINT common stock (whether vested or unvested) under the 2020 EIP will be substituted with a substantially equivalent option under the 2020 EIP as adopted by New POINT.
As of March 5, 2021, options to purchase 741,006 shares of common stock were outstanding under the 2020 EIP.
401(k) Plan
POINT maintains a retirement plan, which is qualified under section 401(k) of the Internal Revenue Code for its U.S. employees. The plan allows eligible employees to defer, at the employee’s discretion, pretax compensation up to the IRS annual limits. POINT matched contributions up to 4% of the eligible employee’s compensation or the maximum amount permitted by law. Total expense for contributions made to U.S. employees was $2,787 for the year ended December 31, 2020.

DIRECTOR COMPENSATION
Dr. McCann, Mr. Silber and Dr. Fleshner, POINT’s Chief Executive Officer, Executive Chairman and Chief Medical Officer, respectively, do not receive any compensation from POINT for their services on POINT’s Board. Dr. McCann’s compensation during fiscal year 2020, for his service as Chief Executive Officer is set forth above in “— Executive Compensation — 2020 Summary Compensation Table.” In addition, Mr. Silber and Dr. Fleshner both have agreements with POINT regarding their positions as POINT’s Executive Chairman and Chief Medical Officer, respectively. Below is a description of Mr. Silber’s and Dr. Fleshner’s compensation agreements with POINT.
Allan C. Silber Effective January 6, 2020, POINT entered into an employment agreement with Mr. Silber for the position of Executive Chairman, which provides for a base salary of $275,000 (Canadian dollars) per year (subject to periodic adjustment as determined by the Board), an annual incentive bonus of up to 25% of his base salary based upon the Board’s determination that established performance objectives have been met by both POINT and Mr. Silber, eligibility to participate in POINT’s benefits plans generally available to other POINT executives, and eligibility to receive an annual performance-based allocation of stock options equivalent in shares to 20% of his salary, subject to the approval of the POINT Board. Mr. Silber’s base salary was adjusted on November 10, 2020 to reflect a market adjustment for similar roles in the industry and is now $325,000 (Canadian dollars). Mr. Silber is entitled to certain severance benefits upon a termination of his employment by POINT without “cause” (as defined in the employment agreement) equal to the greater of either (i) three (3) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. Additionally, Mr. Silber is entitled to certain benefits upon a termination of his employment by POINT without “cause” within 30 days prior to or within 12 months after a “change of control” (as defined in the employment agreement), equal to the greater of either (i) six (6) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. In addition, any unvested stock options granted will vest and be exercisable upon a change in control. In connection with the Business Combination, in March 2021, POINT and Mr. Silber entered into an amendment to his employment agreement related to his non-compete obligations during its term and for six months thereafter and non-solicit obligations for 18 months thereafter.
Dr. Neil Fleshner Effective February 22, 2021, POINT entered into a consulting agreement with Dr. Neil Fleshner, one of POINT’s directors, pursuant to which Dr. Fleshner will provide consulting services as POINT’s Chief Medical Officer until December 31, 2021. The consulting agreement provides for an annual fee equal to $125,000 (Canadian dollars) and eligibility to receive (i) an annual bonus of up to 25% of his annual fees based upon the POINT Board’s determination that established performance objectives have been met by both POINT and Dr. Fleshner and (ii) an annual performance-based allocation of stock options equivalent in shares to 20% of his annual fee, subject to the approval of the Board. The consulting agreement also provides that during the term of the agreement and for six months thereafter, Dr. Fleshner will not (i) encourage or solicit any employee of POINT to leave POINT for any reason or to accept employment with Dr. Fleshner or any other entity and (ii) interfere with or attempt to impair the relationship with POINT and any of its non-employee consultants and advisors or attempt, directly or indirectly, to solicit, entice, hire or otherwise by inducing any non-employee consultant or advisor of POINT to terminate association with POINT.
Annual Cash Retainers
Each of POINT’s non-employee directors is eligible to receive compensation under POINT’s non-employee director compensation policy. POINT’s non-employee director compensation policy provides that each non-employee director is eligible to receive annual cash retainers as follows:
•
$12,000 (Canadian dollars) for service as a director;

•
$2,200 (Canadian dollars) additional annual cash retainer to any director serving as a member of the Governance Committee or the Compensation Committee and $3,750 (Canadian dollars) for serving as a member of the Audit Committee; and

•
$2,700 (Canadian dollars) additional annual cash retainer to any director serving as the chair of the Governance Committee or the Compensation Committee and $4,500 (Canadian dollars) for serving as the chair of the Audit Committee.

2020 Non-Employee Director Compensation Table
The following table presents the total compensation for each person other than Dr. McCann, who served as a director of POINT’s board during fiscal year 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Dr. Neil Fleshner				98,750(2)	98,750
Peggy Gilmour	4,675		125,210		129,885
Howard Glase	3,000		125,210		128,210
Jonathan Ross Goodman	4,613		125,210		129,823
Gerald Hogue	4,225		125,210		129,435
Allan C. Silber		4,755(3)		218,707(3)	223,462

(1)
All director fees and other compensation were paid in Canadian dollars and have been converted to U.S. dollars for purposes of the table using an exchange rate of 1.00 U.S. dollar to 0.79 Canadian dollar, which was the average Bank of Canada foreign exchange rate on January 1, 2021.

(2)
Dr. Fleshner is POINT’s Chief Medical Officer and was paid this amount pursuant to his consulting agreement.

(3)
Mr. Silber is POINT’s Executive Chairman and was paid these amounts pursuant to his compensation as Executive Chairman.

Director Compensation Policy
POINT’s directors, other than Dr. McCann, Mr. Silber and Dr. Fleshner, are eligible to receive cash and equity compensation under POINT’s non-employee director compensation policy described above, which will remain in effect until such time POINT consummates the Business Combination.

MANAGEMENT OF NEW POINT FOLLOWING THE BUSINESS COMBINATION
The following sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as directors and executive officers of New POINT following the consummation of the Business Combination.
Name	Age	Position
Dr. Joe McCann, Ph.D.(1)	44	Chief Executive Officer and Class III Director
Allan C. Silber(1)	72	Executive Chair and Class III Director
Bill Demers	62	Chief Financial Officer
Michael Gottlieb	42	Chief Commercial Officer
Dr. Neil Fleshner(1)	57	Chief Medical Officer and Class II Director
Todd Hockemeyer	58	Executive Vice President of U.S. Manufacturing Operations
Jessica Jensen	40	Executive Vice President Clinical Development
Donna Husack	54	Vice President, Human Resources
Justyna Kelly	36	Vice President, Medical Isotope Development and Operations
Ari Shomair	38	Vice President, Corporate Affairs
Howard Glase(1)	58	Class I Director
Jonathan Ross Goodman(1)	53	Class I Director
Peggy Gilmour(1)	61	Class I Director
Gerald Hogue(1)	63	Class III Director
David C. Lubner (2)	56	Class II Director
(3)		Class II Director

(1)
Nominated by POINT.

(2)
Nominated by RACA

(3)
To be nominated by mutual agreement of RACA and POINT prior to the mailing of this proxy statement/prospectus.

Corporate Governance
We will structure our corporate governance in a manner we believe will closely align our interests with those of our stockholders following the Business Combination and complies with the rules and regulations applicable to a publicly listed company. Notable features of this corporate governance structure include:
•
we will have independent director representation on our audit, compensation and nominating committees immediately at the time of the consummation of the Business Combination, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•
at least one of our directors will qualify as an “audit committee financial expert” as defined by the SEC; and

•
we will implement a range of other corporate governance best practices, including placing limits on the number of directorships held by New POINT’s directors to prevent “overboarding” and implementing a robust director education program.

Officers and Significant Consultants
Dr. Joe McCann, Ph.D. has served as POINT’s Chief Executive Officer since January 2020 and as a member of its board of directors since September 2019. Dr. McCann has overall responsibility for the day-to-day operations of POINT. Prior to this role, from May 2010 until December 2019, Dr. McCann held various roles of increasing responsibility at Centre for Probe Development and Commercialization (CPDC), most recently as Chief Executive Officer and President, where he led the formation and growth of the company’s contract development and manufacturing operations and the build out of radiopharmaceutical manufacturing facilities. Prior to joining CPDC, Dr. McCann was a scientist in Pharmaceutical Development at GlaxoSmithKline from July 2006 until May 2010, with responsibility for developing products across all stages of clinical development. Dr. McCann has a Ph.D. in biochemistry from McMaster University. We believe Dr. McCann is qualified to serve on New POINT’s board of directors because of his extensive executive experience in the pharmaceutical industry and his service as POINT’s Chief Executive Officer.
Allan C. Silber has served as POINT’s Executive Chairman since January 2020 and as a member of its board of directors since September 2019. Mr. Silber has served as Chairman of Verity Pharmaceuticals, a specialty pharmaceutical company since January 2018 and Chairman of Heritage Global Inc., a global financial services and asset trading company providing corporate and financial asset monetization, advisory, and valuation services, since June 2015. Mr. Silber has an extensive background in the private equity, real estate and financial services fields. Mr. Silber served as Chairman and CEO of Counsel Corporation from approximately 1982 to June 2015, and remained as Chairman of Street Capital Group Inc. (formerly Counsel Corporation) until December 2018. Mr. Silber earned a Bachelor of Science from the University of Toronto. We believe Mr. Silber is qualified to serve on New POINT’s board of directors because of his extensive executive experience and his service as POINT’s Executive Chairman.
Bill Demers has served as POINT’s Chief Financial Officer since August 2020. Mr. Demers is responsible for the planning, implementation management and operation of all financial activities at POINT. Previously the Senior Assurance Partner and Canadian National IPO Leader at Ernst & Young LLP from October 2014 until June 2018, Mr. Demers has over 38 years of professional experience involving a wide range of high-growth companies in the pharmaceutical, manufacturing, and technology sectors, including private and publicly-traded Canadian and U.S. Nasdaq-listed companies. Mr. Demers also previously served as the Chief Financial Officer of both AgMedica Bioscience Inc. (“AgMedica”) and Contract Pharmaceuticals Ltd. from September 2018 until August 2020 and July 2019, respectively. In 2019, while Mr. Demers was serving as Chief Financial Officer of AgMedica, it filed a petition under the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice, seeking an arrangement with certain of its creditors. On September 11, 2020, AgMedica implemented a Plan of Arrangement and successfully completed its emergence from creditor protection under the CCAA. Mr. Demers earned an Honours Bachelor of Business Administration in business and economics from Wilfrid Laurier University.
Michael Gottlieb has served as POINT’s Chief Commercial Officer since January 2020. Mr. Gottlieb is responsible for commercial operations, market strategy and patient-focused engagement at POINT. Prior to joining POINT, Mr. Gottlieb spent seven years at Sanofi Genzyme Canada, leading commercial operations, patient infusions and support programs, strategy and finance, and most recently served as its Rare Disease Franchise Head with responsibility for sales and marketing across a broad portfolio of orphan drug and oncology products. While in this role, Mr. Gottlieb led teams responsible for physician and patient engagement, market access, and pricing. Mr. Gottlieb earned a Bachelor of Science in biology from the University of Western Ontario and a Master of Management and Professional Accounting from the University of Toronto.
Dr. Neil Fleshner has served as POINT’s Chief Medical Officer since January 2020 and as a member of its board of directors since September 2019. Dr. Fleshner has served as the Chief Medical Officer and a member of the board of directors of Verity Pharmaceuticals since July 2016. Dr. Fleshner also previously served as the Chief Medical Officer and a member of the board of directors of Hybridine from March 2015 until September 2019. Dr. Fleshner is also a Professor of Surgery at the University of Toronto. In the past, he has served as the Head of the Division of Urology at the University Health Network, and the Head of Genitourinary Cancer Site group at the Princess Margaret Hospital, where he was awarded the prestigious Love Chair in prostate cancer prevention. Dr. Fleshner graduated with a medical degree from the University of Toronto in 1988. He completed specialty training in urologic surgery and oncology from 1993 to 1996, received a Master’s in Public Health in epidemiology from Columbia University in 1997, and completed his oncology training at Memorial Sloan-Kettering Cancer Center. Dr. Fleshner is certified in both urology and epidemiology. We believe Dr. Fleshner is qualified to serve on New POINT’s board of directors because of his extensive medical experience in the fields of oncology, urology and epidemiology and his service as POINT’s Chief Medical Officer.
Todd Hockemeyer has served as POINT’s Executive Vice President of U.S. Manufacturing Operations since March 2020. Mr. Hockemeyer is responsible for the U.S. manufacturing operations for POINT. Prior to this role, Mr. Hockemeyer led the construction and operations of a full-scale commercial radiopharmaceutical manufacturing facility at Radiomedix from February 2018 until January 2019 and previously served as the Vice President Quality and Regulatory Affairs for Zevacor from November 2011 until February 2018. An industrial engineer, with operations and manufacturing expertise spanning over 25 years, Mr. Hockemeyer has significant expertise in radiopharmaceutical manufacturing, quality systems and regulatory affairs. Mr. Hockemeyer earned a Bachelor of Science in industrial engineering from Purdue University.
Jessica Jensen has served as POINT’s Executive Vice President Clinical Development since August 2020. Ms. Jensen has over 15 years of experience developing early- and late-stage oncology drugs. Prior to joining POINT, Ms. Jensen served as Senior Vice President of Clinical Development at Progenics Pharmaceuticals from September 2014 until August 2020, advancing their PSMA-targeted diagnostic and radiotherapeutic portfolio in prostate cancer and their radiotherapeutic neuroendocrine program, which led to the approval of AZEDRA®. Previously, Ms. Jensen advanced global immunotherapy programs at the Ludwig Institute for Cancer Research, an orphan drug program at Gentium SpA, now Jazz Pharmaceuticals, and supported the development of a CRO business unit at U.S. Oncology. Ms. Jensen also currently serves as a consultant for Evergreen Theragnostics. Ms. Jensen has an expertise in study design and execution, has directly led regulatory agency communications and FDA inspections, and the clinical submission of several INDs and NDAs. Ms. Jensen started her career in the pharmaceutical industry as a Statistical Programmer and Biostatistician after receiving a Master of Public Health in epidemiology & biostatistics at George Washington University. Ms. Jensen earned a Bachelor of Science in interdisciplinary health services from Saint Joseph’s University.
Donna Husack has served as POINT’s Vice President, Human Resources since March 2021. Ms. Husack is responsible for overseeing the planning, development, implementation and administration of POINT’s human resources strategies and programs. Prior to this role, Ms. Husack served as Vice President, Human Resources of AgMedica BioScience Inc. from April 2019 until May 2020 and of Contract Pharmaceuticals Ltd. from August 2018 until January 2019. Ms. Husack was also an independent consultant with Smith & Nephew from April 2017 until June 2018 and served as Director, Human Resources of Therapure Biopharma Inc. from September 2013 until March 2017. In 2019, while Ms. Husack was serving as Vice President, Human Resources of AgMedica, it filed a petition under the CCAA in the Ontario Superior Court of Justice, seeking an arrangement with certain of its creditors. On September 11, 2020, AgMedica implemented a Plan of Arrangement and successfully completed its emergence from creditor protection under the CCAA. Ms. Husack holds an Honours Labour Degree with a minor in sociology from McMaster University and completed post-graduate studies in Business Administration and Human Resources. She has held executive board positions for Pharmaceutical Science Group and served as a member of the Governance Committee for BioTalent Canada.
Justyna Kelly has served as POINT’s Vice President, Medical Isotope Development and Operations since November 2020. Ms. Kelly is responsible for all medical isotope development and operations related to clinical and commercial programs at POINT. Ms. Kelly has 11 years of radiopharmaceutical experience from the Centre for Probe Development and Commercialization (CPDC), where she led microbiology and sterility assurance programs, supported the build-out of clinical-stage GMP manufacturing facilities, and managed several internal and client radiopharmaceutical development programs. Ms. Kelly has expertise in working with a variety of medical isotopes, including sourcing, supply chain, development and manufacturing, and application to radiopharmaceutical manufacturing. Ms. Kelly earned a Bachelor of Science and Master of Science in biochemistry from McMaster University.
Ari Shomair has served as POINT’s Vice President, Corporate Affairs since March 2020. Mr. Shomair is responsible for overseeing the corporate affairs, including the external communication between the organization and external groups, including public relations, shareholders and the financial investing community at POINT. From January 2015 until March 2020, Mr. Shomair was a director of 1413229 Ontario Inc, a management, consulting and investment company. Mr. Shomair earned an Honours Bachelor of Business Administration from the IVEY School of Business at the University of Western Ontario.
Directors
Following the consummation of the Business Combination, it is expected that the New POINT Board will consist of nine (9) directors, which will be divided into three classes (Class I, II and III) with each of Class I, II and III consisting of three directors. Pursuant to the Business Combination Agreement, the New POINT Board will consist of (i) seven (7) individuals designated by POINT prior to the mailing of this proxy statement to RACA stockholders (all of whom are currently expected to be existing members of POINT’s board of directors), (ii) at the sole discretion of RACA, one individual designated by RACA, provided that, if RACA does not designate such individual prior to the mailing of this proxy statement/prospectus to RACA stockholders, then such director seat will be filled following the Effective Time in accordance with the corporate governance guidelines of New POINT, and (iii) one individual mutually agreed upon by POINT and RACA prior to the mailing of this proxy statement/prospectus to RACA shareholders (such agreement not to be unreasonably withheld, conditioned or delayed by either POINT or RACA).
Dr. Neil Fleshner — The principal occupation and employment experience of Dr. Neil Fleshner are set forth above under the heading “Officers and Significant Consultants.”
Peggy Gilmour has served as a member of POINT’s board of directors since December 2020. Ms. Gilmour is a senior finance, risk management and audit executive with a deep understanding of both U.S. and Canadian regulatory environments. Most recently, Ms. Gilmour was Board Chair of the Institute of Internal Auditors, Toronto Chapter, and has previously held board, audit, governance and risk roles with organizations such as Metrolinx (from June 2016 until July 2018), Interac and the Ontario Pension Board. A chartered accountant by training, Ms. Gilmour gained her extensive finance experience as Chief Financial Officer of the Operations & Technology Division within BMO Financial Group and as Senior Vice President of Finance at Aviva Insurance Canada. Ms. Gilmour earned a Bachelor of Commerce in accounting from the University of Toronto. We believe Ms. Gilmour is qualified to serve on New POINT’s board of directors because of her extensive finance, accounting and executive experience and her service on POINT’s board of directors.
Howard Glase has served as a member of POINT’s board of directors since September 2019. Mr. Glase has over twenty years of Canadian and U.S. corporate pharmaceutical senior commercial management experience and has served as the Chief Executive Officer of Verity Pharmaceuticals since January 2016. Mr. Glase has experience as a Chief Executive Officer within the medical market research and scientific communications industries. Mr. Glase acquired corporate pharmaceutical brand experiences in the launch of Cipro in Canada and Cipro IV for global markets. Additionally, Mr. Glase launched Cardizem CD in Canada and moved to the national commercial team in the United States (Sanofi) on the cardiovascular portfolio, with national responsibilities on Cardizem CD ($1.3 billion in sales) and led the launch of Teczem (co-promoted with Merck) in the American hypertension market. Mr. Glase received a certificate in business and finance from the Diploma Program at the University of Western Ontario. We believe Mr. Glase is qualified to serve on New POINT’s board of directors because of his extensive executive and industry experience and his service on POINT’s board of directors.
Jonathan Ross Goodman has served as a member of POINT’s board of directors since December 2020. Mr. Goodman was the co-founder, President and Chief Executive Officer of publicly-traded Paladin Labs Inc. (“Paladin”) (TSE: PLB), which was acquired in 2014 by Endo International Inc. (NASDAQ: ENDP) for $3.2 billion. Upon Paladin’s acquisition, Mr. Goodman started a second publicly-traded specialty pharmaceutical company, Knight Therapeutics Inc., where Mr. Goodman has served as Chief Executive Officer and as a director since February 2014. Mr. Goodman is a recipient of the Globe and Mail’s Top 40 Under 40 award, Federation CJA’s Sam Steinberg Award for entrepreneurial excellence and the Koach Award for leading campaigner, UIA Federations of Canada National Young Leadership Award of Distinction, the Special Recognition Award by Brain Injury Canada and Bernard Gross Leadership Award by ORT Montreal. He was also appointed Honorary Chairman of the Ride to Conquer Cancer and was named Quebec Entrepreneur of the Year in the Life Sciences by the National Post and Ernst & Young LLP. Mr. Goodman earned a B.A in economics and an LL.B/MBA in law and business from McGill University. We believe Mr. Goodman is qualified to serve on New POINT’s board of directors because of his extensive executive and industry experience and his service on POINT’s board of directors.
Gerald Hogue has served as a member of POINT’s board of directors since December 2020. Mr. Hogue is the founder of VieCure, an oncology EMR software platform, and has served as its President and Chief Executive Officer since November 2015. Mr. Hogue has spent many years working in the field of enabling technologies for cancer care. In 1993, Mr. Hogue founded OpTx Corporation, which created the world’s first oncology-specific electronic medical record and decision support system. Mr. Hogue earned a diploma in computer science and business from Red River Community College. We believe Mr. Hogue is qualified to serve on New POINT’s board of directors because of his extensive executive and industry experience and his service on POINT’s board of directors.

David C. Lubner has served as a member of the RACA’s board of directors since May 2020. Mr. Lubner served as Executive Vice President and Chief Financial Officer of Ra Pharmaceuticals, Inc. acquired by UCB S.A. in April 2020, from January 2016 until June 2020. Prior to joining Ra Pharmaceuticals, Inc., Mr. Lubner served as Chief Financial Officer of Tetraphase Pharmaceuticals, Inc., a biotechnology company, from its inception in 2006 through 2016, as Chief Financial Officer of PharMetrics Inc., a patient-based pharmacy and medical claims data informatics company, from 1999 until it was acquired by IMS Health in 2015. Prior to joining PharMetrics, Mr. Lubner served as Vice President and Chief Financial Officer of ProScript, Inc. from 1996 to 1999, where Velcade® (bortezomib), a therapy widely used for the treatment of the blood cancer, multiple myeloma, was discovered. Mr. Lubner serves on the boards of directors of Dyne Therapeutics, Inc. and Vor Biopharma, Inc. and as chairman of Gemini Therapeutics, Inc. as well as several private companies and was previously a member of the board of directors of Nightstar Therapeutics plc (formerly NASDAQ: NITE), which was acquired by Biogen in June 2019. Mr. Lubner is a member of the American Institute of CPAs and a Certified Public Accountant in the Commonwealth of Massachusetts. Mr. Lubner received his B.S. in business administration from Northeastern University and M.S. in taxation from Bentley University. We believe Mr. Lubner is qualified to serve on New POINT’s board of directors because of his extensive experience serving in senior level financial positions of numerous companies, his experience with biopharmaceutical companies, his executive leadership experience and his experience as a director of a public biotechnology company, including serving as chair of the audit committee.
Dr. Joe McCann, Ph.D. — The principal occupation and employment experience of Dr. McCann are set forth above under the heading “Officers and Significant Consultants.”
Allan C. Silber — The principal occupation and employment experience of Mr. Silber are set forth above under the heading “Officers and Significant Consultants.”
Director Independence
The rules of the Nasdaq require that a majority of the New POINT Board be independent. An “independent director” is defined generally as a person other than an executive officer or employee of RACA or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. It is anticipated that each individual expected to serve on the New POINT Board upon consummation of the Business Combination, other than Dr. Neil Fleshner, Howard Glase, Dr. Joe McCann, Ph.D. and Allan C. Silber, will qualify as an independent director under Nasdaq listing standards.
Role of New POINT Board of Directors in Risk Oversight
Upon the consummation of the Business Combination, one of the key functions of the board of directors will be informed oversight of New POINT’s risk management process. The board of directors does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through New POINT Board of directors as a whole, as well as through various standing committees of New POINT Board of directors that address risks inherent in their respective areas of oversight. In particular, New POINT Board of directors will be responsible for monitoring and assessing strategic risk exposure and New POINT’s audit committee will have the responsibility to consider and discuss New POINT’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. New POINT’s compensation committee will also assess and monitor whether New POINT’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Committees of the Board of Directors
Following the consummation of the Business Combination, it is anticipated that New POINT Board will have three standing committees: an audit committee, a compensation committee and a nominating committee. Our audit committee will be composed of    independent directors, and it is anticipated that our compensation committee and our nominating committee will each be composed of at least    independent directors.

Audit Committee
Upon consummation of the Business Combination, it is anticipated that the members of our audit committee will consist of             ,              and             .              is expected to serve as the chairperson of the audit committee. Under the Nasdaq listing rules and applicable SEC rules, we are required to have at least three members of the audit committee. The rules of the Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be composed solely of independent directors, and it is anticipated that each will qualify as independent directors under applicable rules. Each of             ,              and              is financially literate and it is anticipated that              will qualify as an “audit committee financial expert” as defined in applicable SEC rules.
Compensation Committee
Upon consummation of the Business Combination, our compensation committee will consist of at least    members of New POINT Board, all of which will be independent directors. The members of the compensation committee are expected to be          ,           and          .
Nominating Committee
Upon consummation of the Business Combination, our nominating committee will consist of at least    members of New POINT Board, all of which will be independent directors. The members of the nominating committee are expected to be          ,           and          .
Code of Business Conduct and Ethics
New POINT will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the consummation of the Business Combination, the Code of Business Conduct and Ethics will be available on New POINT’s website at www.pointbiopharma.com. Information contained on or accessible through such website is not a part of this proxy statement/prospectus, and the inclusion of the website address in this proxy statement/prospectus is an inactive textual reference only. New POINT intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.
Compensation Committee Interlocks and Insider Participation
No member of New POINT’s compensation committee has ever been an officer or employee of either company. Mr. Silber and Dr. Fleshner currently serve as members of the compensation committee of Verity Pharmaceuticals, where Mr. Glase is the chief executive officer. Other than the foregoing, none of the expected executive officers of New POINT serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.
Director Compensation
Following the consummation of the Business Combination, our compensation committee will determine the annual compensation to be paid to the members of the New POINT Board.
Executive Compensation
Following the consummation of the Business Combination, New POINT intends to develop an executive compensation program that is designed to align compensation with New POINT’s business objectives and the creation of stockholder value, while enabling New POINT to attract, motivate and retain individuals who contribute to the long-term success of New POINT. The executive compensation program may include an executive compensation plan for which New POINT would seek stockholder approval following the consummation of the Business Combination.
Decisions on the executive compensation program will be made by the compensation committee of New POINT Board.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of shares of RACA Common Stock as of the Record Date and of New POINT Common Stock immediately following consummation of the Business Combination by:
•
each person known by RACA to be the beneficial owner of more than 5% of RACA’s outstanding Common Stock on the Record Date;

•
each person known by RACA who may become beneficial owner of more than 5% of New POINT’s outstanding Common Stock immediately following the Business Combination;

•
each of RACA’s current executive officers and directors;

•
each person who will become an executive officer or a director of New POINT upon consummation of the Business Combination;

•
all of RACA’s current executive officers and directors as a group; and

•
all of New POINT’s executive officers and directors as a group after the consummation of the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security.
Name and Address of Beneficial Owners(1)	Prior to Business Combination(2)		After Business Combination
			Assuming No Redemptions(3)		Assuming Maximum Redemptions(4)
	Number of Shares	%	Number of Shares	%	Number of Shares	%
Directors and officers Prior to the Business Combination:
Peter Kolchinsky, Ph.D.	—	*	—	*	—	*
Matthew Hammond, Ph.D.	—	*	—	*	—	*
Daniel S. Grau	35,400	*	35,400	*	35,400	*
David C. Lubner	35,400	*	35,400	*	35,400	*
Michael P. Gray	35,400	*	35,400	*	35,400	*
All directors and officers prior to the Business Combination (five persons)	106,200	*	106,200	*	106,200	*
Directors and officers after the Business Combination:
Dr. Joe McCann(5)	—	*	3,614,154	3.91	3,614,154
Allan C. Silber(6)	—	*	15,131,542	16.37	15,131,542
Bill Demers	—	*	—	*	—	*
Michael Gottlieb(7)	—	*	1,156,888	1.25	1,156,888
Dr. Neil Fleshner(8)	—	*	4,932,827	5.34	4,932,827
Todd Hockemeyer(9)	—	*	466,343	*	466,343	*
Jessica Jensen(10)	—	*	125,554	*	125,554	*
Donna Husack	—	*	—	*	—	*
Justyna Kelly	—	*	—	*	—	*
Ariel Shomair(11)	—	*	1,022,366	1.11	1,022,366
Howard Glase(12)	—	*	3,632,091	3.93	3,632,091
Jonathan Ross Goodman(13)	—	*	57,396	*	57,396	*
Peggy Gilmour	—	*	—	*	—	*

Name and Address of Beneficial Owners(1)	Prior to Business Combination(2)		After Business Combination
			Assuming No Redemptions(3)		Assuming Maximum Redemptions(4)
	Number of Shares	%	Number of Shares	%	Number of Shares	%
Gerald Hogue	—	*	—	*	—	*
David C. Lubner	35,400	*	35,400	*	35,400	*
Independent Director
All directors and officers after the Business Combination as a group ([16 persons)	35,400	*	30,174,561		30,174,561
Five Percent Holders:
Therapeutics Acquisition Holdings LLC(14)	3,757,700	21.55
BlackRock, Inc.(15)	1,500,000	8.60
Boxer Capital, LLC(16)	1,500,000	8.60
Biotechnology Value Fund, L.P.(17)	954,966	5.48
Bain Capital Life Sciences Fund II, L.P.(18)	1,000,000	5.74
Franklin Resources, Inc.(19)	1,000,000	5.74
Wellington Management Group LLP(20)	877,832	5.04
Avoro Capital Advisors LLC(21)	1,000,000	5.74
T. Rowe Price Associates, Inc.(22)	921,822	5.29
Perceptive Advisors LLC(23)	1,500,000	8.60

*
Less than 1%

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is 22 St Clair Ave E Suite 1201, Toronto, ON M4T 2S3, Canada.

(2)
Prior to the Business Combination, the percentage of beneficial ownership of RACA on the record date is calculated based on (i) 14,041,400 Class A Common Stock and (ii) 3,392,500 Class B Common Stock, in each case, outstanding as of such date.

(3)
The expected beneficial ownership of New POINT immediately upon consummation of the Business Combination, assuming no holders of public shares exercise their redemption rights in connection therewith and the Closing occurs on            , 2021, is based on 92,433,900 shares of New POINT Common Stock outstanding as of such date, and consists of (i) 14,041,400 shares of Class A Common Stock that will convert into a like number of shares of New POINT Common Stock, (ii) 3,392,500 shares of Class B Common Stock that will convert into a like number of shares of New POINT Common Stock, (iii) 58,500,000 shares of New POINT Common Stock that will be issued to the holders of shares of common stock of POINT, and (iv) 16,500,000 shares of Class A Common Stock that will be issued in the PIPE Financing and will convert into a like number of shares of New POINT Common Stock .

(4)
The expected beneficial ownership of New POINT immediately upon consummation of the Business Combination, assuming all holders of RACA’s Class A Common Stock exercise their redemption rights in connection therewith and the Closing occurs on       , 2021, is based on        shares of New POINT Common Stock outstanding as of such date, and consists of (i)         shares of Class A Common Stock that will convert into a like number of shares of New POINT Common Stock, (ii) 3,392,500 shares of Class B Common Stock that will convert into a like number of shares of New POINT Common Stock, (iii) 58,500,000 shares of New POINT Common Stock that will be issued to the holders of shares of common stock of POINT, and (iv) 16,500,000 shares of Class A Common Stock that will be issued in the PIPE Financing and will convert into a like number of shares of New POINT Common Stock.

(5)
Consists of 3,614,154 shares of New POINT Common Stock to be issued in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing.

(6)
Consists of (i) 3,588,250 shares of New POINT Common Stock to be issued to Mr. Silber in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing and (ii) 1,697 shares of New POINT common stock issuable upon the exercise of New POINT options issued to Mr. Silber in exchange of pre-Closing POINT options within 60 days of            . Also consists of (i) 1,391,387 shares of New POINT Common Stock to be issued to Allan Silber in Trust, of which Mr. Silber is the trustee, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing; (ii) 4,035,656 shares of New POINT Common Stock to be issued to Silber Holdings, Inc., a company of which Mr. Silber is the President, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing; (iii) 71,745 shares of New POINT Common Stock to be issued to Anglian Holdings, LLC, of which Mr. Silber is the sole member and manager, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing; (iv) 1,495,883 shares of New POINT Common Stock to be issued to David Silber, an immediate family member of Mr. Silber, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing; (v) 313,884 shares of New POINT Common Stock to be issued to Hinda Silber, an immediate family member of Mr. Silber, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing; (vi) 2,568,471 shares of New POINT Common Stock to be issued to Jay Silber, an immediate family member of Mr. Silber, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing; (vii) 169,685 shares of New POINT common stock issuable upon the exercise of New POINT options issued to Jay Silber in exchange of pre-Closing POINT options within 60 days of            ; and (viii) 1,495,883 shares of New POINT Common Stock to be issued to Leah Silber, an immediate family member of Mr. Silber, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing. Mr. Silber holds sole voting and dispositive power over the shares held by Allan Silber in Trust, Silber Holdings, Inc. and Anglian Holdings, LLC. Mr. Silber has no voting or dispositive power over the shares held by David Silber, Hinda Silber, Jay Silber and Leah Silber and disclaims beneficial ownership of all such shares.
(7)
Consists of 1,156,888 shares of New POINT Common Stock to be issued in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing.

(8)
Consists of 3,587,250 shares of New POINT Common Stock to be issued to Dr. Fleshner in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing. Also consists of (i) 233,171 shares of New POINT Common Stock to be issued to 15108789 Ontario Inc., a company owned by Dr. Fleshner, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing; (ii) 394,598 shares of New POINT Common Stock to be issued to the Fleshner Family Trust, a trust controlled by Dr. Fleshner’s brother, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing; (iii) 358,725 shares of New POINT Common Stock to be issued to 6093353 Ontario Inc., Dr. Fleshner’s brother-in-law’s company, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing; (iv) 179,363 shares of New POINT Common Stock to be issued to Eleanore Rosenstein, an immediate family member of Dr. Fleshner, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing; (v) 179,363 shares of New POINT Common Stock to be issued to Carole Rosenstein, an immediate family member of Dr. Fleshner, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing; and (vi) 359 shares of New POINT Common Stock to be issued to Patricia North in Trust, a trust controlled by Dr. Fleshner’s wife, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing. Dr. Fleshner holds sole voting and dispositive power of the shares held by 15108789 Ontario Inc.

(9)
Consists of 466,343 shares of New POINT Common Stock to be issued in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing.

(10)
Consists of 125,554 shares of New POINT Common Stock issuable upon the exercise of New POINT options issued in exchange of pre-Closing POINT options within 60 days of            .

(11)
Consists of (i) 771,259 shares of New POINT Common Stock to be issued to Mr. Shomair in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing and (ii) 35,873 shares of New POINT common stock issuable upon the exercise of New POINT options issued to Mr. Shomair in exchange of pre-Closing POINT options within 60 days of            . Also consists of (i) 107,618 shares of New POINT Common Stock to be issued to Nicole Shomair and Michael Shiman, immediate family members of Mr. Shomair, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing and (ii) 107,608 shares of New POINT Common Stock to be issued to Benjamin

Shomair, an immediate family member of Mr. Shomair, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing.
(12)
Consists of 3,632,091 shares of New Common Stock to be issued to Compass Science Meeting, Inc., a company owned by Mr. Glase, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing Mr. Glase holds sole voting and dispositive power over such shares.

(13)
Consists of 21,524 shares of New POINT Common Stock to be issued to Mr. Goodman in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing. Also consists of 35,873 shares of New POINT Common Stock to be issued to Long Zone Holdings, Inc., a company owned by Mr. Goodman’s family, in exchange for outstanding pre-Closing shares of POINT Common Stock at the Closing. Mr. Goodman holds sole voting and dispositive power over such shares.

(14)
Interests shown consist of both founder shares, classified as Class B common stock, and 471,400 private placement shares sold simultaneously with the closing of the Initial Public Offering. Founder shares will automatically convert into shares of Class A common stock at the time of our initial business combination.

(15)
Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 8, 2021. BlackRock, Inc. exercises sole voting and dispositive power over 1,500,000 shares. The principal business address of the beneficial owner is 55 East 52nd Street, New York, NY 10055.

(16)
Based on a Schedule 13G filed by Boxer Capital, LLC, Boxer Asset Management Inc. and Joe Lewis with the SEC on July 20, 2020. Each of Boxer Capital, LLC, Boxer Asset Management Inc. and Joe Lewis has shared voting and shared dipositive power over 1,500,000 shares. The principal business address of the Boxer Capital, LLC is 11682 El Camino Real, Suite 320, San Diego, CA 92130. The principal business address of Boxer Management Inc. and Joe Lews is Cay House, EP Taylor Drive N7776, Lyford Cay, New Providence, Bahamas.

(17)
Based on a Schedule 13G/A filed by Biotechnology Value Fund, L.P., BVF I GP LLC, Biotechnology Value Fund II, L.P., BVF II GP LLC, Biotechnology Value Trading Fund OS LP, BVF Partners OS Ltd., BVF GP Holdings LLC, BVF Partners L.P., BVF Inc., and Mark N. Lampert with the SEC on February 16, 2021. Each of Biotechnology Value Fund, L.P. and BVF I GP LLC has shared voting and shared dispositive power over 505,022 shares. Each of Biotechnology Value Fund II, L.P. and BVF II GP LLC has shared voting and shared dispositive power over 371,774 shares. Each of Biotechnology Value Trading Fund OS LP and BVF Partners OS Ltd. has shared voting and shared dispositve power over 61,011 shares. BVF GP Holdings LLC has shared voting and shared dispositve power over 876,796 shares. Each of BVF Partners L.P., BVF Inc. and Mark N. Lampert has shared voting and shared dispositive power over 954,966 shares. The principal business address of Biotechnology Value Fund, L.P., BVF I GP LLC, Biotechnology Value Fund II, L.P., BVF II GP LLC, BVF GP Holdings LLC, BVF Partners, L.P., BVF Inc. and Mark N. Lampert is 44 Montgomery St., 40th Floor, San Francisco, CA 94104. The principal business address of Biotechnology Value Trading Fund OS LP and BVF Partners OS Ltd. is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(18)
Based on a Schedule 13G filed by Bain Capital Life Sciences Fund II, L.P. and BCIP Life Sciences Associates, LP with the SEC on July 20, 2020. Bain Capital Life Sciences Fund II, L.P. has shared voting and shared dispositve power over 891,429 shares. BCIP Life Sciences Associates, LP has shared voting and shared dispositive power over 108,571 shares. The principal business address of each of Bain Capital Life Sciences Fund II, L.P. and BCIP Life Sciences Associates, LP is 200 Clarendon Street, Boston, MA 02116.

(19)
Based on a Schedule 13G filed with the SEC by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. on February 2, 2021. According to the Schedule 13G, as of December 31, 2020, FRI has sole voting power and sole dispositive power over 1,000,000 shares of Class A Common Stock. According to the Schedule 13G, Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. As such, they may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. The Schedule 13G states that FRI, Charles B. Johnson and Rupert H. Johnson, Jr. each disclaim any pecuniary interest in any of such securities. The address of FRI is One Franklin Parkway, San Mateo, California, 94403.

(20)
Based on a Schedule 13G filed with the SEC on February 4, 2021, reflecting the beneficial ownership of our Class A Common Stock by Wellington Management Group LLP (“Wellington”), Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. According to the Schedule 13G, as of December 31, 2020, each of Wellington, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLC has (i) shared voting power with respect to 853,705 shares and (ii) shared dispositive power with respect to 877,832 shares. Wellington Management Company LLP has (i) shared voting power with respect to 853,705 shares and (ii) shared dispositive power with respect to 868,340 shares. The shares are held by clients of one or more of certain investment advisors directly or indirectly owned by Wellington. The address for Wellington, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(21)
Based on a Schedule 13G filed with the SEC on February 12, 2021 Avoro Capital Advisors LLC (“Avoro”) reports sole voting power and sole dispositive power with respect to 1,000,000 shares of common stock. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro. The address for Avoro and Dr. Aghazadeh is 110 Greene Street, Suite 800, New York, New York 10012.

(22)
Based on a Schedule 13G filed with the SEC on February 16, 2021 by T. Rowe Price Associates, Inc. (“Price Associates”), reporting ownership as of December 31, 2020. Price Associates reported sole voting power as to 97,625 shares and sole dispositive power as to 921,822 shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(23)
Based on a Schedule 13G filed on February 16, 2021 on behalf of Perceptive Advisors LLC (“Perceptive”), Joseph Edelman and Perceptive Life Sciences Master Fund Ltd. Perceptive Life Sciences Master Fund Ltd. directly holds 1,500,000 shares of common stock. Perceptive Advisors LLC serves as the investment manager to Perceptive Life Sciences Master Fund Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund Ltd. Mr. Edelman is the managing member of Perceptive Advisors LLC and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund Ltd. The address for Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain Relationships and Related Person Transactions — RACA
On April 30, 2020, we issued 2,875,000 founder shares to our Sponsor in exchange for a capital contribution of $25,000, or approximately $0.01 per share. In June 2020, our Sponsor transferred 30,000 Founder Shares to each of Messrs. Grau, Gray and Lubner. On July 8, 2020, we effected a 1:1.18 stock split of our Class B Common Stock, resulting in our Sponsor holding an aggregate of 3,286,300 founder shares and there being an aggregate of 3,392,500 Founder Shares outstanding. The number of founder shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the initial public offering (excluding the private placement shares). Up to 442,500 Founder Shares are subject to forfeiture by our Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The shares transferred to certain of our directors will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. The Founder Shares (including the shares of Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our Sponsor purchased, pursuant to a written agreement, 471,400 shares of Class A Common Stock in a private placement, at a price of $10.00 per share for an aggregate purchase price of $4.7 million. The private placement shares are identical to the shares of Class A Common Stock sold in the initial public offering, subject to certain limited exceptions as described in this prospectus.
If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
No compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
In order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement shares at a price of $10.00 per share at the option of the lender.
Certain Relationships and Related Person Transactions — POINT
Other than compensation arrangements for POINT’s directors and executive officers, which are described elsewhere in this proxy statement/prospectus, below is a description of transactions since POINT’s Inception in September 2019 to which POINT was a party or will be a party, in which:
•
the amounts involved exceeded or will exceed the lesser of (1) $120,000, or (2) 1% of the average of POINT’s total assets at year end for the last two completed fiscal years; and

•
any of POINT’s directors, executive officers or holders of more than 5% of any class of POINT’s capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest

POINT Founders Shares and Private Placements
During the year ended December 31, 2020, POINT issued 13,375,384 common shares at $0.01 per share raising $133,754 (the “POINT Founders Round”). From March 2020 through May 2020, POINT issued 1,058,500 common shares at $5.00 per share, raising $5,292,500 (the “Seed Round”). From June 2020 through August 2020, POINT issued 800,000 common shares at $25.00 per share, raising $20 million, as part of the POINT Series A private placement financing. In connection with the POINT Series A private placement financing, POINT issued 800,000 share warrants to Western Capital Group, LLC allowing the warrant holder to acquire an additional 800,000 common stock of POINT with a par value of $0.001 per share at an exercise price of $25.00 per share. On January 28, 2021, the Western Capital Group, LLC exercised the warrants and POINT received cash proceeds of $20 million. All outstanding shares of capital stock of POINT will be converted into a number of shares of New POINT Common Stock equal to the exchange ratio upon the completion of the Business Combination.
The table below sets forth the number of shares of common shares purchased by POINT’s related parties:
Stockholder	Shares of Common Stock	Total Cash Purchase Price
Allan C. Silber(1)	4,170,370	$1,835,875
Ariel Shomair(2)	275,000	1,000,750
Dr. Neil Fleshner(3)	1,375,100	138,501
Jonathan Ross Goodman(4)	16,000	400,000
Michael Gottlieb(5)	322,500	115,500
Western Capital Group, LLC(6)	1,000,000	25,000,000

(1)
Mr. Silber, Executive Chairman of POINT, purchased 1,000,000 common shares in the POINT Founder Round for $10,000. Allan Silber in Trust, a beneficial owner of more than 5% of POINT’s capital stock, purchased (i) 150,000 common shares in the POINT Founder Round for $1,500, (ii) 232,500 common shares in the Seed Round for $1,162,500, and (iii) 5,370 common shares in the POINT Series A private placement for $134,250. Mr. Silber is the trustee of the Allan Silber in Trust. Silber Holdings Inc. purchased 1,125,000 common shares in the POINT Founder Round for $11,250. Mr. Silber is the President of Silber Holdings Inc. Anglian Holdings, LLC purchased 20,000 common shares in the POINT Series A private placement for $500,000. Mr. Silber is the sole member and manager of Anglian Holdings, LLC. David Silber, Hinda Silber, Jay Silber and Leah Silber, immediate family members of Mr. Silber, purchased a total of 1,637,500 common shares in the POINT Founder Round for $16,375. Mr. Silber has no voting or dispositive power over the shares held by David Silber, Hinda Silber, Jay Silber and Leah Silber and disclaims beneficial ownership of all such shares.

(2)
Ariel Shomair, Vice President of Corporate Affairs & Strategy of POINT, purchased (i) 75,000 common shares in the POINT Founder Round for $750 and (ii) 140,000 common shares in the Seed Round for $700,000. Nicole Shomair and Michael Shiman and Benjamin Shomair, immediate family members of Mr. Shomair, purchased a total of 60,000 common shares in the Seed Round for $300,000.

(3)
Dr. Fleshner, a director and Chief Medical Officer of POINT purchased 1,000,000 common shares in the POINT Founder Round for $10,000. 15108789 Ontario Inc., a company owned by Dr. Fleshner, purchased (i) 50,000 common shares in the POINT Founder Round for $500 and (ii) 15,000 common shares in the Seed Round for $75,000. The Fleshner Family Trust, a trust controlled by Dr. Fleshner’s brother, purchased (i) 100,000 common shares in the POINT Founder Round for $1,000 and (ii) 10,000 common shares in the Seed Round for $50,000. 6093353 Ontario Inc., Dr. Fleshner’s brother-in-law’s company, purchased 100,000 common shares in the POINT Founder Round for $1,000. Patricia North in Trust, a trust controlled by Dr. Fleshner’s wife’s purchased 100 common shares in the POINT Founder Round for $1.00. Eleanore Rosenstein, Carole Rosenstein, immediate family members of Dr. Fleshner, purchased a total of 100,000 common shares in the POINT Founder Round for $1,000. Dr. Fleshner has no voting or dispositive power over the shares held by The Fleshner Family

Trust,6093353 Ontario Inc., Patricia North in Trust, Eleanore Rosenstein and Carole Rosenstein and disclaims beneficial ownership of all such shares.
(4)
Jonathan Goodman, a director of POINT, purchased 6,000 common shares in the POINT Series A private placement for $150,000. Long Zone Holdings Inc., a company owned by Jonathan Goodman’s family, purchased 10,000 common shares in the POINT Series A private placement for $250,000.

(5)
Michael Gottlieb, Chief Commercial Officer of POINT, purchased (i) 300,000 common shares in the POINT Founder Round for $3,000 and (ii) 22,500 common shares in the Seed Round for $112,500.

(6)
Western Capital Group, LLC, a beneficial owner of 5% of POINT’s capital stock, purchased 200,000 shares in the POINT Series A private placement for $5,000,000 and exercised all outstanding warrants on January 28, 2021 to purchase 800,000 common shares for $20,000,000.

Stockholders Agreement and Right of First Refusal
POINT entered into a stockholders agreement dated March 25, 2020 with Dr. Fleshner, Mr. Glase, Dr. McCann and Mr. Silber (“POINT Founders and Key Holders”). The stockholders agreement contains agreements among the parties with respect to, among other things, board nominations rights, drag-along rights and restrictions on transfer of shares. The stockholders agreement will terminate upon the consummation of the Business Combination. POINT also entered into a Right of First Refusal Agreement dated March 25, 2020, with the POINT Founders and Key Holders. The Right of First Refusal Agreement provides, among other things, a right of first refusal to POINT, a secondary refusal right to the Key Holders, and a right of co-sale, in respect of proposed transfers of POINT’s Common Stock. The Right of First Refusal Agreement will terminate upon the consummation of the Business Combination.
Allan Silber’s Guarantee of the Mortgage Loan on the Indianapolis Facility
On July 10, 2020, West 78th Street, LLC, a wholly-owned subsidiary of POINT, entered into a Loan and Security Agreement with CIBC Bank USA pursuant to which it obtained a mortgage loan in the amount of $3,562,500 (the “Mortgage”) for the purpose of purchasing land and a 77,000 square-foot building located in Indianapolis, Indiana. The Mortgage bears interest at 2.85% plus a minimum rate of 1-month LIBOR, subject to a LIBOR floor of 0.25%. The Mortgage requires quarterly interest payments, which commenced on October 1, 2020, with the principal amount due at maturity on January 10, 2022. The Mortgage is guaranteed by Mr. Silber, Executive Chairman of POINT.
Policies and Procedures for Related Party Transactions Following the Business Combination
Upon consummation of the Business Combination, New POINT will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which New POINT or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
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any person who is, or at any time during the applicable period was, one of New POINT’s officers or one of New POINT’s directors;

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any person who is known by New POINT to be the beneficial owner of more than five percent (5%) of its voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

New POINT will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.

COMPARISON OF CORPORATE GOVERNANCE AND STOCKHOLDER RIGHTS
Set forth below is a summary comparison of material differences between the rights of RACA stockholders under Current Charter and Current Bylaws (left column) and under the Proposed Charter and the proposed amended and restated bylaws of New POINT, (the “Proposed Bylaws”) (right column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of the governing documents described herein. The summary below is subject to, and qualified in its entirety by reference to, the full text of Current Charter and Current Bylaws as well as the Proposed Charter a copy of which is attached as Annex C to this proxy statement/prospectus, and the Proposed Bylaws, a copy of which is filed as Exhibit 3.2, to the Registration Statement of which this proxy statement/prospectus forms a part, as well as the relevant provisions of the DGCL. You should carefully read this entire document and the other referenced documents, including the governing corporate instruments, for a more complete understanding of the differences between being an RACA stockholder before the Business Combination and being a New POINT stockholder following the completion of the Business Combination.
For more information on the Charter Amendment Proposal, see the section entitled “The Charter Amendment Proposal.”
RACA	New POINT
Name Change
RACA’s current name is Therapeutics Acquisition Corp.	RACA will change its corporate name to POINT Biopharma Global Inc.
Purpose
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized in Delaware. In addition, RACA has the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of RACA, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination.	The purpose of the corporation will be to engage in any lawful act or activity for which corporations may be organized in Delaware.
Authorized Capital Stock

The total number of shares of all classes of capital stock which RACA is authorized to issue is 111,000,000 shares, each with a par value of $0.0001 per share, consisting of:
RACA Common Stock. The authorized common stock of RACA consists of 110,000,000 shares of common stock, including 100,000,000 shares of Class A Common Stock, of which 14,041,400 were issued and outstanding as of March 4, 2021, and (i) 10,000,000 shares of Class B Common Stock, of which 3,392,500 were issued and outstanding as of March 4, 2021.
RACA preferred stock. The authorized preferred stock of RACA consists of 1,000,000 shares of preferred stock, of which no shares were issued and outstanding as of March 4, 2021.

The total number of shares of all classes of capital stock which the Corporation is authorized to issue will be 450,000,000 shares each with a par value of $0.0001 per share.
New POINT Common Stock. The authorized common stock of New POINT will consist of 430,000,000 shares of common stock.
New POINT preferred stock. The authorized preferred stock of New POINT will consist of 20,000,000 shares of preferred stock.

RACA	New POINT
Rights of Preferred Stock
The Current Charter permits RACA’s Board to provide out of the unissued shares of preferred stock for one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series, to fix the voting rights, if any, powers, designations, preference and relative, participating, optional, special, and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof. The rights of each series of preferred stock shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series of preferred stock and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL.	The Proposed Charter would permit New POINT’s Board to provide out of the unissued shares of preferred stock for one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series, to fix the voting rights, if any, powers, designations, preference and relative, participating, optional, special, and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof. The rights of each series of preferred stock shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series of preferred stock and included in a Preferred Stock Designation filed pursuant to the DGCL.
Conversion
The Class B Common Stock shall convert into Class A Common Stock on a one-for-one basis at the option of the holder and automatically on the closing of the Business Combination, provided that in the case of the additional issuance of certain securities above specified amounts, the conversion ratio shall be adjusted. The adjustment of the conversion ratio may be waived by written consent of a majority of the holders of Class B Common Stock, but in no event shall the conversion ratio be less than one-to-one.	Any right of conversion of New POINT preferred stock, as it may be issued from time to time, into any other series of preferred stock or common stock in New POINT, shall be fixed by the Board as part of the preferred stock’s terms.
Number and Qualification of Directors
Subject to the rights of holders of any series of preferred stock to elect directors, the number of directors that constitute the Board shall be determined from time to time by resolution of the majority of the Board. Directors need not be stockholders of RACA.	Subject to the rights of holders of any series of preferred stock to elect directors, the number of directors that constitute New POINT Board shall be determined from time to time by resolution of the majority of the Board. Directors need not be stockholders of New POINT.
Structure of Board; Election of Directors

Delaware law permits a corporation to classify its board of directors into as many as three classes with staggered terms of office. Under the Current Charter, the Board is classified into three classes of directors with staggered terms of office.
If the number of directors changes, the change will be distributed to keep the class sizes as close as possible, but a decrease in the number of directors will not shorten the term of any incumbent. If one or more series of preferred stock are granted the right to elect one or more directors, those directors shall be excluded from the allocation of directors into three classes unless otherwise expressly provided in the applicable Preferred Stock Designation.

Delaware law permits a corporation to classify its board of directors into as many as three classes with staggered terms of office. Under the Proposed Charter, New POINT Board will be classified into three classes of directors with staggered terms of office.
If the number of directors changes, the change will be distributed in the discretion of the Board, but a decrease in the number of directors will not shorten the term of any incumbent. If one or more series of preferred stock are granted the right to elect one or more directors, those directors shall be excluded from the allocation of directors into three classes unless otherwise expressly provided in the applicable Preferred Stock Designation.

RACA	New POINT
Subject to the rights of the holders of one or more series of preferred stock to elect directors, the election of directors shall be determined by a plurality of the votes cast.	Subject to the rights of the holders of one or more series of preferred stock to elect directors, the election of directors shall be determined by a plurality of the votes cast.
Removal of Directors
Directors may be removed at any time, but only for cause and only by the affirmative vote of the majority of the voting power of all then outstanding capital shares of RACA entitled to vote in the election of directors, voting together as a single class.	Directors may be removed at any time, but only for cause and only by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding capital shares of New POINT entitled to vote in the election of directors, voting together as a single class.
Voting

Except as otherwise required by statute, the Current Charter or any Preferred Stock Designation, the RACA Common Stock possesses all power of voting, and each share of RACA Common Stock shall entitle the holder to one vote. The RACA Common Stock shall generally vote as a single class.
Subject to the rights of the holders of preferred stock to elect directors pursuant to the terms of one or more series of preferred stock, at all meetings at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes, unless the matter is one upon which, by applicable law, the Current Charter, the Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control.
The RACA Common Stock shall not have the right to vote on any amendment to the Charter affecting the rights of any class of preferred stock or RACA Common Stock if the Current Charter, including any Preferred Stock Designation, grants exclusive rights to vote on the amendment to one or more specified series of preferred stock or RACA Common Stock.
In addition, the powers, preferences, and rights of the Class B Common Stock may not be modified without the prior vote or written consent of a majority of the holders of the Class B Common Stock then outstanding.

Except as otherwise required by statute, the Proposed Charter or any Preferred Stock Designation that may be adopted, New POINT Common Stock will possess all power of voting, and each share of New POINT Common Stock shall entitle the holder to one vote.
Subject to the rights of the holders of preferred stock to elect directors pursuant to the terms of one or more series of preferred stock, as it may be issued from time to time, at all meetings at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes, unless the matter is one upon which, by applicable law, the Proposed Charter, New POINT Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control.
New POINT Common Stock shall not have the right to vote on any amendment to the Proposed Charter affecting the rights of any class of preferred stock that may be issued if the Proposed Charter, including any Preferred Stock Designation which may be subsequently adopted, grants exclusive rights to vote on the amendment to one or more specified series of preferred stock.

Supermajority Voting Provisions

Any amendment to Article IX of the Current Charter, restricting certain actions by RACA prior to the Business Combination requires an affirmative vote of at least 65% of the holders of all then outstanding shares of RACA Common Stock.
The Bylaws provide that any amendments to
Removal of any Director during their term may only be for cause and must be pursuant to the affirmative vote of at least 66 2/3% of the voting power of all then outstanding capital shares of New POINT entitled to vote in the election of directors, voting together as a single class.

RACA	New POINT
Article VIII of the Bylaws, concerning indemnification of directors, officers, and other specified individuals, requires an affirmative vote of at least 66.7% of the voting power of all outstanding shares of capital stock of RACA.	The affirmative vote of the holders of (i) not less than two thirds of the outstanding shares of capital stock entitled to vote thereon and (ii) not less than two thirds of the outstanding shares of each class entitled to vote thereon as a class, will be required to amend, alter, change or repeal certain provisions of the Proposed Charter governing the election of the Board of Directors.
Cumulative Voting
Delaware law provides that a corporation may grant stockholders cumulative voting rights for the election of directors in its certificate of incorporation; however, the Current Charter bars cumulative voting.	Delaware law provides that a corporation may grant stockholders cumulative voting rights for the election of directors in its certificate of incorporation; however, the Proposed Charter does not grant any such cumulative voting rights.
Vacancies on the Board of Directors
Vacancies may be filled exclusively by a majority of the directors then in office, though less than a quorum, or by a sole remaining director (and not by stockholders). Any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.	Vacancies may be filled exclusively by a majority of the directors then in office, though less than a quorum, or by a sole remaining director (and not by stockholders). Any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Special Meeting of the Board of Directors
RACA’s Bylaws provide that Special Meetings of the Board may be called by the Chairman of the Board, the President, the Secretary or on written request of at least a majority of directors then in office. Notice of the Special Meeting must be provided to directors in advance unless waived. Unless otherwise specified in the Current Charter or Bylaws or by statute, the Board may undertake any business permitted at a regular meeting at a Special Meeting and the meeting notice need not disclose the purpose of the meeting.	New POINT’s Bylaws will provide that Special Meetings of New POINT Board may be called by the Chairman of the Board, the President, or on written request of at least a majority of directors then in office. Notice of the Special Meeting must be provided to directors in advance unless waived. Unless otherwise specified in the Proposed Charter or Bylaws or by statute, the Board may undertake any business permitted at a regular meeting at a Special Meeting and the meeting notice need not disclose the purpose of the meeting.
Amendment to Certificate of Incorporation

The Current Charter may be amended as permitted under Delaware law.
Prior to an initial Business Combination (as defined in the Charter), the Current Charter provides that any amendment to the business combination provisions of the existing Charter requires the approval of the holders of at least 65% of all outstanding shares of RACA Common Stock.

The Proposed Charter may be amended as permitted under Delaware law.
In addition to any affirmative vote of the holders of any particular class or series of the capital stock of New POINT required by law or the Proposed Charter, including any Preferred Stock Designation, the affirmative vote of the holders of (i) two-thirds of the directors then in office and (ii) the holders of at least 66 2/3% of the then outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal certain provisions of the Proposed Charter governing the election of the Board of Directors.

RACA	New POINT
Provisions Specific to a Blank Check Company
The Current Charter prohibits RACA from entering into a Business Combination with solely another blank check company or similar company with nominal operations.	Not applicable.
Amendment of Bylaws
The Board is expressly authorized to adopt, amend, alter or repeal the Bylaws on affirmative vote of the majority of directors. In addition, the Bylaws may be adopted, amended, altered or repealed by RACA stockholders by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding capital stock of RACA entitled to vote in the election of directors, voting together as a class. Adoption and amendment of the Bylaws by stockholders shall not invalidate any prior act of the Board that would have been valid absent the adoption of the new Bylaws.	The Board would be expressly authorized to adopt, amend, alter or repeal the Bylaws on affirmative vote of the majority of directors. In addition, the Bylaws could be adopted, amended, altered or repealed by New POINT stockholders by the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a class. Adoption and amendment of the Bylaws by stockholders would not invalidate any prior act of the Board that would have been valid absent the adoption of the new Bylaws.
Quorum

Board of Directors. A majority of the total number of duly elected directors then in office shall constitute a quorum, except as may be otherwise specifically provided by statute, the Bylaws or the Current Charter.
Stockholders. The holders of a majority of the shares of capital stock of RACA issued and outstanding and entitled to vote shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Current Charter. If a matter may only be voted on by one or more specified series of RACA Common Stock or preferred stock, then a majority of the shares of stock issued and outstanding and entitled to vote on that matter shall constitute a quorum.
If a quorum is not present, then the chairman of the meeting shall have power to adjourn the meeting until a quorum attends. The stockholders present at a duly convened meeting may continue to transact business notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Board of Directors.      A majority of the total number of duly elected directors then in office shall constitute a quorum, except as may be otherwise specifically provided by statute, the Bylaws or the Proposed Charter.
Stockholders. The holders of a majority of the shares of capital stock of New POINT issued and outstanding and entitled to vote shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Proposed Charter.
If a quorum is not present, then the chairman of the meeting shall have power to adjourn the meeting until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Stockholder Action by Written Consent
Under the Current Charter, any action required or permitted to be taken by the stockholders of RACA must be effected by a duly called annual or Special Meeting of such stockholders and may not be effected by written consent of the stockholders, other than with respect to the Class B Common Stock with respect to those actions which may be taken by written consent.	Under the Proposed Charter, any action required or permitted to be taken by the stockholders of New POINT must be effected by a duly called annual or Special Meeting of such stockholders and may not be effected by written consent of the stockholders.

RACA	New POINT
Special Stockholder Meetings
Subject to the rights of any outstanding series of preferred stock and the requirements of law, Special Meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer of RACA, or by a resolution passed by the majority of the Board. Special Meetings may not be called by stockholders or any other person except as specified above. The business transacted at special stockholder meetings shall be limited to the purpose(s) for which the meeting was called, as indicated in the written notice of Special Meeting sent to stockholders.	Subject to the rights of any outstanding series of preferred stock and the requirements of law, Special Meetings of stockholders may be called only by a resolution passed by the majority of the Board. Special Meetings may not be called by stockholders or any other person except as specified above. The business transacted at special stockholder meetings shall be limited to the purpose(s) for which the meeting was called, as indicated in the written notice of Special Meeting sent to stockholders.
Notice of Stockholder Meetings
Except as otherwise provided in the Bylaws or permitted by statute, all notices of meetings with RACA stockholders shall be in writing and shall be sent or otherwise given in accordance with RACA’s Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place (if any), date and hour of the meeting, and in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Notice of meetings also may be given to stockholders by means of electronic transmission in accordance with statute.	Except as may otherwise be provided in the Bylaws or permitted by statute, all notices of meetings with New POINT stockholders shall be in writing and shall be sent or otherwise given in accordance with New POINT’s Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place (if any), date and hour of the meeting, and in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Notice of meetings also may be given to stockholders by means of electronic transmission in accordance with statute.
Stockholder Nominations of Persons for Election as Directors
Nominations of persons for election to RACA’s Board may be made at an annual meeting or at a Special Meeting of stockholders at which directors are to be elected pursuant to RACA’s notice of meeting only by giving notice to the Secretary. Notice must be received by the Secretary at the principal executive offices of RACA (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by RACA; and (ii) in the case of a Special Meeting of stockholders called for the purpose of electing directors, not later than the	Nominations of persons for election to New POINT’s Board may be made at an annual meeting (“Annual Meeting”) or at a Special Meeting of stockholders at which directors are to be elected pursuant to New POINT’s notice of meeting only by giving notice to the Secretary. Notice will be required to be received by the Secretary at the principal executive offices of New POINT (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. The stockholder’s notice to the Secretary must be in proper form, including all information to be required by the Bylaws and comply with all

RACA	New POINT
close of business on the 10th day following the day on which public announcement of the date of the Special Meeting is first made by RACA. The stockholder’s notice to the Secretary must be in proper form, including all information required by the Bylaws and comply with all applicable requirements of the Exchange Act.	applicable requirements of the Exchange Act.
Stockholder Proposals (Other than Nomination of Persons for Election as Directors)
In order for a stockholder to bring a matter before the annual meeting, the stockholder must give timely notice to the Secretary of RACA, as described in RACA’s Bylaws. The notice requirements are also deemed satisfied if the stockholder complies with the requirements of Rule 14a-8 (or any successor thereof) of the Exchange Act.	In order for a stockholder to bring a matter before the annual meeting, the stockholder will be required to give timely notice to the Secretary of New POINT, as described in New POINT’s Bylaws. The notice requirements will also be deemed satisfied if the stockholder complies with the requirements of Rule 14a-8 (or any successor thereof) of the Exchange Act.
Limitation of Liability of Directors and Officers
To the fullest extent permitted by the DGCL, a director of RACA shall not be personally liable to RACA or its stockholders for monetary damages for breach of fiduciary duty as a director, unless they violated their duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or redemptions, or derived improper personal benefit from their actions as a director.	To the fullest extent permitted by the DGCL, a director of New POINT shall not be personally liable to New POINT or its stockholders for monetary damages for breach of fiduciary duty as a director, unless they violated their duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or redemptions, or derived improper personal benefit from their actions as a director.
Indemnification of Directors, Officers, Employees and Agents
RACA is required to indemnify against all expenses to the fullest extent permitted by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is, was, or agreed to become a director or officer of RACA or any predecessor of RACA, or serves or served at any other enterprise as a director or officer at the request of RACA or any predecessor to RACA.	New POINT will be required to indemnify against all expenses to the fullest extent permitted by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is, was, or agreed to become a director or officer of New POINT or any predecessor of New POINT, or serves or served at any other enterprise as a director or officer at the request of New POINT or any predecessor to New POINT.
Corporate Opportunity Provision
The Current Charter limits the application of the doctrine of corporate opportunity under certain circumstances.	The doctrine of corporate opportunity, as applied under Delaware law, would apply without modification to directors and officers of New POINT under the Proposed Charter.
Dividends, Distributions and Stock Repurchases
The Current Charter provides that, subject to applicable law, the rights, if any, of the holders of any outstanding series of RACA preferred stock and the Current Charter requirements relating to business combinations, holders of shares of RACA Common Stock are entitled to receive such	The Proposed Charter provides that, subject to applicable law, the rights, if any, of the holders of any outstanding series of New POINT preferred stock that may be issued, holders of shares of New POINT Common Stock are entitled to receive such dividends and other distributions (payable in cash,

RACA	New POINT
dividends and other distributions (payable in cash, property or capital stock of RACA) when, as and if declared thereon by RACA’s Board from time to time out of any assets or funds legally available therefor and will share equally on a per share basis in such dividends and distributions.	property or capital stock of New POINT) when, as and if declared thereon by New POINT’s Board from time to time out of any assets or funds legally available therefor and will share equally on a per share basis in such dividends and distributions.
Liquidation
In the event of a voluntary or involuntary liquidation, dissolution or winding-up of RACA, after payment of the debts and liabilities of RACA and subject to the provisions of statute and the Current Charter and any rights of the holders of RACA preferred stock, the holders of shares of RACA Common Stock shall be entitled to all remaining assets of RACA ratably on the basis of Class A Common Stock (on an as-converted basis with respect to the Class B Common Stock) they hold.	In the event of a voluntary or involuntary liquidation, dissolution or winding-up of New POINT, after payment of the debts and liabilities of New POINT and subject to the provisions of statute and the Proposed Charter and any rights of the holders of any New POINT preferred stock that may be issued, the holders of shares of New POINT Common Stock would be entitled to all remaining assets of New POINT ratably on the basis of the Common Stock they hold
Inspection of Books and Records; Stockholder Lists

Inspection. Under Section 220 of the DGCL, any RACA stockholder, in person or by attorney or other agent, has, upon written demand under oath stating the purpose thereof, the right during the usual hours for business to inspect for any proper purpose and to make copies and extracts from RACA’s stock ledger, a list of its stockholders and its other books and records.
Voting List. RACA will prepare and make available, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting. The list will be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law.

Inspection.      Under Section 220 of the DGCL, any New POINT stockholder, in person or by attorney or other agent, will have, upon written demand under oath stating the purpose thereof, the right during the usual hours for business to inspect for any proper purpose and to make copies and extracts from New POINT’s stock ledger, a list of its stockholders and its other books and records.
Voting List.      New POINT will prepare and make available, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting. The list will be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law.

Choice of Forum
Unless RACA consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is designated in RACA’s Charter as the sole and exclusive forum for (A) any derivative action or proceeding asserting a claim on behalf of RACA, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of RACA to RACA or RACA’s stockholders, (C) any action or proceeding asserting a claim against RACA arising pursuant to any provision of the DGCL or RACA’s Charter or Bylaws, (D) any action or proceeding asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware, or (E) any action or proceeding asserting	Unless New POINT consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is designated in New POINT’s Amended By-laws as the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of New POINT, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New POINT to New POINT or New POINT’s stockholders, (iii) any action asserting a claim against New POINT arising pursuant to any provision of the DGCL, the Proposed Charter or the Amended By-laws, (iv) any action to interpret, apply, enforce or determine the validity of the Proposed Charter or the Amended By-laws, or (v) any action asserting a claim against

RACA	New POINT
a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. If the suit is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, subject to certain exceptions. This provision does not apply to suits brought to enforce liability or duties created by the Exchange Act or any other claim where the U.S. federal courts have exclusive jurisdiction.	New POINT governed by the internal affairs doctrine. This exclusive-forum provision does not apply to any claims arising under the Exchange Act or the Securities Act. In addition, unless New POINT consents in writing to the selection of an alternative forum, the United States District Court for the District of Delaware is designated as the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of New POINT will be deemed to have notice of and consented to this exclusive-forum provision.

DESCRIPTION OF NEW POINT SECURITIES
The following summary of certain provisions of New POINT securities does not purport to be complete and is subject to the Proposed Charter, the Proposed Bylaws and the provisions of applicable law. A copy of the Proposed Charter is attached as Annex C to this proxy statement/prospectus and a copy of the Proposed Bylaws is filed as Exhibit 3.2 to the Registration Statement of which this proxy statement/prospectus forms a part.
Authorized Capitalization
General
The total amount of our authorized share capital consists of 430,000,000 shares of New POINT Common Stock and 20,000,000 shares of New POINT Preferred Stock. We expect to have approximately      shares of New POINT Common Stock outstanding immediately after the consummation of the Business Combination, assuming that none of RACA’s outstanding shares of Class A Common Stock are redeemed in connection with the Business Combination, and      shares of New POINT Common Stock outstanding immediately after the consummation of the Business Combination, assuming holders of RACA’s public shares have exercised redemption rights with respect to all shares.
The following summary describes all material provisions of our capital stock. We urge you to read the Proposed Charter and the Proposed Bylaws.
New POINT Common Stock
Voting rights.   Each holder of New POINT Common Stock will be entitled to one (1) vote for each share of New POINT Common Stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Proposed Charter or by applicable law, the holders of New POINT Common Stock will not be entitled to vote on any amendment to our Proposed Charter that relates solely to the terms of one or more outstanding series of New POINT Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Proposed Charter (including any certificate of designation relating to any series of New POINT Preferred Stock) or pursuant to the DGCL.
Dividend rights.   Subject to any other provisions of the Proposed Charter, as it may be amended from time to time, holders of shares of New POINT Common Stock will be entitled to receive ratably, in proportion to the number of shares of New POINT Common Stock held by them, such dividends and other distributions in cash, stock or property of New POINT when, as and if declared thereon by the New POINT Board from time to time out of assets or funds of New POINT legally available therefor.
Rights upon liquidation.   Subject to the rights of holders of New POINT Preferred Stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of New POINT Preferred Stock ranking senior to the shares of New POINT Common Stock upon such dissolution, liquidation or winding up, if any, New POINT’s remaining net assets will be distributed to the holders of shares of New POINT Common Stock and the holders of shares of any other class or series ranking equally with the shares of New POINT Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.
Other rights.   No holder of shares of New POINT Common Stock will be entitled to preemptive or subscription rights contained in the Proposed Charter or in the Proposed Bylaws. There are no redemption or sinking fund provisions applicable to the New POINT Common Stock. The rights, preferences and privileges of holders of the New POINT Common Stock will be subject to those of the holders of any shares of the New POINT Preferred Stock that New POINT may issue in the future.
New POINT Preferred Stock
The New POINT Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of New POINT Preferred Stock could have the effect of decreasing the trading price of New POINT Common Stock, restricting dividends on the capital stock of New POINT, diluting the voting power of the New POINT Common Stock, impairing the liquidation rights of the capital stock of New POINT, or delaying or preventing a change in control of New POINT.
Election of Directors and Vacancies
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and the terms and conditions of the Amended and Restated Registration and Stockholder Rights Agreement, the number of directors of the New POINT Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the New POINT Board, but shall initially consist of nine (9) directors, which shall be divided into three (3) classes, designated Class I, II and III, with each of Class I, II and III consisting of three (3) directors.
Under the Proposed Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the New POINT Board.
Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of New POINT Preferred Stock, in the interim between annual meetings of stockholders or Special Meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the New POINT Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.
Subject to the rights, if any, of any series of New POINT Preferred Stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of not less than two-thirds of the outstanding voting stock (as defined below) of New POINT then entitled to vote at an election of directors. In case the New POINT Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by New POINT, subject, nevertheless, to the provisions of the DGCL, the Proposed Charter and to any Proposed Bylaws adopted and in effect from time to time; provided, however, that no Bylaw so adopted will invalidate any prior act of the directors which would have been valid if such Bylaw had not been adopted.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of New POINT Preferred Stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the New POINT Preferred Stock.
Quorum
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Proposed Charter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Annual Stockholder Meetings
The Proposed Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by New POINT’s board of directors. To the extent permitted under applicable law, New POINT may conduct meetings by remote communications, including by webcast.
Anti-takeover Effects of the Proposed Charter and the Proposed Bylaws
The Proposed Charter and the Proposed Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the New POINT Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of New POINT Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the New POINT Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of New POINT by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of New POINT Common Stock at prices higher than prevailing market prices.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of New POINT Preferred Stock, Special Meetings of the stockholders of New POINT, for any purpose or purposes, may be called only (i) by a majority of the New POINT Board or (ii) at any time when no annual meeting has been held for a period of thirteen (13) months after New POINT’s last annual meeting, a Special Meeting in lieu thereof may be held, and such Special Meeting shall have, for the purposes of the Proposed Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a Special Meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any Special Meeting of stockholders will be limited to the purposes stated in the notice.
The Proposed Bylaws also provide that unless otherwise restricted by the Proposed Charter or the Proposed Bylaws, any action required or permitted to be taken at any meeting of the New POINT Board or of any committee thereof may be taken without a meeting, if all members of the New POINT Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the New POINT Board or committee.

In addition, the Proposed Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Amendment to Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The Proposed Charter will provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2/3% in voting power of all the then outstanding shares of New POINT’s stock entitled to vote thereon and the affirmative vote of at least 66-2/3% of the outstanding shares of each class entitled to vote thereon as a class:
•
the provisions regarding the size of the New POINT Board and the election of directors;

•
the provisions prohibiting stockholder actions without a meeting;

•
the provisions regarding calling Special Meetings of stockholders;

•
the provisions regarding removal of directors;

•
the provisions regarding the limited liability of directors of New POINT;

The Proposed Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire New POINT Board then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the New POINT Board) or (B) without the approval of the New POINT Board, by the affirmative vote of the holders of not less than two thirds of the outstanding shares of capital stock entitled to vote thereon of the outstanding voting stock of New POINT entitled to vote on such amendment or repeal, voting as a single class, provided that if the New POINT Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, then such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting as a single class.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:
(1)   the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
(2)   the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
(3)   the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.
A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Proposed Charter, New POINT opted out of Section 203 of the

DGCL and therefore is not subject to Section 203. However, the Proposed Charter contains similar provisions providing that New POINT may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•
prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
The Proposed Charter provides that (1) Allan C. Silber or any of his affiliates or associates, or (2) any person whose ownership of shares in excess of the 15% limitation set forth therein is the result of any action taken solely by New POINT (provided, that such person shall be an “interested stockholder” if thereafter such person acquires additional shares of voting stock of New POINT, except as a result of further corporate actions not caused by such person) do not constitute “interested stockholders” for purposes of this provision.
Limitations on Liability and Indemnification of Officers and Directors
The Proposed Charter limits the liability of the directors of New POINT to the fullest extent permitted by the DGCL, and the Proposed Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of New POINT or any of its subsidiaries or was serving at New POINT’s request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 10 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions
The Proposed Bylaws require, to the fullest extent permitted by law, unless New POINT consents in writing to the selection of an alternative forum, that derivative actions brought in the name of New POINT, actions against directors, officers and employees for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or the Proposed Charter or the Proposed Bylaws actions to interpret, apply, enforce or determine the validity of the Proposed Charter or the Proposed Bylaws and actions asserting a claim against New POINT governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits New POINT by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
In addition, the Proposed Bylaws require that, unless New POINT consents in writing to the selection of an alternative forum, the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. New POINT has chosen the United States District Court for the District of Delaware as the exclusive forum for such Securities Act causes of action because doing so will provide increased consistency in the application of Securities Act law in the types of lawsuits to which it applies.

SECURITIES ACT RESTRICTIONS ON RESALE OF NEW POINT COMMON STOCK
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted New POINT Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of New POINT at the time of, or at any time during the three months preceding, a sale and (ii) New POINT is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as New POINT was required to file reports) preceding the sale.
Persons who have beneficially owned restricted New POINT Common Stock shares for at least six months but who are affiliates of New POINT at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of New POINT Common Stock then outstanding; or

•
the average weekly reported trading volume of the New POINT Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of New POINT under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about New POINT.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their common stock, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.
We anticipate that following the consummation of the Business Combination, New POINT will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

EXPECTED ACCOUNTING TREATMENT
The Business Combination will be accounted for as a reverse recapitalization in conformity with accounting principles generally accepted in the United States of America, or GAAP. Under this method of accounting, RACA has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on existing POINT stockholders comprising a relative majority of the voting power of New POINT, POINT’s operations prior to the acquisition comprising the only ongoing operations of New POINT, and POINT’s senior management comprising a majority of the senior management of New POINT. Accordingly, for accounting purposes, the financial statements of New POINT will represent a continuation of the financial statements of POINT with the Business Combination being treated as the equivalent of POINT issuing stock for the net assets of RACA, accompanied by a recapitalization. The net assets of RACA will be stated at historical costs, with no goodwill or other intangible assets recorded.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholder Proposals
New POINT’s Proposed Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. New POINT’s Proposed Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice of such meeting (or any supplement or amendment thereto) given by or at the direction of the New POINT Board, (ii) otherwise properly brought before such meeting by or at the direction of the New POINT Board, or (iii) otherwise properly brought before such meeting by a stockholder who is a stockholder of record on the date of giving of the notice and on the record date for determination of stockholders entitled to vote at such meeting, who is present (in person or by proxy) at the meeting and who has complied with the notice procedures specified in New POINT’s Proposed Bylaws. To be timely for New POINT’s annual meeting of stockholders, New POINT’s secretary must receive the written notice at New POINT’s principal executive offices:
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not later than the 90th day; and

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not earlier than the 120th day before the one-year anniversary of the preceding year’s annual meeting.

In the event that no annual meeting was held in the previous year (as would be the case for New POINT’s 2022 annual meeting) or New POINT holds its annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary of a preceding year’s annual meeting, notice of a stockholder proposal must be received no later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairperson of the New POINT Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.
Under Rule 14a-8 of the Exchange Act, a stockholders proposal to be included in the proxy statement and proxy card for the 2022 annual meeting pursuant to Rule 14a-8 must be received at our principal office a reasonable time before New POINT begins to print and send out its proxy materials for such 2022 annual meeting (and New POINT will publicly disclose such date when it is known).
Stockholder Director Nominees
New POINT’s Proposed Bylaws permit stockholders to nominate directors for election at an annual general meeting of stockholders. To nominate a director, the stockholder must provide the information required by New POINT’s Proposed Bylaws. In addition, the stockholder must give timely notice to New POINT’s secretary in accordance with New POINT’s Proposed Bylaws, which, in general, require that the notice be received by New POINT’s secretary within the time periods described above under “— Stockholder Proposals” for stockholder proposals.
STOCKHOLDER COMMUNICATIONS
Stockholders and interested parties may communicate with the Board, any committee chairperson or the non-management directors as a group by writing to the Board or committee chairperson in care of Therapeutics Acquisition Corp., 200 Berkeley Street, 18th Floor, Boston, MA 02116. Following the Business Combination, such communications should be sent in care of POINT Biopharma Global Inc., 22 St. Clair Avenue East, Suite 1201, Toronto, Ontario M4T 2S3, Canada. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS
Goodwin Procter LLP has passed upon the validity of the securities of RACA offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus. Bass, Berry & Sims PLC has represented POINT in connection with the Business Combination.
EXPERTS
The financial statements of Therapeutics Acquisition Corp. as of December 31, 2020 and for the period from April 15, 2020 (inception) through December 31, 2020 appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of POINT Biopharma Inc. as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from September 18, 2019 (inception) through December 31, 2019 included in this proxy statement/prospectus have been so included in reliance on the report of Armanino LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, RACA and servicers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, RACA will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement/prospectus may likewise request delivery of single copies of this proxy statement/prospectus in the future. Stockholders may notify RACA of their requests by calling or writing RACA at its principal executive offices 200 Berkeley Street, 18th Floor, Boston, MA 02116, 617-778-2500.
TRANSFER AGENT AND REGISTRAR
The transfer agent for RACA’s securities is Continental Stock Transfer & Trust Company.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
RACA has filed a Registration Statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that Registration Statement.
RACA files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on RACA at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, RACA’s corporate website at https://www.perceptivelife.com/RACA2. RACA’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.
Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.
All information contained in this proxy statement/prospectus relating to RACA has been supplied by RACA, and all such information relating to POINT has been supplied by POINT. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you should contact via phone or in writing:
Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: RACA.info@investor.morrowsodali.com
To obtain timely delivery of the documents, you must request them no later than five business days before the date of the meeting, or no later than            , 2021.

INDEX TO FINANCIAL STATEMENTS
Page Number
Audited Financial Statements of Therapeutics Acquisition Corp.
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2020	F-3
Statements of Operations for the period from April 15, 2020 (inception) through December 31, 2020	F-4
Statement of Changes in Stockholder’s Equity for the period from April 15, 2020 (inception) through December 31, 2020	F-5
Statement of Cash Flows for the period from April 15, 2020 (inception) through December 1, 2020	F-6
Notes to Financial Statements	F-7
Audited Consolidated Financial Statements of POINT Biopharma Inc.
Report of Independent Registered Public Accounting Firm	F-17
Consolidated Balance Sheets as of December 31, 2020 and 2019	F-18
Consolidated Statements of Operations for the year ended December 31, 2020 and for the period from September 18, 2019 (inception) through December 31, 2019	F-19
Consolidated Statements of Stockholders’ Equity (Deficit) for the year ended December 31, 2020 and for the period from September 18, 2019 (inception) through December 31, 2019	F-20
Consolidated Statements of Cash Flows for the year ended December 31, 2020 and for the period from September 18, 2019 (inception) through December 31, 2019	F-21
Notes to the Consolidated Financial Statements	F-22

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
Therapeutics Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Therapeutics Acquisition Corp. (the “Company”), as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 15, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from April 15, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
March 1, 2021

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
BALANCE SHEET
DECEMBER 31, 2020
ASSETS
Cash	$1,094,556
Prepaid expenses	106,316
Total Current Assets	1,200,872
Cash and marketable securities held in Trust Account	135,706,395
Total Assets	$136,907,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,109
Accrued expenses	112,579
Total Current Liabilities	117,688
Deferred Underwriting Commissions	4,749,500
Total Liabilities	4,867,188
Commitments and Contingencies
Class A Common Stock subject to possible redemption, 12,704,007 shares at $10.00 per share	127,040,070
Stockholders’ Equity
Class A Common Stock, $0.0001 par value; 100,000,000 shares authorized; 1,337,393 issued and outstanding (excluding 12,704,007 shares subject to possible redemption) at December 31, 2020	134
Class B Common Stock, $0.0001 par value; 10,000,000 shares authorized; 3,392,500 issued and outstanding at December 31, 2020	339
Additional paid-in-capital	5,311,049
Accumulated deficit	(311,513)
Total Stockholders’ Equity	5,000,009
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$136,907,267
The accompanying notes are an integral part of the financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 15, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Formation and operating costs	$317,908
Loss from operations	(317,908)
Other income:
Interest earned on marketable securities held in Trust Account	6,395
Net loss	$(311,513)
Weighted average shares outstanding of Class A redeemable Common Stock	13,570,000
Basic and diluted net income per common share, Class A	$0.00
Weighted average shares outstanding of Class B non-redeemable Common Stock	3,708,573
Basic and diluted net loss per common share, Class B	$(0.09)
The accompanying notes are an integral part of the financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM APRIL 15, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – April 15, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Common Stock to Sponsor	—	—	3,392,500	339	24,661	—	25,000
Issuance of Class A Common Stock in initial public offering, net of issuance costs of $8.1 million	13,570,000	1,357	—	—	127,611,235	—	127,612,592
Issuance of Class A Common Stock to Sponsor in a private placement	471,400	47	—	—	4,713,953	—	4,714,000
Shares subject to possible redemption	(12,704,007)	(1,270)	—	—	(127,038,800)	—	(127,040,070)
Net loss	—	—	—	—	—	(311,513)	(311,513)
Balance – December 31, 2020	1,337,393	$134	3,392,500	$339	$5,311,049	$(311,513)	$5,000,009
The accompanying notes are an integral part of the financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 15, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Cash Flows from Operating Activities
Net loss	$(311,513)
Interest earned on marketable securities held in Trust Account	(6,395)
Changes in operating assets and liabilities:
Prepaid expenses	(106,316)
Accounts payable	5,109
Accrued expenses	112,579
Net cash used in operating activities	(306,536)
Cash Flows from Investing Activities
Investment of cash into Trust Account	(135,700,000)
Net cash used in investing activities	(135,700,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class A Common Stock to Sponsor in a Private Placement	4,714,000
Proceeds from issuance of Class A redeemable Common Stock, gross	135,700,000
Proceeds from issuance of Class B Common Stock	25,000
Payment of offering costs	(3,337,908)
Repayment of related party note	(277,687)
Proceeds from related party note	277,687
Net cash provided by financing activities	137,101,092
Net Change in Cash	1,094,556
Cash – beginning of the period	—
Cash – end of the period	$1,094,556
Supplemental disclosure of noncash activities
Initial classification of Class A Common Stock subject to possible redemption	$127,365,550
Change in value of Class A Common Stock subject to possible redemption	$(325,480)
Deferred underwriting commissions in connection with the initial public offering	$4,749,500
The accompanying notes are an integral part of the financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
1. Organization, Business Operations and Basis of Presentation
Therapeutics Acquisition Corp. d/b/a Research Alliance Corp. I (the “Company” for purposes of this section) is a blank check company incorporated on April 15, 2020 (inception) as a Delaware corporation for the purpose of the Business Combination. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on industries that complement its management team’s background, and to capitalize on the ability of its management team to identify and acquire a business, focusing on the healthcare industry. In particular, the Company will target companies in the biotechnology sector where its management has extensive investment experience. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from April 15, 2020 (inception) through December 31, 2020 relates to the Initial Public Offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.
The Company’s Sponsor is the Sponsor. The registration statement for the Company’s Initial Public Offering was declared effective on July 7, 2020. On July 10, 2020, the Company consummated the Initial Public Offering, and sold 13,570,000 shares of Class A Common Stock for $10.00 per share, generating gross proceeds of $135.7 million, and incurring offering costs of approximately $8.1 million, inclusive of approximately $4.8 million in deferred underwriting commissions (Note 5).
Concurrently with the closing of the Initial Public Offering, the Company completed the private sale of the Private Placement Shares at a purchase price of $10.00 per Private Placement Share, to the Sponsor, generating gross proceeds to the Company of approximately $4.7 million. The Private Placement Shares are identical to the Class A Common Stock sold in the Initial Public Offering, except that, so long as they are held by the Sponsor and their permitted transferees: (i) they may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property, and (ii) they are entitled to registration rights. Additionally, if the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, the Private Placement Shares will be released from the lock-up. In addition, the Sponsor has agreed to waive its redemption rights with respect to the Private Placement Shares in connection with (i) the consummation of the Company’s initial Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination, or (ii) a stockholder vote to approve an amendment to the Company’s second amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the shares of Class A Common Stock sold in the Company’s Initial Public Offering if the Company has not consummated a Business Combination within 24 months of the closing of its Initial Public Offering or with respect to any other material provisions relating to the stockholders’ rights or pre-initial Business Combination activity (although the Sponsor shall be entitled to redemption and liquidation rights with respect to any Initial Public Offering shares it holds if the Company fails to consummate a Business Combination within 24 months of the closing of the Initial Public Offering).
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Company’s Initial Public Offering and the sale of the Private Placement shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, $135,700,000 ($10 per share) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement Shares were placed in a trust account (“Trust Account”), located in the United States at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account as described below.
The Company will provide the holders of its outstanding shares of Class A Common Stock, par value $0.0001, (the “Class A Common Stock”), sold in the Initial Public Offering (the “Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined in Note 3) upon the completion of a Business Combination in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination will be made by the Company, solely in its discretion. The Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, directors and executive officers have agreed to vote their Founder Shares (as defined below in Note 4), Private Placement Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Company’s Sponsor, directors and executive officers have agreed to waive its redemption rights with respect to their Founder Shares, Private Placement Shares and Public Shares owned by it in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Company’s second amended and restated certificate of incorporation provides that a Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the shares of Class A Common Stock sold in the Initial Public Offering, without the prior consent of the Company.
The Sponsor, directors and executive officers have agreed not to propose an amendment to the second amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the stockholders with the opportunity to redeem their shares of Class A Common Stock in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or July 10, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to the Company’s obligations to provide for claims of creditors and the requirements of other applicable law.
The Sponsor, directors and executive officers have agreed to waive their liquidation rights with respect to the Founder Shares and Private Placement shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, directors or executive officers acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $1.1 million in cash as of December 31, 2020. The Company did not have any cash equivalents as of December 31, 2020.
Cash and Marketable Securities Held in Trust Account
At December 31, 2020, the assets held in the Trust Account were invested in money market funds.
Offering Costs
Offering costs consist of legal, accounting, and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $8.1 million were charged to stockholders’ equity upon the completion of the Initial Public Offering in July 2020.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Common Stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable Common Stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A Common Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, the 12,704,007 shares of Class A Common Stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Net Income (Loss) Per Share of Common Stock
The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted, for Class A redeemable Common Stock is calculated by dividing the interest income earned on the Trust Account of approximately $6 thousand for the period from April 15, 2020 (inception) through December 31, 2020, by the weighted average number of Class A redeemable Common Stock of 13,570,000 shares outstanding since issuance. Net loss per common share, basic and diluted, for Class B non-redeemable Common Stock is calculated by dividing the net loss of approximately $0.3 million, less income attributable to Class A redeemable Common Stock of approximately $6 thousand, by the weighted average number of Class B non-redeemable Common Stock outstanding for the period. Class B non-redeemable Common Stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. As of December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of cash, accounts payable, accrued expenses, and advances from related party approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of marketable securities held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets.

Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by U.S. federal, U.S. state or foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
On July 10, 2020, pursuant to the Initial Public Offering, the Company sold 13,570,000 shares of Class A Common Stock (the “Public Shares”), including the issuance of 1,770,000 shares as a result of the underwriters’ exercise in full of their over-allotment option. The Class A Common Stock was sold at a price of $10.00 per share, generating gross proceeds to the Company of $135.7 million.
Note 4 — Related Party Transactions
Founder Shares
On April 30, 2020, the Sponsor paid $25,000 in consideration for 2,875,000 shares (the “Founder Shares”) of the Company’s common stock, par value $0.0001 per share (the “common stock”). On July 8, 2020 the Company effected a 1:1.18 stock split resulting in the initial stockholders holding 3,392,500 Founder Shares, of which up to an aggregate of 442,500 shares were subject to forfeiture. Unless the context otherwise implies, all share and per-share amounts in these financial statements have been retroactively restated to reflect the stock split.
The Company filed an Amended and Restated Certificate of Incorporation on June 15, 2020, such that the Company is authorized to issue shares of Class B Common Stock. Pursuant to the amendment, the Founder Shares were converted into shares of Class B Common Stock.

The Founder Shares will automatically convert into shares of Class A Common Stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. The Company’s Sponsor had agreed to forfeit up to 442,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. On July 10, 2020, the underwriters exercised the over-allotment option in full; thus, these Founder Shares are no longer subject to forfeiture.
The Sponsor, directors and executive officers have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares or Private Placement Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the shares of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.
Private Placement Shares
Concurrently with the closing of the Initial Public Offering, the Sponsor purchased 471,400 Private Placement Shares, at a price of $10.00 per share in a private placement for an aggregate purchase price of $4.7 million. The Private Placement Shares are identical to the shares of Class A Common Stock sold in the Initial Public Offering, subject to certain limited exceptions as described in Note 1.
A portion of the proceeds from the Private Placement Shares were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the proceeds from the sale of the Private Placement Shares held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Shares until 30 days after the completion of the initial Business Combination.
Related Party Loans
On April 30, 2020, the Sponsor agreed to loan the Company an aggregate of up to $0.3 million to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). In May 2020, the Company borrowed $0.3 million under the Note. The loan was non-interest bearing and the borrowings outstanding under the Note of $0.3 million were repaid in full in July 2020.
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not completed, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into Private Placement Shares at a price of $10.00 per share. As of December 31, 2020, there were no amounts outstanding under any Working Capital Loans.
Private Placement of Common Stock
The Sponsor has indicated an interest to purchase $25.0 million of the Company’s common stock in a private placement that would occur concurrently with the consummation of the initial Business Combination.

The funds from such private placement would be used as part of the consideration to the sellers in the initial Business Combination, and any excess funds from such private placement would be used for working capital in the post-transaction company. However, because indications of interest are not binding agreements or commitments to purchase, the Sponsor may determine not to purchase any such shares, or to purchase fewer shares than it indicated an interest in purchasing. Furthermore, the Company is not under any obligation to sell any such shares.
Note 5 — Commitments and Contingencies
Registration Rights
Holders of the Founder Shares will be entitled to registration rights with respect to the Founder Shares and Private Placement Shares (in the case of the Founder Shares, only after conversion of such shares into shares of Class A Common Stock) pursuant to a registration and stockholder rights agreement entered into in connection with the consummation of the Initial Public Offering. Holders of the Founder Shares and Private Placement Shares are entitled to certain demand and “piggyback” registration and stockholder rights. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 1,770,000 additional shares of Class A Common Stock to cover over-allotments, if any, at $10.00 per share, less underwriting discounts and commissions. The underwriters exercised this option in full on July 10, 2020.
The underwriters were entitled to an underwriting discount of $0.20 per share, or approximately $2.7 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.35 per share, or approximately $4.8 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 6 — Stockholders’ Equity
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A Common Stock with a par value $0.0001 per share. Holders of Class A Common Stock are entitled to one vote for each share. At December 31, 2020, there were 14,041,400 Class A shares issued and outstanding, including 12,704,007 subject to possible redemption.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B Common Stock, par value $0.0001 per share. Holders of Class B Common Stock are entitled to one vote for each share. In connection with the filing of the Amended and Restated Certificate of Incorporation, the 3,392,500 shares of common stock that were outstanding became shares of Class B Common Stock, of which 442,500 share were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Company’s Sponsor would collectively own 20.0% of the Company’s issued and outstanding shares of common stock after the Public Offering. The underwriters exercised this option in full on July 10, 2020; thus these Founder Shares are no longer subject to forfeiture.
The shares of Class B Common Stock will automatically convert into shares of Class A Common Stock at the time of the Company’s initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A Common Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted (unless the Sponsor agrees to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the initial public offering plus all shares of Class A Common Stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A Common Stock by Public Stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination and any private placement shares). The Company’s Sponsor may also elect to convert its shares of Class B Common Stock into an equal number of shares of Class A Common Stock, subject to adjustment as provided above, at any time.
Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there was no preferred stock outstanding.
Note 7 — Income Taxes
A reconciliation of the total income tax provision tax rate to the statutory federal income tax rate of 21% for the year ended December 31, 2020 is as follows:
	For the Period from April 15, 2020 (inception) through December 31, 2020
(in thousands):
Statutory federal income tax rate	$(65)	21%
Change in valuation allowance	$65	−21%
Income tax provision	$—	—%
Significant components of the Company’s deferred tax assets at December 31, 2020, are as follows:
December 31, 2020
(in thousands):
Deferred tax assets:
Net operating loss carryforward	$22
Capitalized start up/organization costs	43
Total deferred tax assets	$65
Valuation allowance	(65)
Deferred tax assets, net of allowance	$—
The Company has established a valuation allowance against its net deferred tax assets due to the uncertainty surrounding the realization of such assets. The Company periodically evaluates the recoverability of the deferred tax assets. At such time as it is determined that it is more likely than not that deferred assets are realizable, the valuation allowance will be reduced. The Company has recorded a full valuation allowance of $0.1 million as of December 31, 2020 as it cannot conclude that it is more likely than not that certain deferred tax assets will be realized primarily due to the generation of pre-tax book losses from its inception.
As of December 31, 2020, the Company has federal net operating loss carryforwards of approximately $0.1 million. As a result of the Tax Cuts and Jobs Act of 2017, for U.S. income tax purposes, net operating losses generated after December 31, 2017 can be carried forward indefinitely, but are limited to 80% utilization against future taxable income each year.
Pursuant to the Internal Revenue Code (IRC) Section 382 and 383, annual use of the Company’s NOL and research and development credit carryforwards may be limited in the event a cumulative change in ownership of more than 50% occurs within a three-year period. The Company has not completed an ownership change analysis pursuant to IRS Section 382. If ownership changes have occurred or occurs in the future, the amount of remaining tax attribute carryforwards available to offset taxable income and income tax expense in future years may be restricted or eliminated. If eliminated, the related asset would be removed from deferred tax assets with a corresponding reduction in the valuation allowance.
Uncertain tax positions are evaluated based upon the facts and circumstances that exist at each reporting period. Subsequent changes in judgement based upon new information may lead to changes in recognition, derecognition, and measurement. Adjustment may result, for example, upon resolution of an issue with the taxing authorities or expiration of a statute of limitations barring an assessment for an issue.
The Company recognizes a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination by tax authorities.
As of December 31, 2020, the Company has no uncertain tax positions.
The Company files income tax returns in the U.S. The Company’s tax returns for the period from April 15, 2020 (inception) through December 31, 2020 remain open and subject to examination. The Company is not currently under examination by any federal, state or local tax authority.
Note 8 — Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.
Description	December 31, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets held in Trust Account:
Marketable securities	$135,706,395	$135,706,395	$—	$—
Total	$135,706,395	$135,706,395	$—	$—
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the period from April 15, 2020 (inception) through December 31, 2020.
Level 1 instruments include investments in money market funds and U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred through March 1, 2021, the date that the financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
POINT Biopharma Inc.
22 St. Clair Avenue East, #1201
Toronto, Ontario, Canada M4T 2S3
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of POINT Biopharma Inc. and Subsidiaries (collectively the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2020 and for the period from September 18, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the consolidated financial statements).
In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial positions of the Company as of December 31, 2020 and 2019 and the related consolidated results of its operations and cash flows for the year ended December 31, 2020 and for the period from September 18, 2019 (inception) through December 31, 2019, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ ArmaninoLLP
San Jose, California
We have served as the Company’s auditor since 2021.
March 15, 2021

POINT Biopharma Inc.
Consolidated Balance Sheets
(In U.S. dollars)
	December 31, 2020	December 31, 2019
	$	$
ASSETS
Current assets
Cash and cash equivalents	10,546,749	—
Prepaid expenses and other current assets	1,850,346	1,176
Total current assets	12,397,095	1,176
Property in development	9,797,400	—
Total assets	22,194,495	1,176
LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	3,596,634	—
Accrued expenses	1,479,041	—
Amount due to related party	—	10,400
Income taxes payable	87,882	—
Total current liabilities	5,163,557	10,400
Mortgage payable, net of debt discount	3,550,660	—
Total liabilities	8,714,217	10,400
Commitment and contingencies (note 11)
Equity (Deficit)
Common shares, par value $0.001 per share, 50,000,000 and 1,000 authorized, 15,233,884 and nil issued and outstanding as at December 31, 2020 and 2019, respectively	15,234	—
Additional paid-in capital	26,847,271	—
Accumulated deficit	(13,382,227)	(9,224)
Total shareholders’ equity (deficit)	13,480,278	(9,224)
Total liabilities and shareholders’ equity (deficit)	22,194,495	1,176
See accompanying Notes to the Consolidated Financial Statements

POINT Biopharma Inc.
Consolidated Statements of Operations
For the year ended December 31, 2020 and the period from September 18, 2019
(date of incorporation) to December 31, 2019
(In U.S. dollars)
	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019
	$	$
Operating expenses
Research and development	9,142,156	290
General and administrative	3,972,649	8,739
Total operating expenses	13,114,805	9,029
Loss from operations	(13,114,805)	(9,029)
Other expenses
Finance costs	(5,354)	—
Foreign currency loss	(164,962)	(195)
Total other expenses	(170,316)	(195)
Loss before provision for income taxes	(13,285,121)	(9,224)
Provision for income taxes	(87,882)	—
Net loss	(13,373,003)	(9,224)
Net loss per basic and diluted common shares:
Basic and diluted net loss per common share	$(1.24)	$—
Basic and diluted weighted average common shares outstanding	10,783,895	—
See accompanying Notes to the Consolidated Financial Statements

POINT Biopharma Inc.
Consolidated Statements of Stockholders’ Equity (Deficit)
For the year ended December 31, 2020 and the period from September 18, 2019
(date of incorporation) to December 31, 2019
(In U.S. dollars, except share amounts)
	Common Shares		Additional Paid-in Capital	Retained Earnings / (Accumulated Deficit)	Total Equity
	Number	Amount
		$	$	$	$
Incorporation, September 18, 2019	—	—	—	—	—
Net loss and comprehensive loss	—	—	—	(9,224)	(9,224)
Balance at December 31, 2019	—	—	—	(9,224)	(9,224)
Balance at January 1, 2020	—	—	—	(9,224)	(9,224)
Issuance of common shares, net of issuance costs of $324,555	15,233,884	15,234	22,560,145	—	22,575,379
Issuance of warrants	—	—	2,526,320	—	2,526,320
Share-based compensation	—	—	1,760,806	—	1,760,806
Net loss	—	—	—	(13,373,003)	(13,373,003)
Balance at December 31, 2020	15,233,884	15,234	26,847,271	(13,382,227)	13,480,278
See accompanying Notes to the Consolidated Financial Statements

POINT Biopharma Inc.
Consolidated Statements of Cash Flows
For the year ended December 31, 2020 and the period from September 18, 2019
(date of incorporation) to December 31, 2019
(In U.S. dollars)
	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019
	$	$
Cash flows from operating activities
Net loss:	(13,373,003)	(9,224)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for income taxes	87,882	—
Share-based compensation expense	1,760,806	—
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(1,849,170)	(1,176)
Accounts payable	3,596,634	—
Accrued expenses	1,479,041	—
Amount due to related party	(10,400)	10,400
Net cash used in operating activities	(8,308,210)	—
Cash flows from investing activities
Purchase of property in development	(9,797,400)	—
Net cash used in investing activities	(9,797,400)	—
Cash flows from financing activities
Borrowings on mortgage payable, net of debt discount	3,550,660	—
Issuance of common shares and warrants	25,426,254	—
Cost and fees on issuance of common shares	(324,555)	—
Net cash provided by financing activities	28,652,359	—
Net increase in cash and cash equivalents	10,546,749	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	10,546,749	—
See accompanying Notes to the Consolidated Financial Statements

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
1. Nature of business
Formation and organization
POINT Biopharma Inc., together with its consolidated subsidiaries (“POINT Biopharma Inc. “or the “Company”), is a clinical-stage global pharmaceutical company focused on the development and commercialization of radioligand therapies for the treatment of cancer. The Company was incorporated on September 18, 2019 (“Date of Incorporation”) as POINT Theranostics Inc. under the General Corporation Law of the State of Delaware and amended its name to POINT Biopharma Inc. on November 22, 2019. The Company was founded on a mission to make radioligand therapy applicable to more cancers and available to more people, thereby improving the lives of cancer patients and their families everywhere.
The Company has three wholly-owned subsidiaries, POINT Biopharma Corp., located in Canada, and POINT Biopharma USA Inc. and West 78th Street, LLC which are both located in the USA. The Company’s office is located at 22 St. Clair Avenue East, Suite 1201, Toronto, Ontario, M4T 2S3.
2. Summary of significant accounting policies
Basis of presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries, POINT Biopharma Corp., POINT Biopharma USA, Inc. and West 78th Street, LLC. All intercompany accounts and transactions have been eliminated in consolidation.
Going concern
The Company assesses and determines its ability to continue as a going concern in accordance with the provisions of ASC Topic 205-40, Presentation of Financial Statements — Going Concern.
As of December 31, 2020, the Company’s cash and cash equivalents totaled $10,546,749 and its accumulated deficit was $13,382,227. For the fiscal years ended December 31, 2020 and 2019, the Company incurred net losses of $13,373,003 and $9,224, respectively. As of December 31, 2020, the Company had aggregate gross interest-bearing indebtedness of $3,562,500, which is due at maturity on January 10, 2022. The Company also had $5,163,557 of other non-interest-bearing accounts payable, accrued liabilities and income taxes payable due within one year. On January 28, 2021, all outstanding warrants to purchase common shares of the Company were exercised resulting in cash proceeds of $20,000,000 and on March 8, 2020, 18,000 stock options were exercised resulting in cash proceeds of $450,000 (see note 18). The Company expects to continue to incur significant operating and net losses, as well as negative cash flows from operations, for the foreseeable future as it continues to complete clinical trials for its products and prepares for potential future regulatory approvals and commercialization of its products, if approved. The Company has not generated any revenue to date and does not expect to generate product revenue unless and until it successfully completes development and obtains regulatory approval for at least one of its product candidates. The Company’s current cash and cash equivalents balance will not be sufficient to complete all necessary development activities and commercially launch its products. The Company anticipates that its current cash and cash equivalents balance will not be sufficient to sustain operations within one year after the date that these audited consolidated financial statements and notes were issued, which raises substantial doubt about the Company’s ability to continue as a going concern.
To continue as a going concern, the Company will need, among other things, to raise additional capital resources. On March 15, 2021, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Therapeutics Acquisition Corp. (NASDAQ: RACA) (“RACA”) and Bodhi Merger Sub, Inc. (“Bodhi Merger Sub”), a wholly-owned subsidiary of RACA, pursuant to which

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Bodhi Merger Sub will merge with and into the Company with the Company as the surviving company (the “Business Combination”) (see note 18). The Company’ believes the proceeds received in connection with the Business Combination, which includes the proceeds from the related PIPE financing, together with the Company’s available resources and existing cash and cash equivalents alleviate the substantial doubt as to the Company’s ability to continue as a going concern.
The consolidated financial statements and accompanying notes have been prepared on the basis that the Company will continue as a going concern, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.
Impact of Covid-19
The COVID-19 pandemic, which was declared by the World Health Organization as a pandemic in March 2020 and has spread worldwide, has caused many governments to implement measures to slow the spread of the outbreak through quarantines, travel restrictions, heightened border security and other measures. The impact of this pandemic has been, and will likely continue to be, extensive in many aspects of society, which has resulted, and will likely continue to result, in significant disruptions to the global economy as well as businesses and capital markets around the world. The future progression of the pandemic and its effects on the Company’s business and operations are uncertain.
In response to public health directives and orders and to help minimize the risk of the virus to employees, the Company has taken precautionary measures, including implementing work-from-home policies for certain employees. The impact of the virus, including work-from-home policies, may negatively impact productivity, disrupt the Company’s business, and delay its preclinical research and clinical trial activities and its development program timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on the Company’s ability to conduct its business in the ordinary course. Specifically, the Company may not be able to enroll additional patient cohorts on its planned timeline due to disruptions at its clinical trial sites. The Company is currently unable to predict when it will be able to resume normal clinical activities for its clinical programs. Other impacts to the Company’s business may include temporary closures of its suppliers and disruptions or restrictions on its employees’ ability to travel. Any prolonged material disruption to the Company’s employees or suppliers could adversely impact the Company’s preclinical research and clinical trial activities, financial condition and results of operations, including its ability to obtain financing.
The Company is monitoring the potential impact of the COVID-19 pandemic on its business and consolidated financial statements. To date, the Company has not experienced any material business disruptions or incurred any impairment losses in the carrying values of its assets as a result of the pandemic and it is not aware of any specific related event or circumstance that would require it to revise its estimates reflected in these consolidated financial statements.
Risks and uncertainties
The Company has incurred significant net losses since inception and has funded operations through equity financings. Operating losses and negative cash flows are expected to continue for the foreseeable future. As losses continue to be incurred, the Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, successful discovery and development of its product candidates, regulatory approval of its product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, protection of proprietary technology, compliance with governmental regulations, the impact of the COVID-19 coronavirus, the ability to secure additional capital to fund operations and commercial success of its product candidates. Product candidates currently under development will require extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel, and infrastructure and extensive

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
compliance-reporting capabilities. Even if the Company’s drug development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.
On January 28, 2021, warrants for the purchase of common shares were exercised resulting in net proceeds of $20,000,000 (see note 18). The Company intends to use the net proceeds from exercise of the warrants and the Business Combination for general corporate purposes, funding of development programs, payment of milestones pursuant to the Company’s license agreements, general and administrative expenses, licensing of additional product candidates and working capital.
Use of estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, related disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of expenses for the periods presented. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, the accrual of research and development expenses and the valuations of stock options and warrants. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.
Foreign currency and currency translation
The reporting currency of the Company is the U.S. dollar. The functional currency of the Company’s legal entities including its parent is also the U.S. dollar. As a result, the Company records no cumulative translation adjustments related to translation of unrealized foreign exchange gains or losses.
Realized foreign exchange gains and losses that arise from exchange rate changes on transactions denominated in a currency other than the local currency are included in other income (expense), net in the consolidated statements of operations, as incurred.
Account balances denominated in a currency other than the local currency are translated at the year-end spot rate with the unrealized exchanged gains and losses included in other income (expense) net in the consolidated statements of operations.
Fair value of financial instruments
Cash and cash equivalents are carried at fair value. Other financial instruments, including accounts payable and mortgage payable, are carried at amortized cost, which approximates fair value given their short-term nature.
Fair value measurements
Certain assets and liabilities of the Company are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
•
Level 1 — Quoted prices in active markets for identical assets or liabilities.

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
•
Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

Cash and cash equivalents
The Company considers all highly liquid instruments with an original maturity of three months or less as cash equivalents.
Property in development
Property in development includes the purchase price of the land and building for the Company’s manufacturing facility in Indianapolis, Indiana, plus other acquisition-related costs. The Company also capitalizes all direct costs relating to the development of this property including interest on its mortgage borrowings and direct development costs identified with the property. Once the asset is complete and available for use, the costs of construction are transferred to the appropriate category of property, plant and equipment, and depreciation commences.
Leases
At inception, the Company early adopted ASC Topic 842, Leases (“ASC 842”). Currently, the Company only holds short term leases and has elected to apply the short-term lease exemption.
For all future lease arrangements, at the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement and in accordance with the guidance of ASC 842. Operating lease liabilities and their corresponding right-of-use assets are initially recorded based on the present value of lease payments over the expected remaining lease term. Certain adjustments to the right-of-use asset may be required for items such as incentives received. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rate to discount lease payments, which reflects the fixed rate at which the Company could borrow, on a collateralized basis, the amount of the lease payments in the same currency, for a similar term, in a similar economic environment. The Company currently does not have financing leases.
The Company has elected not to recognize leases with an original term of one year or less on the consolidated balance sheets. Options to renew or early terminate a lease are included in the initial lease term of a lease when there is reasonable certainty that the option will be applied.
The Company’s lease expense is recognized in the consolidated statements of operations according to its use in either research and development expenses or general administrative expenses. Currently, all lease expense is recorded in general and administrative expense.
Warrants
Common share purchase warrants entitle the holder to acquire common shares of the Company at a specified price for a specified period of time, which are classified as equity. Warrants are measured at the date of issuance using the Black-Scholes-Merton option pricing model. On January 28, 2021, all outstanding warrants to purchase common shares of the Company were exercised resulting in cash proceeds of $20,000,000 (see note 18).

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Research and development costs
Research and development costs are expensed as incurred. Research and development expenses consist of costs incurred in performing research and development activities, including costs for salaries and bonuses, employee benefits, subcontractors, facility-related expenses, depreciation and amortization, share-based compensation, third-party license fees, laboratory supplies, and external costs of outside vendors engaged to conduct discovery, preclinical and clinical development activities and clinical trials as well as to manufacture clinical trial materials, and other costs. The Company recognizes external research and development costs based on an evaluation of the progress to completion of specific tasks using information provided to the Company by its service providers.
Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such prepaid expenses are recognized as an expense when the goods have been delivered or the related services have been performed, or when it is no longer expected that the goods will be delivered, or the services rendered.
Upfront payments under license agreements are expensed as research and development expense upon receipt of the license, and annual maintenance fees under license agreements are expensed in the period in which they are incurred. Milestone payments under license agreements are accrued, with a corresponding expense being recognized, in the period in which the milestone is determined to be probable of achievement and the related amount is reasonably estimable.
Acquired in-process research and development expense
The Company has entered into various research, development and manufacturing contracts with research institutions and other companies. These agreements are generally cancelable, and related costs are recorded as research and development expenses as incurred. The Company records accruals for estimated ongoing research, development and manufacturing costs.
The upfront payments to acquire a new drug compound, as well as subsequent milestone payments, are immediately expensed as acquired in-process research and development, provided that the drug has not achieved regulatory approval for marketing and, absent obtaining such approval, has no alternative future use. Once regulatory approval is received, payments to acquire rights, and the related milestone payments, are capitalized and the amortization of such assets recorded to product cost of sales.
Share-based compensation expense
The Company recognizes share-based compensation expense for all share-based awards made to employees, directors and consultants based on estimated fair values. The Company determines share-based compensation on the grant date using the Black-Scholes-Merton option pricing model. The value of the award is recognized as expense on a straight-line basis over the requisite service period. The Company applies the provisions in ASU 2016-09 Improvements to Employee Share-Based Payment Accounting, which allows for forfeitures to be recognized in the period in which they occur. The Company applies the provisions in ASU 2018-07 (as defined below) which aligns the accounting for share-based payments to non-employees with that of employees, with certain exceptions.
Income taxes
The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.
The Company accounts for uncertainty in income taxes recognized in the consolidated financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more likely than not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.
The Company may be entitled to investment tax credits in connection with its research and development costs. These investment tax credits are non-refundable tax credits and are accounting for in accordance with the Company’s income tax accounting policies.
Net income (loss) per share
Basic net income (loss) per share attributable to common stockholders is computed by dividing the net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding for the period.
Diluted net income (loss) attributable to common stockholders is computed by adjusting net income (loss) attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net income (loss) per share attributable to common stockholders is computed by dividing the diluted net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding for the period, including potential dilutive common shares. For purpose of this calculation, outstanding warrants and stock options are considered potential dilutive common shares.
Segment information
The Company manages its operations as a single operating segment for the purposes of assessing performance and making operating decisions. The Company’s focus is on the development of radioligand therapy for the treatment of cancer.
Recently adopted accounting standards
Leases
In February 2016, the FASB issued guidance on accounting for leases in ASU No. 2016-02. The guidance requires that lessees recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term at the commencement date. The guidance was effective for fiscal years beginning after December 15, 2021. The Company has early adopted the new leases standard at the date of incorporation, September 18, 2019.
The Company has elected certain practical expedients permitted in ASC 842. The Company has elected an accounting policy to not allocate payments made under the lease agreement between lease and non-lease components. Currently, the Company only holds short term leases and has elected to apply the short-term lease exemption under ASC 842, Leases.

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Financial Instruments — Credit Losses
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The Company early adopted ASU 2016-13 on the date of incorporation, September 18, 2019. There was no material impact on the Company’s consolidated financial statements and related disclosures.
Share-Based Compensation
In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. Some of the areas of simplification apply only to non-public entities. The amendments are effective for annual periods beginning after December 15, 2019. The Company adopted ASU 2018-07 effective January 1, 2020 and evaluated its nonemployee share based compensation arrangements in accordance with this guidance. There were no share-based compensation arrangements entered into by the Company prior to this adoption.
Fair Value Measurement
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which modifies the existing disclosure requirements for fair value measurements in ASC 820. The provisions of ASU 2018-13 include eliminated and modified disclosure requirements. The Company early adopted ASU 2018-13 on the date of incorporation, September 18, 2019. There was no material impact on the Company’s consolidated financial and related disclosures.
Income Taxes
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which removes certain exceptions to the general principles of ASC 740 and improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The Company early adopted ASU 2019-12 on the date of incorporation, September 18, 2019. There was no material impact on the Company’s consolidated financial statements and related disclosures.
IBOR Reform
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). ASU 2020-04 provides temporary optional expedients and exceptions to the US GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate (SOFR). In addition, it allows entities to make a one-time election to sell and/or reclassify held-to-maturity debt securities that reference an interest rate affected by reference rate reform. ASU 2020-04 is effective upon issuance and generally can be applied through December 31, 2022.
The Company adopted the provisions of ASU 2020-04 on its issuance date and there is no material impact to the Company as the result of the adoption.

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Recent accounting pronouncements not yet effective
Debt with Conversion and Other Options
The FASB has issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for convertible instruments, such as convertible debt or convertible preferred stock, by eliminating two potential methods in accounting for the embedded conversion feature. The standard also removes certain conditions previously used to evaluate whether a freestanding financial instrument, or certain types of embedded features, are considered to be settled in the issuer’s own equity. Finally, ASU 2020-06 requires that an entity use the if-converted method in calculating the effects of convertible instruments on diluted earnings per share, with one limited exception. The amendments in this ASU are effective for the Company for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than for fiscal years beginning after December 15, 2020. The Company is currently evaluating the effects of this guidance.
3. Cash and cash equivalents
As at December 31, 2020, the Company’s cash and cash equivalents balance was $10,546,749 (2019 — $nil). The Company’s cash and cash equivalents balance represents cash deposited with financial institutions.
4. Prepaid expenses and other current assets
Prepaid expenses and other current assets consisted of the following:
	As at December 31, 2020	As at December 31, 2019
	$	$
Prepaid clinical trial expenses	1,763,731	—
Canadian harmonized sales tax receivable	58,982	—
Other	27,633	1,176
Total	1,850,346	1,176
5. Property, in development
On July 2020, the Company purchased land and a 77,000 square-foot building in Indianapolis, Indiana for the purpose of retrofitting the existing building into a state-of-the-art, Good Manufacturing Practices (GMP) compliant facility that will expand the Company’s drug manufacturing operations.
Property, plant and equipment consisted of construction in progress as at December 31, 2020 of $9,797,400 (2019 — $nil). The purchase of the property was financed by a mortgage (see note 8).
6. Accounts payable
Accounts payable consisted of the following:
	As at December 31, 2020	As at December 31, 2019
	$	$
Accounts payable	3,595,745	—
Other payables	889	—
Total	3,596,634	—

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
7. Accrued expenses
Accrued liabilities consisted of the following:
	As at December 31, 2020	As at December 31, 2019
	$	$
Accrued research and development costs	597,994	—
Accrued personnel costs	540,292	—
Accrued corporate legal fees and other professional services	210,099	—
Other accrued costs	130,656	—
Total	1,479,041	—
8. Mortgage payable
On July 10, 2020, the Company obtained a mortgage loan in the amount of $3,562,500 (the “Mortgage”) for the purpose of purchasing land and a 77,000 square-foot building located in Indianapolis, Indiana (the “Property”) (see note 5). The Mortgage is collateralized by a first charge over the Property. As part of the financing the Company incurred $17,194 of costs and fees from the lender that are capitalized and recorded as finance costs over the life of the Mortgage.
The Mortgage bears interest at 2.85% plus a minimum rate of 1-month LIBOR, subject to a LIBOR floor of 0.25%. The Mortgage requires quarterly interest payments, which commenced on October 1, 2020, with the principal amount due at maturity on January 10, 2022.
For the year ended December 31, 2020, the Company recorded $54,605 in interest costs which have been capitalized within property, in development, and $5,354 of accretion expense related to the unwinding of unamortized financing costs and fees as recorded through finance costs.
The Mortgage is guaranteed by a shareholder of the Company (the “Guarantor”). As at December 31, 2020 the Guarantor was in compliance with this covenant.
9. Shareholders’ equity (deficit)
Common shares
The Company is authorized to issue 50,000,000 common shares with a par value of $0.001.
During the year ended December 31, 2020, the Company issued 13,375,384 common shares at $0.01 per share raising $133,754. Subject to amending the Company’s Certificate of Incorporation to increase the number of shares authorized, the issuance of these common shares was approved by the Company during the period ended December 31, 2019. On February 18, 2020, the Company’s board of directors authorized the amendment to its Certificate of Incorporation to increase authorized capital to 50,000,000 common shares and on February 22, 2020 the amendment was effected. As a result, these founder shares were issued during the year ended December 31, 2020 following such amendment.
During March-May 2020, the Company issued 1,058,500 common shares at $5.00 per share, raising $5,292,500.
During June-August 2020, the Company issued 800,000 common shares at $25 per share, raising $20,000,000, as part of the Series A private placement financing. In connection with the Series A private placement financing, the Company incurred costs and fees totaling $324,555 which have been recorded against the proceeds of the issuance. As at December 31, 2020, the number of total issued and outstanding common shares is 15,233,884 (2019 — nil).

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Each common share entitles the holder to one vote on all matters submitted to a vote of the Company’s shareholders. Common shareholders are entitled to receive dividends, if any, as may be declared by the Company’s board of directors. During the year ended December 31, 2020, no cash dividends had been declared or paid by the Company (2019 — $nil).
Warrants
In connection with the Series A private placement financing, the Company issued 800,000 share warrants to an institutional investor allowing the warrant holder to acquire an additional 800,000 common stock of the Company with a par value of $0.001 per share at an exercise price of $25.00 per share. The warrants were issued for no additional consideration, and the specified exercise prices of each warrant are subject to adjustment for share dividends, share splits, combination or other similar recapitalization transactions as provided under the terms of the warrants. The warrants were set to expire July 29, 2021.
The Company valued the warrants using the Black-Scholes-Merton option pricing model with the following inputs:
Year ended December 31, 2020
Risk-free interest rate	0.13%
Expected term (in years)	1
Expected volatility	65%
Expected dividend yield	0%
The allocation of the total proceeds between the common shares issued and the warrants was performed using the relative fair value method resulting in the recording of $2,526,320 to warrants within stockholders’ equity (deficit).
On January 28, 2021, the holder exercised the warrants and the Company received cash proceeds of $20,000,000 (see note 18).
10. Share-based compensation
2020 Equity Incentive Plan
In March 2020, the Company’s board of directors approved the 2020 Equity Incentive Plan (the “2020 EIP”). The 2020 EIP provides for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock units, performance awards and other share-based awards to the Company’s employees, directors, and consultants. 1,610,432 common shares are authorized for issuance under the 2020 EIP.
Stock options generally vest over a four-year period, with 25% vesting after the 1st year anniversary and the remaining options vesting ratably over the remaining three years. All employee stock options generally expire 6 years from the date of the grant. The Company also issued certain stock options to non-employee service providers during the year ended December 31, 2020.
Share-based compensation expense for the year ended December 31, 2020 was recognized in the Consolidated Statements of Operations as follows:

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Research and development	398,139	—
General and administrative	1,362,667	—
Total share-based compensation expense	1,760,806	—
No share-based compensation expense was recorded for the period ended December 31, 2019. The Company did not recognize a tax benefit related to share-based compensation expense during the year ended December 31, 2020 as the Company had net operating losses carryforwards and recorded a valuation allowance against the deferred tax asset.
Stock option valuation
The fair value of stock option grants is estimated using the Black-Scholes-Merton option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected share volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded share price. For options with service-based vesting conditions, the expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.
The following table presents the assumptions used in the Black-Scholes-Merton option-pricing model to determine the grant date fair value of stock options granted:
Year ended December 31, 2020
Risk-free interest rate	0.11% – 0.50%
Expected term (in years)	0.35 – 4.25
Expected volatility	65%
Expected dividend yield	0%
The following table summarizes the activity relating to the Company’s options to purchase stock:
	Number of Shares	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2019	—	—
Granted	659,006	10.33
Forfeited	—	—
Outstanding as of December 31, 2020	659,006	10.33	5.2	9,670,120
Vested and expected to vest as of December 31, 2020	659,006	10.33	5.2	9,670,120
Options exercisable as of December 31, 2020	53,000	25.00	3.8	—

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
The aggregate intrinsic value in the table above represents the pretax intrinsic value,which is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common shares. The weighted-average grant date fair value of stock options grated during the year ended December 31, 2020 is $4.85 per option. There were no stock option exercises or forfeitures during the year ended December 31, 2020.
As of December 31, 2020, the unrecognized share-based compensation expense related to unvested options, was $1,433,785 and the estimated weighted average remaining vesting period was 3.1 years.
11. Commitments and contingencies
Property, in development commitment
On May 7, 2020, the Company entered into an agreement for the engineering design and modification of the property, in development. As at December 31, 2020, the Company is committed to future payments of approximately $8.6 million, relating to the construction and retrofit of the building, which are due before the expected completion in fiscal year 2021. $4,921,433 has been recorded as of the date of these consolidated financial statements.
Clinical trial and commercial commitments
The Company in the normal course of business enters into various services and supply agreements in connection with its clinical trials to ensure the supply of certain product and product lines during the Company’s clinical phase. These agreements often have minimal purchase commitments and generally terminate upon the termination of the clinical trial. Minimum purchase commitments under these agreements range from $800,000 to $3,700,000 with a total aggregate minimum commitment amount of approximately $10.6 million that range from three to eight years or upon completion of the clinical trial if earlier.
The Company also has an agreement with a third party to provide certain services in connection with the Company’s SPLASH clinical phase study. The contract expires on the date of the completion or termination of the clinical trial. The minimum purchase commitment under this agreement is approximately $52.6 million with payments that range from one to six years.
12. License agreements
License agreement with Scintomics GMBH (“SCI”)
In November 2019, the Company entered into a sublicense agreement with SCI (“SCI Agreement”). Under the SCI Agreement, the Company was granted an exclusive, sublicensable, worldwide (other than the Middle East and Asia) license under SCI’s patent rights to use, develop, manufacture and commercialize any products arising from SCI’s patent rights related to PSMA ligands for imaging and endoradiotherapy. Under the SCI Agreement, the Company is obligated to pay milestone payments upon the achievement of specified development and regulatory milestones as well as royalty payments related to the annual net sales. The Company has the right to terminate the agreement provided five months prior notice. If the Company or SCI fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement.
During the year ended December 31, 2020, the Company made a payment to SCI of approximately $1,520,000 upon the achievement of a specified development milestone and recognized this amount as a research and development expense in its consolidated statement of operations. During the period ended December 31, 2019 the Company did not make any payments to SCI or recognize any research and development expenses under the SCI Agreement.

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Research and license agreements with Bach Sciences LLC (“BACH”)
First BACH Agreement
In April 2020, the Company entered into a sublicense and collaboration agreement with BACH to develop and commercialize a radiopharmaceutical agent (“BACH Agreement). Under the BACH Agreement, the Company was granted an exclusive, sublicensable, worldwide license under BACH’s patent rights to use, develop, manufacture and commercialize any products arising from a patent related to the radiopharmaceutical agent. The Company has a commercialization option pursuant to the BACH Agreement that, if exercised, would allow it to commercialize any products arising from the research. For the exclusive commercialization option, the Company paid an upfront fee of $600,000 which gets credited against the option exercise fee. If the option is exercised, the Company is obligated to make aggregate milestone payments to BACH upon the achievement of specified development and regulatory milestones and the achievement of specified sales milestones. The Company is also obligated to pay a royalty related to the annual net sales by the Company and any of its affiliates and sublicensees based on its global sales.
In April 2020, the Company also entered into a sponsored research agreement with BACH for a period of five years whereby BACH is contracted to perform research on behalf of the Company, with respect to the BACH Agreement, and payments made thereunder will be credited against the option exercise fee.
During the year ended December 31, 2020, the Company made a payment to BACH of a $600,000 upfront fee and recognized this amount as research and development expenses in its consolidated statement of operations. During the year ended December 31, 2020, the Company also made payments for the research agreement in the amount of $750,000, which are recognized as research and development expenses in the Company’s consolidated statement of operations.
Second BACH Agreement
In December 2020, the Company entered into a sublicense and collaboration agreement with BACH to develop and commercialize compounds that leverage a proprietary technology platform (“Second BACH Agreement’”). Under the Second Bach Agreement, the Company was granted an exclusive, sublicensable, worldwide license under Bach’s patent rights to use, develop, manufacture and commercialize any products arising from the patent related to the synthetic compound.
For an exclusive commercialization option, the Company paid an upfront fee of $200,000 in January 2021. The Company is further obligated to make aggregate milestone payments to BACH for the first product developed, upon the achievement of specified development and regulatory milestones and upon the achievement of specified sales milestones. For subsequent products, the Company is further obligated to make a milestone payment to BACH for major market regulatory approval and upon the achievement of specified sales milestones. The Company is also obligated to pay a royalty, which is reduced by the royalty payments made to AVACTA (defined below), related to annual net sales.
During the year ended December 31, 2020, the Company recognized the upfront fee of $200,000 as a research and development expense.
License agreement with Avacta Lifesciences Limited (“AVACTA”)
In December 2020, the Company entered into an agreement with AVACTA (“AVACTA Agreement”), which is directly related to the second BACH agreement above. Under the AVACTA Agreement, the Company became a sublicensee of AVACTA’s license for using intellectual property related to developing and marketing radiopharmaceutical agents. Under this agreement, the Company obtained an exclusive use of AVACTA’s patent rights to use, develop, manufacture and commercialize any products arising from the patent. The Company has the right to grant sublicenses of its rights.

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
The Company will pay during 2021 an upfront payment of $1,000,000 for the initial license fee with payments due upon preclinical milestones. The Company is further obligated to make milestone payments to AVACTA upon the achievement of specified development milestones for its first product and for any additional products developed with the technology upon reaching the specified development milestones. In addition, the Company is obligated to pay a milestone payment for each product for the regulatory milestone being approved in specified territories.
During the year ended December 31, 2020, the Company recognized the first installment of the initial license fee of $250,000 as a research and development expense.
License agreement with Canadian Molecular Probe Consortium (“CanProbe”)
In December 2020, the Company entered into a license agreement with CanProbe (“CanProbe Agreement”). Under the CanProbe Agreement, the Company was granted an exclusive, sublicensable, worldwide license under CanProbe’s patent rights to use, develop, manufacture and commercialize any products arising from a provisional patent associated with the process for the production of
177Lu-DOTATATE. Under the CanProbe Agreement, the Company paid an upfront fee of approximately $393,000 ($500,000 CAD) for the execution of the agreement and a further payment of approximately $196,000 ($250,000 CAD), which will be credited against the first milestone payment. The Company is obligated to pay aggregate milestone payments to CanProbe, upon the achievement of receiving marketing authorization milestones for specified territories and a royalty related to the annual net sales. During the year ended December 31, 2020, the Company made payments to CanProbe of approximately $582,000 upon the execution of the contract and recognized this amount as research and development expenses in its consolidated statement of operations.
13. Income taxes
The Company has operations in both the United States and Canada, as such it is subject to tax in both countries.
Loss before provision for income taxes consisted of the following:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
U.S.	(13,591,329)	—
Canada	(164,668)	(9,029)
Unrealized foreign exchange translation adjustment	470,876	(195)
Loss before provision for income taxes	(13,285,121)	(9,224)

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
The provision for income taxes consisted of the following:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Current income tax provision:
Federal	10,000	—
State	4,114	—
Canada	73,768	—
Total current income tax expense (benefit)	87,882	—
Deferred income tax:
Federal	(2,796,615)	—
State	(565,482)	—
Canada	(52,794)	(2,494)
Valuation allowance	3,414,891	2,494
Total deferred income tax (benefit)	—	—
Total provision for income tax (benefit)	87,882	—
A reconciliation of the United States federal statutory income tax rate to the Company’s effective income tax rate is as follows:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Provision for income taxes at the Company’s statutory tax rate of 21%	(2,789,875)	(1,937)
State income taxes	(561,368)	—
Income tax rate differential	(123,695)	(609)
Change in valuation allowance	3,412,397	2,494
Other	150,423	52
Provision for income taxes at the Company’s effective income tax rate	87,882	—

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Net deferred tax assets consisted of the following:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Net operating loss carryforwards	1,910,665	580
License agreements	967,268	—
Share based compensation	422,280	—
Other	114,678	1,914
Total deferred tax assets	3,414,891	2,494
Valuation allowance	(3,414,891)	(2,494)
Net deferred tax assets	—	—
As of December 31, 2020, the Company had $7,568,114 of U.S. net operating loss carryforwards that is carried forward indefinitely. The Company had no capitalized research and development expenditure pool and no U.S. research and development tax credit carryforwards as at December 31, 2020. Utilization of the net operating loss carryforwards and credits may be subject to an annual limitation due to ownership changes of the Company. As of December 31, 2020, the Company believes no ownership change has occurred to impact the Company’s use of its net operating losses and credits.
The realization of deferred tax assets is dependent upon a number of factors including future earnings, the timing and amount of which is uncertain. A valuation allowance was established for the net deferred tax asset balance due to management’s belief that the realization of these assets is not likely to occur in the foreseeable future. The Company’s valuation allowance increased during the years ended December 31, 2020 and 2019 due primarily to the generation of U.S. net operating loss carryforwards, as follows:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Valuation allowance, beginning of year and period	2,494	—
Increases recorded to income tax provision – US	3,362,097	—
Increases recorded to income tax provision – Canada	50,300	2,494
Valuation allowance, end of year and period	3,414,891	2,494
As of December 31, 2020, and 2019, the Company had no uncertain tax positions.
The Company files income tax returns in the US federal, certain state, and Canada with varying statutes of limitations. The Company is not currently subject to tax examinations by any taxing jurisdiction. However, in the event of any such examination of its tax years 2019 and 2020, there may or may not be an impact on the Company’s net operating loss carryforwards and credits. The Company does not anticipate that any potential tax adjustments resulting from such examinations will have a significant impact on its financial position or results of operations.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was passed into law. The CARES Act includes several significant business tax provisions including modification to the taxable income limitation for utilization of net operating losses incurred in 2019 and 2020, an

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
increase to the limitation on deductibility of certain business interest expense, bonus depreciation for purchases of qualified improvement property and special deductions on certain corporate charitable contributions. The Company analyzed the provisions of the CARES Act and determined there was no impact to its income tax provision for the year ended December 31, 2020.
14. Net loss per share
Basic loss earnings per share is computed by dividing the loss available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing loss available to common stockholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued, using the treasury stock method.
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
Net loss attributable to common shareholders	13,373,003	9,224
Weighted-average common shares outstanding – basic and diluted	10,783,895	—
Net loss per share attributable to common shareholders – basic and diluted	$1.24	$—
The Company’s potentially dilutive securities, which include stock options and warrants, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at the year ended December 31, 2020, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
Options to purchase common shares	659,006	—
Warrants to purchase common shares	800,000	—
	1,459,006	—
15. Financial instruments risk management
Concentration risk
The Company currently holds all its cash deposits and entered into the Mortgage with one financial institution. The financial institution is a large and high-quality investment grade institution. The Company will continue to monitor for changes in credit quality in relation to the counterparties to which it has relationships.
Foreign currency risk
The Company does not have significant operating subsidiaries or significant investments in foreign countries as of December 31, 2020 and 2019.The Company is subject to foreign currency exposure on its

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
cash balances, accounts payable and accrued liabilities denominated in currencies other than the U.S. dollar, expenses incurred from certain supplier and service agreements denominated in Canadian dollars and Euro, as well as salaries and wages in respect of the Company’s Canadian employees. The Company does not currently manage its foreign currency exposure through hedging programs and will continue to monitor its foreign currency assets and liabilities and evaluate the needs for these programs in the future. During the year-ended December 31, 2020 and period ended December 31, 2019, the Company recorded $164,962 and $195, respectively, of foreign currency losses in the consolidated statements of operations.
Interest rate risk
The Company is subject to interest rate risk under its Mortgage loan. The Mortgage bears interest at 2.85% plus a minimum rate of 1-month LIBOR, subject to a LIBOR floor of 0.25%. The Mortgage requires quarterly interest payments, which commenced on October 1, 2020, with the principal amount due at maturity on January 10, 2022. Accordingly, increases in LIBOR could increase the associated interest payments that the Company is required to make on the Mortgage. For more details around the Mortgage see note 8. The Company does not currently manage this interest rate exposure through hedging programs and as at December 31, 2020, the contractual interest rate floor of 0.25% is in effect as the current LIBOR benchmark rate is negative. The Company will continue to monitor and evaluate the need for interest rate hedging programs in the future.
16. Related party transactions
The Company recognized expenses in connection with related party transactions in the consolidated statements of operations as follows:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Share-based compensation for consulting arrangement	1,109,776	—
Consulting fees to shareholder	164,812	—
Consulting fees on business activities to Board member	90,975	—
Reimbursement to Board member for occupancy costs	21,315	—
	1,386,878	—
Transactions with related parties are in the normal course of operations and have been measured at their agreed upon exchange amount.
As at December 31, 2020, there was $nil owing to related parties in connection with the services above. As at December 31, 2019, $10,400 was owing to a related party that paid certain expenses on behalf of the Company prior to it obtaining equity financing. The amounts were fully repaid during the year ended December 31, 2020.
During the year ended December 31, 2020, the Company issued stock options to shareholders of a related party in exchange primarily for legal and financial consulting services. No amounts are owing in respect of these services as at December 31, 2020.
During the year ended December 31, 2020, the Company received consulting services for research and development and manufacturing planning from a shareholder as well as a Board member. No amounts are owing in respect of these services as at December 31, 2020.
The Company currently has a lease arrangement in place with a Board member for the use of office space. The arrangement does not have a defined contractual lease term and is payable monthly. The Company

POINT Biopharma Inc.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
has applied the short-term lease exemption under ASC 842 to this arrangement and is recording the lease payments of approximately $4 thousand monthly as rent expense.
17. Employee benefit plan
The Company maintains a retirement plan, which is qualified under section 401(k) of the Internal Revenue Code for its U.S. employees. The plan allows eligible employees to defer, at the employee’s discretion, pretax compensation up to the IRS annual limits. The Company matched contributions up to 4% of the eligible employee’s compensation or the maximum amount permitted by law. Total expense for contributions made to U.S. employees was $2,787 for the year ended December 31, 2020 (2019 — $nil).
18. Subsequent events
Warrants exercise
On January 28, 2021, all outstanding warrants to purchase common shares of the Company were exercised resulting in the issuance of 800,000 common shares for cash proceeds of $20,000,000.
Stock options exercise
On March 8, 2021, a non-employee consultant of the Company exercised 18,000 stock options resulting in the issuance of 18,000 common shares for cash proceeds of $450,000.
Business Combination
On March 15, 2021, the Company entered into the Business Combination Agreement with RACA and Bohdi Merger Sub, pursuant to which Bohdi Merger Sub will merge with and into the Company with the Company as the surviving entity and wholly-owned subsidiary of RACA. Under the terms of the Business Combination Agreement, shareholders of the Company would be entitled to receive approximately 3.59 common shares of RACA in exchange for each common share of the Company. In connection with the Business Combination, RACA has commitments for PIPE financing of $165 million which will be received in exchange for 16,500,000 Class A common shares of RACA. The PIPE financing is conditioned upon and will close concurrently with the Business Combination. The Business Combination is conditional upon, among other things, approvals by each of RACA’s and the Company’s shareholders. Completion of the Business Combination and PIPE financing are expected to occur during the second quarter of 2021.

Annex A
EXECUTION VERSION
BUSINESS COMBINATION AGREEMENT
BY AND AMONG
THERAPEUTICS ACQUISITION CORP.,
BODHI MERGER SUB, INC.,
AND
POINT BIOPHARMA INC.
DATED AS OF MARCH 15, 2021

i

ii

EXHIBITS AND SCHEDULES
Exhibit A	Form of Subscription Agreement
Exhibit B	Form of Amended and Restated Registration and Stockholder Rights Agreement
Exhibit C	Form of Transaction Support Agreement
Exhibit D	Form of Letter of Transmittal
Exhibit E	Form of RACA Certificate of Incorporation
Exhibit F	Form of RACA Bylaws
Exhibit G	Form of RACA Incentive Equity Plan
Schedule I	Supporting Company Stockholders

iii

BUSINESS COMBINATION AGREEMENT
This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of March 15, 2021, is made by and among Therapeutics Acquisition Corp., a Delaware corporation (“RACA”) d/b/a Research Alliance Corp. I, Bodhi Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Point Biopharma Inc., a Delaware corporation (the “Company”). RACA, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.
WHEREAS, (a) RACA is a blank check company incorporated in Delaware on April 15, 2020 and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a wholly-owned Subsidiary of RACA that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents;
WHEREAS, pursuant to the Governing Documents of RACA, RACA is required to provide an opportunity for its stockholders to have their outstanding RACA Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the RACA Stockholder Approval;
WHEREAS, as of the date of this Agreement, Therapeutics Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”), and the Other Class B Stockholders collectively own 3,392,500 RACA Class B Shares;
WHEREAS, concurrently with the execution of this Agreement, the Sponsor, the Other Class B Stockholders, RACA and the Company are entering into the sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor and each Other Class B Stockholder has agreed to (a) vote in favor of this Agreement and the transactions contemplated hereby (including the Merger) and (b) waive any adjustment to the conversion ratio set forth in the Governing Documents of RACA or any other anti-dilution or similar protection with respect to the RACA Class B Shares (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise), in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement;
WHEREAS, on the Closing Date, (a) Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger and, after giving effect to the Merger, the Company will be a wholly-owned Subsidiary of RACA and (b) each Company Share will be automatically converted as of the Effective Time into a portion of the Transaction Share Consideration;
WHEREAS, concurrently with the execution of this Agreement, the Sponsor and certain other investors (the “PIPE Investors”), are entering into a subscription agreement, substantially in the form attached hereto as Exhibit A (the “Subscription Agreement”), with RACA, pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase on the Closing Date immediately following the Closing, and RACA has agreed to issue and sell to the PIPE Investors on the Closing Date immediately following the Closing, the number of RACA Shares provided for in the Subscription Agreement in exchange for the purchase price set forth therein (such equity financing under the Subscription Agreements hereinafter referred to as, the “PIPE Financing”);
WHEREAS, at the Closing, RACA, the Sponsor, the Other Class B Stockholders and the Company Stockholders set forth on Schedule I will enter into an amended and restated registration and stockholder rights agreement, substantially in the form attached hereto as Exhibit B (the “Registration and Stockholder Rights Agreement”), pursuant to which, among other things, the Sponsor, the Other Class B Stockholders and the Company Stockholders set forth on Schedule I (i) will agree not to effect any sale or distribution of any Equity Securities of RACA held by any of them during the lock-up period described therein and (ii) will be granted certain registration rights with respect to their respective RACA Shares;
WHEREAS, the RACA Board has (a) approved this Agreement, the Ancillary Documents to which RACA is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, approval and adoption of this Agreement and the transactions contemplated by this Agreement (including the Merger) by the holders of RACA Shares entitled to vote thereon;

4

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);
WHEREAS, RACA, as the sole stockholder of Merger Sub, will as promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);
WHEREAS, the board of directors of the Company has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, the approval and adoption of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) by the holders of Company Shares entitled to vote thereon;
WHEREAS, RACA has requested that promptly after the execution of this Agreement, each Company Stockholder listed on Schedule I attached hereto (collectively, the “Supporting Company Stockholders”) duly execute and deliver to RACA a transaction support agreement, substantially in the form attached hereto as Exhibit C (collectively, the “Transaction Support Agreements”), pursuant to which, among other things, each such Supporting Company Stockholder would agree to, among other things, (a) support and vote in favor of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), and (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing;
WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder and (b) the Merger, or, if applicable, the Alternative Transaction Structure, be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368 of the Code (clauses (a)-(b), the “Intended Tax Treatment”); and
WHEREAS, each of the Parties intends for Canadian federal income tax purposes that the Merger, or, if applicable, the Alternative Transaction Structure, be treated as a “foreign merger” pursuant to subsections 87(8.1) and (8.2) of the ITA.
NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
Section 1.1    Definitions.   As used in this Agreement, the following terms have the respective meanings set forth below.
“Additional RACA SEC Reports” has the meaning set forth in Section 4.7.
“Adopted Incentive Equity Plan” has the meaning set forth in Section 5.19.
“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. Notwithstanding the foregoing or anything to the contrary herein, the Affiliates of the Sponsor shall be deemed to include RA Capital Management, L.P. and its controlled Affiliates (it being understood that any portfolio companies of RA Capital Management, L.P. shall be deemed to be Affiliates of the Sponsor).
“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

5

“Alternative Transaction Structure” has the meaning set forth in Section 5.6(a)(i).
“Allocation Schedule” has the meaning set forth in Section 2.3.
“Ancillary Documents” means the Registration and Stockholder Rights Agreement, Sponsor Support Agreement, the Subscription Agreements, the Transaction Support Agreements, the Letters of Transmittal and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.
“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.
“Business” means the business of, directly or indirectly, including through licenses with third parties, researching, developing, testing (whether preclinical or clinical), manufacturing, storing or distributing products, substances or therapies for evaluation and use in the treatment or mitigation of cancer, or any activities, services or products incidental or attendant thereto.
“Business Combination Proposal” has the meaning set forth in Section 5.9.
“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Boston, Massachusetts are open for the general transaction of business.
“Certificate of Merger” has the meaning set forth in Section 2.1(a)(ii).
“Certificates” has the meaning set forth in Section 2.1(a)(vii).
“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount that may be payable to any Person as a result of or in connection with this Agreement or the transactions contemplated hereby or any other Change of Control Transaction (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events) or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction during the period beginning on the date of the Latest Balance Sheet and ending on the Closing Date. Notwithstanding the foregoing or anything to the contrary herein, the RACA Shares to be issued in respect of or that will become subject to, as applicable, the Rollover Options at the Effective Time on the terms and subject to the conditions of this Agreement shall not constitute Change of Control Payments.
“Change of Control Transaction” means any transaction or series of related transactions (a) under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or a material portion of assets, businesses or equity securities of another Person, (b) that results, directly or indirectly, in the stockholders of a Person as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares of such Person (or any successor or parent company of such Person) immediately after the consummation thereof (in the case of each of clause (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (c) under which any Person(s) makes any equity or similar investment in another Person.
“Closing” has the meaning set forth in Section 2.2.
“Closing Date” has the meaning set forth in Section 2.2.
“Closing Filing” has the meaning set forth in Section 5.4(b).
“Closing Press Release” has the meaning set forth in Section 5.4(b).
“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.

6

“Company” has the meaning set forth in the introductory paragraph to this Agreement.
“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases the Company or any of its controlled Affiliates or (ii) all or a material portion of assets or businesses of the Company or any of its controlled Affiliates (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its controlled Affiliates (other than the issuance of the applicable class of shares of capital stock of the Company upon the exercise or conversion of any Company Options outstanding on the date of this Agreement in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents, the transactions contemplated hereby or thereby or any Specified Strategic Transaction shall constitute a Company Acquisition Proposal.
“Company D&O Persons” has the meaning set forth in Section 5.16(a).
“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to RACA by the Company on the date of this Agreement.
“Company Equity Award” means, as of any determination time, each outstanding Company Option and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise.
“Company Equity Plan” means the Point Biopharma Inc. 2020 Equity Incentive Plan and each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.
“Company Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the HSR Act filing fee. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any RACA Expenses.
“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a), Section 3.2(c) and Section 3.2(f) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8(a) (No Company Material Adverse Effect) and Section 3.17 (Brokers).
“Company IT Systems” means all computer systems, computer software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, licensed or leased by a Group Company.
“Company Licensed Intellectual Property” means Intellectual Property Rights owned by or licensed to any Person (other than a Group Company) that is licensed or sublicensed to any Group Company.
“Company Licensed Patent” has the meaning set forth in Section 3.13(a).
“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Group Companies, taken as a whole, or (b) the ability of the Company to consummate the Merger in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the

7

following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.
“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company).
“Company Option” means, as of any determination time, each option to purchase Company Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.
“Company-Owned Intellectual Property” means all Intellectual Property Rights that are owned by the Group Companies.
“Company Product” means each product candidate that is being researched, tested, developed or manufactured by or on behalf of the Group Companies.
“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed in the name of any Group Company.
“Company Related Party” has the meaning set forth in Section 3.19.
“Company Related Party Transactions” has the meaning set forth in Section 3.19.
“Company Shares” means shares of common stock, par value $0.001 per share, of the Company.
“Company Stockholder Written Consent” has the meaning set forth in Section 5.14(b).
“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 5.14(b).
“Company Stockholders” means, collectively, the holders of Company Shares as of any determination time prior to the Effective Time.

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“Company Stockholders Agreement” means the Point Biopharma Inc. Stockholders Agreement, dated as of March 25, 2020, by and among the Company and the Company Stockholders party thereto.
“Confidentiality Agreement” means that certain Mutual Confidential Disclosure Agreement, dated as of February 10, 2021, by and between the Company and RACA.
“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.
“Continental” means Continental Stock Transfer & Trust Company.
“Contingent Worker” means any independent contractor, consultant, contractor, subcontractor, temporary employee, leased employee or other agent used by any Group Company and classified by such Group Company as other than an employee, or compensated other than through wages paid by such Group Company through the Group Company’s payroll function.
“Contract” or “Contracts” means any written agreement, contract, license, sublicense, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.
“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.
“COVID-19” means SARS-CoV-2 or COVID-19, and any variants thereof or related or associated epidemics, pandemic or disease outbreaks.
“CRA” means the Canada Revenue Agency.
“Creator” has the meaning set forth in Section 3.13(c).
“DGCL” means the General Corporation Law of the State of Delaware, as amended.
“Effective Time” has the meaning set forth in Section 2.1(a)(ii).
“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), including each stock option plan, stock purchase plan, bonus or incentive plan, severance pay plan, program or arrangement, deferred compensation arrangement or agreement, employment agreement, compensation plan, program, agreement, or arrangement, change in control plan, program or arrangement, supplemental income arrangement, or vacation plan, in each case that any Group Company maintains, sponsors or contributes to or has any obligation to contribute to, or with respect to which any Group Company has or may reasonably be expected to have any present or future Liability (including as an ERISA Affiliate).
“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment or workplace health or safety.
“Equity Incentive Plan Proposal” has the meaning set forth in Section 5.9.
“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.
“Equity Value” means $585,000,000.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes any Group Company.

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“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Agent” has the meaning set forth in Section 2.5(a).
“Exchange Fund” has the meaning set forth in Section 2.5(c).
“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.
“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.
“Financial Statements” has the meaning set forth in Section 3.4(a).
“Foreign Benefit Plan” means each Employee Benefit Plan for the benefit of employees employed and outside of the United States of America (other than any plans, funds or similar programs that are maintained by a Governmental Entity) and which plan is not subject to ERISA or the Code.
“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.
“GAAP” means United States generally accepted accounting principles.
“Governing Document Proposals” has the meaning set forth in Section 5.9.
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.
“Governmental Entity” means any United States or non-United States (a) federal, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private); provided, however, that (for the avoidance of doubt) institutional review boards shall not be “Governmental Entities” hereunder.
“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries.
“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.
“Healthcare Laws” means all Laws relating to patient care or human health and safety, including, as amended from time to time, any such Law pertaining to the research (including preclinical, nonclinical, and clinical research or studies), development, testing, production, manufacture, transfer, storing, distribution, approval, labeling, marketing, pricing, third-party reimbursement or sale of drugs, biological products or medical devices, including (i) the FDCA and the United States Public Health Service Act; and (ii) all Laws relating to any federal health care program (as such term is defined in 42 U.S.C. § 1320a-7b(f)), including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Anti-Self-Referral Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C.

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§ 1320a-7b(a)), Sections 1320a-7, 1320a-7a, and 1320a-7b of Title 42 of the United States Code and any comparable self-referral or fraud and abuse laws promulgated by any Governmental Entity, the 21st Century Cures Act (Pub. L. 114-255), Section 543 of the Federal Public Health Services Act, and any state or federal Law the purpose of which is to protect the privacy of individually-identifiable patient information; Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010; TRICARE (10 U.S.C. Section 1071 et seq.); the Sunshine/Open Payments Law (42 U.S.C. § 1320a-7h) and similar state or foreign Laws related the reporting of manufacturer payments or transfers of value to health care professionals; and the Prescription Drug Marketing Act of 1987, in each case including the associated rules and regulations promulgated thereunder and all of their foreign equivalents; and any other requirements of Law relating to the Business.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.
“In-The-Money Amount” means, in respect of a Company Option or Rollover Option, as applicable, the amount, if any, by which the total fair market value of the Company Shares immediately before the Effective Time or RACA Shares immediately following the Effective Time, as applicable, that a holder is entitled to acquire on exercise of the Company Option or Rollover Option, as applicable, exceeds the aggregate exercise price to acquire such Company Shares or RACA Shares, as applicable, at that time.
“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, but excluding for the avoidance of doubt the effects of Accounting Standards Update No. 2016-02, Leases (Topic 842), (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.
“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs, industrial design registration and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, whether or not registered, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; (e) rights in or to Software or other technology; and (f) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world.
“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.
“Investment Company Act” means the Investment Company Act of 1940.
“IPO” has the meaning set forth in Section 8.18.

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“ITA” means the Income Tax Act (Canada), as amended from time to time.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).
“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.
“Leased Real Property” has the meaning set forth in Section 3.18(b).
“Letter of Transmittal” means the letter of transmittal, substantially in the form attached as Exhibit D hereto and with such modifications, amendments or supplements as may be requested by the Exchange Agent and mutually agreed to by each of RACA and the Company (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).
“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.
“Licensed Out IP” has the meaning set forth in Section 3.13(c).
“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other similar interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).
“Marks” has the meaning set forth in the definition of Intellectual Property Rights.
“Material Contracts” has the meaning set forth in Section 3.7(a).
“Material Permits” has the meaning set forth in Section 3.6.
“Merger” has the meaning set forth in the recitals to this Agreement.
“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.
“Multiemployer Plan” has the meaning set forth in Section (3)37 of ERISA.
“Nasdaq” means the Nasdaq Capital Market.
“Nasdaq Proposal” has the meaning set forth in Section 5.9.
“Newco” has the meaning set forth in Section 5.6(a)(i).
“Non-Party Affiliate” has the meaning set forth in Section 8.13.
“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Group Companies on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $100,000 per license or an ongoing licensee fee of less than $50,000 per year.
“Officers” has the meaning set forth in Section 5.17(a).
“Order” means any outstanding writ, order, judgment, injunction, binding decision or determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.
“Other RACA Stockholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of RACA Shares entitled to vote thereon, whether in person or by proxy at the RACA Stockholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of RACA and applicable Law.
“Other Class B Stockholders” means, collectively, Daniel S. Grau, David C. Lubner and Michael P. Gray.

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“Other Transaction Proposal” means each Transaction Proposal, other than the Required Transaction Proposals.
“Pandemic Measures” means any “shelter-in-place,” “stay at home,” workforce reduction, furlough, employee time off, employee leave, social distancing, shut down, closure, sequester, business or workplace reopening, or other conditions, restrictions or requirements pursuant to any Law, order, or directive of or by any Governmental Entity, the Centers for Disease Control and Prevention, the Occupational Safety and Health Administration or the Equal Employment Opportunity Commission, in connection with or in respect to COVID-19.
“Parties” has the meaning set forth in the introductory paragraph to this Agreement.
“Patents” has the meaning set forth in the definition of Intellectual Property Rights.
“PCAOB” means the Public Company Accounting Oversight Board.
“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.
“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by any Group Company of nonexclusive rights in Intellectual Property Rights in the ordinary course of business consistent with past practice and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.
“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.
“Personal Data” means any data or information relating to an identified natural person that is regulated by the Privacy Laws.
“PIPE Financing” has the meaning set forth in the recitals to this Agreement.
“PIPE Investment Amount” has the meaning set forth in Section 4.19(a).
“PIPE Investors” has the meaning set forth in the recitals to this Agreement.
“Pre-Closing RACA Holders” means the holders of RACA Shares at any time prior to the Effective Time.
“Privacy and Data Security Policies” has the meaning set forth in Section 3.20(a).
“Privacy Laws” means Laws relating to the Processing or protection of Personal Data that apply to the Group Companies.

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“Proceeding” means any lawsuit, litigation, action, audit, investigation, examination, claim, complaint, charge, proceeding, suit, arbitration, investigation, or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.
“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).
“Prospectus” has the meaning set forth in Section 8.18.
“Public Health Laws” means all applicable Laws relating to the development, pre-clinical testing, clinical testing, manufacture, production, analysis, distribution, importation, exportation, use, handling, quality, packaging, labelling, sale or promotion of any drug (including any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) or similar federal, state, provincial or foreign Laws.
“Public Stockholders” has the meaning set forth in Section 8.18.
“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form; (b) be licensed for purposes of making derivative works; or (c) be redistributable at no, or a nominal, charge.
“RACA” has the meaning set forth in the introductory paragraph to this Agreement.
“RACA Acquisition Proposal” means (a) any transaction or series of related transactions under which RACA or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Person(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise) or (b) any equity, debt or similar investment in RACA or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a RACA Acquisition Proposal.
“RACA Board” has the meaning set forth in the recitals to this Agreement.
“RACA Board Recommendation” has the meaning set forth in Section 5.9.
“RACA Bylaws” has the meaning set forth in Section 2.1(a)(ix).
“RACA Certificate of Incorporation” has the meaning set forth in Section 2.1(a)(ix).
“RACA Class A Shares” means RACA’s Class A common stock, par value $0.0001 per share.
“RACA Class B Shares” means RACA’s Class B common stock, par value $0.0001 per share.
“RACA D&O Persons” has the meaning set forth in Section 5.15(a).
“RACA Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by RACA on the date of this Agreement.
“RACA Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, a RACA Party in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and

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expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any RACA Party and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any RACA Party pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the HSR Act filing fee. Notwithstanding the foregoing or anything to the contrary herein, RACA Expenses shall not include any Company Expenses.
“RACA Financial Statements” means all of the financial statements of RACA included in the RACA SEC Reports.
“RACA Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers) and Section 4.6 (Capitalization of the RACA Parties).
“RACA Incentive Equity Plan” has the meaning set forth in Section 5.19.
“RACA Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the RACA Parties, taken as a whole, or (b) the ability of any RACA Party to consummate the Merger in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a RACA Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any RACA Party operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any RACA Party with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (vii) any failure by any RACA Party to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a RACA Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the RACA Parties, taken as a whole, relative to other “SPACs” operating in the industries in which the RACA Parties operate.
“RACA Non-Party Affiliates” means, collectively, each RACA Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any RACA Related Party (other than, for the avoidance of doubt, any RACA Party).
“RACA Parties” means, collectively, RACA and Merger Sub.
“RACA Related Parties” has the meaning set forth in Section 4.9.

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“RACA Related Party Transactions” has the meaning set forth in Section 4.9.
“RACA SEC Reports” has the meaning set forth in Section 4.7.
“RACA Share Value” means $10.00.
“RACA Shares” means (a) prior to the consummation of the Merger, collectively, the RACA Class A Shares and the RACA Class B Shares and (b) from and after the consummation of the Merger, shares of common stock, par value $0.0001 per share, of RACA. Any reference to the RACA Shares in this Agreement or any Ancillary Document shall be deemed to refer to clause (a) and/or clause (b) of this definition, as the context so requires.
“RACA Stockholder Approval” means, collectively, the Required RACA Stockholder Approval and the Other RACA Stockholder Approval.
“RACA Stockholder Redemption” means the right of the holders of RACA Class A Shares to redeem all or a portion of their RACA Class A Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of RACA.
“RACA Stockholders Meeting” has the meaning set forth in Section 5.9.
“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.
“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.
“Registration and Stockholder Rights Agreement” has the meaning set forth in the recitals to this Agreement.
“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of RACA.
“Regulatory Permits” means all Permits granted by FDA or any comparable Governmental Entity to any Group Company, including investigational new drug applications, new drug applications, abbreviated new drug applications, manufacturing approvals and authorizations, EC certificates, EC declarations of conformity, clinical trial authorizations and ethical reviews or their national or foreign equivalents.
“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.
“Required RACA Stockholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of RACA Shares entitled to vote thereon, whether in person or by proxy at the RACA Stockholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of RACA and applicable Law.
“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal.
“Rollover Option” has the meaning set forth in Section 2.4(a).
“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

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“Schedules” means, collectively, the Company Disclosure Schedules and the RACA Disclosure Schedules.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933.
“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.
“Signing Filing” has the meaning set forth in Section 5.4(b). “Signing Press Release” has the meaning set forth in Section 5.4(b).
“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.
“Specified Strategic Transaction” means any royalty based transaction, drug development partnership or similar transaction that does not contemplate the issuance of any Equity Securities of the Company or any of its Affiliates (including, after the Effective Time, RACA or any of its Affiliates).
“Sponsor” has the meaning set forth in the recitals to this Agreement.
“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.
“Stockholders” has the meaning set forth in the recitals to this Agreement.
“Subscription Agreement” has the meaning set forth in the recitals to this Agreement.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.
“Supporting Company Stockholders” has the meaning set forth in the recitals to this Agreement.
“Surviving Company” has the meaning set forth in Section 2.1(a)(i).
“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and including any secondary Liability for any of the aforementioned.

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“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.
“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes required to be filed with any Governmental Entity.
“Termination Date” has the meaning set forth in Section 7.1(d).
“Transaction Litigation” has the meaning set forth in Section 5.2(d).
“Transaction Proposals” has the meaning set forth in Section 5.9.
“Transaction Share Consideration” means an aggregate number of RACA Shares equal to (a) the Equity Value, divided by (b) the RACA Share Value.
“Transaction Support Agreement Deadline” has the meaning set forth in Section 5.14(a).
“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.
“Trust Account” has the meaning set forth in Section 8.18.
“Trust Account Released Claims” has the meaning set forth in Section 8.18.
“Trust Agreement” has the meaning set forth in Section 4.8.
“Trustee” has the meaning set forth in Section 4.8.
“Unpaid RACA Expenses” means the RACA Expenses that are unpaid as of immediately prior to the Closing.
“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.
“Unvested Company Equity Awards” means the Unvested Company Options.
“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.
“Vested Company Equity Awards” means the Vested Company Options.
“Vested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of immediately prior to the Effective Time or will vest solely as a result of the consummation of the Merger.
“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as analogous applicable foreign, provincial, state or local Laws related to plant closings, relocations, mass layoffs and employment losses.
“Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.
ARTICLE 2
MERGER
Section 2.1    Closing Transactions.   On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:
(a)   The Merger.
(i)   On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date, Merger Sub and the Company shall consummate the Merger at the

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Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Company”).
(ii)   At the Closing, the parties hereto shall cause a certificate of merger, in a form reasonably satisfactory to the Company and RACA (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by RACA and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).
(iii)   The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the DGCL.
(iv)   At the Effective Time, subject to Section 5.16, (A) each RACA Class A Share and each RACA Class B Share that is issued and outstanding immediately prior to the Merger shall become one share of common stock, par value $0.0001 per share, of RACA, and (B) the Governing Documents (including the certificate of incorporation) of the Surviving Company shall be amended so that the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.
(v)   At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.
(vi)   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of the Surviving Company.
(vii)   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than the Company Shares cancelled and extinguished pursuant to Section 2.1(a)(viii)) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into a number of RACA Shares set forth on the Allocation Schedule. A Company Stockholder may obtain the Transaction Share Consideration into which his, her or its Company Stock has been converted by following the requirements contemplated by Section 2.5. From and after the Effective Time, each Company Stockholder’s certificates (the “Certificates”), evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.
(viii)   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.
(ix)   In connection with the Merger, (i) each RACA Class B Share that is issued and outstanding immediately prior to the Merger shall become one share of common stock, par value $0.0001 per share, of RACA, (ii) the Governing Documents of RACA shall become the certificate of incorporation, substantially in the form attached hereto as Exhibit E (the “RACA Certificate of Incorporation”), and the bylaws, substantially in the form attached hereto as Exhibit F (the “RACA Bylaws”) and (iii) RACA’s name shall be changed to “POINT Biopharma Global Inc.”

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(x)   In consideration for the issuance of RACA Shares to the Company Stockholders pursuant to Section 2.1(a)(vii), the Surviving Company shall issue to RACA one share of common stock of the Surviving Company.
Section 2.2   Closing of the Transactions Contemplated by this Agreement.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as RACA and the Company may agree in writing.
Section 2.3   Allocation Schedule.   No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to RACA an allocation schedule (the “Allocation Schedule”) setting forth (a) the number of Company Shares held by each Company Stockholder, the number of Company Shares subject to each Company Equity Award held by each holder thereof, as well as whether each such Company Equity Award will be a Vested Company Equity Award or an Unvested Company Equity Award as of immediately prior to the Effective Time, and, in the case of the Company Options, the exercise price thereof, (b) the number of RACA Shares that will be subject to each Rollover Option, the exercise price thereof at the Effective Time, as well as the exchange ratio on which such calculations are based (which shall, for the avoidance of doubt, be the same exchange ratio for each calculation pursuant to this clause (b)), (c) the portion of the Transaction Share Consideration allocated to each Company Stockholder, and (d) a certification, duly executed by an authorized officer of the Company, that (i) the information delivered pursuant to clauses (a), (b) and (c) is, and will be as of immediately prior to the Effective Time, true and correct in all respects and in accordance with the last sentence of this Section 2.3 and (ii) the Company has performed, or otherwise complied with, as applicable, its covenants and agreements set forth in Section 2.4(c). The Company will review any comments to the Allocation Schedule provided by RACA or any of its Representatives and consider in good faith all reasonable comments on the final Allocation Schedule. Notwithstanding the foregoing or anything to the contrary herein, (A) the aggregate number of RACA Shares that each Company Stockholder will have a right to receive pursuant to Section 2.1(a)(vii) will be rounded down to the nearest whole share, (B) in no event shall the aggregate number of RACA Shares set forth on the Allocation Schedule that are allocated in respect of Company Shares and Vested Company Equity Awards exceed the Transaction Share Consideration, (C) in no event shall the Allocation Schedule (or the calculations or determinations therein) breach, as applicable, any applicable Law, the Governing Documents of the Company, the Company Stockholders Agreement, the Company Equity Plan or any other Contract to which the Company is a party or bound (taking into account, for the avoidance of doubt, any actions taken by the Company pursuant to Section 2.4(c)) and (D) in no event shall the number of RACA Shares that will be subject to the Rollover Options corresponding to the Unvested Company Options be in excess of a number of RACA Shares equal to 60,241,347 minus the Transaction Share Consideration.
Section 2.4   Treatment of Company Equity Awards.
(a)   At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(c)), each Company Option (whether a Vested Company Option or an Unvested Company Option) shall cease to represent the right to purchase Company Shares and shall be canceled in exchange for an option to purchase RACA Shares (each, a “Rollover Option”) in an amount, at an exercise price and subject to such terms and conditions, in each case, as set forth on the Allocation Schedule. Each Rollover Option shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Effective Time, except for (i) terms (A) rendered inoperative by reason of the transactions contemplated by this Agreement (including any anti-dilution or other similar provisions that adjust the number of underlying shares that could become exercisable subject to the options) or (B) to the extent they conflict with the Adopted Incentive Equity Plan and (ii) such other immaterial administrative or ministerial changes as the RACA Board (or the compensation committee of the RACA Board) may determine in good faith are appropriate to effectuate the administration of the Rollover Options. Such conversion shall occur in a manner intended to comply with the requirements of Section 409A of the Code. Notwithstanding the foregoing, it is intended that subsection 7(1.4) of the ITA apply to the exchange of

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Company Options for Rollover Options and, accordingly, if required, the exercise price of a Rollover Option will be adjusted, with effect at and from the Effective Time, such that the In-The-Money Amount of each Rollover Option immediately after the exchange does not exceed the In-The-Money Amount of each Company Option immediately before the exchange.
(b)   At the Effective Time, all Company Equity Plans shall terminate and all Company Equity Awards (whether vested or unvested) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto or under the Company Equity Plans, except as otherwise expressly provided for in this Section 2.4 or in Section 5.19.
(c)   Prior to the Closing, the Company shall take, or cause to be taken, all necessary or appropriate actions under the Company Equity Plans (and the underlying grant, award or similar agreements) or otherwise to give effect to the provisions of this Section 2.4.
Section 2.5   Deliverables.
(a)   As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, RACA shall appoint Continental (or its applicable Affiliate thereof) as an exchange agent (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of exchanging Certificates, if any, representing the Company Shares and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Transaction Share Consideration issuable in respect of such Company Shares pursuant to Section 2.1(a)(vii) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that Continental is unable or unwilling to serve as the Exchange Agent, then RACA and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), RACA shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent and each of RACA and the Company shall mutually agree to any changes to the Letter of Transmittal in order to satisfy any requirements of such exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).
(b)   At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Stockholders a Letter of Transmittal.
(c)   At the Effective Time, RACA shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Stockholders and for exchange in accordance with this Section 2.5 through the Exchange Agent, evidence of RACA Shares in book-entry form representing the portion of the Transaction Share Consideration issuable pursuant to Section 2.1(a)(vii) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Transaction Share Consideration issuable pursuant to Section 2.1(a)(vii) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.
(d)   Each Company Stockholder whose Company Shares have been converted into a portion of the Transaction Share Consideration pursuant to Section 2.1(a)(vii) shall receive the portion of the Transaction Share Consideration to which he, she or it is entitled on the date provided in Section 2.5(e) upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (ii) in the case of Company Shares held in book-entry form, a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.
(e)   If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), if any, is delivered to

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the Exchange Agent in accordance with Section 2.5(d) (i) at least one Business Day prior to the Closing Date, then RACA and the Company shall take all necessary actions to reflect the issuance of the applicable portion of the Transaction Share Consideration to the applicable Company Stockholder in book-entry form on the Closing Date, or (ii) less than one Business Day prior to the Closing Date, then RACA and the Company (or the Surviving Company) shall take all necessary actions to reflect the issuance of the applicable portion of the Transaction Share Consideration to the Company Stockholder in book-entry form within two (2) Business Days after such delivery.
(f)   If any portion of the Transaction Share Consideration is to be issued to a Person other than the Company Stockholder in whose name the surrendered Certificate or the transferred Company Share in book-entry form is registered, the issuance of the applicable portion of the Transaction Share Consideration shall not be reflected unless (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.
(g)   No interest will be paid or accrued on the Transaction Share Consideration (or any portion thereof). From and after the Effective Time, until the applicable portion of the Transaction Share Consideration is obtained by the applicable Company Stockholders in accordance with this Section 2.5, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled and extinguished pursuant to Section 2.1(a)(viii)) shall solely represent the portion of the Transaction Share Consideration to which such Company Share is converted pursuant to Section 2.1(a)(vii).
(h)   At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.
(i)   Any portion of the Exchange Fund not obtained by the Company Stockholders twelve (12) months following the Closing Date shall be delivered to RACA or as otherwise instructed by RACA, and any Company Stockholder who has not obtained the applicable portion of the Transaction Share Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to RACA for such portion of the Transaction Share Consideration, without any interest thereon. None of RACA, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Transaction Share Consideration not obtained by the Company Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of RACA free and clear of any claims or interest of any Person previously entitled thereto.
Section 2.6   Withholding.   RACA, the Group Companies and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required or permitted to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).
Section 2.7   Appraisal Rights.   Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Company Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Shares in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights shall not be converted into, and such stockholders shall have no right to receive, any of the Transaction Share Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any stockholder of the Company who fails to perfect or who

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effectively withdraws or otherwise losses his, her or its rights to appraisal of such Company Shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into, as of the Effective Time, the portion of the Transaction Share Consideration, without any interest thereon, to which he, she or it is entitled pursuant to this Agreement upon (a) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (b) in the case of Company Shares held in book-entry form, a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES RELATING
TO THE GROUP COMPANIES
Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the RACA Parties as follows:
Section 3.1   Organization and Qualification.
(a)   Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.
(b)   True and complete copies of the Governing Documents of the Company and the Company Stockholders Agreement have been made available to RACA, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and the Company Stockholders Agreement are in full force and effect, and the Company is not in breach or violation of any provision set forth in its Governing Documents or in material breach of the Company Stockholders Agreement.
(c)   Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.
Section 3.2   Capitalization of the Group Companies.
(a)   Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, (ii) the identity of the Persons that are the record and beneficial owners thereof and (iii) with respect to each Company Equity Award, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, (D) any applicable vesting schedule (including acceleration provisions), (E) the number of Company Shares subject to the Company Equity Award on the date of grant, and (F) the number of Company Shares subject to the Company Equity Award as of the date of this Agreement. All of the Equity Securities of the Company have been duly authorized and validly issued. All of the outstanding Company Shares are fully paid and non-assessable. The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company or the Company Stockholders Agreement or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (3) have been offered, sold and issued in material

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compliance with applicable Law, including Securities Laws. Except for the Company Equity Awards set forth on Section 3.2(a) of the Company Disclosure Schedules or the Company Equity Awards either permitted by Section 5.1(b) or issued, granted or entered into in accordance with Section 5.1(b), the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.
(b)   The Equity Securities of the Company are free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Stockholders Agreement). Except for the Company Stockholders Agreement, there are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.
(c)   Section 3.2(c) of the Company Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof. There are no outstanding (A) equity appreciation, phantom equity, or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company.
(d)   None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.
(e)   Section 3.2(e) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.
(f)   Section 3.2(f) of the Company Disclosure Schedules sets forth a list of all Change of Control Payments of the Group Companies.
(g)   Each Company Equity Award was granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the applicable Company Equity Plan, and each Company Option has an exercise price per share that is equal to or greater than the fair market value of a Company Share on the date of such grant determined in a manner consistent with Section 409A of the Code.
Section 3.3   Authority.   The Company has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Company Stockholder Written Consent, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

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Section 3.4   Financial Statements; Undisclosed Liabilities.
(a)   The Company has made available to RACA a true and complete copy of the audited consolidated balance sheets of the Group Companies as of December 31, 2019 and December 31, 2020 (the “Latest Balance Sheet”) and the related audited consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows of the Group Companies for each of the periods then ended (collectively, the “Financial Statements”), each of which are attached as Section 3.4(a) of the Company Disclosure Schedules. Each of the Financial Statements (including the notes thereto) (A) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Group Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein, (C) in the case of the Financial Statements described in clause (i) of the preceding sentence, were audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditors and (D) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).
(b)   Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (iv) for executory obligations under contracts to which any member of the Group Companies is a party (other than Liabilities for breach thereof), and (v) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.
(c)   Except as set forth in Section 3.4(c) of the Company Disclosure Schedules, the Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.
(d)   Except as set forth in Section 3.4(d) of the Company Disclosure Schedules, since the incorporation of the Company, no Group Company has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of the Group Companies to the Company’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies to the Company’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.
Section 3.5   Consents and Requisite Governmental Approvals; No Violations.
(a)   Except as set forth on Section 3.5(a) of the Company Disclosure Schedules, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) filing of the

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Certificate of Merger or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.
(b)   Except as set forth on Section 3.5(b) of the Company Disclosure Schedules, neither the execution, delivery or performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.
Section 3.6   Permits.   Each of the Group Companies has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to hold the same would not result in a Company Material Adverse Effect (the “Material Permits”). Except as is not and would not reasonably be expected to be material to the Group Companies, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Group Companies.
Section 3.7   Material Contracts.
(a)   Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):
(i)   any Contract relating to Indebtedness of any Group Company or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of any Group Company;
(ii)   any Contract under which any Group Company is lessee of or holds, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $250,000;
(iii)   any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $250,000;
(iv)   any (A) joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, in each case, which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from any Group Company in excess of $1,000,000 over the life of the Contract and (B) any Contract with respect to material Company Licensed Intellectual Property which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from any Group Company in excess of $500,000 over the life of the Contract (other than (I) any Contract of the type described in Section 3.13(c)(i), (II) licenses to Off-the-Shelf Software, (III) licenses to Public Software, and (IV) non-disclosure agreements and licenses granted by employees, individual consultants or individual contractors of any Group Company pursuant to Contracts with employees, individual consultants or individual contractors);

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(v)   any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of RACA or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer in any material respect or that would so limit or purports to limit, in any material respect, RACA or any of its Affiliates after the Closing;
(vi)   any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $500,000 annually or (B) $1,000,000 over the life of the agreement;
(vii)   any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company, in each case in excess of $250,000;
(viii)   any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;
(ix)   any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;
(x)   any Contract with any Person (A) pursuant to which any Group Company (or RACA or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Intellectual Property Rights;
(xi)   any Contract governing the terms of, or otherwise related to, the employment, engagement or services of any current director, manager, officer, employee, or Contingent Worker of a Group Company (A) whose annual base salary (or, in the case of a Contingent Worker, actual or anticipated annual base compensation) is in excess of $200,000, or (B) that provides for severance or any other post-termination payments or benefits;
(xii)   any Contract governing the terms of, or otherwise related to, the employment, engagement or services of any former director, manager, officer, employee, or Contingent Worker of a Group Company pursuant to which any Group Company, as of the Closing, has or will have an obligation to pay severance or other post-termination pay;
(xiii)   any Contract providing for any Change of Control Payment of the type described in clause (a) of the definition thereof;
(xiv)   any collective bargaining agreements and any other agreements executed with a union or similar organization;
(xv)   any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;
(xvi)   any Contract for the settlement or conciliation of a prior Proceeding or other dispute with a third party (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non- monetary obligations on any Group Company (or RACA or any of its Affiliates after the Closing); and

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(xvii)   any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $500,000 or (B) aggregate payments to or from any Group Company in excess of $1,000,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice.
(b)   (i) Each Material Contract is valid and binding on the applicable Group Company and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect and (ii) the applicable Group Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, any Material Contract.
Section 3.8   Absence of Changes.   During the period beginning on December 31, 2020 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Company has conducted its business in the ordinary course in all material respects and (ii) no Group Company has taken any action that would require the consent of RACA if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(vii), Section 5.1(b)(x), Section 5.1(b)(xiii) or Section 5.1(b)(xiv).
Section 3.9   Litigation.   There is (and since the Company’s inception there has been) no Proceeding pending or, to the Company’s knowledge, threatened against any Group Company that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Neither the Group Companies nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by a Group Company pending against any other Person.
Section 3.10   Compliance with Applicable Law.   Each Group Company (a) conducts (and since the Company’s inception has conducted) its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order and (b) has not received any written communications from a Governmental Entity that alleges that such Group Company is not in compliance with any such Law or Order, except in each case of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Except as would not be material to any Group Company, without limiting the foregoing, no Group Company has violated or, to the Company’s knowledge, is under investigation with respect to, or have been threatened in writing or charged with or given notice of any violation of any provisions of: (i) Laws applicable to lending activities; (ii) the U.S. Foreign Corrupt Practices Act (FCPA); (iii) any comparable or similar Law of any jurisdiction; or (iv) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.
Section 3.11   Employee Benefit Plans.
(a)   Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction).
(b)   True, complete and correct copies of the following documents, with respect to each Employee Benefit Plan, where applicable, have previously been delivered or made available to RACA: (i) all documents embodying or governing such Employee Benefit Plan (or for unwritten Employee Benefit Plans a written description of the material terms of such Employee Benefit Plan) and any funding medium for the Employee Benefit Plan; (ii) the most recent IRS determination, advisory or opinion letter; (iii) the most recently filed Form 5500; (iv) the most recent actuarial valuation report; (v) the most recent summary plan description and all modifications thereto; (vi) the last three years of non-discrimination testing results; and (vii) all non-routine written correspondence to and from any governmental agency.
(c)   Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or approval from the Internal Revenue Service with respect to such qualification, or may rely on an opinion or advisory letter issued by the Internal Revenue Service with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the Internal Revenue Service for a determination of the

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qualified status of such Employee Benefit Plan for any period for which such Employee Benefit Plan would not otherwise be covered by an Internal Revenue Service determination and, to the knowledge of the Company, and no event or omission has occurred that would reasonably be expected to cause any such Employee Benefit Plan to lose such qualification.
(d)   Each Employee Benefit Plan is and has been established, operated and administered in all material respects in accordance with applicable Laws and with its terms, including without limitation ERISA, the Code and the Affordable Care Act. No Employee Benefit Plan is, or within the past six years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program. No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan or any fiduciary or service provider thereof and, to the knowledge of the Company, there is no reasonable basis for any such litigation or proceeding. All payments and/or contributions required to have been made with respect to all Employee Benefit Plans either have been made or have been accrued in accordance with the terms of the applicable Employee Benefit Plan and applicable Law.
(e)   No Group Company nor any ERISA Affiliate has in the past six (6) years maintained, contributed to, or been required to contribute to or had any liability (whether contingent or otherwise) or obligation (including on account of any ERISA Affiliate) with respect to: (i) any employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA, (ii) a Multiemployer Plan, (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), and neither any Group Company nor any ERISA Affiliate has ever incurred any liability under Title IV of ERISA that has not been paid in full.
(f)   No Group Company nor any ERISA Affiliate provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar Law), and no Group Company has ever formally promised to provide such post-termination benefits.
(g)   Each Employee Benefit Plan may be amended, terminated or otherwise modified (including cessation of participation) by the Company to the greatest extent permitted by applicable Law. Except as required by applicable Law, no Group Company has announced its intention to modify or terminate any Employee Benefit Plan or adopt any arrangement or program which, once established, would come within the definition of an Employee Benefit Plan.
(h)   Each Employee Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. To the Company’s knowledge, no Payment to be made under any Employee Benefit Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.
(i)   Neither the execution and delivery of this Agreement, the stockholder approval of this Agreement nor the consummation of the transactions contemplated by this Agreement would be reasonably expected to (either alone or in combination with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) further restrict any rights of the Group Companies to amend or terminate any Employee Benefit Plan, or (iii) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).
(j)   The Group Companies have no obligation to make any tax “gross-up” or similar “make whole” payments.
(k)   Each Foreign Benefit Plan that is required to be registered or intended to be tax exempt has been registered (and, where applicable, accepted for registration) and is tax exempt and has been maintained in good standing, to the extent applicable, with each Governmental Entity. No Foreign Benefit Plan is a “defined

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benefit plan” (as defined in ERISA, whether or not subject to ERISA) or has any material unfunded or underfunded Liabilities. All material contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored by a Group Company (including severance, termination notice, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or fully accrued.
Section 3.12   Environmental Matters.   Except as would not have a Company Material Adverse Effect:
(a)   None of the Group Companies have received any written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, any applicable Environmental Laws.
(b)   There is (and since the incorporation of the Company there has been) no Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company pursuant to applicable Environmental Laws.
(c)   There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances in violation of applicable Environmental Laws.
(d)   The Group Companies have made available to RACA copies of all material environmental, health and safety reports and documents that are in any Group Company’s possession or control relating to the current operations, properties or facilities of the Group Companies.
The representations and warranties in this Section 3.12 are the only representations and warranties with respect to environmental matters.
Section 3.13   Intellectual Property.
(a)   Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property, (ii) Company Licensed Intellectual Property that constitutes an issued Patent or pending Patent application owned by or registered to a third party (each, a “Company Licensed Patent”), (iii) material unregistered Marks owned by any Group Company, in each case, as of the date of this Agreement. Section 3.13(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property and each Company Licensed Patent as of the date of this Agreement (A) the record owner of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item, (D) the issuance, registration or application number, as applicable, for such item, and (E) whether the Intellectual Property Rights covered by such an item arose from research and/or activities performed under a government (including US and foreign governments) contract.
(b)   As of the date of this Agreement, all necessary fees and filings with respect to any material Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such material Company Registered Intellectual Property in full force and effect. As of the date of this Agreement, no issuance or registration obtained and no application filed by the Group Companies for any Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed, except where such Group Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application. As of the date of this Agreement there are no material Proceedings pending, including litigations, interference, re-examination, inter parties review, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Registered Intellectual Property and, to the Company’s knowledge, no such material Proceedings are threatened by any Governmental Entity or any other Person.
(c)   A Group Company exclusively owns all right, title and interest in and to all material Company-Owned Intellectual Property free and clear of all Liens or obligations to others (other than Permitted Liens) except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. For all Patents owned by the Group Companies, each inventor on the Patent has assigned their rights to a Group Company. No Group Company has (i) transferred ownership

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of, or granted any exclusive license with respect to, any material Company-Owned Intellectual Property or Company Licensed Intellectual Property used in the business as currently conducted to any other Person or (ii) granted any customer the right to use any material Company Product or service on anything other than a non-exclusive basis. Section 3.13(c)(i) of the Company Disclosure Schedule sets forth: (A) a list of all current Contracts for government (including US and foreign governments) sponsored or funded research and other activities; and (B) a list of all current licenses, sublicenses or other agreements, including covenants not to sue, under which any Person has been granted by any of the Group Companies any material right or otherwise has received or acquired any material right (whether or not exercisable) or interest in, any Company-Owned Intellectual Property or Company Licensed Intellectual Property (“Licensed Out IP”), in each case, other than (A) licenses to Off-the-Shelf Software, (B) licenses to Public Software, (C) non-exclusive licenses granted by the Group Companies in the ordinary course of business, and (D) non-disclosure agreements and licenses granted by employees, individual consultants or individual contractors of any Group Company pursuant to Contracts with employees, individual consultants or individual contractors, in each case, that do not materially differ from the Group Companies’ form therefor that has been made available to RACA. (x) The applicable Group Company has valid rights under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company, and (y), except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. The Company-Owned Intellectual Property and the Company Licensed Intellectual Property, to the knowledge of the Company, constitutes all of the Intellectual Property Rights used or held for use by the Group Companies in the operation of their respective businesses, and, to the Company’s knowledge, all Intellectual Property Rights necessary and sufficient to enable the Group Companies to conduct their respective businesses as currently conducted in all material respects. The Company Registered Intellectual Property and the Company Licensed Intellectual Property, to the knowledge of the Company, is valid, subsisting and enforceable (except for applications for Company Registered Intellectual Property that have not issued), and, to the Company’s knowledge, all of the Group Companies’ rights in and to the Company Registered Intellectual Property, the Company-Owned Intellectual Property and the Company Licensed Intellectual Property, are valid and enforceable (except for applications for Registered Intellectual Property that have not issued), in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity. No representation or warranty in this Section 3.13(c) shall apply to infringement of any intellectual property rights or assets, which shall be governed exclusively by Section 3.13(g), Section 3.13(h) and Section 3.13(i).
(d)   Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company-Owned Intellectual Property since the Company’s inception (each such person, a “Creator”) have agreed to maintain and protect the trade secrets and confidential information of all Group Companies. Except as set forth on Section 3.13(d) of the Company Disclosure Schedules, each Creator has assigned or has agreed to a present assignment to such Group Company all Intellectual Property Rights authored, invented, created, improved, modified or developed by such person in the course of such Creator’s employment or other engagement with such Group Company.
(e)   Each Group Company has taken reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned by, possessed or used by Each Group Company. Without limiting the foregoing, each Group Company has not disclosed any trade secrets, know-how or confidential information to any other Person unless such disclosure was under a written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or confidential information of or in the possession of each Group Company, or of any written obligations with respect to such.
(f)   None of the Company-Owned Intellectual Property and, to the Company’s knowledge, none of the Company Licensed Intellectual Property, is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Group Companies or affects the validity, use or enforceability of any such Company-Owned Intellectual Property or Company Licensed Intellectual

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Property, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.
(g)   To the Company’s knowledge, neither the conduct of the business of the Group Companies nor any of the Company Products offered, marketed, licensed, provided, sold, distributed or otherwise exploited by the Group Companies nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any Company Product infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates any Intellectual Property Rights of any other Person, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.
(h)   There is and has never been any material Proceeding pending nor has any Group Company received any written communications (i) alleging that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company-Owned Intellectual Property or (iii) inviting any Group Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Group Companies or to the conduct of the business of the Group Companies.
(i)   To the Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Company-Owned Intellectual Property or Company Licensed Intellectual Property in any material respect. No Group Company has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company-Owned Intellectual Property in any material respect.
(j)   To the Company’s knowledge, each Group Company has obtained, possesses and is in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such Group Company and/or its employees in connection with the Group Company business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as whole. No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to confidentiality obligations, any of the source code that is Company-Owned Intellectual Property, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the delivery, license or disclosure of any source code that is owned by a Group Company or otherwise constitutes Company-Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto.
(k)   Section 3.13(k) of the Company Disclosure Schedules sets forth all material Public Software that is incorporated or embedded in any proprietary Software of a Group Company by any Group Company as of the date of this Agreement. No Group Company has accessed, used, modified, linked to, created derivative works from or incorporated into any proprietary Software that constitutes a product or service offered by a Group Company or is otherwise considered Company-Owned Intellectual Property and that is distributed outside of the Group Companies, or is otherwise used in a manner that may trigger or subject such Group Company to any obligations set forth in the license for such Public Software, any Public Software, in whole or in part, in each case in a manner that (i) requires any Company-Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grants, or requires any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company-Owned Intellectual Property, (iii) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company-Owned Intellectual Property or (iv) otherwise imposes any limitation, restriction or condition on the right or ability of any Group Company to use, hold for use, license, host, distribute or otherwise dispose of any Company-Owned Intellectual Property, other than compliance with notice and attribution requirements, in each case, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

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Section 3.14   Labor Matters.
(a)   Section 3.14(a) of the Company Disclosure Schedules contains a complete and accurate list of each employee of each Group Company as of the date of this Agreement, setting forth for each employee: (i) the employee’s position or title; (ii) whether classified as exempt or non-exempt for wage and hour purposes; (iii) whether paid on a salary, hourly or commission basis; (iv) the employee’s actual annual base salary (if paid on a salary basis), hourly rate (if paid on an hourly basis), or commission rate (if paid on a commission-only basis), as applicable; (v) bonus and commission potential; (vi) date of hire; (vii) work location; (viii) status (i.e., active or inactive and if inactive, the type of leave and estimated duration); (ix) the entity that employs the individual; and (x) the total amount of Change of Control Payment to be paid to such employee at the Closing or otherwise in connection with the transactions contemplated hereby.
(b)   Section 3.14(b) of the Company Disclosure Schedules contains a complete and accurate list of all Contingent Workers, showing for each such individual: (i) a description of his, her, or its services rendered; (ii) fees and other compensation paid and accrued to such Contingent Worker during calendar year 2020; (iii) fees and other compensation accrued and/or paid, whichever is greater, to such Contingent Worker thus far during calendar year 2021; (iv) actual or estimated hours worked per week; and (v) the primary location (e.g., U.S. state) from which services are performed.
(c)   Each Group Company currently classifies and has properly classified for the last three (3) years each of its employees as exempt or non-exempt for the purposes of the Fair Labor Standards Act and state, provincial, local and foreign wage and hour Laws (as applicable), and is and has been otherwise in compliance with such Laws. To the extent that any Contingent Workers are or were engaged by any Group Company, such Group Company currently classifies and treats them, and has properly classified and treated them for the last three (3) years, as Contingent Workers (as distinguished from employees) in accordance with applicable Law and for the purpose of all Employee Benefit Plans and perquisites.
(d)   Each Group Company is, and for the past three (3) years has been, in compliance with all applicable Laws and regulations respecting labor and employment matters, including but not limited to fair employment practices, pay equity, the classification of independent contractors, the classification of employees as exempt or non-exempt for wage and hour purposes, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, accommodation of disabilities, discrimination, harassment, whistleblowing, retaliation, affirmative action, background checks, prevailing wages, terms and conditions of employment, child labor, reductions in force, employee leave and wages and hours, including payment of minimum wages and overtime. No Group Company is delinquent in any payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due with respect to any services performed for it or amounts required to be reimbursed to such employees or Contingent Workers.
(e)   In the last three (3) years, (i) none of the Group Companies (A) has or has had any material Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing, and (B) has or has had any material Liability for any failure to pay into any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company, except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies.
(f)   In the last three (3) years, no Group Company has experienced a “mass layoff” or “plant closing” as defined by WARN, and no Group Company has incurred any material Liability under WARN nor will they incur any Liability under WARN as a result of the transactions contemplated by this Agreement.
(g)   No Group Company is a party to, bound by, or negotiating any collective bargaining agreements, work rules or practices, or other agreements or Contracts with any labor organization, labor union, works council or other Person purporting to act as exclusive bargaining representative (“Union”) of any employees

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or Contingent Workers with respect to the wages, hours or other terms and conditions of employment of any employee or Contingent Worker, nor is there any duty on the part of any Group Company to bargain with any Union. In the last three (3) years, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting any Group Company. To the Company’s knowledge, in the last three (3) years, there have been no labor organizing activities with respect to any employees of any Group Company nor has the Company engaged in any unfair labor practice.
(h)   No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of the Group Companies has occurred within the past six (6) months or is currently contemplated, planned or announced, including as a result of COVID-19 or any applicable employment-related Pandemic Measure. Except as would not cause a Company Material Adverse Effect, each Group Company has materially complied with (i) all applicable employment-related Pandemic Measures including, without limitation, all applicable COVID-19 related Laws, regulations, orders and guidance of any Governmental Entity; and (ii) the Families First Coronavirus Response Act (including with respect to eligibility for tax credits under such Act), the Canada 10% Wage Subsidy program and the Canada Emergency Wage Subsidy and any other applicable COVID-19 related leave Law.
(i)   Except as set forth on Section 3.14(i) of the Company Disclosure Schedules, in the past twelve (12) months (i) no director, officer, or management-level or key employee’s employment with any Group Company has been terminated or furloughed for any reason; and (ii) to the knowledge of the Company, no director, officer, or management-level or key employee, or group of employees or Contingent Workers, has provided notice of any plans to terminate his, her or their employment or service arrangement with the Company.
(j)   Currently and within the three (3) years preceding the date of this Agreement, no Group Company has been a party to any form of litigation, arbitration, mediation, investigation (including but not limited to material internal investigations), audit, administrative agency proceeding, other private dispute resolution proceeding, settlement, or out-of-court or pre-charge or pre-litigation arrangement, in each case relating to employment or labor matters concerning the employees or Contingent Workers of the Company (including but not limited to those concerning allegations of employment discrimination, retaliation, breach of contract, noncompliance with wage and hour Laws, the misclassification of employees or independent contractors, violation of restrictive covenants, sexual or other harassment or misconduct, other unlawful harassment, or unfair labor practices), and no such matters are pending or threatened against any Group Company or any employees or Contingent Workers of any Group Company (in their respective capacity as employees or Contingent Workers of any Group Company), as applicable.
(k)   Except as set forth on Section 3.14(k) of the Company Disclosure Schedules, each employee of each Group Company is employed at-will and no employee is subject to any employment contract with any Group Company, whether oral or written, for a fixed term of employment with any Group Company.
(l)   In the last five (5) years, no allegations of sexual harassment or sexual misconduct have been made to any Group Company against any employee, officer, or director of any Group Company and no Group Company has otherwise become aware of any such allegations. To the knowledge of the Company, there are no facts that would reasonably be expected to give rise to a claim of sexual harassment or misconduct, other unlawful harassment or unlawful discrimination or retaliation against or involving any Group Company or any employee, officer, or director of any Group Company. In the last five (5) years, there have not been any internal investigations by or on behalf of any Group Company with respect to any claims or allegations of sexual harassment, misconduct or abuse against or involving any employee, officer, or director of any Group Company, nor have there been any settlements or out-of-court or pre-charge or pre-litigation arrangements relating to such matters.
(m)   No Group Company (i) is subject to any affirmative action obligations under any Law, including, without limitation, Executive Order 11246, and/or (ii) is a government contractor or subcontractor for purposes of any Law with respect to the terms and conditions of employment, including, without limitation, the Service Contracts Act or prevailing wage Laws.
(n)   There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation and no Group Company

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has been reassessed in any material respect under such legislation during the past three (3) years and, to the knowledge of the Company, no audit of any Group Company is currently being performed pursuant to any applicable workplace safety and insurance legislation.
(o)   True and complete copies of all work permits and labour market impact assessment opinion confirmations relating to employees of any Group Company have been made available to RACA. Each Group Company is in compliance with all terms and conditions of the work permits and the labour market impact assessment confirmations. No audit by a Governmental Entity is being conducted, or to the Company’s knowledge, is pending in respect of any foreign workers.
Section 3.15   Insurance.   Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to RACA. As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.
Section 3.16   Tax Matters.
(a)   Each Group Company has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return, and has paid all assessments and reassessments in respect of Taxes in all material respects. Each Group Company has made full and adequate provision in its books and records and interim financial statements for all Taxes which are not yet due and payable but which relate to periods ending on or before the Effective Time. No Group Company has received a refund of Taxes to which it was not entitled.
(b)   Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party. Each Group Company has, to the extent required under applicable Laws, duly charged, collected and remitted on a timely basis all material Taxes on any sale, supply or delivery whatsoever, made by them.
(c)   No Group Company is currently the subject of a Tax audit or examination with respect to material Taxes. No Group Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.
(d)   No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.
(e)   No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.
(f)   No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).
(g)   There are no Liens for material Taxes on any assets of the Group Companies other than Permitted Liens.

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(h)   During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.
(i)   No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any material Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).
(j)   In the past five (5) years, no written claims have been received by any Group Company from any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.
(k)   No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.
(l)   Each Group Company is a tax resident only in its jurisdiction of formation.
(m)   No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(n)   No Group Company has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Document that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date of any RACA Party or any of their respective Affiliates not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the Merger (or, if applicable, the Alternative Transaction Structure) from qualifying for the Intended Tax Treatment.
(o)   There are no circumstances existing which could result in the application to any Group Company of sections 78, 80, 80.01, 80.02, 80.03, 80.04, or subsection 160(1) of the ITA or any analogous provision of any comparable Law of any province or territory of Canada.
(p)   For any transactions between any Group Company resident in Canada for purposes of the ITA, on the one hand, and any Person who is not resident in Canada for purposes of the ITA with whom such Group Company was not dealing at arm’s length for purposes of the ITA, on the other hand, such Group Company, as applicable, has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) and (b) of the ITA (or comparable provisions of any other applicable legislation), and, if so requested by the CRA, such records or documents were provided to the CRA within three months of the CRA’s request, and such transactions have occurred using terms and prices that would be used by arm’s length parties (within the meaning of the ITA).
(q)   None of the shares of any Group Company derives, and has not at any time within the past 60 months derived, more than 50% of its fair market value directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) Canadian resource properties (as defined in the ITA), (iii) timber resource properties (as defined in the ITA), and (iv) options in respect of, or interests in, or for civil Law, a right in, property described in any of (i) to (iii) above, whether or not the property exists.
Section 3.17   Brokers.   Except for fees payable to Persons set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based

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upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.
Section 3.18   Real and Personal Property.
(a)   Owned Real Property.   Section 3.18(a) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property owned by any of the Group Companies.
(b)   Leased Real Property.   Section 3.18(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to RACA. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any third party under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases.
(c)   Personal Property.   Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business.
Section 3.19   Transactions with Affiliates.   Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business, (ii) Contracts with respect to a Company Stockholder’s or a holder of Company Equity Awards’ status as a holder of Equity Securities of the Company and (iii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any material asset used in any Group Company’s business, or (B) owes any material amount to, or is owed any material amount by, any Group Company (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 are referred to herein as “Company Related Party Transactions”.
Section 3.20   Data Privacy and Security.
(a)   Each Group Company has implemented written policies relating to the Processing of Personal Data as and to the extent required by applicable Law (“Privacy and Data Security Policies”). Each Group Company has at all times complied in all material respects with all applicable Privacy Laws, the Privacy and Data Security Policies and contractual obligations entered into by a Group Company relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure, or transfer of Personal Data and the Payment Card Industry Data Security Standard and all other applicable requirements of the payment card brands (collectively, the “Privacy Requirements”).
(b)   The Company has not received notice of any pending Proceedings, nor has there been any material Proceedings against any Group Company initiated by (i) any Person; (ii) the United States Federal Trade

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Commission, any state attorney general or similar state official; or (iii) any other Governmental Entity, in each case, alleging that any Processing of Personal Data by or on behalf of a Group Company is in violation of any Privacy Requirements.
(c)   Since the incorporation of the Company, except as set forth on Section 3.20(c) of the Company Disclosure Schedules, (i) there has been no material unauthorized access, use or disclosure of Personal Data in the possession or control of any Group Company and/or any of the service providers of any Group Company and (ii) there have been no unauthorized intrusions or breaches of security into any Company IT Systems under the control of any Group Company.
(d)   Each Group Company owns or has a license to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted in all material respects.
Section 3.21   Compliance with International Trade & Anti-Corruption Laws.
(a)   Neither the Group Companies nor, to the Company’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, since the incorporation of the Company, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i)  — (iii) or any country or territory which is or has, since the incorporation of the Company, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela and Syria).
(b)   Neither the Group Companies nor, to the Company’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any improper contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.
Section 3.22   Information Supplied.   None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing RACA Holders or at the time of the RACA Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 3.23   Regulatory Compliance.
(a)   Section 3.23(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a complete and correct list of all material Regulatory Permits held by the Group Companies, which are the only Regulatory Permits that are necessary for the Group Companies to conduct their Business. The Group Companies and the Company Products are in compliance in all material respects with all Regulatory Permits, and to the knowledge of the Company, no event, circumstance or state of facts has occurred which (with or without due notice or lapse of time or both) would reasonably be expected to result in the failure of a Group Company to be in compliance in all material respects with the terms of any such Regulatory Permit. To the knowledge of the Company, (i) no Governmental Entity is considering limiting, suspending or revoking any Regulatory Permit and (ii) each third party that is a partner, manufacturer, contractor or agent for the Group Companies is in compliance in all material respects with all Regulatory Permits required by all Public Health Laws and Healthcare Laws insofar as they reasonably pertain to the Company Products.
(b)   There is (and since the Company’s inception there has been) no material Proceeding against any Group Company related to compliance with Public Health Laws, and to the knowledge of the Company, no

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such Proceedings have been threatened in writing. To the Company’s knowledge, the Group Companies do not have any Liability for failure to comply with any Public Health Laws.
(c)   All Company Products are being, whether by the Company or a third-party, researched, developed, tested, investigated, manufactured, prepared, packaged, labeled, stored and distributed in compliance in all material respects with the Public Health Laws or any comparable Law.
(d)   To the knowledge of the Company, the clinical trials conducted by or on behalf of the Group Companies or involving any Company Products are being and have been conducted in all material respects in accordance with all applicable clinical trial protocols, informed consents and applicable requirements and Public Health Laws, including those of the FDA and any comparable Governmental Entity.
(e)   To the knowledge of the Company, as of the date of this Agreement, no Group Company, nor any clinical trial site conducting a clinical trial of any Company Product, has undergone any inspection related to any Company Product or any other Governmental Entity investigation.
(f)   Since the incorporation of the Company, the Group Companies have not distributed any Company Products that were upon their shipment by any Group Company adulterated or misbranded in violation of 21 U.S.C. § 331 or any other Governmental Entity’s jurisdiction. No Company Products have been seized, withdrawn, recalled, detained or subject to a suspension (other than in the ordinary course of business) of research, development, testing, manufacturing or distribution, and, to the knowledge of the Company, there are no facts or circumstances reasonably likely to cause (i) the seizure, denial, withdrawal, recall, or detention, or public health notification or safety alert relating to any Company Product or (ii) a termination or suspension of research, development, testing, clinical investigation, manufacturing or distributing of any Company Product, in either case, except as would not have a Company Material Adverse Effect. There are no Proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, revocation, suspension, import detention or seizure of any Company Product are pending or, to the Company’s knowledge, threatened in writing against the Group Companies, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.
(g)   None of the Group Companies nor any of their respective directors, managers, officers, employees, individual independent contractors or other service providers, including clinical trial investigators, coordinators, monitors, Company Products or services, have been or are currently disqualified, excluded or debarred from, or threatened with or currently subject to an investigation or proceeding that could result in disqualification, exclusion or debarment under state or federal statutes or regulations, or assessed or threatened with assessment of civil monetary penalties regarding any health care programs of any Governmental Entity, or convicted of any crime regarding health care products or services, or engaged in any conduct that would reasonably be expected to result in any such debarment, exclusion, disqualification, or ineligibility, including, without limitation, (A) debarment under 21 U.S.C. Section 335a or any similar Law (B) exclusion under 42 U.S.C. Section 1320a-7 or any similar Law; or (C) exclusion under 48 CFR Subpart Section 9.4, the System for Award Management Nonprocurement Common Rule. None of the Group Companies nor any of their current or former members, officers, partners, employees, contractors or agents have been subject to any consent decree of, or criminal or civil fine or penalty imposed by, any Governmental Entity related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, or obstruction of an investigation of controlled substances. None of the Group Companies nor any of their current or former members, officers, partners, employees, contractors or agents has been (i) subject to any enforcement, regulatory or administrative proceedings against or affecting the Company or any of its Affiliates relating to or arising under any Healthcare Law and no such enforcement, regulatory or administrative proceeding has been threatened, or (ii) a party to any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order, or similar agreement imposed by any Governmental Entity. None of the Group Companies nor any of their officers, directors, employees, agents or contractors have received notice from the FDA, any other Governmental Entity and/or any health insurance institution with respect to debarment, disqualification or restriction. None of the Group Companies nor any of their officers, directors, employees, agents or contractors have been convicted of any crime or engaged in any conduct which has previously caused or would reasonably be expected to result in (A) debarment as mandated or permitted by 21 U.S.C. § 335a or any similar Law, or (B) such Person could be excluded from participating in the federal healthcare programs under 42 U.S.C. Section 1320a-7 or any similar Law.

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(h)   All material reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other Governmental Entity by the Company or any third-party involving Company Products have been so filed, maintained or furnished. To the knowledge of the Company, all such reports, documents, claims, permits and notices were complete and accurate in all material respects on the date filed (or were corrected or supplemented by a subsequent filing).
(i)   The Group Companies and their Representatives, and any other Persons acting for or on behalf of any of the foregoing, are and have been at all times in compliance in all material respects with all Healthcare Laws.
(j)   Neither the Group Companies nor, to the knowledge of the Company, any of its directors, managers, officers, employees, individual independent contractors, including clinical trial investigators, coordinators, or monitors (i) have been excluded or debarred from any federal healthcare program (including Medicare or Medicaid) and/or any other healthcare program or reimbursement agreement or (ii) have received notice from the FDA, any other Governmental Entity and/or any health insurance institution with respect to debarment, disqualification or restriction. None of the Group Companies nor, to the knowledge of the Company, any of their officers, directors, employees, agents or contractors have been convicted of any crime or engaged in any conduct for which (A) debarment is mandated or permitted by 21 U.S.C. § 335a or (B) such Person could be excluded from participating in the federal healthcare programs under Section 1128 of the Social Security Act or any similar Law. No officer and, to the knowledge of the Company, no other employee or agent of any Group Company has (x) made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Entity; (y) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity; or (z) committed an act, made a statement or failed to make a statement that would reasonably be expected to provide the basis for the FDA or any other Governmental Entity to refuse to grant a Regulatory Permit for any Company Product.
(k)   There have been no Proceedings, and no such Proceedings are pending or, to the Company’s knowledge, threatened in writing against any Group Company related to product liability for the Company Products or the Group Company’s services.
Section 3.24   Investigation; No Other Representations.
(a)   The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the RACA Parties and (ii) it has been furnished with or given access to such documents and information about the RACA Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.
(b)   In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any RACA Party, any RACA Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the RACA
Parties, any RACA Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.
Section 3.25   EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.   NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY RACA PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR THE ANCILLARY DOCUMENTS, NONE OF

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THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, AND THE RACA PARTIES HEREBY AGREE THAT THEY ARE NOT RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE ACCURACY OR COMPLETENESS OF THE MATERIALS OR ANY OTHER INFORMATION RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO ANY RACA PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY RACA PARTY OR ANY RACA NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY RACA PARTY OR ANY RACA NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE RACA PARTIES
(a) Subject to Section 8.8, except as set forth on the RACA Disclosure Schedules, or (b) except as set forth in any RACA SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), each RACA Party hereby represents and warrants to the Company as follows:
Section 4.1   Organization and Qualification.   Each RACA Party is a corporation duly organized, incorporated, validly existing and in good standing under the Laws of the State of Delaware.
Section 4.2   Authority.   Each RACA Party has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the RACA Stockholder Approval and the approvals and consents to be obtained by Merger Sub pursuant to Section 5.10, the execution and delivery of this Agreement, the Ancillary Documents to which a RACA Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of such RACA Party. This Agreement has been and each Ancillary Document to which a RACA Party is or will be a party will be, upon execution thereof, duly and validly executed and delivered by such RACA Party and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of such RACA Party (assuming this Agreement has been and the Ancillary Documents to which such RACA Party is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such RACA Party in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

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Section 4.3   Consents and Requisite Governmental Approvals; No Violations.
(a)   No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of a RACA Party with respect to such RACA Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of Nasdaq to permit the RACA Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (iv) filing of the Certificate of Merger, (v) the approvals and consents to be obtained by Merger Sub pursuant to Section 5.10, (vi) the RACA Stockholder Approval or (vii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a RACA Material Adverse Effect.
(b)   Neither the execution, delivery or performance by a RACA Party of this Agreement nor the Ancillary Documents to which a RACA Party is or will be a party nor the consummation by a RACA Party of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of a RACA Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which a RACA Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such RACA Party or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of a RACA Party, except in the case of clauses (ii) through (iv) above, as would not have a RACA Material Adverse Effect.
Section 4.4   Brokers.   Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the RACA Disclosure Schedules (which fees shall be the sole responsibility of the RACA, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of RACA for which RACA has any obligation.
Section 4.5   Information Supplied.   None of the information supplied or to be supplied by or on behalf of either RACA Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing RACA Holders or at the time of the RACA Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 4.6   Capitalization of the RACA Parties.
(a)   Section 4.6(a) of the RACA Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of all of the issued and outstanding RACA Shares as of immediately prior to the consummation of the Merger. All outstanding Equity Securities of RACA (except to the extent such concepts are not applicable under the applicable Law of RACA’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) prior to the consummation of the Merger have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (i) were not issued in violation of the Governing Documents of RACA and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of RACA) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the RACA Shares

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set forth on Section 4.6(a) of the RACA Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the RACA Shares as a result of, or to give effect to, the Merger and assuming that no RACA Stockholder Redemptions are effected), immediately prior to Closing, there shall be no other outstanding Equity Securities of RACA.
(b)   Except as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise mutually agreed to by the Company and RACA, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require RACA, and, except as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise mutually agreed in writing by the Company and RACA, there is no obligation of RACA, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of RACA.
(c)   The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, and as of the date hereof, all such shares are issued and outstanding. The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by RACA free and clear of all Liens (other than transfer restrictions under applicable Securities Law). As of the date of this Agreement, RACA has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.
Section 4.7   SEC Filings.   RACA has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “RACA SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional RACA SEC Reports”). Each of the RACA SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional RACA SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the RACA SEC Reports or the Additional RACA SEC Reports (for purposes of the Additional RACA SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of their respective dates of filing, the RACA SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional RACA SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the RACA SEC Reports.
Section 4.8   Trust Account.   As of the date of this Agreement, RACA has an amount in cash in the Trust Account equal to at least $135,706,395. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury

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obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of July 10, 2020 (the “Trust Agreement”), between RACA and Continental, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the RACA SEC Reports to be inaccurate in any material respect or, to RACA’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing RACA Holders who shall have elected to redeem their RACA Class A Shares pursuant to the Governing Documents of RACA or (iii) if RACA fails to complete a business combination within the allotted time period set forth in the Governing Documents of RACA and liquidates the Trust Account, subject to the terms of the Trust Agreement, RACA (in limited amounts to permit RACA to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of RACA) and then the Pre-Closing RACA Holders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of RACA and the Trust Agreement. RACA has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of RACA, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. RACA has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing RACA Holders who have elected to redeem their RACA Class A Shares pursuant to the Governing Documents of RACA, each in accordance with the terms of and as set forth in the Trust Agreement, RACA shall have no further obligation under either the Trust Agreement or the Governing Documents of RACA to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.
Section 4.9   Transactions with Affiliates.   Section 4.9 of the RACA Disclosure Schedules sets forth all Contracts between (a) RACA, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including the Sponsor) or Affiliate of either RACA or the Sponsor, on the other hand (each Person identified in this clause (b), an “RACA Related Party”), other than (i) Contracts with respect to a RACA Related Party’s employment with, or the provision of services to, RACA entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), or (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.11 or entered into in accordance with Section 5.11. No RACA Related Party (A) owns any interest in any material asset used in the business of RACA, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of RACA or (C) owes any material amount to, or is owed material any amount by, RACA. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 are referred to herein as “RACA Related Party Transactions”.
Section 4.10   Litigation.   There is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to RACA’s knowledge, threatened against or involving any RACA Party that, if adversely decided or resolved, would be material to the RACA Parties, taken as a whole, or which in any manner challenges or seeks to prevent the transactions contemplated hereby. None of the RACA Parties nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by any RACA Party pending against any other Person.
Section 4.11   Compliance with Applicable Law.   Each RACA Party is (and since its incorporation has been) in compliance with all applicable Laws, except as would not have a RACA Material Adverse Effect. Except as would not be material to RACA, without limiting the foregoing, none of the RACA Parties have violated or, to RACA’s knowledge, are under investigation with respect to, or have been threatened in writing or charged with or given notice of any violation of any provisions of: (a) Privacy Laws (substituting “RACA Parties” for “Group Companies” in the definition thereof) and Laws applicable to lending activities; (b) the U.S. Foreign Corrupt Practices Act (FCPA); (c) any comparable or similar Law of any jurisdiction;

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or (d) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.
Section 4.12   Business Activities.
(a)   Since its incorporation, RACA has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in RACA’s Governing Documents, there is no Contract binding upon any RACA Party or to which any RACA Party is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing).
(b)   Merger Sub was incorporated solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or continuing corporate existence or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.
Section 4.13   Internal Controls; Listing; Financial Statements.
(a)   Except as is not required in reliance on exemptions from various reporting requirements by virtue of RACA’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) RACA has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of RACA’s financial reporting and the preparation of RACA’s financial statements for external purposes in accordance with GAAP and (ii) RACA has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to RACA is made known to RACA’s principal executive officer and principal financial officer by others within RACA.
(b)   RACA has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(c)   Since its initial public offering, RACA has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding RACA Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Proceeding pending or, to the knowledge of RACA, threatened against RACA by Nasdaq or the SEC with respect to any intention by such entity to deregister RACA Class A Shares or prohibit or terminate the listing of RACA Class A Shares on Nasdaq. RACA has not taken any action that is designed to terminate the registration of RACA Class A Shares under the Exchange Act.
(d)   The RACA SEC Reports contain true and complete copies of the applicable RACA Financial Statements. The RACA Financial Statements (i) fairly present in all material respects the financial position of RACA as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited RACA Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply

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in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).
(e)   RACA has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for RACA’s and its Subsidiaries’ assets. RACA maintains and, for all periods covered by the RACA Financial Statements, has maintained books and records of RACA in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of RACA in all material respects.
(f)   Since its incorporation, RACA has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of RACA to RACA’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of RACA to RACA’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of RACA who have a significant role in the internal controls over financial reporting of RACA.
Section 4.14   No Undisclosed Liabilities.   Except for the Liabilities (a) set forth in Section 4.14 of the RACA Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (it being understood and agreed that the expected third parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (b) shall be set forth on Section 4.14 of the RACA Disclosure Schedules), (c) that are incurred in connection with or incident or related to a RACA Party’s incorporation, or continuing corporate existence, in each case, which are immaterial in nature, (d) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (e) that are either permitted pursuant to Section 5.11(d) or incurred in accordance with Section 5.11(d) (for the avoidance of doubt, in each case, with the written consent of the Company) or (f) set forth or disclosed in the RACA Financial Statements included in the RACA SEC Reports, none of the RACA Parties has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.
Section 4.15   Tax Matters.
(a)   RACA has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and RACA has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.
(b)   RACA has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.
(c)   RACA is not currently the subject of a Tax audit or examination with respect to material taxes. RACA has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.
(d)   RACA has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.
(e)   No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any RACA Party which agreement or ruling would be effective after the Closing Date.

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(f)   None of the RACA Parties is and none of the RACA Parties has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).
(g)   None of the RACA Parties has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of RACA, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date by a Group Company or a Company Stockholder or any of their respective Affiliates in each case not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the Merger (or, if applicable, the Alternative Transaction Structure) from qualifying for the Intended Tax Treatment.
Section 4.16   Investigation; No Other Representations.
(a)   Each RACA Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.
(b)   In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each RACA Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and each RACA Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.
Section 4.17   Employees and Employee Benefit Plans.   None of the RACA Parties (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any liability under any Employee Benefit Plans (substituting “RACA Party” for “Group Company” in the definition thereof). Neither the execution and delivery of this Agreement or the Ancillary Documents to which it is or will be a party nor the consummation of the transactions contemplated hereby and thereby will: (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of RACA; or (ii) result in the acceleration of the time of payment or vesting of any such benefits. Other than reimbursement of any out-of-pocket expenses incurred by RACA’s officers and directors in connection with activities on RACA’s behalf in an aggregate amount not in excess of the amount of cash held by RACA outside of the Trust Account, RACA has no unsatisfied material liability with respect to any officer or director.
Section 4.18   Properties.   RACA does not own, license or otherwise have any right, title or interest in any material Intellectual Property Rights (other than Marks). RACA does not own, or otherwise have an interest in, any real property, including under any real property lease, sublease, space sharing, license or other occupancy agreement.
Section 4.19   PIPE Investment.
(a)   RACA has delivered to the Company a true, correct and complete copy of the Subscription Agreement entered into by RACA with the PIPE Investors named therein, pursuant to which the PIPE Investors have committed to provide equity financing to RACA solely for purposes of consummating the transactions contemplated hereby in the aggregate amount of the Subscription Agreement (the “PIPE

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Investment Amount”). As of the date of this Agreement, there are no other agreements, side letters, or arrangements between RACA and any PIPE Investor relating to the Subscription Agreement.
(b)   As of the date of this Agreement, no fees, consideration or other discounts are payable or have been agreed to by RACA or any of its Subsidiaries (including, from and after the Closing, the Company and its Subsidiaries) to any PIPE Investor in respect of its portion of the PIPE Investment Amount.
Section 4.20   Compliance with International Trade & Anti-Corruption Laws.
(a)   Since RACA’s incorporation, neither RACA nor, to RACA’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) - (iii) or any country or territory which is or has, since RACA’s incorporation, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela and Syria).
(b)   Since RACA’s incorporation, neither RACA nor, to RACA’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any improper contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.
Section 4.21   EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.   NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 AND THE ANCILLARY DOCUMENTS, NONE OF THE RACA PARTIES, ANY RACA NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND EACH RACA PARTY EXPRESSLY DISCLAIMS, AND THE COMPANY HEREBY AGREES THAT IT IS NOT RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE ACCURACY OR COMPLETENESS OF MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ANY RACA PARTY THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ANY RACA PARTY BY OR ON BEHALF OF THE MANAGEMENT OF SUCH RACA PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY RACA PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY RACA PARTY, ANY RACA NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN

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EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
ARTICLE 5
COVENANTS
Section 5.1   Conduct of Business of the Company.
(a)   From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by RACA (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the business of the Group Companies in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole.
(b)   Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by RACA (such consent, other than in the case of Section 5.1(b)(i), Section 5.1(b)(ii)(A), Section 5.1 (b)(iv), Section 5.1(b)(x), Section 5.1(b)(xii), Section 5.1(b)(xiii), Section 5.1(b)(xiv) or Section 5.1(b)(xv) (to the extent related to any of the foregoing), not to be unreasonably withheld, conditioned or delayed), not do any of the following:
(i)   declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase any outstanding Equity Securities of any Group Company, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly-owned by the Company;
(ii)   (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;
(iii)   adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents or the Company Stockholders Agreement;
(iv)   transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than the issuance of shares of the applicable class of capital stock of the Company upon the exercise or conversion of any Company Options outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement;
(v)   incur, create or assume any Indebtedness, other than ordinary course trade payables;
(vi)   make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly-owned Subsidiaries and (B) the reimbursement of expenses of employees in the ordinary course of business;
(vii)   except (x) as required under the terms of any Employee Benefit Plan of any Group Company that is set forth on the Section 3.11(a) of the Company Disclosure Schedules, (y) in the ordinary course of business consistent with past practice (it being understood and agreed, for the

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avoidance of doubt, that in no event shall the exception in this clause (y) be deemed or construed as permitting any Group Company to take any action that is not permitted by any other provision of this Section 5.1(b)), or (z) as required by applicable Law, (A) amend, modify, adopt, enter into or terminate any material Employee Benefit Plan of any Group Company or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) increase the compensation or benefits payable to any current or former director, manager, officer, employee, or Contingent Worker of any Group Company earning annual compensation in excess of $150,000, or increase the aggregate annual compensation or benefits payable to any other current or former director, manager, officer, employee, or Contingent Worker of any Group Company to be greater than $150,000, (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, or Contingent Worker of any Group Company, (D) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (E) pay any special bonus or special remuneration to any director, officer or employee of any Group Company, (F) terminate or furlough the employment of any director, officer, management-level or key employee of any Group Company, or (G) enter into a settlement agreement with any current or former director, officer, or employee of any Group Company;
(viii)   make, change or revoke any material election concerning Taxes, claim any reserve that may cause a material income inclusion in any Tax period after Closing, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;
(ix)   enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies in excess of $500,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or RACA or any of its Affiliates after the Closing);
(x)   authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company;
(xi)   change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;
(xii)   enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;
(xiii)   make any Change of Control Payment that is not set forth on Section 3.2(f) of the Company Disclosure Schedules;
(xiv)   (A) amend, modify or terminate any Material Contract of the type described in Section 3.7(a)(ix) (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms), (B) waive any material benefit or right under any Material Contract of the type described in Section 3.7(a)(ix) or (C) enter into any Contract that would constitute a Material Contract of the type described in Section 3.7(a)(ix); or
(xv)   enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.
Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give RACA, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing, (b) any action taken, or omitted to be taken, by any Group Company to the extent such act or omission is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with any Law, Order, directive, pronouncement or guideline

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issued by a Governmental Entity providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, COVID-19 shall in no event be deemed to constitute a breach of Section 5.1 and (c) any action taken, or omitted to be taken, by any Group Company to the extent that the board of directors of the Company reasonably determines that such act or omission is necessary in response to COVID-19 to maintain and preserve in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole, shall not be deemed to constitute a breach of Section 5.1; provided, however, (i) in the case of each of clause (b) and (c), the Company shall give RACA prior written notice of any such act or omission to the extent reasonably practicable, which notice shall describe in reasonable detail the act or omission and the reason(s) that such act or omission is being taken, or omitted to be taken, pursuant to clause (b) or (c) and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this clause (i), the Company shall instead give such written notice to RACA promptly after such act or omission and (ii) in no event shall clause (b) or (c) be applicable to any act or omission of the type described in Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(vii), Section 5.1(b)(x), Section 5.1(b)(xii), Section 5.1(b)(xiii), Section 5.1(b)(xiv) or Section 5.1(b)(xv) (to the extent related to any of the foregoing).
Section 5.2   Efforts to Consummate; Litigation.
(a)   Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement, (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the Subscription Agreements and (iii) the Company taking, or causing to be taken, all actions necessary or advisable to cause the agreements set forth on Section 5.2(a) of the Company Disclosure Schedules to be terminated effective as of the Closing without any further obligations or liabilities to the Company or any of its Affiliates (including the other Group Companies and, from and after the Effective Time, RACA)). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. The Company shall bear the costs incurred in connection with obtaining such Consents; provided, however, that the RACA Parties, on the one hand, and the Company, on the other hand, shall pay fifty percent (50%) of the HSR Act filing fee; provided, further, that each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. Each Party shall (i) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event within five (5) Business Days) following the date of this Agreement and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. RACA shall promptly inform the Company of any communication between any RACA Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform RACA of any communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, (a) the Parties agree that if available to request early termination of the applicable waiting period under the HSR Act, and (b) each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of RACA and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets, lines of business or facilities of any Group Company or any entity, facility, line of business or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with RACA’s and the Company’s prior written consent.

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(b)   From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the RACA Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any RACA Party) or RACA (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any RACA Party, the Company, or, in the case of the Company, RACA in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any RACA Party, the Company, or, in the case of the Company, RACA, the opportunity to attend and participate in such meeting or discussion.
(c)   Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.
(d)   From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, RACA, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of RACA, any of the RACA Parties or any of their respective Representatives (in their capacity as a representative of a RACA Party) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a representative of a Group Company). RACA and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation (to the extent such action would not jeopardize an attorney-client privilege or the attorney work product doctrine), (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with the other, including with respect to the defense, settlement and compromise of any such Transaction Litigation. Notwithstanding the foregoing, RACA shall, subject to and without limiting the covenants and agreements, and the rights of the Company, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided, however, that in no event shall RACA or any of its respective Representatives settle or compromise any Transaction Litigation without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed).
Section 5.3   Confidentiality and Access to Information.
(a)   The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or either Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.
(b)   From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to RACA and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required to provide to RACA or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, including any Privacy Law, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Group Company with respect to

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confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and any RACA Party, any RACA Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.
(c)   From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, RACA shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the RACA Parties (in a manner so as to not interfere with the normal business operations of the RACA Parties). Notwithstanding the foregoing, RACA shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any RACA Party is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any RACA Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any RACA Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), RACA shall use, and shall cause the other RACA Parties to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if a RACA Party, on the one hand, and any Group Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that RACA shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.
Section 5.4   Public Announcements.
(a)   Subject to Section 5.4(b), Section 5.8 and Section 5.9, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and RACA or, after the Closing, RACA; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with the Company, if the disclosing party is any RACA Party, or RACA, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with RACA and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Sponsor and its Affiliates may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities, in each case, of any Affiliate of the Sponsor.

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(b)   The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and RACA prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, RACA shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and RACA shall consider such comments in good faith. The Company, on the one hand, and RACA, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or RACA, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), RACA shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.
Section 5.5   Section 280G. The Company shall (a) prior to the Closing Date, obtain from each “disqualified individual” (within the meaning of Section 280G(c) of the Code and any regulations promulgated thereunder) who could otherwise receive or retain any payment or benefits that could constitute a “parachute payment” (within the meaning of Section 280G(b)(2)(A) of the Code and any regulations promulgated thereunder) a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that no payments and/or benefits shall be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and any regulations promulgated thereunder) and (b) prior to the Closing Date submit to a stockholder vote (along with adequate disclosure satisfying the requirements of Section 280G(b)(5)(B)(ii) of the Code and any regulations promulgated thereunder) the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to soliciting such waivers and approval materials, the Company shall provide drafts of the calculations, waivers and approval materials to RACA for its review and comment no later than five (5) Business Days prior to soliciting such waivers and soliciting such approval, and the Company shall incorporate any comments provided by RACA in good faith. If any of the Waived 280G Benefits fail to be approved in accordance with the requirements of Section 280G(b)(5)(B) of the Code as contemplated above, such Waived 280G Benefits shall not be made or provided. Prior to the Closing, the Company shall deliver to RACA evidence reasonably acceptable to RACA that a vote of the stockholders was solicited in accordance with the foregoing provisions of this Section and that either (i) the requisite number of votes of the stockholders was obtained with respect to the Waived 280G Benefits (the “280G Approval”) or (ii) the 280G Approval was not obtained, and, as a consequence, the Waived 280G Benefits shall not be retained or provided.
Section 5.6   Tax Matters.
(a)   Tax Treatment.
(i)   The Parties intend that the Merger shall be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368 of the Code and as a “foreign merger” pursuant to subsections 87(8.1) and (8.2) of the ITA, and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to so qualify. The Parties shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the treatment described in this Section 5.6(a)(i) unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code. Notwithstanding anything to the contrary herein, if, after the date hereof but prior to the time at which the Required RACA Stockholder Approval has been obtained RACA and the Company mutually determine in good faith that the Merger is not reasonably expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and as a “foreign merger” pursuant to subsections 87(8.1) and (8.2) of the ITA, the Parties shall use commercially reasonable efforts to restructure the transactions contemplated hereby (such restructured transactions, the “Alternative Transaction Structure”) in a manner that is reasonably expected to cause the Alternative

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Transaction Structure to so qualify, including by adding a second merger to take place immediately after the Merger whereby the surviving company in the Merger would merge with and into a new limited liability company that is a wholly-owned Subsidiary of RACA (“Newco”), with Newco being the surviving company in such merger.
(ii)   RACA and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede the Merger qualifying for the Intended Tax Treatment.
(iii)   If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted in such connection, RACA and the Company shall deliver to Goodwin Procter LLP and Bass, Berry & Sims PLC, respectively, customary Tax representation letters satisfactory to its counsel, dated and executed as of the date the Registration Statement / Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement / Proxy Statement, and, if required, Bass, Berry & Sims PLC shall furnish an opinion, subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment should apply to the Merger.
(b)   Tax Matters Cooperation.   Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and making available to the Pre-Closing RACA Holders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising if applicable, as a result of RACA’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any taxable period ending on or prior to the Closing, including timely providing (A) a PFIC Annual Information Statement to enable such holders to make a “Qualifying Electing Fund” election under Section 1295 of the Code for such taxable period, and (B) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such taxable period.
Section 5.7   Exclusive Dealing.
(a)   From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any Affiliate or successor of any Group Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify RACA promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep RACA reasonably informed on a current basis of any modifications to such offer or information. The Company shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than RACA) conducted prior to or as of the date hereof by the Company or any of its Subsidiaries, and will cause the other Group Companies and its and

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their respective Representatives to cease and cause to be terminated any and all existing activities, discussions or negotiations, that would reasonably be expected to lead to a Company Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its Representatives to any online or other data rooms containing any non-public information in respect of the Company or any of its Subsidiaries for the purpose of permitting such Persons to evaluate a potential Company Acquisition Proposal. For clarity, any actions taken by any of the Representatives of the Group Companies that are inconsistent with this Section 5.7(a) will be deemed to be a breach of this Section 5.7(a) by the Group Companies.
(b)   From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the RACA Parties shall not, and each of them shall cause their Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a RACA Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a RACA Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a RACA Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of any RACA Party (or any Affiliate or successor of any RACA Party); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. RACA agrees to (A) notify the Company promptly upon receipt of any RACA Acquisition Proposal by any RACA Party, and to describe the material terms and conditions of any such RACA Acquisition Proposal in reasonable detail (including the identity of any person or entity making such RACA Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information. For clarity, any actions taken by any of the Representatives of RACA that are inconsistent with this Section 5.7(b) will be deemed to be a breach of this Section 5.7(b) by RACA. RACA shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than with the Group Companies) conducted prior to or as of the date hereof by any of the RACA Parties, and will cause its Representatives to cease and cause to be terminated any and all existing activities, discussions or negotiations, that would reasonably be expected to lead to a RACA Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its Representatives to any online or other data rooms containing any non-public information in respect of RACA or any of its Subsidiaries for the purpose of permitting such Persons to evaluate a potential RACA Acquisition Proposal.
Section 5.8   Preparation of Registration Statement / Proxy Statement.   As promptly as reasonably practicable and no later than 45 days following the date of this Agreement, RACA and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either RACA or the Company, as applicable), and RACA shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of RACA which will be included therein as a prospectus, in connection with the registration under the Securities Act of the RACA Shares to be issued in the Merger and which will be used as a proxy statement for the RACA Stockholders Meeting to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by RACA’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each of RACA and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. RACA, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.8 or for including in any other

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statement, filing, notice or application made by or on behalf of RACA to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including delivering customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith as described in Section 5.6(a)(iii). If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of any RACA Party, the Company, or, in the case of the Company, RACA, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of RACA, the Company, or, in the case of the Company, RACA (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) RACA shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing RACA Holders. RACA shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of RACA Shares for offering or sale in any jurisdiction, and RACA and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 5.9   RACA Stockholder Approval.   As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, RACA shall (a) duly give notice of and (b) use reasonable best efforts to duly convene and hold a meeting of its stockholders (the “RACA Stockholders Meeting”) in accordance with the Governing Documents of RACA, for the purposes of obtaining the RACA Stockholder Approval and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to elect to effect a RACA Stockholder Redemption. RACA shall, through unanimous approval of its board of directors, recommend to its stockholders (the “RACA Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (ii) the adoption and approval of the issuance of the RACA Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (iii) the adoption and approval of the amendments to the Governing Documents of RACA contemplated by the RACA Certificate of Incorporation and the RACA Bylaws (the “Governing Document Proposals”); (iv) the adoption and approval of the RACA Incentive Equity Plan (the “Equity Incentive Plan Proposal”); (v) election of directors effective as of the Closing as contemplated by Section 5.17(a) and Section 5.17(b); (vi) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (vii) the adoption and approval of each other proposal reasonably agreed to by RACA and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (viii) the adoption and approval of a proposal for the adjournment of the RACA Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (viii) together, the “Transaction Proposals”); provided, that RACA may adjourn the RACA Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the RACA Stockholder Approval, (B) for the absence of a quorum, or (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that RACA has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing RACA Holders prior to the RACA Stockholders Meeting; provided that, without the consent of the Company, in no event shall RACA adjourn the RACA Stockholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. The RACA recommendation contemplated by the preceding sentence shall be included in the Registration Statement /

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Proxy Statement. Except as otherwise required by applicable Law, RACA covenants that none of the RACA Board or RACA nor any committee of the RACA Board shall withdraw or modify, or propose publicly or by formal action of the RACA Board, any committee of the RACA Board or RACA to withdraw or modify, in a manner adverse to the Company, the RACA Board Recommendation or any other recommendation by the RACA Board or RACA of the proposals set forth in the Registration Statement / Proxy Statement.
Section 5.10   Merger Sub Stockholder Approval.   As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, RACA, as the sole stockholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).
Section 5.11   Conduct of Business of RACA.   From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, RACA shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the PIPE Financing), as required by applicable Law, as set forth on Section 5.11 of the RACA Disclosure Schedules or as consented to in writing by the Company, do any of the following:
(a)   adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any RACA Party or any of its Subsidiaries;
(b)   declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of RACA or any of its Subsidiaries, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of RACA or any of its Subsidiaries, as applicable;
(c)   split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;
(d)   incur, create or assume any Indebtedness or other Liability;
(e)   make any loans or advances to, or capital contributions in, any other Person, other than to, or in, RACA or any of its Subsidiaries;
(f)   issue any Equity Securities of RACA or any of its Subsidiaries or grant any additional options, warrants or stock appreciation rights with respect to Equity Securities of the foregoing of RACA or any of its Subsidiaries;
(g)   enter into, renew, modify or revise any RACA Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a RACA Related Party Transaction);
(h)   engage in any activities or business, other than activities or business (i) in connection with or incident or related to such Person’s incorporation or continuing corporate existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;
(i)   make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;
(j)   authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;
(k)   enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

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(l)   change its methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards; or
(m)   enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.11.
Notwithstanding anything in this Section 5.11 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of any RACA Party and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, any RACA Party from using the funds held by RACA outside the Trust Account to pay any RACA Expenses or from otherwise distributing or paying over any funds held by RACA outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing.
Section 5.12   Nasdaq Listing.   RACA shall use its reasonable best efforts to cause: (a) RACA’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved: (b) RACA to satisfy all applicable initial and continuing listing requirements of Nasdaq; and (c) the RACA Shares issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.
Section 5.13   Trust Account.   Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, RACA shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders of RACA pursuant to the RACA Stockholder Redemption, (B) pay the amounts due to the underwriters of RACA’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to RACA in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.
Section 5.14   Transaction Support Agreements; Company Stockholder Approval; Subscription Agreements.
(a)   As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement (the “Transaction Support Agreement Deadline”), deliver, or cause to be delivered, to RACA the Transaction Support Agreements duly executed by each Supporting Company Stockholder.
(b)   As promptly as reasonably practicable (and in any event within two Business Days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act (the “Company Stockholder Written Consent Deadline”), obtain and deliver to RACA a true and correct copy of a written consent (in form and substance reasonably satisfactory to RACA) approving and adopting this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) that is duly executed by the Company Stockholders that hold at least the requisite number of issued and outstanding Company Shares required to approve and adopt such matters in accordance with the DGCL, the Company’s Governing Documents and the Company Stockholders Agreement (the “Company Stockholder Written Consent”). The Company, through its board of directors, shall recommend to the holders of Company Shares the approval and adoption of this Agreement and the transactions contemplated by this Agreement (including the Merger).
(c)   RACA may not modify or waive any provisions of a Subscription Agreement without the prior written consent of the Company; provided that any modification or waiver that is solely ministerial in nature or otherwise immaterial and does not affect any economic or any other material term of a Subscription Agreement shall not require the prior written consent of the Company.
Section 5.15   RACA Indemnification; Directors’ and Officers’ Insurance.
(a)   Each Party agrees that (i) all rights to indemnification, advancement or exculpation now existing in favor of the directors and officers of each RACA Party, as provided in the applicable RACA Party’s

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Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) RACA will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity, advancement and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, RACA shall advance, or caused to be advanced, expenses reasonably incurred in connection with such indemnification as provided in the applicable RACA Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification, advancement and liability limitation or exculpation provisions of the RACA Parties’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any RACA Party (the “RACA D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such RACA D&O Person was a director or officer of any RACA Party immediately prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.
(b)   RACA shall not have any obligation under this Section 5.15 to any RACA D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such RACA D&O Person in the manner contemplated hereby is prohibited by applicable Law.
(c)   For a period of six (6) years after the Effective Time, RACA shall maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of the RACA Parties as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under RACA’s directors’ and officers’ liability insurance policies as of the date of this Agreement.
(d)   The RACA Parties shall purchase, at or prior to the Closing, and RACA shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the RACA Parties as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the RACA Parties’ directors’ and officers’ liability insurance policies as of the date of this Agreement.
(e)   If RACA or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of RACA shall assume all of the obligations set forth in this Section 5.15.
(f)   The RACA D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of RACA.
Section 5.16   Company Indemnification; Directors’ and Officers’ Insurance.
(a)   Each Party agrees that (i) all rights to indemnification, advancement or exculpation now existing in favor of the directors and officers of the Group Companies, as provided in the Group Companies’ Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions

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contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) RACA will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity, advancement and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, RACA shall cause the applicable Group Companies to advance expenses reasonably incurred in connection with such indemnification as provided in the Group Companies’ Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time. The indemnification, advancement and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Group Companies (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of any Group Company prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.
(b)   None of RACA or the Group Companies shall have any obligation under this Section 5.16 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.
(c)   The Company shall purchase, at or prior to the Closing, and RACA shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement.
(d)   If RACA or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of RACA shall assume all of the obligations set forth in this Section 5.16.
(e)   The Company D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.16 are intended to be third-party beneficiaries of this Section 5.16. This Section 5.16 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of RACA.
Section 5.17   Post-Closing Directors and Officers.
(a)   RACA shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Effective Time (i) the RACA Board shall initially consist of nine (9) directors, which shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of three (3) directors, Class II consisting of three (3) directors and Class III consisting of three (3) directors; (ii) the members of the RACA Board are the individuals determined in accordance with Section 5.17(b); (iii) the members of the compensation committee, audit committee and nominating committee of the RACA Board are the individuals determined in accordance with Section 5.17(c); and (iv) the officers of RACA (the “Officers”) are the individuals determined in accordance with Section 5.17(d).
(b)   The nine (9) individuals identified on Section 5.17(b) of the Company Disclosure Schedules shall be directors on the RACA Board immediately after the Effective Time.
(c)   Prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing RACA Holders, the Company and RACA shall mutually agree to each director that will serve on the compensation

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committee, the audit committee and the nominating committee of the RACA Board immediately after the Effective Time, based on the qualifications of each director, subject to applicable listing rules of Nasdaq and applicable Law.
(d)   The individuals identified on Section 5.17(d) of the Company Disclosure Schedules shall be the Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that such individuals identified on Section 5.17(d) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as an Officer, then, prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing RACA Holders, the Company may in its sole discretion replace such individual with another individual to serve as such Officer by amending Section 5.17(d) of the Company Disclosure Schedules to include such replacement individual as such Officer.
Section 5.18   PCAOB Financials.
(a)   As promptly as reasonably practicable, but in no event later than March 31, 2021, the Company shall deliver to RACA any audited or unaudited consolidated balance sheets of the Group Companies and the related audited or unaudited consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) and any required pro forma financial statements, in each case, that are required to be included in the Registration Statement / Proxy Statement. All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) that is required to be included in the Registration Statement / Proxy Statement (A) will fairly present in all material respects the financial position of the Group Companies as at the date thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).
(b)   The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of such Group Company, RACA in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by RACA with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.
Section 5.19   RACA Incentive Equity Plan.   Prior to the effectiveness of the Registration Statement / Proxy Statement, the RACA Board shall approve and adopt an equity incentive plan, in substantially the form attached hereto as Exhibit G and with any changes or modifications thereto as the Company and RACA may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or RACA, as applicable) (the “RACA Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one day prior to the Closing Date, reserving for grant thereunder an initial number of RACA Shares equal to ten percent (10%) of the issued and outstanding RACA Shares as of immediately following the Effective Time, including the RACA Shares issuable upon the exercise or

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conversion of the Rollover Options and any other Company Equity Awards that are issued and outstanding as of immediately prior to the Effective Time. Solely for purposes of determining the initial number of RACA Shares to be so reserved for issuance, the Rollover Options corresponding to the Unvested Company Options shall be deemed to have been granted pursuant to the RACA Incentive Equity Plan and shall reduce the initial number of RACA Shares reserved for grant thereunder. Prior to the effectiveness of the Registration Statement / Proxy Statement, the RACA Board shall approve the assumption by RACA of the Point Biopharma Inc. 2020 Equity Incentive Plan, which shall reflect that no further grants will be made on or after the Effective Time and such other changes as the Company and RACA may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or RACA, as applicable) (the “Adopted Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one day prior to the Closing Date, reserving for grant thereunder the number of RACA Shares that will be subject to the Rollover Options, as set forth on the Allocation Schedule.
Section 5.20   FIRPTA Certificates.   At or prior to the Closing, the Company shall deliver, or cause to be delivered, to RACA (a) a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to RACA, (b) a statement in accordance with the requirements of Treasury Regulations Section 1.1445-2(b)(2) from the Company certifying that it is not a “foreign person” as defined in Section 1445(f)(3) of the Code and (c) an IRS Form W-9 duly executed by the Company.
ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED
BY THIS AGREEMENT
Section 6.1   Conditions to the Obligations of the Parties.   The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:
(a)   the applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated;
(b)   no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be pending or in effect;
(c)   the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;
(d)   RACA’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been approved and, immediately following the Effective Time, RACA shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and RACA shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the RACA Shares to be issued pursuant to the Merger and the transactions contemplated by this Agreement shall have been approved for listing on Nasdaq;
(e)   after giving effect to the transactions contemplated hereby, RACA shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time;
(f)   the RACA Board shall consist of the number of directors, and be comprised of the individuals, determined pursuant to Section 5.17(a) and Section 5.17(b); and
(g)   the Required RACA Stockholder Approval shall have been obtained.

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Section 6.2   Other Conditions to the Obligations of the RACA Parties.   The obligations of the RACA Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by RACA (on behalf of itself and the other RACA Parties) of the following further conditions:
(a)   (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a) and Section 3.8(a)) and the representations and warranties of the Company set forth in Section 3.16(n) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.8(a) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); provided, however, that this clause (iii) shall be deemed to be satisfied if no Company Material Adverse Effect is continuing, and (iv) the representations and warranties of the Company set forth in Article 3 (other than the Company Fundamental Representations and the representations and warranties of the Company set forth in Section 3.16(n)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;
(b)   the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;
(c)   since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;
(d)   at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to RACA:
(i)   a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to RACA; and
(ii)   the Registration and Stockholder Rights Agreement duly executed by the stockholders of the Company set forth therein.
Section 6.3   Other Conditions to the Obligations of the Company.   The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:
(a)   (i) the RACA Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a)) and the representations and warranties of the RACA Parties set forth in Section 4.15(g) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis

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inaccuracies) as of such earlier date), (iii) the representations and warranties of the RACA Parties (other than the RACA Fundamental Representations and the representations and warranties of the RACA Parties set forth in Section 4.15(g)) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “RACA Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a RACA Material Adverse Effect;
(b)   the RACA Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;
(c)   at or prior to the Closing, RACA shall have delivered, or caused to be delivered, the following documents to the Company:
(i)   a certificate duly executed by an authorized officer of RACA, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company; and
(ii)   the Registration and Stockholder Rights Agreement duly executed by RACA and the Sponsor.
Section 6.4   Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2. None of the RACA Parties may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by a RACA Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2.
ARTICLE 7
TERMINATION
Section 7.1   Termination.   This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:
(a)   by mutual written consent of RACA and the Company;
(b)   by RACA, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by RACA, and (ii) the Termination Date; provided, however, that none of the RACA Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;
(c)   by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if any RACA Party has failed to perform any covenant or agreement on the part of such applicable RACA Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to RACA by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

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(d)   by either RACA or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to September 15, 2021 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to RACA if any RACA Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;
(e)   by either RACA or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;
(f)   by either RACA or the Company if the RACA Stockholders Meeting has been held (including any adjournment thereof), has concluded, RACA’s stockholders have duly voted and the Required RACA Stockholder Approval was not obtained; or
(g)   by RACA, if the Company does not deliver, or cause to be delivered to RACA (i) a Transaction Support Agreement duly executed by each Supporting Company Stockholder in accordance with Section 5.14(a) on or prior to the Transaction Support Agreement Deadline or (ii) the Company Stockholder Written Consent in accordance with Section 5.14(b) on or prior to the Company Stockholder Written Consent Deadline.
Section 7.2   Effect of Termination.   In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of Section 5.3(a), this Section 7.2, Article 8 and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties, and the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud or (ii) any Person’s Liability under any Subscription Agreement, any Confidentiality Agreement, any Transaction Support Agreement or the Sponsor Support Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.
ARTICLE 8
MISCELLANEOUS
Section 8.1   Non-Survival.   Other than those representations, warranties and covenants set forth in Sections 2.1, 2.5, 3.24, 3.25, 4.16 and 4.21, each of which shall survive following the Effective Time, or as otherwise provided in the last sentence of this Section 8.1, each of the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time), of the Parties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Non-Party Affiliate or any RACA Non-Party Affiliate. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms, and each covenant and agreement contained in any Ancillary Document that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms and any other provision in any Ancillary Document that expressly survives the Effective Time shall so survive the Effective Time in accordance with the terms of such Ancillary Document.

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Section 8.2   Entire Agreement; Assignment.   This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) RACA and the Company prior to Closing and (b) RACA and the Sponsor after the Closing. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.
Section 8.3   Amendment.   This Agreement may be amended or modified only by a written agreement executed and delivered by (a) RACA and the Company prior to the Closing and (b) RACA and the Sponsor after the Closing. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio. Subject to the foregoing, this Agreement may be amended before or after the adoption of this Agreement by the stockholders of the Company or Merger Sub, provided that after any such stockholder approval, no amendment shall be made to this Agreement that by law requires further approval or authorization by the stockholders of the Company or Merger Sub without such further approval or authorization.
Section 8.4   Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:
(a)   If to any RACA Party prior to the Effective Time, to:
Therapeutics Acquisition Corp.
200 Berkeley Street, 18th Floor
Boston, MA 02116
Attention: Sarah Reed
E-mail: sreed@racap.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Jocelyn Arel, Dan Espinoza, Blake Liggio & Laurie Burlingame
E-mail: JArel@goodwinlaw.com; DEspinoza@goodwinlaw.com;
BLiggio@goodwinlaw.com; LBurlingame@goodwinlaw.com
(b)   If to the Company or to any RACA Party after the Effective Time, to:
Point Biopharma Inc.
22 St. Clair Avenue East
Toronto, Ontario, Canada M1L 4T9
Attention: Joe McCann; Bill Demers

with a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, TN 37201
Attention: Jay Knight; Curtis Capeling; Jon Stanley; Tatjana Paterno
E-mail:   jknight@bassberry.com; ccapeling@bassberry.com;
            jstanley@bassberry.com; tpaterno@bassberry.com

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or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
Section 8.5   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
Section 8.6   Fees and Expenses.   Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and RACA shall pay, or cause to be paid, all Unpaid RACA Expenses and (b) if the Closing occurs, then RACA shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid RACA Expenses.
Section 8.7   Construction; Interpretation.   The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to RACA, any documents or other materials posted to the electronic data room located www.securedocs.com under the project name “Point Biopharma” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (1) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.
Section 8.8   Exhibits and Schedules.   All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the RACA Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the RACA Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the RACA Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set

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forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.
Section 8.9   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.15, Section 5.16 and the two subsequent sentences of this Section 8.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Sponsor shall be an express third-party beneficiary of Section 8.2, Section 8.3, Section 8.14 and this Section 8.9 (to the extent related to the foregoing). Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13 and this Section 8.9 (to the extent related to the foregoing).
Section 8.10   Severability.   Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 8.11   Counterparts; Electronic Signatures.   This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.
Section 8.12   Knowledge of Company; Knowledge of RACA.   For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, assuming reasonable due inquiry of his or her direct reports. For all purposes of this Agreement, the phrase “to RACA’s knowledge” and “to the knowledge of RACA” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the RACA Disclosure Schedules, assuming reasonable due inquiry of his or her direct reports. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the RACA Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.
Section 8.13   No Recourse.   Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any RACA Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the RACA Non-Party Affiliates, in the case of RACA, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, RACA or any Non-Party Affiliate concerning any Group Company, any RACA Party, this Agreement or the transactions contemplated hereby.

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Section 8.14   Extension; Waiver.   The Company prior to the Closing and the Company and the Sponsor after the Closing may (a) extend the time for the performance of any of the obligations or other acts of the RACA Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the RACA Parties set forth herein or (c) waive compliance by the RACA Parties with any of the agreements or conditions set forth herein. RACA may (i) extend the time for the performance of any of the obligations or other acts of the Company, set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.
Section 8.15   Waiver of Jury Trial.   THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.
Section 8.16   Submission to Jurisdiction.   Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum,

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(y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.
Section 8.17   Remedies.   Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Without limiting the foregoing, each Party hereto hereby agrees that service of process upon such party in any action or proceeding contemplated by this Section shall be effective if notice is given in accordance with Section 8.4 of this Agreement.
Section 8.18   Trust Account Waiver.   Reference is made to the final prospectus of RACA, filed with the SEC (File No. 333-239196) on July 9, 2020 (the “Prospectus”). The Company acknowledges and agrees and understands that RACA has established a trust account (the “Trust Account”) containing the proceeds of its Initial Public Offering and from certain private placements occurring simultaneously with the Initial Public Offering (including interest accrued from time to time thereon) for the benefit of RACA’s public stockholders (including overallotment shares acquired by RACA’s underwriters, the “Public Stockholders”), and RACA may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of RACA entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company nor any of it Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between RACA or any of its Representatives, on the one hand, and, the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with RACA or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with RACA or its Affiliates).
Section 8.19   Conflicts and Privilege.   RACA and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the Sponsor, the stockholders or holders of other equity interests of RACA, or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “RACA Group”), on the one hand, and (y) the Surviving Company and/or the Company or any of its Subsidiaries or Affiliates, on the other hand, Goodwin Procter LLP (“Goodwin”), may

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represent the Sponsor and/or any other member of the RACA Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented RACA in a matter substantially related to such dispute, or may be handling ongoing unrelated matters for the Surviving Company and/or the Sponsor. RACA and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications made prior to the Closing (in each case to the extent made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Proceeding arising out of or relating to, this Agreement, any Ancillary Documents or the transactions contemplated hereby or thereby) between or among RACA, the Sponsor and/or any other member of the RACA Group, on the one hand, and Goodwin, on the other hand (the “Goodwin Privileged Communications”), the attorney/client privilege, attorney work-product protection, and the expectation of client confidence shall survive the Merger and belong to the RACA Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with RACA or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Surviving Company. RACA and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Goodwin Privileged Communications, whether located in the records or email server of RACA, Surviving Company or their respective Subsidiaries, in any Proceeding against or involving any of the parties after the Closing, and RACA and the Company agree not to assert that any privilege has been waived as to the Goodwin Privileged Communications, by virtue of the Merger.
* * * * *

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IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.
THERAPEUTICS ACQUISITION CORP.
By:
/s/ Matthew Hammond

Name: Matthew Hammond
Title:  Chief Financial Officer
BODHI MERGER SUB, INC.
By:
/s/ Matthew Hammond

Name: Matthew Hammond
Title:  Director
POINT BIOPHARMA INC.
By:

Name:
Title:

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.
THERAPEUTICS ACQUISITION CORP.
By:

Name:
Title:   Chief Executive Officer
BODHI MERGER SUB, INC.
By:

Name:
Title:
POINT BIOPHARMA INC.
By:
/s/ Joe McCann

Name: Dr. Joe McCann
Title:   Chief Executive Officer
[Signature Page to Business Combination Agreement]

EXHIBIT A
Form of Subscription Agreement
See attached.

Confidential
SUBSCRIPTION AGREEMENT
Therapeutics Acquisition Corp.
200 Berkeley Street, 18th Floor
Boston, MA 02116
Ladies and Gentlemen:
This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Therapeutics Acquisitions Corp., a Delaware corporation (“RACA”), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (the “Transaction Agreement”), by and among RACA, Point Biopharma, Inc., a Delaware corporation (the “Company”), Bodhi Merger Sub, Inc. , a Delaware corporation (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned subsidiary of RACA, on the terms and subject to the conditions therein (such merger, the “Transaction”). In connection with the Transaction, RACA is seeking commitments from interested investors to purchase, prior to the closing of the Transaction, shares of RACA’s Class A common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, RACA is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to [      ] Shares, at the Per Share Purchase Price. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”
In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby the Investor and RACA acknowledge and agree as follows:
For ease of administration, this single Subscription Agreement is being executed so as to enable each Investor identified on the signature pages to enter into a Subscription Agreement, severally, but not jointly. RACA and the Investor agree that (i) this Subscription Agreement shall be treated as if it were a separate agreement with respect to each Investor listed on the signature page, as if each Investor had executed a separate Subscription Agreement naming only itself as Investor, and (ii) no Investor listed on the signature page shall have any liability under the Subscription Agreement for the obligations of any Other Investor so listed. The decision of Investor to purchase the Shares pursuant to this Subscription Agreement has been made by Investor independently of any Other Investor or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of RACA, the Company or any of their respective subsidiaries which may have been made or given by any Other Investor or investor or by any agent or employee of any Other Investor or investor, and neither Investor nor any of its agents or employees shall have any liability to any Other Investor or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Investor or investor pursuant hereto or thereto, shall be deemed to constitute Investor and Other Investors or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and Other Investors or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Investor acknowledges that no Other Investor has acted as agent for Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription

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Agreement, and it shall not be necessary for any Other Investor or investor to be joined as an additional party in any proceeding for such purpose.
1.   Subscription.   The Investor hereby irrevocably subscribes for and agrees to purchase from RACA the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that RACA reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by RACA only when this Subscription Agreement is signed by a duly authorized person by or on behalf of RACA; RACA may do so in counterpart form.
2.   Closing.   The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) RACA to the Investor (the “Closing Notice”), that RACA reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) Business Days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to RACA, no later than one (1) Business Day prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by RACA in the Closing Notice, such funds to be held by RACA in escrow until the Closing. On the Closing Date, RACA shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form in the name of the Investor on RACA’s share register; provided, however, that RACA’s obligation to issue the Shares to the Investor is contingent upon RACA having received the Subscription Amount in full accordance with this Section 2. For purposes of this Subscription Agreement, “Business Day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Boston, Massachusetts are open for the general transaction of business.
3.   Closing Conditions.
a.   The obligation of RACA and the Investor to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:
(i)   no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and
(ii)   (A) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be satisfied at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.
b.   The obligation of RACA to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date.
c.   The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions:
(i)   That all representations and warranties of RACA contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and

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warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by RACA of each of the representations and warranties of RACA contained in this Subscription Agreement as of the Closing Date;
(ii)   RACA shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and
(iii)   No amendment, modification or waiver of the Business Combination Agreement (as the same exists on the date of this Subscription Agreement) shall have occurred without the Investor’s written consent that would materially adversely affect the economic benefits that Investor would reasonably expect to receive under this Subscription Agreement
4.   Further Assurances.   At the Closing, RACA and the Investor shall execute and deliver such additional documents and take such additional actions as RACA and the Investor reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.
5.   RACA Representations and Warranties.   RACA represents and warrants to the Investor that:
a.   RACA is duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware. RACA has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.
b.   As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under RACA’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.
c.   This Subscription Agreement has been duly authorized, executed and delivered by RACA and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against RACA in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.
d.   The execution, delivery and performance by RACA with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of RACA or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which RACA or any of its subsidiaries is a party or by which RACA or any of its subsidiaries is bound or to which any of the property or assets of RACA is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of RACA and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of RACA to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of RACA; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over RACA or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of RACA to comply in all material respects with this Subscription Agreement.

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e.   As of their respective dates, all reports (the “SEC Reports”) required to be filed by RACA with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of RACA included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of RACA as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP). A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by RACA from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.
f.   Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement expressly contemplated by the Transaction Agreement, RACA has not entered, and will not enter, into any side letter, agreement or understanding (written or oral) with any Other Investor or any other investor or potential investor in connection with such Other Investor’s, investor’s or potential investor’s direct or indirect investment in RACA, and such Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor, investor or potential investor (as compared to Investor). The Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.
g.   RACA is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by RACA of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filing of the Registration Statement (as defined below) pursuant to Section 7 of this Subscription Agreement, (iv) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act, if applicable, (v) filings required by the Nasdaq, or such other applicable stock exchange on which RACA’s common stock is then listed (the “Stock Exchange”), including with respect to obtaining stockholder approval, (vi) those required to consummate the Transaction as provided under the Transaction Agreement, (vii) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (viii) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
h.   As of the date of this Subscription Agreement, the authorized capital stock of RACA consists of 1,000,000 shares of preferred stock, $0.0001 per share (the “Preferred Stock”), 100,000,000 shares of Class A common stock (the “Class A Common Stock”), and 10,000,000 shares of Class B common stock (the “Class B Common Stock”). As of the date of this Subscription Agreement, (i) no shares of Preferred Stock are issued and outstanding, (ii) 14,041,000 shares of Class A Common Stock are issued and outstanding, and (iii) 3,392,500 shares of Class B Common Stock are issued and outstanding. All issued and outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding, and between the date hereof and the Closing, RACA will not issue, sell, or cause to be outstanding

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any (a) shares, equity interests or voting securities of RACA, (b) securities of RACA convertible into or exchangeable for shares or other equity interests or voting securities of RACA, (c) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of RACA to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of RACA to issue, any shares of Class A Common Stock, Class B Common Stock or other equity interests or voting securities in RACA, or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (d) equity equivalents or other similar rights of or with respect to RACA, or (e) obligations of the Company to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. There are no securities or instruments issued by or to which RACA is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement. As of the date hereof, RACA has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which RACA is a party or by which it is bound relating to the voting of any securities of RACA, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement..
i.   The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of RACA, threatened against the RACA by the Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of the shares of Class A Common Stock or to deregister the shares of Class A Common Stock under the Exchange Act. RACA has taken no action that is designed to terminate the registration of the shares of Class A Common Stock under the Exchange Act. RACA has not, in the twelve (12) months preceding the date hereof, received notice from the Stock Exchange to the effect that RACA is not in compliance with the listing or maintenance requirements of the Stock Exchange. As of the Closing Date, the Shares have been approved for listing on the Stock Exchange.
j.   Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by RACA to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
k.   Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim, arbitration or other proceeding, in each case by or before any governmental authority or arbitrator pending, or, to the knowledge of RACA, threatened against RACA or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against RACA.
1.   Other than the Placement Agent (as defined below), RACA has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and RACA is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agent.
m.   RACA is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
n.   RACA has not received any written communication from a governmental authority that alleges that RACA is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect.
o.   The Shares are eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and RACA is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Shares. RACA’s transfer agent is

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a participant in DTC’s Fast Automated Securities Transfer Program. The Shares are not, and have not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of Shares through DTC.
p.   Upon consummation of the Transaction, the issued and outstanding Shares will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq.
q.   There has been no action taken by RACA, or, to the knowledge of RACA, any officer, director, equityholder, manager, employee, agent or representative of RACA, in each case, acting on behalf of RACA, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) RACA has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) RACA has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) RACA has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.
6.   Investor Representations and Warranties.   The Investor represents and warrants to RACA that:
a.   The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information that is set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.
b.   The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to RACA or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that RACA files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.
c.   The Investor acknowledges and agrees that the Investor is purchasing the Shares from RACA. The Investor further acknowledges that there have been no representations, warranties, covenants and

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agreements made to the Investor by or on behalf of RACA, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of RACA expressly set forth in Section 5 of this Subscription Agreement.
d.   The Investor’s acquisition and holding of the Shares will not constitute or result in a nonexempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.
e.   The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to RACA, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.
f.   The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and RACA, the Company or a representative of RACA or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and RACA, the Company or a representative of RACA or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, RACA, the Company, the Placement Agent (defined below), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of RACA contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in RACA.
g.   The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in RACA’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.
h.   Alone, or together with any professional advisor(s), the Investor has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in RACA. The Investor acknowledges specifically that a possibility of total loss exists.
i.   In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning RACA, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.
j.   The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

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k.   The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
1.   The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
m.   The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.
n.   The Investor acknowledges that no disclosure or offering document has been prepared by Jefferies LLC or any of its affiliates (collectively, the “Placement Agent”) in connection with the offer and sale of the Shares.
o.   The Investor acknowledges that neither the Placement Agent, nor any of its affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to RACA, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by RACA.
p.   The Investor acknowledges that in connection with the issue and purchase of the Shares, the Placement Agent has not acted as the Investor’s financial advisor or fiduciary.
q.   The Investor has or has commitments to have and, when required to deliver payment to RACA pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.
r.   The Investor does not have, as of the date hereof, and, since the date the Investor was made aware of the Transaction, such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of RACA. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s

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assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.
7.   Registration Rights.
(a)   In the event that the Shares are not registered in connection with the consummation of the Transaction, RACA agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Date”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days (or ninety (90) calendar days if the SEC notifies RACA that it will “review” the Registration Statement) following the Filing Date and (ii) ten (10) Business Days after RACA is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”). RACA agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (x) the fourth anniversary of the Closing, (y) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (z) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for RACA to be in compliance with the current public information required under Rule 144(c)(i) (or Rule 144(i)(2), if applicable) (the “Effectiveness Period”). The Investor agrees to disclose its ownership to RACA upon request to assist it in making the determination described above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents RACA from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a), RACA will use commercially reasonable efforts to (1) qualify the Shares for listing on the Stock Exchange, and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds the Shares, RACA will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable. Notwithstanding anything to the contrary contained herein, RACA may delay or postpone filing of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of RACA determines in good faith that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of RACA or would require premature disclosure of information that could materially adversely affect RACA (each such circumstance, a “Suspension Event”); provided, however, that (i) RACA may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period, and (ii) RACA shall use commercially reasonable efforts to make such Registration Statement available for the sale by the undersigned of such securities as soon as practicable thereafter. If so directed by RACA, the Investor will deliver to RACA or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall

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not apply (i) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. RACA’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to RACA such information regarding the Investor, the securities of RACA held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by RACA to effect the registration of such Shares, and shall execute such documents in connection with such registration as RACA may reasonably request that are customary of a selling stockholder in similar situations.
(b)   RACA shall use commercially reasonable efforts, if requested by the Investor, to (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on the Shares, (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends in such circumstances may be effected in compliance under the Securities Act, and (iii) issue Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at the Investor’s option, within three (3) Business Days of such request, if (A) the Shares are registered for resale under the Securities Act, (B) the Shares may be sold by the Investor without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, or (C) the Investor has sold or transferred, or proposes to sell or transfer within five (5) Business Days of such request, Shares pursuant to the Registration Statement or in compliance with Rule 144. RACA’s obligation to remove legends under this Section 7 may be conditioned upon the Investor providing such representations and documentation as are reasonably necessary and customarily required in connection with the removal of restrictive legends.
(c)   At its expense RACA shall advise the Investor within two (2) Business Days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by RACA of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from RACA (which notice shall not contain any material non-public information regarding RACA) of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which RACA agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by RACA that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by RACA except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. RACA shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

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Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as RACA is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, RACA shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)   For purposes of this Section 7, (i) “Shares” shall mean, as of any date of determination, the Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and (ii) “Investor” shall include any affiliate of the undersigned Investor to which the rights under this Section 7 have been duly assigned.
(e)   Indemnification.
(i)   RACA agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to RACA by or on behalf of the Investor expressly for use therein.
(ii)   The Investor agrees, severally and not jointly with any other person that is a party to the Other Subscription Agreements, to indemnify and hold harmless RACA, its directors and officers and agents and each person who controls RACA (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor expressly for use in the Registration Statement or a Prospectus.
(iii)   Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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(iv)   The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.
(v)   If the indemnification provided under this Section 7(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(e) from any person who was not guilty of such fraudulent misrepresentation.
(vi)   In no event shall the aggregate liability of the Investor for indemnification and contribution under this Section 7(e) be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.
8.   Termination.   This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of RACA and the Investor hereunder shall terminate without any further liability on the part of RACA or the Investor in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of RACA and the Investor to terminate this Subscription Agreement, (c) RACA’s notification to the Investor in writing that it has, with the written consent of the Company, abandoned its plans to move forward with the Transaction and/or terminated the Investor’s obligations with respect to the subscription without the delivery of the Shares having occurred, (d) the Termination Date (as defined in the Transaction Agreement), if the Closing has not occurred by such date, or (e) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a) through (e) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. RACA shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to RACA in connection herewith shall promptly (and in any event within one (1) Business Day) following the Termination Event be returned in full to Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by Investor, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.
9.   Trust Account Waiver.   The Investor acknowledges that RACA is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving RACA and one or more businesses or assets. The Investor further acknowledges that, as described in RACA’s prospectus relating to its initial public offering dated July 9, 2020 (the “IPO Prospectus”)

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available at www.sec.gov, substantially all of RACA’s assets consist of the cash proceeds of RACA’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of RACA, its public stockholders and the underwriters of RACA’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to RACA to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of RACA entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for such a claim; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of shares of Class A Common Stock currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such shares of Class A Common Stock, except to the extent that the Investor has otherwise agreed with RACA to not exercise such redemption right.
10.   Miscellaneous.
a.   Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned. Notwithstanding the foregoing, Investor may assign its rights and obligations under this Subscription Agreement (a) at any time to one or more of its affiliates or another person acceptable to RACA and the Company, provided that no such assignment shall relieve Investor of its obligations hereunder if any such affiliate fails to perform such obligations and (b) after the Closing, in whole or from time to time in part, to one or more persons in connection with the transfer of Shares by Investor to such person, provided that Investor complies with all applicable laws and provides written notice of assignment to RACA promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein.
b.   RACA may request from the Investor such additional information as RACA may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall provide such information as may reasonably be requested. The Investor acknowledges that RACA may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of RACA.
c.   The Investor acknowledges that RACA, the Company, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify RACA, the Company and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate. The Investor acknowledges and agrees that each purchase by the Investor of Shares from RACA will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.
d.   The Investor acknowledges and agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Investor, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of RACA prior to the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing in this Section 10(d) shall prohibit any entities under common management with Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in the transactions contemplated hereby (including Investor’s controlled affiliates and/or affiliates) from entering into any short sales; and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the

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portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above-shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.
e.   RACA, the Company and the Placement Agent are each entitled to rely upon this Subscription Agreement and each is irrevocably-authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry-with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give the Company or the Placement Agent any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of RACA set forth in this Subscription Agreement.
f.   All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.
g.   This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of RACA and the Investor, provided, however, that no modification or waiver by RACA of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either RACA or the Investor in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of RACA and the Investor hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
h.   This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between RACA and the Investor, with respect to the subject matter hereof. Except as set forth in Section 8, Section 10(c), Section 10(e), Section 10(g), and the last sentence of Section 10(1) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than RACA and the Investor, and their respective successor and assigns, and RACA and the Investor acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to such provisions.
i.   Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of RACA and the Investor and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
j.   If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
k.   This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
l.   RACA and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be

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entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which RACA or the Investor is entitled at law, in equity, in contract, in tort or otherwise. RACA and the Investor acknowledge and agree that the Company shall be entitled to seek to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.
m.   Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to RACA.
n.   RACA AND THE INVESTOR IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK, IN EACH CASE SITTING IN THE COUNTY OF NEW YORK, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND RACA AND THE INVESTOR IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. RACA AND THE INVESTOR HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(n) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).

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11.   Non-Reliance and Exculpation.   The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of RACA expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in RACA. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by RACA, the Company, the Placement Agent or any Non-Party Affiliate (as defined below) concerning RACA, the Company, the Placement Agent, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of RACA, the Company, any Placement Agent or any of RACA’s, the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.
12.   Disclosure.   RACA shall, by no later than 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that RACA has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of RACA, the Investor shall not be in possession of any material, non-public information received from RACA or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with RACA or the Company or any of their affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, RACA shall not (i) publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release without the prior written consent of the Investor, or (ii) publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor except as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, or to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange, in which case RACA will provide Investor with prior written notice (including by e-mail) of such disclosure under this clause (ii), or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication that was approved by the Investor in accordance with this Section 12.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.
Name of Investor:	State/Country of Formation or Domicile:
By:
Name:
Title:
Name in which Shares are to be registered (if different):	Date: , 2021
Investor’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
E-Mail:	E-Mail:
Number of Shares subscribed for:
Aggregate Subscription Amount: $	Price Per Share: $10.00
You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by RACA in the Closing Notice. To the extent the offering is oversubscribed, the number of Shares received may be less than the number of Shares subscribed for.

IN WITNESS WHEREOF, RACA has accepted this Subscription Agreement as of the date set forth below.
THERAPEUTICS ACQUISITION CORP.
By:

 Name:
 Title:
Date:           , 2021

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR
A.
QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐
We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.
INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☐   We are an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision und(

2.
☐   We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”
☐
Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐
Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐
Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐
Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐
Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

C.
INSTITUTIONAL ACCOUNTS STATUS

☐
We are an “institutional account” (as defined in FINRA RULE 4512(c)).

D.
ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☐   I am an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision und(

2.
☐   I am a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by

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marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”
☐
Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐
Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability; or

☐
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

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EXHIBIT B
Form of Amended and Restated Registration and Stockholder Rights Agreement
See attached.

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AMENDED AND RESTATED
REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT
THIS AMENDED AND RESTATED REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2021, is made and entered into by and among POINT Biopharma Global Inc., a Delaware corporation (the “Company”) (formerly known as Therapeutics Acquisition Corp. (d/b/a Research Alliance Corp. I)), Therapeutics Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”), Daniel Grau, Michael Gray and David Lubner (together with Mr. Grau and Mr. Gray the “Director Holders”), and certain former stockholders of Point Biopharma Inc., a Delaware corporation (“Point”), set forth on Schedule 1 hereto (such stockholders, the “Point Holders”, the Sponsor and the Director Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 or Section 6.10 of this Agreement, the “Holders” and each, a “Holder”).
RECITALS
WHEREAS, the Company, the Sponsor and the Director Holders are party to that certain Registration and Stockholder Rights Agreement, dated as of July 7, 2020 (the “Original RRA”);
WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of [•], 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Bodhi Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and Point, pursuant to which Merger Sub merged with and into Point (the “Merger”), with Point continuing as the surviving corporation and becoming a direct, wholly-owned subsidiary of the Company;
WHEREAS, on the date hereof, pursuant to the Business Combination Agreement, the Holders received shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”);
WHEREAS, on the date hereof, pursuant to the Business Combination Agreement, certain Point Holders received Rollover Options, as defined in the Business Combination Agreement (“Equity Awards”);
WHEREAS, on the date hereof, [the Sponsor] and certain investors (such other investors, collectively, the “Third-Party Investor Stockholders”) purchased an aggregate of [•] shares of Common Stock (the “Investor Shares”) in a transaction exempt from registration under the Securities Act pursuant to the respective Subscription Agreements, each dated as of [•], 2021, entered into by and between the Company and each of the Sponsor and such Third-Party Investor Stockholders (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”);
WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority in interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor and the Director Holders are Holders in the aggregate of all of the Registrable Securities as of the date hereof; and
WHEREAS, the Company, the Sponsor and the Director Holders desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement, and terminate the Original RRA.
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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ARTICLE I
DEFINITIONS
1.1
Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 6.10.
“Additional Holder Common Stock” shall have the meaning given in Section 6.10.
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.
“Agreement” shall have the meaning given in the Preamble hereto.
“Block Trade” shall have the meaning given in Section 2.3.1.
“Board” shall mean the Board of Directors of the Company.
“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company.
“Closing” shall have the meaning given in the Business Combination Agreement.
“Closing Date” shall have the meaning given in the Business Combination Agreement.
“Commission” shall mean the Securities and Exchange Commission.
“Common Stock” shall have the meaning given in the Recitals hereto.
“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.
“Demanding Holder” shall have the meaning given in Section 2.1.4.
“Director Holders” shall have the meaning given in the Preamble hereto.
“EDGAR” shall have the meaning given in Section 3.1.3.
“Equity Awards” shall have the meaning given in the Recitals hereto.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.
“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.
“Holder Information” shall have the meaning given in Section 4.1.2.
“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

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“Investor Shares” shall have the meaning given in the Recitals hereto.
“Joinder” shall have the meaning given in Section 6.10.
“Lock-up” shall have the meaning given in Section 5.1.
“Lock-up Parties” shall mean the Holders and their respective Permitted Transferees.
“Lock-up Period” shall mean the period beginning on the Closing Date and ending on the date that is 180 days after the Closing Date.
“Lock-up Shares” shall mean the shares of Common Stock and any other equity securities convertible into or exercisable or exchangeable for shares of Common Stock held by the Holders immediately following the Closing or shares of Common Stock issued with respect to or in exchange for Equity Awards on or after the Closing as permitted by this Agreement (other than the Investor Shares or shares of Common Stock acquired in the public market).
“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.
“Business Combination Agreement” shall have the meaning given in the Recitals hereto.
“Merger” shall have the meaning given in the Recitals hereto.
“Merger Sub” shall have the meaning given in the Recitals hereto.
“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
“Original RRA” shall have the meaning given in the Recitals hereto.
“Other Coordinated Offering” shall have the meaning given in Section 2.3.1.
“Permitted Transferees” shall mean with respect to each Holder and its Permitted Transferees, (a) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period pursuant to Section 5.2 and (b) after the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or its Permitted Transferees and the Company and any transferee thereafter.
“Piggyback Registration” shall have the meaning given in Section 2.2.1.
“Plan of Distribution” shall have the meaning given in Section 2.1.1
“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“Registrable Security” shall mean (a) any outstanding shares of Common Stock and any other equity security (including shares of Common Stock issued or issuable upon the exercise or conversion of any other equity security) of the Company held by a Holder immediately following the Closing (including any securities distributable pursuant to the Business Combination Agreement and any Investor Shares), (b) any outstanding shares of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise or conversion of any other equity security) of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company, (c) any Additional Holder Common Stock, and (d) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a recapitalization,

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merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) (i) such securities shall have been otherwise transferred (other than to a Permitted Transferee), (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or manner of sale or current public information requirement); (E) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 145 promulgated under the Securities Act or any successor rules promulgated under the Securities Act and (F) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:
(A)   all registration, listing and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Common Stock is then listed;
(B)   fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities;
(C)   printing, messenger, telephone and delivery expenses;
(D)   fees and disbursements of counsel for the Company;
(E)   fees and disbursements of all independent registered public accountants of the Company and any other persons, including special experts, retained by the Company, incurred in connection with such Registration;
(F)   all expenses in connection with the preparation, printing and filing of a Registration Statement, any Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities; and
(G)   in an Underwritten Offering, Block Trade or Other Coordinated Offering, reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders (not to exceed $75,000 without the consent of the Company).
“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Requesting Holders” shall have the meaning given in Section 2.1.5.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

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“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.
“Sponsor” shall have the meaning given in the Preamble hereto.
“Subscription Agreement” shall have the meaning given in the Preamble hereto.
“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.
“Point” shall have the meaning given in the Preamble hereto.
“Point Holders” shall have the meaning given in the Preamble hereto.
“Third-Party Investor Stockholders” shall have the meaning given in the Recitals hereto.
“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).
“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.
“Withdrawal Notice” shall have the meaning given in Section 2.1.6.
ARTICLE II
REGISTRATIONS AND OFFERINGS
2.1
Shelf Registration.

2.1.1   Filing.   As soon as practicable but no later than thirty (30) calendar days following the Closing Date, the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), if the Company is then eligible to use a Form S-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) sixty (60) calendar days (or ninety (90) calendar days if the Commission notifies the Company that it will “review” such Shelf Registration) following the initial filing date thereof and (b) ten (10) business days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Shelf Registration will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available (the “Plan of Distribution”) to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as

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there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use a Form S-3 Shelf. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4. The Company shall, if requested by the Holder, use its best efforts to (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on the Registrable Securities, (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends in such circumstances may be effected in compliance under the Securities Act, and (iii) issue Registrable Securities without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at the Holder’s option, within two (2) Business Days of such request, if (A) the Registrable Securities are registered for resale under the Securities Act, (B) the Registrable Securities may be sold by the Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, or (C) the Holder has sold or transferred, or proposes to sell or transfer within five (5) Business Days of such request, Registrable Securities pursuant to the Registration Statement or in compliance with Rule 144. The Company’s obligation to remove legends under this Section 2.1.1 may be conditioned upon the Holder timely providing such representations and documentation as are reasonably necessary and customarily required in connection with the removal of restrictive legends related to compliance with the federal securities laws.
2.1.2   Subsequent Shelf Registration.   If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to the Plan of Distribution. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.
2.1.3   Additional Registrable Securities.   Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such additional Registrable Securities to be so covered once per calendar year for each of the Sponsor, the Director Holders and the Point Holders for an aggregate of not more than three (3) additional registrations per calendar year.
2.1.4   Requests for Underwritten Shelf Takedowns.   Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, the Sponsor or a Point Holder (any of the Sponsor or a Point Holder being in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the

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Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, at least $20 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.3.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Sponsor and the Point Holders may each demand not more than three (3) Underwritten Shelf Takedowns, for an aggregate of not more than six (6) Underwritten Shelf Takedowns pursuant to this Agreement. The Company shall not be required to effect more than one (1) Underwritten Shelf Takedown during in any six (6) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.
2.1.5   Reduction of Underwritten Offering.   If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by Company or by other holders of Common Stock or other equity securities, the Registrable Securities of (i) first, the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Shelf Takedown) and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.
2.1.6   Withdrawal.   Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Sponsor or a Point Holder may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Sponsor the Point Holders or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if the Sponsor, a Director Holder or a Point Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the

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Sponsor, such Director Holder or such Point Holder, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.
2.2
Piggyback Registration.

2.2.1   Piggyback Rights.   Subject to Section 2.3.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) a Block Trade or (vi) an Other Coordinated Offering, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.
2.2.2   Reduction of Piggyback Registration.   If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:
(a)   if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering
(A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of

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Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;
(b)   if the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and
(c)           if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.
2.2.3   Piggyback Registration Withdrawal.   Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.
2.2.4   Unlimited Piggyback Registration Rights.   For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 hereof.
2.3   Block Trades; Other Coordinated Offerings.

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2.3.1   Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder notifies the Company that such Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed ten million dollars ($10,000,000) in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall, use its reasonable best efforts to facilitate as expeditiously as possible, such Block Trade or Other Coordinated Offering of the Registrable Securities for which such Demanding Holder has requested such offering, without giving any effect to any required notice periods or delivery of notices to any other Holders; provided, that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use reasonable best efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering. Any offering conducted as a Block Trade or Other Coordinated Offering will not count as an Underwritten Shelf Takedown for the purposes of Section 2.1.4.
2.3.2   Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sales agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.3.2.
2.3.3   Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.
2.3.4   The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sales agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).
2.3.5   A Demanding Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.3 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.3 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4 hereof.
ARTICLE III
COMPANY PROCEDURES
3.1   General Procedures.   In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:
3.1.1   prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities;
3.1.2   prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested

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by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;
3.1.3   prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);
3.1.4   prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.5   cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;
3.1.6   provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.7   advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
3.1.8   at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);
3.1.9   notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

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3.1.10   in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the following cases to the extent customary for a transaction of its type, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
3.1.11   obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “comfort” letters for a transaction of its type as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;
3.1.12   in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;
3.1.13   in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;
3.1.14   make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);
3.1.15   with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and
3.1.16   otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.
Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

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3.2   Registration Expenses.   The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.
3.3   Requirements for Participation in Registration Statement in Offerings.   Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. In addition, no person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.
3.4   Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.
3.4.1   Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.
3.4.2   Subject to Section 3.4.4, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.
3.4.3   Subject to Section 3.4.4, (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 or 2.3.

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3.4.4   The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, for not more than ninety (90) consecutive calendar days or more than one hundred and twenty (120) total calendar days in each case, during any twelve (12)-month period.
3.5   Reporting Obligations.   As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION
4.1   Indemnification.
4.1.1   The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person or entity to controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.
4.1.2   In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

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4.1.3   Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
4.1.4   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
4.1.5   If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.
ARTICLE V
LOCK-UP
5.1   Lock-up.   Subject to Section 5.2, each Lock-up Party agrees that it shall not Transfer any Lock-up Shares prior to the end of the Lock-up Period (the “Lock-up”). Notwithstanding the foregoing,

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The provisions of Section 5.1 shall not apply to: (a) transactions relating to shares of Common Stock acquired in open market transactions; (b) Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or charitable contribution; (c) Transfers of shares of Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin; (d) Transfers by will or intestate succession upon the death of the undersigned; (e) the Transfer of shares of Common Stock pursuant to a qualified domestic order, court order or in connection with a divorce settlement; (f) if the Lock-up Party is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Lock-up Party, or (ii) distributions of shares of Common Stock to partners, limited liability company members or stockholders of the Lock-up Party, including, for the avoidance of doubt, where the Lock-up Party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (g) if the Holder is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (h) Transfers to the Company’s officers, directors or their affiliates; (i) Transfers to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permissible under Sections 5.1(a) through 5.2(h); (j) pledges of shares of Common Stock or other Registrable Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Lock-up Party; provided, however, that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers; (k) Transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Common Stock subject to this Agreement shall remain subject to this Agreement; (1) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the Transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period; (m) Transfers of shares of Common Stock to the Company in connection with the repurchase of the undersigned’s shares in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the Company; (n) Transfers of shares of Common Stock to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Common Stock or the vesting of stock-based awards; (o) Transfers of shares of Common Stock in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Common Stock; (p) Transfers to the Company through the exercise of a stock option granted under a stock incentive plan or stock purchase plan or a warrant, and the receipt by the Lock-up Holder from the Company of shares of Common Stock upon any such exercise, insofar as such option or warrant expires during the Lock-Up Period; provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in this Agreement; provided, however, that in the case of any Transfer pursuant to Sections 5.2(b) through 5.2(i), each donee, distribute, pledgee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement.
5.2   Permitted Transferees.   Notwithstanding the provisions set forth in Section 5.1, each Lock-up Party may Transfer the Lock-up Shares during the Lock-up Period (a) to (i) the Company’s officers or directors, (ii) any affiliates or family members of the Company’s officers or directors, (iii) any direct or indirect partners, members or equity holders of such Lock-up Party, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, or (iv) any other Lock-up Party or any direct or indirect partners, members or equity holders of such other Lock-up Party, any affiliates of such other Lock-up Party or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization, (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (d) in the case of an individual, pursuant to a qualified domestic relations order, (e) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust, (f) to the partners, members or equity holders of such Lock-up

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Party by virtue of the Lock-up Party’s organizational documents, as amended, upon dissolution of the Lock-up Party, (g) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, (h) to the Company, or (i) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Closing Date. The parties acknowledge and agree that any Permitted Transferee of a Lock-up Party shall be subject to the transfer restrictions set forth in this ARTICLE V with respect to the Lock-up Shares upon and after acquiring such Lock-up Shares.
ARTICLE VI
MISCELLANEOUS
6.1   Notices.   Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: POINT Biopharma Global Inc., [[•]], Attention: [•] or by email: [•], and, if to the Sponsor, Director Holders and Point Holders, at such Holder’s address, electronic mail address or facsimile number as set forth on Schedule 2, and as to any other Holder (such as a Permitted Transferee or Additional Holder) at such Holder’s address, electric mail address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1. Notwithstanding the foregoing, notices given to Holders holding in book-entry form may be given through the facilities of the Depositary.
6.2   Assignment; No Third Party Beneficiaries.
6.2.1   This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.
6.2.2   Subject to Section 6.2.4 and Section 6.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees to which it transfers Registrable Securities; provided that (1) immediately following such transfer such Registrable Securities remain Registrable Securities, and (2) with respect to the Sponsor, the Director Holders and the Point Holders, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (i) the Sponsor shall be permitted to transfer its rights hereunder as the Sponsor to one or more affiliates or any direct or indirect partners, members or equity holders of the Sponsor, (ii) each of the Director Holders shall be permitted to transfer its rights hereunder as the Director Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Director Holder (it being understood that no such transfer shall reduce or multiply any rights of such Director Holder or such transferees) and (iii) each of the Point Holders shall be permitted to transfer its rights hereunder as the Point Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Point Holder (it being understood that no such transfer shall reduce or multiply any rights of such Point Holder or such transferees).
6.2.3   This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

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6.2.4   This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2.
6.2.5   No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement, including the joinder in the form of Exhibit A attached hereto). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.
6.3   Counterparts.   This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.
6.4   Governing Law; Venue.   NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK
6.5   TRIAL BY JURY.   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
6.6   Amendments and Modifications.   Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the Sponsor; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of each Point Holder so long as such Point Holder and its respective affiliates hold, in the aggregate, at least one percent (1%) of the outstanding shares of Common Stock of the Company; and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
6.7   Other Registration Rights.   Other than the [Sponsor] and Third-Party Investor Stockholders who each have registration rights with respect to their Investor Shares pursuant to their respective Subscription Agreements, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. The Company hereby agrees and covenants that it will not grant rights to register any Common Stock (or securities convertible into or exchangeable for Common Stock) pursuant to the Securities Act that are more favorable, pari passu or senior to those granted to the Holders hereunder without (a) the prior written

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consent of (i) the Sponsor, for so long as the Sponsor and its affiliates hold, in the aggregate, Registrable Securities representing at least one percent (1%) of the outstanding shares of Common Stock of the Company, and (ii) a Point Holder, for so long as such Point Holder and its affiliates hold, in the aggregate, Registrable Securities representing at least one percent (1%) of the outstanding shares of Common Stock of the Company, or (b) granting economically and legally equivalent rights to the Holders hereunder such that the Holders shall receive the benefit of such more favorable or senior terms and/or conditions. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.
6.8   Term.   This Agreement shall terminate on the earlier of (a) the tenth (l0th) anniversary of the date of this Agreement and (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.
6.9   Holder Information.   Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.
6.10   Additional Holders; Joinder.   In addition to persons or entities who may become Holders pursuant to Section 6.2 hereof, subject to the prior written consent of each of the Sponsor and each Point Holder (in each case, so long as such Point Holder and its affiliates hold, in the aggregate, Registrable Securities representing at least one percent (1%) of the outstanding shares of Common Stock of the Company), the Company may make any person or entity who acquires Common Stock or rights to acquire Common Stock after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Stock then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.
6.11   Severability.   It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
6.12   Entire Agreement; Restatement.   This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Original RRA shall no longer be of any force or effect.
6.13   Adjustments.   If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Registrable Securities as so changed.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.
COMPANY:
POINT BIOPHARMA GLOBAL INC.
a Delaware corporation
By:

Name:
Title:
HOLDERS:
THERAPEUTICS ACQUISITION HOLDINGS LLC
a Delaware limited liability company
By:

Name:
Title:

Daniel Grau

Michael Gray

David Lubner
[POINT HOLDERS]
[Signature Page to Amended and Restated Registration and Stockholder Rights Agreement]

41

EXHIBIT C
Form of Transaction Support Agreement
See attached.

42

FORM OF TRANSACTION SUPPORT AGREEMENT
This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of March [•], 2021, by and among Therapeutics Acquisition Corp. (d/b/a Research Alliance Corp.), a Delaware corporation (“RACA”), and [•], a [•] (the “Stockholder”)1. Each of RACA and the Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).
RECITALS
WHEREAS, on March [•], 2021, RACA, [Merger Sub, Inc.], a Delaware corporation (“Merger Sub”), and [Bodhi], Inc., a Delaware corporation (the “Company”), entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving corporation in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of RACA, and each Company Share (including the Subject Company Shares (as defined below)) will be converted into the right to receive RACA Shares, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement;
WHEREAS, the Stockholder is the record and beneficial owner of the number and type of Equity Securities of the Company set forth on Schedule A hereto (together with any other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof, collectively, the “Subject Company Shares”);
WHEREAS, in consideration for the benefits to be received by the Stockholder under the terms of the Business Combination Agreement and as a material inducement to RACA and the other RACA Parties agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and
WHEREAS, the Parties acknowledge and agree that RACA and the other RACA Parties would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:
AGREEMENT
1.   Company Stockholder Consent and Related Matters.
(a)   As promptly as reasonably practicable (and in any event within two (2) Business Days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Stockholder shall duly execute and deliver to the Company and RACA the Company Stockholder Written Consent under which it shall irrevocably and unconditionally consent to the matters, actions and proposals contemplated by Section 5.14(b) (Transaction Support Agreements; Company Stockholder Approval; Subscription Agreements) of the Business Combination Agreement. As promptly as reasonably practicable (and in any event prior to the earlier of (x) the time at which the Company delivers the Allocation Schedule to RACA pursuant to the Business Combination Agreement or (y) the time at which the Company is required to deliver to the Allocation Schedule to RACA pursuant to the Business Combination Agreement), the Stockholder shall (i) duly execute and deliver to the Company and RACA a written consent, in accordance with the DGCL, the Company’s Governing Documents

1
As contemplated by the Business Combination Agreement, each Supporting Company Shareholder will enter into a separate Transaction Support Agreement.

43

and the Company Stockholders Agreement, under which it irrevocably and unconditionally consents to the matters, actions and proposals contemplated by Section 5.14(d)(i) (Transaction Support Agreements; Company Stockholder Approval; Subscription Agreements) of the Business Combination Agreement or (ii) execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to amend or otherwise modify the Governing Documents of the Company, the Company Stockholders Agreement and each other applicable Contract in the manner required by Section 5.14(d)(ii) (Transaction Support Agreements; Company Stockholder Approval; Subscription Agreements) of the Business Combination Agreement. Without limiting the generality of the foregoing in this Section 1(a), prior to the Closing, the Stockholder shall vote (or cause to be voted) the Subject Company Shares against and withhold consent with respect to (A) any Company Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Closing set forth in Sections 6.1 or 6.2 of the Business Combination Agreement not being satisfied.
(b)   Without limiting any other rights or remedies of RACA, the Stockholder hereby irrevocably appoints RACA or any individual designated by RACA as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a), to include the Subject Company Shares in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders, to vote (or cause to be voted) the Subject Company Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Company Stockholder Written Consent), in each case, in the event that the Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).
(c)   The proxy granted by the Stockholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for RACA entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Stockholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Company Shares. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Shares and a vote or consent by the Stockholder of the Subject Company Shares (or any other Person with the power to vote the Subject Company Shares) with respect to the matters in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except those provided in Section 1(a). For the avoidance of doubt, the Stockholder may vote the Subject Company Shares on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement.
2.   Other Covenants and Agreements.
(a)   The Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, each of the agreements set forth on Schedule B hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates (including the other Group Companies and, from and after the Effective Time, RACA and its Affiliates) shall have any further obligations or liabilities under each such agreement. Without limiting the generality of the foregoing, the Stockholder hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.
(b)   The Stockholder shall be bound by and subject to (i) Sections 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such

44

provisions apply to the parties to the Business Combination Agreement, as if the Stockholder is directly party thereto, and (ii) the first sentence of Section 5.7(a) (Exclusive Dealing) and Section 8.18 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if the Stockholder is directly party thereto.
(c)   The Stockholder acknowledges and agrees that RACA and the other RACA Parties are entering into the Business Combination Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement RACA and the other RACA Parties would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement.
(d)   The Stockholder hereby agrees to, in connection with the closing of the Merger, to execute a customary lock-up agreement with respect to any RACA Shares received by such Stockholder in the Merger.
3.   Stockholder Representations and Warranties.   The Stockholder represents and warrants to RACA as follows:
(a)   If such Stockholder is not an individual, the Stockholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).
(b)   If such Stockholder is not an individual, the Stockholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid, legal and binding agreement of the Stockholder (assuming that this Agreement is duly authorized, executed and delivered by RACA), enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).
(c)   No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Stockholder with respect to the Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.
(d)   None of the execution or delivery of this Agreement by the Stockholder, the performance by the Stockholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Stockholder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms,

45

conditions or provisions of any Contract to which the Stockholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Stockholder or any of its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Company Shares, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.
(e)   The Stockholder is the record and beneficial owner of the Subject Company Shares and has valid, good and marketable title to the Subject Company Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Stockholders Agreement). Except for the Equity Securities of the Company set forth on Schedule A hereto, together with any other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof that is either permitted pursuant to, or acquired in accordance with, Section 5.1(b)(iv) of the Business Combination Agreement, the Stockholder does not own, beneficially or of record, any Equity Securities of any Group Company. Except as otherwise expressly contemplated by the Company Stockholders Agreement, the Stockholder does not have the right to acquire any Equity Securities of any Group Company. The Stockholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Company Shares and, except for this Agreement, the Business Combination Agreement and the Company Stockholders Agreement, the Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer any of the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Shares.
(f)   There is no Proceeding pending or, to the Stockholder’s knowledge, threatened against the Stockholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.
(g)   The Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the RACA Parties and (ii) he, she or it has been furnished with or given access to such documents and information about the RACA Parties and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Documents to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.
(h)   In entering into this Agreement and the other Ancillary Documents to which he, she or it is or will be a party, the Stockholder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which he, she or it is or will be a party and no other representations or warranties of any RACA Party (including, for the avoidance of doubt, none of the representations or warranties of any RACA Party set forth in the Business Combination Agreement or any other Ancillary Document), any RACA Non-Party Affiliate or any other Person, either express or implied, and the Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Ancillary Documents to which he, she or it is or will be a party, none of the RACA Parties, any RACA Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents to which he, she or it is or will be a party or the transactions contemplated hereby or thereby.
4.   Transfer of Subject Securities.   Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of RACA (such consent to be given or withheld in its sole discretion), from and after the date hereof, the Stockholder agrees not to (a) Transfer any of the Subject Company Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either

46

alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Shares, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).
5.   Termination.   This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 5(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud.
6.   Fiduciary Duties.   Notwithstanding anything in this Agreement to the contrary, (a) the Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Shares[, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries]2 and (b) [nothing herein will be construed to limit or affect any action or inaction by such Stockholder as a member of the board of directors of any Group Company or as an officer, employee or fiduciary of any Group Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Group Company]3.
7.   No Recourse.   Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against the Company or any Company Non-Party Affiliate (other than the Stockholder named as a party hereto, on the terms and subject to the conditions set forth herein) or any RACA Non-Party Affiliate, and (b) none of the Company, any Company Non-Party Affiliates (other than the Stockholder named as a party hereto, on the terms and subject to the conditions set forth herein) or any RACA Non-Party Affiliate shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.
8.   Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

2
Language to be included for individual shareholders.

3
Language to be included for individual shareholders.

47

If to RACA, to:
Therapeutics Acquisition Corp.
200 Berkeley Street, 18th Floor
Boston, MA 02116
Attention:
E-mail:
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:
E-mail:
If to the Stockholder, to:
[                 ]
[                 ]
[                 ]
Attention:
[                 ]

Facsimile:
[                 ]

Email:
[                 ]

with a copy (which shall not constitute notice) to:
[                 ]
[                 ]
[                 ]
Attention:
[                 ]

Facsimile:
[                 ]

Email:
[                 ]

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
9.   Entire Agreement.   This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.
10.   Amendments and Waivers; Assignment.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Stockholder and RACA. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Stockholder without RACA’s prior written consent (to be withheld or given in its sole discretion).
11.   Fees and Expenses.   Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.
12.   Remedies.   Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not

48

be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.
13.   No Third Party Beneficiaries.   This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.
14.   Miscellaneous.   Sections 8.1 (Non-Survival), 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial) and 8.16 (Submission to Jurisdiction)4 of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.
[Signature page follows]

4
Note to Draft: Section references to be confirmed upon finalization of the BCA draft.

49

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.
THERAPEUTICS ACQUISITION CORP.
By:

Name:
Title:
[Signature Page to Transaction Support Agreement]

[STOCKHOLDER]
By:

Name:
Title:
[Signature Page to Transaction Support Agreement]

EXHIBIT D
Form of Letter of Transmittal
See attached.

DRAFT – SUBJECT TO CONTINUING NEGOTIATIONS

LETTER OF TRANSMITTAL
To Accompany Certificates Formerly Representing
Shares of Capital Stock of

Point Biopharma Inc.

DESCRIPTION OF SURRENDERED CERTIFICATES

Names(s) and Address(es) of Registered Owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	**Certificate(s) Surrendered (Attach additional list if necessary)**	
	Certificate Number(s)	**Total Number of Shares Represented By Certificate(s)**
	____________	____________
	____________	____________
	____________	____________
	____________	____________
	Total number of shares:	

[ ] If any certificate(s) representing shares of stock that you own have been lost or destroyed, check this box and see Instruction 8. Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of stock represented by the lost or destroyed certificates. _________ (Number of Shares)

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, and 5)

To be completed ONLY if the shares for surrendered Certificates is to be issued in the name of someone other than the undersigned.

Issue check to:

Name: ______________________________
(Please Print)

Address: ______________________________

____
(Include Zip Code)

____
(Tax Identification or Social Security No.)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4 and 5)

To be completed ONLY if the shares for surrendered Certificates is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Deliver check to:

Name: ______________________________
(Please Print)

Address: ______________________________

____
(Include Zip Code)

IMPORTANT — STOCKHOLDERS SIGN HERE
(U.S. Holders Also Please Complete Substitute Form W-9 Below)
(Non-U.S. Holders Please Obtain and Complete Form W-8BEN or Other Form W-8)

(Must be signed by former registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) as evidenced by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name(s): **X** ______________________________

Area Code and Telephone Number: ______________________________

Dated: ____________________, 2021

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 4)
Complete ONLY if required by Instruction 1.

FOR USE BY FINANCIAL INSTITUTION ONLY.

PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Firm: ______________________________
By: ______________________________
Title: ______________________________
Address: ______________________________

TO BE COMPLETED BY ALL SURRENDERING U.S. HOLDERS
(See Instruction 6)

<table>
<tr><th colspan="3">PAYER: CONTINENTAL STOCK TRANSFER & TRUST COMPANY</th></tr>
<tr><td rowspan="5">SUBSTITUTE
Form W-9

Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number (TIN) And Certification</td><td colspan="2">Name:

Address:</td></tr>
<tr><td colspan="2">Check appropriate box:
Individual/Sole Proprietor ☐ Corporation ☐
Partnership ☐ Other (specify) ☐ Exempt from Backup Withholding ☐</td></tr>
<tr><td>Part I. Please provide your taxpayer identification number in the space at right. If awaiting TIN, write "Applied For" in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.</td><td>SSN: ______________
OR
EIN: ______________</td></tr>
<tr><td colspan="2">Part II. For Payees exempt from backup withholding, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” and complete as instructed therein.</td></tr>
<tr><td colspan="2">Part III. Certification

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me):

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature:______________________ Date: ______________, 20</td></tr>
</table>

You must complete the following certificate if you wrote “applied for” in part I of this substitute form W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to backup withholding tax until I provide a properly certified taxpayer identification number within 60 days of the date of this Substitute Form W-9.

Signature: ______________________________ Date: ______________

INSTRUCTIONS FOR LETTER OF TRANSMITTAL
1.   Guarantee of Signature.   Signatures on all Letters of Transmittal must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP (an “Eligible Institution”), except in cases where securities are surrendered (i) by a registered holder of the securities who has not completed either the box entitled “Special Payment/Issuance Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 4.
2.   Delivery of Letter of Transmittal and Certificates.   The Letter of Transmittal, properly completed and duly executed, together with the certificate(s) for the securities described should be delivered to Continental Stock Transfer & Trust Company in the envelope enclosed for your convenience.
THE METHOD OF DELIVERY OF CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. DELIVERY OF THE DOCUMENTS WILL BE EFFECTIVE, AND RISK OF LOSS AND TITLE WITH RESPECT THERETO SHALL PASS, ONLY WHEN THE MATERIALS ARE ACTUALLY RECEIVED BY THE PAYING AGENT.
3.   Inadequate Space.   If the space provided on the Letter of Transmittal is inadequate, the certificate numbers and the number of shares should be listed on a separate schedule to be attached thereto.
4.   Signatures of Letter of Transmittal, Stock Powers and Endorsements.   When the Letter of Transmittal is signed by the registered owner(s) of the certificate(s) listed and surrendered thereby, no endorsements of certificates or separate stock powers are required.
If the certificate(s) surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.
If any surrendered certificates are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.
If the Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificate(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.
If the Letter of Transmittal or any certificate or stock power is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others, acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to Continental Stock Transfer & Trust Company, the Company’s transfer agent, of their authority to do so must be submitted.
5.   Special Payment and Delivery Instructions.   Indicate the name and address to which payment for the securities is to be issued and/or sent if different from the name and address of the person(s) signing the Letter of Transmittal.
6.   Substitute Form W-9.   Enter your social security or employer identification number, and complete, sign and date the Substitute W-9 certification. If you are a foreign person, you must provide a properly completed and executed Internal Revenue Service Form W-8BEN, which you can obtain from Continental Stock Transfer & Trust Company.
7.   Additional Copies.   Additional copies of the Letter of Transmittal may be obtained from the Reorganization Department of Continental Stock Transfer & Trust Company at the address listed below.
8.   Lost, Stolen or Destroyed Certificates.   If any stock certificates have been lost, stolen or destroyed, please so indicate on the front of the Letter of Transmittal, and additional paperwork will be sent to you to replace the lost, stolen or destroyed certificates.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Continental Stock Transfer & Trust Company and the Company, and such determination shall be final and binding. Continental Stock Transfer & Trust Company and the Company reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived. Neither Continental Stock Transfer & Trust Company nor the Company is under any obligation to waive or to provide any notification of any irregularities or defects in the surrender of any certificates, nor shall Continental Stock Transfer & Trust Company or the Company be liable for any failure to give such notification.
For Information:
Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, New York 10004
917-262-2378

EXHIBIT E
Form of RACA Certificate of Incorporation
See attached.

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
POINT BIOPHARAMA GLOBAL INC.
ARTICLE I
The name of the Corporation is POINT Biopharma Global Inc.
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is [•]. The name of its registered agent at such address is [•].
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
Capital Stock
The total number of shares of capital stock which the Corporation shall have authority to issue is [•]([•]) of which (i) [•] ([•]) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) [•] ([•]) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).
Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.
The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.
A.   Common Stock
Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Undesignated Preferred Stock):
(a)   the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;
(b)   dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

(c)   upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.
B.   Undesignated Preferred Stock
The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Except as otherwise provided by any certificate of designations of any series of Undesignated Preferred Stock then outstanding or by law, no holder of any series of Undesignated Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.
ARTICLE V
Stockholder Action
1.   Action without Meeting.   Except as may otherwise be provided by or pursuant to this Certificate (or any certificate of designations of any series of Undesignated Preferred Stock then outstanding) with respect to the holders of any series of Undesignated Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article V, Section 1.
2.   Special Meetings.   Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article V, Section 2.
ARTICLE VI
Directors
1.   General.   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.
2.   Election of Directors.   Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.
3.   Number of Directors; Term of Office.   The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Directors of the Corporation shall be [names]; the initial Class II Directors of the Corporation shall be [names]; and the initial Class III Directors of the Corporation shall be [names]. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in [2022], the initial

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Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in [2023], and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in [2024]. The mailing address of each person who is to serve initially as a director is c/o POINT Biopharma Global Inc., [22 St. Clair Avenue East, Suite 1201, Toronto, Ontario, M4T 2S3, Canada]. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.
Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.
Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VI, Section 3.
4.   Vacancies.   Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI, Section 3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.
5.   Removal.   Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.
ARTICLE VII
Limitation of Liability
A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

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Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.
Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VII.
ARTICLE VIII
Amendment of By-Laws
1.   Amendment by Directors.   Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.
2.   Amendment by Stockholders.   Except as otherwise provided therein, the By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.
ARTICLE IX
Amendment of Certificate of Incorporation
The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Except as otherwise required by this Certificate or by law, whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.
ARTICLE X
Business Combinations
1.   Opt Out of DGCL 203.   The Corporation shall not be governed by Section 203 of the DGCL.
2.   Limitations on Business Combinations.   Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
(a)   prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or
(b)   upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those

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shares owned by (i) persons who are directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(c)   at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
3.   Definitions.   For purposes of this Article X, references to:
(a)   “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
(b)   “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(c)   “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(i)   any merger or consolidation of the Corporation (other than a merger effected pursuant to Sections 253 or 267 the DGCL) or any direct or indirect majority-owned subsidiary of the Corporation (1) with the interested stockholder, or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation paragraph 2 of this Article X is not applicable to the surviving entity;
(ii)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(iii)   any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (2) pursuant to a merger under Sections 251(g), 253 or 267 of the DGCL; (3) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (4) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (5) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (3)-(5) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(iv)   any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result

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of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
(v)   any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(d)   “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(e)   “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (1) Allan C. Silber or any of his affiliates or associates, or (2) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person specified in this clause (2) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(f)   “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
(i)   beneficially owns such stock, directly or indirectly; or
(ii)   has (1) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (2) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or
(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (2) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
(g)   “person” means any individual, corporation, partnership, unincorporated association or other entity.

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(h)   “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
(i)   “voting stock” means stock of any class or series entitled to vote generally in the election of directors. Every reference to a percentage of voting stock in this Article X shall refer to such percentage of the votes of such voting stock.
[End of Text]

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THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this      day of                 , 2021.
POINT BIOPHARMA GLOBAL INC.
By:

Name: [•]
Title: [•]
[Signature Page to POINT Biopharma Global Inc. Amended and Restated Certificate of Incorporation]

EXHIBIT F
Form of RACA Bylaws
See attached.

AMENDED AND RESTATED
BY-LAWS
OF
POINT BIOPHARMA GLOBAL INC.
(the “Corporation”)
ARTICLE I
Stockholders
SECTION 1.   Annual Meeting.   The annual meeting of stockholders (any such meeting being referred to in these By-laws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these By-laws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.
SECTION 2.   Notice of Stockholder Business and Nominations.
(a)   Annual Meetings of Stockholders.
(1)   Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this By-law as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 2(a)(2) and (3) of this By-law to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this By-law, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.
(2)   For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (ii) of Article I, Section 2(a)(1) of this By-law, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this By-law and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this By-law. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder’s notice shall be timely if received by the Secretary at the principal executive offices of the

Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Corporation. Such stockholder’s Timely Notice shall set forth:
(A)   as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (v) a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board of Directors, (vi) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe fiduciary duties under Delaware law with respect to the Corporation and its stockholders, and (vii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(B)   as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or By-law amendment proposed for adoption, and any material interest in such business of each Proposing Person (as defined below);
(C)   (i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person,

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directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;
(D)   (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s), or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
(E)   a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).
For purposes of this Article I of these By-laws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2 of Article I of these By-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.
(3)   A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this By-law shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

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(4)   Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)   General.
(1)   Only such persons who are nominated in accordance with the provisions of this By-law shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this By-law or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this By-law. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this By-law, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this By-law. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this By-law , such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.
(2)   Except as otherwise required by law, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.
(3)   Notwithstanding the foregoing provisions of this Article I, Section 2, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.
(4)   For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(5)   Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting or (ii) the holders of any series of Undesignated Preferred Stock to elect directors under specified circumstances.
(c)   Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of

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not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article I, Section 2; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.
SECTION 3.   Special Meetings.   Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Article I, Section 1 of these By-laws, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these By-laws and the provisions of Article I, Section 2 of these By-laws shall govern such special meeting.
Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article I, Section 3; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.
SECTION 4.   Notice of Meetings; Adjournments.
(a)   A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (“DGCL”).
(b)   Unless otherwise required by the DGCL, notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.
(c)   Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.
(d)   The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these By-laws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Article I of these By-laws.
(e)   When any meeting is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (iii) the Board of Directors

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determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Amended and Restated Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or these By-laws, is entitled to such notice.
SECTION 5.   Quorum.   A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
SECTION 6.   Voting and Proxies.   Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.
SECTION 7.   Action at Meeting.   When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.
SECTION 8.   Stockholder Lists.   The Secretary or an Assistant Secretary (or the Corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least ten (10) days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting as provided in the manner, and subject to the terms, set forth in Section 219 of the DGCL (or any successor provision). The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.
SECTION 9.   Presiding Officer.   The Board of Directors shall designate a representative to preside over all Annual Meetings or special meetings of stockholders, provided that if the Board of Directors does not so designate such a presiding officer, then the Chairman of the Board, if one is elected, shall preside over

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such meetings. If the Board of Directors does not so designate such a presiding officer and there is no Chairman of the Board or the Chairman of the Board is unable to so preside or is absent, then the Chief Executive Officer, if one is elected, shall preside over such meetings, provided further that if there is no Chief Executive Officer or the Chief Executive Officer is unable to so preside or is absent, then the President shall preside over such meetings. The presiding officer at any Annual Meeting or special meeting of stockholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 4 and 5 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.
SECTION 10.   Inspectors of Elections.   The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.
ARTICLE II
Directors
SECTION 1.   Powers.   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.
SECTION 2.   Number and Terms.   The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.
SECTION 3.   Qualification.   No director need be a stockholder of the Corporation.
SECTION 4.   Vacancies.   Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate.
SECTION 5.   Removal.   Directors may be removed from office only in the manner provided in the Certificate.
SECTION 6.   Resignation.   A director may resign at any time by electronic transmission or by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.
SECTION 7.   Regular Meetings.   Regular and annual meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.
SECTION 8.   Special Meetings.   Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.
SECTION 9.   Notice of Meetings.   Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or

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the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting. Such notice shall be deemed to be delivered when hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communications. A written waiver of notice signed or electronically transmitted before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
SECTION 10.   Quorum.   At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board of Directors.
SECTION 11.   Action at Meeting.   At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.
SECTION 12.   Action by Consent.   Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.
SECTION 13.   Manner of Participation.   Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.
SECTION 14.   Presiding Director.   The Board of Directors shall designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairman of the Board, if one is elected, shall preside over all meetings of the Board of Directors. If both the designated presiding director, if one is so designated, and the Chairman of the Board, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.
SECTION 15.   Committees.   The Board of Directors, by vote of a majority of the directors then in office, may elect one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which

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the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.
SECTION 16. Compensation of Directors.   Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.
ARTICLE III
Officers
SECTION 1.   Enumeration.   The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.
SECTION 2.   Election.   At the regular annual meeting of the Board of Directors following the Annual Meeting, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.
SECTION 3.   Qualification.   No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.
SECTION 4.   Tenure.   Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.
SECTION 5.   Resignation.   Any officer may resign by delivering his or her written or electronically transmitted resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides.
SECTION 6.   Removal.   Except as otherwise provided by law or by resolution of the Board of Directors, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.
SECTION 7.   Absence or Disability.   In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.
SECTION 8.   Vacancies.   Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.
SECTION 9.   President.   The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.
SECTION 10.   Chairman of the Board.   The Chairman of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.
SECTION 11.   Chief Executive Officer.   The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.
SECTION 12.   Vice Presidents and Assistant Vice Presidents.   Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

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SECTION 13.   Treasurer and Assistant Treasurers.   The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
SECTION 14.   Secretary and Assistant Secretaries.   The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
SECTION 15.   Other Powers and Duties.   Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.
ARTICLE IV
Capital Stock
SECTION 1.   Certificates of Stock.   Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by any two authorized officers of the Corporation. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these By-laws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these By-laws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.
SECTION 2.   Transfers.   Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.
SECTION 3.   Lock-Up.
(a)   Subject to Section 3(b) of this Article IV, each of the holders, along with their respective Permitted Transferees (the “Lock-up Parties”), of common stock of the Corporation issued as

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consideration pursuant to the merger of Bodhi Merger Sub, Inc., a Delaware corporation, with and into POINT Biopharma Inc., a Delaware corporation (“Old Point”) (the “POINT Transaction”), but only to the extent such holder exchanged more than 20,000 shares of common stock of Old Point in the POINT Transaction, may not Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).
(b)   Notwithstanding the foregoing, the provisions of Section 3 of this Article IV shall not apply to: (i) transactions relating to shares of common stock acquired in open market transactions; (ii) Transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock as a bona fide gift or charitable contribution; (iii) Transfers of shares of common stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin; (iv) Transfers by will or intestate succession upon the death of the undersigned; (v) the Transfer of shares of common stock pursuant to a qualified domestic order, court order or in connection with a divorce settlement; (vi) if the Lock-up Party is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Lockup Party, or (B) distributions of shares of common stock to partners, limited liability company members or stockholders of the Lock-up Party, including, for the avoidance of doubt, where the Lock-up Party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (vii) if the Lock-up Party is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (viii) Transfers to the Corporation’s officers, directors or their affiliates; (ix) Transfers to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permissible under this Section 3(b)(i) through 3(c)(viii) of Article IV (x) pledges of shares of common stock or other Registrable Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Lock-up Party; provided, however, that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers; (xi) Transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Corporation; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, these provisions shall again apply; (xii) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the Transfer of common stock or any securities convertible into or exercisable or exchangeable for common stock during the Lock-Up Period; (xiii) Transfers of shares of common stock to the Corporation in connection with the repurchase of the undersigned’s shares in connection with the termination of the undersigned’s employment with the Corporation pursuant to contractual agreements with the Corporation; (xiv) Transfers of shares of common stock to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of common stock or the vesting of stock-based awards; (xv) Transfers of shares of common stock in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of common stock; (xvi) Transfers to the Corporation through the exercise of a stock option granted under a stock incentive plan or stock purchase plan or a warrant, and the receipt by the Lock-up Party from the Corporation of shares of common stock upon any such exercise, insofar as such option or warrant expires during the Lock-Up Period; provided that the underlying shares shall continue to be subject to the these provisions; provided, however, that in the case of any Transfer pursuant to Sections 3(c)(ii) through 3(c)(ix), each donee, distribute, pledgee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Corporation, to be bound by these provisions.
(c)   Notwithstanding the provisions set forth in Section 3(a) of this Article IV, each Lock-up Party may Transfer the Lock-up Shares during the Lock-up Period (i) to (A) the Corporation’s officers or directors, (B) any affiliates or family members of the Corporation’s officers or directors, (C) any direct or indirect partners, members or equity holders of such Lock-up Party, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, or (D) any other Lock-up Party or any direct or indirect partners, members or equity holders of such other Lock-up Party, any affiliates of such other Lock-up Party or any related investment funds or vehicles

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controlled or managed by such persons or entities or their respective affiliates, (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order, (v) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust, (vi) to the partners, members or equity holders of such Lock-up Party by virtue of the Lock-up Party’s organizational documents, as amended, upon dissolution of the Lock-up Party, (vii) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, (viii) to the Corporation, or (ix) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Corporation’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the closing date of the POINT Transaction. The parties acknowledge and agree that any Permitted Transferee of a Lock-up Party shall be subject to the transfer restrictions set forth in this Article IV with respect to the Lock-up Shares upon and after acquiring such Lock-up Shares.
(d)   For purposes of this Article IV, Section 3:
(i)   the term “Lock-up Period” shall mean the period beginning on the closing date of the POINT Transaction and ending on the date that is 180 days after the closing date of the POINT Transaction.
(ii)   the term “Lock-up Shares” shall mean the shares of common stock and any other equity securities convertible into or exercisable or exchangeable for shares of common stock held by the Lock-up Party immediately following the closing of the POINT Transaction.
(iii)   the term “Permitted Transferees” means prior to the expiration of the Lock-up Period, any person or entity to whom such Lock-up Party is permitted to transfer such shares of common stock prior to the expiration of the Lock-up Period pursuant to Section 3(b) of this Article IV.
(iv)   the term “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).
SECTION 4.   Record Holders.   Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.
SECTION 5.   Record Date.   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a

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meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
SECTION 6.   Replacement of Certificates.   In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.
ARTICLE V
Indemnification
SECTION 1.   Definitions.   For purposes of this Article:
(a)   “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;
(b)   “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation, including, for the avoidance of doubt, any person who has served as a director on the board of directors of Therapeutics Acquisition Corp., a Delaware corporation;
(c)   “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;
(d)   “Expenses” means all reasonable, documented and out-of-pocket attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;
(e)   “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;
(f)   “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;
(g)   “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation, including, for the avoidance of doubt, any person who has served as an officer of Therapeutics Acquisition Corp., a Delaware corporation;
(h)   “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and
(i)   “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another

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Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.
SECTION 2.   Indemnification of Directors and Officers.
(a)   Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.
(1)   Actions, Suits and Proceedings Other than By or In the Right of the Corporation.   Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
(2)   Actions, Suits and Proceedings By or In the Right of the Corporation.   Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.
(3)   Survival of Rights.   The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.
(4)   Actions by Directors or Officers.   Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.
SECTION 3.   Indemnification of Non-Officer Employees.   Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate

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Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of the Corporation.
SECTION 4.   Determination.   Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.
SECTION 5.   Advancement of Expenses to Directors Prior to Final Disposition.
(a)   The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these By-laws.
(b)   If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting or defending such suit. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.
(c)   In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 6.   Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.
(a)   The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to

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or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.
(b)   In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 7.   Contractual Nature of Rights.
(a)   The provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article V nor the adoption of any provision of the Certificate inconsistent with this Article V shall eliminate or reduce any right conferred by this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.
(b)   If a claim for indemnification (following final disposition of such Proceeding) or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification or advancement of Expenses, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, pursuant to the terms of an undertaking, such Director or Officer shall also be entitled to be paid the expenses of prosecuting or defending such suit. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification or advancement of Expenses shall be on the Corporation.
(c)   In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 8.   Non-Exclusivity of Rights.   The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.
SECTION 9.   Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.
SECTION 10.   Other Indemnification.   Subject to any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, the Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under

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this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Subject to any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, any indemnification or advancement of Expenses under this Article V owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.
ARTICLE VI
Miscellaneous Provisions
SECTION 1.   Fiscal Year.   The fiscal year of the Corporation shall be determined by the Board of Directors.
SECTION 2.   Seal.   The Board of Directors shall have power to adopt and alter the seal of the Corporation.
SECTION 3.   Execution of Instruments.   All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.
SECTION 4.   Voting of Securities.   Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of the Corporation (including with regard to voting and actions by written consent), or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Corporation.
SECTION 5.   Resident Agent.   The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.
SECTION 6.   Corporate Records.   The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.
SECTION 7.   Certificate.   All references in these By-laws to the Certificate shall be deemed to refer to the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.
SECTION 8.   Exclusive Jurisdiction.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate or By-laws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate or By-laws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine. The provisions of this Section 8 shall not apply to any claims arising under the Exchange Act or the Securities Act of 1933,

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as amended. In addition, unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.
SECTION 9.   Amendment of By-laws.
(a)   Amendment by Directors.   Except as provided otherwise by law, any section or portion of these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.
(b)   Amendment by Stockholders.   Except as otherwise required by these By-laws or by law, these By-laws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose in accordance with these By-Laws, by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate, these By-laws, or other applicable law.
SECTION 10.   Notices.   If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
SECTION 11.   Waivers.   A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

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EXHIBIT G
Form of Incentive Equity Plan
See attached.

POINT BIOPHARMA GLOBAL INC. 2021 EQUITY INCENTIVE PLAN
SECTION 1.   GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the POINT Biopharma Global Inc. 2021 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, non-employee directors and consultants of POINT Biopharma Global Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of that committee and which is comprised of not less than two Non-Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Canadian Participant” means a recipient of Awards that is a resident in Canada for purposes of the Income Tax Act (Canada).
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Closing Date” means the date of the closing of the transactions contemplated by that certain Business Combination Agreement, dated as of March [  ], 2021, by and among the Company and the other parties thereto.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act, and, in the case of a Canadian Participant, (i) provides the services under a written contract with the Company or a subsidiary of the Company, and (ii) spends or will spend a significant amount of time and attention on the affairs and business of the Company or a subsidiary of the Company.
“Dividend Equivalent Right” means an Award (or, in the case of a Canadian Participant, a term of Restricted Share Unit) entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to and held by the grantee on the applicable record date for such dividends (if applicable).

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 20.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.
“Incentive Stock Option” means any Stock Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Prior Plan” means the Point Biopharma Inc. 2020 Equity Incentive Plan, as amended and restated from time to time, as well as stock options granted by Point Biopharma Inc. not subject to any plan.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means a right to receive, in cash and/or shares of Stock, as determined by the Administrator, the Fair Market Value of a share of Stock, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award Certificate.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which, immediately upon completion of the transaction, an unrelated person, entity or group thereof acting in concert will own at least a majority of the outstanding voting power of the Company or any successor entity other than (A) as a result of the acquisition of securities directly from the Company and (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

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“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2.   ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)   Administration of Plan.   The Plan shall be administered by the Administrator.
(b)   Powers of Administrator.   The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority to:
(i)   select the individuals to whom Awards may from time to time be granted;
(ii)   determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)   determine the number of shares of Stock to be covered by any Award;
(iv)   correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Certificate;
(v)   determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(vi)   accelerate at any time the exercisability or vesting of all or any portion of any Award or waive any forfeiture provision with respect to an Award;
(vii)   subject to the provisions of Section 5(c) or Section 6(d), extend at any time the period in which Stock Options or Stock Appreciation Right, respectively, may be exercised; and
(viii)   at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)   Delegation of Authority to Grant Awards.   Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by

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the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)   Award Certificate.   Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)   Indemnification.   Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the administration of the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)   Foreign Award Recipients.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3.   STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)   Stock Issuable.   The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 7,438,527 shares (the “Initial Limit”), subject to adjustment as provided in this Section 3, plus on January 1, 2022 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by four percent (4%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser amount as determined by the Board (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed 7,438,527, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Prior Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares of Stock authorized for grant to any grantee in any calendar year.
(b)   Changes in Stock.   Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged

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for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator, in its sole discretion, shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator may also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares. In the case of Awards held by a Canadian Participant, in the event that the number of shares of Stock issuable to such Canadian Participant on the exercise of such Awards would otherwise include a fractional share, such number of shares of Stock shall be rounded down to the nearest whole number of shares and no amount shall be payable to such Canadian Participant in respect of such fractional share.
(c)   Mergers and Other Transactions.   In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, the Administrator shall have the option (in its sole discretion) to effect either of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder: (i) make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof (provided, however, that Options held by Canadian Participants will not be cancelled for cash or in kind without the consent of such Canadian Participant, which consent shall not be unreasonably withheld, conditioned or delayed), in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) permit a grantee to exercise all or any portion of such grantee’s outstanding Options and Stock Appreciation Rights (to the extent then exercisable), for a limited period of time on or before a date prior to the consummation of the Sale Event as specified by the Administrator, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate. The Administrator shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Awards other than Options and Stock Appreciation Rights, in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

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(d)   Maximum Awards to Non-Employee Directors.   The aggregate amount of compensation, including both Awards granted under this Plan and cash compensation, paid to any Non-Employee Director in a calendar year period shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the calendar year in which the applicable Non-Employee Director is initially appointed to the Board. For the purpose of this limitation, the amount of any Award paid in a calendar year shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
SECTION 4.   ELIGIBILITY
Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5.   STOCK OPTIONS
(a)   Award of Stock Options.   The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b)   Exercise Price.   The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
(c)   Option Term.   The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)   Exercisability; Rights of a Stockholder.   Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)   Method of Exercise.   Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:
(i)   In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)   Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan, with such surrendered shares to be valued at Fair Market Value on the exercise date;

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(iii)   By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)   To the extent permitted by the Administrator and set forth in an Award Certificate, with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. In the event that a Canadian Participant exercises Stock Options by a “net exercise” arrangement, the Company (or applicable Affiliate) shall timely file an election pursuant to (and take such other actions as are contemplated by) subsection 110(1.1) of the Income Tax Act (Canada) in respect of such exercise.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company or any Affiliate is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)   Annual Limit on Incentive Stock Options.   To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6.   STOCK APPRECIATION RIGHTS
(a)   Award of Stock Appreciation Rights.   The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)   Exercise Price of Stock Appreciation Rights.   The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c)   Grant and Exercise of Stock Appreciation Rights.   Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)   Terms and Conditions of Stock Appreciation Rights.   Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

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SECTION 7.   RESTRICTED STOCK AWARDS
(a)   Nature of Restricted Stock Awards.   The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b)   Rights as a Stockholder.   Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company shall accrue and shall not be paid to the grantee until the lapse of restrictions on such Restricted Shares, and such dividends shall expire or be forfeited or annulled under the same conditions as the Restricted Shares. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)   Restrictions.   Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)   Vesting of Restricted Shares.   The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8.   RESTRICTED STOCK UNITS
(a)   Nature of Restricted Stock Units.   The Administrator may grant Restricted Stock Units under the Plan. The vesting conditions or other restrictions associated with the Restricted Stock Unit may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate). Restricted Stock Units with deferred settlement dates may be subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)   Election to Receive Restricted Stock Units in Lieu of Compensation.   The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in

8

accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c)   Rights as a Stockholder.   A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d)   Termination.   Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 9.   UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock.   The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10.   CASH-BASED AWARDS
Grant of Cash-Based Awards.   The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 11.   DIVIDEND EQUIVALENT RIGHTS
(a)   Dividend Equivalent Rights.   The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. In no event shall any Dividend Equivalent Right be granted to an optionee as a component of a Stock Option or Stock Appreciation Right. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. Notwithstanding the foregoing, a Dividend Equivalent Right may be granted to a Canadian Participant only in connection with Restricted Share Units and shall, where so granted (i) be deemed to be a

9

term of the applicable Restricted Share Units and set out in the applicable award or similar agreement, (ii) be credited in the form of additional Restricted Share Units (calculated based on the value of the amount of the applicable dividends and the Fair Market Value of the Shares to which the Restricted Share Units relate) and (iii) be subject to the same vesting conditions (if any) and be settled on the same terms and conditions of, and at the same time as, the applicable Restricted Share Units.
(b)   Termination.   Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 12.   TRANSFERABILITY OF AWARDS
(a)   Transferability.   Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)   Administrator Action.   Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c)   Family Member.   For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)   Designation of Beneficiary.   To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 13.   TAX WITHHOLDING
(a)   Payment by Grantee.   Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal or non-U.S. income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, provincial or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)   Payment in Stock.   The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does

10

not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
SECTION 14.   SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 15.   TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)   Termination of Service Relationship.   If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)   For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i)   a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;
(ii)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing;
(iii)   an employee becoming a Consultant or a Non-Employee Director upon the termination of such employee’s employment, unless otherwise determined by the Administrator, in its sole discretion; or
(iv)   a Consultant or a Non-Employee Director becoming an employee.
SECTION 16.   AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants or exchange. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

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SECTION 17.   STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18.   GENERAL PROVISIONS
(a)   No Distribution.   The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)   Issuance of Stock.   To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)   Stockholder Rights.   Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)   Other Compensation Arrangements; No Employment Rights.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)   Trading Policy Restrictions.   Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)   Clawback Policy.   Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.
(g)   Severability.   If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan

12

not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
(h)   Failure to Comply.   In addition to the remedies of the Company elsewhere provided for herein, failure by a grantee to comply with any of the terms and conditions of the Plan or any Award Certificate, unless such failure is remedied by such grantee within ten days after having been notified of such failure by the Administrator, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Administrator, in its sole discretion, may determine.
(i)   Changes in Status & Leaves of Absence.   The Administrator shall have the discretion to determine (whether by establishing a policy applicable to the treatment of any or all Awards in such circumstances, or by making an individualized determination) at any time whether and to what extent any tolling, reduction, vesting-extension, forfeiture or other treatment should be applied to an Award in connection with a participant’s leave of absence or a change in a participant’s regular level of time commitment to the Company (e.g., in connection with a change from full-time to part-time status); provided, however, that the Administrator shall not have any such discretion (whether pursuant to a policy or specific determination) to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code; and provided, further, that in the absence of a determination to the contrary by the Administrator, vesting shall continue during any paid leave and shall be tolled during any unpaid leave (in all cases, unless otherwise required by applicable laws). In the event of any such tolling, forfeiture, reduction or extension, the grantee shall have no right to the portion of the Award so tolled, forfeited, reduced or extended (except for the right that remains, if any, after the application of such action).
SECTION 19.   STATUS UNDER ERISA
The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
SECTION 20.   EFFECTIVE DATE OF PLAN
This Plan shall become effective upon the date immediately preceding the Closing Date subject to prior stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.
SECTION 21.   GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS:
DATE APPROVED BY STOCKHOLDERS:

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Schedule I
Supporting Company Stockholders (Registration and Stockholder Rights Agreement)
Allan Silber
Allan Silber in Trust
Anglian Holdings LLC
David Silber
Hinda Silber
Jay Silber
Leah Silber
Silber Holdings Inc.
1510789 Ontario Inc.
Fleshner Family Trust
Neil Fleshner
Eleanore Rosenstein
Carole Rosenstein
Patricia North in Trust
Compass Meeting Science Inc.
Verity Pharmaceuticals Inc.
Joe McCann
Michael Gottlieb
Ariel Shomair
Benjamin Shomair
Nicole Shomair
Long Zone Holdings Inc.
Howard Glase
Jonathan Goodman*
Gerry Hogue
M.E. (Peggy) Gilmour
Bill Demers
Todd Hockemeyer
Jessica Jensen
Justyna Kelly

*
different person with same name is a shareholder. Jonathan Goodman, Director, owns shares through Long Zone Holdings Inc. only

Supporting Company Stockholders (Transaction Support Agreement)
Dr. Jack Barkin Medicine Professional Corp.
Initialcorp Riverside LP
LRG Holdings Inc.
1030553 Ontario Limited
1510789 Ontario Inc.
1636565 Ontario Inc.
5023172 Ontario Limited
Albert Reichmann
Allan Silber in Trust
Allan Silber
Anglian Holdings LLC
Ariel Shomair
Benjamin Shomair
BXR1 Holdings Inc.
Compass Meeting Science Inc.
Cyntech Holdings Ltd.
David Silber

Dapaul Management Limited in Trust
Dapaul Management Limited in Trust #2
Dapaul Management Limited in Trust #3
Effort U.S. Investment Corporation
Fleshner Family Trust
Hauernewco Ltd.
Hinda Silber
Jack Greenberg in Trust
Jay Silber
Joe McCann
Lake Promenade Apartments Limited
Leah Silber
Long Zone Holdings Inc.
Metrontario Financial Corp.
Michael Gottlieb
Neil Fleshner
Nicole Shomair
Norman Hill
Robert Hill
Samuel Kleinberg
Silber Holdings Inc.
Verity Pharmaceuticals Inc.
Warren Hill

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our amended and restated certificate of incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.
Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification which is conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.
Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We have entered into indemnification agreements with each of our officers and directors, a form of which is filed as Exhibit 10.8 to our Registration Statement on Form S-1 that was declared effective by the SEC on September 17, 2020. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Pursuant to the Business Combination Agreement to be filed as Exhibit 2.1 to this Registration Statement, we have agreed to continue to indemnify our current directors and officers and have agreed to the continuation of director and officer liability insurance covering our current directors and officers.
It is anticipated that the board of directors of New POINT will, in connection with consummating the Business Combination, approve and direct New POINT to enter into customary indemnification agreements with the persons intended to serve as directors and executive officers of New POINT following the Business Combination.

Item 21.   Exhibits and Financial Statements Schedules
(a)   Exhibits.
Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of March 15, 2021, by and among Therapeutics Acquisition Corp., Bodhi Merger Sub, Inc. and POINT Biopharma, Inc. (attached as Annex A to the proxy statement/prospectus contained in this registration statement).
3.1	Form of Amended and Restated Certificate of Therapeutics Acquisition Corp. (attached as Exhibit E to the Business Combination Agreement).
3.2	Form of Amended and Restated Bylaws of Therapeutics Acquisition Corp (attached as Exhibit F to the Business Combination Agreement).
4.1***	Specimen Certificate of Common Stock of Therapeutics Acquisition Corp.
5.1***	Opinion of Goodwin Procter LLP.
10.1	Form of Amended and Restated Registration and Stockholder Rights Agreement (attached as Exhibit B to the Business Combination Agreement)
10.2	Form of Subscription Agreement (attached as Exhibit A to the Business Combination Agreement).
10.3	Form of POINT Stockholder Transaction Support Agreement (attached as Exhibit C to the Business Combination Agreement).
10.5*	Form of 2021 Equity Incentive Plan (included as Annex D to the proxy statement/prospectus).
10.6*	2020 POINT Biopharma, Inc. Equity Incentive Plan.
10.7*	Employment Agreement, dated as of April 23, 2020, by and between POINT Biopharma Corp. and Allan Silber, as amended March 8, 2021.
10.8*	Employment Agreement, dated as of April 23, 2020, by and between POINT Biopharma Corp. and Joe McCann, as amended March 8, 2021.
10.9*	Employment Agreement, dated as of July 24, 2020, by and between POINT Biopharma Corp. and William Demers, as amended March 8, 2021.
10.10*	Employment Agreement, dated as of April 23, 2020, by and between POINT Biopharma Corp. and Michael Gottlieb, as amended March 8, 2021.
10.11*	Consulting Agreement by and between POINT Biopharma Inc. and Dr. Neil Fleshner, dated February 22, 2021.
10.12*	Employment Agreement, dated as of April 23, 2020, by and between POINT Biopharma USA Inc. and Todd Hockemeyer.
10.13*	Employment Agreement, dated as of July 19, 2020, by and between POINT Biopharma USA Inc. and Jessica Jensen.
10.14*	Employment Agreement, dated as of November 2, 2020, by and between POINT Biopharma Corp. and Justyna Kelly, as amended March 8, 2021.
10.15*	Employment Agreement, dated as of April 23, 2020, by and between POINT Biopharma Corp. and Ari Shomair, as amended March 8, 2021.
10.16**	Exclusive License and Commercialization Agreement, dated December 16, 2020, by and between POINT Biopharma Inc., Canadian Molecular Probe Consortium, the Centre for Probe Development and Commercialization, and the University Health Network.
10.17	Loan and Security Agreement, dated as of July 10, 2020, by and between West 78th Street, LLC and CIBC Bank USA.
10.18*	Employment Agreement, dated as of March 9, 2021, by and between POINT Biopharma Corp. and Donna Husack.

Exhibit Number	Description
21.1	Subsidiaries of Therapeutics Acquisition Corp.
23.1	Consent of WithumSmith+Brown, PC, independent registered accounting firm for RACA.
23.2	Consent of Armanino LLP, independent registered accounting firm for POINT Biopharma Corp.
23.3***	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page).
99.1	Consent of Dr. Neil Fleshner
99.2	Consent of Peggy Gilmour
99.3	Consent of Howard Glase
99.4	Consent of Jonathan Ross Goodman
99.5	Consent of Gerald Hogue
99.6	Consent of Dr. Joe McCann, Ph.D.
99.7	Consent of Allan C. Silber
101	Interactive Data File

†
The annexes, schedules, and certain exhibits to the Business Combination Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. RACA hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the Commission upon request.

*
Indicates a management contract or compensatory plan.

**
Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

***
To be filed by amendment.

Item 22.   Undertakings
The undersigned registrant hereby undertakes:
(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, in the Commonwealth of Massachusetts on the 22nd day of March.
THERAPEUTICS ACQUISITION CORP.
By: /s/ Matthew Hammond

Name: Matthew Hammond
Title: Chief Financial Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Kolchinsky and Matthew Hammond and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Peter Kolchinsky Peter Kolchinsky, Ph.D.	Chief Executive Officer and Chairman (Principal Executive Officer)	March 22, 2021
/s/ Matthew Hammond Matthew Hammond, Ph.D.	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 22, 2021
/s/ Daniel S. Grau Daniel S. Grau	Director	March 22, 2021
/s/ David C. Lubner David C. Lubner	Director	March 22, 2021
/s/ Michael P. Gray Michael P. Gray	Director	March 22, 2021

Exhibit 10.4
EXECUTION VERSION
SPONSOR LETTER AGREEMENT
This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of March 14, 2021, is made by and among Therapeutics Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”), the other holders of RACA Class B Common Stock set forth on Schedule I hereto (the “Other Class B Holders”, and together with the Sponsor, collectively, the “Class B Holders”), Therapeutics Acquisition Corp. (d/b/a Research Alliance Corp.), a Delaware corporation (“RACA”), and Point Biopharma Inc., a Delaware corporation (the “Company”). The Sponsor, the Other Class B Holders, RACA and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).
WHEREAS, RACA, the Company and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and
WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, (a) the Class B Holders will vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby and (b) the Class B Holders will agree to waive any adjustment to the conversion ratio set forth in the Governing Documents of RACA or any other anti-dilution or similar protection with respect to all of the RACA Class B Shares related to the transactions contemplated by the Business Combination Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:
1.   Agreement to Vote.   Each Class B Holder hereby agrees to vote at any meeting of the shareholders of RACA, and in any action by written resolution of the shareholders of RACA, all of such Class B Holder’s RACA Class B Shares (together with any other Equity Securities of RACA that such Class B Holder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject RACA Equity Securities”) in favor of the Transaction Proposals.
2.   Waiver of Anti-dilution Protection.   Each Class B Holder hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for himself, herself or itself and for his, her or its, successors, heirs and assigns), to the fullest extent permitted by law and the Amended and Restated Certificate of Incorporation of RACA, and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the RACA Class B Shares held by him, her or it convert into RACA Class A Shares in connection with the transactions contemplated by the Business Combination Agreement.
3.   Transfer of Shares.
a.   Each Class B Holder hereby agrees that he, she or it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of his, her or its Subject RACA Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of his, her or its Subject RACA Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of his, her or its Subject RACA Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of his, her or its Subject RACA Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of his, her or its Subject RACA Equity Securities even if such Subject RACA Equity Securities would be disposed of by a person other than such Class B Holder or (v) take any action that would have the effect of preventing or materially delaying the performance of his, her or its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (A) to RACA’s officers or directors, any affiliates or family member of any of RACA’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the transactions contemplated by the Business Combination Agreement; and (F) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; provided, that any transferee of any Transfer of the type set forth in clauses (A) through (F) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer.
b.   In furtherance of the foregoing, RACA hereby agrees to (i) place a revocable stop order on all Subject RACA Equity Securities subject to Section 3(a), including those which may be covered by a registration statement, and (ii) notify RACA’s transfer agent in writing of such stop order and the restrictions on such Subject RACA Equity Securities under Section 3(a) and direct RACA’s transfer agent not to process any attempts by the Class B Holder to Transfer any Subject RACA Equity Securities except in compliance with Section 3(a); for the avoidance of doubt, the obligations of RACA under this Section 3(b) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject RACA Equity Securities.
4.   Other Covenants.   Each Class B Holder hereby agrees to be bound by and subject to (i) Sections 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Class B Holder is directly a party thereto, and (ii) Section 5.7(b) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to RACA as if such Class B Holder is directly party thereto.
5.   Termination of RACA Class B Shares Lock-up Period.   Each Class B Holder and RACA hereby agree that effective as of the consummation of the Closing (and not before), Section 7 of that certain Letter Agreement, dated July 7, 2020, by and among RACA, the Class B Holders and certain other parties thereto (the “Class B Holder Agreement”), shall be amended and restated in its entirety as follows:
“7.   Reserved.”
The amendment and restatement set forth in this Section 7 shall be void and of no force and effect with respect to the Class B Holder Agreement if the Business Combination Agreement shall be terminated for any reason in accordance with its terms.
6.   Termination.   This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 6(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement.
7.   No Recourse.   Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise)

2

arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any RACA Non-Party Affiliate (other than the Class B Holders named as parties hereto, on the terms and subject to the conditions set forth herein), and (b) none of the Company Non-Party Affiliates or the RACA Non-Party Affiliates (other than the Class B Holders named as parties hereto, on the terms and subject to the conditions set forth herein) shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.
8.   Fiduciary Duties.   Notwithstanding anything in this Agreement to the contrary, (a) each Class B Holder makes no agreement or understanding herein in any capacity other than in such Class B Holder’s capacity as a record holder and beneficial owner of the Subject RACA Equity Securities, and not, in the case of each Other Class B Holder in such Other Class B Holder’s capacity as a director, officer or employee of any RACA Party, and (b) nothing herein will be construed to limit or affect any action or inaction by each Other Class B Holder or any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of any RACA Party or as an officer, employee or fiduciary of any RACA Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such RACA Party.
9.   No Third Party Beneficiaries.   This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.
10.   Incorporation by Reference.   Sections 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment). 8.3 (Amendment), 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.
[signature page follows]

3

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.
Therapeutics Acquisition Holdings LLC
By:
/s/ Matthew Hammond

Name: Matthew Hammond
Title:  Manager
Therapeutics Acquisition Corp.
By:
/s/ Matthew Hammond

Name: Matthew Hammond
Title:  Chief Financial Officer
Point Biopharma Inc.
By:
/s/ Allan Silber

Name: Allan Silber
Title:  Executive Chairman
[Signature Page to Sponsor Letter Agreement]

OTHER CLASS B HOLDERS:
/s/ Michael Gray

Michael Gray
/s/ David Lubner

David Lubner
/s/ Dan Grau

Dan Grau
[Signature Page to Sponsor Letter Agreement]

SCHEDULE I
Other Class B Holders
1.   Daniel S. Grau
2.   David C. Lubner
3.   Michael P. Gray